FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206677-26

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated July 18, 2018, may be amended or completed prior to time of sale.

$801,676,000 (Approximate)
BANK 2018-BNK13
(Central Index Key Number 0001744707)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor
Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2018-BNK13

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2018-BNK13 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V, Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2018-BNK13. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2018. The rated final distribution date for the certificates is August 2061.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$63,326,000	%	(5)	May 2023
Class A-2	$73,996,000	%	(5)	July 2023
Class A-3	$9,903,000	%	(5)	May 2027
Class A-SB	$35,858,000	%	(5)	April 2028
Class A-4	(6)	%	(5)	(6)
Class A-5	(6)	%	(5)	(6)
Class X-A	$627,886,000	(7)%	Variable(8)	NAP
Class X-B	$173,790,000	(9)%	Variable(10)	NAP
Class A-S	$86,334,000	%	(5)	July 2028
Class B	$49,334,000	%	(5)	July 2028
Class C	$38,122,000	%	(5)	July 2028

(Footnotes on table on pages 3 and 5)

You should carefully consider the risk factors beginning on page 65 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 32.2% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 34.1% of each class of offered certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to approximately 33.7% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 2, 2018. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2018, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$801,676,000	100.0%	$801,676,000	$99,808.66

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)    Calculated according to Rule 457(s) of the Securities Act of 1933. Wells Fargo Asset Securities Corporation, a wholly-owned subsidiary of the same parent company of which the Registrant is a wholly-owned subsidiary, previously filed a Registration Statement on Form S-3 (Registration No. 333-194752) with the Securities and Exchange Commission on March 21, 2014 (as modified by two pre-effective amendments, the last of which was filed on March 27, 2015, the “Affiliate Registration Statement”). A filing fee of $1,499,215.54 was paid in connection with the mortgage pass-through certificates registered under the Affiliate Registration Statement, of which $1,268,184.37 remains available. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, an equivalent portion of the filing fee for such unsold mortgage pass-through certificates under the Affiliate Registration Statement is being offset against the filing fee currently due in connection with this Registration Statement. Accordingly, the net amount of the registration fee due in connection with this filing is $0. The remaining filing fee associated with the Affiliate Registration Statement available for future use is $1,168,375.71.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	BofA Merrill Lynch Co-Lead Manager and Joint Bookrunner	Morgan Stanley Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

July      , 2018

BANK 2018-BNK13

Commercial Mortgage Pass-Through Certificates, Series BANK 2018-BNK13
Geographic Overview of Mortgage Pool

Washington
2 properties
$20,168,720
2.1% of total
Idaho
1 property
$16,225,000
1.7% of total
Missouri
1 property
$40,000,000
4.2% of total
Illinois
4 properties
$37,060,869
3.9% of total
Wisconsin
1 property
$7,626,000
0.8% of total
Indiana
1 property
$4,749,200
0.5% of total
Michigan
5 properties
$20,782,387
2.2% of total
New York
24 properties
$273,445,577
29.0% of total
Oregon
3 properties
$10,000,000
1.1% of total
Ohio
5 properties
$55,587,837
5.9% of total
New Jersey
3 properties
$7,480,671
0.8% of total
Nevada
3 properties
$68,256,552
7.2% of total
Maryland
1 property
$3,300,000
0.3% of total
California
5 properties
$110,350,000
11.7% of total
Virginia
1 property
$33,644,821
3.6% of total
South Carolina
1 property
$12,657,537
1.3% of total
Arizona
2 properties
$11,090,000
1.2% of total
Colorado
1 property
$5,750,000
0.6% of total
Florida
6 properties
$98,959,000
10.5% of total
Texas
3 properties
$10,410,506
1.1% of total
Louisiana
3 properties
$43,587,200
4.6% of total
Tennessee
3 properties
$19,194,076
2.0% of total
Alabama
1 property
$33,864,000
3.6% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Other 1.1%
Industrial 5.0%
Self Storage 0.5%
Hospitality 10.1%
Office 37.7%
Multifamily 11.1%
Retail 34.6%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$63,326,000		30.000%	%	(5)	May 2023	2.49	09/18-05/23
A-2	$73,996,000		30.000%	%	(5)	July 2023	4.84	05/23-07/23
A-3	$9,903,000		30.000%	%	(5)	May 2027	8.75	04/27-05/27
A-SB	$35,858,000		30.000%	%	(5)	April 2028	6.74	07/23-04/28
A-4	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-5	(6)		30.000%	%	(5)	(6)	(6)	(6)
X-A	$627,886,000	(7)	NAP	%	Variable(8)	NAP	NAP	NAP
X-B	$173,790,000	(9)	NAP	%	Variable(10)	NAP	NAP	NAP
A-S	$86,334,000		20.375%	%	(5)	July 2028	9.95	07/28-07/28
B	$49,334,000		14.875%	%	(5)	July 2028	9.95	07/28-07/28
C	$38,122,000		10.625%	%	(5)	July 2028	9.95	07/28-07/28
Non-Offered Certificates
X-D	$41,485,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
X-E	$15,697,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
X-F	$10,091,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
X-G	$28,031,455	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
D	$41,485,000		6.000%	%	(5)	August 2028	9.99	07/28-08/28
E	$15,697,000		4.250%	%	(5)	August 2028	10.04	08/28-08/28
F	$10,091,000		3.125%	%	(5)	August 2028	10.04	08/28-08/28
G	$28,031,455		0.000%	%	(5)	August 2028	10.04	08/28-08/28
V(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$47,209,497.67		NAP	%	WAC(15)	August 2028	8.81	09/18-08/28

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively referred to herein as Class X certificates) may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment date of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and

Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $444,803,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$180,000,000 - $200,000,000	May 2028 – June 2028	9.78 – 9.78	04/28-05/28 / 04/28-06/28
Class A-5	$244,803,000 - $264,803,000	July 2028 – July 2028	9.89 – 9.90	06/28-07/28 / 05/28-07/28

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-D, Class X-E, Class X-F and Class X-G certificates are notional amount certificates. The notional amount of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the respective certificate balances of the Class D, Class E, Class F and Class G certificates outstanding from time to time. The Class X-D, Class X-E, Class X-F and Class X-G certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(15)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	25
Risk Factors	65
The Certificates May Not Be a Suitable Investment for You	65
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	65
Risks Related to Market Conditions and Other External Factors	65
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	65
Other Events May Affect the Value and Liquidity of Your Investment	66
Risks Relating to the Mortgage Loans	66
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	66
Risks of Commercial and Multifamily Lending Generally	67
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	69
General	69
A Tenant Concentration May Result in Increased Losses	70
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	70
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	71
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	71
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	72
Early Lease Termination Options May Reduce Cash Flow	72
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	73
Office Properties Have Special Risks	73
Retail Properties Have Special Risks	74
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	75
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	75
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	76
Multifamily Properties Have Special Risks	77
Residential Cooperative Properties Have Special Risks	79
Hotel Properties Have Special Risks	84
Risks Relating to Affiliation with a Franchise or Hotel Management Company	86
Industrial Properties Have Special Risks	87
Parking Properties Have Special Risks	88
Self Storage Properties Have Special Risks	88
Condominium Ownership May Limit Use and Improvements	89
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	91
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	91
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	93

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	94
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	95
Risks Related to Zoning Non-Compliance and Use Restrictions	97
Risks Relating to Inspections of Properties	99
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	99
Insurance May Not Be Available or Adequate	99
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	100
Terrorism Insurance May Not Be Available for All Mortgaged Properties	101
Risks Associated with Blanket Insurance Policies or Self-Insurance	102
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	103
Limited Information Causes Uncertainty	103
Historical Information	103
Ongoing Information	103
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	104
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	105
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	105
Static Pool Data Would Not Be Indicative of the Performance of this Pool	106
Appraisals May Not Reflect Current or Future Market Value of Each Property	107
Seasoned Mortgage Loans Present Additional Risk of Repayment	109
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	110
The Borrower’s Form of Entity May Cause Special Risks	110
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	113
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	114
Other Financings or Ability to Incur Other Indebtedness Entails Risk	115
Tenancies-in-Common May Hinder Recovery	117
Risks Relating to Delaware Statutory Trusts	118
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	118
Risks Associated with One Action Rules	118
State Law Limitations on Assignments of Leases and Rents May Entail Risks	118
Various Other Laws Could Affect the Exercise of Lender’s Rights	119
Risks of Anticipated Repayment Date Loans	119
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	120
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	120
Risks Related to Ground Leases and Other Leasehold Interests	122
Increases in Real Estate Taxes May Reduce Available Funds	123
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	124
Risks Relating to the Pfizer Building Mortgage Loan	124
Risks Related to Conflicts of Interest	127

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	127
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	131
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	132
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	134
Potential Conflicts of Interest of the Operating Advisor	138
Potential Conflicts of Interest of the Asset Representations Reviewer	138
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	139
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	142
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	144
Other Potential Conflicts of Interest May Affect Your Investment	144
Other Risks Relating to the Certificates	145
The Certificates Are Limited Obligations	145
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	145
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	145
EU Risk Retention and Due Diligence Requirements	147
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	148
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	151
General	151
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	152
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	154
Losses and Shortfalls May Change Your Anticipated Yield	154
Risk of Early Termination	155
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	155
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	155
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	156
You Have Limited Voting Rights	156
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	157
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	159
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	160
Risks Relating to Modifications of the Mortgage Loans	162
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	163

Risks Relating to Interest on Advances and Special Servicing Compensation	163
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	164
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	164
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	165
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	166
Tax Considerations Relating to Foreclosure	166
REMIC Status	166
Material Federal Tax Considerations Regarding Original Issue Discount	167
Description of the Mortgage Pool	168
General	168
Co-Originated and Third-Party Originated Mortgage Loans	169
Certain Calculations and Definitions	170
Definitions	170
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	183
Mortgage Pool Characteristics	186
Overview	186
Property Types	188
Office Properties	188
Retail Properties	189
Multifamily Properties	190
Hospitality Properties	191
Industrial Properties	192
Mortgage Loan Concentrations	194
Top Fifteen Mortgage Loans	194
Geographic Concentrations	196
Mortgaged Properties with Limited Prior Operating History	196
Tenancies-in-Common or Diversified Ownership	197
Condominium and Other Shared Interests	197
Residential Cooperatives	198
Fee & Leasehold Estates; Ground Leases	198
Environmental Considerations	200
Redevelopment, Renovation and Expansion	201
Assessment of Property Value and Condition	203
Litigation and Other Considerations	204
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	204
Tenant Issues	206
Tenant Concentrations	206
Lease Expirations and Terminations	206
Expirations	206
Terminations	208
Other	208
Purchase Options and Rights of First Refusal	209
Affiliated Leases	211
Insurance Considerations	211
Use Restrictions	214
Appraised Value	214
Non-Recourse Carveout Limitations	215
Real Estate and Other Tax Considerations	216

Delinquency Information	217
Certain Terms of the Mortgage Loans	217
Amortization of Principal	217
Due Dates; Mortgage Rates; Calculations of Interest	217
ARD Loans	218
Single Purpose Entity Covenants	219
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	219
Voluntary Prepayments	221
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	222
Defeasance	223
Releases; Substitutions; Partial Releases	224
Escrows	228
Mortgaged Property Accounts	229
Exceptions to Underwriting Guidelines	231
Additional Indebtedness	234
General	234
Whole Loans	234
Mezzanine Indebtedness	235
Other Secured Indebtedness	238
Other Unsecured Indebtedness	241
The Whole Loans	241
General	241
The Serviced Pari Passu Whole Loans	247
Intercreditor Agreement	247
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than a Servicing Shift Whole Loan	248
Control Rights with respect to a Servicing Shift Whole Loan	248
Certain Rights of each Non-Controlling Holder	248
Sale of Defaulted Mortgage Loan	249
The Non-Serviced Pari Passu Whole Loans	250
Control Rights	251
Certain Rights of each Non-Controlling Holder	251
Custody of the Mortgage File	252
Sale of Defaulted Mortgage Loan	253
The Non-Serviced AB Whole Loan	253
The Fair Oaks Mall Whole Loan	253
Servicing	254
Advances	254
Application of Payments	254
Consultation and Control	259
Sale of Defaulted Whole Loan	262
Cure Rights	262
Purchase Option	263
Special Servicer Appointment Rights	264
Additional Information	264
Transaction Parties	265
The Sponsors and Mortgage Loan Sellers	265
Wells Fargo Bank, National Association	265
General	265
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	265
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	266

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	271
Compliance with Rule 15Ga-1 under the Exchange Act	273
Retained Interests in This Securitization	277
Morgan Stanley Mortgage Capital Holdings LLC	277
Morgan Stanley Group’s Commercial Mortgage Securitization Program	278
The Morgan Stanley Group’s Underwriting Standards	279
Repurchases and Replacements	288
Retained Interests in This Securitization	291
Bank of America, National Association	291
Bank of America’s Commercial Mortgage Loan Underwriting Standards	292
Review of Bank of America Mortgage Loans	299
Retained Interests in This Securitization	306
National Cooperative Bank, N.A.	306
General	306
National Cooperative Bank, N.A.’s Securitization Program	307
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	307
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	312
Compliance with Rule 15Ga-1 under the Exchange Act	314
Retained Interests in This Securitization	314
The Depositor	314
The Issuing Entity	315
The Trustee	316
The Certificate Administrator	317
The Master Servicers	319
Wells Fargo Bank, National Association	319
National Cooperative Bank, N.A.	324
The Special Servicers	328
Torchlight Loan Services, LLC	328
National Cooperative Bank, N.A.	331
The Operating Advisor and Asset Representations Reviewer	335
Credit Risk Retention	336
General	336
RR Interest	338
Retained Certificate Available Funds	338
Priority of Distributions	338
Allocation of Retained Certificate Realized Losses	339
Excess Interest	339
Qualifying CRE Loans	339
Description of the Certificates	340
General	340
Distributions	342
Method, Timing and Amount	342
Available Funds	343
Priority of Distributions	345
Pass-Through Rates	349
Interest Distribution Amount	351
Principal Distribution Amount	352
Certain Calculations with Respect to Individual Mortgage Loans	354
Excess Interest	355
Application Priority of Mortgage Loan Collections or Whole Loan Collections	355
Allocation of Yield Maintenance Charges and Prepayment Premiums	358
Assumed Final Distribution Date; Rated Final Distribution Date	360

Prepayment Interest Shortfalls	361
Subordination; Allocation of Realized Losses	362
Reports to Certificateholders; Certain Available Information	365
Certificate Administrator Reports	365
Information Available Electronically	372
Voting Rights	377
Delivery, Form, Transfer and Denomination	378
Book-Entry Registration	378
Definitive Certificates	381
Certificateholder Communication	382
Access to Certificateholders’ Names and Addresses	382
Requests to Communicate	382
List of Certificateholders	383
Description of the Mortgage Loan Purchase Agreements	383
General	383
Dispute Resolution Provisions	393
Asset Review Obligations	393
Pooling and Servicing Agreement	393
General	393
Assignment of the Mortgage Loans	394
Servicing Standard	394
Subservicing	396
Advances	397
P&I Advances	397
Servicing Advances	398
Nonrecoverable Advances	399
Recovery of Advances	400
Accounts	402
Withdrawals from the Collection Accounts	404
Servicing and Other Compensation and Payment of Expenses	407
General	407
Master Servicing Compensation	412
Special Servicing Compensation	416
Disclosable Special Servicer Fees	420
Certificate Administrator and Trustee Compensation	421
Operating Advisor Compensation	421
Asset Representations Reviewer Compensation	422
CREFC® Intellectual Property Royalty License Fee	423
Appraisal Reduction Amounts	423
Maintenance of Insurance	431
Modifications, Waivers and Amendments	435
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	441
Inspections	443
Collection of Operating Information	444
Special Servicing Transfer Event	444
Asset Status Report	447
Realization Upon Mortgage Loans	450
Sale of Defaulted Loans and REO Properties	453
The Directing Certificateholder	456
General	456
Major Decisions	458
Asset Status Report	463
Replacement of a Special Servicer	463

Control Termination Event and Consultation Termination Event	463
Servicing Override	466
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan	467
Rights of the Holders of Serviced Pari Passu Companion Loans	467
Limitation on Liability of Directing Certificateholder	467
The Operating Advisor	468
General	468
Duties of Operating Advisor at All Times	469
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	470
Recommendation of the Replacement of a Special Servicer	472
Eligibility of Operating Advisor	472
Other Obligations of Operating Advisor	473
Delegation of Operating Advisor’s Duties	474
Termination of the Operating Advisor With Cause	474
Rights Upon Operating Advisor Termination Event	475
Waiver of Operating Advisor Termination Event	476
Termination of the Operating Advisor Without Cause	476
Resignation of the Operating Advisor	476
Operating Advisor Compensation	477
The Asset Representations Reviewer	477
Asset Review	477
Asset Review Trigger	477
Asset Review Vote	479
Review Materials	479
Asset Review	481
Eligibility of Asset Representations Reviewer	482
Other Obligations of Asset Representations Reviewer	483
Delegation of Asset Representations Reviewer’s Duties	484
Asset Representations Reviewer Termination Events	484
Rights Upon Asset Representations Reviewer Termination Event	485
Termination of the Asset Representations Reviewer Without Cause	485
Resignation of Asset Representations Reviewer	486
Asset Representations Reviewer Compensation	486
Limitation on Liability of Risk Retention Consultation Party	486
Replacement of a Special Servicer Without Cause	487
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	489
Termination of a Master Servicer or Special Servicer for Cause	490
Servicer Termination Events	490
Rights Upon Servicer Termination Event	492
Waiver of Servicer Termination Event	494
Resignation of a Master Servicer or Special Servicer	494
Limitation on Liability; Indemnification	495
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	498
Dispute Resolution Provisions	499
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	499
Repurchase Request Delivered by a Party to the PSA	499
Resolution of a Repurchase Request	500
Mediation and Arbitration Provisions	503
Servicing of the Non-Serviced Mortgage Loans	504

General	505
Servicing of the 1745 Broadway Mortgage Loan	507
Servicing of the Fair Oaks Mall Mortgage Loan and the CoolSprings Galleria Mortgage Loan	508
Servicing of the 181 Fremont Street Mortgage Loan	509
Servicing of the Shoppes at Chino Hills Mortgage Loan	510
Servicing of the Servicing Shift Mortgage Loan	511
Rating Agency Confirmations	512
Evidence as to Compliance	514
Limitation on Rights of Certificateholders to Institute a Proceeding	516
Termination; Retirement of Certificates	516
Amendment	518
Resignation and Removal of the Trustee and the Certificate Administrator	521
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	522
Certain Legal Aspects of Mortgage Loans	522
General	524
Types of Mortgage Instruments	524
Leases and Rents	525
Personalty	525
Foreclosure	526
General	526
Foreclosure Procedures Vary from State to State	526
Judicial Foreclosure	526
Equitable and Other Limitations on Enforceability of Certain Provisions	526
Nonjudicial Foreclosure/Power of Sale	527
Public Sale	527
Rights of Redemption	528
Anti-Deficiency Legislation	529
Leasehold Considerations	529
Cooperative Shares	530
Bankruptcy Laws	530
Environmental Considerations	536
General	536
Superlien Laws	537
CERCLA	537
Certain Other Federal and State Laws	537
Additional Considerations	538
Due-on-Sale and Due-on-Encumbrance Provisions	538
Subordinate Financing	539
Default Interest and Limitations on Prepayments	539
Applicability of Usury Laws	539
Americans with Disabilities Act	540
Servicemembers Civil Relief Act	540
Anti-Money Laundering, Economic Sanctions and Bribery	540
Potential Forfeiture of Assets	541
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	541
Pending Legal Proceedings Involving Transaction Parties	544
Use of Proceeds	544
Yield and Maturity Considerations	544
Yield Considerations	544
General	544
Rate and Timing of Principal Payments	544

Losses and Shortfalls	546
Certain Relevant Factors Affecting Loan Payments and Defaults	547
Delay in Payment of Distributions	548
Yield on the Certificates with Notional Amounts	548
Weighted Average Life	548
Pre-Tax Yield to Maturity Tables	555
Material Federal Income Tax Considerations	558
General	558
Qualification as a REMIC	559
Status of Offered Certificates	561
Taxation of Regular Interests	561
General	561
Original Issue Discount	562
Acquisition Premium	564
Market Discount	564
Premium	565
Election To Treat All Interest Under the Constant Yield Method	566
Treatment of Losses	566
Yield Maintenance Charges and Prepayment Premiums	567
Sale or Exchange of Regular Interests	567
Taxes That May Be Imposed on a REMIC	568
Prohibited Transactions	568
Contributions to a REMIC After the Startup Day	568
Net Income from Foreclosure Property	569
Bipartisan Budget Act of 2015	569
Taxation of Certain Foreign Investors	570
FATCA	571
Backup Withholding	571
Information Reporting	571
3.8% Medicare Tax on “Net Investment Income”	571
Reporting Requirements	572
Certain State and Local Tax Considerations	572
Method of Distribution (Underwriter)	573
Incorporation of Certain Information by Reference	576
Where You Can Find More Information	577
Financial Information	577
Certain ERISA Considerations	577
General	577
Plan Asset Regulations	578
Administrative Exemptions	579
Insurance Company General Accounts	581
Legal Investment	582
Legal Matters	583
Ratings	583
Index of Defined Terms	587

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex A-4:	Pfizer Building Mortgage Loan Amortization Schedule	A-4-1
Annex A-5:	Fair Oaks Mall Mortgage Loan Amortization Schedule	A-5-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO

SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 25 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 65 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 587 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2018-BNK13 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE DIRECTIVE 2003/71/EC (AS AMENDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER

THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER

DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS,

EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2018-BNK13.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2018-BNK13, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	Bank of America, National Association, a national banking association

●	Wells Fargo Bank, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Morgan Stanley Bank, N.A., a national banking association

●	Bank of America, National Association, a national banking association

●	Wells Fargo Bank, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	10	$ 299,324,882	31.7%
Bank of America, National Association	Bank of America, N.A.	18	295,234,992	31.3
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	14	282,684,503	29.9
National Cooperative Bank, N.A.(2)	National Cooperative Bank, N.A. or National Consumer Cooperative Bank	20	66,945,577	7.1
Total		62	$944,189,953	100.0%

(1)	Certain of the Bank of America, National Association and Wells Fargo Bank, National Association mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	Nineteen (19) of the twenty (20) mortgage loans (6.7%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to forty-two (42) of the mortgage loans (92.9%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to twenty (20) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.) (7.1%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050 084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	Torchlight Loan Services, LLC, a Delaware limited liability company, will act as initial special servicer with respect to forty-two (42) of the mortgage loans (92.9%). National Cooperative Bank, N.A. will act as the special servicer with respect to twenty (20) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (7.1%). Torchlight Loan Services, LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The

Mortgage Pool—Whole Loans” below. Torchlight Loan Services, LLC and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of Torchlight Loan Services, LLC are located at 475 Fifth Avenue, New York, New York 10017. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Torchlight Loan Services, LLC is expected to be appointed a special servicer by Torchlight Investors, LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. Torchlight Investors, LLC is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to twenty (20) mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2018-BNK13. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any servicing shift loan and certain excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class E, Class F and Class G certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class G certificates. Notwithstanding the preceding sentence, during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, Torchlight Investors, LLC (an affiliate of Torchlight Loan Services, LLC), on behalf of one or more of its managed funds, will purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class V certificates, and that Torchlight Investors, LLC is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan with respect to the directing certificateholder).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2018 (or, in the case of any mortgage loan that has its first due date in September 2018, the date that would have been its due date in August 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about August 2, 2018.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2018.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, New York, North Carolina, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2023
Class A-2	July 2023
Class A-3	May 2027
Class A-SB	April 2028
Class A-4	May 2028 – June 2028(1)
Class A-5	July 2028 – July 2028(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	July 2028
Class B	July 2028
Class C	July 2028

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 certificates ranging from $180,000,000 to $200,000,000 and the initial certificate balance of the Class A-5 certificates ranging from $244,803,000 to $264,803,000.

The rated final distribution date will be the distribution date in August 2061.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2018-BNK13:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-SB

●	Class A-4

●	Class A-5

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances,

Notional Amounts and

Pass-Through Rates	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount			Approx. % of Initial Pool Balance	Approx. Initial Pass-Through Rate(1)	Approx. Initial Credit Support(2)
Class A-1		$63,326,000		6.707%	[__]%	30.000%
Class A-2		$73,996,000		7.837%	[__]%	30.000%
Class A-3		$9,903,000		1.049%	[__]%	30.000%
Class A-SB		$35,858,000		3.798%	[__]%	30.000%
Class A-4	$ $	180,000,000 200,000,000	- (3)	19.064% - 21.182%(3)	[__]%	30.000%
Class A-5	$ $	244,803,000 264,803,000	- (3)	25.927% - 28.046%(3)	[__]%	30.000%
Class X-A		$627,886,000		NAP	[__]%	NAP
Class X-B		$173,790,000		NAP	[__]%	NAP
Class A-S		$86,334,000		9.144%	[__]%	20.375%
Class B		$49,334,000		5.225%	[__]%	14.875%
Class C		$38,122,000		4.038%	[__]%	10.625%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

(3)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances and percentages of initial pool balance of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the chart above. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $444,803,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth in the above chart for each class of certificates.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Available

Funds—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08000%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) with respect to Torchlight Loan Services, LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000 and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00770%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to 0.00285%. In addition, the operating advisor will be entitled to an upfront fee of $10,000. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $10,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of a Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
1745 Broadway	0.00125% per annum	0.25000%
Fair Oaks Mall	0.00250% per annum	0.25000%
181 Fremont Street	0.00250% per annum	0.25000%
Shoppes at Chino Hills	0.00250% per annum	0.25000%(3)
CoolSprings Galleria	0.00250% per annum	0.25000%

(1)	Does not reflect the Plaza Frontenac mortgage loan, which is a servicing shift mortgage loan. From and after the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.

(2)	Included as part of the Servicing Fee Rate.

(3)	Subject to a monthly minimum amount of $3,500.

Distributions

A.   Allocation between

RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by 95%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B.   Amount and Order

of Distributions on

Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributable to the Class V certificates and the RR Interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Available Funds—Priority of Distributions”.

C.   Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Available Funds—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Available Funds—Principal Distribution Amount”.

D.   Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E.   Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which losses allocated to the non-retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates are interest-only certificates.

(2)	The Class X-D, Class X-E, Class X-F and Class X-G certificates and RR Interest are non-offered certificates.

(3)	Other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates and RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F.   Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loans with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Available Funds—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 62 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 80 commercial, multifamily or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $944,189,953.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 62 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
1745 Broadway	$94,000,000	9.96%	$225,000,000	N/A	50.5%	50.5%	3.00x	3.00x
Griffin Portfolio II	$85,000,000	9.0%	$165,000,000	N/A	60.2%	60.2%	2.01x	2.01x
Pfizer Building	$65,000,000	6.9%	$60,000,000	N/A	59.5%	59.5%	1.00x	1.00x
Showcase II	$50,000,000	5.3%	$78,000,000	N/A	54.0%	54.0%	1.62x	1.62x
Plaza Frontenac	$40,000,000	4.2%	$60,000,000	N/A	47.6%	47.6%	2.09x	2.09x
Town Center Aventura	$40,000,000	4.2%	$40,000,000	N/A	60.0%	60.0%	1.60x	1.60x
Fair Oaks Mall	$33,644,821	3.6%	$140,809,808	$ 84,735,106	32.0%	47.5%	2.89x	1.64x
Anderson Towne Center	$24,921,433	2.6%	$17,360,271	N/A	69.8%	69.8%	1.28x	1.28x
181 Fremont Street	$22,000,000	2.3%	$228,000,000	N/A	39.6%	39.6%	3.14x	3.14x
Shoppes at Chino Hills	$22,000,000	2.3%	$88,000,000	N/A	62.5%	62.5%	1.55x	1.55x
CoolSprings Galleria	$14,944,076	1.6%	$139,478,045	N/A	48.0%	48.0%	1.91x	1.91x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related mezzanine debt and/or subordinate companion loans.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

Each of the Griffin Portfolio II Whole Loan, the Pfizer Building Whole Loan, the Showcase II Whole Loan, the Town Center Aventura Whole Loan and the Anderson Towne Center Whole Loan will be serviced by Wells Fargo Bank, National Association, as the applicable master servicer, and Torchlight Loan Services, LLC, as the applicable special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

The Plaza Frontenac whole loan (a “servicing shift whole loan” and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, the servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
1745 Broadway	WFCM 2018-1745	9.96%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Fair Oaks Mall	BANK 2018-BNK12	3.6%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
181 Fremont Street	BMARK 2018-B4	2.3%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
Shoppes at Chino Hills	MSC 2018-H3	2.3%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
CoolSprings Galleria	BANK 2018-BNK12	1.6%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
1745 Broadway	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	BlackRock Realty Advisors, Inc.
Fair Oaks Mall	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Annaly CRE LLC
181 Fremont Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Barings LLC
Shoppes at Chino Hills	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA LLC
CoolSprings Galleria	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Ellington Management Group, LLC

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the Plaza Frontenac whole loan, which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory notes will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$944,189,953
Number of mortgage loans	62
Number of mortgaged properties	80
Range of Cut-off Date Balances	$998,813 to $94,000,000
Average Cut-off Date Balance	$15,228,870
Range of Mortgage Rates	3.585% to 5.840%
Weighted average Mortgage Rate	4.557%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	75 months to 480 months
Weighted average original amortization term(3)	301 months
Range of remaining amortization terms(3)	75 months to 479 months
Weighted average remaining amortization term(3)	299 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	2.7% to 74.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	54.4%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	2.0% to 70.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	48.3%
Range of U/W NCF DSCRs(5)(6)(7)	1.00x to 29.64x
Weighted average U/W NCF DSCR(5)(6)(7)	2.28x
Range of U/W NOI Debt Yields(5)(6)	7.8% to 163.8%
Weighted average U/W NOI Debt Yield(5)(6)	13.3%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	57.4%
Amortizing Balloon	21.5%
Interest-only, Amortizing Balloon	7.5%
Self-Amortizing	6.9%
Interest-only, ARD	6.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of two (2) mortgage loans (6.7%) with an anticipated repayment date calculated as of the related anticipated repayment date.

(3)	Excludes twenty-three (23) mortgage loans (64.1%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of eleven (11) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as 1745 Broadway, Griffin Portfolio II, Pfizer Building, Showcase II, Plaza Frontenac, Town Center Aventura, Fair Oaks Mall, Anderson Towne Center, 181 Fremont Street, Shoppes at Chino Hills and CoolSprings Galleria (52.1%), each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Fair Oaks Mall mortgage loan (3.6%), the related loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 47.5%, 1.64x and 11.5%, respectively.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated, rent stabilized or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

Sixty-one (61) of the mortgage loans (98.4%) accrue interest on an actual/360 basis.

One (1) of the mortgage loans (1.6%) accrues interest on a 30/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to twenty-five (25) of the mortgaged properties (40.1%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to five (5) mortgage loans being contributed by Wells Fargo Bank, National Association (20.6%) there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single-purpose entity covenants, etc.).

With respect to one (1) mortgage loan being contributed by National Cooperative Bank, N.A. (0.2%), there was an exception from the related mortgage loan seller’s underwriting guidelines with respect to the related borrower’s provision of reviewed financial statements.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the underwriters intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the

RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loans with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates and the RR Interest will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and
“—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent regulation, rent stabilization or rent control laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated, rent stabilized or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. For any mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A., this value, based upon the most recent appraisal as of the cut-off date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. Such “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of July 3, 2018, (3) the Total Mortgage Debt Cut-off Date LTV Ratio and the Total Mortgage Debt U/W NOI Debt Yield are

calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (4) the Total Mortgage Debt U/W NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of July 3, 2018 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. With respect to the mortgage loans sold by National Cooperative Bank, N.A., National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily, hospitality and industrial. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Florida, Nevada and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See

“Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire July 31, 2018.  We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 82% in 2018 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $160 million in 2018 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated, rent stabilized or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. Such “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor, and leased by it to rental tenants, which units are currently subject to rent control, stabilization and tenants’ rights laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a cooperative Mortgaged Property were subject to rent control or rent stabilization laws prior to the conversion to a cooperative (which is likely to be the case if sponsor units are subject to such laws), if the related cooperative Mortgage Loan were to be foreclosed, such units would again be subject to rent control or rent stabilization laws. However, the “Coop Rental Value” Appraised Values of the cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor units that are subject to rent control or stabilization laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Two (2) of the mortgage loans (1.2%) are each a seasoned mortgage loan and were originated 15-16 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” for a description of any mortgage loans with multiple borrowers that own all or a portion of the related mortgaged property as tenants-in-common.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In a recent decision, Game Place, L.L.C. v. Fredericksburg 35, LLC, 813 S.E.2d 312 (Va. 2018), the Supreme Court of Virginia held a commercial lease unenforceable on the grounds that the lease was not validly conveyed as a deed under state law because the deed did not comply with the state’s requirement that all valid deeds include a seal or scroll or an approved acceptable substitute for a seal. Parties to an unsealed lease otherwise subject to the related state law have an implied tenancy from the manner in which rent is received, such that monthly rent payments would imply a month-to-month tenancy. One of the Mortgaged Properties (3.6%) is located in the state of Virginia. We cannot assure you that leases at such Mortgaged Property are in compliance with Virginia law as interpreted by this decision, nor can we assure you that any such lease will qualify as a valid lease enforceable against the related tenant.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates and the RR Interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” and Annex A-3.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to the Pfizer Building Mortgage Loan

The Pfizer Building mortgage loan is secured, inter alia, by the ground leasehold interest in an office property located at 235 East 42nd Street, New York, New York and leased entirely to Pfizer Inc. (“Pfizer”). The Pfizer lease expires July 9, 2024, prior to the loan maturity on August 8, 2024. Pfizer plans to move its offices to an office building located at Hudson Yards following the maturity of the Pfizer Building mortgage loan. The Pfizer Building mortgage loan is self-amortizing, except for a final balloon payment of approximately $4,332,390 at its maturity date. The Underwritten Debt Service Coverage Ratio of the Pfizer Building mortgage loan is 1.00x.

Prior to the origination of the Pfizer Building mortgage loan, Pfizer owned and occupied two adjacent buildings: the Pfizer Building mortgaged property, located at 235 East 42nd Street, in which it owned the ground leasehold interest, and an adjacent property located at 219 East 42nd Street (the “219 Building”), in which it owned the fee interest. In conjunction with its planned move to Hudson Yards, Pfizer sought to sell the Pfizer Building mortgaged property and the 219 Building, and to enter into a single short-term lease of both buildings. Accordingly, on the day prior to the origination date of the Pfizer Building mortgage loan, Pfizer sold the Pfizer Building mortgaged property and the 219 Building to a joint venture, 219/235 East LLC (the “Pfizer Building JV”), owned 99% by the borrower and 1% by ARE-NY Region No. 1, LLC (“219 Fee Owner”), an entity affiliated with Alexandria Real Estate Equities. Simultaneously therewith, the Pfizer Building JV entered into a single lease to Pfizer (the “Pfizer Lease”) of both the Pfizer Building mortgaged property and the 219 Building. Immediately prior to the origination of the Pfizer Building mortgage loan, the following transactions were entered into:

●	The Pfizer Building JV entered into leases with itself, as both landlord and tenant, of (i) the Pfizer Building mortgaged property (the “235 Lease”) and (ii) the 219 Building (the “219 Lease”). The Pfizer Lease has priority over the 235 Lease and the 219 Lease. The 235 Lease is co-extensive with the ground leasehold interest in the Pfizer Building mortgaged property (which expires in 2057), but may be terminated by the Pfizer Building JV upon the termination of the Pfizer Lease with the consent of the lender.

●	The Pfizer Building JV simultaneously conveyed (i) the ground leasehold interest in the Pfizer Building Mortgaged Property and the landlord’s interest under the 235 Lease to the borrower, and (ii) fee title in the 219 Building and the landlord’s interest in the 219 Lease to the 219 Fee Owner. The Pfizer Building JV retained the landlord’s interest under the Pfizer Lease, but granted a present assignment to (x)

the borrower of the landlord’s interest in the Pfizer Lease with respect to the Pfizer Building Mortgaged Property effective as of the origination date of the Pfizer Building mortgage loan with respect to the period following the expiration or earlier termination of the 235 Lease (the “Pfizer Lease 235 Building Residual Interest”), pursuant to which the borrower assumed the obligations of the landlord under the Pfizer Lease with respect to the Pfizer Building Mortgaged Property effective as of the date on which the 235 Lease expires or is earlier terminated as more particularly set forth in the limited liability operating agreement of the Pfizer Building JV (the “Pfizer Building JV Agreement”), and (y) 219 Fee Owner of the landlord’s interest in the Pfizer Lease with respect to the 219 Building with respect to the period following the expiration or earlier termination of the 219 Lease (the “Pfizer Lease 219 Building Residual Interest”) pursuant to which 219 Fee Owner assumed the obligations of the landlord under the Pfizer Lease with respect to the 219 Property effective as of the date on which the 219 Lease expires or is earlier terminated as more particularly set forth in the Pfizer Building JV Agreement.

●	The 235 Lease provides for payment by the Pfizer Building JV of rent in an amount equal to 70.181% (the “235 Percentage”) of the rent under the Pfizer Lease and the 219 Lease provides for payment by the Pfizer Building JV of rent in an amount equal to the remaining 29.819% (the “219 Percentage”) of the rent under the Pfizer Lease. Such percentages are equal to the relative square feet of the Pfizer Building Mortgaged Property and the 219 Building.

●	The operating agreement of the Pfizer Building JV provides generally that the borrower will control the day to day operations of the Pfizer Building JV; however the borrower has the right to make all decisions relating solely to the Pfizer Building Mortgaged Property and the 219 Fee Owner has the right to make all decisions relating solely to the 219 Building. The Pfizer Building JV Agreement provides that neither the Pfizer Lease nor the 235 Lease may be amended, modified or terminated without the mortgage lender’s prior consent, and that the mortgage lender is a third party beneficiary of such provision.

Further, on the origination date, the Pfizer Building mortgage loan provided for the following:

●	The borrower granted the mortgage lender a mortgage on the ground leasehold interest comprising the Pfizer Building Mortgaged Property, an assignment of leases and rents of the landlord’s interest in the 235 Lease and the Pfizer Lease 235 Building Residual Interest and a pledge of its 99% equity interest in the Pfizer Building JV.

●	A lockbox agreement was entered into pursuant to which (i) a lockbox account was established into which all the Pfizer rent is required to be directly deposited pursuant to a standing direction letter, which cannot be modified without the mortgage lender’s consent, and from which the 235 Percentage is required to be swept daily by the lockbox bank into a mortgage lender-controlled cash management account pursuant to a standing direction letter, which cannot be modified without the mortgage lender’s consent, and (ii) the mortgage lender was granted a security interest in the 235 Percentage of the Pfizer rents.

●	In addition, the borrower pledged its 99% controlling interest in the Pfizer Building JV to the mortgage lender.

The structure of the transactions relating to the Pfizer Building mortgage loan is unique, and as a result, may create complications in the enforcement of the mortgage loan and related leases, particularly in the case of a bankruptcy of the borrower, the Pfizer Building JV, the 219 Fee Owner or the sole tenant. In particular:

●	The related 235 Lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”. While a true lease legal opinion has been obtained with respect to the Pfizer Lease, the 235 Lease and the 219 Lease, such opinion is based on numerous assumptions and conditions.

●	Since the assignment of leases to the mortgage lender is of the 235 Lease, not the Pfizer Lease (other than the Pfizer Lease 235 Building Residual Interest), the borrower would not have a valid post-petition interest in rents under the Pfizer Lease if the Pfizer Building JV files for bankruptcy. An argument may be made that the Pfizer Lease is intended to be passed through to the borrower and 219 Fee Owner (because the Pfizer Building JV never takes possession of the Pfizer Rent) based on the 235 Percentage and the 219 Percentage, respectively, and therefore the Pfizer Building JV should not be entitled to the Pfizer rents, however there can be no assurance such an argument would prevail. The mortgage lender is expected to have a valid post-petition interest in the 235 Lease rents, and if the 235 Lease expires or is terminated, then the borrower would become the landlord under the Pfizer Lease with respect to the Pfizer Building mortgaged property. However, given the complexity of the arrangements, such result is not free from doubt. Further, there may be a gap in time before any post-petition rents under the 235 Lease are received, leading to one or more payments not being received by the borrower and/or mortgage lender.

●	If the 235 Lease and the 219 Lease are terminated, under the terms of the above arrangements, the borrower and the 219 Fee Owner would be co-landlords under the single Pfizer Lease, with decisions made as provided in the Pfizer Building JV Agreement. Although the Pfizer Building JV Agreement provides that the borrower will make day to day decisions under the Pfizer Lease, and will have the sole authority to make decisions affecting the Pfizer Building mortgaged property, while the 219 Fee Owner will have sole authority to make decisions involving the 219 Building, both co-landlords would have to agree on any decision that affects the entire lease, or affects both properties.

●	The fact that the Pfizer Lease includes the non-collateral 219 Building creates the risk that the borrower’s interest in the Pfizer Building mortgaged property and the Pfizer Lease could be adversely affected by events relating to the 219 Building, the 219 Lease or the 219 Fee Owner. The Pfizer Building JV Agreement states that the borrower shall be treated as acquiring the Pfizer Building mortgaged property from Pfizer and entitled to all rents and other benefits and burdens therefrom under the Pfizer Lease, and the 219 Fee Owner shall be treated as acquiring the 219 Building from Pfizer and entitled to all rents and other benefits and burdens therefrom under the Pfizer Lease, and the Pfizer Building JV Agreement and the other structural features described above are intended to effectuate that result. However, it is possible that, notwithstanding the intent of the parties and such express provisions, an event could occur with respect to the 219 Building, 219 Lease or 219 Fee Owner that has an adverse effect on the Pfizer Building mortgaged property, the Pfizer Building mortgage loan or the lender’s rights thereunder.

●	Additionally, the fact that the Pfizer Lease includes the 219 Building, the ownership by the borrower in the Pfizer Building JV, the borrower’s obligations to the 219 Fee Owner under the Pfizer Building JV Agreement, and the potential for the borrower to become a co-landlord under the Pfizer Lease and therefore potentially have obligations relating to the 219 Building may negatively affect the status and characterization of the borrower as a special purpose entity.

●	In a foreclosure on the equity collateral for the Pfizer Building mortgage loan (that is, the borrower’s 99% limited liability company interests in the Pfizer Building JV), such equity collateral would need to be held by an entity other than the REMIC trust. The assignment of the Pfizer Lease 235 Building Residual Interest and the assignment of the Pfizer Lease 219 Building Residual Interest provide that the borrower and the 219 Fee Owner, as applicable, accept the assignments of such interests in the Pfizer Lease subject to the obligations in respect of the Pfizer Building mortgaged property or the 219 Building, as applicable, pursuant to the terms, covenants and conditions set forth in the Pfizer Building JV Agreement as applicable to them in respect of the assigned interests in the Pfizer Lease, mutatis mutandis. Accordingly, if the 235 Lease and/or the 219 Lease terminate, and the borrower and/or the 219 Fee Owner becomes a co-landlord under the Pfizer Lease, it is intended that the co-landlord arrangement will be governed by the covenants and conditions set forth in the Pfizer Building JV Agreement. However, there is no separate and distinct co-landlord agreement. Like the interests in the Pfizer Building JV, any interests in a joint arrangement, such as the co-landlord arrangement, may also need to be held by an entity other than a REMIC. As is the case with other types of non-real estate collateral, foreclosing on the equity in the Pfizer Building JV or the co-landlord arrangement outside of the REMIC may require the property to be sold sooner or later than would be optimal or otherwise cause a possible reduction in the proceeds that would be available for the repayment of the mortgage loan or delay their realization and disbursement.

●	The 235 Lease was initially created as a lease with the JV on both sides of the lease. While the assignment of the landlord’s interest in the 235 Lease immediately thereafter results in the 235 Lease being between two different parties, it is possible that an argument could be made that the 235 Lease may not be enforceable due to the initial structure. However, the borrower and the Pfizer Building JV have each delivered estoppels stating that the obligations of the landlord and tenant under the 235 Lease are valid and binding, and borrower’s counsel provided an enforceability opinion with respect to the 235 Lease as against the borrower and the Pfizer Building JV.

●	If an event of default occurs while the Pfizer lease is in effect, the Pfizer Building JV structure and the fact that the Pfizer lease relates to both the Pfizer Building mortgaged property and the 219 Building may make it more difficult to sell the Pfizer Building mortgaged property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors, originators, master servicers, the certificate administrator, the custodian and the anticipated initial risk retention consultation party, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s Bank of America, National Association’s or Morgan Stanley Bank, N.A.’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Bank of America, National Association, a mortgage loan seller, an originator, a sponsor and the holder of a portion of the RR Interest, is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the holder of one or more of the 1745 Broadway Companion Loans, the holder of the Showcase II Companion Loans, the holder of the Town Center Aventura Companion Loan, and the holder of one or more of the CoolSprings Galleria Companion Loans, is also a master servicer, the certificate administrator and the custodian under this securitization, and is anticipated to be an initial holder of a portion of the RR Interest and the anticipated Risk Retention Consultation Party, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is (a) the master servicer, the certificate administrator and the custodian under the BMARK 2018-B4 pooling and servicing agreement, which governs the servicing and administration of the 181 Fremont Street Whole Loan, (b) a master servicer, the certificate administrator and the custodian under the BANK 2018-BNK12 pooling and servicing agreement, which governs the servicing and administration of the Fair Oaks Mall Whole Loan and the CoolSprings Galleria Whole Loan and (c) a master servicer, the certificate administrator, the custodian and the initial risk retention consultation party under the WFCM 2018-1745 trust and servicing agreement, which governs the servicing and administration of the 1745 Broadway Whole Loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Plaza Frontenac whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of any servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of any servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A., each affiliates of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans serviced under the PSA that Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC, a sponsor and a mortgage loan seller, or Wells Fargo Bank, National Association and certain affiliates of Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Morgan Stanley Mortgage Capital Holdings LLC and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Morgan Stanley Mortgage Capital Holdings LLC will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Bank of America, National Association, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Bank of America, National Association from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Bank of America, National Association will transfer to the depositor.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2018-BNK13 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

It is expected that Torchlight Investors, LLC or another affiliate of Torchlight Loan Services, LLC, a special servicer, will be the initial directing certificateholder. Torchlight Loan Services, LLC, a special servicer for this transaction, is an affiliate of (a) the entity or entities that are anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class V certificates and (b) Torchlight Investors, LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan with respect to the directing certificateholder). Torchlight Loan Services, LLC is expected to act as a special servicer and it or an affiliate assisted Torchlight Investors, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the holder of one or more of the 1745 Broadway Companion Loans, the Showcase II Companion Loans, the Town Center Aventura Companion Loan and one or more of the CoolSprings Galleria Companion Loans, and the retaining sponsor, will be a holder of a portion of the RR Interest and will be the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association will also be a master servicer, the custodian and the certificate administrator under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is (a) the master servicer, the certificate administrator and the custodian under the BMARK 2018-B4 pooling and servicing agreement, which governs the servicing and administration of the 181 Fremont Street Whole Loan, (b) the master servicer, the certificate administrator and the custodian under the BANK 2018-BNK12 pooling and servicing agreement, which governs the servicing and administration of the Fair Oaks Mall Whole Loan and the CoolSprings Galleria Whole Loan and (c) the master servicer, the certificate administrator and the custodian under the WFCM 2018-1745 trust and servicing agreement, which governs the servicing and administration of the 1745 Broadway Whole Loan.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Torchlight Investors, LLC or another affiliate of Torchlight Loan Services, LLC, a special servicer, will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of any servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
1745 Broadway	WFCM 2018-1745	WFCM 2018-1745	BlackRock Realty Advisors, Inc.
Fair Oaks Mall	BANK 2018-BNK12	Annaly CRE LLC	Annaly CRE LLC
181 Fremont Street	BMARK 2018-B4	BMARK 2018-B4	Barings LLC
Shoppes at Chino Hills	MSC 2018-H3	MSC 2018-H3	Argentic Securities Income USA LLC
CoolSprings Galleria	BANK 2018-BNK12	BANK 2018-BNK12	Ellington Management Group, LLC

(1)	Does not include the Plaza Frontenac whole loan, for which servicing will be transferred on the related Servicing Shift Securitization Date. The initial controlling noteholder of the Plaza Frontenac whole loan will be Morgan Stanley Bank, N.A., as holder of the related controlling companion loan. With respect to each such whole loan, after the securitization of the related controlling companion loan, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The directing certificateholder after the securitization of such controlling companion loan is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	As of the closing date of the related securitization.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. From and after the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to each serviced whole loan other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Torchlight Loan Services, LLC, a special servicer, is also an affiliate of the entity that (a) is anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class V certificates on the closing date (and may purchase certain other classes of certificates) and (b) is expected to be appointed as the initial directing certificateholder.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class V certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

It is expected that Torchlight Investors, LLC or another affiliate of Torchlight Loan Services, LLC, a special servicer, will be the initial directing certificateholder. Torchlight Loan Services, LLC, one of the expected special servicers for this transaction, is an affiliate of (a) Torchlight Investors, LLC, which on behalf of one of its managed funds is anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class V certificates and (b) Torchlight Investors, LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan with respect to the directing certificateholder). Torchlight Loan Services, LLC is expected to act as a special servicer and it or an affiliate assisted Torchlight Investors, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012. Subject to certain exceptions, banking entities are required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

EU Risk Retention and Due Diligence Requirements

Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings, management companies and funds regulated pursuant to the Undertakings for Collective Investments in Transferable Securities (UCITS) Directive and institutions for occupational retirement provision. Among other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the offered certificates acquired by the relevant investor.

With effect from 1 January 2019, the current EU Risk Retention and Due Diligence Requirements will be replaced by those contained in the Securitization Regulation (Regulation (EU) 2017/2402). Investors should be aware that there are material differences between the current EU Risk retention and Due Diligence Requirements and those in the Securitization Regulation. The Securitization Regulation will, amongst other things, apply also to (a) undertakings for collective investment in transferrable securities regulated pursuant to Directive (EU) 2009/65/EC and the management companies thereof (together, “UCITS”), and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions (together, “IORPs”). With regard to a securitization in respect of which the relevant securities are issued prior to 1 January 2019 (a “Pre-2019 Securitization”), as is the case with the offered certificates, affected investors will continue to be subject to the current investment restrictions and due diligence requirements (and will not be subject to the provisions of the Securitization Regulation in that respect), including on and after that date. However, the Securitization Regulation makes no express provision as to the application of any investment restrictions or due diligence requirements, whether under the current requirements or under the Securitization Regulation, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization; and, accordingly, it is not known what requirements (if any) may be applicable thereto. Certain aspects of the Securitization Regulation will be supplemented by regulatory technical standards that have not been published or that have only been published in draft form and are not yet final. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements and their regulatory capital requirements.

None of the sponsors, the depositor or the underwriters intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or on the related anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of

“Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to any servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable,

governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the applicable special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)       may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)        will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. Additionally, with respect to any servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to each servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-two (62) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $944,189,953 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in August 2018 (or, in the case of any Mortgage Loan that has its first due date in September 2018, the date that would have been its due date in August 2018 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eleven (11) Mortgage Loans (52.1%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	10	11	$299,324,882	31.7%
Bank of America, National Association	Bank of America, N.A.	18	35	295,234,992	31.3
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	14	14	282,684,503	29.9
National Cooperative Bank, N.A.(2)	National Cooperative Bank, N.A. or National Consumer Cooperative Bank	20	20	66,945,577	7.1
Total		62	80	$944,189,953	100.0%

(1)	Certain of the Bank of America, National Association and Wells Fargo Bank, National Association Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	Nineteen (19) of the twenty (20) Mortgage Loans (6.7%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Griffin Portfolio II Mortgage Loan (9.0%), for which Bank of America, National Association is the mortgage loan seller, is part of a Whole Loan that was co-originated by KeyBank National Association and Bank of America, National Association. Such Mortgage Loan was underwritten pursuant to the underwriting guidelines for Bank of America, National Association.

●	The Fair Oaks Mall Mortgage Loan (3.6%), for which Bank of America, National Association is the mortgage loan seller, is part of a Whole Loan that was co-originated by Barclays Bank PLC and Bank of America, National Association. Such Mortgage Loan was underwritten pursuant to the underwriting guidelines for Bank of America, National Association.

●	The 181 Fremont Street Mortgage Loan (2.3%), a loan for which Wells Fargo Bank, National Association is the mortgage loan seller, was purchased by Wells Fargo Bank, National Association from Deutsche Bank AG, New York Branch and was part of a whole loan that was co-originated by Barclays Bank PLC and Deutsche Bank AG, New York Branch. The loan was separately underwritten by Wells Fargo Bank, National Association, and is consistent with Wells Fargo Bank, National Association’s underwriting guidelines.

●	Nineteen (19) of the twenty (20) Mortgage Loans (6.7%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 2, 2018 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. With respect to the Pfizer Building Mortgage Loan (6.9%), the “as-is” value of $210,000,000 assumes Pfizer will vacate the related Mortgaged Property at the end of the loan term and $100,000,000 will be spent to redevelop the Mortgaged Property.  Such $100,000,000 redevelopment cost has not been reserved for. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than the “as-is” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. For additional information, see the table in the definition of LTV Ratio below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to,

utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Griffin Portfolio II(1)	9.0%	60.2%	60.2%	$415,500,000	63.2%	63.2%	$395,690,000
Showcase II(2)	5.3%	54.0%	54.0%	$237,000,000	59.5%	59.5%	$215,000,000
181 Fremont Street(3)	2.3%	39.6%	39.6%	$632,000,000	54.2%	54.2%	$461,000,000
Staybridge Suites Orlando Airport South(4)	1.4%	67.9%	58.9%	$19,300,000	77.1%	66.9%	$17,000,000
Courtyard – Myrtle Beach SC(5)	1.3%	67.7%	56.3%	$18,700,000	72.3%	60.2%	$17,500,000
32nd Street Retail(6)	0.4%	54.2%	54.2%	$7,300,000	54.8%	54.8%	$7,225,000
Parts Authority and Laurel Self Storage(7)	0.3%	36.9%	36.9%	$8,950,000	38.7%	38.7%	$8,530,000

(1)	The Appraised Value represents the “as-is portfolio” appraised value and reflects a 5.0% premium attributed to the aggregate “as-is” appraised value of the individual Griffin Portfolio II Mortgaged Properties as a whole.

(2)	The Appraised Value is a prospective market value that assumes all tenants are in occupancy, paying full unabated rent and open for business as of April 2019. All outstanding free rent, tenant improvements and leasing commissions have been reserved for at closing.

(3)	The Appraised Value assumes all outstanding free rent and leasing commissions have been paid and tenant improvements have been completed. All outstanding free rent, tenant improvements and leasing commissions were reserved for at the origination of the Mortgage Loan.

(4)	The Appraised Value assumes the property improvement plan is completed by April 2019.

(5)	The Appraised Value assumes that $600,000 in capital expenditures related to franchisor mandated property improvements are completed, which amount was reserved for at the origination of the Mortgage Loan.

(6)	The Appraised Value assumes all tenants are in occupancy and paying rent and the mortgaged property has achieved stabilized occupancy by February 2019.

(7)	The Appraised Value assumes stabilized occupancy by May 2019.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period,

minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“GRTR of @% or YM or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.

Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also

Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Spaces” means (a) in the case of a Mortgaged Property operated as multifamily housing, or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms or (c) in the case of certain Mortgaged Properties operated as multifamily housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated, rent stabilized or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. Such “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative Mortgaged Property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative Mortgage Loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “U/W Net Cash Flow” or “U/W NCF” for a residential cooperative property and the “U/W Net Operating Income” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “U/W Net Cash Flow” or “U/W NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of July 3, 2018, (2) the Total Mortgage Debt Cut-off Date LTV Ratio and the Total Mortgage Debt U/W NOI Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Total Mortgage Debt U/W NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of July 3, 2018 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$944,189,953
Number of mortgage loans	62
Number of mortgaged properties	80
Range of Cut-off Date Balances	$998,813 to $94,000,000
Average Cut-off Date Balance	$15,228,870
Range of Mortgage Rates	3.585% to 5.840%
Weighted average Mortgage Rate	4.557%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	75 months to 480 months
Weighted average original amortization term(3)	301 months
Range of remaining amortization terms(3)	75 months to 479 months
Weighted average remaining amortization term(3)	299 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	2.7% to 74.8%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	54.4%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	2.0% to 70.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	48.3%
Range of U/W NCF DSCRs(5)(6)(7)	1.00x to 29.64x
Weighted average U/W NCF DSCR(5)(6)(7)	2.28x
Range of U/W NOI Debt Yields(5)(6)	7.8% to 163.8%
Weighted average U/W NOI Debt Yield(5)(6)	13.3%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	57.4%
Amortizing Balloon	21.5%
Interest-only, Amortizing Balloon	7.5%
Self-Amortizing	6.9%
Interest-only, ARD	6.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of the two Mortgage Loans (6.7%) with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(3)	Excludes twenty-three (23) Mortgage Loans (64.1%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of eleven (11) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 1745 Broadway, Griffin Portfolio II, Pfizer Building, Showcase II, Plaza Frontenac, Town Center Aventura, Fair Oaks Mall, Anderson Towne Center, 181 Fremont Street, Shoppes at Chino Hills and CoolSprings Galleria (52.1%), each of which has one or more Pari Passu Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Fair Oaks Mall Mortgage Loan (3.6%), the related loan-to-value ratio as of the Cut-Off Date, Underwritten Net Cash Flow Debt Service Coverage Ratio and underwritten net operating income debt yield calculated including the related Subordinate Companion Loans are 47.5%, 1.64x and 11.5%, respectively.

(6)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated, rent stabilized or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.

The issuing entity will include two (2) Mortgage Loans (9.5%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	13	$355,798,671	37.7%
CBD	5	228,430,000	24.2
Suburban	5	114,478,671	12.1
Medical	3	12,890,000	1.4
Retail	24	$326,273,600	34.6%
Anchored	5	195,871,433	20.7
Super Regional Mall	2	48,588,898	5.1
Single Tenant	13	36,381,600	3.9
Lifestyle Center	1	22,000,000	2.3
Movie Theater	1	16,474,261	1.7
Shadow Anchored	1	3,960,000	0.4
Unanchored	1	2,997,408	0.3
Multifamily	30	$104,959,297	11.1%
Cooperative	20	66,945,577	7.1
Garden	10	38,013,720	4.0
Hospitality	6	$95,150,646	10.1%
Full Service	1	40,000,000	4.2
Limited Service	3	25,825,646	2.7
Select Service	1	16,225,000	1.7
Extended Stay	1	13,100,000	1.4
Industrial	4	$47,263,187	5.0%
Warehouse/Distribution	2	35,734,000	3.8
Flex	1	8,229,187	0.9
Warehouse	1	3,300,000	0.3
Other	1	$10,000,000	1.1%
Parking Garage	1	10,000,000	1.1
Self Storage	2	$4,744,552	0.5%
Self Storage	2	4,744,552	0.5
Total	80	$944,189,953	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties set forth in the above chart, we note the following:

●	With respect to the Pfizer Building Mortgage Loan (6.9%), see “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to the Pfizer Building Mortgage Loan”.

●	With respect to the Ditson Building Mortgage Loan (4.0%), the largest tenant, TTC USA Consulting, a Turkish trade association, which represents 56.6% of net rentable area and 52.5% of underwritten annual rent, prepays its rent in advance on an annual basis. Rent currently prepaid by the tenant was escrowed at closing, and the borrower will be required, for so long as the tenant continues to prepay its rent, to deposit the prepaid rent into a lender-controlled escrow account. However, the borrower will not be required to direct the tenant to pay such rent directly to the lender.

●	With respect to the 181 Fremont Street Mortgage Loan (2.3%), Facebook, Inc. (“Facebook”), the single tenant, has taken possession of the Mortgaged Property for tenant work-related purposes, but a permanent certificate of occupancy has not been issued. The tenant is renovating the entirety of mortgaged property in three phases with anticipated completion and occupancy for each phase being as follows: (i) Phase I (floors 5-13) - February 2019; (ii) Phase II (floors 14-25) - March 2020; and (iii) Phase III (floors 26-38) - March 2021. The tenant is responsible for obtaining final certificates of occupancy for its leased space. Facebook has a full rent abatement for the first 11 months of the lease term through January 2019, with partial rent abatements continuing through February 2021. A rent concession reserve in the amount of $68,379,092 and an outstanding TI/LC reserve in the amount of $42,717,266 was deposited with the lender at loan origination. The Mortgage Loan’s LTV is presented on an as-stabilized basis, which assumes that contractual tenant improvement and leasing commission obligations have been fulfilled and there is no outstanding free rent. The loan documents include a borrower covenant to obtain (or cause to be obtained) the required certificates of occupancy. Further, the lease provides that it is the tenant’s sole responsibility to obtain the certificates of occupancy with respect to its leased premises.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Risks Relating to the Pfizer Building Mortgage Loan”.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

●	With respect to the Fair Oaks Mall Mortgage Loan (3.6%), the Mortgage Loan documents permit the borrower to request that the lender consent to a termination of the lease for collateral anchor tenant Macy’s, the only anchor of the five whose premises is collateral for the Mortgage Loan, which consent may be granted in the lender’s sole and absolute discretion and may be subject to certain conditions to be determined by the lender, including: (i) no event of default has occurred and is continuing; (ii) prior to the termination, the borrower has delivered executed non-binding letters of intent with replacement tenants for at least 35% of the leasable area of the space currently occupied by Macy’s and providing for total annual rents of not less than $550,000; (iii) prior to the termination, the borrower has made a deposit cash or a letter of credit into a designated reserve fund in an amount equal to the product of (a) $91,667 multiplied by (b) the number of months remaining from the date of termination of the lease through February 1, 2026; (iv) prior to the termination, the borrower has deposited cash or a letter of credit in an amount not less than $10,000,000 for tenant improvement and leasing commissions with respect to the space; and (v) the termination would not result in a material adverse effect or materially impairing the operation, value or use of the remainder of the Mortgaged Property.

●	With respect to the Fair Oaks Mall Mortgage Loan (3.6%), the borrower may demolish, redevelop, re-tenant and reposition the space currently occupied by Macy’s with the lender’s prior written consent, which may not be unreasonably withheld if the following conditions, among others, are met as reasonably determined by the lender: (i) no event of default has occurred and is continuing; (ii) the redevelopment is not reasonably expected to result in a material adverse effect or to materially impair the operation, value or use of the remainder of the Mortgaged Property, which condition may be satisfied by certification of the same by the borrower in an officer’s certificate; (iii) the redevelopment would not result in any interruption, reduction or termination in the payment of rents by the tenants at the Mortgaged Property reasonably likely to have a material adverse effect, which condition may be satisfied by certification of the same by the borrower in an officer’s certificate; (iv) if the aggregate cost of (A) the proposed redevelopment less (B) the excess cash collected due to Macy’s (i) vacating or terminating or giving public notice to do so, (ii) failing to renew, (iii) defaulting beyond applicable notice and cure periods with respect to the payment of rent under its lease, or (iv) becoming involved in bankruptcy proceedings exceeds $13,000,000, the borrower is required to promptly deliver to the lender the amount of such excess, in the form of cash, U.S. government securities or a letter of credit, as security for the payment of such excess amounts to be applied from time to time to pay the costs of the redevelopment as approved by the lender in its reasonable discretion; (v) prior to demolition of the Macy’s space, the borrower has delivered to the lender executed leases with replacement tenants for certain approved uses for at least 65% of the leasable area of the newly redeveloped space and with total rents no less than Macy’s was paying; and (vi) the lender has received a Rating Agency Confirmation.

●	With respect to the CoolSprings Galleria Mortgage Loan (1.6%), the loan documents provide for certain borrower rights to demolish all structures related to one dark anchor and to restore that area to green space (“Dark Anchor Razing”). Of the five anchors, Belk (5.0% of underwritten base rent) and Belk Men’s & Kid’s (2.1% of underwritten base rent) serve as collateral for the Mortgage Loan, while Dillard’s, Macy’s and JC Penney are shadow anchors. Provided that the related dark anchor caused a single dark anchor trigger event period or multiple dark anchor trigger event period, as the case may be, such Dark Anchor Razing does not effect a single dark anchor trigger event period cure or a multiple dark anchor trigger event period cure, as applicable; although, with respect to a single dark anchor trigger event period only, the resulting cash flow sweep is subject to the single dark anchor cash flow cap. See Annex A-3. For one such demolition, the lender’s consent is not to be unreasonably withheld. Conditions to the demolition include (i) no event of default, (ii) the borrower’s providing financial security if related costs exceed 5% of the outstanding loan amount, (iii) such demolition and any replacement will be completed at least 6 months prior to the May 11, 2028 maturity date or such earlier time required by zoning, any reciprocal easement agreement or related material contracts; (iv) such demolition and any replacement will be permitted under each REA and Lease and not permit any party under any REA or lease to reduce rent, reduce its obligations or materially increase the borrower’s obligations, in each case, due to the operation of a co-tenancy provision or otherwise, and (v) such demolition and replacement will be permitted pursuant to REMIC requirements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Alvarado Sunset Apartments Mortgage Loan (0.6%), the borrower has indicated that a majority of the units are leased to individuals associated with UC Davis, such as faculty members, graduate or undergraduate students and others who may be employed by UC Davis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	All such hospitality properties, other than the Florida Hotel & Conference Center Mortgaged Property (4.2%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

●	With respect to the Hyatt Place – Downtown Boise ID Mortgage Loan (1.7%), a Hilton Garden Inn is located within approximately one-half mile of the Mortgaged Property, opening October 2018, and is expected to be directly competitive with the Mortgaged Property.

●	With respect to the Staybridge Suites Orlando Airport South Mortgage Loan (1.4%), one property currently under construction, a Home2 Suites Orlando Airport is located within approximately one and a half miles of the Mortgaged Property, is expected to open before the end of 2018, and is expected to be directly competitive with the Mortgaged Property.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see
“—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hyatt Place – Downtown Boise ID	$16,225,000	1.7%	May 24, 2042	July 1, 2028
Staybridge Suites Orlando Airport South	$13,100,000	1.4%	June 14, 2033	July 11, 2028
Courtyard – Myrtle Beach SC	$12,657,537	1.3%	May 1, 2035	July 1, 2028
Holiday Inn Express – Oregon, OH	$7,673,203	0.8%	July 21, 2024	May 11, 2027
Hampton Inn – Brenham TX	$5,494,906	0.6%	May 31, 2029	July 1, 2028

With respect to the Florida Hotel & Conference Center Mortgage Loan (4.2%), the related borrower is party to a distribution agreement with Best Western International, Inc.

(“BWI”) pursuant to which reservations for the Florida Hotel & Conference Center Property may be made through BWI’s reservations system, BWI agrees to use reasonable efforts to market the hotel as a Best Western Premier Collection hotel and the hotel benefits from certain BWI rewards programs and is allowed to use certain BWI trademarks during the term of the agreement. The distribution agreement is dated April 1, 2016 and has a term of four years (commencing from the date of activation in the BWI reservations system) that automatically renews for successive four year terms unless either party provides notice of non-renewal at least 60 days prior to the end of the then-current term. In addition, either party may cancel the distribution agreement without cause upon one year’s notice to the other party and with cause upon 15 days’ notice to the other party. The distribution agreement is not assignable and does not inure to the benefit of the lender if it takes title to the Florida Hotel & Conference Center Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Discovery Centre Mortgage Loan (0.9%), as to which MSMCH is the loan seller, the related borrower is 25% owned by Bradley M. Zamler, who is a financial advisor at Morgan Stanley (an affiliate of MSMCH) and an additional 25% is owned by Chad S. Zamler, the non-recourse carveout guarantor, who is the brother of Bradley M. Zamler.

●	In addition, with respect to the Discovery Centre Mortgage Loan (0.9%), tenants representing approximately 25.9% of underwritten annual rent lack certificates of occupancy. Obtaining such certificates is the responsibility of the tenant. Penalties are generally fines; however, removal of the tenants is a potential penalty. The borrower has covenanted to cause each such tenant to obtain a new, valid certificate of occupancy.

See “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors-Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Grocery(1)	4	11.7%
Theater/entertainment facility(2)	4	10.2%
Bank branch(3)	3	6.7%
Restaurant(4)	3	5.0%
Gym, fitness center or a health club(5)	1	2.6%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(6)	5	2.1%
School/Educational facility(7)	1	2.1%

(1)	Includes the ExchangeRight Net Leased Portfolio #22 – Pick n Save – Sun Prairie WI, Broadway Plaza, Town Center Aventura and Shoppes at Chino Hills Mortgaged Properties.

(2)	Includes the Plaza Frontenac, Anderson Towne Center, Regal Cinemas Lincolnshire and CoolSprings Galleria Mortgaged Properties.

(3)	Includes the ExchangeRight Net Leased Portfolio #22 – First Midwest Bank – Melrose Park IL, Broadway Plaza and Empire Towers V Mortgaged Properties.

(4)	Includes the Town Center Aventura, 32nd Street Retail and Darien Pointe Plaza Mortgaged Properties. Excludes any hotel properties that may have a restaurant on-site.

(5)	Includes the Anderson Towne Center Mortgaged Property.

(6)	Includes the ExchangeRight Net Leased Portfolio #22 – BioLife Plasma Services L.P. – Glendale AZ, ExchangeRight Net Leased Portfolio #22 – Fresenius Medical Care – Vineland NJ, Academy Professional Campus, 32nd Street Retail and Darien Pointe Plaza Mortgaged Properties.

(7)	Includes the Empire Towers V Mortgaged Property.

With respect to the Broadway Plaza Mortgage Loan (4.3%), the Mortgaged Property includes a tenant that operates a gas station or automotive service center.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)(2)		Cut-off Date LTV Ratio(1)(2)	Property Type
1745 Broadway	$94,000,000	9.96%	$466	3.00	x	50.5%	Office
Griffin Portfolio II	$85,000,000	9.0%	$92	2.01	x	60.2%	Various
Pfizer Building	$65,000,000	6.9%	$152	1.00	x	59.5%	Office
Showcase II	$50,000,000	5.3%	$3,091	1.62	x	54.0%	Retail
ExchangeRight Net Leased Portfolio #22	$43,521,600	4.6%	$190	2.12	x	59.1%	Various
The Galleria	$42,000,000	4.4%	$89	2.48	x	62.2%	Office
Broadway Plaza	$40,950,000	4.3%	$115	1.64	x	70.0%	Retail
Plaza Frontenac	$40,000,000	4.2%	$285	2.09	x	47.6%	Retail
Town Center Aventura	$40,000,000	4.2%	$430	1.60	x	60.0%	Retail
Florida Hotel & Conference Center	$40,000,000	4.2%	$78,278	2.42	x	61.3%	Hospitality
Ditson Building	$37,500,000	4.0%	$637	1.32	x	60.5%	Office
Fair Oaks Mall	$33,644,821	3.6%	$224	2.89	x	32.0%	Retail
Anderson Towne Center	$24,921,433	2.6%	$122	1.28	x	69.8%	Retail
181 Fremont Street	$22,000,000	2.3%	$573	3.14	x	39.6%	Office
Shoppes at Chino Hills	$22,000,000	2.3%	$290	1.55	x	62.5%	Retail
Top 3 Total/Weighted Average	$244,000,000	25.8%		2.12	x	56.3%
Top 5 Total/Weighted Average	$337,521,600	35.7%		2.05	x	56.3%
Top 15 Total/Weighted Average	$680,537,855	72.1%		2.04	x	56.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Fair Oaks Mall Mortgage Loan based on the combined senior notes and subordinate notes are 1.64x and 47.5%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (14.1%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Griffin Portfolio II	Multi-Property	$85,000,000	9.0%
ExchangeRight Net Leased Portfolio #22	Multi-Property	43,521,600	4.6
Memphis MF Portfolio	Multi-Property	4,250,000	0.5
Total		$132,771,600	14.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (1.9%) are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 1.1% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans having borrowers that are related to each other.

Related Borrower Loans (1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Stafford Court Apartments	1	$5,000,000	0.5%
Maple Terrace Apartments	1	2,800,000	0.3
Canby Gardens Apartments	1	2,200,000	0.2
Total for Group 1:	3	$10,000,000	1.1%
Group 2:
Camberwell Apartments	1	$2,875,000	0.3%
Southwest Villas Jacksonville	1	2,750,000	0.3
Palatka Oaks Apartments	1	1,900,000	0.2
Total for Group 2:	3	$7,525,000	0.8%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	24	$273,445,577	29.0%
California	5	$110,350,000	11.7%
Florida	6	$98,959,000	10.5%
Nevada	3	$68,256,552	7.2%
Ohio	5	$55,587,837	5.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 18 other states, with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Thirty-two (32) Mortgaged Properties (30.1%), are located in Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Thirteen (13) Mortgaged Properties (17.1%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Twenty-five (25) of the Mortgaged Properties (40.1%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Showcase II, Staybridge Suites Orlando Airport South, Tacoma Mall Office Building and 32nd Street Retail Mortgage Loans (8.2%), each has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Described below is certain information regarding Mortgage Loans having borrowers with diversified ownership (generally more than twenty (20) individuals having a direct ownership interest in the borrower):

●	With respect to the ExchangeRight Net Leased Portfolio #22 Mortgage Loan (4.6%), the borrower is structured as a Delaware statutory trust, which permits up to 200 members.

●	With respect to the Shoppes at Chino Hills Mortgage Loan (2.3%), the related borrower is owned directly by more than 20 individuals.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #22 Mortgage Loan (4.6%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The 1745 Broadway, ExchangeRight Net Leased Portfolio #22 – Fresenius Medical Care – Vineland NJ, 181 Fremont Street and Garage M Mortgage Loans (13.3%), are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium or other shared interest structure. With respect to all such Mortgage Loans, except as set forth below, the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the 1745 Broadway Mortgage Loan (9.96%), the Mortgaged Property is comprised of the borrower’s leasehold interest in all of the office units (having a 92.5% interest in the common elements) in a mixed use condominium regime. The office units include portions of two below-grade levels (the “Subcellar” and the “Cellar”, respectively), portions of the ground floor, a mezzanine level, floors 2-26 and two mezzanine levels above floor 26. Portions of the Subcellar, the Cellar and the ground floor contain retail units that are not included in the collateral. Floors 27 to 50 contain residential units that are not part of the condominium regime and are not included in the collateral. The condominium regime is controlled by a board of managers and the borrower has the power to appoint 2 of the 3 managers. The loan documents provide for losses recourse to the borrower and guarantors if the borrower fails to pay condominium charges or other amounts due and payable by the borrower under the condominium documents or if the condominium is terminated, cancelled or otherwise ceases to exist, in each case without lender’s consent.

●	With respect to the ExchangeRight Net Leased Portfolio #22 - Fresenius Medical Care – Vineland NJ Mortgaged Property (0.0%), such Mortgaged Property is part of a condominium regime in which the borrower has a 25% non-controlling interest. The related loan documents provide that the borrower is responsible for all condominium expenses and/or assessments.

●	With respect to the 181 Fremont Street Mortgage Loan (2.3%), the Mortgaged Property is comprised of certain commercial units (having 140 out of 200 votes and a 71.29% of shared costs) in a mixed use condominium regime. The commercial units include five basement levels, floors 1-38 (retail and office space) of a 57-story building, the bridge connecting the mortgaged property to the Transbay Terminal Rooftop Park, the roof of the building and related parking garage. Floors 39 to 57 contain residential units that are not included in the collateral. In addition to its majority voting rights interest, the borrower has the power to appoint three of the five members of the related board of directors. The loan documents provide for springing full recourse to the borrower and guarantors if the borrower amends, cancels, terminates or otherwise modifies (or waiver of any material term) the condominium documents without lender’s prior written consent as required under the loan documents.

●	With respect to the Garage M Mortgage Loan (1.1%), the related Mortgaged Property is part of a condominium regime in which the borrower has a 4.5955% non-controlling interest; however, the condominium declaration and bylaws cannot be amended in any manner that affects the related borrower's unit without such borrower’s consent to such amendment.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Residential Cooperatives

Twenty (20) Mortgage Loans (7.1%) are structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	78	$785,189,953	83.2%
Leasehold	2	159,000,000	16.8
Total	80	$944,189,953	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the ground lease in place with respect to the 1745 Broadway Whole Loan and the Pfizer Building Whole Loan.

With respect to the Pfizer Building Mortgage Loan (6.9%), the ground lease provides that in the event of a condemnation of the Mortgaged Property, all condemnation awards are applied first to the ground lessor’s interest in the land, considered as if vacant and unencumbered, and assuming the greater of the maximum as-of-right allowable floor area ratio and a floor area ratio of 15. This provision is less favorable to the lender than a provision that values the land as if encumbered by the ground lease. Such formulation, together with the application of an award to first pay the ground lessor, creates the risk of a shortfall in the amount of condemnation proceeds available to be applied to the outstanding principal balance of the related mortgage loan, or to restoration, if applicable. In addition, the ground lease (i) provides that, subject to an assignment in favor of the leasehold lender, and only effective upon an event of default under the ground lease, the ground lessee assigns to the ground lessor all rents from any existing or future subtenant (i.e. from tenant leases), with the proceeds to be applied to payment of rent under the ground lease, and (ii) limits the ability of the ground lessee to terminate or amend tenant leases.

In addition, with respect to the Pfizer Building Mortgage Loan (6.9%), the borrower has an option (the “Pfizer Ground Lease Extension Option”) to extend the term of the ground lease from its current expiration date of December 31, 2057 to December 31, 2117, which option must be exercised by July 11, 2021. On or prior to the closing of the Pfizer Building Mortgage Loan, $50,000,000 was paid to the ground lessor in consideration of the granting of the Pfizer Ground Lease Extension Option. The Pfizer Ground Lease Extension Option is exercisable upon payment of a second option payment of $50,000,000 plus a supplemental payment (the “Supplemental Payment”) equal to accrued interest on such $50,000,000 amount from the date of the option agreement to the date of exercise of the Pfizer Ground Lease Extension Option at a rate of 2.5% per annum. If the Pfizer Ground Lease Extension Option is exercised, the parties have agreed that the combined $100,000,000 option payment will be deemed to be additional prepaid rent over the extension term. In addition, if transfer and/or occupancy taxes are actually due and payable in connection with the exercise of the Pfizer Ground Lease Extension Option, the Supplemental Payment will be decreased (but not below zero) both (i) dollar for dollar in the case of any occupancy tax that may be due from and payable by the borrower, as ground lessee, in connection with the exercise of the Pfizer Ground Lease Extension Option and (ii) by 50% of any transfer tax that may be due from and payable by the borrower, as ground lessee, in connection with the exercise of the Pfizer Ground Lease Extension Option. Such taxes are liabilities of the borrower. The borrower does not have a source of funds to pay such taxes. The non-recourse carveout guaranty provides for loss recourse for such taxes; however there is no assurance such taxes will be paid. The Pfizer Building Mortgage Loan documents do not obligate the borrower to exercise the Pfizer Ground Lease Extension Option or reserve for the option payments.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold

Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property (other than the 32nd Street Retail and the Rancho Lone Mountain Storage – NV Mortgaged Properties (0.7%)) no more than ten (10) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Griffin Portfolio II -Southern Company Services Headquarters Mortgaged Property (3.6%), the related ESA identified a historical recognized environmental condition with respect to two diesel fuel underground storage tanks that were removed in 1994; no further action letters were subsequently issued by the Alabama Department of Environmental Management. The ESA also recommended indoor air quality monitoring of an area that underwent mold remediation in 2016 and implementation of the Legionella Risk Management Plan that was developed after legionella was identified in water systems in 2016. The lenders are insured under an environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, in the amount of $20 million per incident and in the aggregate, with a $50,000 deductible per incident and an expiration date of December 22, 2026. Zurich North America has an S&P rating of “AA-”.

●	With respect to the Fair Oaks Mall Mortgaged Property (3.6%), a historical recognized environmental condition arising from the removal of an underground storage tank in 2008 and regulatory closure in 2010 exists at the Mortgaged Property. In lieu of obtaining an environmental indemnification agreement with respect to the Mortgaged Property, the lender obtained a lender environmental collateral protection and liability-type insurance policy with a $5,000,000 limit for each claim and all claims in the aggregate, with a $25,000 per claim deductible, from

Steadfast Insurance Company, a member company of Zurich North America, with a 5 year term (equal to the loan term) and a 3 year policy tail. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●	With respect to the Tacoma Mall Office Building Mortgaged Property (1.1%), in lieu of obtaining an environmental indemnification agreement with respect to the Mortgaged Property, the lender obtained a lender environmental collateral protection and liability-type insurance policy with a $3,000,000 limit for each claim and all claims in the aggregate, with a $50,000 per claim deductible, from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term (equal to the loan term) and a 2 year policy tail. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●	With respect to the 32nd Street Retail and the Rancho Lone Mountain Storage – NV Mortgage Loans (0.7%), in lieu of obtaining an ESA, the lender obtained a $4,210,000 group lender environmental collateral protection and liability-type environmental insurance policy with a $4,210,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the Griffin Portfolio II - Southern Company Services Headquarters Mortgaged Property (3.6%), the sole tenant, Southern Company Services, Inc., has been conducting a complete renovation of the improvements since executing their lease in March 2016, spending $50 million of the tenant’s own capital on the renovations plus a $40 million tenant improvement allowance from the landlord. The renovation includes mechanical systems replacements, roof resealing, parking deck resurfacing, window replacement, updates to the elevators, lighting, HVAC, fire-life safety and ADA requirements and complete interior refinishing and repurposing. The tenant has taken occupancy of the premises in phases, with completion of the restoration and full tenant occupancy expected by October 2018.

●	With respect to the Showcase II Mortgage Loan (5.3%), the Mortgage Loan was underwritten, and has been presented for purposes of this prospectus, as having no prior operating history. The sponsor acquired the Mortgaged Property in December 2015, and has thereafter pursued a re-positioning strategy with the asset, spending over $44.9 million on tenant buyouts, tenant allowances and capital and legal expenditures. Wells Fargo Bank, National Association provided acquisition financing to the sponsor. In December 2015, the Mortgaged Property was fully occupied by two tenants: Grand Canyon Shops occupying 52.8% of the net rentable area (22,190 square feet) and Adidas occupying the remaining 47.2% of net rentable area (19,835 square feet). In 2016 the sponsor negotiated a mutual release with Grand Canyon Shops and terminated its lease in exchange for a $20.8 million termination payment. In addition, the sponsor also negotiated a downsizing of the Adidas space to 10,350 square feet. Grand Canyon Shops vacated the Mortgaged Property in June 2017 and the Mortgaged Property was subsequently reconfigured into five retail suites and a sidewalk kiosk. All tenants other than Adidas, now the third largest tenant, commence or will commence paying rent in 2018. As a result of the borrower sponsor’s ongoing renovation and asset re-positioning strategy, the Mortgaged Property has not had a normalized operating history since the sponsor’s acquisition. The base rent at the Mortgaged Property was approximately $4.2 million and $1.9 million in 2016 and 2017, respectively, and the Net Operating Income was approximately $4.1 million and $1.4 million in 2016 and 2017, respectively. See Annex A-3 for more information on other tenant matters relating to the Showcase II Whole Loan.

●	With respect to the Florida Hotel & Conference Center Mortgage Loan (4.2%), the borrower has budgeted approximately $5,850,000 for capital expenditures. Funds in the amount of $5,500,000 have been reserved under the related Mortgage Loan documents for budgeted capital expenditures, including $2,000,000 for roof repairs, $2,500,000 for guest room renovations, $400,000 for corridor repairs and $600,000 for contingencies related to the foregoing. The borrower is not obligated to make such renovations, but will not receive funds from the foregoing reserve unless it does so.

●	With respect to the Fair Oaks Mall Mortgage Loan (3.6%), Seritage Growth Properties is the owner of a non-collateral anchor box that was formerly 100% leased to Sears. Seritage Growth Properties exercised its right to recapture 50% of the Sears premises and, in late 2016, Sears consolidated its operations into the lower half of the anchor box. Seritage Growth Properties is in the process of re-positioning the recaptured Sears space and has signed leases with two tenants who are expected to commence construction in mid-2018, with anticipated opening dates in early 2019.

●	With respect to the 181 Fremont Street Mortgage Loan (2.3%), the single tenant, Facebook, has taken possession of the mortgaged property and is currently renovating the entirety of mortgaged property in three phases with anticipated completion/occupancy for each phase being as follows: (i) Phase I (floors 5-13) – February 2019; (ii) Phase II (floors 14-25) – March 2020; and (iii) Phase III (floors 26-38) – March 2021; Facebook has a full rent abatement for the first 11 months of the lease term through January 2019, with partial rent abatements continuing through February 2021. A rent concession reserve in the amount of $68,379,092 and an outstanding TI/LC reserve in the amount of $42,717,266 was deposited with lender at loan origination.

●	With respect to the Staybridge Suites Orlando Airport South Mortgage Loan (1.4%), an up-front PIP reserve in amount of $2,058,995, which represents 100% of estimated PIP work, was required at origination together with future amounts at 125% of estimated PIP work costs. The PIP work is scheduled to be completed by July 7, 2021. In addition, the loan documents provide for personal liability to the borrower and guarantor for (i) losses (A) related to the failure to comply with or complete any PIP work and (B) in the event of franchise agreement cancellation, termination or expiration for reasons that are not within the control of the borrower, any SPE component entity, guarantor or any borrower party, unless within 90 days the borrower has entered into a replacement franchise agreement satisfactory to lender, and (ii) springing recourse liability in the event of franchise agreement cancellation, termination or expiration for reasons that are within the control of the borrower, any SPE component entity, guarantor or any borrower party, until such time as the borrower has entered into a replacement franchise agreement satisfactory to the lender. Further, franchise agreement cancellation, termination or expiration are cash management trigger events.

●	With respect to the Courtyard – Myrtle Beach SC Mortgage Loan (1.3%), the Mortgaged Property is subject to a change of ownership PIP in the amount of $600,000 (which was reserved at origination of the related Mortgage Loan), which requires changing room key cards, replacing exterior decorative lighting, replacing exterior signage, enhancing landscaping, replace service yard enclosure, new patio furniture, replace pool furniture, replace employee dining tables and chairs and fitness center renovation.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 10 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Town Center Aventura Mortgage Loan (4.2%), sponsor/guarantor, Jacquelyn Soffer, among others, was a named defendant in a lawsuit by Nexbank regarding a non-recourse agreement related to a loan for the Town Square Las Vegas Mall. The court dismissed the original litigation. Plaintiffs have filed a subsequent claim asserting that they were entitled to reimbursement of attorney’s fees accumulated during the litigation (approximately $3.2 million) pursuant to the terms of the non-recourse agreement as a result of defendants’ recording of a notice of pendency on the property prior to the dismissal which plaintiffs assert constituted “the placing voluntarily of a lien” on the property.

●	With respect to the 100 Grove Road Mortgage Loan (0.4%), a non-controlling, indirect owner (Perry Abbonizio) of an approximately 8.33% interest in the borrower was sanctioned by the Financial Industry Regulatory Authority (FINRA) for violating NASD rules between 2008-2011 relating to solicitation of customers to invest in companies from which he received compensation without disclosure to his employer, Wells Fargo Securities. Mr. Abbonizio resigned from Wells Fargo Securities in 2011, and was eventually fined $10,000 and suspended from FINRA activities for four months. The loan documents provide for lender approval of any change of control in the entities in which Mr. Abbonizio currently has an interest.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Fifty-one (51) Mortgage Loans (67.2%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Eleven (11) Mortgage Loans (32.8%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the ExchangeRight Net Leased Portfolio #22, Plaza Frontenac, Town Center Aventura, Fair Oaks Mall, Shoppes at Chino Hills, Regal Cinemas Lincolnshire, CoolSprings Galleria, Staybridge Suites Orlando Airport South, Memphis MF Portfolio, Camberwell Apartments, Southwest Villas Jacksonville and Palatka Oaks Apartments

Mortgage Loans (24.9%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the ExchangeRight Net Leased Portfolio #22 (4.6%), one of the three guarantors, Warren Thomas, was also one of three guarantors on a loan encumbered by a Houston apartment complex that was foreclosed on by Fannie Mae in March 2013.

●	With respect to the Plaza Frontenac Mortgage Loan (4.2%), an entity 55% indirectly owned by General Growth Properties, Inc. (“GGP”) is the non-recourse carveout guarantor and the indirect owner of the borrower. GGP previously filed for bankruptcy in 2009 and emerged from bankruptcy in 2010.

●	With respect to the Town Center Aventura Mortgage Loan (4.2%), affiliates of the loan sponsor (Jacquelyn Soffer) filed for Chapter 11 bankruptcy protection in mid-2009 (later converted to Chapter 7 bankruptcy at the end of 2009) from the failure of the Fontainebleau Las Vegas project. The project’s funding was disrupted by the Lehman bankruptcy in 2009. The bankruptcy court approved a comprehensive settlement in November 2013, but certain actions by the Chapter 7 trustee were excluded from the scope of the settlement. The Chapter 7 trustee’s lawsuits alleged fraudulent conveyance, breach of fiduciary duty, mismanagement of the project and intentional misrepresentations. The Chapter 7 trustee reached a settlement with Ms. Soffer and her affiliates in December 2014 and the case was dismissed with prejudice in February 2015. The Settlement included a bar of further pending lawsuits and payment by Soffer of approximately $83 million, a substantial portion of which is being paid by insurance policies. Further, Jackie Soffer was also a co-defendant in an action to enforce a $40 million guaranty delivered in connection with a loan secured by the Town Square shopping center located in Las Vegas, Nevada, which loan went into default in March 2009. After the related lenders foreclosed on that property, they sought a deficiency judgment against Ms. Soffer. The court found that Ms. Soffer was obligated to the lenders under the guaranty but referred the matter to a special master to assess the amount of damages. The case was settled with the lender through a sale of the debt by a Soffer affiliated entity.

●	With respect to the Fair Oaks Mall Mortgage Loan (3.6%), an affiliate of a sponsor/guarantor (The Taubman Realty Group Limited Partnership) has been in several mortgage loan defaults which resulted in foreclosure or deed-in-lieu: (i) Regency Square property located in Richmond, Virginia in 2012 and (ii) Pier Shops at Caesars in Atlantic City, New Jersey in 2010.

●	With respect to the Shoppes at Chino Hills Mortgage Loan (2.3%), the non-recourse carveout guarantor has previously been involved in five commercial property foreclosures, with the most recent occurring in September 2016. Additionally, in 2009, a previous owner of the Mortgaged Property filed for bankruptcy amidst refinancing and restructuring issues resulting in a repossession of all of its real estate assets, including the Mortgaged Property, by a consortium of banks and eventual sale of the Mortgaged Property to a private buyer in 2010.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Two (2) Mortgaged Properties (13.9%) are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

●	Twenty-four (24) Mortgaged Properties (26.0%) are leased to a single tenant.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as 1745 Broadway, Griffin Portfolio II, Pfizer Building, ExchangeRight Net Leased Portfolio #22, The Galleria, Broadway Plaza, Plaza Frontenac, Ditson Building, Fair Oaks Mall and Shoppes at Chino Hills.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Griffin Portfolio II – 3M Distribution Facility	1.6%	No	10/31/2026	5/1/2028
Pfizer Building	6.9%	No(1)	7/9/2024	8/8/2024
ExchangeRight Net Leased Portfolio # 22 – Pick n Save – Sun Prairie WI	0.8%	No	12/31/2027	7/1/2028
ExchangeRight Net Leased Portfolio # 22 – CVS – Novi MI	0.4%	No	1/31/2028	7/1/2028
ExchangeRight Net Leased Portfolio # 22 – Walgreens – Bedford TX	0.3%	No	12/1/2028	7/1/2028
ExchangeRight Net Leased Portfolio # 22 – First Midwest Bank – Melrose Park IL	0.3%	No	10/31/2027	7/1/2028
ExchangeRight Net Leased Portfolio # 22 – Walgreens – Waterford MI	0.3%	No	2/29/2028	7/1/2028
ExchangeRight Net Leased Portfolio # 22 – Dollar General – DeLand FL	0.1%	No	8/31/2027	7/1/2028
Regal Cinemas Lincolnshire	1.7%	No	2/28/2029	7/1/2028
Garage M	1.1%	No(2)	10/31/2026	7/1/2028
Parts Authority and Laurel Self Storage	0.3%	No	12/31/2025	7/11/2028

(1)	The Pfizer Building Mortgaged Property is subject to a lease between the borrower and the affiliated Pfizer Building JV, and is also subject to a lease between the Pfizer Building JV and Pfizer. Pfizer occupies the Pfizer Building Mortgaged Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to the Pfizer Building Mortgage Loan” for further information on the foregoing structure.

(2)	The Garage M Mortgaged Property is subject to an operating lease between the related borrower and SP Plus Corp, the operator of the parking garage.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
The Galleria	4.4%	GSA – ATFE	8.4%	11.8%
Tacoma Mall Office Building	1.1%	Pierce County Public Works & Utilities	21.7%	23.2%

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information. See also, the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 1745 Broadway, The Galleria and 181 Fremont Street.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation to finalize their respective leases. For example:

●	The 1745 Broadway, Griffin Portfolio II – Southern Company Services Headquarters, Showcase II, Ditson Building, Fair Oaks Mall, 181 Fremont Street, Empire Towers V, Academy Professional Campus and 32nd Street Retail Mortgaged Properties (31.8%) have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or have rent underwritten on a straight-lined basis. For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as 1745 Broadway, Griffin Portfolio II, Showcase II, Broadway Plaza, Ditson Building, Fair Oaks Mall and 181 Fremont Street.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Griffin Portfolio II – Amazon.com Sortable Fulfillment Center, Griffin Portfolio II – 3M Distribution Facility, ExchangeRight Net Leased Portfolio #22, Broadway Plaza, Anderson Towne Center, 181 Fremont Street, Hyatt Place – Downtown Boise ID, Courtyard – Myrtle Beach SC and Parts Authority and Laurel Self Storage Mortgaged Properties (21.1%) are each subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Griffin Portfolio II Mortgage Loan (9.0%), the sole tenant at the Amazon.com Sortable Fulfillment Center Mortgaged Property, Amazon.com, has a right of first offer and, if a proposed purchaser is a competitor of the tenant, a right of first refusal to acquire such property in the event the related borrower determines to offer all or any portion of the property to the market for sale or receives a bona fide, unsolicited offer from an unrelated third party to purchase the property. The right of first offer and right of first refusal are not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.

●	With respect to the Griffin Portfolio II Mortgage Loan (9.0%), the sole tenant at the 3M Distribution Facility Mortgaged Property, 3M Company, has a right of first offer to acquire such property in the event the related borrower commences efforts to sell the property or receives an unsolicited offer to purchase the property that the borrower desires to accept. The right of first offer is not extinguished by foreclosure; however, such right does not apply to foreclosure or deed-in-lieu thereof.

●	With respect to the ExchangeRight Net Leased Portfolio #22 Mortgage Loan (4.6%), the related single tenant with respect to the following related Mortgaged Properties each has a right of first refusal to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: Pick n Save - Sun Prairie WI; Walgreens - West Lafayette IN; Tractor Supply – Egg Harbor NJ; Walgreens - Bedford TX; Tractor Supply - Oxford MI; Walgreens - Waterford MI; and Family Dollar - Bridge City LA. The subordination and standstill agreements for all except Pick n Save - Sun Prairie WI provide that the related tenant waives its right of first refusal with respect to successor landlord through a foreclosure, deed-in-lieu or other enforcement action under the related Mortgage. The Pick n Save - Sun Prairie WI right of first refusal is not waived with respect to foreclosure, deed-in-lieu or other enforcement action under the Mortgage; however, the related tenant is limited to 10 days after receiving notice to exercise its right of first refusal.

●	With respect to the Broadway Plaza Mortgage Loan (4.3%), the tenant Costco Ground Lease, which ground leases its premises, has a right of first refusal to purchase either its leased premises or the entirety of the Mortgaged Property, if the landlord receives a bona fide offer to purchase such leased premises, or the Mortgaged Property, as applicable. The tenant entered into a subordination, non-disturbance and attornment agreement, which provides that a foreclosure or deed in lieu of foreclosure would not be deemed to be an offer that gives rise to such right of first refusal. However, such right of first refusal would apply to any transfer subsequent to a foreclosure or deed in lieu of foreclosure.

●	With respect to the Anderson Towne Center Mortgage Loan (2.6%), the fifth largest tenant, CVS, which ground leases its premises, has the right to purchase all or any portion of the leased premises as an outparcel separate and apart from the remainder of the Mortgaged Property.

●	With respect to the 181 Fremont Street Mortgage Loan (2.3%) at any time during the lease term in which Facebook, the sole tenant, is either directly leasing the entirety of the mortgaged property or directly leasing the entirety of the mortgaged property other than the 7th floor retail space, single tenant (Facebook) has a right of first refusal (“ROFR”) to purchase the mortgaged property if the landlord receives a solicited or unsolicited offer to purchase the mortgaged property from a Facebook Competitor. Pursuant to the tenant’s lease, a Facebook Competitor is currently defined as (i) Alphabet Inc., (ii) Apple Inc. or (iii) Microsoft Inc. (“Facebook Competitor”) This list of Facebook Competitors may be updated once each calendar year; provided that (a) the list of Facebook Competitors may only provide up to three (3) entities at any time and (b) those entities must be in a similar industry which offers a similar product or service as the sole tenant. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to a foreclosure or transfer in lieu of foreclosure with respect to the loan. In addition, at any time during the lease term in which Facebook is either directly leasing the entirety of the mortgaged property or directly leasing the entirety of the mortgaged property other than the 7th floor retail space, single tenant (Facebook) has a right of first offer (“ROFO”) to purchase the mortgaged property if either (x) the landlord received an unsolicited offer from a third party or (y) the landlord decides to market the mortgaged property for sale to third parties. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to a foreclosure or transfer in lieu of foreclosure with respect to the loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.

With respect to the Pfizer Building Mortgage Loan (6.9%), the Mortgage Loan is secured by a lease between the borrower and the Pfizer Building JV, an affiliated joint venture, which affiliated joint venture leases the Mortgaged Property to Pfizer, its ultimate occupant. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to the Pfizer Building Mortgage Loan” for a more detailed description of the leasing structure of the Pfizer Building Mortgage Loan.

With respect to the Showcase II Mortgage Loan (5.3%), the largest tenant, American Eagle, comprising 23.6% of U/W Revenues; the fourth largest tenant, Aerie, comprising 13.7% of U/W Revenues; and the fifth largest tenant, US Polo, comprising 8.2% of U/W Revenues) are sponsor affiliated.

With respect to the Broadway Plaza Mortgage Loan (4.3%), the borrower is permitted to master lease to an affiliate the parcel on which is located 14,580 square feet currently leased to NavCare, in which event the lender is required to subordinate the lien of the related mortgage to such master lease, provided that certain conditions are satisfied, including but not limited to (i) the master tenant being responsible for the expansion and/or modification of the improvements located on such parcel, and all insurance, maintenance, utility, repair and other similar obligations with respect to such improvements, (ii) the non-recourse carveout guarantor providing a completion guaranty with respect to such expansion and/or modification, (iii) the master lease having a term at least five years beyond the maturity date of the Broadway Plaza Mortgage Loan and market rental rates (but not less than the rent payable under the NavCare lease or any replacement lease), and being guaranteed by the non-recourse carveout guarantor, (iv) satisfaction of REMIC requirements, and (v) if required by the lender, rating agency confirmation. The master tenant will be permitted to obtain financing secured by its leasehold interest. As a result of the subordination of the mortgage to the leasehold interest, the mortgage lender will not be able to terminate the master lease upon foreclosure. A financing of the leasehold interest may result in the related leasehold lender that provides such financing foreclosing on the leasehold interest and becoming the master tenant, but would not affect the mortgage lender’s fee interest.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. The Broadway Plaza, 181 Fremont Street, Shoppes at Chino Hills, Empire Towers V, Hyatt Place – Downtown Boise ID, Royal View Estates, Tacoma Mall Office Building, Alvarado Sunset Apartments, Stafford Court Apartments, Memphis MF Portfolio, Maple Terrace Apartments and Canby Gardens Apartments Mortgaged Properties (17.1%) are located in an area that is considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-six (26) Mortgaged Properties (64.6%) the related borrowers (or, in some cases, tenants that are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●	With respect to the Griffin Portfolio II Mortgage Loan (9.0%), the related borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at each Mortgaged Property providing the insurance required under its lease, so long as such insurance coverage meets the requirements set forth in the Mortgage Loan documents. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Pfizer Building Mortgage Loan (6.9%), the Mortgage Loan documents provide that, to the extent that Pfizer insures the related Mortgaged Property pursuant to the Pfizer Lease (including a self-insurance program to the extent permitted under the Pfizer Lease), the mortgage lender is required to accept such insurance provided by Pfizer in place of the property insurance, business interruption insurance, builder’s risk insurance and terrorism insurance (the “Covered Insurance”) otherwise required under the Mortgage Loan documents for so long as (1) no default beyond any applicable notice and cure period has occurred and is continuing under the Pfizer Lease, (2) the Pfizer Lease is in full force and effect and its terms unchanged, (3) Pfizer’s credit rating is not less than (i) “A-” by S&P and (ii) “A3” by Moody’s, to the extent Moody’s actually rates Pfizer and actually rates any securitization of any portion of the Pfizer Building Mortgage Loan, (4) the mortgage lender is named as a loss payee and mortgagee under the property insurance policies maintained by Pfizer pursuant to the Pfizer Lease, and (5) the borrower has provided to the mortgage lender satisfactory evidence that Pfizer maintains the insurance required in the Pfizer Lease as is in effect at origination. The Pfizer Lease permits self-insurance with respect to the Covered Insurance, except as to commercial property insurance. In addition, the Pfizer Lease contains provisions that may provide less protection than the protection the borrower would otherwise be required to provide under the Mortgage Loan documents. The Pfizer Lease does not require that the mortgage lender hold insurance proceeds and disburse them subject to customary conditions (instead, unless Pfizer terminates its lease, the proceeds are required to be paid to Pfizer, which is obligated under the Pfizer Lease to restore the Mortgaged Property unless it terminates the Pfizer Lease). Further, the Pfizer Lease provides, with respect to all required insurance, that such insurance is not required to be carried if not generally available in the commercial market. Whether insurance is commercially available is to be determined by the borrower and Pfizer jointly. In particular, terrorism insurance is temporarily waived if not obtainable in the market, and business interruption insurance for terrorism is not required.

●	With respect to the ExchangeRight Net Leased Portfolio #22 Mortgage Loan (4.6%), the related Mortgage Loan documents provide that a tenant may provide all or a portion of the property damage insurance coverages required pursuant to the Mortgage Loan, or such insurance coverages acceptable to the lender in its sole and absolute discretion. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the ExchangeRight Net Leased Portfolio #22 - Fresenius Medical Care - Vineland NJ Mortgaged Property (0.0%), the related condominium association maintains insurance at such Mortgaged Property pursuant to a master insurance policy and holds and disburses casualty and condemnation proceeds. However, the related Mortgagee is required to maintain insurance coverage in accordance with the Mortgage Loan documents. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Garage M Mortgaged Property (1.1%), the related condominium association maintains insurance at such Mortgaged Property and holds and disburses casualty and condemnation proceeds. However, the related Mortgagee is required to maintain insurance coverage in accordance with the Mortgage Loan documents. The condominium owners have not agreed that the related Mortgage Loan documents override the condominium documents, however, the related condominium documents also require the Mortgagor to arrange for the prompt repair or restoration of the portions of the Mortgaged Property affected by a casualty.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the Greenwich and Perry Street Housing Corporation Mortgage Loan (0.3%) and the 68 Laight Street Owners Corp. Mortgage Loan (0.1%), the related Mortgaged Properties are located in certain designated historic districts in New York City and are therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. In the case of Mortgage Loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A., information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated, rent stabilized or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 1745 Broadway Mortgage Loan (9.96%) the SPE borrower-only is required on non-recourse losses carve-out events (including misappropriation of rents and proceeds, fraud, breaches of environmental covenants or commission of material physical intentionally committed waste at property) and springing recourse events (including voluntary or non-collusive involuntary bankruptcy filings or breaches of permitted transfer provisions in loan documents). The loan documents provide for hard/springing cash management, with an in-place deposit account control agreement. Further, the Phase I environmental site assessment did not identify any recognized environmental conditions.

●	With respect to the Fair Oaks Mall Mortgaged Property (3.6%), a $5,000,000 environmental insurance policy is in place in of lieu of obtaining an environmental indemnification agreement from the related borrower sponsors with respect to such Mortgaged Property. See “—Environmental Considerations”.

●	With respect to the Garage M Mortgage Loan (1.1%) there is no guarantor other than the related borrower with respect to such Mortgage Loan.

●	With respect to the Tacoma Mall Office Building Mortgage Loan (1.1%) a $3,000,000 environmental insurance policy is in place in lieu of one of the two guarantors (Arthur L. Wolfe) providing an environmental indemnity; however, the other guarantor (Jeffrey A. Mincheff) did provide an environmental indemnity. See “—Environmental Considerations”.

●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. (7.1%) are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Griffin Portfolio II - Amazon.com Sortable Fulfillment Center Mortgaged Property (2.2%) the property benefits from a Community Reinvestment Area real estate tax abatement on the property improvements from 2017 through 2031. During such period, taxes will be assessed only on the land (not the improvements), subject to certain conditions, including, (i) the employment of approximately 100 to 450 full-time employees, and (ii) payment of annual payroll within a prescribed range. Taxes with respect to the Amazon.com Sortable Fulfillment Center Mortgaged Property were underwritten to the actual taxes assessed on the land (and assuming that the real estate tax abatement remains in effect and consequently there are no taxes on the improvements).

●	With respect to the Griffin Portfolio II - 3M Distribution Facility Mortgaged Property (1.6%), such property benefits from a City of DeKalb real estate tax abatement from 2017 through 2021. Taxes are abated 80% for 2018 and 50% for 2019 through 2021, subject to certain conditions, including (i) full occupancy of the facility during the abatement period, (ii) the employment of 250 full-time, permanent employees during the abatement period, and (iii) payment of wages to those employees within a prescribed range during the abatement period. If the conditions to the abatement are breached at any point during the abatement period, not only will the benefit of the abatement be lost going forward, but also the amount of taxes abated up to that point will have to be paid. Taxes with respect to the 3M Distribution Facility Mortgaged Property were underwritten to the average taxes over the loan term (after giving effect to the partial tax abatements through 2021), using the appraiser’s estimated taxes after the expiration of the abatement.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-one (21) Mortgage Loans (57.4%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Thirty-one (31) Mortgage Loans (21.5%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Seven (7) Mortgage Loans (7.5%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan (6.9%) provides for amortization in full during the term of the related Mortgage Loan, subject to a final payment of $4,332,390 on the stated maturity date.

Two (2) Mortgage Loans (6.7%), provide for interest-only payments for the entire term to stated maturity; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Balloon	21	$ 542,056,600	57.4%
Amortizing Balloon	31	203,215,150	21.5
Interest-only, Amortizing Balloon	7	70,968,203	7.5
Self-Amortizing	1	65,000,000	6.9
Interest-only, ARD	2	62,950,000	6.7
Total	62	$ 944,189,953	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
1	46	$562,860,629	59.6%
6	1	22,000,000	2.3
8	1	65,000,000	6.9
10	1	33,644,821	3.6
11	13	260,684,503	27.6
Total	62	$944,189,953	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	19	$513,824,230	54.4%
2(1)	1	40,000,000	4.2
4	13	85,573,664	9.1
5	9	237,846,482	25.2
10	20	66,945,577	7.1
Total	62	$944,189,953	100.0%
(1)	The Plaza Frontenac Mortgage Loan (4.2%) permits one grace period of two business days in every 12-month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

Sixty-one (61) of the mortgage loans (98.4%) accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

One (1) of the mortgage loans (1.6%) accrues interest on the basis of a 360-day year consisting of twelve 30-day months (“30/360 Basis”).

ARD Loans

The Broadway Plaza and 181 Fremont Street Mortgage Loans (the “ARD Loans”) (6.7%) provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”), rather than the stated Mortgage Rate (the “Initial Rate”). “Excess Interest” with respect to the ARD Loans is the interest accrued at the Revised Rate in respect of the ARD Loans in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents. See Annex A-1 for the Anticipated Repayment Date for the ARD Loans.

With respect to the Broadway Plaza Mortgage Loan (4.3%), the related Revised Rate is equal to the greater of (i) the related Initial Rate plus 2.75% and (ii) the sum of (a) the 10-year U.S. swap rate as of the ARD, (b) 1.82% and (c) 2.75%.

With respect to the 181 Fremont Street Mortgage Loan (2.3%), the related Revised Rate is equal to the greatest of (i) the related Initial Rate plus 150 basis points, (ii) the related swap rate plus a spread of 0.9146% plus 150 basis points or (iii) when applicable pursuant to the related Mortgage Loan documents, the default rate.

The ARD Loans are interest-only; consequently, the repayment of the ARD Loans in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that the ARD Loans are repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loans on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that the ARD Loans will be repaid on the applicable Anticipated Repayment Date.

After the applicable Anticipated Repayment Date, the ARD Loans further require that all cash flow available from the applicable related Mortgaged Property after payment of the monthly debt service payments required under the terms of the applicable related Mortgage Loan documents and all escrows and property expenses required under the applicable related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such applicable ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the applicable ARD Loan after the applicable Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such applicable ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates and the RR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

For information regarding single purpose entity covenants, see representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Substitutions; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-three (33) Mortgage Loans (63.5%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Six (6) Mortgage Loans (15.6%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	Two (2) Mortgage Loans (11.5%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	Twenty (20) Mortgage Loans (7.1%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (2.3%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4-6	59	83.5%
7	3	16.5
Total:	62	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.)

provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. With respect to the Bryant Gardens Corp. Mortgage Loan (1.5%), the Bon Aire Residents, Inc. Mortgage Loan (1.0%) and the Jeffrey Gardens Apartment Corp. Mortgage Loan (0.8%), the related Mortgage Loan documents permit subordinate indebtedness under certain circumstances. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”.

Defeasance

The terms of thirty-six (36) Mortgage Loans (the “Defeasance Loans”) (77.3%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of

Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Substitutions; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Substitutions; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral or the substitution of real property for the Mortgage Loan collateral.

●	With respect to the Griffin Portfolio II Mortgage Loan (9.0%), provided that no event of default has occurred and is continuing, any time after May 31, 2020, the borrowers are permitted to obtain releases of individual Mortgaged Properties in connection with arms-length sales of property to parties unaffiliated with the related borrowers, subject to the satisfaction of certain conditions, including that: (i) the borrowers prepay the Mortgage Loan in an amount equal to 110% of the allocated loan amount for such Mortgaged Property being released, (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties is not less than the greater of (a) 7.9%, and (b) the debt yield immediately prior to the release, (iii) satisfaction of REMIC requirements, and (iv) the borrowers pay any applicable yield maintenance premium; provided that if a tenant has vacated its premises, cancelled or terminated its lease, given notice of its intent to cancel or terminate its lease, or an event of default has occurred with respect to a Mortgaged Property such that a material adverse effect would result, such Mortgaged Property may be released without the requirement of an arms-length sale, provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable Mortgaged Property and (ii) the aggregate allocated loan amounts for all released Mortgaged Properties does not exceed $56,250,000.

●	With respect to the Griffin Portfolio II Mortgage Loan (9.0%), following the earlier of (a) the date of the securitization of the last Griffin Portfolio II pari passu companion loan and (b) April 27, 2020, or as otherwise consented to by the lender in its reasonable discretion, the related borrowers may substitute one or more Mortgaged Properties with one or more replacement properties that is a similar “Class A” office or industrial property, provided no event of default is continuing and provided further that among other conditions, (i) the replaced Mortgaged Property has less than two years remaining on the term of the lease encumbering the Mortgaged Property or the substitution of the Mortgaged Property is curing a cash sweep period, (ii) the aggregated allocated loan amounts for all replaced Mortgaged Properties does not exceed $56,250,000, (iii) the replacement property has net operating income equal to or greater than the net operating income of the replaced Mortgaged Property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced Mortgaged Property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced Mortgaged Property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining Mortgaged Property will not have the right to lease space at the replaced property, and (ix) satisfaction of customary REMIC requirements.

●	With respect to the Pfizer Building Mortgage Loan (6.9%), the Mortgaged Property is subject to a condemnation of approximately 2,680 square feet in connection with the development of the Second Avenue subway. It is anticipated that such condemnation will relate to development of an underground passageway and entrances and exits thereto, and will be in connection with Phase 3 of the Second Avenue subway development.

●	With respect to the Plaza Frontenac Mortgage Loan (4.2%), the parcel (or substantially all of such parcel) leased to the Saks Fifth Avenue anchor (the “Saks Parcel”) may be released upon transfer of such parcel to (x) a national department store classified as (i) luxury, (ii) upscale and/or (iii) middle-market (but in no event including any discount store or off-price retailer) or (y) another non-borrower-affiliated transferee reasonably approved by the lender, upon prepayment of a release price equal to $6,500,000, together with, prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The right to obtain such release is subject to certain conditions, including but not limited to: (i) at the time of the release, the improvements on the Saks Parcel are not then occupied and open for business with the public (unless (1) the proposed release is in conjunction with a sale to Saks, Inc. or an affiliate, (2) the Saks lease is within 6 months of expiring pursuant to its terms, and (3) Saks, Inc. has communicated to the borrower that the fee simple acquisition of the Saks Parcel is a condition to its continuing operation at the Mortgaged Property); (ii) the transferee enters into an REA with the borrower on terms reasonably acceptable to the lender, including a prohibition on the owner of the Saks Parcel leasing or offering to lease any space at the Saks Parcel to tenants leasing space at the remaining Mortgaged Property and a requirement that substantially all of the Saks Parcel be operated by no more than a single user for a period of ten years after release, (iii) compliance with separate legal parcel and tax lots requirements, (iv) the Saks Parcel is not necessary for zoning, parking, other legal requirements, access, driveways or utilities (or if it is necessary, an REA is entered into which allows the use of the Saks Parcel for the necessary purpose), (v) if the release is expected to materially adversely affect lender’s rights under the title insurance policy (other than as to the Saks Parcel), updated title endorsements, (vi) compliance with leases, REAs, and similar agreements affecting the Mortgaged Property, and the release does not trigger any co-tenancy not already arising from vacancy of the Saks Parcel or other extrinsic circumstance, and (vii) compliance with REMIC related conditions. Saks represents approximately 35.8% of the NRA and 0.4% of the underwritten annual rent at the Mortgaged Property and has a lease expiration on November 30, 2023.

●	With respect to the Plaza Frontenac Mortgage Loan (4.2%), the borrower has the right to acquire one or more parcels of land, together with the improvements thereon, that constitute an integral part of, adjoin to, or are proximately located near, the related shopping center (each a “Plaza Frontenac Expansion Parcel”); provided that the following conditions, among others, are satisfied: (i) the borrower acquires fee simple or leasehold title to the Plaza Frontenac Expansion Parcel, (ii) the borrower delivers (a) an officer’s certificate regarding certain property-related representations as to the Plaza Frontenac Expansion Parcel (subject to title exceptions), (b) a mortgage, assignment of leases and UCC-1 financing statements (“Substitute Loan Documents”) with respect to the Plaza Frontenac Expansion Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, subject to permitted encumbrances and standard exceptions, (c) evidence of authority to complete the acquisition and an enforceability opinion as to the Substitute Loan Documents (unless they amend existing loan documents), (d) an environmental report, and if the report shows any hazardous substance, the cost of remediation of which is reasonably likely to exceed $6,300,000 for such individual Plaza Frontenac Expansion Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated remediation cost or an additional indemnity, (e) if the Plaza Frontenac Expansion Parcel is improved, a property condition report indicating that it is in good condition and free of damage, or if any repairs are recommended which are estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated repair cost or an additional indemnity, (f) evidence that the Plaza Frontenac Expansion Parcel constitutes or will constitute a separate tax lot or part of a tax lot that is part of the existing property, and (iii) compliance with REMIC related conditions.

●	With respect to the Plaza Frontenac Mortgage Loan (4.2%), the borrower may obtain the release of one or more portions of the Mortgaged Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”), provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non-income producing and unimproved, (ii) the conditions set forth in clauses (i) through (iii) of the first sentence of the prior bullet are satisfied with respect to the Substitute Parcel (provided that the separate tax parcel condition will also apply to the Exchange

Parcel), (iii) the Exchange Parcel is conveyed to a person other than the borrower, (iv) the Substitute Parcel is at or adjacent to the related shopping center and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from an appraiser, (v) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases, and (vi) rating agency confirmation is obtained.

●	With respect to the Ditson Building Mortgage Loan (4.0%), the borrower has the right to obtain the release of all transferable air development rights appurtenant to the Ditson Building Mortgaged Property, without prepayment or defeasance; provided that certain conditions relating to zoning, title and payment of the lender’s expenses (up to a cap of $3,000) are satisfied.

●	With respect to the Fair Oaks Mall Mortgage Loan (3.6%), the borrower is permitted to obtain the release of one or more non-income-producing outparcels and/or ring road parcels identified in the loan documents (a) with respect to a non-income producing outparcel (x) at any time in connection with the expansion or other development of the Mortgaged Property or (y) in connection with the demolition and redevelopment of anchor space not owned by the borrower and (b) with respect to a ring road outparcel, at any time for any reason, in each case subject to the satisfaction of certain conditions, including: (i) the existence of no event of default; (ii) the release parcel being conveyed to a person other than the borrower or an affiliate of the borrower (provided that, in connection with the acquisition and redevelopment of non-collateral anchor space by an affiliate of the borrower, only if the parcel to be released is a non-income producing outparcel, such parcel may be conveyed to an affiliate if the borrower delivers to the lender an additional insolvency opinion and the borrower agrees to comply with certain anti-poaching conditions); (iii) the release not resulting in a material adverse effect or materially impairing the operation, value or use of the remaining property; (iv) delivery of a REMIC opinion and, after giving effect to the release, satisfaction of the REMIC loan-to-value test (including through a prepayment); and (v) with respect to the release of a ring road outparcel, the borrower delivering 100% of net sales proceeds for deposit into the tenant improvement and leasing commission reserve.

●	With respect to the Anderson Towne Center Mortgage Loan (2.6%), the borrower has the right to obtain the release of a 1.577 acre parcel on which the Macy’s anchor tenant is located, upon prepayment of a release price equal to $4,700,000, together with, if prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The right to obtain such release is subject to certain conditions, including without limitation (i) the debt yield of the Mortgage Loan following the release must be equal to the greater of the debt yield preceding the release and 8.2%, (ii) compliance with the terms of existing leases and operating agreements, zoning, separate tax lot and legal requirements, (iii) the owner of the remaining portion of the Mortgaged Property will continue to be able to use the release parcel to the extent necessary for the uses of such remaining Mortgaged Property, including without limitation access, driveways, parking utilities, and drainage, (iv) satisfaction of REMIC related conditions, (v) if required by the lender, borrower delivers a rating agency confirmation and (vi) payment of the lender’s expenses. The Mortgage Loan documents require that the parcel be transferred to an affiliate of the borrower and continue to be held by a borrower affiliate until the Mortgage Loan is repaid. Macy’s represents approximately 32.9% of the net rentable area and 6.6% of the underwritten annual rent at the Mortgaged Property and has a lease expiration in January 2029.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-five (45) Mortgage Loans (69.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-three (33) Mortgage Loans (54.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Nineteen (19) Mortgage Loans (35.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Seventeen (17) Mortgage Loans (52.7%) that are secured in whole or in part by office, retail and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Three (3) Mortgage Loans (3.3%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	13	$467,145,442	49.5%
Hard/Upfront Cash Management	6	186,454,906	19.7
Springing	18	171,786,805	18.2
None	23	74,990,129	7.9
Soft/Upfront Cash Management	2	43,812,671	4.6
Total	62	$944,189,953	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Six (6) Mortgage Loans (20.8%) were originated by Wells Fargo Bank, National Association and National Cooperative Bank, N.A. with exceptions to the underwriting guidelines as described in the following bullet points:

●	With respect to the 1745 Broadway Mortgage Loan (9.96%), (i) the underwritten base rent of Penguin Random House, LLC (“PRH”) and Bertelsmann, Inc. (“Bertelsmann”) (collectively, 90.8% of underwritten base rent) reflects the average rent over the remaining lease terms expiring on June 30, 2033, rather than the average rent through the Maturity Date on June 11, 2028, (ii) the ground lease is structured with approximately 1.8% annual rental rate increases through March 2098, and the ground rent expense is underwritten to the in-place ground rent and (iii) the underwritten vacancy (1.3%) is less than 5.0%, which each represent an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. The amount of underwritten base rent included for the additional period after the Maturity Date is $1,898,266. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Mortgaged Property is 100.0% leased to three tenants including PRH and Bertelsmann (collectively, approximately 92.2% of the net rentable area and 90.8% of underwritten base rent), which share an investment-grade rated parent company, Bertelsmann SE & Co. KGaA (rated BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P, respectively) which is publicly traded on the Frankfurt Stock Exchange and guarantees both tenant leases; (b) the Cut-off Date LTV Ratio, U/W NCF DSCR, and U/W NCF Debt Yield is 50.5%, 3.00x, and 11.5%, respectively, and if the Mortgaged Property underwriting utilized a 5.0% vacancy, was based on the straight-line rent average through the Maturity Date and ground rent expense was underwritten to the average ground rent due over the loan term, the Mortgage Loan U/W NCF DSCR and U/W NCF Debt Yield would be approximately 2.65x and 10.1%, respectively; (c) the Mortgaged Property was built in 2003 and has since served as the global headquarters for PRH, which is the fifth-largest book publisher globally and is expected to consolidate certain New York City operations to the Mortgaged Property, including legacy locations (345 and 375 Hudson Street) from prior to its 2013 merger with Random House; and (f) the sponsor, QSuper Board as trustee for QSuper (“QSuper”), a superannuation benefits fund based in Brisbane, Australia, contributed approximately $319 million in new cash equity to acquire the Mortgaged Property. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Showcase II Mortgage Loan (5.3%), the underwritten vacancy (3.2%) is less than 5.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property consists of a two-story retail center within the larger Showcase development in Las Vegas, Nevada and features direct frontage, exposure and tenant access from the Las Vegas Strip; (b)

average foot traffic in front of the Mortgaged Property exceeds over 50,000 pedestrians per day; (c) the Mortgaged Property is located approximately 0.1 miles north of the intersection of Las Vegas Boulevard and Tropicana Avenue, the site of four resorts and casinos including the MGM Grand, New York-New York Hotel and Casino, Excalibur Hotel and Casino and Tropicana Las Vegas, totaling over 12,500 combined rooms; (d) the Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF Debt Yield is 54.0%, 1.62x and 8.0%, respectively, and if the Mortgage Loan underwriting utilized a 5.0% vacancy, the Mortgage Loan U/W NCF DSCR and U/W NCF Debt Yield would be approximately 1.59x and 7.9%, respectively; and (e) following the acquisition of the Mortgaged Property in December 2015, the borrower sponsor has been renovating and redeveloping the Mortgaged Property and has spent over $35 million on tenant buyouts and capital expenditures. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the 181 Fremont Street Mortgage Loan (2.3%), the related mortgage loan was co-originated by Barclays Bank PLC and Deutsche Bank AG, New York Branch (“DBNY”). Wells Fargo Bank, National Association purchased Notes A-2 and A-3 of the 181 Fremont Street Mortgage Loan from DBNY. The underwritten base rent reflects the average rent over the remaining lease term expiring on February 28, 2031, rather than the average rent through the Anticipated Repayment Date (“ARD”) on April 6, 2028, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. The amount of underwritten base rent attributable to average rent for the period beyond the ARD is $1,337,679. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is 100.0% leased to Facebook on a long term lease maturing on February 28, 2031 with two, 5-year renewal options; (b) the U/W LTV, U/W NOI Debt Yield and U/W NCF DSCR are 39.6%, 11.8% and 3.14x (on the 181 Fremont Street Whole Loan), respectively; (c) if the Mortgaged Property was underwritten based on the average rent average through the ARD, the U/W NOI Debt Yield and U/W NCF DSCR would be 11.3% and 3.00x, respectively; (d) the Mortgaged Property was built in 2018 for Facebook, which took possession and is currently constructing its interior improvements for which there was an upfront reserve and the tenant is also putting in its own money into completing the interior improvements; and (e) the guarantor, Paul Guarantor LLC, is 100.0% owned by Jay Paul Company, which has significant experience in the market and has developed over 11.0 million square feet of institutional quality space, and has an additional 6.0 million square feet of space in their development pipeline. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the 181 Fremont Street Mortgage Loan into this transaction.

●	With respect to the CoolSprings Galleria Mortgage Loan (1.6%), the underwritten management fee (2.4%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property was 96.2% leased to 124 tenants as of April 24, 2018 and has experienced an average occupancy of 98.1% over the past five years (with a trough occupancy of 96.8% in 2017); (b) the U/W NCF DSCR and U/W NCF Debt Yield are 1.91x and 12.1%, respectively; and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF DSCR and U/W NCF Debt Yield would be approximately 1.89x and 12.0%, respectively; (c) the Mortgaged Property is located in Franklin, Tennessee, approximately 16 miles south from the Nashville central business district; (d) the Mortgaged Property is located adjacent to Interstate 65, which has an average daily traffic count of approximately 112,000 vehicles; (e) the Mortgaged Property is located in the seventh richest county in America, with a 2017 median household income of $104,367; and (f) the 2017 estimated population and average household income within a five-mile radius of the Mortgaged Property is $97,298 and $158,041, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the CoolSprings Galleria Mortgage Loan into this transaction.

●	With respect to the Staybridge Suites Orlando Airport South Mortgage Loan (1.4%), the underwritten occupancy (92.6%) is greater than 80.0%, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield and U/W NCF DSCR of 15.2% and 2.07x, respectively, and amortizes on a 30-year schedule with two-year interest only period; (b) if the Mortgaged Property was underwritten to an 80.0% occupancy, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 10.6% and 1.62x, respectively; (c) the actual occupancy for the trailing 12-month period ending April 30, 2018 was 92.6%; (d) for the trailing 12-month period ending April 30, 2018, the Mortgaged Property reported occupancy, ADR and RevPAR penetration rates of 92.2%, 111.2% and 102.5%, respectively; (e) the Mortgaged Property has experienced an average occupancy greater than 80.0% over the past four years (with a trough occupancy of 84.5% in 2014); (f) the Mortgaged Property is roughly 1.7 miles north of the Orlando International Airport, within the Lee Vista Center (a 200 acre commercial development in the submarket containing approximately 650,000 square feet of office, retail, restaurants and multifamily residential uses) and is surrounded by several tourism destinations including Walt Disney World, SeaWorld and Discovery Cove, and Universal Orlando Resort; and (g) the sponsor has more than 12 years of commercial real estate experience and owns more than 20 properties valued at approximately $203 million as of December 31, 2017. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Crestwood Apartments, Inc. Mortgage Loan (0.2%), the financial statements received from the related borrower are on a compiled basis. National Cooperative Bank, N.A.’s underwriting criteria requires reviewed financial statements for all loans greater than or equal to $1,000,000 and less than $5,000,000. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following considerations: (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 17.4% and 18.3%, respectively, (b) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 5.20x, 31.3% and 32.0%, respectively and (c) on a going forward basis, the related borrower is obligated to provide annual reviewed or audited financial statements pursuant to the related loan documents. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Crestwood Apartments, Inc. Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Showcase II	$50,000,000	5.3%	$37,000,000	$78,000,000	$165,000,000	5.368%	54.0%	69.6%	1.62x	1.15x
181 Fremont Street	$22,000,000	2.3%	$225,000,000	$228,000,000	$475,000,000	4.434%	39.6%	75.2%	3.14x	1.38x

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

Each of the mezzanine loans related to the Mortgage Loan secured by the Mortgaged Property identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan, prior to the prepayment or repayment in full of the Mortgage Loan, generally provided that such prepayment or cure payment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash) and, subject to certain exceptions, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan; (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs (or in certain cases, if any event of default occurs) and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off Date % Initial Pool Balance	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)(3)
Empire Towers V	$19,400,000	2.1%	65%	1.44x	N/A	Yes	Yes
Hyatt Place – Downtown Boise ID	$16,225,000	1.7%	60%	1.79x	11.68%	Yes	Yes

(1)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(3)	If required under the related pooling and servicing agreement.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the Showcase II Mortgage Loan (5.3%), the loan documents permit the pledge of any direct or indirect ownership interest in any member, partner or shareholder of the borrower or mezzanine borrower (but not a direct interest in the borrower or mezzanine borrower) by Nakash Properties LLC, Nakash Holding LLC, Eli Gindi and/or Jeffrey Gindi in favor of one or more Permitted Pledge Banks (a commercial bank or a financial institution with significant real estate experience involving properties similar to the property with a long term unsecured debt rating of no less than “A” by S&P and “A2” by Moody’s) to secure a loan or line of credit which is secured by pledge of all or substantially all of the assets of pledgor, repayment of the loan or line of credit is not tied specifically to cash flow from the mortgaged property and such pledge will not be made in connection with a permitted non-controlling pledge.

With respect to the CoolSprings Galleria Mortgage Loan (1.6%), the loan documents permit the pledge of any direct or indirect ownership interest in any member, partner or shareholder of the borrower (but not a direct interest in the borrower) by CBL & Associates Limited Partnership and/or CBL & Associates Properties, Inc. (or any successor of CBL &

Associates Limited Partnership and/or CBL & Associates Properties, Inc. as permitted by the loan documents), Teachers Insurance and Annuity Association of America and/or APG Asset Management US Inc. in favor of one or more commercial bank(s) or financial institution(s) with significant real estate experience involving properties similar to the property with a long term unsecured debt rating of no less than “A” by S&P and “A2” by Moody’s (each, a “Permitted Pledge Bank”) to secure a loan or line of credit which is secured by pledge of all or substantially all of the assets of pledgor, repayment of the loan or line of credit is not tied specifically to cash flow from the mortgaged property and such pledge will not be made in connection with a permitted non-controlling pledge.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

With respect to the ExchangeRight Net Leased Portfolio #22 – Dollar General – DeLand FL, Town Center Aventura, Florida Hotel & Conference Center, Staybridge Suites Orlando Airport South, Southwest Villas Jacksonville and Palatka Oaks Apartments Mortgage Loans (10.5%), Florida statute renders unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 7/3/2018 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
2-4 Windsor Terrace Owners, Inc.	$3,740,592	$300,000	$0	$3,740,592	$4,040,592	25.5%	greater of 4.00% or Prime Rate+0.25%	3.78x
Harrison Gardens Owners, Inc.	$3,720,267	$250,000	$0	$3,720,267	$3,970,267	26.5%	greater of 4.00% or Prime Rate+0.25%	3.84x
415 Gramatan Avenue Corporation	$3,195,645	$250,000	$0	$3,195,645	$3,445,645	37.0%	greater of 4.25% or Prime Rate+0.25%	2.70x
Greenwich and Perry Street Housing Corporation	$2,996,480	$1,000,000	$0	$2,996,480	$3,996,480	14.3%	greater of 4.00% or Prime Rate+0.25%	4.58x
530 Riverdale Owners Corp.	$2,698,198	$400,000	$0	$2,698,198	$3,098,198	40.2%	greater of 3.90% or Prime Rate	3.52x
140 E. 83rd Tenants Corp.	$2,493,627	$500,000	$0	$2,493,627	$2,993,627	3.3%	greater of 3.90% or Prime Rate	14.70x
Chapel Owners Corp.	$2,044,763	$250,000	$0	$2,044,763	$2,294,763	10.8%	greater of 4.00% or Prime Rate+0.25%	7.86x
595 McLean Owners, Inc.	$1,998,706	$400,000	$0	$1,998,706	$2,398,706	43.6%	greater of 3.90% or Prime Rate	3.50x
Crestwood Apartments, Inc.	$1,997,563	$300,000	$0	$1,997,563	$2,297,563	20.1%	greater of 3.90% or Prime Rate	4.62x
Ridgecrest Owners Corp.	$1,994,942	$500,000	$0	$1,994,942	$2,494,942	19.0%	greater of 3.90% or Prime Rate	6.09x
251 Seaman Owners Corp.	$1,290,107	$500,000	$0	$1,290,107	$1,790,107	6.7%	greater of 4.00% or Prime Rate+0.25%	5.42x
439 East 88 Owners Corp.	$1,198,534	$500,000	$0	$1,198,534	$1,698,534	8.1%	greater of 3.90% or Prime Rate	5.53x
College Gardens Cooperative, Inc.	$1,174,281	$500,000	$0	$1,174,281	$1,674,281	7.3%	greater of 4.00% or Prime Rate+0.25%	20.91x
68 Laight Street Owners Corp.	$998,813	$200,000	$0	$998,813	$1,198,813	5.5%	greater of 3.90% or Prime Rate	7.78x
236 East 28th Street Owners Corp.	$998,813	$200,000	$0	$998,813	$1,198,813	9.3%	greater of 3.90% or Prime Rate	6.33x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of July 3, 2018.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of July 3, 2018 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Bryant Gardens Corp. Mortgage Loan (1.5%), the Bon Aire Residents, Inc. Mortgage Loan (1.0%) and the Jeffrey Gardens Apartment Corp. Mortgage Loan (0.8%), the related Borrowers are permitted to incur additional future indebtedness secured by the related Mortgaged Properties, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) 20% of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) 35% percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

With respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property (applying a discount as determined by the appraiser for rent regulated, rent stabilized and rent controlled units), based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

With respect to the Regal Cinemas Lincolnshire Mortgage Loan (1.7%), the borrower is also the borrower under an unsecured loan in the amount of $2,000,000 (the “Unsecured Loan”) made by Gerald Greenberg. Gerald Greenberg is the 50% owner of the borrower and the father of Scott D. Greenberg. Scott D. Greenberg is (together with a related trust) the non-recourse carveout guarantor, and owns (through a related trust) the remaining 50% of the borrower. The Unsecured Loan bears interest at the rate of 5.00% per annum and is payable upon demand, together with accrued interest. The lender under the Unsecured Loan (the “Unsecured Lender”) entered into a subordination and standstill agreement with the mortgage lender, which provides that, so long as the Mortgage Loan is outstanding, the Unsecured Lender will not exercise any of its remedies, commence any legal proceedings or enforcement action against the borrower, commence or consent to any bankruptcy or similar action against the borrower (or take any action in a bankruptcy case, other than to file a claim as unsecured creditor), sell or otherwise transfer the Unsecured Loan (except by devise, descent or operation of law upon the Unsecured Lender’s death or legal incompetency), or amend the Unsecured Loan (other than to extend its maturity).

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 1745 Broadway, Griffin Portfolio II, Pfizer Building, Showcase II, Plaza Frontenac, Town Center Aventura, Fair Oaks Mall, Anderson Towne Center, 181 Fremont Street, Shoppes at Chino Hills and CoolSprings Galleria is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion

Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the Fair Oaks Mall Whole Loan.

“BANK 2018-BNK12 PSA” means the pooling and servicing agreement relating to the securitization of the Control Note of the Fair Oaks Mall Whole Loan and CoolSprings Galleria Whole Loan.

“BMARK 2018-B4 PSA” means the pooling and servicing agreement relating to the securitization of the Control Note of the 181 Fremont Street Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MSC 2018-H3 PSA” means the pooling and servicing agreement relating to the securitization of the Shoppes at Chino Hills Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Fair Oaks Mall Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Securitization Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the applicable master servicer under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, the applicable master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Securitization Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Securitization Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Securitization Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means each of (i) the PSAs identified under the column entitled “Non-Serviced PSA” in the table entitled “Non-Serviced Whole Loans” below and (ii) on and after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, the applicable special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means, with respect to any Non-Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Non-Serviced Mortgage Loan.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) on and after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, (ii) prior to each Servicing Shift Securitization Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (iii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Securitization Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Securitization Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, and (ii) prior to the applicable

Servicing Shift Securitization Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Securitization Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Securitization Date” means with respect to each Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“WFCM 2018-1745 TSA” means the trust and servicing agreement relating to the securitization of the Control Note of the 1745 Broadway Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder(1)
1745 Broadway	Non-Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$50,000,000 $50,000,000 $50,000,000 $25,000,000 $50,000,000 $44,000,000 $30,000,000 $20,000,000	WFCM 2018-1745 WFCM 2018-1745 WFCM 2018-1745 WFCM 2018-1745 BANK 2018-BNK13 BANK 2018-BNK13 Wells Fargo Bank, National Association Wells Fargo Bank, National Association
Griffin Portfolio II	Serviced	Note A-1-1 Note A-1-2-1 Note A-1-2-2 Note A-2-1 Note A-2-2-1 Note A-2-2-2 Note A-2-3	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$80,000,000 $40,000,000 $5,000,000 $60,000,000 $40,000,000 $5,000,000 $20,000,000	BANK 2018-BNK13 MSC 2018-H3 BANK 2018-BNK13 KeyBank National Association MSC 2018-H3 UBS 2018-C11 UBS 2018-C11
Pfizer Building	Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5	Control Non-Control Non-Control Non-Control Non-Control	$30,000,000 $30,000,000 $30,000,000 $20,000,000 $15,000,000	BANK 2018-BNK13 Morgan Stanley Bank, N.A. Morgan Stanley Bank, N.A. BANK 2018-BNK13 BANK 2018-BNK13
Showcase II	Serviced	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$50,000,000 $33,000,000 $45,000,000	BANK 2018-BNK13 Wells Fargo Bank, National Association Wells Fargo Bank, National Association
Plaza Frontenac	Servicing Shift	Note A-1 Note A-2	Control Non-Control	$60,000,000 $40,000,000	Morgan Stanley Bank, N.A. BANK 2018-BNK13
Town Center Aventura	Serviced	Note A-1 Note A-2	Control Non-Control	$40,000,000 $40,000,000	BANK 2018-BNK13 Wells Fargo Bank, National Association
Fair Oaks Mall	Non-Serviced	Note A-1-1 Note A-1-2 Note A-2-1 Note A-2-2 Note A-2-3 Note B-1 Note B-2	Non-Control Non-Control Non-Control Non-Control Non-Control Control(2) Control(2)	$80,000,000 $33,750,000 $20,000,000 $20,625,000 $20,625,000 $55,250,000 $29,750,000	BANK 2018-BNK12 BANK 2018-BNK13 Barclays Bank PLC Barclays Bank PLC Barclays Bank PLC Annaly CRE LLC Annaly CRE LLC
Anderson Towne Center	Serviced	Note A-1 Note A-2	Control Non-Control	$25,000,000 $17,415,000	BANK 2018-BNK13 Morgan Stanley Bank, N.A.
181 Fremont Street	Non-Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6-1 Note A-6-2	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$50,000,000 $58,000,000 $22,000,000 $30,000,000 $40,000,000 $30,000,000 $20,000,000	BMARK 2018-B4 BANK 2018-BNK12 BANK 2018-BNK13 BMARK 2018-B4 Deutsche Bank AG, New York Branch WFCM 2018-C44 WFCM 2018-C45
Shoppes at Chino Hills	Non-Serviced	Note A-1 Note A-2 Note A-3 Note A-4	Control Non-Control Non-Control Non-Control	$40,000,000 $22,000,000 $35,000,000 $13,000,000	MSC 2018-H3 BANK 2018-BNK13 Morgan Stanley Bank, N.A. Morgan Stanley Bank, N.A.
CoolSprings Galleria	Non-Serviced	Note A-1 Note A-2 Note A-3 Note A-4-1 Note A-4-2	Control Non-Control Non-Control Non-Control Non-Control	$75,000,000 $15,000,000 $20,000,000 $30,000,000 $15,000,000	BANK 2018-BNK12 BANK 2018-BNK12 WFCM 2018-C45 Wells Fargo Bank, National Association BANK 2018-BNK13

(1)	Expected to be contributed to such securitization upon the closing of such securitization.

(2)	With respect to the Fair Oaks Mall Whole Loan, the initial Control Note is Note B-1 and Note B-2, collectively, so long as no control appraisal period under the related Intercreditor Agreement is in effect. If a control appraisal period under the related Intercreditor Agreement is in effect, then Note A-1-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than a Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to a Servicing Shift Whole Loan

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder under the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari

Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The Fair Oaks Mall Whole Loan

The Fair Oaks Mall Mortgage Loan (as defined below) (3.6%), is part of a Whole Loan evidenced by seven promissory notes, each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $260,000,000. Note A-1-2, with an initial principal balance of $33,750,000 (the “Fair Oaks Mall Mortgage Loan” or the “Fair Oaks Mall Trust Note”), will be deposited into this securitization.

The Fair Oaks Mall Whole Loan (as defined below) is evidenced by (i) the Fair Oaks Mall Mortgage Loan, (ii) 4 senior promissory notes designated as Note A-1-1, Note A-2-1, Note A-2-2 and Note A-2-3 (the “Fair Oaks Mall Pari Passu Companion Loans”), which have an aggregate initial principal balance of $141,250,000, and (iii) 2 subordinate promissory notes designated as Note B-1 and Note B-2 (the “Fair Oaks Mall B Notes” and, together with the Fair Oaks Mall Pari Passu Companion Loans, the “Fair Oaks Mall Companion Loans”), which have an aggregate initial principal balance of $85,000,000.

The Fair Oaks Mall Mortgage Loan, the Fair Oaks Mall Pari Passu Companion Loans and the Fair Oaks Mall B Notes are collectively referred to as the “Fair Oaks Mall Whole Loan”. The Fair Oaks Mall Mortgage Loan and the Fair Oaks Mall Pari Passu Companion Loans are collectively referred to as the “Fair Oaks Mall A Notes”. The Fair Oaks Mall Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Fair Oaks Mall Mortgage Loan. The Fair Oaks Mall B Notes are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Fair Oaks Mall A Notes.

Only the Fair Oaks Mall Trust Note is included in the issuing entity. The Fair Oaks Mall Pari Passu Companion Loan represented by Note A-1-1 was contributed to the BANK 2018-BNK12 securitization transaction. The Fair Oaks Mall Pari Passu Companion Loans represented by Note A-2-1, Note A-2-2 and Note A-2-3 are currently held by Barclays Bank

PLC, but are expected to be contributed to future securitization transactions. The Fair Oaks Mall B Notes are currently held by Annaly CRE LLC.

The holders of the promissory notes evidencing the Fair Oaks Mall Whole Loan (the “Fair Oaks Mall Noteholders”) have entered into an Intercreditor Agreement (the “Fair Oaks Mall Intercreditor Agreement”) that sets forth the respective rights of each Fair Oaks Mall Noteholder. The following summaries describe certain provisions of the Fair Oaks Mall Intercreditor Agreement.

Servicing

The Fair Oaks Mall Whole Loan (including the Fair Oaks Mall Mortgage Loan) and any related REO Property will be serviced and administered by the applicable Non-Serviced Master Servicer and, if necessary, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Fair Oaks Mall Mortgage Loan and the CoolSprings Galleria Mortgage Loan”, but subject to the terms of the Fair Oaks Mall Intercreditor Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Fair Oaks Mall Mortgage Loan (but not on any of the Fair Oaks Mall Companion Loans) pursuant to the terms of the PSA, unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Fair Oaks Mall Mortgage Loan. Principal and interest advances in respect of the Fair Oaks Companion Loans and property protection advances in respect of the Fair Oaks Mall Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Fair Oaks Mall Mortgage Loan and the CoolSprings Galleria Mortgage Loan”.

Application of Payments

The Fair Oaks Mall Intercreditor Agreement sets forth the respective rights of the holder of Fair Oaks Mall Mortgage Loan and the holders of the Fair Oaks Mall Companion Loans with respect to distributions of funds received in respect of the Fair Oaks Mall Whole Loan, and provides, in general, that the Fair Oaks Mall B Notes and the respective rights of the holders of the Fair Oaks Mall B Notes to receive payments of interest, principal and other amounts with respect to each Fair Oaks Mall B Note, respectively, will at all times be junior, subject and subordinate to the Fair Oaks Mall A Notes and the respective rights of the holders of the Fair Oaks Mall A Notes to receive payments of interest, principal and other amounts with respect to each Fair Oaks Mall A Note, respectively, as and to the extent set forth in the Fair Oaks Mall Intercreditor Agreement.

If no Fair Oaks Mall Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the Fair Oaks Mall Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the applicable Non-Serviced Master Servicer in the following order of priority:

first, to the holders of the Fair Oaks Mall A Notes (the “Fair Oaks Mall A Noteholders”), pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the respective principal balances of the Fair Oaks Mall A Notes, at the applicable note interest rate;

second, to the Fair Oaks Mall A Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Fair Oaks Mall Whole Loan allocated as principal on the Fair Oaks Mall Whole Loan and payable to the noteholders, until the principal balance of each Fair Oaks Mall A Note has been reduced to zero;

third, to the Fair Oaks Mall A Noteholders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Fair Oaks Mall A Noteholders including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the applicable master servicer or the applicable special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the Fair Oaks Mall Whole Loan pursuant to the Fair Oaks Mall Intercreditor Agreement or the BANK 2018-BNK12 PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a written modification, waiver, amendment, restructuring or workout of the Fair Oaks Mall Whole Loan (a “Fair Oaks Mall Workout”) the aggregate principal balance of the Fair Oaks Mall A Notes has been reduced, such excess amount will be paid to the Fair Oaks Mall A Noteholders pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount up to the reduction, if any, of the respective principal balances of the Fair Oaks Mall A Notes as a result of such Fair Oaks Mall Workout, plus interest on such aggregate amount at the related note interest rate;

fifth, to the extent the holders of the Fair Oaks Mall B Notes (the “Fair Oaks Mall B Noteholders”) have made any payments or advances to cure defaults pursuant to the Fair Oaks Mall Intercreditor Agreement, to reimburse such Fair Oaks Mall B Noteholders for all such cure payments;

sixth, to the Fair Oaks Mall B Noteholders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the respective principal balances of the Fair Oaks Mall B Notes at the applicable note interest rate;

seventh, to the Fair Oaks Mall B Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Fair Oaks Mall Whole Loan allocated as principal on the Fair Oaks Mall Whole Loan and payable to the noteholders, remaining after giving effect to the allocation in clause second above, until the principal balance of each Fair Oaks Mall B Note has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a Fair Oaks Mall Workout the aggregate principal balance of the Fair Oaks Mall B Notes has been reduced, such excess amount will be required to be paid to the Fair Oaks Mall B Noteholders pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount up to the reduction, if any, of the respective principal balances of the Fair Oaks Mall B Notes as a result of such Fair Oaks Mall Workout, plus interest on such aggregate amount at the related note interest rate;

ninth, to the Fair Oaks Mall A Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount equal to the product of (i) the Fair Oaks Mall Note A Percentage Interest multiplied by (ii) the Fair Oaks Mall Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the Fair Oaks Mall B Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount equal to the product of (i) the Fair Oaks Mall Note B Percentage Interest multiplied by (ii) the Fair Oaks Mall Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BANK 2018-BNK12 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Fair Oaks Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Fair Oaks Mall A Noteholders and the Fair Oaks Mall B Noteholders in accordance with the Fair Oaks Mall Note A Percentage Interest and the Fair Oaks Mall Note B Percentage Interest, respectively, with the amount distributed to the Fair Oaks Mall A Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall A Notes, and with the amount distributed to the Fair Oaks Mall B Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall B Notes; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Fair Oaks Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the Fair Oaks Mall A Noteholders and the Fair Oaks Mall B Noteholders in accordance with the initial Fair Oaks Mall Note A Percentage Interest and the initial Fair Oaks Mall Note B Percentage Interest, respectively, with the amount distributed to the Fair Oaks Mall A Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall A Notes, and with the amount distributed to the Fair Oaks Mall B Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall B Notes.

Upon the occurrence and continuance of a Fair Oaks Mall Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the Fair Oaks Mall A Noteholders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the respective principal balances on the Fair Oaks Mall A Notes, at the applicable note interest rate;

second, to the Fair Oaks Mall A Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes), until the principal balance of each Fair Oaks Mall A Note has been reduced to zero;

third, to the Fair Oaks Mall A Noteholders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Fair Oaks Mall A Noteholders including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the applicable master servicer or applicable special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the Fair Oaks Mall Whole Loan pursuant to the Fair Oaks Mall Intercreditor Agreement or the BANK 2018-BNK12 PSA;

fourth, to the Fair Oaks Mall A Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount equal to the product of (i) the Fair Oaks Mall Note A Percentage Interest multiplied by (ii) the Fair Oaks Mall Note A Relative Spread, and (iii) any prepayment premium to the extent paid by the borrower;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a Fair Oaks Mall Workout the aggregate principal balance of the Fair Oaks Mall A Notes has been reduced, such excess amount will be required to be paid to the Fair Oaks Mall A Noteholders pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount up to the reduction, if any, of the respective principal balances of the Fair Oaks Mall A Notes as a result of such Fair Oaks Mall Workout, plus interest on such aggregate amount at the related note interest rate;

sixth, to the extent the Fair Oaks Mall B Noteholders have made any payments or advances to cure defaults pursuant to the Fair Oaks Mall Intercreditor Agreement, to reimburse the Fair Oaks Mall B Noteholders for all such cure payments; and to the Fair Oaks Mall B Noteholders in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid each Fair Oaks Mall B Noteholder, in each case to the extent reimbursable by, but not previously reimbursed by, the Fair Oaks Mall Mortgage Loan Borrower;

seventh, to the Fair Oaks Mall B Noteholders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the respective principal balances of the Fair Oaks Mall B Notes at the applicable note interest rate;

eighth, to the Fair Oaks Mall B Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes), until the principal balance of each Fair Oaks Mall B Note has been reduced to zero;

ninth, to the Fair Oaks Mall B Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount equal to the product of (i) the Fair Oaks Mall Note B Percentage Interest multiplied by (ii) the Fair Oaks Mall Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a Fair Oaks Mall Workout the aggregate principal balance of the Fair Oaks Mall B Notes has been reduced, such excess amount will be paid to the Fair Oaks Mall B Noteholders pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount up to the reduction, if any, of the respective principal balances of the Fair Oaks Mall B Notes as a result of such Fair Oaks Mall Workout, plus interest on such aggregate amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BANK 2018-BNK12 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Fair Oaks Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Fair Oaks Mall A Noteholders and the Fair Oaks Mall B Noteholders in accordance with the Fair Oaks Mall Note A Percentage Interest and the Fair Oaks Mall Note B Percentage Interest, respectively, with the amount distributed to the Fair Oaks Mall A Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall A Notes, and with the amount distributed to the Fair Oaks Mall B Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall B Notes; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Fair Oaks Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the Fair Oaks Mall A Noteholders and the Fair Oaks Mall B Noteholders in accordance with the Fair Oaks Mall Note A Percentage Interest and the Fair Oaks Mall Note B Percentage Interest, respectively, with the amount distributed to the Fair Oaks Mall A Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall A Notes, and with the amount distributed to the Fair Oaks Mall B Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall B Notes.

“Fair Oaks Mall Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of the Fair Oaks Mall A Notes, and the denominator of which is the sum of the aggregate principal balance of the Fair Oaks Mall A Notes and the aggregate principal balance of the Fair Oaks Mall B Notes.

“Fair Oaks Mall Note A Rate” means 4.2580%.

“Fair Oaks Mall Note A Relative Spread” means the ratio of the Fair Oaks Mall Note A Rate to the weighted average of the Fair Oaks Mall Note A Rate and the Fair Oaks Mall Note B Rate.

“Fair Oaks Mall Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of the Fair Oaks Mall B Notes, and the denominator of which is the sum of the aggregate principal balance of the Fair Oaks Mall A Notes and the aggregate principal balance of the Fair Oaks Mall B Notes.

“Fair Oaks Mall Note B Rate” means 7.50%.

“Fair Oaks Mall Note B Relative Spread” means the ratio of the Fair Oaks Mall Note B Rate to the weighted average of the Fair Oaks Mall Note A Rate and the Fair Oaks Mall Note B Rate.

“Fair Oaks Mall Sequential Pay Event” means any event of default with respect to an obligation to pay money due under the Fair Oaks Mall Whole Loan, any other event of default for which the Fair Oaks Mall Whole Loan is actually accelerated or any other event of default which causes the Fair Oaks Mall Whole Loan to become a specially serviced mortgage loan, or any bankruptcy or insolvency event that constitutes an event of default under the related mortgage loan documents; provided, however, that unless the applicable Non-Serviced Master Servicer or the BNK12 Fair Oaks Mall Special Servicer, as applicable, has notice or knowledge of such event at least 10 Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Fair Oaks Mall Whole Loan. A Fair Oaks Mall Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Fair Oaks Mall B Noteholders in accordance with the Fair Oaks Mall Intercreditor Agreement) and will not be deemed to exist to the extent the Fair Oaks Mall B Noteholders are exercising their cure rights under the Fair Oaks Mall Intercreditor Agreement or the default that led to the occurrence of such Fair Oaks Mall Sequential Pay Event has otherwise been cured or waived.

“BNK12 Fair Oaks Mall Special Servicer” means AEGON USA Realty Advisors, LLC.

Consultation and Control

Pursuant to the Fair Oaks Mall Intercreditor Agreement, the controlling holder with respect to the Fair Oaks Mall Mortgaged Property (the “Fair Oaks Mall Controlling Noteholder”), as of any date of determination, will be (i) the holder or holders of a majority of the Fair Oaks Mall B Notes (by principal balance), unless a Fair Oaks Mall B Note Control Appraisal Period has occurred and is continuing, (ii) if and for so long as a Fair Oaks Mall B Note Control Appraisal Period has occurred and is continuing, the holder of the Fair Oaks Mall Trust Note (the “Fair Oaks Mall Trust Noteholder”); provided that at any time the Fair Oaks Mall Trust Noteholder is the Fair Oaks Mall Controlling Noteholder and the Fair Oaks Mall Trust Note is included in the Issuing Entity, references to “Fair Oaks Mall Controlling Noteholder” will mean the Directing Certificateholder or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the Fair Oaks Mall Intercreditor Agreement, as and to the extent provided in the BANK 2018-BNK12 PSA; and provided further that, if the Fair Oaks Mall B Noteholders would be the Fair Oaks Mall Controlling Noteholder pursuant to the terms hereof, but any interest in any of the Fair Oaks Mall B Notes is held by the borrower or a Fair Oaks Mall Borrower Related Party, or the borrower or the Fair Oaks Mall Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of any of the Fair Oaks Mall B Notes, then a Fair Oaks Mall B Note Control Appraisal Period will be deemed to have occurred. The holder of a majority of the Fair Oaks Mall B Note is the Fair Oaks Mall Controlling Noteholder as of the Closing Date.

“Fair Oaks Mall Major Decision” means any major decision as defined in the Fair Oaks Mall Intercreditor Agreement.

“Fair Oaks Mall B Note Control Appraisal Period” means any period with respect to the Fair Oaks Mall Whole Loan, if and for so long as:

(a) (1) the sum of the aggregate initial principal balances of the Fair Oaks Mall B Notes, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Fair Oaks Mall B Notes after the date of creation of the Fair Oaks Mall B Notes, (y) any appraisal reduction amount under the BANK 2018-BNK12 PSA for the Fair Oaks Mall Whole Loan that is allocated to the Fair Oaks Mall B Notes and (z) any losses realized with respect to the Fair Oaks Mall Mortgaged Property or the Fair Oaks Mall Whole Loan that are allocated to the Fair Oaks Mall B Notes, is less than

(b) 25% of the remainder of (i) the sum of the aggregate initial principal balances of the Fair Oaks Mall B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Fair Oaks Mall B Noteholders on each Fair Oaks Mall B Note, respectively, after the date of creation of such Fair Oaks Mall B Notes, provided that a Fair Oaks Mall B Note Control Appraisal Period will terminate upon the occurrence of a cure by the Fair Oaks Mall B Noteholders pursuant to the terms of the Fair Oaks Mall Intercreditor Agreement.

“Fair Oaks Mall Borrower Related Party” means, with respect to the Fair Oaks Mall Mortgage Loan, (i) (a) the borrower or (b) any direct or indirect parent of the borrower or (c) any affiliate of the borrower or (d) any affiliate of any direct or indirect parent of the borrower, (ii) any entity that is a holder of debt secured by direct or indirect ownership interests in the borrower or any affiliate of the holder of such debt, or (iii) any entity that is a holder of a preferred equity interest in the borrower or any affiliate of a holder of such preferred equity.

The Fair Oaks Mall B Noteholders, acting unanimously, are entitled to avoid a Fair Oaks Mall B Note Control Appraisal Period caused by application of an appraisal reduction amount under the BANK 2018-BNK12 PSA upon the satisfaction of certain conditions (within 30 days of the applicable Non-Serviced Master Servicer’s or BNK12 Fair Oaks Mall Special Servicer’s, as applicable, receipt of a third party appraisal that indicates such Fair Oaks Mall Control Appraisal Period has occurred) including delivery to the applicable Non-Serviced Master Servicer’s or BNK12 Fair Oaks Mall Special Servicer’s, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the Fair Oaks Mall Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the Fair Oaks Mall Mortgaged Property as determined pursuant to the BANK 2018-BNK12 PSA, would cause the applicable Fair Oaks Mall Control Appraisal Period not to occur.

Pursuant to the terms of the Fair Oaks Mall Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Fair Oaks Mall Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Fair Oaks Mall Major Decision has been requested or proposed or any fact or circumstance has occurred requiring that a Fair Oaks Mall Major Decision be made, or if the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as applicable, otherwise intends to make a Fair Oaks Mall Major Decision, at least 10 business days prior to taking action with respect to such Fair Oaks Mall Major Decision, the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as applicable, must receive the written consent of the Fair Oaks Mall Controlling Noteholder (or its representative) before implementing a decision with respect to such Fair Oaks Mall Major Decision; provided, that if the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, does not receive a response within 7 business days of its delivery of notice of a Fair Oaks Mall Major Decision, the Fair Oaks Mall Trust Noteholder (or the BNK12 Fair Oaks Mall Special Servicer acting on its behalf) is required to deliver a second notice to the Fair Oaks Mall Controlling Noteholder, and if the Fair Oaks Mall Controlling Noteholder does not respond within 3 business days of receipt of such second notice, it will have no further consent rights with respect to the specific action set forth in such notice; provided, further, that such failure to reply will not affect the rights of the Fair Oaks Mall Controlling Noteholder to consent to any future actions. Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the servicing standard under the BANK 2018-BNK12 PSA, the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, may take actions with respect to the Fair Oaks Mall Mortgaged Property before obtaining the consent of the Fair Oaks Mall Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the applicable servicing standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Fair Oaks Mall Noteholders, and the applicable servicer has made a reasonable effort to contact the Fair Oaks Mall Controlling Noteholder (or its representative). In addition, at any time the Note B Holder is the Controlling Noteholder, any consent request to terminate the collateral Macy’s lease as contemplated in the Mortgage Loan documents will also require the consent (or deemed consent) of the Note A-1-1 Holder (or the Directing Certificateholder) in addition to the consent (or deemed consent) of the Controlling Noteholder (or its representative), and the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as applicable, will be required to copy the Note A-1-1 Holder (or the Directing Certificateholder) on any notice of such consent request sent to the Controlling Noteholder and its representative; the same notice and timing requirements described above with respect to the Controlling Noteholder (or its representative) will apply to such requests for consent of the Note A-1-1 Holder (or the Directing Certificateholder). If any such consent request is made pursuant to the preceding sentence, the Note A-1-1 Holder must consult with the Controlling Noteholder (or its representative) on a non-binding basis prior to affirmatively consenting to or withholding consent to such consent request.

Notwithstanding the foregoing, the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) is not required to follow any advice or consultation provided by the Fair Oaks Mall Controlling Noteholder (or its representative) that would require or cause the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) to violate provisions of the Fair Oaks Mall Intercreditor Agreement or the BANK 2018-BNK12 PSA, require or cause the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) to violate the terms of the Fair Oaks Mall Whole Loan, or materially expand the scope of the responsibilities of the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) under the Fair Oaks Mall Intercreditor Agreement or the BANK 2018-BNK12 PSA.

The BNK12 Fair Oaks Mall Special Servicer will be required to provide copies to each Fair Oaks Mall Noteholder that is not the Fair Oaks Mall Controlling Noteholder of any notice, information and report that is required to be provided to the Fair Oaks Mall Controlling Noteholder pursuant to the BANK 2018-BNK12 PSA with respect to any Fair Oaks Mall Major Decisions or the implementation of any recommended actions outlined in an asset status report within the same time frame such notice, information and report is required to be provided to the Fair Oaks Mall Controlling Noteholder, and at any time the Fair Oaks Mall Controlling Noteholder is the Fair Oaks Mall Trust Noteholder, the BNK12 Fair Oaks Mall Special Servicer will be required to consult with each other Fair Oaks Mall A Noteholder (a “Non-Controlling Fair Oaks Mall A Noteholder”) on a strictly non-binding basis, to the extent having received such notices, information and reports, any Non-Controlling Fair Oaks Mall A Noteholder requests consultation with respect to any such Fair Oaks Mall Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Non-Controlling Fair Oaks Mall A Noteholder; provided that after the expiration of a period of 10 business days from the delivery to any Non-Controlling Fair Oaks Mall A Noteholder by the BNK12 Fair Oaks Mall Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the applicable special servicer will no longer be obligated to consult with such Non-Controlling Fair Oaks Mall A Noteholder, whether or not such Non-Controlling

Fair Oaks Mall A Noteholder has responded within such 10 business day period (unless, the BNK12 Fair Oaks Mall Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Upon securitization of the Fair Oaks Mall A Notes other than the Fair Oaks Mall Trust Note, references in this paragraph to the Non-Controlling Fair Oaks Mall A Noteholder as such term relates to the Fair Oaks Mall A Noteholder will mean the related holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related servicing agreement or their duly appointed representative.

In addition to the consultation rights provided in the immediately preceding paragraph, at any time the Fair Oaks Mall Controlling Noteholder is the Fair Oaks Mall Trust Noteholder, each other Fair Oaks Mall A Noteholder will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the applicable Non-Serviced Master Servicer) with the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as applicable, in which servicing issues related to the Fair Oaks Mall Mortgage Loan are discussed.

Sale of Defaulted Whole Loan

If an event of default under the Fair Oaks Mall Whole Loan has occurred and is continuing, the BNK12 Fair Oaks Mall Special Servicer may, in accordance with the terms and provisions of the BANK 2018-BNK12 PSA and subject to the related servicing standard, elect to sell (1) the Fair Oaks Mall Whole Loan, subject to the consent right of the Controlling Noteholder (or its representative), in which case such sale would include each of the Fair Oaks Mall A Notes and each of the Fair Oaks Mall B Notes, as determined by the BNK12 Fair Oaks Mall Special Servicer in accordance with the related servicing standard (taking into account the subordinate nature of the Fair Oaks Mall B Notes) or (2) each of the Fair Oaks Mall A Notes together, in which case the BNK12 Fair Oaks Mall Special Servicer will be required to provide notice to each Other Master Servicer who will provide notice to the related Non-Controlling Fair Oaks Mall A Noteholder of the planned sale and of such Non-Controlling A Noteholder’s opportunity to submit an offer on Note A-1-1, Note A-1-2, Note A-2-1, Note A-2-2 and Note A-2-3 together.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Fair Oaks Mall Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Fair Oaks Mall Whole Loan, then the holders of the Fair Oaks Mall B Noteholders will have the right, acting unanimously, but not the obligation, to: (A) cure such monetary event of default within 7 business days following the receipt of notice of such default and (B) cure such non-monetary event of default within the later of (i) the expiration date of the cure period afforded to the borrower under the Mortgage Loan documents and (ii) 30 days following receipt of notice of such default; provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 90 days. If the Fair Oaks Mall B Noteholders elect to cure a default by way of a payment of money (a “Fair Oaks Mall Cure Payment”), the Fair Oaks Mall B Noteholders will be required to make such Fair Oaks Mall Cure Payment as directed by the applicable master servicer or the applicable special servicer and such Fair Oaks Mall Cure Payment is required to include reimbursement for all advances, fees or interest paid by the applicable master servicer or the applicable special servicer or the holders of the Fair Oaks Mall Pari Passu Companion Loans. So long as an event of default exists that is being cured by the Fair Oaks Mall B Noteholders and the applicable cure period has not expired, the default will not be treated as a Fair Oaks Mall Sequential Pay Event (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the Fair Oaks Mall Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iii) for purposes of treating the Fair Oaks Mall Whole Loan as a specially serviced loan under the BANK 2018-BNK12 PSA. Notwithstanding anything to the contrary, the right of the Fair Oaks Mall B Noteholders to cure a default will be limited to a combined total of 6 cures of monetary defaults, no more than 4 of which may be consecutive, and 6 non-monetary defaults over the term of the Fair Oaks Mall Whole Loan.

Purchase Option

After the occurrence and delivery of a notice of an event of default or a servicing transfer event, the Fair Oaks Mall B Noteholders, acting unanimously, will have the right, by written notice to the Fair Oaks Mall A Noteholders (a “Fair Oaks Mall Purchase Notice”), to purchase in immediately available funds, (x) the Fair Oaks Mall A Notes in whole, but not in part, at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the Fair Oaks Mall Purchase Notice to the then current Fair Oaks Mall A Noteholders, such Fair Oaks Mall A Noteholders will be required to sell (and the requesting purchaser will be required to purchase) the Fair Oaks Mall A Notes at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Fair Oaks Mall Purchase Date”) not less than 10 and not more than 60 days after the date of the Fair Oaks Mall Purchase Notice. The failure of the Fair Oaks Mall B Noteholders to purchase the Fair Oaks Mall A Notes on the Defaulted Fair Oaks Mall Purchase Date will result in the termination of such right with respect to the event of default or servicing transfer event that gave rise to such right. The Fair Oaks Mall B Noteholders have agreed that the sale of the Fair Oaks Mall A Notes will comply with all requirements of the BANK 2018-BNK12 PSA and that all costs and expenses related thereto will be paid by the Fair Oaks Mall B Noteholders. The right of the Fair Oaks Mall B Noteholders to purchase the loans as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Fair Oaks Mall Mortgaged Property. Notwithstanding the foregoing sentence, the Fair Oaks Mall Trust Noteholder is required to give each Fair Oaks Mall B Noteholder 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Fair Oaks Mall Mortgaged Property is transferred to the Fair Oaks Mall Trust Noteholder (or a designee on its behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Fair Oaks Mall Trust Noteholder of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 business days after the acceleration of the Fair Oaks Mall Mortgage Loan, the Fair Oaks Mall Trust Noteholder will be required to notify each Fair Oaks Mall B Noteholder of such transfer and the Fair Oaks Mall B Noteholders will each have a 15 business day period from the date of such notice from the Fair Oaks Mall Trust Noteholder to deliver the Fair Oaks Mall Purchase Notice to the Fair Oaks Mall Trust Noteholder, in which case the Fair Oaks Mall B Noteholders will be obligated to purchase the Fair Oaks Mall Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

Special Servicer Appointment Rights

Pursuant to the Fair Oaks Mall Intercreditor Agreement, the Fair Oaks Mall Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Fair Oaks Mall Mortgage Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Fair Oaks Mall Companion Loans (or their representatives) in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and “Rights Upon Servicer Termination Event” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in July 2018 and ending on the hypothetical Determination Date in August 2018. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Morgan Stanley Bank, N.A., Bank of America, National Association, Wells Fargo Bank, National Association, National Cooperative Bank, N.A. and National Consumer Cooperative Bank are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, Wells Fargo Bank, National Association and National Cooperative Bank, N.A. on or about August 2, 2018 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia

Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2017, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.2 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,925 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $37.3 billion, which were included in 115 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk

Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third-parties and deposits such mortgage loans into securitization trusts. The 181 Fremont Street Mortgage Loan (2.3%), was acquired by Wells Fargo Bank from Deutsche Bank AG, acting through its New York Branch. The 181 Fremont Street Mortgage Loan was co-originated by Deutsche Bank AG, acting through its New York Branch, and Barclays Bank PLC.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo

Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2015 to March 31, 2018 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	5.71	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	5.71	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	12.35
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	12.35

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.56	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.56	0	0.00	0.00

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.06	0	0.00	0.00	1	15,348,545.00	1.06
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			73	1,487,599,794.00	100.00	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.06	0	0.00	0.00	1	15,348,545.00	1.06

Commercial Mortgages Asset Class Total			628	9,599,281,621.61		1	38,371,874.00		0	0.00		0	0.00		1	15,348,545.00		2	36,687,005.00		2	101,660,176.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer withdrew its repurchase demand on August 15, 2017.

(12)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2018 through March 31, 2018 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 11, 2018, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 11, 2018, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $17,481,504.00 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), (31.7%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of one of the Pfizer Building Companion Loans, the Plaza Frontenac Companion Loan, the Anderson Towne Center Companion Loan and one or more of the Shoppes at Chino Hills Companion Loans. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2017.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.5	5.5	1.2	6.6

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2018, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $51,318,247,611.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans was originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2015 and ending March 31, 2018, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2018 through March 31, 2018 was set forth in a Form ABS-15G filed by MSMCH on May 14, 2018. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2015 to March 31, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2015 to March 31, 2018.

(6)	Includes demands received during and prior to the reporting period from April 1, 2015 to March 31, 2018 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2015 to March 31, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2015 to March 31, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2018 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2018 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intend to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $14,966,244.09 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2014	2015	2016	2017	As of 6/30/2018
Multifamily	$518,929,738	$1,104,590,000	$242,008,000	$146,622,500	$317,125,000
Office	1,864,674,000	1,863,491,000	1,207,957,250	1,424,716,159	164,805,000
Retail	1,726,602,172	1,254,393,252	1,392,460,000	720,057,794	742,162,894
Industrial	31,185,000	1,342,375,000	257,320,721	101,890,000	6,020,000
Manufactured Housing	87,111,250	116,618,625	19,987,500	38,835,750	36,860,000
Self Storage	93,095,000	546,593,750	156,775,000	387,370,000	449,456,250
Lodging	2,631,502,433	2,241,228,600	70,509,000	2,176,576,500	1,703,938,000
Mixed Use	144,100,000	147,725,000	18,362,500	221,600,000	165,040,000
Other	69,930,000	0	150,000,000	283,150,000	192,300,000
Total	$7,167,129,593	$8,617,015,227	$3,515,379,971	$5,500,818,703	$3,777,707,144

Bank of America is a sponsor and mortgage loan seller in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●    Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●    Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●    Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●    Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●    Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●    Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●    Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

The Griffin Portfolio II Mortgage Loan.

The Griffin Portfolio II Mortgage Loan (9.0%) was originated in conjunction with KeyBank National Association.

The Fair Oaks Mall Mortgage Loan.

The Fair Oaks Mall Mortgage Loan (3.6%) was originated in conjunction with Barclays Bank PLC.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of

America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans (or, with respect to the Griffin Portfolio II Mortgage Loan (9.0%) and the Fair Oaks Mall Mortgage Loan (3.6%), originated in conjunction with one or more third parties) was originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated (or, with respect to the Griffin Portfolio II Mortgage Loan (9.0%) and the Fair Oaks Mall Mortgage Loan (3.6%), originated in conjunction with KeyBank National Association and Barclays Bank PLC, respectively) in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2015, and ending March 31, 2018, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2018, through March 31, 2018, was set forth in a Form ABS-15G filed by Bank of America on May 2, 2018. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	21,889,285	89.14	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	2,668,138	10.86	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF4(8)		Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	375	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	375	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	112,294,963	44.00	0	0	0.00	0	0	0.00	0	0	0.00	1	4,200,000	1.65	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	109,024,744	42.72	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	30,814,525	12.07	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	3,097,104	1.21	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	75,343,325	53.42	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	56,488,455	40.05	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279	5.83	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	9,220,473	6.54	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bank of America, N.A.	80	219,605,620	97.21	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bridger Commercial Funding LLC	20	6,300,000	2.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Commercial Mortgages Total			1,072	646,746,632		0	0		0	0		0	0		3	12,420,279		376	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from April 1, 2015 to March 31, 2018. Activity with respect to demands received during and, if applicable, prior to such period ended March 31, 2018, is reflected elsewhere in this table. If an asset changed status during such period ended March 31, 2018, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from April 1, 2015 to March 31, 2018. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of March 31, 2018:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by March 31, 2018;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from April 1, 2015 to March 31, 2018.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended December 31, 2017.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of March 31, 2018.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and March 31, 2018, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 2, 2018. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 2, 2018. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $14,761,749.58 Certificate Balance of the RR Interest. However, Bank of America or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $35,943,408 (3.8%), and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 58th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on June 30, 2018, National Cooperative Bank, N.A. and its affiliates sold approximately $6.0 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.5 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Nineteen (19) of the twenty (20) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor (6.7%), were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated, rent stabilized or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative

Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on January 16, 2018. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including April 1, 2015 to and including March 31, 2018, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo

Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2018-BNK13 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2018, WTNA served as trustee on over 1,655 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $306 billion, of which approximately 388 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $252 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 265,000 employees as of March 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $446 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2018, Wells Fargo Bank was acting as custodian of more than 254,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, the Corporate Trust Services Group of Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., (“Wells Fargo Bank”) in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). In September 2017, Royal Park Investments SA/NV (“Royal Park”), one of the plaintiffs in the District Court cases against Wells Fargo Bank, filed a putative class action complaint relating to two trusts seeking declaratory and injunctive relief and money damages based on Wells Fargo Bank’s indemnification from trust funds for legal fees and expenses Wells Fargo Bank incurs or has incurred in defending the District Court case filed by Royal Park. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $ 17,481,504.00 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company.

Wells Fargo Bank is also an anticipated holder of a portion of the RR Interest, a sponsor, an originator, a mortgage loan seller, the holder of one or more of the 1745 Broadway Companion Loans, the Showcase II Companion Loans, the Town Center Aventura Companion Loan and one or more of the CoolSprings Galleria Companion Loans, the certificate administrator and the custodian under this securitization, is expected to be the initial risk retention consultation party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (a) the servicer, the certificate administrator and the custodian under the WFCM 2018-1745 TSA, which governs the servicing and administration of the 1745 Broadway Whole Loan, (b) the master servicer, the certificate administrator and the custodian under the MSC 2018-H3 PSA, which governs the servicing and administration of the Shoppes at Chino Hills Whole Loan, (c) a master servicer, the certificate administrator and the custodian under the BANK 2018-BNK12 PSA, which governs the servicing and administration of the Fair Oaks Mall Whole Loan and the CoolSprings Galleria Whole Loan, and (d) the master servicer the certificate administrator and the custodian under the BMARK 2018-B4 PSA, which governs the servicing and administration of the 181 Fremont Street Whole Loan. Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2015	As of 12/31/2016	As of 6/30/2018
By Approximate Number:	32,716	31,128	30,306
By Approximate Aggregate Unpaid Principal Balance (in billions):	$503.3	$506.8	$548.4

Within this portfolio, as of June 30, 2018, are approximately 21,217 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $420.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of June 30, 2018, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
YTD June 30, 2018	$407,772,111,555	$551,391,862	0.14%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code (“UCC”) searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing and tracking;

●	credit investigation and background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.

Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as a master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $ 17,481,504.00 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to twenty (20) of the Mortgage Loans (7.1%). National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of June 30, 2018, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.7 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of March 31, 2018, National Cooperative Bank, N.A. had total assets of $2,393.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.3%. For the quarter ended March 31, 2018, National Cooperative Bank, N.A. reported net income of $3.8 million (unaudited). As of December 31, 2017, National Cooperative Bank, N.A. had total assets of $2,277.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.6%. For the year ended December 31, 2017, National Cooperative Bank, N.A. reported net income of $14.0 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2015(1)	2016(1)	2017(1)	2018(2)
By Approximate Number:	3,858	3,718	3,524	3,528
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.5 billion	$5.3 billion	$5.3 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of June 30, 2018.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2018, are approximately 1,238 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.7 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2018, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2015	$1,534,626,850	$4,889,654	0.31%
Calendar Year 2016	$1,635,314,153	$1,818,975	0.11%
Calendar Year 2017	$1,734,514,416	$184,087	0.01%
Calendar Year 2018(1)	$1,901,617,129	$387,327	0.02%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

(1)	As of June 30, 2018.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Torchlight Loan Services, LLC

Torchlight Loan Services, LLC (“Torchlight”) is anticipated to initially be appointed to act as a special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the PSA.

Torchlight is a Delaware limited liability company. Its executive office and principal special servicing office is located at 475 Fifth Avenue, New York, New York 10017. Torchlight is wholly owned by Torchlight Investors, LLC which through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

●	investing in high-yielding real estate loans;

●	investing in unrated and non-investment grade rated securities issued pursuant to CMBS transactions; and

●	distressed debt workout, through Torchlight, its nationally rated special servicing affiliate.

Torchlight has substantial experience in working out loans and has been engaged in servicing CMBS assets since December 2007. Torchlight’s then affiliated predecessor had been engaged in servicing CMBS assets since 1998. In the past five and a half years, Torchlight has resolved over $7.3 billion of U.S. commercial and multifamily loans.

The table below sets forth information about Torchlight’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 3/31/18
By Approximate Number	33	35	35	36
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(1)	$18,200,000,000	$16,400,000,000	$16,700,000,000	$18,100,000,000
Actively Specially Serviced Portfolio By Approximate Number of Loans(2)	109	50	43	39
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$1,600,000,000	$1,000,000,000	$941,000,000	$814,000,000

(1)	Includes all loans in Torchlight’s portfolio for which Torchlight is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans including REO.

As of March 31, 2018, there were 15 personnel involved in the special servicing of commercial real estate assets for Torchlight, of which 4 were dedicated to the special servicing business unit. As of March 31, 2018, Torchlight specially services a portfolio which included approximately 39 loans throughout the 50 United States, the District of Columbia and Puerto Rico with a then-current face value in excess of $814 million, all of which are commercial or multifamily real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets that Torchlight services as well as assets owned by its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. Torchlight does not service or manage any assets other than commercial and multifamily real estate assets.

Torchlight has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Torchlight has recognized that technology can greatly improve its performance as a special servicer, and Torchlight’s Intranet based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Torchlight utilizes the services of certain independent contractors to augment its personnel.  Such services provided by independent contractors are included in the personnel numbers above. Torchlight does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer and accordingly Torchlight does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA nor any material impact on the mortgage pool performance or the performance of the certificates.

Torchlight will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Torchlight may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Torchlight has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Torchlight or of which any of its property is the subject, which is material to the certificateholders. Torchlight is not an affiliate of the Depositor, the sponsors, the mortgage loan sellers, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer or any originator of any of the Mortgage Loans identified in this prospectus.

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Torchlight or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between Torchlight or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Torchlight as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Torchlight with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer.

From time to time, Torchlight and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Torchlight does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

Torchlight may enter into one or more arrangements with the applicable Directing Certificateholder, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Torchlight’s appointment as special servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Torchlight is an affiliate of the entity expected to (a) purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class V certificates on the Closing Date, (b) be the initial Controlling Class Certificateholder and (c) be appointed as the initial Directing Certificateholder (other than with respect to any non-serviced mortgage loan, any servicing shift mortgage loan or any excluded loan with respect to the Directing Certificateholder). Except as described above, neither Torchlight nor any of its affiliates will acquire on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by Torchlight. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of Torchlight Loan Services, LLC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. Torchlight Loan Services, LLC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to twenty (20) of the Mortgage Loans (7.1%), will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of March 31, 2018, National Cooperative Bank, N.A. had total assets of $2,393.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.3%. For the quarter ended March 31, 2018, National Cooperative Bank, N.A. reported net income of $3.8 million (unaudited). As of December 31, 2017, National Cooperative Bank, N.A. had total assets of $2,277.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.6%. For the year ended December 31, 2017, National Cooperative Bank, N.A. reported net income of $14.0 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2015(1)	2016(1)	2017(1)	2018(2)
By Approximate Number:	3,858	3,718	3,524	3,528
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.5 billion	$5.3 billion	$5.3 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of June 30, 2018.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2018, are approximately 1,238 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.7 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2018, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of June 30, 2018, National Cooperative Bank, N.A. was named the special servicer in approximately 41 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.8 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2015 to June 30, 2018.

Portfolio Size – CMBS Special Servicing	2015(1)	2016(1)	2017(1)	2018(2)
Total	$49,310,253	$25,939,525	$0.00	$0

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of June 30, 2018.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans). The operating advisor will have certain review and consultation duties with respect to activities of the special servicers. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located in Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans focused on independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of May 31, 2018, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 141 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $140 billion since October 2010. As of May 31, 2018, Pentalpha Surveillance has acted as asset representations reviewer in 40 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $39 billion.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, either master servicer, either special servicer, the directing certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

Neither Pentalpha Surveillance LLC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Wells Fargo Bank is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo, Bank of America and Morgan Stanley Bank (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $47,209,497.67, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Certificates other than the Class R Certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of Certificates (other than the Class R Certificates and the RR Interest).

Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Bank of America and Morgan Stanley

Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Wells Fargo Bank, a national banking association, in its capacity as Retaining Sponsor, will acquire from the Depositor, and retain, $ 17,481,504.00 Certificate Balance of the RR Interest, representing approximately 37.0% of the aggregate Certificate Balance of all of the outstanding RR Interest.  Morgan Stanley Bank, a national banking association, will acquire from the Depositor, and retain, $ 14,966,244.09 Certificate Balance of the RR Interest, representing approximately 31.7% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, an affiliate of MSMCH, originated approximately 31.7% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.  Bank of America, a national banking association, will acquire from the Depositor, and retain, $ 14,761,749.58 Certificate Balance of the RR Interest, representing approximately 31.3% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of America originated approximately 31.3% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.  Each Retaining Party (other than Wells Fargo Bank) will acquire its applicable portion of the RR Interest from the Depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the Depositor (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) the Mortgage Loans that it has originated in exchange for cash consideration and such applicable portion of the RR Interest.  The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the Depositor for the Mortgage Loans sold by such Retaining Party (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) to the Depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

None of the sponsors, the depositor or the underwriters intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R Certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first and Twenty-fourth in “Description of the Certificates—Available Funds—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Available Funds—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimburse Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all Certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Available Funds—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2018-BNK13 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class V and Class R certificates and an interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates) and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1		$63,326,000
A-2		$73,996,000
A-3		$9,903,000
A-SB		$35,858,000
A-4		(1)
A-5		(1)
X-A		$627,886,000
X-B		$173,790,000
A-S		$86,334,000
B		$49,334,000
C		$38,122,000
Non-Offered Certificates
X-D		$41,485,000
X-E		$15,697,000
X-F		$10,091,000
X-G		$28,031,455
D		$41,485,000
E		$15,697,000
F		$10,091,000
G		$28,031,455
V	NAP
R	NAP
Non-Offered Eligible Vertical Interest
RR Interest		$47,209,497.67

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-4 Certificates are expected to be within a range of $180,000,000 and $200,000,000, and the respective initial Certificate Balances of the Class A-5 Certificates are expected to be within a range of $244,803,000 and $264,803,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $444,803,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Available Funds—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $627,886,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $173,790,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $41,485,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $15,697,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $10,091,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $28,031,455.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Available Funds—Excess Interest” below.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of the ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2018.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)      the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)      if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date if received by the applicable Master Servicer on or prior to the related Determination Date;

(c)      all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)      with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Regular Certificates (other than the RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the RR Interest) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)          prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)   to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero; and

(g)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)         on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such

Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the RR Interest, up to the lesser of (A) the Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed Retained Certificate Realized Loss previously allocated to the RR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Account will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the RR Interest is so increased, the amount of unreimbursed Realized Losses or Retained Certificate Realized Loss, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates (other than the RR Interest) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to [__]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-Retained Percentage of Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)      the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)      the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)         the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)        all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)         the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class V Certificates, the Non-Retained Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date, and (ii) to the holders of the RR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class V certificates and the RR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class E, Class F, Class G, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	May 2023
Class A-2	July 2023
Class A-3	May 2027
Class A-SB	April 2028
Class A-4	May 2028 – June 2028(1)
Class A-5	July 2028 – July 2028(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	July 2028
Class B	July 2028
Class C	July 2028

(1)	The range of assumed final distribution dates is based on the initial Certificate Balance of the Class A-4 Certificates ranging from $180,000,000 to $200,000,000 and the initial Certificate Balance of the Class A-5 Certificates ranging from $244,803,000 to $264,803,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2061. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)         the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)        the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu

Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among each class of Regular Certificates (other than the RR Interest), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under
“—Available Funds—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Available Funds—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, and the Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage

Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates, with respect to the Non-Retained Certificates in accordance with the payment priorities set forth in “—Available Funds—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)          a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)        a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® Schedule AL file (with respect to the general master servicer);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer)

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive

Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either `master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder and the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or (except for purposes of determining whether a Servicing Shift Whole Loan is an Excluded Loan in respect of the related Loan-Specific Directing Certificateholder) the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of

Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by each master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

○	any annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any notice or documents provided to the certificate administrator by the Depositor or a master servicer directing the certificate administrator to post to the “Special Notices” tab;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the

PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each

Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)          2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)          in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, the operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V and Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – BANK 2018-BNK13

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)     an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)      an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)   a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)     any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or

Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)     any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)      other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)     any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)      a copy of any engineering reports or property condition reports;

(c)      other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)      for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)      a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)       a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)      a copy of the appraisal for the related Mortgaged Property(ies);

(h)      for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable mortgage loan seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)      a copy of all zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)      a copy of all UCC searches;

(o)      a copy of all litigation searches;

(p)      a copy of all bankruptcy searches;

(q)      a copy of any origination settlement statement;

(r)       a copy of the insurance summary report;

(s)      a copy of organizational documents of the related mortgagor and any guarantor;

(t)       a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)      a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)      a copy of any closure letter (environmental); and

(w)     a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any

Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)      have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)      have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)      have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)      accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)      have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)       have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)      comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)      have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)       have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)       constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)      not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)     not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)      have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)      prohibit defeasance within two years of the Closing Date;

(p)      not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)      have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)      be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to a Servicing Shift Whole Loan only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—

Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to each Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related control note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the applicable master servicer to make advances;

(D)      the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)      any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)     any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)     any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable

Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA.

Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates (other than the RR Interest) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Available Funds—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates and the RR Interest. Prior to the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificate and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the RR Interest)(including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)      to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)     to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)      to recoup any amounts deposited in its Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)       to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects.	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

	the applicable special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	deposit in the Collection Accounts with respect to the other Mortgage Loans.
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

	Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Collection Accounts.
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.08000% (or, with respect to National Cooperative Bank, N.A. Mortgage Loans, 0.08000% per annum). The Servicing Fee payable to the applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, such master servicer and such special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to each master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which such master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. With respect to any Servicing Shift Mortgage Loan, the master servicer (prior to the related Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the related Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (i) with respect to Torchlight Loan Services, LLC, the greater of 0.25% and the per annum rate that would result in a special servicing fee of $3,500, (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month and (iii) with respect to Torchlight Loan Services, LLC and any Mortgage Loan with respect to which the Risk Retention Consultation Party is entitled to consult with the special servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan, and during the continuance of a Consultation Termination Event, $5,000 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer or the applicable master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)      with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v)       50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

The special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees,

insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00770% (0.77 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00285% (0.285 basis points) per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major

Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $10,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00025% (0.025 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”). The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)      the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)      the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than

$2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated, rent stabilized or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer in the applicable master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicers (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class, Allocated Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class G certificates, second, to the Class F certificates and third, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). Such special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer

(for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the applicable master servicer and reasonably requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the applicable special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 5 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party:

(i)       grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)       consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)      approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)      grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)       consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)      consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and other than any Mortgage Loan secured by a residential cooperative property, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000;

(vii)     approve annual operating budgets for Mortgage Loans;

(viii)    consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan secured by a residential cooperative property) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout or performance reserve releases with respect to the letters of credit, escrow funds, reserve funds and other additional collateral specifically scheduled in the PSA;

(ix)     grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)      any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such Intercreditor Agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)     any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)     approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)    any determination to bring a Mortgaged Property (other than an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder;

(xiv)    any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xv)     with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xvi)    grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent. In connection with the processing by such master servicer of any Master Servicer Decision that requires the consent of the Directing Certificateholder, the applicable master servicer will deliver notice thereof to the applicable special servicer and, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the Directing Certificateholder, except to the extent that the applicable special servicer or the Directing Certificateholder notifies such master servicer that it does not desire to receive copies of such items.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the applicable special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision

(i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2019 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2020) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2019 and the calendar year ending on December 31, 2018. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer, on or before the date on which the subject payment was due, documentation (and the applicable master servicer will be required to promptly forward such documentation to the applicable special servicer and the Directing Certificateholder) reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer (and such master servicer will be required to promptly forward such documentation to the applicable special servicer and the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related

Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross collateralized Mortgage Loan and is cross collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report.

Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an

Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the applicable special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)      such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)      there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (which as of January 1, 2018 is 21%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into applicable the Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with documentation reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder), which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, such Mortgage Loan will become a Defaulted Loan immediately); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters (other than Major Decisions) in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)         absent that selection, or

(2)         until a Directing Certificateholder is so selected, or

(3)         upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, in the case of the Plaza Frontenac Whole Loan is currently Morgan Stanley Bank, N.A. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to a Servicing Shift Whole Loan.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Servicing Shift Mortgage Loan or (ii) any Excluded Loan) is expected to be Torchlight Investors, LLC or another affiliate of Torchlight Loan Services, LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F or Class G certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

“Major Decision” means with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)          any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)         any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)         any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)          any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clause (xiv), (xv) or (xvi) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)         (a) other than in the case of a Mortgage Loan secured by a residential cooperative property, any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)        other than in the case of any non-Specially Serviced Loan or any Mortgage Loan secured by a residential cooperative property, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion (provided, however, that any releases for which there are lender discretion with respect to Specially Serviced Loans of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)        any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)         other than in the case of a non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)         other than in the case of a non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)         other than in the case of a non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)        any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”) have been satisfied;

(xiii)       requests for property releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)       other than in the case of a non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)        agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)       other than in the case of a non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)      following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents; and

(xix)       other than with respect to residential cooperative mortgage loans and other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major

Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer reasonably requested by such special servicer relating to such Major Decision. The master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease shall be paid by the applicable master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk

Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer

Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling Class Certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates, and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and any Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)         may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)         may act solely in the interests of the holders of the Controlling Class;

(c)         does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)         may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)          will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, Servicing Shift Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties under the MSC 2018-H3 PSA, the BMARK 2018-B4 PSA and the BANK 2018-BNK12 PSA have certain obligations and consultation rights with respect to the Shoppes at Chino Hills Whole Loan, the Fair Oaks Mall Whole Loan, the 181 Fremont Street Whole Loan and the CoolSprings Galleria Whole Loan,

respectively, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)         promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)         promptly reviewing each Final Asset Status Report; and

(c)         reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the applicable special servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but, prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the applicable special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)         any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)         any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)         any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)         the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)          the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO

Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the applicable special servicer, the applicable special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 79 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding zero of such 79 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2012 and June 30, 2018, was 6.9%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 0.8%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 3.7% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 0.9%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the applicable master servicer or applicable special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)         may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)         may act solely in the interests of the holders of the RR Interest;

(c)         does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)         may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in its sole discretion exercised in good faith that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)      any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or such special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)      any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)      DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by DBRS within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), DBRS has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)      such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)      such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to a majority of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment

(or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, any depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the applicable special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the applicable master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the applicable master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the

Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a Non-Specially Serviced Loan, the applicable master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The applicable master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to such master servicer, and reasonably requested by the applicable special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the applicable master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a

Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner

otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the

Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Notice or Final Dispute Resolution Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter.

By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2018-BNK13 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related

Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2018-BNK13 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the 1745 Broadway Mortgage Loan

The 1745 Broadway Mortgage Loan is serviced pursuant to the WFCM 2018-1745 TSA. The servicing terms of the WFCM 2018-1745 TSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The Non-Serviced Master Servicer for the 1745 Broadway Whole Loan earns a servicing fee with respect to the 1745 Broadway Whole Loan that is to be calculated at 0.00125% per annum.

●	Upon the 1745 Broadway Whole Loan becoming a specially serviced loan under the WFCM 2018-1745 TSA, the Non-Serviced Special Servicer for the 1745 Broadway Whole Loan will earn a special servicing fee payable monthly with respect to the 1745 Broadway Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the 1745 Broadway Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Non-Serviced Special Servicer for the 1745 Broadway Whole Loan will be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the 1745 Broadway Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Non-Serviced Special Servicer for the 1745 Broadway Whole Loan will be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the 1745 Broadway Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The WFCM 2018-1745 TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to WFCM 2018-1745 TSA.

●	The WFCM 2018-1745 TSA does not provide for an operating advisor (or equivalent party) with respect to the 1745 Broadway Whole Loan.

See also “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” in this prospectus. Prospective investors are encouraged to review the full provisions of the WFCM 2018-1745 TSA, which is available by requesting a copy from the underwriters.

Servicing of the Fair Oaks Mall Mortgage Loan and the CoolSprings Galleria Mortgage Loan

The Fair Oaks Mall Mortgage Loan and the CoolSprings Galleria Mortgage Loan are serviced pursuant to the BANK 2018-BNK12 PSA. The servicing terms of the BANK 2018-BNK12 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The applicable Non-Serviced Master Servicer for the Fair Oaks Mall Whole Loan and the CoolSprings Galleria Whole Loan earns a servicing fee with respect to the CoolSprings Galleria Whole Loan that is to be calculated at 0.00250% per annum.

●	Upon the Fair Oaks Mall Whole Loan or the CoolSprings Galleria Whole Loan, as applicable, becoming a specially serviced loan under the BANK 2018-BNK12 PSA, the applicable Non-Serviced Special Servicer will earn a special servicing fee payable monthly accruing at a rate equal to 0.25% per annum. Such fee will be payable until such time as the Fair Oaks Mall Whole Loan or the CoolSprings Galleria Whole Loan, as applicable, is no longer specially serviced. Under the BANK 2018-BNK12 PSA, the special servicing fee is not subject to any cap or minimum fee.

●	The applicable Non-Serviced Special Servicer for the Fair Oaks Mall Whole Loan or the CoolSprings Galleria Whole Loan, as applicable, will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Fair Oaks Mall Whole Loan or the CoolSprings Galleria Whole Loan, as applicable. The workout fee is subject to a $25,000 minimum.

●	The applicable Non-Serviced Special Servicer for the Fair Oaks Mall Whole Loan or the CoolSprings Galleria Whole Loan, as applicable, will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Fair Oaks Mall Whole Loan or the CoolSprings Galleria Whole Loan, as applicable, or the related Mortgaged Property. The liquidation fee is subject to a $25,000 minimum.

See also “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” in this prospectus. Prospective investors are encouraged to review the full provisions of the BANK 2018-BNK12 PSA, which is available by requesting a copy from the underwriters.

Servicing of the 181 Fremont Street Mortgage Loan

The 181 Fremont Street Mortgage Loan is serviced pursuant to the BMARK 2018-B4 PSA. The servicing terms of the BMARK 2018-B4 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The Non-Serviced Master Servicer for the 181 Fremont Street Whole Loan earns a servicing fee with respect to the 181 Fremont Street Whole Loan that is to be calculated at 0.0025% per annum.

●	Upon the 181 Fremont Street Whole Loan becoming a specially serviced loan under the BMARK 2018-B4 PSA, the Non-Serviced Special Servicer for the 181 Fremont Street Whole Loan will earn a special servicing fee payable monthly with respect to the 181 Fremont Street Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the 181 Fremont Street Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Non-Serviced Special Servicer for the 181 Fremont Street Whole Loan will be entitled to a workout fee equal to the lesser (i) 1.0% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the 181 Fremont Street Whole Loan and (ii) $1,000,000. The workout fee is subject to a minimum fee of $25,000.

●	The Non-Serviced Special Servicer for the 181 Fremont Street Whole Loan will be entitled to a liquidation fee equal to the lesser of (i) 1.0% of net liquidation proceeds received in connection with the liquidation of the 181 Fremont Street Whole Loan or the related Mortgaged Property and (ii) $1,000,000. The liquidation fee is subject to a minimum fee of $25,000.

●	The operating advisor under the BMARK 2018-B4 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the operating advisor for this transaction is entitled to consult with the special servicers for this transaction. In particular, the operating advisor under the BMARK 2018-B4 PSA will be entitled to consult on major decisions and asset status reports when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the BMARK 2018-B4 securitization trust is 25% or less than the initial balance thereof (taking into account cumulative appraisal reduction amounts). In addition, the operating advisor under the BMARK 2018-B4 PSA will at any time be entitled to recommend the termination of the related Non-Serviced Special Servicer if it determines, in its sole discretion exercised in good faith, that (i) such Non-Serviced Special Servicer is not performing its duties as required under the BMARK 2018-B4 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of such Non-Serviced Special Servicer would be in the best interest of the BMARK 2018-B4 trust interest owners as a collective whole.

See also “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” in this prospectus. Prospective investors are encouraged to review the full provisions of the BMARK 2018-B4 PSA, which is available by requesting a copy from the underwriters.

Servicing of the Shoppes at Chino Hills Mortgage Loan

The Shoppes at Chino Hills Mortgage Loan is serviced pursuant to the MSC 2018-H3 PSA. The servicing terms of the MSC 2018-H3 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The primary servicing fee payable to the related Non-Serviced Master Servicer for the Shoppes at Chino Hills Mortgage Loan will be calculated at 0.00250% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loan).

●	Upon such Whole Loan becoming a specially serviced loan under the MSC 2018-H3 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.2500% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of $3,500.

●	In connection with a workout of such Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of a related Whole Loan or related REO Property, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

●	The operating advisor under the MSC 2018-H3 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK 2018-BNK13 operating advisor is entitled to consult with the BANK 2018-BNK13 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the MSC 2018-H3 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the MSC 2018-H3 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the MSC 2018-H3 PSA will at any time be entitled to recommend the termination of the MSC 2018-H3 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the MSC 2018-H3 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the MSC 2018-H3 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the MSC 2018-H3 certificateholders pursuant to a certificateholder vote.

●	Unlike the PSA, the MSC 2018-H3 PSA does not provide certain non-binding consultation rights in respect of the Shoppes at Chino Hills Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

See also “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loan

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.25% per annum, 1.00% and 1.00%, respectively (subject to any market minimum special servicing compensation and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Retained Certificates (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Available Funds—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)      to correct any defect or ambiguity in the PSA;

(b)      to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)      to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)      to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)      to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)      to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)      to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)       to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)      to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A-” by S&P, “A-” by Fitch and, if rated by DBRS, “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “BBB” by S&P, “A-” by Fitch and “A(low)” by DBRS, (b) its short-term debt obligations have a short-term rating of not less than “A-1” from S&P, “F1” by Fitch and “R-1(low)” by DBRS and (c) each master servicer maintains a rating of at least “A” by S&P, “A+” by Fitch and “A” by DBRS (provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include S&P and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Florida. Loans involving real property in Florida are secured by mortgages which must be recorded in the county in which the property is located. There is no power of sale in Florida. A mortgage must be foreclosed in a judicial proceeding. The mortgagee must file an action for foreclosure and must obtain a final judgment of foreclosure against the borrower. After the lender secures a final judgment of foreclosure against the borrower, such judgment will provide that the property be sold at a public auction at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 describes the judicial sales procedure in Florida. It requires that the foreclosure sale be held no earlier than 21 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located and stating when/where the sale is to be held. The lender has a “judgment credit” in the amount of the foreclosure judgment, which the lender may bid at the sale. Everyone else must bid cash. The clerk of the court issues the certificate of sale to the highest bidder on the day of the sale. There generally is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale, with the exception of certain federal agencies such as the Small Business Administration. If no objections to the sale are filed within ten days after filing the certificate of sale, the clerk issues the certificate of title to the property. Deficiency judgments are permitted under Florida law to the extent not prohibited by the applicable loan documents. Deficiency judgments can be obtained either as part of the same foreclosure action or as a separate proceeding. If the lender is the purchaser of the property, the deficiency is generally the difference between the value of the property as of the date of the foreclosure sale and the amount of the foreclosure judgment. Florida law permits the lender to enforce an assignment of rents in the loan documents in the foreclosure action and a lender may have a receiver appointed during the pendency of the foreclosure action. The appointment of a receiver is an equitable remedy and is granted or denied in the discretion of the court.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the holder of the Pfizer Building Companion Loans, the Plaza Frontenac Companions Loan, the Anderson Towne Center Companion Loan and one or more of the Shoppes at Chino Hills Companion Loans.

Bank of America, a mortgage loan seller, an originator and a sponsor is the holder of a portion of the RR Interest, and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, an anticipated holder of a portion of the RR Interest, a sponsor, an originator, a mortgage loan seller and the holder of one or more of the 1745 Broadway Companion Loans, the Showcase II Companion Loans, the Town Center Aventura Companion Loan and one or more of the CoolSprings Galleria Companion Loans, is also a master servicer, the certificate administrator and the custodian under this securitization, and is expected to be the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (a) the servicer, the certificate administrator and the custodian under the WFCM 2018-1745 TSA, which governs the servicing and administration of the 1745 Broadway Whole Loan, (b) the master servicer, the certificate administrator and the custodian under the MSC 2018-H3 PSA, which governs the servicing and administration of the Shoppes at Chino Hills Whole Loan, (c) a master servicer, the certificate administrator and the custodian under the BANK 2018-BNK12 PSA, which governs the servicing and administration of the Fair Oaks Mall Whole Loan and the CoolSprings Galleria Whole Loan, and (d) the master servicer the certificate administrator and the custodian under the BMARK 2018-B4 PSA, which governs the servicing and administration of the 181 Fremont Street Whole Loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by National Cooperative Bank, N.A., to the depositor.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Torchlight Loan Services, LLC, an expected special servicer for this transaction, is an affiliate of Torchlight Investors, LLC, which, on behalf of one of its managed funds, is expected to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class V certificates, and which is expected to be appointed as the initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Non-Serviced Mortgage Loan, (ii) any Servicing Shift Mortgage Loan or (iii) any Excluded Loan with respect to the Directing Certificateholder). Torchlight Loan Services, LLC or an affiliate assisted Torchlight Investors, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Wells Fargo is the interim custodian of the loan files for all of the mortgage loans serviced under the PSA that Bank of America and MSMCH will transfer to the depositor.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the WFCM 2018-1745 securitization, which governs the servicing of the 1745 Broadway Mortgage Loan, (ii) the BANK 2018-BNK12 securitization, which governs the servicing of the Fair Oaks Mall Mortgage Loan and the Cool Springs Galleria Mortgage Loan, (iii) the BMARK 2018-B4 securitization, which governs the servicing of the 181 Fremont Street Mortgage Loan and (iv) the MSC 2018-H3 securitization, which governs the servicing of the Shoppes at Chino Hills Mortgage Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the PSA, neither the master servicers nor the special servicers will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of the ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional

Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$627,886,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$173,790,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Substitutions; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$627,886,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$173,790,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Available Funds—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	the ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	the Pfizer Building Mortgage Loan (6.9%), amortizes based on the assumed principal payment schedule set forth on Annex A-4;

●	the Fair Oaks Mall Mortgage Loan (3.6%), amortizes based on the assumed principal payment schedule set forth on Annex A-5;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in September 2018; and

●	the Offered Certificates are settled with investors on August 2, 2018.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	80%	80%	80%	80%	80%
August 2020	60%	60%	60%	60%	60%
August 2021	38%	38%	38%	38%	38%
August 2022	15%	15%	15%	15%	15%
August 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.49	2.48	2.48	2.48	2.48

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.84	4.83	4.81	4.78	4.56

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	97%	94%	88%	43%
August 2025	100%	97%	94%	88%	43%
August 2026	100%	97%	94%	88%	43%
August 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	8.75	8.67	8.55	8.38	6.91

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	97%	97%	97%	97%	97%
August 2024	49%	50%	51%	52%	65%
August 2025	36%	37%	38%	39%	52%
August 2026	23%	23%	24%	26%	38%
August 2027	8%	8%	8%	8%	9%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.74	6.76	6.78	6.82	7.14

Percent of the Maximum Initial Certificate Balance ($200,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.78	9.73	9.67	9.59	9.36

(1)       The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($180,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.78	9.73	9.66	9.57	9.35

(1)       The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4

Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($264,803,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.87	9.84	9.81	9.54

(1)       The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($244,803,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.87	9.85	9.82	9.55

(1)       The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.95	9.95	9.95	9.92	9.68

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.95	9.95	9.95	9.95	9.70

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.95	9.95	9.95	9.95	9.70

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2018 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates and the RR Interest (in the case of the RR Interest, excluding the right to receive Excess Interest) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code and the RR Interest and the Class V certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty (30) of the Mortgaged Properties securing twenty-nine (29) Mortgage Loans representing 11.1% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning January 1, 2018, Regular Interestholders may be required to accrue amounts of market discount, Yield Maintenance Charges and Prepayment Premiums and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning January 1, 2019. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over

(ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount, or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a RR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the sale, exchange, redemption, receipt of principal on or other disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-SB
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__
Total	$[__]	$[_	$[__]	$[__

Underwriter	Class A-4	Class A-5	Class X-A	Class X-B
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [_	$ [__]	$ [__]	$ [__]
Total	$[__]	$[__]	$[__]	$

Underwriter	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]
Total	$[__]	$[__]	$[__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions,

or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2018, before deducting expenses payable by the depositor (estimated at $[__], excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, the holder of one or more of the 1745 Broadway Companion Loans, the Showcase II Companion Loans, the Town Center Aventura Companion Loan, one or more CoolSprings Galleria Companion Loans, a master servicer, the certificate administrator, the custodian, the certificate registrar, an initial holder of the RR Interest and the initial Risk Retention Consultation Party under this securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and the anticipated holder of the Class R certificates, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the RR Interest. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator, the holder of the Pfizer Building Companion Loans, the Plaza Frontenac Companion Loan, the Anderson Towne Center Companion Loan and one or more of the Shoppes at Chino Hills Companion Loans, and an initial holder of the RR Interest.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering and affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)     the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)     the payment by the depositor to Bank of America, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America; and

(3)     the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State;

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-206677-26) — in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the State of Wisconsin Investment Board, which manages the assets of the Wisconsin Retirement System, a governmental plan, has a 75% equity interest in the borrower with respect to the Pfizer Building. Persons who have an ongoing relationship with the State of Wisconsin Investment Board should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of

PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2061. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@
@%(#)	177
1
17g-5 Information Provider	377
1986 Act	561
1996 Act	537
2
2015 Budget Act	569
219 Building	124
219 Fee Owner	124
219 Lease	124
219 Percentage	125
235 Lease	124
235 Percentage	125
3
30/360 Basis	218, 415
4
401(c) Regulations	582
A
AB Modified Loan	429
Accelerated Mezzanine Loan Lender	369
Acceptable Insurance Default	433
Acting General Counsel’s Letter	165
Actual/360 Basis	218
Actual/360 Loans	403
ADA	540
Additional Exclusions	433
Administrative Cost Rate	351
ADR	170
Advances	398
Affirmative Asset Review Vote	479
Aggregate Available Funds	343
Aggregate Excess Prepayment Interest Shortfall	362
Aggregate Gain-on-Sale Entitlement Amount	344
Aggregate Principal Distribution Amount	352
Allocated Appraisal Reduction Amount	425
Allocated Cumulative Appraisal Reduction Amount	426
Annual Debt Service	170
Anticipated Repayment Date	218
Appraisal Institute	268
Appraisal Reduction Amount	424
Appraisal Reduction Event	423
Appraised Value	171
Appraised-Out Class	430
ARD Loan	218
Assessment of Compliance	515
Asset Representations Reviewer Asset Review Fee	422
Asset Representations Reviewer Fee	422
Asset Representations Reviewer Fee Rate	422
Asset Representations Reviewer Termination Event	484
Asset Representations Reviewer Upfront Fee	422
Asset Review	481
Asset Review Notice	479
Asset Review Quorum	479
Asset Review Report	482
Asset Review Report Summary	482
Asset Review Standard	481
Asset Review Trigger	477
Asset Review Vote Election	479
Asset Status Report	447
Assumed Final Distribution Date	360
Assumed Scheduled Payment	353
Attestation Report	515
Available Funds	344
B
Balloon Balance	171
Balloon or ARD LTV Ratio	175
Balloon or ARD Payment	175
BAMLCM	305
BANA Qualification Criteria	301
Bank of America	291
Bank of America Data File	299
Bank of America Guidelines	292
Bank of America Securitization Database	299
Bankruptcy Code	530
Base Interest Fraction	359
Beds	182

BNK12 Fair Oaks Mall Special Servicer	259
Borrower Party	369
Borrower Party Affiliate	369
Breach Notice	388
BWI	192
C
C(WUMP)O	22
Cash Flow Analysis	171
CERCLA	537
Certificate Administrator/Trustee Fee	421
Certificate Administrator/Trustee Fee Rate	421
Certificate Balance	341
Certificate Owners	379
Certificateholder	370
Certificateholder Quorum	488
Certificateholder Repurchase Request	499
Certifying Certificateholder	382
Class A Certificates	340
Class A-SB Planned Principal Balance	353
Class X Certificates	340
Clearstream	378
Clearstream Participants	380
Closing Date	170, 265
CMBS	65
Code	558
Collateral Deficiency Amount	429
Collection Account	402
Collection Period	345
Communication Request	382
Companion Distribution Account	402
Companion Holder	241
Companion Holders	242
companion loan	52
Companion Loan Rating Agency	242
Companion Loans	168
Compensating Interest Payment	361
Constant Prepayment Rate	549
Consultation Termination Event	465
Control Eligible Certificates	458
Control Note	242
Control Termination Event	464
Controlling Class	457
Controlling Class Certificateholder	457
Controlling Holder	242
Corrected Loan	447
Covered Insurance	212
CPP	549
CPR	549
CPY	549
CRE Loans	273, 288
Credit Risk Retention Rules	336
CREFC®	366
CREFC® Intellectual Property Royalty License Fee	423
CREFC® Intellectual Property Royalty License Fee Rate	423
CREFC® Reports	365
Cross-Over Date	348
Cumulative Appraisal Reduction Amount	429, 430
Cure/Contest Period	482
Custodian	318
Cut-off Date	168
Cut-off Date Balance	172
Cut-off Date Loan-to-Value Ratio	174
Cut-off Date LTV Ratio	174
D
D or @%(#)	177
D or GRTR of @% or YM(#)	177
D or YM(#)	177
D(#)	177
Dark Anchor Razing	190
DBNY	232
DBRS	513
Debt Service Coverage Ratio	174
Defaulted Fair Oaks Mall Purchase Date	263
Defaulted Loan	453
Defeasance Deposit	223
Defeasance Loans	223
Defeasance Lock-Out Period	223
Defeasance Option	223
Definitive Certificate	378
Delinquent Loan	479
Demand Entities	289, 304
Depositories	379
Determination Date	342
Dexia	276
Diligence File	385
Directing Certificateholder	457
Disclosable Special Servicer Fees	420
Discount Rate	359
Dispute Resolution Consultation	502
Dispute Resolution Cut-off Date	501
Distribution Accounts	403
Distribution Date	342
Distribution Date Statement	366

Dodd-Frank Act	146
DOL	578
DSCR	174
DTC	378
DTC Participants	379
DTC Rules	380
Due Date	218, 345
E
EDGAR	577
EEA	19
Effective Gross Income	171
Eligible Asset Representations Reviewer	483
Eligible Operating Advisor	472
Enforcing Party	499
Enforcing Servicer	499
Environmental Condition	17
ESA	200
EU Risk Retention and Due Diligence Requirements	147
Euroclear	378
Euroclear Operator	381
Euroclear Participants	381
Excess Interest	218, 342
Excess Interest Distribution Account	403
Excess Modification Fee Amount	416
Excess Modification Fees	414
Excess Prepayment Interest Shortfall	362
Exchange Act	264
Excluded Controlling Class Holder	368
Excluded Controlling Class Loan	369
Excluded Information	369
Excluded Loan	369
Excluded Plan	580
Excluded Special Servicer	488
Excluded Special Servicer Loan	488
Exemption	579
Exemption Rating Agency	579
F
Facebook	189
Facebook Competitor	210
Fair Oaks Mall A Noteholders	254
Fair Oaks Mall A Notes	253
Fair Oaks Mall B Note Control Appraisal Period	259
Fair Oaks Mall B Noteholders	255
Fair Oaks Mall B Notes	253
Fair Oaks Mall Borrower Related Party	260
Fair Oaks Mall Companion Loans	253
Fair Oaks Mall Cure Payment	262
Fair Oaks Mall Intercreditor Agreement	254
Fair Oaks Mall Major Decision	259
Fair Oaks Mall Mortgage Loan	253
Fair Oaks Mall Note A Percentage Interest	258
Fair Oaks Mall Note A Rate	258
Fair Oaks Mall Note A Relative Spread	258
Fair Oaks Mall Note B Percentage Interest	258
Fair Oaks Mall Note B Rate	258
Fair Oaks Mall Note B Relative Spread	258
Fair Oaks Mall Noteholders	254
Fair Oaks Mall Pari Passu Companion Loans	253
Fair Oaks Mall Purchase Notice	263
Fair Oaks Mall Sequential Pay Event	258
Fair Oaks Mall Trust Note	253
Fair Oaks Mall Workout	255
FATCA	571
FDIA	164
FDIC	164
FIEL	23
Final Asset Status Report	469
Final Dispute Resolution Election Notice	502
Financial Promotion Order	20
FINRA	575
FIRREA	165
Fitch	321, 513
FPO Persons	20
FSMA	21, 576
G
Gain-on-Sale Remittance Amount	345
Gain-on-Sale Reserve Account	404
Garn Act	538
GGP	205
GLA	175
Government Securities	221
Grantor Trust	342, 558
GRTR of @% or YM(#)	177

H
HIGH NET WORTH COMPANIES	20
High Net Worth Companies, Unincorporated Associations, Etc.	20
I
Indirect Participants	379
Initial Pool Balance	168
Initial Rate	218
Initial Requesting Certificateholder	499
In-Place Cash Management	175
Insurance and Condemnation Proceeds	402
Intercreditor Agreement	242
Interest Accrual Amount	351
Interest Accrual Period	352
Interest Distribution Amount	351
Interest Reserve Account	403
Interest Shortfall	351
Interested Person	455
Investor Certification	370
IORPs	148
L
L(#)	177
Liquidation Fee	417
Liquidation Fee Rate	417
Liquidation Proceeds	402
Loan #58	276
Loan Per Unit	175
Loan-Specific Directing Certificateholder	457
Lock-out Period	221
Loss of Value Payment	390
Lower-Tier Regular Interests	558
Lower-Tier REMIC	342, 558
LTV Ratio	172
LTV Ratio at Maturity or Anticipated Repayment Date	175
LTV Ratio at Maturity or ARD	175
M
MAI	391
Major Decision	459
MAS	22
Master Servicer Decision	436
Master Servicer Proposed Course of Action Notice	500
Material Defect	388
Maturity Date Balloon or ARD Payment	175
MIFID II	19
MLPA	383
Modification Fees	414
Moody’s	322, 513
Morgan Stanley Bank	277
Morgan Stanley Group	277
Morgan Stanley Origination Entity	279
Morningstar	321
Mortgage	169
Mortgage File	383
Mortgage Loan	52
Mortgage Note	169
Mortgage Pool	168
Mortgage Rate	351
Mortgaged Property	169
MSMCH	277
MSMCH Data File	286
MSMCH Mortgage Loans	277
MSMCH Qualification Criteria	287
MSMCH Securitization Database	286
N
National Cooperative Bank, N.A. Data Tape	313
National Cooperative Bank, N.A. Deal Team	312
National Cooperative Bank, N.A. Mortgage Loans	307
Net Mortgage Rate	350
Net Operating Income	175
NFA	575
NFIP	100
NI 33-105	24
NOI Date	175
Non-Control Note	242
Non-Controlling Fair Oaks Mall A Noteholder	261
Non-Controlling Holder	242
Nonrecoverable Advance	399
non-retained certificates	42
Non-Retained Certificates	340
Non-Retained Percentage	339
Non-Serviced Certificate Administrator	242
Non-Serviced Companion Loan	243
non-serviced companion loans	53
Non-Serviced Directing Certificateholder	243
Non-Serviced Master Servicer	243
non-serviced mortgage loan	53

Non-Serviced Mortgage Loan	243
Non-Serviced Pari Passu Companion Loan	243
Non-Serviced Pari Passu Whole Loan	243
Non-Serviced PSA	243
Non-Serviced Special Servicer	243
Non-Serviced Trustee	244
non-serviced whole loan	53
Non-Serviced Whole Loan	53, 244
Non-Specially Serviced Loan	461
Non-U.S. Person	571
Notional Amount	342
NRA	176
NRSRO	368
NRSRO Certification	371
NXS2 Special Servicer	276
O
O(#)	177
OCC	265, 291
Occupancy As Of Date	176
Occupancy Rate	176
Offered Certificates	340
OID Regulations	562
OLA	165
Operating Advisor Consulting Fee	421
Operating Advisor Expenses	422
Operating Advisor Fee	421
Operating Advisor Fee Rate	421
Operating Advisor Standard	471
Operating Advisor Termination Event	474
Other Master Servicer	244
Other PSA	244
P
P&I	326
P&I Advance	397
P&I Advance Date	397
Par Purchase Price	453
pari passu companion loan	52
Pari Passu Companion Loans	168
Pari Passu Mortgage Loan	244
Participants	378
Parties in Interest	578
Pass-Through Rate	349
Patriot Act	541
PCIS Persons	20
Pentalpha Surveillance	335
Percentage Interest	343
Periodic Payments	343
Permitted Investments	343, 404
Permitted Pledge Bank	238
Permitted Special Servicer/Affiliate Fees	420
Pfizer	124
Pfizer Building JV	124
Pfizer Building JV Agreement	125
Pfizer Lease	124
Pfizer Lease 219 Building Residual Interest	125
Pfizer Lease 235 Building Residual Interest	125
PIPs	201
PL	269
Plans	578
PML	269, 7
PRC	21
Pre-2019 Securitization	148
Preliminary Dispute Resolution Election Notice	501
Prepayment Assumption	563
Prepayment Interest Excess	361
Prepayment Interest Shortfall	361
Prepayment Premium	359
Prepayment Provisions	176
PRIIPS REGULATION	19
Prime Rate	402
Principal Balance Certificates	340
Principal Distribution Amount	352
Principal Shortfall	353
Privileged Information	473
Privileged Information Exception	473
Privileged Person	368
Professional Investors	22
Prohibited Prepayment	362
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	500
Proposed Course of Action Notice	500
Prospectus	22
PROSPECTUS DIRECTIVE	19
PSA	340
PSA Party Repurchase Request	499
PTCE	581
PTE	579
Purchase Price	390
Q
Qualification Criteria	273
Qualified Replacement Special Servicer	489

Qualified Substitute Mortgage Loan	390
Qualifying CRE Loan Percentage	339
R
RAC No-Response Scenario	512
Rated Final Distribution Date	361
Rating Agencies	513
Rating Agency Confirmation	513
REA	76
Realized Loss	364
REC	200
Record Date	342
Registration Statement	577
Regular Certificates	340
Regular Interestholder	561
Regular Interests	558
Regulation AB	516
Reimbursement Rate	402
Related Proceeds	400
Release Date	223
Relevant Persons	20
Relief Act	540
Remaining Term to Maturity or ARD	178
REMIC	558
REMIC Regulations	558
REO Account	404
REO Loan	355
REO Property	447
Repurchase Request	499
Requesting Certificateholder	502
Requesting Holders	430
Requesting Investor	382
Requesting Party	512
Required Credit Risk Retention Percentage	340
Requirements	540
Residual Certificates	340
Resolution Failure	499
Resolved	500
Restricted Group	579
Restricted Party	474
Retained Certificate Available Funds	338
Retained Certificate Gain-on-Sale Remittance Amount	338
Retained Certificate Gain-on-Sale Reserve Account	404
Retained Certificate Interest Distribution Amount	339
Retained Certificate Principal Distribution Amount	339
Retained Certificate Realized Loss	339
Retaining Parties	336
Retaining Sponsor	336
Review Materials	479
Revised Rate	218
RevPAR	178
Risk Retention Allocation Percentage	339
Risk Retention Consultation Party	369
ROFO	210
ROFR	210
RR Interest	340
Rule 15Ga-1 Reporting Period	274
Rule 17g-5	371
S
S&P	321
Scheduled Principal Distribution Amount	352
SEC	264
Securities Act	515
Securitization Accounts	340, 404
SEL	269
Senior Certificates	340
Serviced Companion Loan	244
serviced companion loans	53
serviced mortgage loan	53
Serviced Mortgage Loan	244
Serviced Pari Passu Companion Loan	244
Serviced Pari Passu Companion Loan Securities	492
Serviced Pari Passu Mortgage Loan	244
Serviced Pari Passu Whole Loan	244
serviced whole loan	52, 53
Serviced Whole Loan	244
Servicer Termination Event	490
Servicing Advances	398
Servicing Fee	412
Servicing Fee Rate	412
Servicing Shift Companion Loan	244
servicing shift master servicer	53
servicing shift mortgage loan	52
Servicing Shift Mortgage Loan	245
servicing shift pooling and servicing agreement	53
Servicing Shift PSA	245
servicing shift securitization date	53
Servicing Shift Securitization Date	245
servicing shift special servicer	53
servicing shift whole loan	52
Servicing Shift Whole Loan	245

Servicing Standard	396
SF	178
SFA	22
SFO	21
Similar Law	578
SIPC	575
SMMEA	582
Special Servicing Fee	416
Special Servicing Fee Rate	416
Specially Serviced Loans	444
Sq. Ft.	178
Square Feet	178
Startup Day	559
Stated Principal Balance	354
Structured Product	21
Structuring Assumptions	549
Subordinate Certificates	340
Subordinate Companion Loans	168
Subordinate LOC	81, 184
Sub-Servicing Agreement	396
T
T-12	178
tax matters persons	569
Term to Maturity	178
Termination Purchase Amount	517
Terms and Conditions	381
Tests	481
Title V	539
TMPs	569
Total Operating Expenses	171
Transaction Parties	581
TRIPRA	101, 12
Trust	315
Trust REMICs	342, 558
TTM	178
U
U.S. Bank	276
U.S. Person	570
U/W DSCR	174
U/W Expenses	178
U/W NCF	178
U/W NCF Debt Yield	181
U/W NCF DSCR	174
U/W NOI	181
U/W NOI Debt Yield	181
U/W NOI DSCR	181
U/W Revenues	182
UCC	322, 525
UCITS	148
Uncovered Amount	406
Underwriter Entities	132
Underwriting Agreement	573
Underwritten Debt Service Coverage Ratio	174
Underwritten Expenses	178
Underwritten NCF	178
Underwritten NCF Debt Yield	181
Underwritten Net Cash Flow	178
Underwritten Net Cash Flow Debt Service Coverage Ratio	174
Underwritten Net Operating Income	181
Underwritten Net Operating Income Debt Service Coverage Ratio	181
Underwritten NOI	181
Underwritten NOI Debt Yield	181
Underwritten Revenues	182
UNINCORPORATED ASSOCIATIONS	20
Units	182
Unscheduled Principal Distribution Amount	353
Unsecured Lender	241
Unsolicited Information	481
UPB	326
Upper-Tier REMIC	342, 558
V
Volcker Rule	146
Voting Rights	377
W
WAC	5
WAC Rate	350
Wachovia Bank	265
Weighted Average Mortgage Rate	182
weighted averages	182
Wells Fargo Bank	265
Wells Fargo Bank Data Tape	272
Wells Fargo Bank Deal Team	271
WFCM 2017-C42 PSA	245
whole loan	52
Whole Loan	168
Withheld Amounts	403
Workout Fee	416
Workout Fee Rate	416
Workout-Delayed Reimbursement Amount	402
WTNA	316
Y
Yield Maintenance Charge	360
YM(#)	177

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built
1	1745 Broadway	WFB		1745 Broadway	New York	NY	10019	Office	CBD	2003
2	Griffin Portfolio II	BANA		Various	Various	Various	Various	Various	Various	Various
2.01	Southern Company Services Headquarters	BANA		3525 & 3535 Colonnade Parkway	Birmingham	AL	35243	Office	Suburban	1988
2.02	Amazon.com Sortable Fulfillment Center	BANA		11999 National Road	Pataskala	OH	43062	Industrial	Warehouse/Distribution	2016
2.03	IGT North American Gaming & Interactive Headquarters	BANA		6355 South Buffalo Drive	Las Vegas	NV	89113	Office	Suburban	2007
2.04	3M Distribution Facility	BANA		1650 Macom Drive	DeKalb	IL	60115	Industrial	Warehouse/Distribution	2016
3	Pfizer Building	MSMCH		235 East 42nd Street	New York	NY	10017	Office	CBD	1960
4	Showcase II	WFB		3791 South Las Vegas Boulevard	Las Vegas	NV	89109	Retail	Anchored	2001
5	ExchangeRight Net Leased Portfolio #22	BANA		Various	Various	Various	Various	Various	Various	Various
5.01	Pick n Save - Sun Prairie WI	BANA		2538 Ironwood Drive	Sun Prairie	WI	53590	Retail	Single Tenant	2007
5.02	BioLife Plasma Services L.P. - Glendale AZ	BANA		16480 North 59th Avenue	Glendale	AZ	85306	Office	Medical	2018
5.03	Walgreens - West Lafayette IN	BANA		1000 Sagamore Parkway West	West Lafayette	IN	47906	Retail	Single Tenant	2001
5.04	CVS - Novi MI	BANA		31250 Beck Road	Novi	MI	48375	Retail	Single Tenant	2005
5.05	Tractor Supply - Egg Harbor NJ	BANA		6501 Black Horse Pike	Egg Harbor Township	NJ	08234	Retail	Single Tenant	2017
5.06	Walgreens - Bedford TX	BANA		4121 Harwood Road	Bedford	TX	76021	Retail	Single Tenant	2002
5.07	Tractor Supply - Oxford MI	BANA		575 North Lapeer Road	Oxford	MI	48371	Retail	Single Tenant	2017
5.08	First Midwest Bank - Melrose Park IL	BANA		1700 West Lake Street	Melrose Park	IL	60160	Retail	Single Tenant	2007
5.09	Walgreens - Waterford MI	BANA		4800 Dixie Highway	Waterford Township	MI	48329	Retail	Single Tenant	1998
5.10	Dollar General - DeLand FL	BANA		745 North Spring Garden Avenue	DeLand	FL	32720	Retail	Single Tenant	2011
5.11	Dollar General - Girard OH	BANA		520 Churchill Road	Girard	OH	44420	Retail	Single Tenant	2017
5.12	Dollar General- Franklin OH	BANA		3959 State Route 122	Franklin	OH	45005	Retail	Single Tenant	2017
5.13	Family Dollar - Bridge City LA	BANA		1409 Bridge City Avenue	Bridge City	LA	70094	Retail	Single Tenant	2018
5.14	Dollar General - Baton Rouge LA	BANA		5730 Satin Court	Baton Rouge	LA	70812	Retail	Single Tenant	2017
5.15	Fresenius Medical Care - Vineland NJ	BANA		1206 West Sherman Avenue	Vineland	NJ	08360	Office	Medical	2016
6	The Galleria	BANA		1 Galleria Boulevard	Metairie	LA	70001	Office	Suburban	1986
7	Broadway Plaza	MSMCH		1130, 1150, 1100, 1120, 1142, 1170, 1190 Broadway Street and 644 Naples Street	Chula Vista	CA	91911	Retail	Anchored	2005
8	Plaza Frontenac	MSMCH		1701 South Lindbergh Boulevard	Frontenac	MO	63131	Retail	Anchored	1974
9	Town Center Aventura	WFB		18701-18995 Biscayne Boulevard; 2711 Northeast 187th Street	Aventura	FL	33180	Retail	Anchored	1979
10	Florida Hotel & Conference Center	MSMCH		1500 Sand Lake Road	Orlando	FL	32809	Hospitality	Full Service	1986
11	Ditson Building	MSMCH		8 East 34th Street	New York	NY	10016	Office	CBD	1907
12	Fair Oaks Mall	BANA		11750 Fair Oaks Mall	Fairfax	VA	22033	Retail	Super Regional Mall	1980
13	Anderson Towne Center	MSMCH		7418-7578 Beechmont Avenue	Cincinnati	OH	45255	Retail	Anchored	1967
14	181 Fremont Street	WFB		181 Fremont Street	San Francisco	CA	94105	Office	CBD	2018
15	Shoppes at Chino Hills	MSMCH		13991-13911 Peyton Drive, 13850-13925 City Center Drive, 3335-3625 Grand Avenue	Chino Hills	CA	91709	Retail	Lifestyle Center	2008
16	Empire Towers V	WFB		3990 and 3998 Concours Street	Ontario	CA	91764	Office	Suburban	2007
17	Regal Cinemas Lincolnshire	MSMCH		300 Parkway Drive	Lincolnshire	IL	60069	Retail	Movie Theater	1998
18	Hyatt Place - Downtown Boise ID	BANA		1024 West Bannock Street	Boise	ID	83702	Hospitality	Select Service	2017
19	CoolSprings Galleria	WFB		1800, 1910, 1914 and 1916 Galleria Boulevard	Franklin	TN	37067	Retail	Super Regional Mall	1991
20	Bryant Gardens Corp.	NCB		1-15 Bryant Crescent & 175-185 Bryant Avenue	White Plains	NY	10605	Multifamily	Cooperative	1950
21	Staybridge Suites Orlando Airport South	WFB		7450 Augusta National Drive	Orlando	FL	32822	Hospitality	Extended Stay	1999
22	Courtyard - Myrtle Beach SC	BANA		1000 Commons Boulevard	Myrtle Beach	SC	29572	Hospitality	Limited Service	1999
23	Royal View Estates	BANA		8604 Northeast 36th Street	Vancouver	WA	98662	Multifamily	Garden	2013
24	Garage M	BANA		222 East 65th Street	New York	NY	10065	Other	Parking Garage	1978
25	Tacoma Mall Office Building	BANA		4301 South Pine Street	Tacoma	WA	98409	Office	CBD	1969
26	Bon Aire Residents, Inc.	NCB		1-20 Revere Court & 1-14 Danbury Court (a/k/a 24 Bonaire Circle)	Suffern	NY	10901	Multifamily	Cooperative	1966
27	Discovery Centre	MSMCH		39205-39303 Country Club Drive	Farmington Hills	MI	48331	Industrial	Flex	1990
28	Holiday Inn Express - Oregon, OH	WFB		3154 Navarre Avenue	Oregon	OH	43616	Hospitality	Limited Service	2003
29	Jeffrey Gardens Apartment Corp.	NCB		46-40 216th Street, 46-41 215th Street, 47-15 216th	Bayside	NY	11361	Multifamily	Cooperative	1949
30	Alvarado Sunset Apartments	BANA		606 Alvarado Avenue	Davis	CA	95616	Multifamily	Garden	1975
31	Academy Professional Campus	WFB		5426, 5446, 5526, 5540 North Academy Boulevard	Colorado Springs	CO	80918	Office	Medical	1998
32	Hampton Inn - Brenham TX	BANA		2605 Schulte Boulevard	Brenham	TX	77833	Hospitality	Limited Service	2009
33	Stafford Court Apartments	BANA		5500 SW 180th Avenue	Beaverton	OR	97007	Multifamily	Garden	1978
34	Memphis MF Portfolio	MSMCH		Various	Memphis	TN	Various	Multifamily	Garden	Various
34.01	Mendenhall Gardens	MSMCH		553 North Mendhall Road	Memphis	TN	38177	Multifamily	Garden	1962
34.02	High Point Apartments	MSMCH		481-491 North Highland Street	Memphis	TN	38122	Multifamily	Garden	1965
35	32nd Street Retail	WFB		3165 East Lincoln Drive	Phoenix	AZ	85016	Retail	Shadow Anchored	1982
36	100 Grove Road	WFB		100 Grove Road	West Deptford	NJ	08086	Office	Suburban	1989
37	2-4 Windsor Terrace Owners, Inc.	NCB		2-4 Windsor Terrace	White Plains	NY	10602	Multifamily	Cooperative	1955
38	Harrison Gardens Owners, Inc.	NCB		15 Harrison Avenue	Amityville	NY	11701	Multifamily	Cooperative	1971
39	Parts Authority and Laurel Self Storage	WFB		9731 and 9735 Washington Boulevard North	Laurel	MD	20723	Industrial	Warehouse	1959
40	415 Gramatan Avenue Corporation	NCB		415 Gramatan Avenue	Mount Vernon	NY	10552	Multifamily	Cooperative	1963
41	Darien Pointe Plaza	BANA		7517 & 7533 South Cass Avenue	Darien	IL	60561	Retail	Unanchored	2015
42	Greenwich and Perry Street Housing Corporation	NCB		725-731 Greenwich Street a/k/a 116-221 Perry Street	New York	NY	10014	Multifamily	Cooperative	1850
43	Camberwell Apartments	BANA		106 South Carney Drive	Saint Clair	MI	48079	Multifamily	Garden	1987
44	Rancho Lone Mountain Storage - NV	WFB		6501 West Lone Mountain Road	Las Vegas	NV	89130	Self Storage	Self Storage	2007
45	Maple Terrace Apartments	BANA		1535 Southeast Maple Street	Hillsboro	OR	97123	Multifamily	Garden	1971
46	Southwest Villas Jacksonville	BANA		5565 Connie Jean Road	Jacksonville	FL	32222	Multifamily	Garden	1981
47	530 Riverdale Owners Corp.	NCB		530 Riverdale Avenue a/k/a 518 Riverdale Avenue	Yonkers	NY	10705	Multifamily	Cooperative	1955
48	140 E. 83rd Tenants Corp.	NCB		140 East 83rd Street	New York	NY	10028	Multifamily	Cooperative	1961
49	Canby Gardens Apartments	BANA		645 North Pine Street	Canby	OR	97013	Multifamily	Garden	1971
50	Penbrook Owners, Corp.	NCB		50-60 Hempstead Avenue	Lynbrook	NY	11563	Multifamily	Cooperative	1961
51	Chapel Owners Corp.	NCB		20 Chapel Place	Great Neck	NY	11021	Multifamily	Cooperative	1963
52	595 McLean Owners, Inc.	NCB		595 McLean Avenue	Yonkers	NY	10705	Multifamily	Cooperative	1950
53	Crestwood Apartments, Inc.	NCB		One Meadow Drive	Woodsburgh	NY	11598	Multifamily	Cooperative	1931
54	Ridgecrest Owners Corp.	NCB		35-69 1/2 Carpenter Avenue	Mount Kisco	NY	10549	Multifamily	Cooperative	1954
55	Palatka Oaks Apartments	BANA		200 College Road	Palatka	FL	32177	Multifamily	Garden	1977
56	Keep Self Storage	WFB		16617 Kuykendahl Road	Houston	TX	77068	Self Storage	Self Storage	1996
57	78-06 Owners Corp.	NCB		78-06 46th Avenue	Elmhurst	NY	11373	Multifamily	Cooperative	1965
58	251 Seaman Owners Corp.	NCB		251 Seaman Avenue	New York	NY	10034	Multifamily	Cooperative	1939
59	439 East 88 Owners Corp.	NCB		439 East 88th Street	New York	NY	10128	Multifamily	Cooperative	1880
60	College Gardens Cooperative, Inc.	NCB		3535-3555 Kings College Place	Bronx	NY	10467	Multifamily	Cooperative	1953
61	68 Laight Street Owners Corp.	NCB		68 Laight Street	New York	NY	10013	Multifamily	Cooperative	1892
62	236 East 28th Street Owners Corp.	NCB		236 East 28th Street	New York	NY	10016	Multifamily	Cooperative	1910

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Renovated	Number of Units(2)	Unit of Measure(2)	Cut-off Date Balance Per Unit/SF(5)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan(3)	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date(3)
1	1745 Broadway		684,515	Sq. Ft.	466	94,000,000	94,000,000	9.96%	94,000,000	N	5/24/2018	7/11/2018	6/11/2028		6/11/2028
2	Griffin Portfolio II	Various	2,726,080	Sq. Ft.	92	85,000,000	85,000,000	9.00%	85,000,000	N	4/27/2018	6/1/2018	5/1/2028		5/1/2028
2.01	Southern Company Services Headquarters	2018	669,438	Sq. Ft.		33,864,000	33,864,000	3.59%
2.02	Amazon.com Sortable Fulfillment Center		856,254	Sq. Ft.		20,910,000	20,910,000	2.21%
2.03	IGT North American Gaming & Interactive Headquarters		222,268	Sq. Ft.		15,402,000	15,402,000	1.63%
2.04	3M Distribution Facility		978,120	Sq. Ft.		14,824,000	14,824,000	1.57%
3	Pfizer Building	2004	823,623	Sq. Ft.	152	65,000,000	65,000,000	6.88%	2,252,843	N	7/11/2018	9/8/2018		9/8/2018	8/8/2024
4	Showcase II	2018	41,407	Sq. Ft.	3,091	50,000,000	50,000,000	5.30%	50,000,000	N	4/24/2018	6/11/2018	5/11/2028		5/11/2028
5	ExchangeRight Net Leased Portfolio #22		229,251	Sq. Ft.	190	43,521,600	43,521,600	4.61%	43,521,600	N	6/7/2018	8/1/2018	7/1/2028		7/1/2028
5.01	Pick n Save - Sun Prairie WI		59,500	Sq. Ft.		7,626,000	7,626,000	0.81%
5.02	BioLife Plasma Services L.P. - Glendale AZ		15,230	Sq. Ft.		7,130,000	7,130,000	0.76%
5.03	Walgreens - West Lafayette IN		14,175	Sq. Ft.		4,749,200	4,749,200	0.50%
5.04	CVS - Novi MI		13,013	Sq. Ft.		4,172,600	4,172,600	0.44%
5.05	Tractor Supply - Egg Harbor NJ		19,097	Sq. Ft.		3,658,000	3,658,000	0.39%
5.06	Walgreens - Bedford TX		13,650	Sq. Ft.		3,025,600	3,025,600	0.32%
5.07	Tractor Supply - Oxford MI		21,930	Sq. Ft.		2,790,000	2,790,000	0.30%
5.08	First Midwest Bank - Melrose Park IL		3,000	Sq. Ft.		2,765,200	2,765,200	0.29%
5.09	Walgreens - Waterford MI		13,905	Sq. Ft.		2,715,600	2,715,600	0.29%
5.10	Dollar General - DeLand FL		9,026	Sq. Ft.		1,209,000	1,209,000	0.13%
5.11	Dollar General - Girard OH		10,566	Sq. Ft.		1,116,000	1,116,000	0.12%
5.12	Dollar General- Franklin OH		9,100	Sq. Ft.		967,200	967,200	0.10%
5.13	Family Dollar - Bridge City LA		8,320	Sq. Ft.		830,800	830,800	0.09%
5.14	Dollar General - Baton Rouge LA		7,489	Sq. Ft.		756,400	756,400	0.08%
5.15	Fresenius Medical Care - Vineland NJ		11,250	Sq. Ft.		10,000	10,000	0.00%
6	The Galleria		470,540	Sq. Ft.	89	42,000,000	42,000,000	4.45%	42,000,000	N	5/30/2018	7/1/2018	6/1/2028		6/1/2028
7	Broadway Plaza		356,335	Sq. Ft.	115	40,950,000	40,950,000	4.34%	40,950,000	Y	6/21/2018	8/1/2018	7/1/2028		7/1/2028	11/1/2029
8	Plaza Frontenac	1994	351,006	Sq. Ft.	285	40,000,000	40,000,000	4.24%	40,000,000	N	7/2/2018	9/1/2018	8/1/2028		8/1/2028
9	Town Center Aventura	2013	186,138	Sq. Ft.	430	40,000,000	40,000,000	4.24%	40,000,000	N	7/2/2018	8/11/2018	7/11/2028		7/11/2028
10	Florida Hotel & Conference Center	2017	511	Rooms	78,278	40,000,000	40,000,000	4.24%	40,000,000	N	6/1/2018	7/1/2018	6/1/2023		6/1/2023
11	Ditson Building	2016	58,850	Sq. Ft.	637	37,500,000	37,500,000	3.97%	37,500,000	N	7/6/2018	9/1/2018	8/1/2028		8/1/2028
12	Fair Oaks Mall	2014	779,949	Sq. Ft.	224	33,750,000	33,644,821	3.56%	31,274,436	N	4/27/2018	6/10/2018		6/10/2018	5/10/2023
13	Anderson Towne Center	2017	347,622	Sq. Ft.	122	25,000,000	24,921,433	2.64%	20,744,642	N	4/26/2018	6/1/2018		6/1/2018	5/1/2028
14	181 Fremont Street		436,332	Sq. Ft.	573	22,000,000	22,000,000	2.33%	22,000,000	Y	3/29/2018	5/6/2018	4/6/2028		4/6/2028	4/6/2031
15	Shoppes at Chino Hills		378,676	Sq. Ft.	290	22,000,000	22,000,000	2.33%	22,000,000	N	5/9/2018	7/1/2018	6/1/2028		6/1/2028
16	Empire Towers V		124,614	Sq. Ft.	156	19,400,000	19,400,000	2.05%	17,903,144	N	6/29/2018	8/11/2018	7/11/2023	8/11/2023	7/11/2028
17	Regal Cinemas Lincolnshire	2017	75,372	Sq. Ft.	219	16,500,000	16,474,261	1.74%	12,307,870	N	6/6/2018	8/1/2018		8/1/2018	7/1/2028
18	Hyatt Place - Downtown Boise ID		150	Rooms	108,167	16,225,000	16,225,000	1.72%	14,702,484	N	6/15/2018	8/1/2018	7/1/2022	8/1/2022	7/1/2028
19	CoolSprings Galleria	2017	640,176	Sq. Ft.	241	15,000,000	14,944,076	1.58%	12,141,682	N	4/30/2018	6/11/2018		6/11/2018	5/11/2028
20	Bryant Gardens Corp.	2002	407	Units	34,276	14,000,000	13,950,153	1.48%	10,233,144	N	5/21/2018	7/1/2018		7/1/2018	6/1/2028
21	Staybridge Suites Orlando Airport South	2016	135	Rooms	97,037	13,100,000	13,100,000	1.39%	11,376,794	N	6/14/2018	8/11/2018	7/11/2020	8/11/2020	7/11/2028
22	Courtyard - Myrtle Beach SC	2016	157	Rooms	80,621	12,670,000	12,657,537	1.34%	10,527,555	N	6/7/2018	8/1/2018		8/1/2018	7/1/2028
23	Royal View Estates		80	Units	127,984	10,250,000	10,238,720	1.08%	8,387,078	N	6/7/2018	8/1/2018		8/1/2018	7/1/2028
24	Garage M		300	Spaces	33,333	10,000,000	10,000,000	1.06%	10,000,000	N	6/29/2018	8/1/2018	7/1/2028		7/1/2028
25	Tacoma Mall Office Building	2014	115,518	Sq. Ft.	86	9,930,000	9,930,000	1.05%	8,745,303	N	6/27/2018	8/1/2018	7/1/2021	8/1/2021	7/1/2028
26	Bon Aire Residents, Inc.	1998	209	Units	45,042	9,425,000	9,413,691	1.00%	7,613,366	N	6/21/2018	8/1/2018		8/1/2018	7/1/2028
27	Discovery Centre		165,109	Sq. Ft.	50	8,250,000	8,229,187	0.87%	5,047,572	N	6/15/2018	8/1/2018		8/1/2018	7/1/2028
28	Holiday Inn Express - Oregon, OH	2016	85	Rooms	90,273	7,700,000	7,673,203	0.81%	6,465,238	N	5/10/2017	6/11/2017	5/11/2018	6/11/2018	5/11/2027
29	Jeffrey Gardens Apartment Corp.	2017	277	Units	26,714	7,405,000	7,399,889	0.78%	6,570,756	N	6/29/2018	8/1/2018		8/1/2018	7/1/2028
30	Alvarado Sunset Apartments		65	Units	92,308	6,000,000	6,000,000	0.64%	6,000,000	N	4/9/2018	6/1/2018	5/1/2028		5/1/2028
31	Academy Professional Campus	2017	67,811	Sq. Ft.	85	5,750,000	5,750,000	0.61%	5,750,000	N	6/12/2018	8/11/2018	7/11/2028		7/11/2028
32	Hampton Inn - Brenham TX		66	Rooms	83,256	5,500,000	5,494,906	0.58%	4,604,967	N	6/22/2018	8/1/2018		8/1/2018	7/1/2028
33	Stafford Court Apartments		72	Units	69,444	5,000,000	5,000,000	0.53%	5,000,000	N	6/28/2018	8/1/2018	7/1/2028		7/1/2028
34	Memphis MF Portfolio	Various	146	Units	29,110	4,250,000	4,250,000	0.45%	4,250,000	N	6/7/2018	8/1/2018	7/1/2028		7/1/2028
34.01	Mendenhall Gardens	2008	82	Units		2,495,513	2,495,513	0.26%
34.02	High Point Apartments	2017	64	Units		1,754,487	1,754,487	0.19%
35	32nd Street Retail	2012	13,868	Sq. Ft.	286	3,960,000	3,960,000	0.42%	3,960,000	N	4/6/2017	5/11/2017	4/11/2027		4/11/2027
36	100 Grove Road		61,492	Sq. Ft.	62	3,825,000	3,812,671	0.40%	3,162,273	N	5/11/2018	6/11/2018		6/11/2018	5/11/2028
37	2-4 Windsor Terrace Owners, Inc.	2002	78	Units	47,956	3,750,000	3,740,592	0.40%	3,033,209	N	5/31/2018	7/1/2018		7/1/2018	6/1/2028
38	Harrison Gardens Owners, Inc.	1997	88	Units	42,276	3,725,000	3,720,267	0.39%	2,981,745	N	6/29/2018	8/1/2018		8/1/2018	7/1/2028
39	Parts Authority and Laurel Self Storage	2016	84,000	Sq. Ft.	39	3,300,000	3,300,000	0.35%	3,300,000	N	6/29/2018	8/11/2018	7/11/2028		7/11/2028
40	415 Gramatan Avenue Corporation	2013	52	Units	61,455	3,200,000	3,195,645	0.34%	2,866,403	N	5/29/2018	7/1/2018		7/1/2018	6/1/2028
41	Darien Pointe Plaza		14,494	Sq. Ft.	207	3,000,000	2,997,408	0.32%	2,800,448	N	6/15/2018	8/1/2018		8/1/2018	7/1/2023
42	Greenwich and Perry Street Housing Corporation	1998	50	Units	59,930	3,000,000	2,996,480	0.32%	2,431,694	N	6/25/2018	8/1/2018		8/1/2018	7/1/2028
43	Camberwell Apartments		87	Units	33,046	2,875,000	2,875,000	0.30%	2,875,000	N	6/12/2018	8/1/2018	7/1/2028		7/1/2028
44	Rancho Lone Mountain Storage - NV		72,016	Sq. Ft.	40	2,865,000	2,854,552	0.30%	1,214,416	N	6/29/2018	8/11/2018		8/11/2018	7/11/2028
45	Maple Terrace Apartments		50	Units	56,000	2,800,000	2,800,000	0.30%	2,800,000	N	6/28/2018	8/1/2018	7/1/2028		7/1/2028
46	Southwest Villas Jacksonville		61	Units	45,082	2,750,000	2,750,000	0.29%	2,400,101	N	4/30/2018	6/1/2018	5/1/2020	6/1/2020	5/1/2028
47	530 Riverdale Owners Corp.	1997	59	Units	45,732	2,700,000	2,698,198	0.29%	2,402,832	N	6/26/2018	8/1/2018		8/1/2018	7/1/2028
48	140 E. 83rd Tenants Corp.	2010	57	Units	43,748	2,500,000	2,493,627	0.26%	2,016,564	N	5/30/2018	7/1/2018		7/1/2018	6/1/2028
49	Canby Gardens Apartments		34	Units	64,706	2,200,000	2,200,000	0.23%	2,200,000	N	6/28/2018	8/1/2018	7/1/2028		7/1/2028
50	Penbrook Owners, Corp.	2016	72	Units	29,783	2,150,000	2,144,352	0.23%	1,725,185	N	5/24/2018	7/1/2018		7/1/2018	6/1/2028
51	Chapel Owners Corp.	2003	49	Units	41,730	2,050,000	2,044,763	0.22%	1,653,009	N	5/15/2018	7/1/2018		7/1/2018	6/1/2028
52	595 McLean Owners, Inc.	2006	52	Units	38,437	2,000,000	1,998,706	0.21%	1,784,495	N	6/28/2018	8/1/2018		8/1/2018	7/1/2028
53	Crestwood Apartments, Inc.	2000	36	Units	55,488	2,000,000	1,997,563	0.21%	1,611,653	N	6/28/2018	8/1/2018		8/1/2018	7/1/2028
54	Ridgecrest Owners Corp.	1997	80	Units	24,937	2,000,000	1,994,942	0.21%	1,615,484	N	5/31/2018	7/1/2018		7/1/2018	6/1/2028
55	Palatka Oaks Apartments	2008	58	Units	32,759	1,900,000	1,900,000	0.20%	1,900,000	N	4/30/2018	6/1/2018	5/1/2028		5/1/2028
56	Keep Self Storage	2011	33,934	Sq. Ft.	56	1,890,000	1,890,000	0.20%	1,641,104	N	6/8/2018	7/11/2018	6/11/2020	7/11/2020	6/11/2028
57	78-06 Owners Corp.	2013	56	Units	26,717	1,500,000	1,496,161	0.16%	1,209,099	N	6/1/2018	7/1/2018		7/1/2018	6/1/2028
58	251 Seaman Owners Corp.	2016	63	Units	20,478	1,300,000	1,290,107	0.14%	544,655	N	5/29/2018	7/1/2018		7/1/2018	6/1/2028
59	439 East 88 Owners Corp.	2016	31	Units	38,662	1,200,000	1,198,534	0.13%	966,656	N	6/27/2018	8/1/2018		8/1/2018	7/1/2028
60	College Gardens Cooperative, Inc.	1998	119	Units	9,868	1,175,000	1,174,281	0.12%	1,053,141	N	6/29/2018	8/1/2018		8/1/2018	7/1/2028
61	68 Laight Street Owners Corp.	2012	9	Units	110,979	1,000,000	998,813	0.11%	809,177	N	6/27/2018	8/1/2018		8/1/2018	7/1/2028
62	236 East 28th Street Owners Corp.	2008	30	Units	33,294	1,000,000	998,813	0.11%	809,177	N	6/27/2018	8/1/2018		8/1/2018	7/1/2028

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Gross Mortgage Rate	Operating Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)
1	1745 Broadway	3.76800%	0.00000%	0.00770%	0.00375%	0.00050%	0.00025%	3.75580%	Actual/360	299,259.44	Interest-only, Balloon	Actual/360	120
2	Griffin Portfolio II	4.31500%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.29870%	Actual/360	309,890.91	Interest-only, Balloon	Actual/360	120
2.01	Southern Company Services Headquarters
2.02	Amazon.com Sortable Fulfillment Center
2.03	IGT North American Gaming & Interactive Headquarters
2.04	3M Distribution Facility
3	Pfizer Building	3.58500%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	3.56870%	Actual/360	998,613.20	Self-Amortizing		72
4	Showcase II	4.89630%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.88000%	Actual/360	206,846.01	Interest-only, Balloon	Actual/360	120
5	ExchangeRight Net Leased Portfolio #22	4.32000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.30370%	Actual/360	158,853.84	Interest-only, Balloon	Actual/360	120
5.01	Pick n Save - Sun Prairie WI
5.02	BioLife Plasma Services L.P. - Glendale AZ
5.03	Walgreens - West Lafayette IN
5.04	CVS - Novi MI
5.05	Tractor Supply - Egg Harbor NJ
5.06	Walgreens - Bedford TX
5.07	Tractor Supply - Oxford MI
5.08	First Midwest Bank - Melrose Park IL
5.09	Walgreens - Waterford MI
5.10	Dollar General - DeLand FL
5.11	Dollar General - Girard OH
5.12	Dollar General- Franklin OH
5.13	Family Dollar - Bridge City LA
5.14	Dollar General - Baton Rouge LA
5.15	Fresenius Medical Care - Vineland NJ
6	The Galleria	4.25000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.23370%	Actual/360	150,815.97	Interest-only, Balloon	Actual/360	120
7	Broadway Plaza	4.67200%	0.00285%	0.00770%	0.02500%	0.00050%	0.00025%	4.63570%	Actual/360	161,646.33	Interest-only, ARD	Actual/360	120
8	Plaza Frontenac	4.43300%	0.00000%	0.00770%	0.00500%	0.00050%	0.00025%	4.41955%	Actual/360	149,818.98	Interest-only, Balloon	Actual/360	120
9	Town Center Aventura	4.89000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.87370%	Actual/360	165,263.89	Interest-only, Balloon	Actual/360	120
10	Florida Hotel & Conference Center	5.60000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.58370%	Actual/360	189,259.26	Interest-only, Balloon	Actual/360	60
11	Ditson Building	5.43000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.41370%	Actual/360	172,044.27	Interest-only, Balloon	Actual/360	120
12	Fair Oaks Mall	4.25800%	0.00000%	0.00770%	0.00500%	0.00050%	0.00025%	4.24455%	Actual/360	157,843.66	Amortizing Balloon		60
13	Anderson Towne Center	5.28000%	0.00285%	0.00770%	0.02250%	0.00050%	0.00025%	5.24620%	Actual/360	138,515.83	Amortizing Balloon		120
14	181 Fremont Street	3.70860%	0.00000%	0.00770%	0.00500%	0.00050%	0.00025%	3.69515%	Actual/360	68,935.32	Interest-only, ARD	Actual/360	120
15	Shoppes at Chino Hills	5.17500%	0.00000%	0.00770%	0.00500%	0.00050%	0.00025%	5.16155%	Actual/360	96,192.71	Interest-only, Balloon	Actual/360	120
16	Empire Towers V	5.03000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.01370%	Actual/360	104,499.38	Interest-only, Amortizing Balloon	Actual/360	120
17	Regal Cinemas Lincolnshire	4.93000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.91370%	Actual/360	95,785.62	Amortizing Balloon		120
18	Hyatt Place - Downtown Boise ID	5.11000%	0.00285%	0.00770%	0.05250%	0.00050%	0.00025%	5.04620%	Actual/360	88,193.32	Interest-only, Amortizing Balloon	Actual/360	120
19	CoolSprings Galleria	4.83900%	0.00000%	0.00770%	0.00500%	0.00050%	0.00025%	4.82555%	30/360	79,053.79	Amortizing Balloon		120
20	Bryant Gardens Corp.	4.39000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.29870%	Actual/360	76,945.03	Amortizing Balloon		120
21	Staybridge Suites Orlando Airport South	5.14500%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.12870%	Actual/360	71,489.09	Interest-only, Amortizing Balloon	Actual/360	120
22	Courtyard - Myrtle Beach SC	5.32300%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.30670%	Actual/360	70,538.17	Amortizing Balloon		120
23	Royal View Estates	4.85000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.83370%	Actual/360	54,088.41	Amortizing Balloon		120
24	Garage M	4.81000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.79370%	Actual/360	40,640.05	Interest-only, Balloon	Actual/360	120
25	Tacoma Mall Office Building	4.76400%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.74770%	Actual/360	51,883.41	Interest-only, Amortizing Balloon	Actual/360	120
26	Bon Aire Residents, Inc.	4.47000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.37870%	Actual/360	47,587.23	Amortizing Balloon		120
27	Discovery Centre	4.28000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.26370%	Actual/360	51,218.95	Amortizing Balloon		120
28	Holiday Inn Express - Oregon, OH	4.81000%	0.00285%	0.00770%	0.05250%	0.00050%	0.00025%	4.74620%	Actual/360	40,445.79	Interest-only, Amortizing Balloon	Actual/360	120
29	Jeffrey Gardens Apartment Corp.	4.19000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.09870%	Actual/360	31,829.09	Amortizing Balloon		120
30	Alvarado Sunset Apartments	4.82000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.80370%	Actual/360	24,434.72	Interest-only, Balloon	Actual/360	120
31	Academy Professional Campus	5.04000%	0.00285%	0.00770%	0.03500%	0.00050%	0.00025%	4.99370%	Actual/360	24,485.42	Interest-only, Balloon	Actual/360	120
32	Hampton Inn - Brenham TX	5.56700%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.55070%	Actual/360	31,459.99	Amortizing Balloon		120
33	Stafford Court Apartments	4.90900%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.89270%	Actual/360	20,738.25	Interest-only, Balloon	Actual/360	120
34	Memphis MF Portfolio	4.99000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.97370%	Actual/360	17,918.37	Interest-only, Balloon	Actual/360	120
34.01	Mendenhall Gardens
34.02	High Point Apartments
35	32nd Street Retail	4.84000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.82370%	Actual/360	16,193.83	Interest-only, Balloon	Actual/360	120
36	100 Grove Road	5.16500%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.14870%	Actual/360	20,920.87	Amortizing Balloon		120
37	2-4 Windsor Terrace Owners, Inc.	4.51000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.41870%	Actual/360	19,022.99	Amortizing Balloon		120
38	Harrison Gardens Owners, Inc.	4.21000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.11870%	Actual/360	18,237.64	Amortizing Balloon		120
39	Parts Authority and Laurel Self Storage	4.88000%	0.00285%	0.00770%	0.07250%	0.00050%	0.00025%	4.79620%	Actual/360	13,606.39	Interest-only, Balloon	Actual/360	120
40	415 Gramatan Avenue Corporation	4.52000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.42870%	Actual/360	14,427.18	Amortizing Balloon		120
41	Darien Pointe Plaza	5.84000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.82370%	Actual/360	17,679.08	Amortizing Balloon		60
42	Greenwich and Perry Street Housing Corporation	4.57000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.47870%	Actual/360	15,325.59	Amortizing Balloon		120
43	Camberwell Apartments	5.20600%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.18970%	Actual/360	12,645.94	Interest-only, Balloon	Actual/360	120
44	Rancho Lone Mountain Storage - NV	4.87000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.85370%	Actual/360	22,462.70	Amortizing Balloon		120
45	Maple Terrace Apartments	4.90900%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.89270%	Actual/360	11,613.42	Interest-only, Balloon	Actual/360	120
46	Southwest Villas Jacksonville	5.34500%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.32870%	Actual/360	15,347.82	Interest-only, Amortizing Balloon	Actual/360	120
47	530 Riverdale Owners Corp.	4.29000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.19870%	Actual/360	11,776.15	Amortizing Balloon		120
48	140 E. 83rd Tenants Corp.	4.43000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.33870%	Actual/360	12,563.36	Amortizing Balloon		120
49	Canby Gardens Apartments	4.90900%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	4.89270%	Actual/360	9,124.83	Interest-only, Balloon	Actual/360	120
50	Penbrook Owners, Corp.	4.28000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.18870%	Actual/360	10,614.50	Amortizing Balloon		120
51	Chapel Owners Corp.	4.42000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.32870%	Actual/360	10,289.83	Amortizing Balloon		120
52	595 McLean Owners, Inc.	4.38000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.28870%	Actual/360	8,837.57	Amortizing Balloon		120
53	Crestwood Apartments, Inc.	4.40000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.30870%	Actual/360	10,015.22	Amortizing Balloon		120
54	Ridgecrest Owners Corp.	4.47000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.37870%	Actual/360	10,098.09	Amortizing Balloon		120
55	Palatka Oaks Apartments	5.14500%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.12870%	Actual/360	8,259.39	Interest-only, Balloon	Actual/360	120
56	Keep Self Storage	5.14000%	0.00285%	0.00770%	0.00500%	0.00050%	0.00025%	5.12370%	Actual/360	10,308.25	Interest-only, Amortizing Balloon	Actual/360	120
57	78-06 Owners Corp.	4.41000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.31870%	Actual/360	7,520.28	Amortizing Balloon		120
58	251 Seaman Owners Corp.	4.62000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.52870%	Actual/360	10,024.83	Amortizing Balloon		120
59	439 East 88 Owners Corp.	4.39000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.29870%	Actual/360	6,002.04	Amortizing Balloon		120
60	College Gardens Cooperative, Inc.	4.54000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.44870%	Actual/360	5,312.61	Amortizing Balloon		120
61	68 Laight Street Owners Corp.	4.52000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.42870%	Actual/360	5,078.74	Amortizing Balloon		120
62	236 East 28th Street Owners Corp.	4.52000%	0.00285%	0.00770%	0.08000%	0.00050%	0.00025%	4.42870%	Actual/360	5,078.74	Amortizing Balloon		120

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(4)
1	1745 Broadway	118	120	118	0	0	2	L(26),GRTR 1% or YM or D(87),O(7)	0	0	632,000,000
2	Griffin Portfolio II	117	120	117	0	0	3	L(24),GRTR 1% or YM(90),O(6)	0	0	415,500,000
2.01	Southern Company Services Headquarters										153,250,000
2.02	Amazon.com Sortable Fulfillment Center										94,600,000
2.03	IGT North American Gaming & Interactive Headquarters										75,540,000
2.04	3M Distribution Facility										72,300,000
3	Pfizer Building	72	0	0	75	75	0	L(24),D(43),O(5)	0	0	210,000,000
4	Showcase II	117	120	117	0	0	3	L(27),D(89),O(4)	0	5	237,000,000
5	ExchangeRight Net Leased Portfolio #22	119	120	119	0	0	1	L(25),D(91),O(4)	5	5	73,580,000
5.01	Pick n Save - Sun Prairie WI										12,300,000
5.02	BioLife Plasma Services L.P. - Glendale AZ										11,500,000
5.03	Walgreens - West Lafayette IN										7,660,000
5.04	CVS - Novi MI										6,730,000
5.05	Tractor Supply - Egg Harbor NJ										5,900,000
5.06	Walgreens - Bedford TX										4,880,000
5.07	Tractor Supply - Oxford MI										4,500,000
5.08	First Midwest Bank - Melrose Park IL										4,460,000
5.09	Walgreens - Waterford MI										4,380,000
5.10	Dollar General - DeLand FL										1,950,000
5.11	Dollar General - Girard OH										1,800,000
5.12	Dollar General- Franklin OH										1,560,000
5.13	Family Dollar - Bridge City LA										1,340,000
5.14	Dollar General - Baton Rouge LA										1,220,000
5.15	Fresenius Medical Care - Vineland NJ										3,400,000
6	The Galleria	118	120	118	0	0	2	L(26),D(89),O(5)	0	0	67,570,000
7	Broadway Plaza	119	120	119	0	0	1	L(25),D(90),O(5)	5	0	58,500,000
8	Plaza Frontenac	120	120	120	0	0	0	L(24),D(92),O(4)	2, once every 12-month period	0	210,000,000
9	Town Center Aventura	119	120	119	0	0	1	L(25),D(88),O(7)	0	0	133,400,000
10	Florida Hotel & Conference Center	58	60	58	0	0	2	L(26),D(29),O(5)	5	0	65,300,000
11	Ditson Building	120	120	120	0	0	0	L(24),D(91),O(5)	5	0	62,000,000
12	Fair Oaks Mall	57	0	0	360	357	3	L(27),D(29),O(4)	0	0	545,600,000
13	Anderson Towne Center	117	0	0	360	357	3	L(23),GRTR 1% or YM(93),O(4)	5	0	60,600,000
14	181 Fremont Street	116	120	116	0	0	4	L(23),GRTR 1% or YM(5),GRTR 1% or YM or D(85),O(7)	0	0	632,000,000
15	Shoppes at Chino Hills	118	120	118	0	0	2	L(26),D(89),O(5)	5	5	176,000,000
16	Empire Towers V	119	60	59	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	0	30,500,000
17	Regal Cinemas Lincolnshire	119	0	0	300	299	1	L(25),D(91),O(4)	5	5	26,300,000
18	Hyatt Place - Downtown Boise ID	119	48	47	360	360	1	L(25),D(90),O(5)	4	5	27,100,000
19	CoolSprings Galleria	117	0	0	360	357	3	L(27),GRTR 1% or YM or D(89),O(4)	0	5	322,000,000
20	Bryant Gardens Corp.	118	0	0	300	298	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	71,200,000
21	Staybridge Suites Orlando Airport South	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	19,300,000
22	Courtyard - Myrtle Beach SC	119	0	0	360	359	1	L(25),D(91),O(4)	4	5	18,700,000
23	Royal View Estates	119	0	0	360	359	1	L(25),D(91),O(4)	4	5	18,800,000
24	Garage M	119	120	119	0	0	1	L(25),D(91),O(4)	4	0	21,600,000
25	Tacoma Mall Office Building	119	36	35	360	360	1	L(25),D(91),O(4)	4	5	16,900,000
26	Bon Aire Residents, Inc.	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	28,441,000
27	Discovery Centre	119	0	0	240	239	1	L(25),D(90),O(5)	5	5	17,500,000
28	Holiday Inn Express - Oregon, OH	105	12	0	360	357	15	L(39),GRTR 1% or YM(77),O(4)	0	0	10,800,000
29	Jeffrey Gardens Apartment Corp.	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	65,900,000
30	Alvarado Sunset Apartments	117	120	117	0	0	3	L(27),D(89),O(4)	4	5	11,700,000
31	Academy Professional Campus	119	120	119	0	0	1	L(25),GRTR 1% or YM(91),O(4)	0	0	9,100,000
32	Hampton Inn - Brenham TX	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	7,900,000
33	Stafford Court Apartments	119	120	119	0	0	1	L(25),D(91),O(4)	4	5	11,500,000
34	Memphis MF Portfolio	119	120	119	0	0	1	L(23),GRTR 1% or YM(93),O(4)	5	5	7,800,000
34.01	Mendenhall Gardens										4,580,000
34.02	High Point Apartments										3,220,000
35	32nd Street Retail	104	120	104	0	0	16	L(40),D(76),O(4)	0	0	7,300,000
36	100 Grove Road	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	5,100,000
37	2-4 Windsor Terrace Owners, Inc.	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	15,820,000
38	Harrison Gardens Owners, Inc.	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	15,000,000
39	Parts Authority and Laurel Self Storage	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	8,950,000
40	415 Gramatan Avenue Corporation	118	0	0	480	478	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	9,300,000
41	Darien Pointe Plaza	59	0	0	360	359	1	L(25),D(31),O(4)	4	5	5,100,000
42	Greenwich and Perry Street Housing Corporation	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	27,930,000
43	Camberwell Apartments	119	120	119	0	0	1	L(25),D(91),O(4)	4	5	4,600,000
44	Rancho Lone Mountain Storage - NV	119	0	0	180	179	1	L(25),D(91),O(4)	0	0	7,530,000
45	Maple Terrace Apartments	119	120	119	0	0	1	L(25),D(91),O(4)	4	5	6,400,000
46	Southwest Villas Jacksonville	117	24	21	360	360	3	L(27),D(89),O(4)	4	5	4,000,000
47	530 Riverdale Owners Corp.	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	7,700,000
48	140 E. 83rd Tenants Corp.	118	0	0	360	358	2	GRTR 1% or YM(113),1%(2),O(5)	10	10	90,700,000
49	Canby Gardens Apartments	119	120	119	0	0	1	L(25),D(91),O(4)	4	5	4,600,000
50	Penbrook Owners, Corp.	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	13,550,000
51	Chapel Owners Corp.	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	21,200,000
52	595 McLean Owners, Inc.	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	5,500,000
53	Crestwood Apartments, Inc.	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	11,450,000
54	Ridgecrest Owners Corp.	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	13,100,000
55	Palatka Oaks Apartments	117	120	117	0	0	3	L(27),D(89),O(4)	4	5	3,100,000
56	Keep Self Storage	118	24	22	360	360	2	L(26),D(90),O(4)	0	0	2,700,000
57	78-06 Owners Corp.	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	12,150,000
58	251 Seaman Owners Corp.	118	0	0	180	178	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	26,680,000
59	439 East 88 Owners Corp.	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	20,870,000
60	College Gardens Cooperative, Inc.	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	22,900,000
61	68 Laight Street Owners Corp.	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	21,900,000
62	236 East 28th Street Owners Corp.	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	12,905,000

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)	U/W NCF DSCR (x)(5)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(4)(5)	Cut-off Date U/W NOI Debt Yield(5)	Cut-off Date U/W NCF Debt Yield(5)
1	1745 Broadway	4/18/2018									3.03	3.00	50.5%	50.5%	11.6%	11.5%
2	Griffin Portfolio II	4/26/2018									2.12	2.01	60.2%	60.2%	9.3%	8.8%
2.01	Southern Company Services Headquarters	4/9/2018
2.02	Amazon.com Sortable Fulfillment Center	4/10/2018
2.03	IGT North American Gaming & Interactive Headquarters	4/11/2018
2.04	3M Distribution Facility	4/11/2018
3	Pfizer Building	3/26/2018									1.00	1.00	59.5%	2.1%	18.4%	18.4%
4	Showcase II	4/1/2019									1.64	1.62	54.0%	54.0%	8.1%	8.0%
5	ExchangeRight Net Leased Portfolio #22	Various									2.20	2.12	59.1%	59.1%	9.6%	9.3%
5.01	Pick n Save - Sun Prairie WI	5/13/2018
5.02	BioLife Plasma Services L.P. - Glendale AZ	5/16/2018
5.03	Walgreens - West Lafayette IN	5/10/2018
5.04	CVS - Novi MI	5/15/2018
5.05	Tractor Supply - Egg Harbor NJ	5/17/2018
5.06	Walgreens - Bedford TX	5/11/2018
5.07	Tractor Supply - Oxford MI	5/15/2018
5.08	First Midwest Bank - Melrose Park IL	5/17/2018
5.09	Walgreens - Waterford MI	5/15/2018
5.10	Dollar General - DeLand FL	5/13/2018
5.11	Dollar General - Girard OH	5/10/2018
5.12	Dollar General- Franklin OH	5/10/2018
5.13	Family Dollar - Bridge City LA	5/4/2018
5.14	Dollar General - Baton Rouge LA	3/9/2018
5.15	Fresenius Medical Care - Vineland NJ	5/17/2018
6	The Galleria	4/24/2018									2.83	2.48	62.2%	62.2%	12.2%	10.7%
7	Broadway Plaza	5/14/2018									1.68	1.64	70.0%	70.0%	8.0%	7.8%
8	Plaza Frontenac	5/20/2018									2.23	2.09	47.6%	47.6%	10.0%	9.4%
9	Town Center Aventura	5/11/2018									1.63	1.60	60.0%	60.0%	8.1%	7.9%
10	Florida Hotel & Conference Center	4/12/2018									2.85	2.42	61.3%	61.3%	16.2%	13.8%
11	Ditson Building	4/20/2018									1.41	1.32	60.5%	60.5%	7.8%	7.2%
12	Fair Oaks Mall	2/3/2018									3.05	2.89	32.0%	29.7%	17.1%	16.3%
13	Anderson Towne Center	3/8/2018									1.41	1.28	69.8%	58.1%	9.4%	8.6%
14	181 Fremont Street	3/1/2021									3.15	3.14	39.6%	39.6%	11.8%	11.8%
15	Shoppes at Chino Hills	4/14/2018									1.62	1.55	62.5%	62.5%	8.5%	8.1%
16	Empire Towers V	5/15/2018									1.46	1.46	63.6%	58.7%	9.4%	9.4%
17	Regal Cinemas Lincolnshire	4/11/2018									1.54	1.45	62.6%	46.8%	10.7%	10.1%
18	Hyatt Place - Downtown Boise ID	4/9/2018									2.00	1.79	59.9%	54.3%	13.0%	11.7%
19	CoolSprings Galleria	3/23/2018									2.01	1.91	48.0%	39.0%	12.8%	12.1%
20	Bryant Gardens Corp.	4/13/2018	64,000,000	21.8%	5.2%	21	0	0	(12,208)		4.61	4.50	19.6%	14.4%	30.5%	29.8%
21	Staybridge Suites Orlando Airport South	4/17/2019									2.31	2.07	67.9%	58.9%	15.2%	13.6%
22	Courtyard - Myrtle Beach SC	4/1/2019									2.02	1.82	67.7%	56.3%	13.5%	12.1%
23	Royal View Estates	4/6/2018									1.61	1.58	54.5%	44.6%	10.2%	10.0%
24	Garage M	5/23/2018									2.04	2.01	46.3%	46.3%	9.9%	9.8%
25	Tacoma Mall Office Building	3/1/2018									2.11	1.83	58.8%	51.7%	13.2%	11.5%
26	Bon Aire Residents, Inc.	5/11/2018	32,000,000	29.4%	0.0%	0	0	0			3.34	3.25	33.1%	26.8%	20.3%	19.7%
27	Discovery Centre	4/18/2018									2.36	1.97	47.0%	28.8%	17.6%	14.7%
28	Holiday Inn Express - Oregon, OH	5/29/2018									2.00	1.79	71.0%	59.9%	12.6%	11.3%
29	Jeffrey Gardens Apartment Corp.	4/10/2018	58,600,000	12.6%	34.7%	96	0	0	691,271		7.44	7.29	11.2%	10.0%	38.4%	37.6%
30	Alvarado Sunset Apartments	2/16/2018									2.25	2.17	51.3%	51.3%	11.0%	10.6%
31	Academy Professional Campus	5/11/2018									2.35	2.07	63.2%	63.2%	12.0%	10.6%
32	Hampton Inn - Brenham TX	3/3/2018									2.09	1.88	69.6%	58.3%	14.4%	12.9%
33	Stafford Court Apartments	3/22/2018									2.23	2.16	43.5%	43.5%	11.1%	10.7%
34	Memphis MF Portfolio	4/11/2018									1.93	1.75	54.5%	54.5%	9.8%	8.8%
34.01	Mendenhall Gardens	4/11/2018
34.02	High Point Apartments	4/11/2018
35	32nd Street Retail	2/1/2019									2.31	2.23	54.2%	54.2%	11.4%	11.0%
36	100 Grove Road	3/22/2018									2.09	1.87	74.8%	62.0%	13.8%	12.3%
37	2-4 Windsor Terrace Owners, Inc.	4/12/2018	16,500,000	22.7%	19.2%	15	0	0	33,404	300,000	4.14	4.05	23.6%	19.2%	25.3%	24.7%
38	Harrison Gardens Owners, Inc.	3/19/2018	16,300,000	22.8%	36.4%	0	31	1	226,653	250,000	4.19	4.09	24.8%	19.9%	24.7%	24.1%
39	Parts Authority and Laurel Self Storage	5/18/2019									2.85	2.68	36.9%	36.9%	14.1%	13.3%
40	415 Gramatan Avenue Corporation	4/3/2018	9,150,000	34.9%	0.0%	0	0	0		250,000	2.98	2.91	34.4%	30.8%	16.2%	15.8%
41	Darien Pointe Plaza	3/15/2018									1.64	1.59	58.8%	54.9%	11.6%	11.3%
42	Greenwich and Perry Street Housing Corporation	2/21/2018	24,000,000	12.5%	14.0%	3	4	0	(78,214)	1,000,000	5.97	5.94	10.7%	8.7%	36.7%	36.5%
43	Camberwell Apartments	3/14/2018									2.54	2.40	62.5%	62.5%	13.4%	12.6%
44	Rancho Lone Mountain Storage - NV	4/10/2018									1.58	1.56	37.9%	16.1%	15.0%	14.7%
45	Maple Terrace Apartments	3/22/2018									2.25	2.16	43.8%	43.8%	11.2%	10.8%
46	Southwest Villas Jacksonville	3/14/2018									1.67	1.57	68.8%	60.0%	11.2%	10.5%
47	530 Riverdale Owners Corp.	4/24/2018	10,400,000	25.9%	3.4%	1	0	1	1,111	400,000	4.13	4.03	35.0%	31.2%	21.7%	21.1%
48	140 E. 83rd Tenants Corp.	4/12/2018	64,700,000	3.9%	0.0%	0	0	0		500,000	17.26	17.17	2.7%	2.2%	104.4%	103.8%
49	Canby Gardens Apartments	3/29/2018									2.31	2.23	47.8%	47.8%	11.5%	11.1%
50	Penbrook Owners, Corp.	3/12/2018	14,100,000	15.2%	2.8%	0	0	2			6.21	6.10	15.8%	12.7%	36.9%	36.2%
51	Chapel Owners Corp.	3/20/2018	20,700,000	9.9%	0.0%	0	0	0		250,000	8.92	8.79	9.6%	7.8%	53.8%	53.1%
52	595 McLean Owners, Inc.	6/1/2018	7,700,000	26.0%	36.5%	19	0	0	105,018	400,000	4.28	4.17	36.3%	32.4%	22.7%	22.1%
53	Crestwood Apartments, Inc.	5/25/2018	10,900,000	18.3%	0.0%	0	0	0		300,000	5.32	5.20	17.4%	14.1%	32.0%	31.3%
54	Ridgecrest Owners Corp.	4/16/2018	15,500,000	12.9%	2.5%	2	0	0	4,422	500,000	7.50	7.37	15.2%	12.3%	45.6%	44.8%
55	Palatka Oaks Apartments	3/14/2018									2.49	2.29	61.3%	61.3%	13.0%	11.9%
56	Keep Self Storage	4/27/2018									1.52	1.48	70.0%	60.8%	9.9%	9.7%
57	78-06 Owners Corp.	3/27/2018	10,400,000	14.4%	3.6%	2	0	0	7,483		6.33	6.21	12.3%	10.0%	38.2%	37.4%
58	251 Seaman Owners Corp.	5/4/2018	17,700,000	7.3%	12.7%	8	0	0	50,674	500,000	6.73	6.62	4.8%	2.0%	62.8%	61.8%
59	439 East 88 Owners Corp.	4/27/2018	10,300,000	11.6%	3.2%	0	0	1		500,000	7.70	7.48	5.7%	4.6%	46.3%	45.0%
60	College Gardens Cooperative, Inc.	5/3/2018	32,900,000	3.6%	0.0%	0	0	0		500,000	30.17	29.64	5.1%	4.6%	163.8%	160.9%
61	68 Laight Street Owners Corp.	5/30/2018	10,050,000	9.9%	0.0%	0	0	0		200,000	9.21	9.07	4.6%	3.7%	56.2%	55.4%
62	236 East 28th Street Owners Corp.	5/16/2018	9,000,000	11.1%	6.7%	2	0	0	(2,147)	200,000	7.54	7.39	7.7%	6.3%	46.0%	45.1%

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Revenues ($)(6)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(7)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)
1	1745 Broadway	60,711,276	23,764,145	36,947,131	136,903	205,175	36,605,053	100.0%	7/1/2018			NAV	NAV	NAV	NAV
2	Griffin Portfolio II	30,710,040	7,482,500	23,227,540	272,608	996,165	21,958,766	100.0%	8/1/2018			Actual 2017	17,515,628	2,215,224	15,300,404
2.01	Southern Company Services Headquarters	13,111,680	4,638,720	8,472,959	66,944	334,719	8,071,296	100.0%	8/1/2018			Actual 2017	1,476,942	568,429	908,513
2.02	Amazon.com Sortable Fulfillment Center	6,412,018	489,851	5,922,167	85,625	256,876	5,579,665	100.0%	8/1/2018			Actual 2017	6,236,794	766,019	5,470,775
2.03	IGT North American Gaming & Interactive Headquarters	5,286,494	791,564	4,494,930	22,227	111,134	4,361,569	100.0%	8/1/2018			Actual 2017	5,362,986	758,054	4,604,932
2.04	3M Distribution Facility	5,899,848	1,562,364	4,337,484	97,812	293,436	3,946,236	100.0%	8/1/2018			Actual 2017	4,438,905	122,722	4,316,183
3	Pfizer Building	32,944,920	9,900,000	23,044,920	0	0	23,044,920	100.0%	8/1/2018			NAV	NAV	NAV	NAV
4	Showcase II	11,287,376	890,855	10,396,521	11,180	82,912	10,302,429	100.0%	7/1/2018			NAV	NAV	NAV	NAV
5	ExchangeRight Net Leased Portfolio #22	4,304,538	107,613	4,196,925	14,456	144,846	4,037,623	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.01	Pick n Save - Sun Prairie WI	728,042	18,201	709,841	0	37,593	672,247	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.02	BioLife Plasma Services L.P. - Glendale AZ	648,515	16,213	632,302	0	9,623	622,680	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.03	Walgreens - West Lafayette IN	456,000	11,400	444,600	2,126	8,956	433,518	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.04	CVS - Novi MI	400,787	10,020	390,768	1,952	8,222	380,594	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.05	Tractor Supply - Egg Harbor NJ	338,170	8,454	329,715	2,865	12,066	314,785	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.06	Walgreens - Bedford TX	278,350	6,959	271,391	0	8,624	262,767	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.07	Tractor Supply - Oxford MI	265,335	6,633	258,702	3,290	13,856	241,556	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.08	First Midwest Bank - Melrose Park IL	254,689	6,367	248,322	450	1,895	245,977	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.09	Walgreens - Waterford MI	261,553	6,539	255,014	2,086	8,786	244,143	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.10	Dollar General - DeLand FL	115,587	2,890	112,697	0	5,703	106,994	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.11	Dollar General - Girard OH	110,013	2,750	107,263	0	6,676	100,587	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.12	Dollar General- Franklin OH	96,132	2,403	93,729	0	5,750	87,980	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.13	Family Dollar - Bridge City LA	82,650	2,066	80,584	0	5,257	75,327	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.14	Dollar General - Baton Rouge LA	76,339	1,908	74,431	0	4,732	69,699	100.0%	8/1/2018			NAV	NAV	NAV	NAV
5.15	Fresenius Medical Care - Vineland NJ	192,375	4,809	187,566	1,688	7,108	178,770	100.0%	8/1/2018			NAV	NAV	NAV	NAV
6	The Galleria	10,090,164	4,972,101	5,118,063	150,573	481,709	4,485,781	84.0%	6/1/2018			TTM 5/31/2018	10,096,216	4,837,387	5,258,829
7	Broadway Plaza	4,627,369	1,363,716	3,263,654	7,228	78,394	3,178,032	100.0%	4/15/2018			TTM 4/30/2018	4,247,740	1,097,810	3,149,930
8	Plaza Frontenac	14,299,486	4,277,252	10,022,234	52,651	578,000	9,391,583	96.5%	3/1/2018			Actual 2017	14,118,075	4,232,807	9,885,268
9	Town Center Aventura	8,337,806	1,872,202	6,465,604	37,228	96,890	6,331,486	93.8%	5/16/2018			TTM 5/31/2018	7,927,391	1,839,735	6,087,656
10	Florida Hotel & Conference Center	24,121,341	17,651,046	6,470,294	964,854	0	5,505,440	79.8%	4/30/2018	110	88	TTM 4/30/2018	24,122,481	17,857,082	6,265,399
11	Ditson Building	3,982,585	1,073,285	2,909,301	11,620	179,493	2,718,188	100.0%	4/1/2018			TTM 3/31/2018	2,825,297	1,072,577	1,752,720
12	Fair Oaks Mall	45,095,362	15,187,457	29,907,905	144,930	1,364,911	28,398,064	91.6%	2/1/2018			Actual 2017	47,308,867	15,012,540	32,296,326
13	Anderson Towne Center	5,958,446	1,987,433	3,971,012	52,143	295,479	3,623,390	95.5%	4/19/2018			Actual 2017	4,743,546	1,821,845	2,921,701
14	181 Fremont Street	43,664,053	14,094,390	29,569,663	87,266	0	29,482,397	100.0%	8/1/2018			NAV	NAV	NAV	NAV
15	Shoppes at Chino Hills	13,847,197	4,492,149	9,355,048	63,117	348,131	8,943,800	94.6%	4/1/2018			Actual 2017	12,761,335	4,540,632	8,220,704
16	Empire Towers V	3,003,877	1,172,231	1,831,646	31,154	-31,154	1,831,646	100.0%	5/3/2018			TTM 5/31/2018	3,430,388	1,105,683	2,324,705
17	Regal Cinemas Lincolnshire	1,821,298	54,639	1,766,659	17,417	86,678	1,662,565	100.0%	5/25/2018			Actual 2017	1,863,595	22,650	1,840,945
18	Hyatt Place - Downtown Boise ID	5,428,938	3,316,792	2,112,146	217,158	0	1,894,988	65.9%	4/30/2018	140	90	TTM 5/31/2018	5,428,938	3,229,939	2,198,999
19	CoolSprings Galleria	30,554,183	10,828,665	19,725,518	128,035	868,402	18,729,081	96.2%	4/24/2018			Actual 2017	31,190,786	10,512,713	20,678,073
20	Bryant Gardens Corp.	7,953,295	3,693,427	4,259,868	103,000	0	4,156,868	95.0%	4/13/2018
21	Staybridge Suites Orlando Airport South	5,228,899	3,243,313	1,985,586	209,156	0	1,776,430	92.6%	4/30/2018	111	103	TTM 4/30/2018	5,228,899	3,293,329	1,935,570
22	Courtyard - Myrtle Beach SC	4,264,617	2,557,628	1,706,989	170,585	0	1,536,404	56.2%	4/30/2018	123	69	TTM 4/30/2018	4,264,617	2,543,940	1,720,677
23	Royal View Estates	1,425,525	382,432	1,043,093	19,500	0	1,023,593	96.3%	6/1/2018			TTM 3/31/2018	1,410,309	408,354	1,001,955
24	Garage M	1,493,513	500,022	993,491	15,000	0	978,491	100.0%	8/1/2018			TTM 3/31/2018	1,560,202	510,667	1,049,535
25	Tacoma Mall Office Building	2,201,638	890,317	1,311,321	23,104	146,802	1,141,415	92.0%	5/31/2018			Actual 2017	2,334,468	913,528	1,420,940
26	Bon Aire Residents, Inc.	3,913,278	2,003,255	1,910,023	53,000	0	1,857,023	98.0%	5/11/2018
27	Discovery Centre	1,984,703	532,342	1,452,361	44,288	199,815	1,208,258	92.7%	6/14/2018			TTM 4/30/2018	1,738,625	550,071	1,188,554
28	Holiday Inn Express - Oregon, OH	2,486,739	1,517,659	969,080	99,470	0	869,610	73.4%	4/30/2018	108	79	TTM 4/30/2018	2,486,739	1,517,659	969,080
29	Jeffrey Gardens Apartment Corp.	5,272,196	2,432,044	2,840,152	55,800	0	2,784,352	95.9%	4/10/2018
30	Alvarado Sunset Apartments	1,135,080	475,163	659,917	23,725	0	636,192	98.5%	3/21/2018			TTM 1/31/2018	1,117,084	464,780	652,304
31	Academy Professional Campus	1,242,618	552,803	689,815	19,665	62,131	608,019	93.0%	5/1/2018			TTM 4/30/2018	785,179	460,528	324,651
32	Hampton Inn - Brenham TX	2,003,625	1,214,672	788,953	80,145	0	708,808	75.8%	4/30/2018	109	83	TTM 4/30/2018	2,003,625	1,183,308	820,317
33	Stafford Court Apartments	983,042	428,519	554,523	18,000	0	536,523	98.6%	5/31/2018			TTM 4/30/2018	983,042	428,136	554,906
34	Memphis MF Portfolio	1,187,524	771,679	415,845	40,571	0	375,274	94.5%	5/1/2018			TTM 4/30/2018	1,164,066	701,984	462,082
34.01	Mendenhall Gardens	684,780	422,177	262,603	21,236	0	241,368	97.6%	5/1/2018			TTM 4/30/2018	664,173	379,976	284,197
34.02	High Point Apartments	502,744	349,502	153,242	19,336	0	133,906	90.6%	5/1/2018			TTM 4/30/2018	499,893	322,008	177,885
35	32nd Street Retail	566,450	116,945	449,505	4,992	10,401	434,112	100.0%	5/7/2018			TTM 5/31/2018	461,472	99,564	361,908
36	100 Grove Road	821,137	296,432	524,705	24,597	30,746	469,362	90.9%	5/8/2018			Actual 2017	809,708	283,580	526,128
37	2-4 Windsor Terrace Owners, Inc.	1,642,272	697,061	945,211	21,200	0	924,011	98.0%	4/12/2018
38	Harrison Gardens Owners, Inc.	1,464,472	546,945	917,527	21,500	0	896,027	98.0%	3/19/2018
39	Parts Authority and Laurel Self Storage	655,563	189,501	466,062	12,206	15,782	438,074	100.0%	6/4/2018			TTM 5/31/2018	611,286	175,047	436,239
40	415 Gramatan Avenue Corporation	1,076,901	560,249	516,652	13,250	0	503,402	96.0%	4/3/2018
41	Darien Pointe Plaza	429,385	82,371	347,014	2,174	7,207	337,633	100.0%	5/16/2018			TTM 4/30/2018	330,132	67,492	262,640
42	Greenwich and Perry Street Housing Corporation	1,663,788	564,965	1,098,823	6,200	0	1,092,623	97.7%	2/21/2018
43	Camberwell Apartments	663,288	277,990	385,298	21,750	0	363,548	98.9%	5/2/2018			TTM 2/28/2018	662,233	277,960	384,273
44	Rancho Lone Mountain Storage - NV	686,748	259,597	427,151	6,446	0	420,706	87.2%	6/14/2018			TTM 3/31/2018	617,462	279,545	337,917
45	Maple Terrace Apartments	599,622	285,574	314,048	12,500	0	301,548	90.0%	6/6/2018			TTM 4/30/2018	599,623	291,640	307,983
46	Southwest Villas Jacksonville	517,354	210,401	306,953	18,011	0	288,942	93.4%	4/11/2018			TTM 2/28/2018	507,129	213,654	293,475
47	530 Riverdale Owners Corp.	1,041,526	457,218	584,308	14,800	0	569,508	97.0%	4/24/2018
48	140 E. 83rd Tenants Corp.	4,614,250	2,011,791	2,602,459	14,500	0	2,587,959	97.0%	4/12/2018
49	Canby Gardens Apartments	444,719	191,821	252,898	8,500	0	244,398	100.0%	5/29/2018			TTM 4/30/2018	444,719	193,240	251,479
50	Penbrook Owners, Corp.	1,349,855	558,673	791,182	14,600	0	776,582	96.0%	3/12/2018
51	Chapel Owners Corp.	1,639,216	538,193	1,101,023	16,000	0	1,085,023	98.0%	3/20/2018
52	595 McLean Owners, Inc.	828,691	374,627	454,064	12,200	0	441,864	98.0%	6/1/2018
53	Crestwood Apartments, Inc.	1,053,872	414,225	639,647	14,800	0	624,847	95.0%	5/25/2018
54	Ridgecrest Owners Corp.	1,470,518	561,716	908,802	15,900	0	892,902	98.0%	4/16/2018
55	Palatka Oaks Apartments	488,321	241,638	246,683	20,140	0	226,543	93.1%	4/11/2018			TTM 2/28/2018	495,723	244,467	251,256
56	Keep Self Storage	340,824	153,258	187,566	5,090	0	182,476	85.2%	4/27/2018			TTM 5/31/2018	334,832	128,661	206,171
57	78-06 Owners Corp.	957,627	386,137	571,490	11,400	0	560,090	96.0%	3/27/2018
58	251 Seaman Owners Corp.	1,512,840	703,259	809,581	12,800	0	796,781	96.2%	5/4/2018
59	439 East 88 Owners Corp.	987,145	432,723	554,422	15,500	0	538,922	96.0%	4/27/2018
60	College Gardens Cooperative, Inc.	3,127,066	1,203,560	1,923,506	34,100	0	1,889,406	98.0%	5/3/2018
61	68 Laight Street Owners Corp.	800,888	239,779	561,109	8,100	0	553,009	96.0%	5/30/2018
62	236 East 28th Street Owners Corp.	794,238	334,831	459,407	9,300	0	450,107	96.0%	5/16/2018

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period
1	1745 Broadway	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2	Griffin Portfolio II	0	15,300,404			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.01	Southern Company Services Headquarters	0	908,513			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.02	Amazon.com Sortable Fulfillment Center	0	5,470,775			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.03	IGT North American Gaming & Interactive Headquarters	0	4,604,932			NAV	NAV	NAV	NAV	NAV	NAV			NAV
2.04	3M Distribution Facility	0	4,316,183			NAV	NAV	NAV	NAV	NAV	NAV			NAV
3	Pfizer Building	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
4	Showcase II	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5	ExchangeRight Net Leased Portfolio #22	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.01	Pick n Save - Sun Prairie WI	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.02	BioLife Plasma Services L.P. - Glendale AZ	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.03	Walgreens - West Lafayette IN	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.04	CVS - Novi MI	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.05	Tractor Supply - Egg Harbor NJ	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.06	Walgreens - Bedford TX	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.07	Tractor Supply - Oxford MI	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.08	First Midwest Bank - Melrose Park IL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.09	Walgreens - Waterford MI	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.10	Dollar General - DeLand FL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.11	Dollar General - Girard OH	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.12	Dollar General- Franklin OH	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.13	Family Dollar - Bridge City LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.14	Dollar General - Baton Rouge LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
5.15	Fresenius Medical Care - Vineland NJ	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
6	The Galleria	0	5,258,829			Actual 2017	10,204,597	4,825,167	5,379,430	0	5,379,430			Actual 2016
7	Broadway Plaza	0	3,149,930			Actual 2017	4,250,901	1,081,187	3,169,714	0	3,169,714			Actual 2016
8	Plaza Frontenac	0	9,885,268			Actual 2016	13,965,170	4,181,335	9,783,836	0	9,783,836			Actual 2015
9	Town Center Aventura	0	6,087,656			Actual 2017	7,926,182	1,812,633	6,113,549	0	6,113,549			Actual 2016
10	Florida Hotel & Conference Center	964,899	5,300,500	110	88	Actual 2017	23,475,121	17,458,962	6,016,159	1,058,171	4,957,988	109	86	Actual 2016
11	Ditson Building	0	1,752,720			Actual 2017	2,537,015	898,885	1,638,129	0	1,638,129			Actual 2016
12	Fair Oaks Mall	0	32,296,326			Actual 2016	50,381,051	15,478,478	34,902,573	0	34,902,573			Actual 2015
13	Anderson Towne Center	0	2,921,701			Actual 2016	2,285,552	1,087,470	1,198,082	0	1,198,082			Actual 2015
14	181 Fremont Street	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
15	Shoppes at Chino Hills	0	8,220,704			Actual 2016	12,562,560	4,885,089	7,677,471	0	7,677,471			Actual 2014
16	Empire Towers V	0	2,324,705			Actual 2017	3,384,729	1,109,482	2,275,247	0	2,275,247			Actual 2016
17	Regal Cinemas Lincolnshire	0	1,840,945			Actual 2016	2,334,778	67,835	2,266,943	0	2,266,943			Actual 2015
18	Hyatt Place - Downtown Boise ID	0	2,198,999	137	91	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	CoolSprings Galleria	0	20,678,073			Actual 2016	30,477,106	10,176,949	20,300,157	0	20,300,157			Actual 2015
20	Bryant Gardens Corp.
21	Staybridge Suites Orlando Airport South	0	1,935,570	111	103	Actual 2017	4,943,650	3,208,707	1,734,943	0	1,734,943	106	97	Actual 2016
22	Courtyard - Myrtle Beach SC	170,585	1,550,092	123	69	Actual 2017	4,269,254	2,543,653	1,725,601	170,770	1,554,831	122	69	Actual 2016
23	Royal View Estates	0	1,001,955			Actual 2017	1,408,164	394,563	1,013,601	0	1,013,601			Actual 2016
24	Garage M	0	1,049,535			Actual 2017	1,560,202	496,765	1,063,437	0	1,063,437			Actual 2016
25	Tacoma Mall Office Building	0	1,420,940			Actual 2016	2,250,936	869,750	1,381,186	0	1,381,186			Actual 2015
26	Bon Aire Residents, Inc.
27	Discovery Centre	112,734	1,075,820			Actual 2017	1,822,796	533,327	1,289,470	119,306	1,170,164			Actual 2016
28	Holiday Inn Express - Oregon, OH	0	969,080	108	79	Actual 2017	2,368,161	1,490,938	877,223	0	877,223	108	76	Actual 2015
29	Jeffrey Gardens Apartment Corp.
30	Alvarado Sunset Apartments	0	652,304			Actual 2017	1,107,996	461,558	646,438	0	646,438			Actual 2016
31	Academy Professional Campus	0	324,651			Actual 2017	704,260	408,485	295,776	0	295,776			Actual 2016
32	Hampton Inn - Brenham TX	0	820,317	109	83	Actual 2017	2,007,016	1,194,766	812,250	0	812,250	106	83	Actual 2016
33	Stafford Court Apartments	0	554,906			Actual 2017	960,192	430,668	529,524	0	529,524			Actual 2016
34	Memphis MF Portfolio	0	462,082			Actual 2017	1,109,543	682,308	427,235	0	427,235			Actual 2016
34.01	Mendenhall Gardens	0	284,197			Actual 2017	650,146	361,788	288,359	0	288,359			Actual 2016
34.02	High Point Apartments	0	177,885			Actual 2017	459,397	320,520	138,877	0	138,877			Actual 2016
35	32nd Street Retail	0	361,908			Actual 2017	492,601	97,470	395,130	0	395,130			Actual 2016
36	100 Grove Road	0	526,128			Actual 2016	770,514	279,776	490,738	0	490,738			Actual 2015
37	2-4 Windsor Terrace Owners, Inc.
38	Harrison Gardens Owners, Inc.
39	Parts Authority and Laurel Self Storage	0	436,239			Actual 2017	558,020	183,856	374,164	0	374,164			Actual 2016
40	415 Gramatan Avenue Corporation
41	Darien Pointe Plaza	0	262,640			NAV	NAV	NAV	NAV	NAV	NAV			NAV
42	Greenwich and Perry Street Housing Corporation
43	Camberwell Apartments	21,750	362,523			Actual 2017	653,072	273,457	379,615	21,750	357,865			Actual 2016
44	Rancho Lone Mountain Storage - NV	0	337,917			Actual 2017	641,324	264,153	377,170	0	377,170			Actual 2016
45	Maple Terrace Apartments	0	307,983			Actual 2017	600,029	294,742	305,287	0	305,287			Actual 2016
46	Southwest Villas Jacksonville	0	293,475			Actual 2017	501,080	208,569	292,511	0	292,511			Actual 2016
47	530 Riverdale Owners Corp.
48	140 E. 83rd Tenants Corp.
49	Canby Gardens Apartments	0	251,479			Actual 2017	433,621	204,447	229,174	0	229,174			Actual 2016
50	Penbrook Owners, Corp.
51	Chapel Owners Corp.
52	595 McLean Owners, Inc.
53	Crestwood Apartments, Inc.
54	Ridgecrest Owners Corp.
55	Palatka Oaks Apartments	0	251,256			Actual 2017	484,251	244,191	240,060	0	240,060			Actual 2016
56	Keep Self Storage	0	206,171			Actual 2017	332,474	125,243	207,231	0	207,231			Actual 2016
57	78-06 Owners Corp.
58	251 Seaman Owners Corp.
59	439 East 88 Owners Corp.
60	College Gardens Cooperative, Inc.
61	68 Laight Street Owners Corp.
62	236 East 28th Street Owners Corp.

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)(8)	Largest Tenant Name(2)(4)(7)(9)(10)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	1745 Broadway	NAV	NAV	NAV	NAV	NAV			N	Penguin Random House, LLC	603,650	88.2%	6/30/2033
2	Griffin Portfolio II	NAV	NAV	NAV	NAV	NAV			N	Various	Various	Various	Various
2.01	Southern Company Services Headquarters	NAV	NAV	NAV	NAV	NAV			N	Southern Company Services, Inc.	669,438	100.0%	3/17/2044
2.02	Amazon.com Sortable Fulfillment Center	NAV	NAV	NAV	NAV	NAV			N	Amazon.com	856,254	100.0%	8/31/2031
2.03	IGT North American Gaming & Interactive Headquarters	NAV	NAV	NAV	NAV	NAV			N	International Game Technology	222,268	100.0%	12/31/2030
2.04	3M Distribution Facility	NAV	NAV	NAV	NAV	NAV			N	3M Company	978,120	100.0%	10/31/2026
3	Pfizer Building	NAV	NAV	NAV	NAV	NAV			N	Pfizer Inc.	823,623	100.0%	7/9/2024
4	Showcase II	NAV	NAV	NAV	NAV	NAV			N	American Eagle	10,960	26.5%	1/31/2028
5	ExchangeRight Net Leased Portfolio #22	NAV	NAV	NAV	NAV	NAV			Y	Various	Various	Various	Various
5.01	Pick n Save - Sun Prairie WI	NAV	NAV	NAV	NAV	NAV			Y	Pick n Save	59,500	100.0%	12/31/2027
5.02	BioLife Plasma Services L.P. - Glendale AZ	NAV	NAV	NAV	NAV	NAV			Y	BioLife Plasma Services L.P.	15,230	100.0%	4/30/2033
5.03	Walgreens - West Lafayette IN	NAV	NAV	NAV	NAV	NAV			Y	Walgreens	14,175	100.0%	12/31/2031
5.04	CVS - Novi MI	NAV	NAV	NAV	NAV	NAV			Y	CVS Pharmacy	13,013	100.0%	1/31/2028
5.05	Tractor Supply - Egg Harbor NJ	NAV	NAV	NAV	NAV	NAV			Y	Tractor Supply	19,097	100.0%	10/31/2032
5.06	Walgreens - Bedford TX	NAV	NAV	NAV	NAV	NAV			Y	Walgreens	13,650	100.0%	12/1/2028
5.07	Tractor Supply - Oxford MI	NAV	NAV	NAV	NAV	NAV			Y	Tractor Supply	21,930	100.0%	2/28/2032
5.08	First Midwest Bank - Melrose Park IL	NAV	NAV	NAV	NAV	NAV			Y	First Midwest Bank	3,000	100.0%	10/31/2027
5.09	Walgreens - Waterford MI	NAV	NAV	NAV	NAV	NAV			Y	Walgreens	13,905	100.0%	2/29/2028
5.10	Dollar General - DeLand FL	NAV	NAV	NAV	NAV	NAV			Y	Dollar General	9,026	100.0%	8/31/2027
5.11	Dollar General - Girard OH	NAV	NAV	NAV	NAV	NAV			Y	Dollar General	10,566	100.0%	3/31/2033
5.12	Dollar General- Franklin OH	NAV	NAV	NAV	NAV	NAV			Y	Dollar General	9,100	100.0%	4/30/2032
5.13	Family Dollar - Bridge City LA	NAV	NAV	NAV	NAV	NAV			Y	Family Dollar	8,320	100.0%	7/31/2033
5.14	Dollar General - Baton Rouge LA	NAV	NAV	NAV	NAV	NAV			Y	Dollar General	7,489	100.0%	9/30/2032
5.15	Fresenius Medical Care - Vineland NJ	NAV	NAV	NAV	NAV	NAV			Y	Fresenius Medical Care	11,250	100.0%	5/31/2031
6	The Galleria	10,735,815	4,891,033	5,844,782	0	5,844,782			N	Humana Health Benefit	47,590	10.1%	12/31/2019
7	Broadway Plaza	4,057,011	1,072,052	2,984,959	0	2,984,959			N	Costco Ground Lease	154,569	43.4%	10/31/2029
8	Plaza Frontenac	13,755,300	4,259,300	9,496,000	0	9,496,000			N	Saks Fifth Avenue	125,669	35.8%	11/30/2023
9	Town Center Aventura	7,141,380	1,747,316	5,394,064	0	5,394,064			N	Publix Supermarket	47,813	25.7%	11/30/2023
10	Florida Hotel & Conference Center	22,392,342	16,565,225	5,827,117	895,651	4,931,466	108	78	N
11	Ditson Building	1,148,078	835,324	312,754	0	312,754			N	TTC USA Consulting	33,300	56.6%	12/1/2021
12	Fair Oaks Mall	49,139,554	14,789,192	34,350,362	0	34,350,362			N	Macy’s	215,000	27.6%	2/1/2026
13	Anderson Towne Center	2,630,175	1,118,366	1,511,809	0	1,511,809			N	Macy’s	114,478	32.9%	1/31/2029
14	181 Fremont Street	NAV	NAV	NAV	NAV	NAV			N	Facebook, Inc.	436,332	100.0%	2/28/2031
15	Shoppes at Chino Hills	11,120,004	3,663,631	7,456,373	0	7,456,373			N	Jacuzzi Brands	32,458	8.6%	10/31/2019
16	Empire Towers V	3,187,809	1,074,783	2,113,026	0	2,113,026			N	United Healthcare Services, Inc.	56,408	45.3%	10/31/2020
17	Regal Cinemas Lincolnshire	2,346,955	58,775	2,288,180	0	2,288,180			N	Regal Cinemas	75,372	100.0%	2/28/2029
18	Hyatt Place - Downtown Boise ID	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
19	CoolSprings Galleria	27,089,106	9,072,495	18,016,611	0	18,016,611			N	Belk	132,621	20.7%	1/31/2030
20	Bryant Gardens Corp.
21	Staybridge Suites Orlando Airport South	4,323,242	3,046,073	1,277,169	0	1,277,169	94	84	N
22	Courtyard - Myrtle Beach SC	3,419,815	2,197,843	1,221,972	136,793	1,085,179	118	64	N
23	Royal View Estates	1,242,684	337,482	905,202	0	905,202			N
24	Garage M	1,272,946	506,079	766,867	0	766,867			N	SP Plus Corp			10/31/2026
25	Tacoma Mall Office Building	1,939,934	863,810	1,076,124	0	1,076,124			N	Pierce County Public Works & Utilities	25,034	21.7%	9/30/2021
26	Bon Aire Residents, Inc.
27	Discovery Centre	1,306,657	516,942	789,714	74,168	715,546			N	Czarnowski	25,134	15.2%	11/30/2019
28	Holiday Inn Express - Oregon, OH	2,542,106	1,548,981	993,125	0	993,125	110	82	N
29	Jeffrey Gardens Apartment Corp.
30	Alvarado Sunset Apartments	1,013,289	448,891	564,398	0	564,398			N
31	Academy Professional Campus	0	393,104	-393,104	0	-393,104			N	USA Field Hockey	4,200	6.2%	2/28/2020
32	Hampton Inn - Brenham TX	2,004,205	1,193,444	810,761	0	810,761	106	83	N
33	Stafford Court Apartments	897,567	399,920	497,647	0	497,647			N
34	Memphis MF Portfolio	1,078,231	650,557	427,675	0	427,675			N
34.01	Mendenhall Gardens	636,604	360,958	275,646	0	275,646			N
34.02	High Point Apartments	441,628	289,599	152,029	0	152,029			N
35	32nd Street Retail	592,186	94,654	497,532	0	497,532			N	Squaw Peak Animal Hospital	4,126	29.8%	2/9/2022
36	100 Grove Road	756,648	288,393	468,255	0	468,255			N	NDI Engineering Company	26,333	42.8%	8/31/2020
37	2-4 Windsor Terrace Owners, Inc.
38	Harrison Gardens Owners, Inc.
39	Parts Authority and Laurel Self Storage	355,053	121,893	233,160	0	233,160			N	Parts Authority	84,000	100.0%	12/31/2025
40	415 Gramatan Avenue Corporation
41	Darien Pointe Plaza	NAV	NAV	NAV	NAV	NAV			N	Najjar Dental S.C.	3,025	20.9%	12/31/2027
42	Greenwich and Perry Street Housing Corporation
43	Camberwell Apartments	589,627	267,170	322,457	21,750	300,707			N
44	Rancho Lone Mountain Storage - NV	633,126	235,486	397,640	0	397,640			N
45	Maple Terrace Apartments	543,226	276,666	266,560	0	266,560			N
46	Southwest Villas Jacksonville	481,165	200,777	280,388	0	280,388			N
47	530 Riverdale Owners Corp.
48	140 E. 83rd Tenants Corp.
49	Canby Gardens Apartments	402,695	184,809	217,886	0	217,886			N
50	Penbrook Owners, Corp.
51	Chapel Owners Corp.
52	595 McLean Owners, Inc.
53	Crestwood Apartments, Inc.
54	Ridgecrest Owners Corp.
55	Palatka Oaks Apartments	446,937	237,429	209,508	0	209,508			N
56	Keep Self Storage	303,276	123,393	179,884	0	179,884			N
57	78-06 Owners Corp.
58	251 Seaman Owners Corp.
59	439 East 88 Owners Corp.
60	College Gardens Cooperative, Inc.
61	68 Laight Street Owners Corp.
62	236 East 28th Street Owners Corp.

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(7)(9)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(7)(9)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(7)(9)	4th Largest Tenant Sq. Ft.
1	1745 Broadway	PDT Partners, LLC	53,490	7.8%	6/30/2020	Bertelsmann, Inc.	27,375	4.0%	6/30/2033
2	Griffin Portfolio II
2.01	Southern Company Services Headquarters
2.02	Amazon.com Sortable Fulfillment Center
2.03	IGT North American Gaming & Interactive Headquarters
2.04	3M Distribution Facility
3	Pfizer Building
4	Showcase II	Adidas	10,350	25.0%	9/30/2027	T Mobile	10,249	24.8%	1/31/2028	Aerie	5,669
5	ExchangeRight Net Leased Portfolio #22
5.01	Pick n Save - Sun Prairie WI
5.02	BioLife Plasma Services L.P. - Glendale AZ
5.03	Walgreens - West Lafayette IN
5.04	CVS - Novi MI
5.05	Tractor Supply - Egg Harbor NJ
5.06	Walgreens - Bedford TX
5.07	Tractor Supply - Oxford MI
5.08	First Midwest Bank - Melrose Park IL
5.09	Walgreens - Waterford MI
5.10	Dollar General - DeLand FL
5.11	Dollar General - Girard OH
5.12	Dollar General- Franklin OH
5.13	Family Dollar - Bridge City LA
5.14	Dollar General - Baton Rouge LA
5.15	Fresenius Medical Care - Vineland NJ
6	The Galleria	LAMMICO	42,176	9.0%	6/30/2029	GSA - ATFE	39,642	8.4%	12/26/2031	Tribune Television of New Orleans	30,937
7	Broadway Plaza	Walmart Ground Leaes	153,578	43.1%	10/15/2025	Navcare	14,580	4.1%	1/22/2020	Petco	13,200
8	Plaza Frontenac	Plaza Frontenac Cinema	14,307	4.1%	5/7/2023	Pottery Barn	12,962	3.7%	1/31/2029	Pottery Barn Kids/PB Teen	12,000
9	Town Center Aventura	Saks Fifth Avenue Off 5th	34,627	18.6%	8/31/2023	Party City	10,206	5.5%	1/31/2023	Casual Male Big & Tall	6,500
10	Florida Hotel & Conference Center
11	Ditson Building	Research Foundation of the City of New York	11,100	18.9%	9/1/2026	VR Worldwide, Inc.	8,900	15.1%	3/1/2028	Digital Enlightenment	5,550
12	Fair Oaks Mall	XXI Forever	51,317	6.6%	1/31/2022	H&M	20,265	2.6%	1/31/2029	Express	12,278
13	Anderson Towne Center	Carmike Cinema	48,907	14.1%	12/29/2031	Crunch Fitness	25,000	7.2%	4/30/2027	Skyzone	20,055
14	181 Fremont Street
15	Shoppes at Chino Hills	Barnes & Noble	28,129	7.4%	6/30/2023	Forever 21	21,169	5.6%	12/31/2023	Old Navy	14,534
16	Empire Towers V	Brandman University	18,403	14.8%	8/31/2019	Cemex, Inc.	15,755	12.6%	12/31/2018	Banc of California, NA	6,662
17	Regal Cinemas Lincolnshire
18	Hyatt Place - Downtown Boise ID
19	CoolSprings Galleria	Belk Men’s and Kid’s	50,458	7.9%	1/31/2030	H&M	23,644	3.7%	1/31/2026	Kings Bowl	22,678
20	Bryant Gardens Corp.
21	Staybridge Suites Orlando Airport South
22	Courtyard - Myrtle Beach SC
23	Royal View Estates
24	Garage M
25	Tacoma Mall Office Building	Kaiser Permanente	11,410	9.9%	3/31/2019	Guild Mortgage Company	10,411	9.0%	3/31/2023	Maxim Healthcare Services	7,444
26	Bon Aire Residents, Inc.
27	Discovery Centre	Southern Wine	10,902	6.6%	7/31/2024	Omega	9,519	5.8%	10/31/2023	Eview 360	7,860
28	Holiday Inn Express - Oregon, OH
29	Jeffrey Gardens Apartment Corp.
30	Alvarado Sunset Apartments
31	Academy Professional Campus	Carmel Special Development Group	3,809	5.6%	2/28/2023	Benefit Therapy, PC	3,800	5.6%	5/31/2019	All Inclusive Counseling	3,720
32	Hampton Inn - Brenham TX
33	Stafford Court Apartments
34	Memphis MF Portfolio
34.01	Mendenhall Gardens
34.02	High Point Apartments
35	32nd Street Retail	Foothills Pet Resort	4,084	29.4%	3/14/2020	Starbucks	2,120	15.3%	2/28/2022	PV Nails Lounge	1,937
36	100 Grove Road	Fidelity Information Services	24,541	39.9%	10/31/2021	Timeshare Legal, LLC	5,037	8.2%	4/30/2019
37	2-4 Windsor Terrace Owners, Inc.
38	Harrison Gardens Owners, Inc.
39	Parts Authority and Laurel Self Storage
40	415 Gramatan Avenue Corporation
41	Darien Pointe Plaza	Chiba Company	3,017	20.8%	6/30/2028	Starbucks	2,095	14.5%	2/28/2027	Darien Cakes, LLC	2,092
42	Greenwich and Perry Street Housing Corporation
43	Camberwell Apartments
44	Rancho Lone Mountain Storage - NV
45	Maple Terrace Apartments
46	Southwest Villas Jacksonville
47	530 Riverdale Owners Corp.
48	140 E. 83rd Tenants Corp.
49	Canby Gardens Apartments
50	Penbrook Owners, Corp.
51	Chapel Owners Corp.
52	595 McLean Owners, Inc.
53	Crestwood Apartments, Inc.
54	Ridgecrest Owners Corp.
55	Palatka Oaks Apartments
56	Keep Self Storage
57	78-06 Owners Corp.
58	251 Seaman Owners Corp.
59	439 East 88 Owners Corp.
60	College Gardens Cooperative, Inc.
61	68 Laight Street Owners Corp.
62	236 East 28th Street Owners Corp.

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(7)(9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)
1	1745 Broadway							5/11/2018	4/6/2018				N	Y
2	Griffin Portfolio II							4/17/2018	4/17/2018				N	Y
2.01	Southern Company Services Headquarters							4/17/2018	4/17/2018				N	Y
2.02	Amazon.com Sortable Fulfillment Center							4/17/2018	4/17/2018				N	Y
2.03	IGT North American Gaming & Interactive Headquarters							4/17/2018	4/17/2018				N	Y
2.04	3M Distribution Facility							4/17/2018	4/17/2018				N	Y
3	Pfizer Building							3/30/2018	3/30/2018				N	Y
4	Showcase II	13.7%	5/31/2028	US Polo	3,923	9.5%	5/31/2028	2/28/2018	2/28/2018				N	Y
5	ExchangeRight Net Leased Portfolio #22							Various	Various	Various			N	Y
5.01	Pick n Save - Sun Prairie WI							5/23/2018	5/22/2018				N	Y
5.02	BioLife Plasma Services L.P. - Glendale AZ							5/10/2018	4/17/2018				N	Y
5.03	Walgreens - West Lafayette IN							1/26/2018	1/31/2018	5/14/2018			N	Y
5.04	CVS - Novi MI							5/9/2018	5/8/2018				N	Y
5.05	Tractor Supply - Egg Harbor NJ							4/30/2018	4/30/2018				N	Y
5.06	Walgreens - Bedford TX							5/16/2018	5/16/2018				N	Y
5.07	Tractor Supply - Oxford MI							5/15/2018	5/15/2018				N	Y
5.08	First Midwest Bank - Melrose Park IL							5/14/2018	5/15/2018				N	Y
5.09	Walgreens - Waterford MI							5/11/2018	5/17/2018				N	Y
5.10	Dollar General - DeLand FL							5/16/2018	5/18/2018				N	Y
5.11	Dollar General - Girard OH							4/5/2018	4/5/2018				N	Y
5.12	Dollar General- Franklin OH							3/27/2018	3/27/2018				N	Y
5.13	Family Dollar - Bridge City LA							5/10/2018	5/10/2018				N	Y
5.14	Dollar General - Baton Rouge LA							2/20/2018	2/26/2018				N	Y
5.15	Fresenius Medical Care - Vineland NJ							5/14/2018	5/15/2018				N	Y
6	The Galleria	6.6%	7/31/2027	Postlethwaite & Netterville	23,085	4.9%	7/31/2028	4/26/2018	4/25/2018				N	Y
7	Broadway Plaza	3.7%	4/30/2020	JP Morgan Chase Bank	4,584	1.3%	8/31/2023	5/22/2018	5/22/2018		5/22/2018	7.0%	N	Y
8	Plaza Frontenac	3.4%	11/30/2021	Mitchell Gold+Bob William	10,055	2.9%	11/30/2024	5/29/2018	5/30/2018				N	Y
9	Town Center Aventura	3.5%	2/28/2019	Bonefish Grill	6,454	3.5%	1/31/2025	10/6/2017	10/6/2017				N	Y
10	Florida Hotel & Conference Center							4/19/2018	4/19/2018				N	Y
11	Ditson Building	9.4%	6/1/2019					4/30/2018	4/30/2018				N	Y
12	Fair Oaks Mall	1.6%	1/31/2024	Victoria’s Secret	12,170	1.6%	1/31/2026	2/9/2018	2/8/2018				N	Y
13	Anderson Towne Center	5.8%	7/31/2027	CVS	10,858	3.1%	1/31/2026	3/21/2018	3/21/2018				N	Y
14	181 Fremont Street							3/6/2018	3/7/2018		3/7/2018	12.0%	N	Y
15	Shoppes at Chino Hills	3.8%	9/25/2021	Trader Joe’s	12,538	3.3%	7/31/2022	4/19/2018	4/19/2018		4/19/2018	12.0%	N	Y
16	Empire Towers V	5.3%	3/31/2020	Huitt-Zollar, Inc.	6,150	4.9%	6/30/2021	5/23/2018	5/23/2018		5/23/2018	10.0%	N	Y
17	Regal Cinemas Lincolnshire							4/25/2018	4/26/2018				N	Y
18	Hyatt Place - Downtown Boise ID							4/18/2018	5/7/2018		4/17/2018	3.0%	N	Y
19	CoolSprings Galleria	3.5%	1/31/2026	Forever 21	18,015	2.8%	11/30/2020	3/23/2018	3/21/2018				N	Y
20	Bryant Gardens Corp.							4/25/2018	4/24/2018				N	Y
21	Staybridge Suites Orlando Airport South							4/20/2018	4/20/2018				N	Y
22	Courtyard - Myrtle Beach SC							3/15/2018	3/12/2018				N	Y
23	Royal View Estates							4/12/2018	4/23/2018		4/11/2018	7.0%	N	Y
24	Garage M							6/11/2018	6/11/2018				N	Y
25	Tacoma Mall Office Building	6.4%	7/31/2018	South Puget Intertribal Plan	6,808	5.9%	9/30/2022	3/8/2018	1/19/2018		3/8/2018	13.0%	N	Y
26	Bon Aire Residents, Inc.							5/24/2018	5/24/2018				N	Y
27	Discovery Centre	4.8%	1/31/2019	Health Dimensions	7,726	4.7%	9/30/2023	6/19/2018	6/19/2018				N	Y
28	Holiday Inn Express - Oregon, OH							6/7/2018	6/7/2018				N	Y
29	Jeffrey Gardens Apartment Corp.							4/24/2018	4/24/2018				N	Y
30	Alvarado Sunset Apartments							3/2/2018	3/2/2018		3/2/2018	8.0%	N	Y
31	Academy Professional Campus	5.5%	5/31/2022	Optimal Therapy Pediatric Home	3,612	5.3%	4/30/2023	5/17/2018	5/17/2018				N	Y
32	Hampton Inn - Brenham TX							3/13/2018	3/13/2018				N	Y
33	Stafford Court Apartments							4/3/2018	4/3/2018		4/3/2018	8.0%	N	Y
34	Memphis MF Portfolio							Various	Various		4/24/2018	19.0%	N	Y
34.01	Mendenhall Gardens							4/19/2018	4/23/2018		4/24/2018	19.0%	N	Y
34.02	High Point Apartments							4/23/2018	4/24/2018		4/24/2018	19.0%	N	Y
35	32nd Street Retail	14.0%	10/31/2023	Verizon Wireless	1,601	11.5%	1/31/2024	5/17/2018					N	Y
36	100 Grove Road							4/11/2018	3/26/2018				N	Y
37	2-4 Windsor Terrace Owners, Inc.							4/25/2018	4/25/2018				N	Y
38	Harrison Gardens Owners, Inc.							3/20/2018	3/22/2018				N	Y
39	Parts Authority and Laurel Self Storage							5/23/2018	5/30/2018				N	Y
40	415 Gramatan Avenue Corporation							5/2/2018	4/4/2018				N	Y
41	Darien Pointe Plaza	14.4%	4/30/2027	Air 1 Wireless	1,455	10.0%	2/28/2027	3/28/2018	3/29/2018				N	Y
42	Greenwich and Perry Street Housing Corporation							3/2/2018	3/2/2018				N	Y
43	Camberwell Apartments							3/23/2018	3/22/2018				N	Y
44	Rancho Lone Mountain Storage - NV							5/16/2018					N	Y
45	Maple Terrace Apartments							4/3/2018	4/3/2018		4/3/2018	8.0%	N	Y
46	Southwest Villas Jacksonville							3/23/2018	3/21/2018				N	Y
47	530 Riverdale Owners Corp.							5/7/2018	5/4/2018				N	Y
48	140 E. 83rd Tenants Corp.							4/23/2018	4/23/2018				N	Y
49	Canby Gardens Apartments							4/3/2018	4/3/2018		4/3/2018	7.0%	N	Y
50	Penbrook Owners, Corp.							3/22/2018	3/21/2018				N	Y
51	Chapel Owners Corp.							3/26/2018	3/26/2018				N	Y
52	595 McLean Owners, Inc.							6/5/2018	6/5/2018				N	Y
53	Crestwood Apartments, Inc.							6/6/2018	6/7/2018				N	Y
54	Ridgecrest Owners Corp.							4/18/2018	4/18/2018				N	Y
55	Palatka Oaks Apartments							3/23/2018	3/21/2018				N	Y
56	Keep Self Storage							5/7/2018	5/7/2018				N	Y
57	78-06 Owners Corp.							4/4/2018	4/4/2018				N	Y
58	251 Seaman Owners Corp.							5/8/2018	5/8/2018				N	Y
59	439 East 88 Owners Corp.							5/8/2018	5/8/2018				N	Y
60	College Gardens Cooperative, Inc.							5/17/2018	5/15/2018				N	Y
61	68 Laight Street Owners Corp.							6/1/2018	5/31/2018				N	Y
62	236 East 28th Street Owners Corp.							5/29/2018	5/25/2018				N	Y

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)(4)	Monthly Replacement Reserve ($)(11)	Replacement Reserve Cap ($)
1	1745 Broadway	Acquisition	0	0	Springing			0	Springing			0	Springing	0
2	Griffin Portfolio II	Refinance	0	90,000	45,000	Cash		0	Springing			0	Springing	Various
2.01	Southern Company Services Headquarters
2.02	Amazon.com Sortable Fulfillment Center
2.03	IGT North American Gaming & Interactive Headquarters
2.04	3M Distribution Facility
3	Pfizer Building	Acquisition	0	0	Springing			4,700	Springing			0	0	0
4	Showcase II	Refinance	0	26,118	8,706	Cash		41,517	6,920	Cash		0	6,909	0
5	ExchangeRight Net Leased Portfolio #22	Acquisition	45,521	111,991	16,668	Cash		607	202	Cash		96,665	0	0
5.01	Pick n Save - Sun Prairie WI
5.02	BioLife Plasma Services L.P. - Glendale AZ
5.03	Walgreens - West Lafayette IN
5.04	CVS - Novi MI
5.05	Tractor Supply - Egg Harbor NJ
5.06	Walgreens - Bedford TX
5.07	Tractor Supply - Oxford MI
5.08	First Midwest Bank - Melrose Park IL
5.09	Walgreens - Waterford MI
5.10	Dollar General - DeLand FL
5.11	Dollar General - Girard OH
5.12	Dollar General- Franklin OH
5.13	Family Dollar - Bridge City LA
5.14	Dollar General - Baton Rouge LA
5.15	Fresenius Medical Care - Vineland NJ
6	The Galleria	Refinance	0	494,746	70,678	Cash		1,013	84	Cash		0	12,548	0
7	Broadway Plaza	Acquisition	0	74,639	12,440	Cash		0	Springing			0	402; Springing	4,819
8	Plaza Frontenac	Refinance	0	0	Springing			0	Springing			0	Springing	0
9	Town Center Aventura	Refinance	0	451,415	56,427	Cash		0	Springing			0	3,102	74,456
10	Florida Hotel & Conference Center	Refinance	0	402,000	50,250	Cash		0	Springing			5,500,000	4% of Operating Income	0
11	Ditson Building	Refinance	75,000	85,160	42,580	Cash		26,250	3,750	Cash		0	980	0
12	Fair Oaks Mall	Refinance	0	0	Springing			0	Springing			0	Springing	0
13	Anderson Towne Center	Refinance	49,882	0	94,956	Cash		0	Springing			0	4,345	0
14	181 Fremont Street	Refinance	0	0	509,418	Cash		0	Springing			0	Springing	0
15	Shoppes at Chino Hills	Refinance	11,250	458,924	152,975	Cash		0	Springing			0	5,840	0
16	Empire Towers V	Acquisition	0	111,412	27,853	Cash		3,708	3,708	Cash		300,000	0	0
17	Regal Cinemas Lincolnshire	Refinance	0	0	Springing			0	Springing			0	942	22,611
18	Hyatt Place - Downtown Boise ID	Refinance	0	36,049	18,025	Cash		0	Springing			0	13,572	0
19	CoolSprings Galleria	Refinance	0	702,515	234,171	Cash		0	Springing			0	10,907	392,643
20	Bryant Gardens Corp.	Refinance	0	131,417	42,333	Cash		0	Springing			0	0	0
21	Staybridge Suites Orlando Airport South	Acquisition	0	103,989	12,998	Cash		0	Springing			0	Springing	600,000
22	Courtyard - Myrtle Beach SC	Acquisition	0	46,667	6,667	Cash		0	Springing			0	170,585	0
23	Royal View Estates	Refinance	0	52,732	17,577	Cash		20,083	1,826	Cash		0	1,625	0
24	Garage M	Refinance	0	60,245	30,123	Cash		0	Springing			0	1,250	0
25	Tacoma Mall Office Building	Acquisition	0	66,333	16,583	Cash		3,500	1,750	Cash		60,000	1,925	0
26	Bon Aire Residents, Inc.	Refinance	0	0	Springing			0	Springing			0	0	0
27	Discovery Centre	Refinance	0	34,448	15,500	Cash		13,672	1,139	Cash		0	Springing	0
28	Holiday Inn Express - Oregon, OH	Refinance	0	28,100	6,777	Cash		6,768	1,353	Cash		0	8,442	0
29	Jeffrey Gardens Apartment Corp.	Refinance	0	0	Springing			0	Springing			0	0	0
30	Alvarado Sunset Apartments	Refinance	25,625	13,720	6,860	Cash		10,427	1,303	Cash		40,000	1,977	0
31	Academy Professional Campus	Acquisition	0	11,782	5,891	Cash		3,051	3,051	Cash		97,000	1,639	0
32	Hampton Inn - Brenham TX	Refinance	0	46,943	6,706	Cash		27,242	2,477	Cash		0	6,678	0
33	Stafford Court Apartments	Refinance	14,875	59,888	5,989	Cash		8,744	1,093	Cash		54,000	1,500	0
34	Memphis MF Portfolio	Refinance	89,688	57,561	6,170	Cash		0	Springing			0	3,381	0
34.01	Mendenhall Gardens
34.02	High Point Apartments
35	32nd Street Retail	Refinance	0	9,578	4,789	Cash		0	Springing			0	231	10,000
36	100 Grove Road	Acquisition	195,000	14,434	14,434	Cash		1,529	1,529	Cash		0	2,050	0
37	2-4 Windsor Terrace Owners, Inc.	Refinance	0	0	Springing			0	Springing			0	0	0
38	Harrison Gardens Owners, Inc.	Refinance	0	0	Springing			0	Springing			0	0	0
39	Parts Authority and Laurel Self Storage	Refinance	0	18,341	4,585	Cash		2,872	718	Cash		0	1,017	0
40	415 Gramatan Avenue Corporation	Refinance	0	17,670	13,576	Cash		0	Springing			0	0	0
41	Darien Pointe Plaza	Refinance	0	24,000	4,000	Cash		4,306	431	Cash		0	181	0
42	Greenwich and Perry Street Housing Corporation	Refinance	0	0	Springing			0	Springing			0	0	0
43	Camberwell Apartments	Refinance	0	49,167	4,917	Cash		0	Springing			0	1,813	0
44	Rancho Lone Mountain Storage - NV	Refinance	0	0	Springing			0	Springing			0	Springing	0
45	Maple Terrace Apartments	Refinance	7,250	27,875	2,787	Cash		5,980	748	Cash		79,000	1,042	0
46	Southwest Villas Jacksonville	Refinance	0	16,333	2,333	Cash		0	Springing			0	1,501	0
47	530 Riverdale Owners Corp.	Refinance	0	25,500	6,375	Cash		0	Springing			0	0	0
48	140 E. 83rd Tenants Corp.	Refinance	0	0	Springing			0	Springing			0	0	0
49	Canby Gardens Apartments	Refinance	16,075	26,516	2,652	Cash		5,484	686	Cash		29,500	708	0
50	Penbrook Owners, Corp.	Refinance	0	23,350	18,100	Cash		0	Springing			0	0	0
51	Chapel Owners Corp.	Refinance	0	0	Springing			0	Springing			0	0	0
52	595 McLean Owners, Inc.	Refinance	0	18,585	5,782	Cash		0	Springing			0	0	0
53	Crestwood Apartments, Inc.	Refinance	0	28,517	10,839	Cash		0	Springing			0	0	0
54	Ridgecrest Owners Corp.	Refinance	0	30,742	7,401	Cash		0	Springing			0	0	0
55	Palatka Oaks Apartments	Refinance	9,169	17,500	2,500	Cash		0	Springing			0	1,678	0
56	Keep Self Storage	Acquisition	0	28,371	4,053	Cash		0	Springing			0	425	0
57	78-06 Owners Corp.	Refinance	0	0	Springing			0	Springing			0	0	0
58	251 Seaman Owners Corp.	Refinance	0	0	Springing			0	Springing			0	0	0
59	439 East 88 Owners Corp.	Refinance	0	34,000	17,000	Cash		0	Springing			0	0	0
60	College Gardens Cooperative, Inc.	Refinance	0	0	Springing			0	Springing			0	0	0
61	68 Laight Street Owners Corp.	Refinance	0	0	Springing			0	Springing			0	0	0
62	236 East 28th Street Owners Corp.	Refinance	0	26,000	13,000	Cash		0	Springing			0	0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC
1	1745 Broadway			0	Springing	0
2	Griffin Portfolio II			0	Springing	Various
2.01	Southern Company Services Headquarters
2.02	Amazon.com Sortable Fulfillment Center
2.03	IGT North American Gaming & Interactive Headquarters
2.04	3M Distribution Facility
3	Pfizer Building			0	0	0
4	Showcase II	Cash		8,563,335	0	0	Cash
5	ExchangeRight Net Leased Portfolio #22	Cash		500,000	Springing	0	Cash
5.01	Pick n Save - Sun Prairie WI
5.02	BioLife Plasma Services L.P. - Glendale AZ
5.03	Walgreens - West Lafayette IN
5.04	CVS - Novi MI
5.05	Tractor Supply - Egg Harbor NJ
5.06	Walgreens - Bedford TX
5.07	Tractor Supply - Oxford MI
5.08	First Midwest Bank - Melrose Park IL
5.09	Walgreens - Waterford MI
5.10	Dollar General - DeLand FL
5.11	Dollar General - Girard OH
5.12	Dollar General- Franklin OH
5.13	Family Dollar - Bridge City LA
5.14	Dollar General - Baton Rouge LA
5.15	Fresenius Medical Care - Vineland NJ
6	The Galleria	Cash		1,000,000	39,212	2,000,000	Cash
7	Broadway Plaza	Cash		0	Springing	0
8	Plaza Frontenac			0	Springing	0
9	Town Center Aventura	Cash		600,000	15,512	372,000	Cash
10	Florida Hotel & Conference Center	Cash		0	0	0
11	Ditson Building	Cash		0	9,800	235,200	Cash
12	Fair Oaks Mall			3,954,170	Springing	0	Cash
13	Anderson Towne Center	Cash		0	17,959	1,000,000	Cash
14	181 Fremont Street			42,717,266	Springing	15,271,620	Cash
15	Shoppes at Chino Hills	Cash		2,000,000	31,557; Springing	2,000,000	Cash
16	Empire Towers V	Cash		1,800,000	10,385	500,000	Cash
17	Regal Cinemas Lincolnshire	Cash		0	0	0
18	Hyatt Place - Downtown Boise ID	Cash		0	0	0
19	CoolSprings Galleria	Cash		3,000,000	54,534	The greater of (i) $2,500,000; and (ii) the positive difference equal to $5,500,000 less the sum of all disbursments from the TILC reserve	Cash
20	Bryant Gardens Corp.			0	0	0
21	Staybridge Suites Orlando Airport South			0	0	0
22	Courtyard - Myrtle Beach SC	Cash		0	0	0
23	Royal View Estates	Cash		0	0	0
24	Garage M	Cash		0	0	0
25	Tacoma Mall Office Building	Cash		400,000	Springing	0	LoC
26	Bon Aire Residents, Inc.			0	0	0
27	Discovery Centre			145,000	Springing	0	Cash
28	Holiday Inn Express - Oregon, OH	Cash		0	0	0
29	Jeffrey Gardens Apartment Corp.			0	0	0
30	Alvarado Sunset Apartments	Cash		0	0	0
31	Academy Professional Campus	Cash		75,000	7,064	223,776	Cash
32	Hampton Inn - Brenham TX	Cash		0	0	0
33	Stafford Court Apartments	Cash		0	0	0
34	Memphis MF Portfolio	Cash		0	0	0
34.01	Mendenhall Gardens
34.02	High Point Apartments
35	32nd Street Retail	Cash		100,000	1,411	100,000	Cash
36	100 Grove Road	Cash		0	5,000; Springing	250,000	Cash
37	2-4 Windsor Terrace Owners, Inc.			0	0	0
38	Harrison Gardens Owners, Inc.			0	0	0
39	Parts Authority and Laurel Self Storage	Cash		0	Springing	0
40	415 Gramatan Avenue Corporation			0	0	0
41	Darien Pointe Plaza	Cash		0	604	0	Cash
42	Greenwich and Perry Street Housing Corporation			0	0	0
43	Camberwell Apartments	Cash		0	0	0
44	Rancho Lone Mountain Storage - NV			0	0	0
45	Maple Terrace Apartments	Cash		0	0	0
46	Southwest Villas Jacksonville	Cash		0	0	0
47	530 Riverdale Owners Corp.			0	0	0
48	140 E. 83rd Tenants Corp.			0	0	0
49	Canby Gardens Apartments	Cash		0	0	0
50	Penbrook Owners, Corp.			0	0	0
51	Chapel Owners Corp.			0	0	0
52	595 McLean Owners, Inc.			0	0	0
53	Crestwood Apartments, Inc.			0	0	0
54	Ridgecrest Owners Corp.			0	0	0
55	Palatka Oaks Apartments	Cash		0	0	0
56	Keep Self Storage	Cash		0	0	0
57	78-06 Owners Corp.			0	0	0
58	251 Seaman Owners Corp.			0	0	0
59	439 East 88 Owners Corp.			0	0	0
60	College Gardens Cooperative, Inc.			0	0	0
61	68 Laight Street Owners Corp.			0	0	0
62	236 East 28th Street Owners Corp.			0	0	0

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(4)(7)	Other Escrow I (Monthly) ($)(11)	Other Escrow I Cap ($)
1	1745 Broadway		0	0			Tenant Specific TI/LC ($21,981,606); Rent Concession Reserve ($16,184,976)	38,166,582	0	0
2	Griffin Portfolio II		0	0			Landlord Obligations Reserve	1,900,229	0	0
2.01	Southern Company Services Headquarters
2.02	Amazon.com Sortable Fulfillment Center
2.03	IGT North American Gaming & Interactive Headquarters
2.04	3M Distribution Facility
3	Pfizer Building		0	0			Ground Rent Reserve	0	816,667	0
4	Showcase II		0	0			Rent Concession Reserve	1,116,622	0	0
5	ExchangeRight Net Leased Portfolio #22		0	0			Condominium Assessments Reserve Fund	0	Springing	0
5.01	Pick n Save - Sun Prairie WI
5.02	BioLife Plasma Services L.P. - Glendale AZ
5.03	Walgreens - West Lafayette IN
5.04	CVS - Novi MI
5.05	Tractor Supply - Egg Harbor NJ
5.06	Walgreens - Bedford TX
5.07	Tractor Supply - Oxford MI
5.08	First Midwest Bank - Melrose Park IL
5.09	Walgreens - Waterford MI
5.10	Dollar General - DeLand FL
5.11	Dollar General - Girard OH
5.12	Dollar General- Franklin OH
5.13	Family Dollar - Bridge City LA
5.14	Dollar General - Baton Rouge LA
5.15	Fresenius Medical Care - Vineland NJ
6	The Galleria		0	0			Upfront Landlord Obligations Reserve	941,054	0	0
7	Broadway Plaza		0	0				0	0	0
8	Plaza Frontenac		0	0				0	0	0
9	Town Center Aventura		0	0			Rent Concession Reserve	129,259	0	0
10	Florida Hotel & Conference Center		0	0				0	0	0
11	Ditson Building		0	0			Outstanding TI/LC Obligations	1,576,871	0	0
12	Fair Oaks Mall		0	0			Gap Rent Reserve	1,183,388	0	0
13	Anderson Towne Center		0	0			Existing TI/LC Reserve Funds	980,000	0	0
14	181 Fremont Street		0	0			Rent Concession Reserve	68,379,092	0	0
15	Shoppes at Chino Hills		0	0			Outstanding TI/LC Reserve Funds	1,139,828	0	0
16	Empire Towers V		0	0				0	0	0
17	Regal Cinemas Lincolnshire		0	0				0	0	0
18	Hyatt Place - Downtown Boise ID		0	0				0	0	0
19	CoolSprings Galleria		0	0			Tenant Specific TILC Reserve	2,107,816	0	0
20	Bryant Gardens Corp.		0	0				0	0	0
21	Staybridge Suites Orlando Airport South		0	0			PIP Reserve	2,058,995	0	0
22	Courtyard - Myrtle Beach SC		0	0			PIP	600,000	0	0
23	Royal View Estates		0	0				0	0	0
24	Garage M		0	0				0	0	0
25	Tacoma Mall Office Building	Bank of America, N.A.	0	0			Occupancy Reserve	400,000	0	0
26	Bon Aire Residents, Inc.		0	0				0	0	0
27	Discovery Centre		0	0				0	0	0
28	Holiday Inn Express - Oregon, OH		0	0				0	0	0
29	Jeffrey Gardens Apartment Corp.		0	0				0	0	0
30	Alvarado Sunset Apartments		0	0				0	0	0
31	Academy Professional Campus		0	0			Rent Concession Reserve	13,707	0	0
32	Hampton Inn - Brenham TX		0	0			PIP Reserve	0	835	0
33	Stafford Court Apartments		0	0				0	0	0
34	Memphis MF Portfolio		0	0				0	0	0
34.01	Mendenhall Gardens
34.02	High Point Apartments
35	32nd Street Retail		0	0			Supplemental Leasing Reserve	250,000	Springing	0
36	100 Grove Road		0	0			Tenant Specific TILC/Rent Concession Reserve	0	4,167	0
37	2-4 Windsor Terrace Owners, Inc.		0	0			Collateral Security Agreement for Arrears	75,000	0	0
38	Harrison Gardens Owners, Inc.		0	0				0	0	0
39	Parts Authority and Laurel Self Storage		0	0				0	0	0
40	415 Gramatan Avenue Corporation		0	0				0	0	0
41	Darien Pointe Plaza		0	0			Najjar Tenant Improvements Reserve	121,000	0	0
42	Greenwich and Perry Street Housing Corporation		0	0			Collateral Security Agreement for Arrears	60,000	0	0
43	Camberwell Apartments		0	0				0	0	0
44	Rancho Lone Mountain Storage - NV		0	0				0	0	0
45	Maple Terrace Apartments		0	0				0	0	0
46	Southwest Villas Jacksonville		0	0				0	0	0
47	530 Riverdale Owners Corp.		0	0				0	0	0
48	140 E. 83rd Tenants Corp.		0	0				0	0	0
49	Canby Gardens Apartments		0	0				0	0	0
50	Penbrook Owners, Corp.		0	0				0	0	0
51	Chapel Owners Corp.		0	0				0	0	0
52	595 McLean Owners, Inc.		0	0				0	0	0
53	Crestwood Apartments, Inc.		0	0				0	0	0
54	Ridgecrest Owners Corp.		0	0				0	0	0
55	Palatka Oaks Apartments		0	0				0	0	0
56	Keep Self Storage		0	0				0	0	0
57	78-06 Owners Corp.		0	0				0	0	0
58	251 Seaman Owners Corp.		0	0				0	0	0
59	439 East 88 Owners Corp.		0	0				0	0	0
60	College Gardens Cooperative, Inc.		0	0				0	0	0
61	68 Laight Street Owners Corp.		0	0				0	0	0
62	236 East 28th Street Owners Corp.		0	0				0	0	0

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(4)(7)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC
1	1745 Broadway	Cash		Ground Rent Reserve	0	Springing	0
2	Griffin Portfolio II	Cash			0	0	0
2.01	Southern Company Services Headquarters
2.02	Amazon.com Sortable Fulfillment Center
2.03	IGT North American Gaming & Interactive Headquarters
2.04	3M Distribution Facility
3	Pfizer Building				0	0	0
4	Showcase II	Cash			0	0	0
5	ExchangeRight Net Leased Portfolio #22			BioLife Rollover Reserve	0	Springing	0
5.01	Pick n Save - Sun Prairie WI
5.02	BioLife Plasma Services L.P. - Glendale AZ
5.03	Walgreens - West Lafayette IN
5.04	CVS - Novi MI
5.05	Tractor Supply - Egg Harbor NJ
5.06	Walgreens - Bedford TX
5.07	Tractor Supply - Oxford MI
5.08	First Midwest Bank - Melrose Park IL
5.09	Walgreens - Waterford MI
5.10	Dollar General - DeLand FL
5.11	Dollar General - Girard OH
5.12	Dollar General- Franklin OH
5.13	Family Dollar - Bridge City LA
5.14	Dollar General - Baton Rouge LA
5.15	Fresenius Medical Care - Vineland NJ
6	The Galleria	Cash			0	0	0
7	Broadway Plaza				0	0	0
8	Plaza Frontenac				0	0	0
9	Town Center Aventura	Cash		Tenant Specific TI/LC Reserve	309,507	0	0	Cash
10	Florida Hotel & Conference Center				0	0	0
11	Ditson Building	Cash		Rent Concession;TTC Pre-Paid Rent	Rent Concession ($241,368.75);TTC Pre-Paid Rent ($794,153)	0	0	Cash
12	Fair Oaks Mall	Cash		Owned Anchor Reserve (Springing); Owned Anchor Termination Reserve (Springing)	0	Springing	0
13	Anderson Towne Center	Cash		Outstanding Free Rent	73,649	0	0	Cash
14	181 Fremont Street	Cash		Project Charges Reserve	0	Springing	0
15	Shoppes at Chino Hills	Cash		Rent Concession Reserve Funds	234,643	0	0	Cash
16	Empire Towers V				0	0	0
17	Regal Cinemas Lincolnshire				0	0	0
18	Hyatt Place - Downtown Boise ID				0	0	0
19	CoolSprings Galleria	Cash			0	0	0
20	Bryant Gardens Corp.				0	0	0
21	Staybridge Suites Orlando Airport South	Cash			0	0	0
22	Courtyard - Myrtle Beach SC	Cash		Seasonality Reserve	133,333	133,333	0	Cash
23	Royal View Estates				0	0	0
24	Garage M				0	0	0
25	Tacoma Mall Office Building	Cash			0	0	0
26	Bon Aire Residents, Inc.				0	0	0
27	Discovery Centre				0	0	0
28	Holiday Inn Express - Oregon, OH				0	0	0
29	Jeffrey Gardens Apartment Corp.				0	0	0
30	Alvarado Sunset Apartments				0	0	0
31	Academy Professional Campus	Cash			0	0	0
32	Hampton Inn - Brenham TX	Cash			0	0	0
33	Stafford Court Apartments				0	0	0
34	Memphis MF Portfolio				0	0	0
34.01	Mendenhall Gardens
34.02	High Point Apartments
35	32nd Street Retail	Cash			0	0	0
36	100 Grove Road	Cash			0	0	0
37	2-4 Windsor Terrace Owners, Inc.	Cash			0	0	0
38	Harrison Gardens Owners, Inc.				0	0	0
39	Parts Authority and Laurel Self Storage				0	0	0
40	415 Gramatan Avenue Corporation				0	0	0
41	Darien Pointe Plaza	Cash		Chiba Tenant Improvements Reserve	15,000	0	0	Cash
42	Greenwich and Perry Street Housing Corporation	Cash			0	0	0
43	Camberwell Apartments				0	0	0
44	Rancho Lone Mountain Storage - NV				0	0	0
45	Maple Terrace Apartments				0	0	0
46	Southwest Villas Jacksonville				0	0	0
47	530 Riverdale Owners Corp.				0	0	0
48	140 E. 83rd Tenants Corp.				0	0	0
49	Canby Gardens Apartments				0	0	0
50	Penbrook Owners, Corp.				0	0	0
51	Chapel Owners Corp.				0	0	0
52	595 McLean Owners, Inc.				0	0	0
53	Crestwood Apartments, Inc.				0	0	0
54	Ridgecrest Owners Corp.				0	0	0
55	Palatka Oaks Apartments				0	0	0
56	Keep Self Storage				0	0	0
57	78-06 Owners Corp.				0	0	0
58	251 Seaman Owners Corp.				0	0	0
59	439 East 88 Owners Corp.				0	0	0
60	College Gardens Cooperative, Inc.				0	0	0
61	68 Laight Street Owners Corp.				0	0	0
62	236 East 28th Street Owners Corp.				0	0	0

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment(12)	Annual Ground Rent Increases(12)	Lockbox	Whole Loan Cut-off Date Balance ($)(13)	Whole Loan Debt Service ($)(13)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)
1	1745 Broadway			Leasehold	3/31/2098	$2,566,449	Scheduled increases per the ground lease	Hard/Springing Cash Management
2	Griffin Portfolio II			Fee				Hard/Springing Cash Management
2.01	Southern Company Services Headquarters			Fee
2.02	Amazon.com Sortable Fulfillment Center			Fee
2.03	IGT North American Gaming & Interactive Headquarters			Fee
2.04	3M Distribution Facility			Fee
3	Pfizer Building			Leasehold	12/31/2057	$9,800,000	5/1/2022-4/30/2027: $11,050,000; 5/1/2027-4/30/2032: $12,300,000; 5/1/2032-4/30/2037: $13,550,000	Hard/Upfront Cash Management
4	Showcase II			Fee				Hard/Upfront Cash Management
5	ExchangeRight Net Leased Portfolio #22			Fee				Hard/Springing Cash Management
5.01	Pick n Save - Sun Prairie WI			Fee
5.02	BioLife Plasma Services L.P. - Glendale AZ			Fee
5.03	Walgreens - West Lafayette IN			Fee
5.04	CVS - Novi MI			Fee
5.05	Tractor Supply - Egg Harbor NJ			Fee
5.06	Walgreens - Bedford TX			Fee
5.07	Tractor Supply - Oxford MI			Fee
5.08	First Midwest Bank - Melrose Park IL			Fee
5.09	Walgreens - Waterford MI			Fee
5.10	Dollar General - DeLand FL			Fee
5.11	Dollar General - Girard OH			Fee
5.12	Dollar General- Franklin OH			Fee
5.13	Family Dollar - Bridge City LA			Fee
5.14	Dollar General - Baton Rouge LA			Fee
5.15	Fresenius Medical Care - Vineland NJ			Fee
6	The Galleria			Fee				Hard/Springing Cash Management
7	Broadway Plaza			Fee				Hard/Springing Cash Management
8	Plaza Frontenac			Fee				Hard/Springing Cash Management
9	Town Center Aventura			Fee				Hard/Upfront Cash Management
10	Florida Hotel & Conference Center			Fee				Soft/Upfront Cash Management
11	Ditson Building			Fee				Hard/Springing Cash Management
12	Fair Oaks Mall			Fee				Hard/Springing Cash Management	259,189,735	1,446,681	85,000,000	84,735,106
13	Anderson Towne Center			Fee				Springing
14	181 Fremont Street			Fee				Hard/Upfront Cash Management
15	Shoppes at Chino Hills			Fee				Springing
16	Empire Towers V			Fee				Springing
17	Regal Cinemas Lincolnshire			Fee				Springing
18	Hyatt Place - Downtown Boise ID			Fee				Springing
19	CoolSprings Galleria			Fee				Hard/Springing Cash Management
20	Bryant Gardens Corp.			Fee				None
21	Staybridge Suites Orlando Airport South			Fee				Springing
22	Courtyard - Myrtle Beach SC			Fee				Hard/Springing Cash Management
23	Royal View Estates			Fee				Springing
24	Garage M			Fee				Hard/Springing Cash Management
25	Tacoma Mall Office Building			Fee				Hard/Springing Cash Management
26	Bon Aire Residents, Inc.			Fee				None
27	Discovery Centre			Fee				Springing
28	Holiday Inn Express - Oregon, OH			Fee				Springing
29	Jeffrey Gardens Apartment Corp.			Fee				None
30	Alvarado Sunset Apartments			Fee				Springing
31	Academy Professional Campus			Fee				Springing
32	Hampton Inn - Brenham TX			Fee				Hard/Upfront Cash Management
33	Stafford Court Apartments			Fee				Springing
34	Memphis MF Portfolio			Fee				Springing
34.01	Mendenhall Gardens			Fee
34.02	High Point Apartments			Fee
35	32nd Street Retail			Fee				Hard/Upfront Cash Management
36	100 Grove Road			Fee				Soft/Upfront Cash Management
37	2-4 Windsor Terrace Owners, Inc.			Fee				None	4,040,592	20,354	300,000	0
38	Harrison Gardens Owners, Inc.			Fee				None	3,970,267	19,447	250,000	0
39	Parts Authority and Laurel Self Storage			Fee				None
40	415 Gramatan Avenue Corporation			Fee				None	3,445,645	15,536	250,000	0
41	Darien Pointe Plaza			Fee				Hard/Springing Cash Management
42	Greenwich and Perry Street Housing Corporation			Fee				None	3,996,480	19,861	1,000,000	0
43	Camberwell Apartments			Fee				Springing
44	Rancho Lone Mountain Storage - NV			Fee				None
45	Maple Terrace Apartments			Fee				Springing
46	Southwest Villas Jacksonville			Fee				Springing
47	530 Riverdale Owners Corp.			Fee				None	3,098,198	13,466	400,000	0
48	140 E. 83rd Tenants Corp.			Fee				None	2,993,627	14,676	500,000	0
49	Canby Gardens Apartments			Fee				Springing
50	Penbrook Owners, Corp.			Fee				None
51	Chapel Owners Corp.			Fee				None	2,294,763	11,499	250,000	0
52	595 McLean Owners, Inc.			Fee				None	2,398,706	10,527	400,000	0
53	Crestwood Apartments, Inc.			Fee				None	2,297,563	11,283	300,000	0
54	Ridgecrest Owners Corp.			Fee				None	2,494,942	12,210	500,000	0
55	Palatka Oaks Apartments			Fee				Springing
56	Keep Self Storage			Fee				None
57	78-06 Owners Corp.			Fee				None
58	251 Seaman Owners Corp.			Fee				None	1,790,107	12,243	500,000	0
59	439 East 88 Owners Corp.			Fee				None	1,698,534	8,114	500,000	0
60	College Gardens Cooperative, Inc.			Fee				None	1,674,281	7,530	500,000	0
61	68 Laight Street Owners Corp.			Fee				None	1,198,813	5,924	200,000	0
62	236 East 28th Street Owners Corp.			Fee				None	1,198,813	5,924	200,000	0

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)
1	1745 Broadway
2	Griffin Portfolio II
2.01	Southern Company Services Headquarters
2.02	Amazon.com Sortable Fulfillment Center
2.03	IGT North American Gaming & Interactive Headquarters
2.04	3M Distribution Facility
3	Pfizer Building
4	Showcase II						37,000,000
5	ExchangeRight Net Leased Portfolio #22
5.01	Pick n Save - Sun Prairie WI
5.02	BioLife Plasma Services L.P. - Glendale AZ
5.03	Walgreens - West Lafayette IN
5.04	CVS - Novi MI
5.05	Tractor Supply - Egg Harbor NJ
5.06	Walgreens - Bedford TX
5.07	Tractor Supply - Oxford MI
5.08	First Midwest Bank - Melrose Park IL
5.09	Walgreens - Waterford MI
5.10	Dollar General - DeLand FL
5.11	Dollar General - Girard OH
5.12	Dollar General- Franklin OH
5.13	Family Dollar - Bridge City LA
5.14	Dollar General - Baton Rouge LA
5.15	Fresenius Medical Care - Vineland NJ
6	The Galleria
7	Broadway Plaza
8	Plaza Frontenac
9	Town Center Aventura
10	Florida Hotel & Conference Center
11	Ditson Building
12	Fair Oaks Mall	1.72	1.64	47.5%	11.5%	11.0%
13	Anderson Towne Center
14	181 Fremont Street						225,000,000
15	Shoppes at Chino Hills
16	Empire Towers V
17	Regal Cinemas Lincolnshire
18	Hyatt Place - Downtown Boise ID
19	CoolSprings Galleria
20	Bryant Gardens Corp.
21	Staybridge Suites Orlando Airport South
22	Courtyard - Myrtle Beach SC
23	Royal View Estates
24	Garage M
25	Tacoma Mall Office Building
26	Bon Aire Residents, Inc.
27	Discovery Centre
28	Holiday Inn Express - Oregon, OH
29	Jeffrey Gardens Apartment Corp.
30	Alvarado Sunset Apartments
31	Academy Professional Campus
32	Hampton Inn - Brenham TX
33	Stafford Court Apartments
34	Memphis MF Portfolio
34.01	Mendenhall Gardens
34.02	High Point Apartments
35	32nd Street Retail
36	100 Grove Road
37	2-4 Windsor Terrace Owners, Inc.	3.87	3.78	25.5%	23.4%	22.9%
38	Harrison Gardens Owners, Inc.	3.93	3.84	26.5%	23.1%	22.6%
39	Parts Authority and Laurel Self Storage
40	415 Gramatan Avenue Corporation	2.77	2.70	37.0%	15.0%	14.6%
41	Darien Pointe Plaza
42	Greenwich and Perry Street Housing Corporation	4.61	4.58	14.3%	27.5%	27.3%
43	Camberwell Apartments
44	Rancho Lone Mountain Storage - NV
45	Maple Terrace Apartments
46	Southwest Villas Jacksonville
47	530 Riverdale Owners Corp.	3.62	3.52	40.2%	18.9%	18.4%
48	140 E. 83rd Tenants Corp.	14.78	14.70	3.3%	86.9%	86.4%
49	Canby Gardens Apartments
50	Penbrook Owners, Corp.
51	Chapel Owners Corp.	7.98	7.86	10.8%	48.0%	47.3%
52	595 McLean Owners, Inc.	3.59	3.50	43.6%	18.9%	18.4%
53	Crestwood Apartments, Inc.	4.72	4.62	20.1%	27.8%	27.2%
54	Ridgecrest Owners Corp.	6.20	6.09	19.0%	36.4%	35.8%
55	Palatka Oaks Apartments
56	Keep Self Storage
57	78-06 Owners Corp.
58	251 Seaman Owners Corp.	5.51	5.42	6.7%	45.2%	44.5%
59	439 East 88 Owners Corp.	5.69	5.53	8.1%	32.6%	31.7%
60	College Gardens Cooperative, Inc.	21.29	20.91	7.3%	114.9%	112.8%
61	68 Laight Street Owners Corp.	7.89	7.78	5.5%	46.8%	46.1%
62	236 East 28th Street Owners Corp.	6.46	6.33	9.3%	38.3%	37.5%

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Sponsor	Affiliated Sponsors	Mortgage Loan Number
1	1745 Broadway	QSuper Board as trustee for QSuper		1
2	Griffin Portfolio II	Griffin Capital Company, LLC		2
2.01	Southern Company Services Headquarters			2.01
2.02	Amazon.com Sortable Fulfillment Center			2.02
2.03	IGT North American Gaming & Interactive Headquarters			2.03
2.04	3M Distribution Facility			2.04
3	Pfizer Building	David Werner		3
4	Showcase II	Nakash Properties LLC; Nakash Holding LLC; Eli Gindi; Jeffrey Gindi		4
5	ExchangeRight Net Leased Portfolio #22	ExchangeRight Real Estate, LLC		5
5.01	Pick n Save - Sun Prairie WI			5.01
5.02	BioLife Plasma Services L.P. - Glendale AZ			5.02
5.03	Walgreens - West Lafayette IN			5.03
5.04	CVS - Novi MI			5.04
5.05	Tractor Supply - Egg Harbor NJ			5.05
5.06	Walgreens - Bedford TX			5.06
5.07	Tractor Supply - Oxford MI			5.07
5.08	First Midwest Bank - Melrose Park IL			5.08
5.09	Walgreens - Waterford MI			5.09
5.10	Dollar General - DeLand FL			5.10
5.11	Dollar General - Girard OH			5.11
5.12	Dollar General- Franklin OH			5.12
5.13	Family Dollar - Bridge City LA			5.13
5.14	Dollar General - Baton Rouge LA			5.14
5.15	Fresenius Medical Care - Vineland NJ			5.15
6	The Galleria	Jeffrey Feil		6
7	Broadway Plaza	Jeffrey Essakow; Yehudi Gaffen		7
8	Plaza Frontenac	General Growth Properties; Canada Pension Plan Investment Board		8
9	Town Center Aventura	Jacquelyn Soffer		9
10	Florida Hotel & Conference Center	Terry Shaikh		10
11	Ditson Building	Elena Gilman; Simeon Derenshteyn		11
12	Fair Oaks Mall	The Taubman Realty Group Limited Partnership; Morton Olshan		12
13	Anderson Towne Center	Victory Real Estate Investments, LLC		13
14	181 Fremont Street	Joseph K. Paul		14
15	Shoppes at Chino Hills	Dunhill Partners, Inc.		15
16	Empire Towers V	Michael G. Rademaker		16
17	Regal Cinemas Lincolnshire	Scott D. Greenberg		17
18	Hyatt Place - Downtown Boise ID	PEG Development, LLC		18
19	CoolSprings Galleria	CBL & Associates Limited Partnership; CBL & Associates Properites, Inc.; Teachers Insurance and Annuity Association of America; APG Asset Management US Inc.		19
20	Bryant Gardens Corp.			20
21	Staybridge Suites Orlando Airport South	Enrico Scarda		21
22	Courtyard - Myrtle Beach SC	Alex Fridzon; Arie Fridzon; Jose Daniel Berman		22
23	Royal View Estates	I.S. Properties L.P		23
24	Garage M	Olshan Properties		24
25	Tacoma Mall Office Building	Jeffrey Mincheff; Arthur L. Wolfe		25
26	Bon Aire Residents, Inc.			26
27	Discovery Centre	Brad Zamler		27
28	Holiday Inn Express - Oregon, OH	Jabbar Yousif; Saad Roumaya; Francis Shallal		28
29	Jeffrey Gardens Apartment Corp.			29
30	Alvarado Sunset Apartments	Shiuh-Wuu Lee; Yueh-Ying H. Lee; Jing-Yuan Lee; Jing-Lan Lee		30
31	Academy Professional Campus	Bruce Baldwin		31
32	Hampton Inn - Brenham TX	Patel Family		32
33	Stafford Court Apartments	Peter Confehr	Y - Group 1	33
34	Memphis MF Portfolio	John Planchon		34
34.01	Mendenhall Gardens			34.01
34.02	High Point Apartments			34.02
35	32nd Street Retail	Martin Landis		35
36	100 Grove Road	Jeffery C. Schneider		36
37	2-4 Windsor Terrace Owners, Inc.			37
38	Harrison Gardens Owners, Inc.			38
39	Parts Authority and Laurel Self Storage	Dennis W. Schraf; James J. McCarthy		39
40	415 Gramatan Avenue Corporation			40
41	Darien Pointe Plaza	Edward F. Paliatka		41
42	Greenwich and Perry Street Housing Corporation			42
43	Camberwell Apartments	John S. Newsome; Michael J. Doyle	Y - Group 2	43
44	Rancho Lone Mountain Storage - NV	Lino Croaro; Antonette Croaro		44
45	Maple Terrace Apartments	Peter Confehr	Y - Group 1	45
46	Southwest Villas Jacksonville	John S. Newsome; Michael J. Doyle	Y - Group 2	46
47	530 Riverdale Owners Corp.			47
48	140 E. 83rd Tenants Corp.			48
49	Canby Gardens Apartments	Peter Confehr	Y - Group 1	49
50	Penbrook Owners, Corp.			50
51	Chapel Owners Corp.			51
52	595 McLean Owners, Inc.			52
53	Crestwood Apartments, Inc.			53
54	Ridgecrest Owners Corp.			54
55	Palatka Oaks Apartments	John S. Newsome; Michael J. Doyle	Y - Group 2	55
56	Keep Self Storage	Steven Weinstock; Daniella Weinstock		56
57	78-06 Owners Corp.			57
58	251 Seaman Owners Corp.			58
59	439 East 88 Owners Corp.			59
60	College Gardens Cooperative, Inc.			60
61	68 Laight Street Owners Corp.			61
62	236 East 28th Street Owners Corp.			62

A-1-17

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association, “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC and “NCB” denotes National Cooperative Bank, N.A.

(2)	For mortgage loan #36 (100 Grove Road), the Number of Units includes 16,607 square feet of warehouse space.

For mortgage loan #39 (Parts Authority and Laurel Self Storage), the Number of Units excludes 38,315 square feet of self storage space, which are part of the collateral but have not been included in underwriting.

(3)	For mortgage loan #7 (Broadway Plaza), accrues interest at a rate of 4.6720% per annum (the “Initial Interest Rate”) through the anticipated repayment date of July 1, 2028 (the “ARD”). After the ARD, if the mortgage loan remains outstanding, (a) all excess cash flow with respect to the mortgaged property is required to be applied to repay the mortgage loan and (b) the mortgage loan will accrue interest at an interest rate equal to the greater of (i) the Initial Interest Rate plus 2.75% or (ii) the sum of (a) the 10-year U.S. swap rate as of the ARD, (b) 1.82% and (c) 2.75%. (the “Extended Term Interest Rate”) through the final maturity date of November 1, 2029, with all interest accrued at the excess of the Extended Term Interest Rate over the Initial Interest Rate deferred and due and payable with the repayment of the mortgage loan in full.

(4)	For mortgage loan #1 (1745 Broadway), the Appraised Value includes tenant improvements and leasing commissions, which were reserved for at closing.

For mortgage loan #2 (Griffin Portfolio II), the “As Portfolio” Appraised Value of $415,500,000 reflects a 5.0% premium attributed to the aggregate “As-is” value of the related mortgaged properties as a whole. The sum of the “As-is” values for each of the related mortgaged properties on an individual basis is $395,690,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 63.2%. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Definitions” in the prospectus.

For mortgage loan #3 (Pfizer Building), as of the appraisal valuation date of March 26, 2018 the Mortgaged Property had an “as-is” appraised value of $210,000,000. The appraiser also concluded to a “Prospective Market Value-Extended Ground Lease” appraised value of $415,000,000. The Cut-off Date LTV and LTV Ratio At Maturity based on the “Prospective Market Value-Extended Ground Lease” appraised value are 30.1% and 1.0%, respectively. On or prior to July 11, 2018, the borrower made an initial payment of $50,000,000 for the option to extend the ground lease. This prospective market value assumes that a second $50,000,000 ground lease extension option payment will be made in year three of the Mortgage Loan, and the ground lease will be extended to December 31, 2117. The borrower is not obligated to exercise its option to extend the ground lease and the foregoing payment has not been reserved for. The “as is” and “Prospective Market Value-Extended Ground Lease” values both assume that the sole tenant, Pfizer, vacates the Mortgaged Property at the expiration of its lease in July 2024 and that $100,000,000 is invested to redevelop the Mortgaged Property. No funds have been reserved for redevelopment of the Mortgaged Property.

For mortgage loan #4 (Showcase II), the Appraised Value is a prospective market value that assumes all tenants are in occupancy, paying full unabated rent and open for business as of April 2019. All outstanding free rent, tenant improvements and leasing commissions have been reserved for at closing. The as is appraised value is $215,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $215,000,000 appraised value is 59.5%.

For mortgage loan #14 (181 Fremont Street), the Appraised Value is a prospective market value that assumes the mortgaged property is complete and/or achieves stabilization as of March 1, 2021. The as is appraised value as of February 28, 2018 is $461,000,000 and is inclusive of deductions for free rent, tenant improvement and leasing commission (“TI/LC”) obligations. The borrower deposited upfront reserves totalling $111,096,358 for such contractual TI/LC obligations and free rent. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $461,000,000 appraised value is 54.2%.

A-1-18

For mortgage loan #21 (Staybridge Suites Orlando Airport South), the Appraised Value assumes the property improvement plan is completed by April 2019. The appraised value assuming the property improvement plan is not completed is $17,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $17,000,000 appraised value are 77.1% and 66.9%, respectively.

For mortgage loan #22 (Courtyard - Myrtle Beach SC), the “When Complete” Appraised Value of $18,700,000 as of April 1, 2019 assumes $600,000 of capital expenditures will be complete (which amount was reserved at closing). The “as-is” value of $17,500,000 as of March 5, 2018 represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.3% and 60.2%, respectively. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Definitions” in the prospectus.

For mortgage loan #35 (32nd Street Retail), the Appraised Value assumes all tenants are in occupancy and paying rent and the mortgaged property has achieved stabilized occupancy by February 2019. The appraised value assuming the property has not stabilized is $7,225,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $7,225,000 appraised value is 54.8%.

For mortgage loan #39 (Parts Authority and Laurel Self Storage), the Appraised Value assumes stabilized occupancy by May 2019. The appraised value assuming the property has not stabilized is $8,530,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $8,530,000 appraised value is 38.7%.

(5)	For mortgage loan #1 (1745 Broadway), the mortgage loan represents Notes A-5 and A-6 of eight pari passu notes, which have a combined Cut-off Date Balance of $319,000,000. The other six notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all eight notes in the aggregate (the “1745 Broadway Whole Loan”). Notes A-5 and A-6 represent non-controlling interests in the 1745 Broadway Whole Loan.

For mortgage loan #2 (Griffin Portfolio II), the mortgage loan represents Note A-1-1 and Note A-1-2-2 of seven pari passu notes, which have a combined Cut-off Date principal balance of $250,000,000. Notes A-1-2-1, A-2-1, A-2-2-1, A-2-2-2 and A-2-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per unit of measure presented are based on Notes A-1-1, A-1-2-1, A-1-2-2, A-2-1, A-2-2-1, A-2-2-2 and A-2-3 in the aggregate (“Griffin Portfolio II Whole Loan”). Note A-1-1 is the controlling interest in the Griffin Portfolio II Whole Loan.

For mortgage loan #3 (Pfizer Building), the mortgage loan represents Note A-1, Note A-4 and Note A-5 of five pari passu notes, which have a combined Cut-off Date Balance of $125,000,000. Notes A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4 and A-5 in the aggregate (the “Pfizer Building Whole Loan”). Note A-1 represents the controlling interest in the Pfizer Building Whole Loan.

For mortgage loan #4 (Showcase II), the mortgage loan represents Note A-1 of three pari passu notes, which have a combined Cut-off Date Balance of $128,000,000. Notes A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “Showcase II Whole Loan”). Note A-1 represents the controlling interest in the Showcase II Whole Loan.

For mortgage loan #8 (Plaza Frontenac), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $100,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Plaza Frontenac Whole Loan”). Note A-2 represents the non-controlling interest in the Plaza Frontenac Whole Loan.

For mortgage loan #9 (Town Center Aventura), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $80,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented is based on Notes A-1 and A-2 in the aggregate (the “Town Center Aventura Whole Loan”). Note A-1 represents the controlling interest in the Town Center Aventura Whole Loan.

For mortgage loan #12 (Fair Oaks Mall), the mortgage loan represents Note A-1-2 of five pari passu companion loans, which have a combined Cut-off Date principal balance of $174,454,629, and Notes B-1 and B-2 totaling $84,735,106 (“Fair Oaks Mall Whole Loan”). Notes A-1-1, A-2-1, A-2-2, A-2-3, B-1 and

A-1-19

B-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per unit of measure presented are based on Notes A-1-1, A-1-2, A-2-1, A-2-2 and A-2-3 in the aggregate, but exclude Notes B-1 and B-2. Note A-1-2 represents a non-controlling interest in the Fair Oaks Mall Whole Loan.

For mortgage loan #13 (Anderson Towne Center), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $42,281,704. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Anderson Towne Center Whole Loan”). Note A-1 represents the controlling interest in the Anderson Towne Center Whole Loan.

For mortgage loan #14 (181 Fremont Street), the mortgage loan represents Note A-3 of seven pari passu notes, which have a combined Cut-off Date Balance of $250,000,000. The other six notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all six notes in the aggregate (the “181 Fremont Whole Loan”). Note A-3 represents a non-controlling interest in the 181 Fremont Whole Loan.

For mortgage loan #15 (Shoppes at Chino Hills), the mortgage loan represents Note A-2 of four pari passu notes, which have a combined Cut-off Date Balance of $110,000,000. Notes A-1, A-3 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “Shoppes at Chino Hills Whole Loan”). Note A-2 represents the non-controlling interest in the Shoppes at Chino Hills Whole Loan.

For mortgage loan #19 (CoolSprings Galleria), the mortgage loan represents Note A-4-2 of five pari passu notes, which have a combined Cut-off Date Balance of $154,422,121. Notes A-1, A-2 and A-3 and A-4-1 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4-1 and A-4-2 in the aggregate (the “CoolSprings Galleria Whole Loan”). Note A-4-2 represents a non-controlling interest in the CoolSprings Galleria Whole Loan.

(6)	For mortgage loan #11 (Ditson Building), 24.0% of underwritten revenue is for a retail tenant.

(7)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (1745 Broadway), the largest tenant (603,650 square feet), representing 88.2% of net rentable square feet, has free rent through April 2019. The third largest tenant (27,375 square feet), representing 4.0% of net rentable square feet, has free rent through April 2019. All outstanding free rent was reserved for at closing.

For mortgage loan #2 (Griffin Portfolio II), the third largest tenant in the portfolio, Southern Company Services, Inc. has been occupying its space in phases, with 100% occupancy expected by October 2018. Under a master escrow agreement with the seller of the property, to the extent not paid by the tenant during its partial occupancy, the landlord will continue to receive from the seller through December 2018 all rent and reimbursements for any unoccupied space for which the tenant is not paying rent and reimbursements. Beginning January 2019, tenant is responsible for payments on 100% of its space per its lease.

With respect to mortgage loan #3 (Pfizer Building), the sole tenant, Pfizer Inc., plans to vacate the Mortgaged Property upon its lease expiration date of July 9, 2024. The mortgage loan matures August 8, 2024. The Mortgaged Property is leased to a joint venture 99% owned by the borrower, and is also concurrently leased by the joint venture to the sole tenant, Pfizer (under a lease which also relates to an adjacent building, 219 East 42nd Street, that is not included in the collateral). The collateral for the Pfizer Building Loan includes the lease to the affiliated joint venture and a present assignment of the landlord’s interest in the Pfizer lease with respect to the mortgaged property with respect to the period following the expiration or termination of the lease to the joint venture. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Pfizer Building Mortgage Loan” for more information regarding the loan and lease structure.

For mortgage loan #4 (Showcase II), the fourth largest tenant (5,669 square feet), representing 13.7% of net rentable square feet, has executed a lease but is not open for business or paying rent. The fourth

A-1-20

largest tenant is anticipated to open for business and begin paying rent in October 2018. The fifth largest tenant (3,923 square feet), representing 9.5% of net rentable square feet, has executed a lease but is not open for business or paying rent. The fifth largest tenant is anticipated to open for business and begin paying rent in October 2018. All outstanding free rent, tenant improvements and leasing commissions were reserved for at closing.

For mortgage loan #11 (Ditson Building), the largest tenant (33,300 square feet), TTC USA Consulting (“TTC”), representing 56.6% of net rentable square feet, occupies floors 3, 4 and 7 through 10. The 10th floor was leased to The New York Foundation, which recently vacated at lease expiration in June 2018 and TTC is expected to take possession in August 2018 and to commence a build out afterwards. TTC is expected to pre-pay the first 12 months of rent by August 2018, and thereafter the tenant will receive three months of free rent, which has been reserved for. TTC is not yet in occupancy of the 4th floor space. TTC has taken possession of such space and is completing its buildout. Rent commenced in March 2018 and TTC is expected to complete its buildout and be in physical occupancy in August 2018. TTC has prepaid its rent for its other floors, which prepaid rent has been deposited into a reserve fund.

For mortgage loan #11 (Ditson Building), the third largest tenant (8,900 square feet), VR Worldwide, Inc, representing 15.1% of net rentable square feet, leases 5,604 square feet of ground floor space and 3,296 square feet of basement space. The tenant recently executed a lease for the ground floor space and took possession of the space in April 2018. The tenant is expected to be in physical occupancy and open for business no later than October 2018 and will receive 196 days of free rent, which has been reserved for. Rent payments are expected to commence in October 2018.

For mortgage loan #14 (181 Fremont Street), the sole tenant (436,332 square feet), representing 100% of net rentable square feet, has taken possession of the mortgaged property and is currently renovating the entirety of mortgaged property in three phases with anticipated completion/occupancy for each phase being as follows: (i) Phase I (floors 5-13) – February 2019; (ii) Phase II (floors 14-25) – March 2020; and (iii) Phase III (floors 26-38) – March 2021; Facebook has rent abatement for the first 11 months of the lease term with rent payments commencing in February 2019. A rent concession reserve in the amount of $68,379,092 and an outstanding TI/LC reserve in the amount of $42,717,266 was deposited with lender at loan origination. In addition, the rent for the sole tenant has been underwritten on a straight-line basis.

For mortgage loan #16 (Empire Towers V), the third largest tenant (15,755 square feet), representing 12.6% of net rentable square feet, has given its notice of its intent to vacate and has been underwritten as vacant.

For mortgage loan #35 (32nd Street Retail), the fifth largest tenant (1,601 square feet), representing 11.5% of net rentable square feet, is in occupancy, but will not commence paying rent until February 2019. A $250,000 leasing reserve was taken at closing.

(8)	For mortgage loan #7 (Broadway Plaza), the borrower is permitted to master lease to an affiliate the parcel on which 14,580 square feet currently leased to NavCare is located, in which event the lender is required to subordinate the lien of the mortgage to such master lease, provided that certain conditions are satisfied. The master tenant will be permitted to obtain financing secured by its leasehold interest.

(9)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (1745 Broadway), the largest tenant (603,650 square feet), representing 88.2% of net rentable square feet, may reduce its space on the 23rd floor (27,375 square feet), as of June 30, 2023 upon providing 12 months’ written notice and payment of a $1,002,746 contraction fee.

For mortgage loan #5 (ExchangeRight Net Leased Portfolio #22), the fourth largest tenant (15,230 square feet), representing 6.6% of net rentable square feet, has an ongoing termination right with 30 days’ notice and payment of the present value (discounted at 8.25%) of all remaining lease payments through lease maturity. BioLife Plasma Services, LP also has a re-letting restriction for the two-year period after the expiration or earlier termination of its lease whereby the landlord may not sell or lease the related property to any operator of a plasmapheresis center or other competing business to BioLife Plasma Services, LP. Should BioLife Plasma Services, LP terminate its lease, the ExchangeRight Mortgage Loan Documents require the termination fee to be deposited to a BioLife rollover reserve.

A-1-21

For mortgage loan #5 (ExchangeRight Net Leased Portfolio #22), Walgreens is a tenant at three of the ExchangeRight Portfolio #22 properties and leases: (i) 14,175 square feet at the Walgreens – West Lafayette IN property under a lease that has a termination right on January 2022 and January 2027 with 6 months’ notice; (ii) 13,905 square feet at the Walgreens – Waterford MI property under a lease that has a termination right on February 28, 2023 and on February 29, 2028 with 6 months’ notice; and (iii) 13,650 square feet at the Walgreens – Bedford TX property under a lease that has a termination right on February 28, 2028 with 6 months’ notice.

For mortgage loan #6 (The Galleria), the second largest tenant, (42,176 square feet), representing 9.0% of net rentable square feet, has the one time option to terminate the lease on 6/30/2026, upon 9 months’ prior written notice. The tenant is required to pay a termination fee of all of the unamortized costs of tenant improvement allowance and leasing commissions at 8% interest rate equal to $393,544.28 plus 4 months of the current rent which is equal to $326,864.00 for a total of $720,408.28.

For mortgage loan #6 (The Galleria), the third largest tenant, (39,642 square feet), representing 8.4% of net rentable square feet, has the right to terminate its lease any time after 12/26/2026 upon 120 days’ prior written notice with no further obligation.

For mortgage loan #12 (Fair Oaks Mall), the third largest tenant, (20,265 square feet), representing 2.6% of net rentable square feet, has a termination option if it fails to achieve gross sales of at least $6,000,000 for the period March 28, 2021 to March 29, 2022, effective as of March 29, 2023.

For mortgage loan #19 (CoolSprings Galleria), the third largest tenant (23,644 square feet), representing 3.7% of net rentable square feet, may terminate its lease if gross sales for the trailing twelve month period ending May 1, 2020 are less than $4,000,000, upon providing 180 days’ written notice.

For mortgage loan #25 (Tacoma Mall Office Building), the largest tenant, Pierce County Public Works & Utilities, has a perpetual non-appropriations clause where if funds in the annual Pierce County Budget Appropriations Ordinance are not appropriated to pay all amounts in any subsequent fiscal year, the tenant will notify the landlord in writing within 30 days and the lease will be terminated.

For mortgage loan #25, (Tacoma Mall Office Building), the fifth largest tenant (6,808 square feet) representing 5.9% of NRA, tenant has a one-time option to terminate the lease effective 9/30/2019 by providing prior written notice on or before 6/30/2019. The tenant must submit payment equal to the unamortized tenant improvements and lease commissions at the time of notice.

For mortgage loan #35 (32nd Street Retail), the third largest tenant (2,120 square feet), representing 15.3% of net rentable square feet, may terminate its lease as of January 31, 2019, upon providing 180 days’ written notice and payment of a termination fee equal to six months base rent and all unamortized tenant improvements and leasing commissions.

For mortgage loan #41, (Darien Pointe Plaza), the third largest tenant (2,095 square feet) representing 14.5% of NRA, has the right to terminate the lease on or after September 22, 2021, upon 120 days prior written notice to the landlord. The tenant shall pay the early termination fee of $41,271.00.

(10)	For mortgage loan #7 (Broadway Plaza), the largest and second largest tenants (308,147 square feet), representing 86.5% of net rentable square feet, lease their collateral sites and the improvements built on the pad sites are owned by the tenant.

(11)	For mortgage loan #10 (Florida Hotel & Conference Center), the Monthly Replacement Reserve is required to be deposited by the property manager into a separate lockbox account for furniture, fixtures and equipment reserves in an amount equal to 4.0% of the borrower’s gross operating income. The property manager will have access to such account and may use the funds in such account until (i) the property management agreement has terminated, (ii) the property manager is in default under the property management agreement, or (iii) an event of default has occurred under the mortgage loan.

For mortgage loan #21 (Staybridge Suites Orlando Airport South), the Monthly Replacement Reserve will begin in August 2019 and adjust to the greater of the existing Monthly Replacement Reserve and 1/12th of (i) 2.0% for August 2019 through July 2020; and (ii) 4.0% thereafter of U/W Revenues from the prior fiscal year.

A-1-22

For mortgage loan #22 (Courtyard – Myrtle Beach SC), on each payment date occurring during the months from September through February, should the DSCR fall below 1.15x the borrower is required to deposit 1/5th of the shortfall each month from March through August.

(12)	With respect to mortgage loan #3 (Pfizer Building), the ground lease expires December 31, 2057. Annual rent under the Pfizer Building ground lease is $9,800,000 through April 30, 2022, $11,050,000 from May 1, 2022 through April 30, 2027, $12,300,000 from May 1, 2027 through April 30, 2032 and $13,550,000 from May 1, 2032 through April 30, 2037. The Pfizer Building ground lease requires that either (i) on or prior to June 30, 2036, the Pfizer Building ground lessor and the ground lessee must agree on the net rent payable from May 1, 2037 through April 30, 2049 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building land value (as defined in the ground lease) but not less than the rent for the lease year ending April 30, 2037. The Pfizer Building ground lease further requires that either (i) on or prior to June 30, 2048, the Pfizer Building ground lessor and the ground lessee must agree on the net rent payable from May 1, 2049 through December 31, 2057 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building land value but not less than the rent for the lease year ending April 30, 2049.
The borrower under the Pfizer Building loan has an option to extend the ground lease to December 31, 2117, as described in footnote #4 above. The borrower is not required to exercise the extension option, and the option fee has not been reserved for.

(13)	With respect to mortgage loan #3 (Pfizer Building), the Whole Loan amortizes based on a specific amortization schedule, which is set forth in Annex A-4 of the Preliminary Prospectus.

With respect to mortgage loan #12 (Fair Oaks Mall), the Whole Loan amortizes based on a specific amortization schedule, which is set forth in Annex A-5 of the Preliminary Prospectus.

A-1-23

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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BANK 2018-BNK13

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
MSMCH	10	$299,324,882	31.7%	4.719%	101	180	1.59	x	12.2%	11.5%	60.5%	45.7%
BANA	18	295,234,992	31.3	4.530	111	359	2.16		11.5	10.7	56.3	54.3
Wells Fargo Bank, National Association	14	282,684,503	29.9	4.450	117	351	2.26		10.7	10.4	54.2	52.2
National Cooperative Bank, N.A.	20	66,945,577	7.1	4.399	119	372	5.99		36.5	35.8	19.9	16.2
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Office	13	$355,798,671	37.7%	4.182%	110	171	2.11	x	12.1%	11.7%	56.8%	45.7%
Suburban	5	114,478,671	12.1	4.441	118	360	2.08		10.5	9.7	62.0	60.7
CBD	5	228,430,000	24.2	4.026	105	113	2.12		13.0	12.8	54.0	37.4
Medical	3	12,890,000	1.4	4.641	119	0	2.10		10.7	9.9	60.9	60.9
Retail	24	326,273,600	34.6	4.736	111	347	1.85		10.0	9.5	56.2	53.9
Anchored	5	195,871,433	20.7	4.802	118	357	1.67		8.6	8.3	59.3	57.8
Super Regional Mall	2	48,588,898	5.1	4.437	75	357	2.59		15.8	15.0	36.9	32.6
Single Tenant	13	36,381,600	3.9	4.320	119	0	2.12		9.6	9.3	59.1	59.1
Lifestyle Center	1	22,000,000	2.3	5.175	118	0	1.55		8.5	8.1	62.5	62.5
Movie Theater	1	16,474,261	1.7	4.930	119	299	1.45		10.7	10.1	62.6	46.8
Shadow Anchored	1	3,960,000	0.4	4.840	104	0	2.23		11.4	11.0	54.2	54.2
Unanchored	1	2,997,408	0.3	5.840	59	359	1.59		11.6	11.3	58.8	54.9
Multifamily	30	104,959,297	11.1	4.600	118	370	4.53		27.3	26.7	32.0	28.5
Cooperative	20	66,945,577	7.1	4.399	119	372	5.99		36.5	35.8	19.9	16.2
Garden	10	38,013,720	4.0	4.954	118	359	1.95		11.0	10.5	53.4	50.0
Hospitality	6	95,150,646	10.1	5.351	92	359	2.10		14.8	12.9	64.1	58.8
Full Service	1	40,000,000	4.2	5.600	58	0	2.42		16.2	13.8	61.3	61.3
Limited Service	3	25,825,646	2.7	5.222	115	358	1.82		13.4	12.0	69.1	57.8
Select Service	1	16,225,000	1.7	5.110	119	360	1.79		13.0	11.7	59.9	54.3
Extended Stay	1	13,100,000	1.4	5.145	119	360	2.07		15.2	13.6	67.9	58.9
Industrial	4	47,263,187	5.0	4.348	117	239	2.05		11.1	10.1	56.3	53.1
Warehouse/Distribution	2	35,734,000	3.8	4.315	117	0	2.01		9.3	8.8	60.2	60.2
Flex	1	8,229,187	0.9	4.280	119	239	1.97		17.6	14.7	47.0	28.8
Warehouse	1	3,300,000	0.3	4.880	119	0	2.68		14.1	13.3	36.9	36.9
Other	1	10,000,000	1.1	4.810	119	0	2.01		9.9	9.8	46.3	46.3
Parking Garage	1	10,000,000	1.1	4.810	119	0	2.01		9.9	9.8	46.3	46.3
Self Storage	2	4,744,552	0.5	4.978	119	251	1.53		13.0	12.7	50.7	33.9
Self Storage	2	4,744,552	0.5	4.978	119	251	1.53		13.0	12.7	50.7	33.9
Total/Weighted Average:	80	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

BANK 2018-BNK13

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
New York	24	$273,445,577	29.0%	4.145%	108	226	2.99	x	18.7%	18.4%	46.4%	31.8%
California	5	110,350,000	11.7	4.651	118	360	1.92		9.3	9.1	60.3	59.4
Southern	3	82,350,000	8.7	4.891	119	360	1.57		8.5	8.3	66.5	65.3
Northern	2	28,000,000	3.0	3.947	116	0	2.93		11.6	11.5	42.1	42.1
Florida	6	98,959,000	10.5	5.221	94	360	2.01		12.5	11.2	61.8	60.4
Nevada	3	68,256,552	7.2	4.764	117	179	1.71		8.7	8.5	54.7	53.8
Ohio	5	55,587,837	5.9	4.816	115	357	1.66		9.8	9.1	66.0	59.2
Louisiana	3	43,587,200	4.6	4.253	118	0	2.47		12.1	10.6	62.1	62.1
Missouri	1	40,000,000	4.2	4.433	120	0	2.09		10.0	9.4	47.6	47.6
Illinois	4	37,060,869	3.9	4.712	113	308	1.74		10.1	9.6	61.1	53.7
Alabama	1	33,864,000	3.6	4.315	117	0	2.01		9.3	8.8	60.2	60.2
Virginia	1	33,644,821	3.6	4.258	57	357	2.89		17.1	16.3	32.0	29.7
Michigan	5	20,782,387	2.2	4.427	119	239	2.10		13.3	11.9	54.8	47.6
Washington	2	20,168,720	2.1	4.808	119	359	1.70		11.7	10.7	56.6	48.1
Tennessee	3	19,194,076	2.0	4.872	117	357	1.87		12.1	11.4	49.4	42.4
Idaho	1	16,225,000	1.7	5.110	119	360	1.79		13.0	11.7	59.9	54.3
South Carolina	1	12,657,537	1.3	5.323	119	359	1.82		13.5	12.1	67.7	56.3
Arizona	2	11,090,000	1.2	4.506	114	0	2.16		10.2	9.9	57.4	57.4
Texas	3	10,410,506	1.1	5.127	119	359	1.88		12.2	11.3	66.6	59.0
Oregon	3	10,000,000	1.1	4.909	119	0	2.18		11.2	10.8	44.5	44.5
Wisconsin	1	7,626,000	0.8	4.320	119	0	2.12		9.6	9.3	59.1	59.1
New Jersey	3	7,480,671	0.8	4.751	118	357	1.99		11.7	10.8	67.1	60.6
Colorado	1	5,750,000	0.6	5.040	119	0	2.07		12.0	10.6	63.2	63.2
Indiana	1	4,749,200	0.5	4.320	119	0	2.12		9.6	9.3	59.1	59.1
Maryland	1	3,300,000	0.3	4.880	119	0	2.68		14.1	13.3	36.9	36.9
Total/Weighted Average:	80	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
998,813 - 1,000,000	2	$1,997,627	0.2%	4.520%	119	359	8.23	x	51.1%	50.3%	6.1%	5.0%
1,000,001 - 2,000,000	9	14,940,293	1.6	4.625	118	370	6.84		42.1	41.2	28.4	25.3
2,000,001 - 3,000,000	11	28,854,380	3.1	4.857	112	350	4.64		28.5	28.0	37.0	32.6
3,000,001 - 4,000,000	6	21,729,175	2.3	4.691	116	384	2.97		17.6	16.9	42.0	37.6
4,000,001 - 5,000,000	2	9,250,000	1.0	4.946	119	0	1.97		10.5	9.8	48.6	48.6
5,000,001 - 7,000,000	3	17,244,906	1.8	5.131	118	359	2.04		12.4	11.3	61.1	57.5
7,000,001 - 8,000,000	2	15,073,092	1.6	4.506	112	417	4.49		25.3	24.2	41.6	35.4
8,000,001 - 9,000,000	1	8,229,187	0.9	4.280	119	239	1.97		17.6	14.7	47.0	28.8
9,000,001 - 10,000,000	3	29,343,691	3.1	4.685	119	360	2.35		14.4	13.6	46.3	41.9
10,000,001 - 15,000,000	5	64,890,486	6.9	4.900	118	346	2.43		16.8	15.9	50.8	42.0
15,000,001 - 20,000,000	3	52,099,261	5.5	5.023	119	341	1.56		10.9	10.3	62.1	53.6
20,000,001 - 30,000,000	3	68,921,433	7.3	4.745	117	357	1.96		9.9	9.5	57.8	53.6
30,000,001 - 50,000,000	9	367,616,421	38.9	4.751	107	357	2.00		10.6	9.9	56.7	56.5
50,000,001 - 80,000,000	1	65,000,000	6.9	3.585	72	75	1.00		18.4	18.4	59.5	2.1
80,000,001 - 90,000,000	1	85,000,000	9.0	4.315	117	0	2.01		9.3	8.8	60.2	60.2
90,000,001 - 94,000,000	1	94,000,000	10.0	3.768	118	0	3.00		11.6	11.5	50.5	50.5
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

A-2-2

BANK 2018-BNK13

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.00 - 1.20	1	$65,000,000	6.9%	3.585%	72	75	1.00	x	18.4%	18.4%	59.5%	2.1%
1.21 - 1.30	1	24,921,433	2.6	5.280	117	357	1.28		9.4	8.6	69.8	58.1
1.31 - 1.40	1	37,500,000	4.0	5.430	120	0	1.32		7.8	7.2	60.5	60.5
1.41 - 1.50	3	37,764,261	4.0	4.992	119	333	1.46		10.0	9.7	63.5	53.6
1.51 - 1.75	9	176,040,679	18.6	4.900	117	332	1.61		8.5	8.3	60.2	59.1
1.76 - 2.00	8	78,966,581	8.4	4.968	117	346	1.85		13.6	12.2	59.9	49.9
2.01 - 2.25	11	217,331,600	23.0	4.481	118	360	2.07		10.1	9.6	56.5	55.9
2.26 - 2.50	4	86,775,000	9.2	4.924	90	0	2.45		14.1	12.2	61.8	61.8
2.51 - 2.75	1	3,300,000	0.3	4.880	119	0	2.68		14.1	13.3	36.9	36.9
2.76 - 3.00	3	130,840,466	13.9	3.912	102	367	2.97		13.1	12.8	45.3	44.7
3.01 - 29.64	20	85,749,933	9.1	4.217	118	367	5.37		30.9	30.4	24.4	21.7
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.8 - 8.0	2	$78,450,000	8.3%	5.034%	119	0	1.49	x	7.9%	7.5%	65.5%	65.5%
8.1 - 9.0	3	112,000,000	11.9	4.949	118	0	1.60		8.2	8.0	57.8	57.8
9.1 - 10.0	8	228,983,033	24.3	4.543	118	358	1.91		9.5	9.1	58.5	56.7
10.1 - 11.0	3	32,712,981	3.5	4.885	119	322	1.62		10.6	10.2	58.0	46.9
11.1 - 12.0	9	141,457,408	15.0	3.996	116	359	2.85		11.6	11.4	49.5	49.3
12.1 - 13.0	5	82,742,279	8.8	4.598	117	358	2.17		12.5	11.2	60.0	56.2
13.1 - 14.0	4	29,275,208	3.1	5.101	119	359	1.89		13.4	12.0	65.1	56.1
14.1 - 15.0	3	11,649,458	1.2	5.202	119	297	2.03		14.5	13.5	52.6	41.9
15.1 - 16.0	1	13,100,000	1.4	5.145	119	360	2.07		15.2	13.6	67.9	58.9
16.1 - 17.0	2	43,195,645	4.6	5.520	62	478	2.46		16.2	13.9	59.3	59.0
17.1 - 18.0	2	41,874,008	4.4	4.262	69	334	2.71		17.2	16.0	34.9	29.5
18.1 - 20.0	1	65,000,000	6.9	3.585	72	75	1.00		18.4	18.4	59.5	2.1
20.1 - 163.8	19	63,749,933	6.8	4.393	119	367	6.14		37.5	36.8	19.2	15.5
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.2 - 8.0	4	$168,450,000	17.8%	4.959%	119	0	1.55	x	8.0%	7.7%	60.8%	60.8%
8.1 - 9.0	4	136,171,433	14.4	4.652	117	357	1.79		9.2	8.7	62.2	60.0
9.1 - 10.0	6	125,050,320	13.2	4.561	119	360	1.95		9.8	9.5	54.9	53.2
10.1 - 11.0	8	84,734,261	9.0	4.600	118	308	2.16		11.6	10.6	59.7	56.3
11.1 - 12.0	8	156,925,611	16.6	4.085	116	359	2.71		11.9	11.5	51.7	50.1
12.1 - 13.0	5	39,784,191	4.2	5.151	118	358	1.91		13.4	12.3	60.9	51.1
13.1 - 14.0	3	56,400,000	6.0	5.452	76	360	2.35		15.8	13.7	61.4	59.3
14.1 - 15.0	2	11,083,739	1.2	4.432	119	224	1.86		16.9	14.7	44.7	25.5
15.1 - 16.0	1	3,195,645	0.3	4.520	118	478	2.91		16.2	15.8	34.4	30.8
16.1 - 18.0	1	33,644,821	3.6	4.258	57	357	2.89		17.1	16.3	32.0	29.7
18.1 - 19.0	1	65,000,000	6.9	3.585	72	75	1.00		18.4	18.4	59.5	2.1
19.1 - 20.0	1	9,413,691	1.0	4.470	119	359	3.25		20.3	19.7	33.1	26.8
20.1 - 160.9	18	54,336,241	5.8	4.379	118	368	6.65		40.5	39.8	16.8	13.5
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

A-2-3

BANK 2018-BNK13

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
2.7 - 20.0	14	$42,178,479	4.5%	4.388%	118	357	7.39	x	45.3%	44.6%	13.4%	10.5%
20.1 - 30.0	2	7,460,859	0.8	4.360	118	358	4.07		25.0	24.4	24.2	19.5
30.1 - 35.0	4	48,952,355	5.2	4.318	76	372	3.02		17.9	17.2	32.5	29.3
35.1 - 40.0	4	30,153,258	3.2	3.991	117	303	3.01		13.1	12.9	38.9	36.6
40.1 - 45.0	2	7,800,000	0.8	4.909	119	0	2.16		11.1	10.7	43.6	43.6
45.1 - 50.0	5	75,373,263	8.0	4.561	119	315	2.03		11.4	10.6	47.4	43.7
50.1 - 55.0	6	168,448,720	17.8	4.262	117	359	2.42		10.4	10.3	52.0	51.4
55.1 - 60.0	6	177,674,008	18.8	4.302	101	163	1.54		13.0	12.7	59.5	37.5
60.1 - 65.0	10	272,899,261	28.9	4.834	109	332	1.94		10.7	9.8	61.4	60.1
65.1 - 70.0	7	101,763,877	10.8	5.038	118	358	1.64		10.4	9.7	69.3	62.9
70.1 - 74.8	2	11,485,874	1.2	4.928	109	357	1.82		13.0	11.6	72.3	60.6
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
2.0 - 25.0	18	$117,493,889	12.4%	3.954%	93	197	3.50	x	28.4%	28.1%	40.2%	6.5%
25.1 - 30.0	3	51,287,699	5.4	4.300	78	338	2.81		17.8	16.7	34.6	29.0
30.1 - 35.0	3	7,892,549	0.8	4.406	119	479	3.61		19.7	19.2	35.1	31.3
35.1 - 40.0	3	40,244,076	4.3	4.224	117	357	2.65		12.4	12.0	42.5	39.2
40.1 - 45.0	3	18,038,720	1.9	4.876	119	359	1.83		10.6	10.3	49.8	44.2
45.1 - 50.0	4	68,674,261	7.3	4.622	120	299	1.93		10.2	9.7	51.0	47.2
50.1 - 55.0	8	187,362,408	19.8	4.355	117	360	2.37		10.8	10.5	53.0	52.1
55.1 - 60.0	9	169,518,680	18.0	4.895	118	359	1.74		10.2	9.6	63.8	58.9
60.1 - 65.0	10	242,727,671	25.7	4.820	108	358	2.01		10.9	9.8	61.4	61.1
65.1 - 70.0	1	40,950,000	4.3	4.672	119	0	1.64		8.0	7.8	70.0	70.0
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
3.585 - 3.750	2	$87,000,000	9.2%	3.616%	83	75	1.54	x	16.7%	16.7%	54.5%	11.6%
3.751 - 4.000	1	94,000,000	10.0	3.768	118	0	3.00		11.6	11.5	50.5	50.5
4.001 - 4.250	3	53,120,155	5.6	4.239	118	439	3.26		16.7	15.4	52.5	52.0
4.251 - 4.500	16	251,826,298	26.7	4.341	110	343	2.74		15.0	14.3	47.5	45.9
4.501 - 4.750	8	55,344,732	5.9	4.637	119	379	3.06		17.3	17.0	56.4	55.7
4.751 - 5.000	16	189,624,812	20.1	4.874	117	334	1.74		9.9	9.5	55.0	51.2
5.001 - 5.250	9	86,952,671	9.2	5.116	119	360	1.74		11.3	10.5	63.8	59.5
5.251 - 5.500	4	77,828,971	8.2	5.362	119	358	1.40		9.4	8.6	64.9	59.0
5.501 - 5.750	2	45,494,906	4.8	5.596	65	359	2.35		16.0	13.7	62.3	60.9
5.751 - 5.840	1	2,997,408	0.3	5.840	59	359	1.59		11.6	11.3	58.8	54.9
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

A-2-4

BANK 2018-BNK13

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
Original Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
60	3	$76,642,229	8.1%	5.020%	58	357	2.59	x	16.4%	14.8%	48.3%	47.2%
72	1	65,000,000	6.9	3.585	72	75	1.00		18.4	18.4	59.5	2.1
120	58	802,547,724	85.0	4.591	118	352	2.35		12.5	12.0	54.6	52.1
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
57 - 60	3	$76,642,229	8.1%	5.020%	58	357	2.59	x	16.4%	14.8%	48.3%	47.2%
61 - 84	1	65,000,000	6.9	3.585	72	75	1.00		18.4	18.4	59.5	2.1
85 - 120	58	802,547,724	85.0	4.591	118	352	2.35		12.5	12.0	54.6	52.1
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Mortgage Loans by Original Amortization Term

				Weighted Average
Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	23	$605,006,600	64.1%	4.555%	114	0	2.14	x	10.2%	9.7%	56.7%	56.7%
75	1	65,000,000	6.9	3.585	72	75	1.00		18.4	18.4	59.5	2.1
180	2	4,144,659	0.4	4.792	119	179	3.14		29.9	29.4	27.6	11.7
240	1	8,229,187	0.9	4.280	119	239	1.97		17.6	14.7	47.0	28.8
300	2	30,424,415	3.2	4.682	119	299	2.85		19.8	19.1	42.9	31.9
360	28	214,918,374	22.8	4.861	107	358	2.58		16.8	16.0	51.3	44.3
480	5	16,466,718	1.7	4.318	119	479	7.12		38.4	37.6	22.2	19.8
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	23	$605,006,600	64.1%	4.555%	114	0	2.14	x	10.2%	9.7%	56.7%	56.7%
75 - 120	1	65,000,000	6.9	3.585	72	75	1.00		18.4	18.4	59.5	2.1
121 - 180	2	4,144,659	0.4	4.792	119	179	3.14		29.9	29.4	27.6	11.7
181 - 240	1	8,229,187	0.9	4.280	119	239	1.97		17.6	14.7	47.0	28.8
241 - 300	2	30,424,415	3.2	4.682	119	299	2.85		19.8	19.1	42.9	31.9
301 - 420	28	214,918,374	22.8	4.861	107	358	2.58		16.8	16.0	51.3	44.3
421 - 479	5	16,466,718	1.7	4.318	119	479	7.12		38.4	37.6	22.2	19.8
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

(1) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-5

BANK 2018-BNK13

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Interest-only, Balloon	21	$542,056,600	57.4%	4.581%	114	0	2.14	x	10.4%	9.8%	56.4%	56.4%
Amortizing Balloon	31	203,215,150	21.5	4.708	107	350	3.27		20.9	20.1	42.6	34.7
Interest-only, Amortizing Balloon	7	70,968,203	7.5	5.024	117	360	1.74		12.3	11.3	64.0	57.0
Self-Amortizing	1	65,000,000	6.9	3.585	72	75	1.00		18.4	18.4	59.5	2.1
Interest-only, ARD	2	62,950,000	6.7	4.335	118	0	2.16		9.3	9.2	59.4	59.4
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Mortgage Loans by Loan Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	51	$634,178,145	67.2%	4.727%	111	351	2.41	x	13.7%	12.9%	52.0%	49.5%
Acquisition	11	310,011,808	32.8	4.208	109	213	2.02		12.4	12.1	59.3	45.7
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Hard/Springing Cash Management	13	$467,145,442	49.5%	4.400%	114	358	2.23	x	10.8%	10.2%	55.6%	54.6%
Hard/Upfront Cash Management	6	186,454,906	19.7	4.316	101	97	1.60		12.4	12.3	56.0	35.6
Springing	18	171,786,805	18.2	5.029	118	342	1.69		11.2	10.3	61.5	54.4
None	23	74,990,129	7.9	4.457	119	364	5.56		34.1	33.4	22.6	18.3
Soft/Upfront Cash Management	2	43,812,671	4.6	5.562	63	357	2.37		16.0	13.7	62.5	61.4
Total/Weighted Average:	62	$944,189,953	100.0%	4.557%	110	299	2.28	x	13.3%	12.6%	54.4%	48.3%

A-2-6

BANK 2018-BNK13

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	43	$608,526,214	64.4%	45	$655,447,648	69.4%	17	$288,742,305	30.6%
Insurance Escrow	19	$330,847,694	35.0%	18	$265,847,694	28.2%	44	$678,342,259	71.8%
Replacement Reserve	9	$134,601,600	14.3%	31	$450,494,216	47.7%	9	$339,778,560	36.0%
TI/LC Reserve(1)	13	$315,379,684	43.2%	11	$217,285,588	29.8%	12	$406,388,279	55.7%

(1) The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail and industrial properties.

A-2-7

BANK 2018-BNK13

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	August	August	August	August	August	August	August	August	August	August	August
Prepayment Restriction	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Locked Out	92.91%	92.92%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	62.79	62.41	62.00	58.01	57.37	57.43	57.51	57.85	0.00
Yield Maintenance	7.09	7.08	37.21	37.59	38.00	41.99	42.63	42.57	42.49	42.15	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$944.19	$931.00	$917.28	$902.76	$887.76	$798.38	$780.45	$775.56	$770.42	$754.64	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	98.60%	97.15%	95.61%	94.02%	84.56%	82.66%	82.14%	81.60%	79.92%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

1745 Broadway

A-3-2

1745 Broadway

9 WEST 57TH STREET
ONE57
220 CENTRAL PARK SOUTH
787 SEVENTH AVENUE
125 WEST 55TH STREET
CENTRAL PARK
888 SEVENTH AVENUE
CENTRAL PARK TOWER
1675 BROADWAY
HEARST TOWER
1745 BROADWAY
250 WEST 55TH STREET

A-3-3

1745 Broadway

Floor	Tenant	SF	Expiration
26	Mechanicals		
25	PDT Partners, LLC	26,745 SF	6/2020
24	PDT Partners, LLC	26,745 SF	6/2020
23	Penguin Random House, LLC	27,375 SF	6/2033
22	Penguin Random House, LLC	27,375 SF	6/2033
21	Penguin Random House, LLC	27,375 SF	6/2033
20	Bertelsmann, Inc.	27,375 SF	6/2033
19	Penguin Random House, LLC	27,375 SF	6/2033
18	Penguin Random House, LLC	27,375 SF	6/2033
17	Penguin Random House, LLC	27,113 SF	6/2033
16	Penguin Random House, LLC	25,900 SF	6/2033
15	Penguin Random House, LLC	26,352 SF	6/2033
14	Penguin Random House, LLC	26,366 SF	6/2033
13	Penguin Random House, LLC	26,366 SF	6/2033
12	Penguin Random House, LLC	26,366 SF	6/2033
11	Penguin Random House, LLC	26,366 SF	6/2033
10	Penguin Random House, LLC	26,366 SF	6/2033
9	Penguin Random House, LLC	26,366 SF	6/2033
8	Penguin Random House, LLC	26,366 SF	6/2033
7	Penguin Random House, LLC	26,366 SF	6/2033
6	Penguin Random House, LLC	29,301 SF	6/2033
5	Penguin Random House, LLC	37,371 SF	6/2033
4	Penguin Random House, LLC	37,371 SF	6/2033
3	Penguin Random House, LLC	37,301 SF	6/2033
2	Penguin Random House, LLC	35,138 SF	6/2033

Building

2020

2033

A-3-4

1745 Broadway

1745 Broadway
1745 Broadway
New York, NY 10019
Upper West Side
Upper East Side
CENTRAL PARK
MANHATTAN
Midtown
West Side
East Side
Theatre District
The Lake
Bethesda Fountain
Strawberry Fields
Sheep Meadow
The Mall
East Green
The Frick Collection
Heckscher Playground
Wollman Rink
The Dairy
Central Park Zoo
Hallet Nature Sanctuary
The Pond
Central Park South
Temple Emanu-El
Hunter College
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. School of Law
Fordham Univ. Lincoln Center Campus
John Jay College of Criminal Justice
Mt. Sinai Hospital West
Time Warner Ctr./ Shops at Columbus Ctr.
COLUMBUS CIRCLE
Museum of Arts & Design
Carnegie Hall
CitiSpire Center
Alvin Ailey American Dance Theater
CBS
The Ritz-Carlton New York
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Barneys New York
Fuller Building
Bergdorf Goodman, Louis Vuitton
The Peninsula New York
Museum of Modern Art
Lever House
399 Park
Park Avenue Plaza
Wells Fargo
Citigroup Center
The Paley Center for Media
666 Fifth Avenue
UBS
AXA Center
75 Rockefeller Plaza
45 Rockefeller Plaza
Radio City Music Hall
Time-Life Building
St. Patrick's Cathedral
Mutual of Omaha
345 Park
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
Barclays
Exxon Building
GE Building
Rockefeller Plaza
Tower 49
McGraw-Hill
News Corp. Building
JPMorgan Chase Tower
245 Park Avenue
Gershwin Theatre
Paramount Plaza
One Worldwide Plaza
Morgan Stanley Global HQ
Marquis Theatre
Imperial Theatre
Shubert Theatre
Viacom Intl.
Lyceum Theatre
TIMES SQUARE
Minskoff Theatre
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
MetLife Building
450 Lexington Avenue
Grand Central Terminal (Metro North)
Chrysler Building
Bryant Park
New York Public Library
Lefcourt Manhattan Bldg.
New York Times Building
HSBC Bank Tower
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
W. 73rd St.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 40th St.
E. 39th St.
72ND ST/ BROADWAY
72ND ST
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
57TH ST/ 7TH AVE
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
5TH AVE/ 59TH ST
68TH ST/ HUNTER COLLEGE
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
50TH ST
49TH ST
47-50 STS/ ROCKEFELLER CTR.
TIMES SQ.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL 42ND ST
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
QUEENS
Astoria
Union City
Greenpoint
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park

A-3-5

No. 1 – 1745 Broadway

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$94,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$94,000,000			Location:	New York, NY
% of Initial Pool Balance:	9.96%			Size:	684,515 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$466.02
Borrower Name:	1745 Broadway Owner, LLC			Year Built/Renovated:	2003/NAP
Borrower Sponsor:	QSuper Board as trustee for QSuper			Title Vesting(3):	Leasehold
Mortgage Rate:	3.7680%			Property Manager:	Cushman & Wakefield U.S., Inc.
Note Date:	May 24, 2018			4th Most Recent Occupancy (As of):	100.0% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Maturity Date:	June 11, 2028			2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2018)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(26),GRTR 1% or YM or D(87),O(7)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(4):	NAV
Additional Debt(1):	Yes			Most Recent NOI(4):	NAV
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$60,711,276
				U/W Expenses:	$23,764,145
Escrows and Reserves(2):				U/W NOI:	$36,947,131
				U/W NCF:	$36,605,053
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	3.03x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	3.00x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.6%
Replacement Reserve	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.5%
TI/LC Reserve	$0	Springing	NAP	As-Is Appraised Value:	$632,000,000
Upfront TI/LC Reserve	$21,981,606	$0	NAP	As-Is Appraisal Valuation Date:	April 18, 2018
Rent Concession Reserve	$16,184,976	$0	NAP	Cut-off Date LTV Ratio(1):	50.5%
Ground Rent Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	50.5%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the 1745 Broadway Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Ground Lease” section.

(4)	Historical operating statements are not available, as the 1745 Broadway Property was recently acquired and such information was not provided by the seller.

The Mortgage Loan. The mortgage loan (the “1745 Broadway Mortgage Loan”) is part of a whole loan (the “1745 Broadway Whole Loan”) evidenced by eight pari passu notes secured by a first mortgage encumbering the leasehold interest in a 684,515 square foot office portion of a 52-story, LEED-certified, Class A tower located in New York, New York (the “1745 Broadway Property”). The 1745 Broadway Whole Loan was originated on May 24, 2018 by Wells Fargo Bank, National Association. The 1745 Broadway Whole Loan had an original principal balance of $319,000,000, has an outstanding principal balance as of the Cut-off Date of $319,000,000 and accrues interest at an interest rate of 3.7680% per annum. The 1745 Broadway Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the loan term. The 1745 Broadway Whole Loan matures on June 11, 2028.

The non-controlling Notes A-5 and A-6, which will be contributed to the BANK-2018-BNK13 securitization trust, had an original aggregate principal balance of $94,000,000 and have an outstanding aggregate principal balance as of the Cut-off Date of $94,000,000. The controlling Note A-1 and the non-controlling Notes A-2, A-3 and A-4 had an aggregate original principal balance of $175,000,000 and were contributed to the WFCM 2018-1745 securitization trust. The remaining non-controlling Notes A-7 and A-8, which had an aggregate original principal balance of $50,000,000, are currently held by Wells Fargo Bank, National Association and are expected to be contributed to future securitization trusts. The mortgage loans evidenced by Notes A-1, A-2, A-3, A-4, A-7 and A-8 are collectively referred to herein as the “1745 Broadway Companion Loans”. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-6

1745 Broadway

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$50,000,000	WFCM 2018-1745	Yes
A-2	$50,000,000	WFCM 2018-1745	No
A-3	$50,000,000	WFCM 2018-1745	No
A-4	$25,000,000	WFCM 2018-1745	No
A-5	$50,000,000	BANK 2018-BNK13	No
A-6	$44,000,000	BANK 2018-BNK13	No
A-7	$30,000,000	Wells Fargo Bank, National Association	No
A-8	$20,000,000	Wells Fargo Bank, National Association	No
Total	$319,000,000

At any time after the earlier of (i) June 11, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 1745 Broadway Whole Loan to be securitized, the borrower has the right to either (a) defease the 1745 Broadway Whole Loan in whole, but not in part, or (b) prepay the 1745 Broadway Whole Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. No prepayment premium shall apply on or after December 11, 2027. The assumed lockout period of 26 payments is based on the closing date of this transaction in August 2018.

Sources and Uses

Sources			Uses
Original loan amount	$319,000,000	50.0%	Purchase price	$633,000,000	99.2%
Borrower sponsor’s new cash equity	318,950,998	50.0	Seller Credit	(37,885,153)(1)	(5.9)
			Upfront reserves	38,166,582	6.0
			Closing costs	4,669,569	0.7
Total Sources	$637,950,998	100.0%	Total Uses	$637,950,998	100.0%

(1)	The Seller Credit represents unfunded tenant improvements and free rent periods at the time of the borrower sponsor’s acquisition.

The Property. The 1745 Broadway Property is a 684,515 square foot, 25-story, LEED-certified, Class A office portion of a 52-story mixed-use tower (the “1745 Broadway Tower”) located in New York, New York, occupying the entire block front between West 55th and West 56th Streets. Constructed in 2003 and situated on a 0.7-acre site, the 1745 Broadway Property is part of a larger tower that also contains residential and retail components (which do not serve as collateral for the 1745 Broadway Whole Loan), which each have dedicated entrances and mechanical systems. As of July 1, 2018, the 1745 Broadway Property was 100.0% occupied by three tenants. Approximately 92.2% of the net rentable area and 90.8% of underwritten base rent at the 1745 Broadway Property is attributed to investment grade tenants.

The 1745 Broadway Property is situated on floors 2 through 25 of the 1745 Broadway Tower and has a dedicated lobby entrance on Broadway as well as various mechanical and storage areas in the subcellar, cellar and 26th floor mezzanines. Additional features include virtually column-free floorplates for large-format single users, 13-foot standard slab-to-slab ceiling heights, floor-to-ceiling windows and approximately 8,500 square feet of useable outdoor terrace space across multiple floors. The non-collateral retail component of the 1745 Broadway Tower comprises 60,876 square feet of ground floor retail space as well as below-grade parking for 124 vehicles and dedicated vehicular/freight elevators. The non-collateral residential component of the 1745 Broadway Tower consists of 111 luxury condominium units known as Park Imperial condominiums with recent average sale prices of approximately $3,000 per square foot. The entrance and lobby for the residential component are situated along West 56th Street.

Since its completion in 2003, the 1745 Broadway Property has served as the global headquarters for Penguin Random House, LLC (“PRH”) or its predecessor. PRH is the largest tenant at the 1745 Broadway Property and accounts for 88.2% of the net rentable area and 86.5% of the underwritten base rent with a June 2033 lease expiration. PRH was formed in 2013 when Random House merged with The Penguin Group, creating the largest consumer book publisher in the world. PRH is the fifth largest book publisher globally, and is majority owned by the German media conglomerate Bertelsmann SE & Co. KGaA (rated BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P), which is publicly traded on the Frankfurt Stock Exchange and guarantees PRH’s lease at the 1745 Broadway Property. PRH comprises approximately 250 editorially independent individual publishers on six continents that together publish approximately 15,000 new books each year. PRH is expected to consolidate certain New York City operations to the 1745 Broadway Property, including legacy locations (345 and 375 Hudson Street) from prior to its 2013 merger with Random House. By 2019, PRH anticipates employing approximately 2,400 employees at the 1745 Broadway Property. PRH executed a 15-year lease renewal in August 2016 that commenced July 1, 2018.

The second largest tenant at the 1745 Broadway Property is PDT Partners, LLC (“PDT Partners”), which accounts for 7.8% of the net rentable area and 9.2% of underwritten base rent with a June 2020 lease expiration. PDT Partners is a global asset management firm with more than $4.0 billion of assets under management. Founded by Peter Muller in 1993 as a quantitative proprietary trading group within Morgan Stanley, PDT Partners became an independent investment manager in 2013. PDT Partners has approximately 150 investment professionals with offices in New York and London. PDT Partners has been a tenant at the 1745 Broadway Property since October 2011.

A-3-7

1745 Broadway

The third largest tenant at the 1745 Broadway Property is Bertelsmann, Inc. (“Bertelsmann”), which is the parent company of PRH. Founded in 1835, Bertelsmann is a media conglomerate employing approximately 119,000 people globally. Bertelsmann’s principal subsidiaries include the RTL Group (a European television broadcaster operating in 30 countries) and PRH. In addition, Bertelsmann owns magazine publisher Gruner + Jahr, services unit Arvato, the music business BMG, Bertelsmann Printing Group, Bertelsmann Education Group and Bertelsmann Investments (an international network of funds). Bertelsmann’s lease is fully guaranteed by investment grade-rated Bertelsmann SE & Co. KGaA. Bertelsmann executed a 15-year lease renewal in August 2016 that commenced July 1, 2018.

Condominium Regime. The 1745 Broadway Property and the retail component of the 1745 Broadway Tower, together, are known as The Random House Condominium. The 1745 Broadway Property has a 92.5% undivided interest in the common elements of The Random House Condominium, with the remaining 7.5% interest owned by the owners of the retail component. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The following table presents certain information relating to the tenancy at the 1745 Broadway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Penguin Random House, LLC (“PRH”)	BBB+/Baa1/BBB+	603,650	88.2%	$78.15(2)(3)	$47,172,630(2)(3)	86.5%	6/30/2033(4)(5)
PDT Partners, LLC	NR/NR/NR	53,490	7.8%	$94.00(6)	$5,028,060	9.2%	6/30/2020(7)
Bertelsmann, Inc.	BBB+/Baa1/BBB+	27,375	4.0%	$85.00(8)(9)	$2,326,875(8)(9)	4.3%	6/30/2033(10)
Total Major Tenant		684,515	100.0%	$79.66	$54,527,565	100.0%

Vacant Space		0	0.0%

Collateral Total		684,515	100.0%

(1)	The ratings shown are for Bertelsmann SE & Co. KGaA, which guarantees the PRH and Bertelsmann leases.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown represent PRH’s current contractual rental rate. Commencing on July 1, 2023, PRH’s annual base rent will increase to $51,191,299 ($84.80 per square foot) and commencing on July 1, 2028, PRH’s annual base rent will increase to $54,589,325 ($90.43 per square foot). The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for PRH and Bertelsmann (see “Cash Flow Analysis” section).

(3)	PRH is currently in a full rent abatement period through April 2019 for only the leased premises on floors 16-19 and 21-23 (such abatement accounting for 36.2% of the tenant’s underwritten base rent). All remaining rent credits and abatements were reserved at the origination of the 1745 Broadway Whole Loan (see “Escrows” section).

(4)	PRH has one 5-year renewal option, with 24 months’ notice, at the fair market rental rate.

(5)	PRH has a one-time right to contract its leased premises by the entire rentable area of the 23rd floor (27,375 rentable square feet; 4.5% of the tenant’s total net rentable area) effective June 30, 2023. With respect to the contraction option, PRH is required to provide 12 months’ notice, not be in default under its lease at the time of notice and pay a contraction fee of $1,002,746.

(6)	Annual U/W Base Rent PSF and Annual U/W Base Rent include the $213,960 contractual rent step for PDT Partners in July 2019.

(7)	PDT Partners has one 1-year renewal option, with 10 months’ notice, at the base rental rate of $98.00 per square foot.

(8)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown represent Bertelsmann’s current contractual rental rate. Commencing on July 1, 2023, Bertelsmann’s annual base rent will increase to $2,518,500 ($92.00 per square foot) and commencing on July 1, 2028, Bertelsmann’s annual base rent will increase to $2,710,125 ($99.00 per square foot). The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for PRH and Bertelsmann (see “Cash Flow Analysis” section).

(9)	Bertelsmann is currently in a full rent abatement period through April 2019. All remaining rent credits and abatements were reserved at the origination of the 1745 Broadway Whole Loan (see “Escrows” section).

(10)	Bertelsmann has one 5-year renewal option, with 24 months’ notice, at the fair market rental rate.

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1745 Broadway

The following table presents certain information relating to the lease rollover schedule at the 1745 Broadway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	1	53,490	7.8%	53,490	7.8%	$5,028,060	9.2%	$94.00
2021	0	0	0.0%	53,490	7.8%	$0	0.0%	$0.00
2022	0	0	0.0%	53,490	7.8%	$0	0.0%	$0.00
2023	0	0	0.0%	53,490	7.8%	$0	0.0%	$0.00
2024	0	0	0.0%	53,490	7.8%	$0	0.0%	$0.00
2025	0	0	0.0%	53,490	7.8%	$0	0.0%	$0.00
2026	0	0	0.0%	53,490	7.8%	$0	0.0%	$0.00
2027	0	0	0.0%	53,490	7.8%	$0	0.0%	$0.00
2028	0	0	0.0%	53,490	7.8%	$0	0.0%	$0.00
Thereafter	2	631,025	92.2%	684,515	100.0%	$49,499,505	90.8%	$78.44
Vacant	0	0	0.0%	684,515	100.0%	$0	0.0%	$0.00
Total/Weighted Average	3	684,515	100.0%			$54,527,565	100.0%	$79.66
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 1745 Broadway Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	7/1/2018(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from tenant leases.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 1745 Broadway Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$54,527,565	89.8%	$79.66
Rent Average Benefit(2)	4,003,413	6.6	5.85
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	2,863,730	4.7	4.18
Other Income	103,000	0.2	0.15
Less Vacancy & Credit Loss	(786,432)(3)	(1.3)	(1.15)
Effective Gross Income	$60,711,276	100.0%	$88.69

Total Operating Expenses	$23,764,145	39.1%	$34.72

Net Operating Income	$36,947,131	60.9%	$53.98
TI/LC	205,175	0.3	0.30
Capital Expenditures	136,903	0.2	0.20
Net Cash Flow	$36,605,053	60.3%	$53.48

NOI DSCR(4)	3.03x
NCF DSCR(4)	3.00x
NOI DY(4)	11.6%
NCF DY(4)	11.5%

(1)	Historical operating statements are not available, as the 1745 Broadway Property was recently acquired and such information was not provided by the seller.
(2)	Represents straight-line rent averaging for PRH and Bertelsmann over the respective remaining lease terms (see “Major Tenants” table).
(3)	The underwritten economic vacancy is 1.3%. The 1745 Broadway Property was 100.0% physically occupied as of July 1, 2018.
(4)	The debt service coverage ratios and debt yields are based on the 1745 Broadway Whole Loan.

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1745 Broadway

Appraisal. As of the appraisal valuation date of April 18, 2018, the 1745 Broadway Property had an “as-is” appraised value of $632,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 6, 2018, there was no evidence of any recognized environmental conditions at the 1745 Broadway Property.

Market Overview and Competition. The 1745 Broadway Property is located in New York, New York and occupies the entire block front between West 55th and West 56th Streets. The 1745 Broadway Property is located in the Midtown neighborhood of Manhattan, approximately three blocks south of Central Park and Columbus Circle, three blocks west of the Plaza District and The Museum of Modern Art, one block southwest of Carnegie Hall, one block southwest of the entrance for the N, Q and R subway lines and three blocks south of the entrance for the A, B, C and D subway lines. The 1745 Broadway Property is located approximately 1.1 miles northeast of Penn Station, 1.2 miles northwest of Grand Central Station, 0.4 miles northeast of Times Square, 0.7 miles northwest of Rockefeller Center, 7.3 miles southwest of LaGuardia Airport and 15.9 miles northwest of John F. Kennedy International Airport. According to a third party market research provider, the estimated 2018 population within a three- and five-mile radius of the 1745 Broadway Property was 1,299,418 and 2,639,587, respectively; and the estimated 2018 average household income within the same radii was $130,943 and $112,722, respectively.

Per the appraisal, the 1745 Broadway Property is located within the Midtown West office submarket. As of first quarter 2018, the submarket reported a total inventory of 41.3 million square feet with a 7.6% vacancy rate. The appraiser identified eight directly competitive office properties totaling approximately 6.8 million square feet with an average occupancy rate of 95.6% and direct asking rents ranging from $75.00 to $138.00 per square foot, gross. The appraiser concluded to a market rent at the 1745 Broadway Property of $83.37 per square foot, gross.

The following table presents certain information relating to comparable office leases for the 1745 Broadway Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1114 Avenue of the Americas New York, New York	1971/NAV	1,310,000	0.8 miles	Campari	January 2018/ 11.0 Yrs	64,648	$82.00	Gross
620 Eighth Avenue New York, New York	2007/NAV	1,500,000	0.8 miles	Liquidnet	January 2018/ 15.0 Yrs	139,510	$74.00	Gross
787 Seventh Avenue New York, New York	1985/NAV	1,429,610	0.3 miles	Sidley Austin	December 2017/ 15.0 Yrs	347,672	$84.00	Gross
40 West 57th Street New York, New York	1972/NAV	604,936	0.4 miles	Tocqueville Asset Management	November 2017/ 10.0 Yrs	25,000	$100.00	Gross
1633 Broadway New York, New York	1972/NAV	2,240,000	0.2 miles	Travel Leaders Group (aka TZell)	August 2017/ 15.0 Yrs	105,876	$75.50	Gross
1301 Avenue of the Americas New York, New York	1964/NAV	1,764,411	0.4 miles	Arent Fox	August 2017/ 15.0 Yrs	75,937	$84.00	Gross
4 Times Square New York, New York	1999/NAV	1,477,631	0.7 miles	HedgeServ Corporation	August 2017/ 10.0 Yrs	47,756	$79.00	Gross
1740 Broadway New York, New York	1950/NAV	413,704	0.1 miles	Regus	August 2017/ 10.0 Yrs	23,212	$74.00	Gross
55 Hudson Yards New York, New York	2018/NAV	1,434,100	1.7 miles	Silver Lake	June 2017/ 15.0 Yrs	61,024	$102.50	Gross
50 Hudson Yards New York, New York	2022/NAV	2,900,000	1.7 miles	BlackRock	May 2017/ 15.0 Yrs	847,000	$91.00	Net (Grossed Up)

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 1745 Broadway Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1745 Broadway Whole Loan.

The Borrower Sponsor. The borrower sponsor is QSuper Board as trustee for QSuper (“QSuper”), which was founded in 1912. Based in Brisbane, Australia, QSuper is a superannuation benefits fund with approximately AUD $95.2 billion in assets as of June 30, 2017. QSuper provides its services to employees of Queensland Government departments, authorities, and enterprises. QSuper invests in public equity, fixed income markets, cash and properties in Australia and around the globe.

Invesco is currently acting as investment advisor on behalf of QSuper. Invesco is an independent investment management firm, managing more than $934.2 billion in assets on behalf of clients worldwide as of March 31, 2018. Invesco has specialized investment teams managing investments across a comprehensive range of asset classes, investment styles and geographies. The company has

A-3-10

1745 Broadway

nearly 7,000 employees focused on client needs across the globe, including an on-the-ground presence in 25 countries. Invesco is listed on the New York Stock Exchange and is investment-grade rated (NYSE: IVZ US; rated A-/A by Fitch/S&P).

Escrows. The 1745 Broadway Whole Loan documents provide for upfront escrows in the amount of $16,184,976 for outstanding rent concessions related to PRH ($14,245,913) and Bertelsmann ($1,939,063), and $21,981,606 for upfront tenant improvements and leasing commissions (“TI/LCs”) related to PRH ($20,475,980) and Bertelsmann ($1,505,626).

The 1745 Broadway Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the 1745 Broadway Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The 1745 Broadway Whole Loan documents do not require ongoing monthly escrows for real estate taxes as long as (i) all taxes and other assessments are paid by the borrower prior to any late payment charges or delinquency, and upon request, the borrower promptly provides evidence thereof to the lender; and (ii) no Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section) has occurred or is continuing.

The 1745 Broadway Whole Loan documents do not require ongoing monthly escrows for replacement reserves, rollover reserves or ground lease reserves as long as no Cash Trap Event Period has occurred or is continuing.

Lockbox and Cash Management. The 1745 Broadway Whole Loan is structured with a hard lockbox and springing cash management, and the loan documents require that the borrower direct the tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds after applying funds to the required reserves deposits as described in the “Escrows” section, monthly debt service, approved operating expenses and other items as outlined in the loan documents, are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net operating income debt yield being less than or equal to 7.0% at the end of any calendar quarter;

(iii)	the occurrence of a PRH Trigger Period (as defined below);

(iv)	the property manager becoming insolvent or filing for bankruptcy, unless the property manager is replaced by a qualified property manager within 60 days and in accordance with the loan documents; or

(v)	the borrower becoming insolvent or filing for bankruptcy.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), (x) the net operating income debt yield being greater than 7.0% for two consecutive calendar quarters or (y) the borrower delivering to the lender a letter of credit or cash collateral for deposit in an amount (or face amount for a letter of credit) such that, if applied to reduce the principal balance of the loan on a dollar-for-dollar basis, will cause the net operating income debt yield to be equal to at least 7.0%;

●	with regard to clause (iii), a PRH Trigger Period Cure (as defined below); or

●	with regard to clause (iv), the date that (x) the property manager is replaced with a qualified property manager in accordance with the loan agreement or (y) such bankruptcy action is dismissed or discharged without any adverse consequences to the 1745 Broadway Property or the loan.

A “PRH Trigger Period” will commence upon the earlier of the following:

(i)	PRH defaulting under its lease beyond any applicable notice and cure period;

(ii)	PRH delivering notice of its intent to terminate its lease;

(iii)	PRH going dark in 50% or more of its space and Bertelsmann and/or Bertelsmann SE & Co. KGaA no longer having a rating of at least “BBB-” or its equivalent by (x) S&P and (y) either Moody’s, Fitch, DBRS, Kroll, Morningstar or any other nationally-recognized statistical rating agency which has been approved by lender (individually or collectively as the context may require, “Investment-Grade Rating”); or

(iv)	any bankruptcy or insolvency of PRH or Bertelsmann.

A “PRH Trigger Period Cure” will occur upon the following:

●	with regard to clauses (i) or (ii), (x) a Qualified Re-Leasing Event (as defined below) or (y) PRH having revoked or rescinded all termination or cancellation notices with respect to its lease and having re-affirmed its lease in writing as being in full force and effect as evidenced by an estoppel certificate reasonably acceptable to lender;

●	with regard to clause (iii), (x) a Qualified Re-Leasing Event or (y) PRH being in actual, physical possession of at least 50% of its space, actively using such premises for business purposes during customary business hours and not being dark in such space and/or Bertelsmann’s and/or Bertelsmann SE & Co. KGaA’s Investment-Grade Rating being reinstated; or

●	with regard to clause (iv), (x) a Qualified Re-Leasing Event or (y) PRH having assumed its lease in the related bankruptcy or insolvency proceedings.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants satisfactory to lender executing leases covering all of the space currently occupied by PRH in accordance with the loan documents with (i) such replacement tenants having unconditionally accepted the leased premises, taken actual, physical occupancy of such space and paying full unabated rent or any such abatement having been reserved and (ii) all TI/LCs or other similar landlord obligations having been paid or reserved.

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1745 Broadway

Property Management. The 1745 Broadway Property is managed by Cushman & Wakefield U.S., Inc.

Assumption. The borrower has the right to transfer the 1745 Broadway Property, provided that certain conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s receipt of an additional non-consolidation opinion which may be relied upon by lender, rating agencies and their respective counsel; (iii) either (x) the transferee is a Qualified Transferee (as defined below) or (y) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iv) the person who will manage the 1745 Broadway Property following a transfer must be a Qualified Manager (as defined below) and (v) if requested by the lender, rating agency confirmation from DBRS, Fitch, and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series BANK 2018-BNK13 Certificates and similar confirmations from each rating agency rating any securities backed by any of the 1745 Broadway Companion Loans with respect to the ratings of such securities.

“Qualified Transferee” means either (a) any person or its affiliate (provided such person owns, directly or indirectly, more than 50% of such affiliate) who (i) owns and operates office properties with similar scope, class and use and similar or greater size and value as the 1745 Broadway Property and located in central business districts of major urban centers of the United States totaling at least in the aggregate 2,500,000 square feet of gross leasable area (exclusive of the 1745 Broadway Property), (ii) has total assets in excess of $1,500,000,000 and (iii) has a net worth in excess of $750,000,000; or (b) any person with regard to which lender will have received a rating agency confirmation. In no event, however, will a person be deemed to be a Qualified Transferee if such person (A) is an embargoed person, (B) is or has during the previous seven years been the subject of a bankruptcy action or (C) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

“Qualified Manager” means either (a) Cushman & Wakefield U.S., Inc., together with its affiliates; (b) a reputable and experienced professional management organization which (x) is not subject to a bankruptcy, insolvency or similar proceeding, and (y) manages, together with its affiliates, office properties with similar size, scope, class, use and value as the 1745 Broadway Property and located in central business districts of major urban centers of the United States totaling at least in the aggregate 2,500,000 square feet of gross leasable area (exclusive of the 1745 Broadway Property); or (c) a manager approved by the lender and for which the lender will have received a rating agency confirmation.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The 1745 Broadway Property is subject to a ground lease with AMSI Investors, Sheila Engel and 1741 Broadway Associates LP. The ground lease at the 1745 Broadway Property commenced December 14, 1999 and the initial term expires March 31, 2098. The ground lease has 10, five-year renewal options, with 36 months’ notice for the original term and 12 months’ notice for any subsequent extension, at the fair market rental rate. The borrower is currently obligated to pay ground rent at the rate of $2,566,449 per year ($3.75 per square foot), with approximately 1.8% average annual rent increases during the initial term. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The 1745 Broadway Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 1745 Broadway Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

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A-3-13

GRIFFIN PORTFOLIO II

3M

3M Distribution Facility

amazon
fulfillment

Amazon.com Sortable Fulfillment Center

igt

IGT North American Gaming & Interactive Headquarters

Southern Company Services Headquarters

A-3-14

GRIFFIN PORTFOLIO II

Adamsville
East Birmingham
Irondale
Downtown
BIRMINGHAM
Mountain Brook
West End Manor
Brighton
JEFFERSON COUNTY
Homewood
Vestavia Hills
Lipscomb
Hoover
Bessemer
Indian Springs Village
SHELBY COUNTY
Oak Mountain State Park
Chelsea
Helena
Pelham

Westerville
Alexandria
New Albany
COLUMBUS
Gahanna
LICKING COUNTY
Pataskala
Kirkersville
Bexley
Whitehall
Reynoldsburg
Etna
FRANKLIN COUNTY
Blacklick Estates
Pickerington
Groveport
FAIRFIELD COUNTY
Baltimore
Grove City
Canal Winchester
Lithopolis
PICKAWAY CO.

Griffin Portfolio II	
1 Southern Company Services Headquarters	Birmingham, AL
2 Amazon.com Sortable Fulfillment Center	Pataskala, OH
3 IGT North American Gaming & Interactive Headquarters	Las Vegas, NV
4 3M Distribution Facility	DeKalb, IL

Summerlin
South Summerlin
LAS VEGAS
Spring Valley
CLARK COUNTY
Enterprise

Beloit
WISCONSIN
Pleasant Prairie
Antioch
Zion
Harvard
Fox Lake
Gurnee
Waukegan
Machesney Park
Loves Park
McHenry
North Chicago
ROCKFORD
Woodstock
Mundelein
Belvidere
Marengo
Crystal Lake
Lake Zurich
Lake Michigan
Highland Park
Algonquin
Palatine
Arlington Hts.
Genoa
ILLINOIS
ELGIN
Schaumburg
Evanston
Sycamore
St. Charles
Addison
Rochelle
De Kalb
Elmhurst
Wheaton
N. Aurora
CHICAGO
AURORA
Lisle
NAPERVILLE
Oak Lawn
Oswego
Bolingbrook
Lake Holiday
Orland Park
Yorkville
Plainfield
Mendota
JOLIET
Tinley Park
Chicago Hts.
Manhattan
Peru
Ottawa
Mokena

A-3-15

No. 2 – Griffin Portfolio II

Loan Information	Property Information
Mortgage Loan Seller:	Bank of America, National Association	Single Asset/Portfolio:	Portfolio
Property Type(5):	Various
Original Principal Balance(1):	$85,000,000	Specific Property Type(5):	Various
Cut-off Date Balance(1):	$85,000,000	Location(5):	Various
% of Initial Pool Balance:	9.00%	Size:	2,726,080 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per SF(1):	$91.71
Borrower Names(2):	Various	Year Built/Renovated(5):	Various
Borrower Sponsor:	Griffin Capital Company, LLC	Title Vesting:	Fee
Mortgage Rate:	4.3150%	Property Manager:	Griffin Capital Essential Asset Property Management II, LLC (borrower-related)
Note Date:	April 27, 2018	4th Most Recent Occupancy(6):	NAV
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy(6):	NAV
Maturity Date:	May 1, 2028	2nd Most Recent Occupancy(6):	NAV
IO Period:	120 months	Most Recent Occupancy (As of)(7):	100.0% (12/31/2017)
Loan Term (Original):	120 months	Current Occupancy (As of):	100.0% (8/1/2018)
Seasoning:	3 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon	Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24),GRTR 1% or YM(90),O(6)	4th Most Recent NOI (As of)(6):	NAV
Lockbox Type:	Hard/Springing Cash Management	3rd Most Recent NOI (As of)(6):	NAV
Additional Debt(1)(3):	Yes	2nd Most Recent NOI (As of)(6):	NAV
Additional Debt Type(1)(3):	Pari Passu	Most Recent NOI (As of)(8):	$15,300,404 (12/31/2017)

U/W Revenues:	$30,710,040
U/W Expenses:	$7,482,500
U/W NOI(8):	$23,227,540
U/W NCF:	$21,958,766
Escrows and Reserves(4):	U/W NOI DSCR(1):	2.12x
U/W NCF DSCR(1):	2.01x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.3%
Taxes	$90,000	$45,000	NAP	U/W NCF Debt Yield(1):	8.8%
Insurance	$0	Springing	NAP	As-Is Appraised Value(9):	$415,500,000
Replacement Reserve	$0	Springing	(4)	As-Is Appraisal Valuation Date(9):	Various
TI/LC Reserve	$0	Springing	(4)	Cut-off Date LTV Ratio(1)(9):	60.2%
Landlord Obligations Reserve	$1,900,229	$0	NAP	LTV Ratio at Maturity or ARD(1)(9):	60.2%

(1)	The Griffin Portfolio II Mortgage Loan (as defined below) is part of the Griffin Portfolio II Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $250,000,000. The Cut-off Date Balance per SF, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio II Whole Loan.

(2)	The borrowers are Griffin (Las Vegas Buffalo) Essential Asset REIT II, LLC, Griffin (DeKalb) Essential Asset REIT II, LLC, Griffin (Etna) Essential Asset REIT II, LLC and Griffin (Birmingham) Essential Asset REIT II, LLC.

(3)	See “The Mortgage Loan” section.

(4)	See “Escrows” section.

(5)	See “The Properties” section.

(6)	Historical information is not available prior to 2017, as the Griffin Portfolio II Properties were acquired between October and December 2016.

(7)	Most Recent Occupancy is reflective of the Griffin Portfolio II Properties being 100.0% leased. One of the four Griffin Portfolio II Properties, Southern Company Services Headquarters, is 100.0% leased, but has been undergoing an extensive renovation and phased-in physical occupancy since 2016.

(8)	2017 NOI is less than U/W NOI due primarily to the fact that Southern Company Services, Inc. has been paying rent only on its occupied space during its phased-in occupancy since 2016. The U/W NOI includes full rental payments for Southern Company Services, Inc. as under a master escrow agreement with the Southern Company Services Headquarters property’s seller, the seller is obligated through December 31, 2018 to provide to the borrowers all base rent and expense reimbursements to the extent not obligated to be paid by the tenant during its phased-in occupancy period, and Southern Company Services, Inc. is obligated to begin paying full rent beginning January 2019.

(9)	The appraiser provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000 over the aggregate “As Is” appraised values for the individual Griffin Portfolio II Properties. The aggregate “As Is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000, which results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 63.2% and 63.2%, respectively.

A-3-16

GRIFFIN PORTFOLIO II

The Mortgage Loan. The mortgage loan (the “Griffin Portfolio II Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio II Whole Loan”) that is evidenced by seven pari passu promissory notes secured by a portfolio of two single-tenant office properties and two single-tenant warehouse and distribution facilities located in four different states and totaling 2,726,080 square feet (the “Griffin Portfolio II Properties”). The Griffin Portfolio II Whole Loan was originated on April 27, 2018 by Bank of America, National Association and KeyBank National Association. The Griffin Portfolio II Whole Loan had an original principal balance of $250,000,000, has an outstanding principal balance as of the Cut-off Date of $250,000,000 and accrues interest at an interest rate of 4.3150% per annum. The Griffin Portfolio II Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest-only through its maturity date of May 1, 2028.

The Griffin Portfolio II Mortgage Loan, evidenced by the controlling Note A-1-1 and the non-controlling Note A-1-2-2 being contributed to the BANK 2018-BNK13 trust, had an original aggregate principal balance of $85,000,000 and has an outstanding aggregate principal balance as of the Cut-off Date of $85,000,000.

The non-controlling Notes A-2-2-2 and A-2-3 with an original aggregate principal balance of $25,000,000 were contributed to the UBS 2018-C11 trust. The non-controlling Notes A-1-2-1 and A-2-2-1, with an original aggregate principal balance of $80,000,000, were contributed to the MSC 2018-H3 trust. The non-controlling Note A-2-1, with an original principal balance of $60,000,000, is currently held by KeyBank National Association and is expected to be contributed to a future trust or trusts. The lender provides no assurances that the non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$80,000,000	BANK 2018-BNK13	Yes
A-1-2-1	$40,000,000	MSC 2018-H3	No
A-1-2-2	$5,000,000	BANK 2018-BNK13	No
A-2-1	$60,000,000	KeyBank National Association	No
A-2-2-1	$40,000,000	MSC 2018-H3	No
A-2-2-2	$5,000,000	UBS 2018-C11	No
A-2-3	$20,000,000	UBS 2018-C11	No
Total	$250,000,000

As early as June 1, 2020, the borrowers have the right to prepay the Griffin Portfolio II Whole Loan in whole through yield maintenance or the right to prepay the Griffin Portfolio II Whole Loan in part as described below under “Partial Release”. In addition, the Griffin Portfolio II Whole Loan is prepayable without penalty on or after November 1, 2027, in whole or in part.

Sources and Uses

Sources			Uses
Original loan amount(1)	$250,000,000	98.9%	Loan payoff(2)	$249,757,720	98.8%
Borrower equity	2,896,561	1.1	Reserves	1,990,229	0.8
			Closing costs	1,148,612	0.5
Total Sources	$252,896,561	100.0%	Total Uses	$252,896,561	100.0%

(1)	The Griffin Portfolio II Mortgage Loan is part of the Griffin Portfolio II Whole Loan, which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $250,000,000.

(2)	Proceeds from the Griffin Portfolio II Whole Loan were used primarily to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility. The borrower sponsor acquired the Griffin Portfolio II Properties in separate transactions in 2016 for an aggregate purchase price of $356,342,060.

A-3-17

GRIFFIN PORTFOLIO II

The Properties. The Griffin Portfolio II Properties are comprised of two single-tenant office properties and two single-tenant warehouse and distribution facilities located in Alabama, Ohio, Nevada and Illinois totaling 2,726,080 square feet.

The following table presents certain information relating to the Griffin Portfolio II Properties:

Griffin Portfolio II Property Summary

Property Name Address	Property Type	Year Built/ Renovated	SF	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Southern Company Services Headquarters 3525 & 3535 Colonnade Parkway Birmingham, AL	Office	1988/2018	669,438	$99,600,000	39.8%	$153,250,000	38.7%	$8,472,959	36.5%
Amazon.com Sortable Fulfillment Center 11999 National Road Pataskala, OH	Industrial	2016/NAP	856,254	$61,500,000	24.6%	$94,600,000	23.9%	$5,922,167	25.5%
IGT North American Gaming & Interactive Headquarters 6355 South Buffalo Drive Las Vegas, NV	Office	2007/NAP	222,268	$45,300,000	18.1%	$75,540,000	19.1%	$4,494,930	19.4%
3M Distribution Facility 1650 Macom Drive Dekalb, IL	Industrial	2016/NAP	978,120	$43,600,000	17.4%	$72,300,000	18.3%	$4,337,484	18.7%
Total			2,726,080	$250,000,000	100.0%	$415,500,000(1)	100.0%	$23,227,540	100.0%

(1)	The aggregate of the “As Is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000. The appraiser provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000.

The Griffin Portfolio II Properties are leased under long-term leases to credit-rated tenants from a range of industries that includes consumer services, retail, gaming and capital goods. All of the leases have built-in rental increases and none of the leases include any termination or contraction options. The office tenants use the properties as their corporate or regional headquarters and the industrial tenants occupy build-to-suit distribution centers.

Southern Company Services Headquarters (669,438 SF, 24.6% of SF, 39.8% ALA). The Southern Company Services Headquarters property is comprised of a nine-story office building and a seven-story office building, which total 669,438 square feet, that are fully leased by Southern Company Services, Inc. through March 17, 2044 and are utilized as the main regional offices for Southern Company Services, Inc. and an affiliate, Southern Nuclear. The lease provides for 2.0% annual rent escalations commencing January 1, 2019, and one ten-year renewal option at fair market rent followed by 2.0% annual rent escalations. The lease does not provide any termination or contraction options. The lease requires that Southern Company Services, Inc. maintain during its lease term an investment grade credit rating from either S&P, Moody’s, or Fitch or provide to the landlord (i) an annual, automatic renewal letter of credit from a bank rated at least A- in an amount equal to the lesser of (a) $55 million (equal to approximately 3.5 years of maximum base rent and operating expense obligations) or (b) the remaining base rent and operating expense obligations for the balance of the lease term or (ii) a guaranty from its parent, Southern Company, provided that Southern Company maintains an investment grade credit rating.

The Southern Company Services Headquarters property is located in Birmingham, Alabama, and was built in 1988 on a 19.8-acre site. Southern Company Services, Inc.’s lease commenced in March 2016, and the tenant is in the process of a renovation, including mechanical systems replacements, roof resealing, parking deck resurfacing, window replacement, updates to the elevators, lighting, HVAC, fire-life safety and ADA requirements, and complete interior refinishing and repurposing. Southern Company Services, Inc. received $40 million in tenant improvements and has contributed an additional $50 million to the renovation, with completion and full tenant occupancy expected by October 2018. The sponsor acquired the Southern Company Services Headquarters property in 2016. Under a master escrow agreement with the seller, the seller is obligated to provide to the borrowers all base rent and expense reimbursements to the extent not obligated to be paid by the tenant during its phased-in occupancy period. The master escrow agreement provides such payments through December 31, 2018 after which time the tenant is required by its lease to commence full rental payments. All of borrowers’ right, title and interest in the master escrow agreement has been assigned to the lender.

Southern Company Services, Inc. is a subsidiary of Southern Company (NYSE: SO). Southern Company provides energy services to approximately 9.0 million customers through its subsidiaries. Southern Company Services, Inc. provides the operations, executive and advisory services, construction and advisory services, construction and plant management, general engineering, information technology, finance, accounting and treasury, marketing, and human resource services to Southern Company and its affiliates. Southern Company Services, Inc. is rated A- by S&P. Southern Company is rated A-, Baa2 and BBB+ by S&P, Moody’s and Fitch, respectively.

A-3-18

GRIFFIN PORTFOLIO II

Amazon.com Sortable Fulfillment Center (856,254 SF, 31.4% of SF, 24.6% ALA). The Amazon.com Sortable Fulfillment Center property is an 856,254 square foot single story (with four mezzanine levels), Class A distribution warehouse facility fully leased by and built-to-suit for Amazon.com. The initial 15-year lease with Amazon.com.dedc LLC is guaranteed by its parent, Amazon.com, Inc., and extends through August 2031. The lease provides for 1.5% annual rental rate escalations and four five-year renewal options at fair market rent, which will be no less than 85% and no more than 110% of the then-current base rent. The lease does not provide any termination or contraction options. If the borrowers offer or receive an offer for the sale of the Amazon.com Sortable Fulfillment Center property during the lease term, Amazon.com.dedc LLC has an ongoing right of first offer to purchase the property and an ongoing right of first refusal to purchase the property if a proposed purchaser is a tenant competitor.

The Amazon.com Sortable Fulfillment Center property is a sortable products fulfillment center built in 2016 on a 96.0-acre site with 42-foot clear heights and 66 dock doors. The Amazon.com Sortable Fulfillment Center property was designed to Amazon.com, Inc.’s specifications, and includes multi-level storage mezzanine spaces and advanced software and robotics to stow and pick inventory. The Amazon.com Sortable Fulfillment Center property houses over one million SKU’s and is expected to fulfill approximately seven million items each week.

The Amazon.com Sortable Fulfillment Center property benefits from a community reinvestment area real estate tax abatement from 2017 through 2031. Taxes are assessed only on the land (not the improvements), subject to certain conditions, including the employment of approximately 100 to 450 full-time employees.

Amazon.com, Inc. operates as a large online retailer. Amazon.com, Inc. designs its websites to enable products to be sold directly and by third parties. Amazon.com, Inc. also manufactures and sells electronic devices, and serves developers and enterprises through Amazon Web Services. Amazon.com, Inc. (NASDAQ: AMZN) is rated AA-, Baa1 and A+ from S&P, Moody’s and Fitch, respectively.

IGT North American Gaming & Interactive Headquarters (222,268 SF, 8.2% of SF, 18.1% ALA). The IGT North American Gaming & Interactive Headquarters property is a 222,268 square foot three-story, Class A office building fully leased to and built to suit for International Game Technology (“IGT”). The initial 15-year lease is guaranteed by IGT’s parent company, International Game Technology PLC (NYSE: IGT), and extends through December 31, 2030. The lease provides for 1.75% annual rental rate escalations and two five-year renewal options at fair market rent. The lease does not provide any termination or contraction options.

The IGT North American Gaming & Interactive Headquarters property was built in 2007 on a 15.2-acre site and serves as the headquarters for IGT’s North American Gaming and Interactive business unit, housing the engineering, sales, sound, corporate communications and software departments, and its executive management team. In 2015, the IGT North American Gaming & Interactive Headquarters property underwent a renovation, which included a new cafeteria and fitness center, conversion of the floorplans to an open-concept office build-out, and replacement of fixtures, flooring, wall coverings and restrooms.

IGT is a wholly owned subsidiary of International Game Technology PLC, a large developer of technology-based products and services and associated content for worldwide gaming and lottery markets. International Game Technology PLC is rated BB+ and Ba2 by S&P and Moody’s, respectively.

3M Distribution Facility (978,120 SF, 35.9% of SF, 17.4% ALA). The 3M Distribution Facility property is a 978,120 square foot single story Class A distribution and warehouse facility fully leased by and built-to-suit for 3M Company (NYSE: MMM), with a ten-year initial term through October 31, 2026. The lease provides for 2.0% annual rent escalations and two five-year renewal options each at 2.0% over the preceding contractual rate and each requiring a 12-month notice. The lease does not provide any termination or contraction options. If the borrowers offer or receive an offer for the sale of the 3M Distribution Facility property during the lease term, 3M Company has an ongoing right of first offer to purchase the property.

The 3M Distribution Facility property was built in 2016 on a 49.7-acre site and is 3M Company’s largest regional distribution facility and among its largest distribution facilities nationally. The 3M Distribution Facility property is located within the Park 88 Business Park, a 565-acre master-planned business park, adjacent to two other contiguous 3M Company distribution centers: a 410,400 square foot distribution center built in 2007 and a 650,760 square foot regional distribution center built in 2011. These three facilities provide 3M Company with over 2.0 million square feet of distribution space. The 3M Distribution Facility property features 32.5-foot clear heights, 137 dock doors, T-5 and LED lighting, 387 car parking spaces, 348 trailer parking spaces, and specialized cold storage, red label, and aerosol rooms which contain additional sprinklers and fire protection, special containment floors, and explosion-resistant walls. 3M Company has over 60,000 products sold in markets worldwide, and it is estimated that approximately two-thirds of these products will be stored and distributed from the 3M Distribution Facility property.

The 3M Distribution Facility property benefits from a City of DeKalb real estate tax abatement from 2017 through 2021. Taxes are abated 80% for 2018 and 50% for 2019 through 2021, subject to certain conditions including full occupancy of the 3M Distribution Facility property, the employment of 250 fulltime permanent employees, and minimum wages for those employees during the duration of the agreement.

3M Company is a worldwide diversified technology company with products sold through a number of distribution channels, including wholesalers, retailers, jobbers, distributors, dealers, and directly to users, in a variety of industries. 3M Company has been a component of the Dow Jones Industrial Average since 1976. 3M Company is rated AA- and A1 by S&P and Moody’s, respectively.

A-3-19

GRIFFIN PORTFOLIO II

The following table presents certain information relating to the tenancy at Griffin Portfolio II Properties:

Tenant Summary(1)

Tenant Name	Credit Rating (S&P/Moody’s/ Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options

Southern Company Services, Inc.	A-/Baa2/BBB+	669,438	24.6%	$12.73	$8,518,764	36.2%	3/17/2044	1 x 10 Yrs
Amazon.com	AA-/Baa1/A+	856,254	31.4%	$6.68	$5,723,934	24.3%	8/31/2031	4 x 5 Yrs
International Game Technology	BB+/Ba2/NR	222,268	8.2%	$21.48	$4,774,317	20.3%	12/31/2030	2 x 5 Yrs
3M Company	AA-/A1/NR	978,120	35.9%	$4.63	$4,528,579	19.2%	10/31/2026	2 x 5 Yrs
Subtotal/Wtd. Avg.		2,726,080	100.0%	$8.64	$23,545,594	100.0%

Vacant Space		0	0.0%
Total		2,726,080	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The weighted average remaining lease term for the Griffin Portfolio II Properties is 16.7 years.

The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio II Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	978,120	35.9%	978,120	35.9%	$4,528,579	19.2%	$4.63
2027	0	0	0.0%	978,120	35.9%	$0	0.0%	$0.00
2028	0	0	0.0%	978,120	35.9%	$0	0.0%	$0.00
Thereafter	3	1,747,960	64.1%	2,726,080	100.0%	$19,017,015	80.8%	$10.88
Vacant	0	0	0.0%	2,726,080	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	4	2,726,080	100.0%			$23,545,594	100.0%	$8.64

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Griffin Portfolio II Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(2)	8/1/2018
NAV	NAV	NAV	100.0%	100.0%

(1)	Historical occupancy is not available prior to 2017, as the Griffin Portfolio II Properties were acquired between October and December 2016.

(2)	12/31/2017 is reflective of the Griffin Portfolio II Properties being 100.0% leased. Southern Company Services Headquarters is 100.0% leased, but has been undergoing an extensive renovation and phased-in physical occupancy since 2016.

A-3-20

GRIFFIN PORTFOLIO II

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Griffin Portfolio II Properties:

Cash Flow Analysis(1)

	2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$15,720,597	$23,545,594	76.7%	$8.64
Straight-Lined Rent(3)	0	1,375,674	4.5	0.50
Reimbursements(4)	1,886,896	6,878,135	22.4	2.52
Other Income(5)	(91,865)	0	0.0	0.00
Vacancy(6)	0	(1,089,362)	(3.4)	(0.40)
Effective Gross Income	$17,515,628	$30,710,040	100.0%	$11.27

Total Operating Expenses(4)	$2,215,224	$7,482,500	24.4%	$2.74
Net Operating Income	$15,300,404	$23,227,540	75.6%	$8.52

TI/LC	0	996,165	3.2	0.37
Capital Expenditures	0	272,608	0.9	0.10
Net Cash Flow	$15,300,404	$21,958,766	71.5%	$8.06

NOI DSCR(7)	1.40x	2.12x
NCF DSCR(7)	1.40x	2.01x
NOI DY(7)	6.1%	9.3%
NCF DY(7)	6.1%	8.8%

(1)	Historical information is not available prior to 2017, as the Griffin Portfolio II Properties were acquired between October and December 2016.

(2)	U/W Base Rent includes rent increases through May 2019 equal to $253,403 and full rent for Southern Company Services, Inc. Southern Company Services, Inc. has been undergoing a renovation and phased-in occupancy of its space since 2016 during which time it has been paying rent only on its occupied area. Under a master escrow agreement with the Southern Company Services Headquarters property’s seller, the seller is obligated through December 31, 2018 to provide to the borrowers supplemental rent of all base rent and expense reimbursements to the extent not obligated to be paid by the tenant during its phased-in occupancy period, and Southern Company Services, Inc. is obligated to begin paying full rent beginning January 2019. All of borrowers’ right, title and interest in the master escrow agreement has been assigned to the lender.

(3)	Rent was straight-lined through the earlier of the lease or the loan term for investment-grade rated tenants: Southern Company Services, Inc., Amazon.com and 3M Company.

(4)	Reimbursements and Total Operating Expenses are based on actual real estate taxes for the land (and assuming that the real estate tax abatement remains in effect and consequently there are no taxes on the improvements) for Amazon.com, and average taxes over the loan term (after giving effect to the partial tax abatements through 2021) for 3M Company.

(5)	Other Income represents an adjustment to the seller’s rent receivable in connection with the Southern Company Services Headquarters property supplemental rent contribution.

(6)	U/W Vacancy is 3.4%. The Griffin Portfolio II Properties are currently 100.0% leased.

(7)	Debt service coverage ratios and debt yields are based on the Griffin Portfolio II Whole Loan.

Appraisal. As of the appraisal valuation date of April 26, 2018, the Griffin Portfolio II Properties had an “as-portfolio” bulk appraised value of $415,500,000, which includes a portfolio premium of $19,810,000. The sum of the individual “as-is” appraised values, with valuation dates from April 9, 2018 through April 11, 2018, is $395,690,000.

Environmental Matters. According to the Phase I environmental site assessments dated April 17, 2018, there are no recognized environmental conditions at the Griffin Portfolio II Properties except with respect to the Southern Company Services Headquarters property, for which the Phase I environmental site assessment identified a historical recognized environmental condition due to two underground storage tanks that were removed in 1994. Following the removal of the tanks, remediation was conducted and No Further Action letters were issued by Alabama Department of Environmental Management.

Market Overview. The Griffin Portfolio II Properties are located in four states: Alabama, Ohio, Nevada and Illinois.

Southern Company Services Headquarters, Birmingham, Alabama. The Southern Company Services Headquarters property is utilized as the main regional offices for Southern Company Services, Inc. and an affiliate, Southern Nuclear. The Southern Company Services Headquarters property is located in Birmingham, Alabama, approximately five miles southeast of the Birmingham central business district along US Highway 280, approximately one-half mile southeast of its intersection with Interstate 459.

Amazon.com Sortable Fulfillment Center, Pataskala, Ohio. The Amazon.com Sortable Fulfillment Center property is a distribution warehouse facility fully leased by and built-to-suit for Amazon.com. The Amazon.com Sortable Fulfillment Center property is located in Pataskala, Ohio, approximately 20 miles east of the Columbus central business district, between Interstate 70 and U.S. Highway 40, which puts the Amazon.com Sortable Fulfillment Center property within a ten-hour drive of more than 50% of both the United States and Canadian populations. The Amazon.com Sortable Fulfillment Center property is located in an industrial area 20 miles northeast of Rickenbacker International Airport, an international multimodal cargo airport, U.S. Foreign-Trade Zone and high-speed international logistics hub that is open full time with no noise restrictions.

A-3-21

GRIFFIN PORTFOLIO II

IGT North American Gaming & Interactive Headquarters, Las Vegas, Nevada. The IGT North American Gaming & Interactive Headquarters property serves as the headquarters for IGT’s North American Gaming and Interactive business unit, housing the engineering, sales, sound, corporate communications and software departments, and its executive management team. The IGT North American Gaming & Interactive Headquarters property is located in Las Vegas, Nevada, approximately 15 miles southwest of the Las Vegas central business district, just north of the 215 Beltway and approximately five miles west of Interstate 15.

3M Distribution Facility, Dekalb, Illinois. The 3M Distribution Facility property is a distribution and warehouse facility built-to-suit for 3M Company. The 3M Distribution Facility property is located at the interchange of I-88 and U.S. 23, approximately 60 miles west of the Chicago central business district within the I-39 Logistics Corridor, 20 miles west of Aurora and 14 miles east of I-39. The 3M Distribution Facility property’s location provides access to major interstate highways in Illinois (I-88, I-55, I-74, I-57, I-90, I-80 and I-94), to major Midwest distribution hubs, including Chicago, Indianapolis, Milwaukee, Minneapolis, St. Louis, Detroit and the Ohio Valley, and to the Union Pacific Global III Intermodal Rail Facility located 19 miles to the west of the 3M Distribution Facility property.

The following table presents detailed demographic information for the Griffin Portfolio II Properties.

Demographic Summary(1)

Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Southern Company Services Headquarters	Birmingham, AL	4,402	43,170	119,756	$91,353	$117,193	$125,495
Amazon.com Sortable Fulfillment Center	Pataskala, OH	972	15,208	77,139	$97,597	$99,425	$90,996
IGT North American Gaming & Interactive Headquarters	Las Vegas, NV	8,131	138,546	318,800	$74,914	$76,759	$74,195
3M Distribution Facility	Dekalb, IL	524	33,769	55,492	$51,778	$63,728	$60,788

(1)	Information obtained from the appraisals.

The Borrowers. The borrowers are Griffin (Las Vegas Buffalo) Essential Asset REIT II, LLC, Griffin (DeKalb) Essential Asset REIT II, LLC, Griffin (Etna) Essential Asset REIT II, LLC and Griffin (Birmingham) Essential Asset REIT II, LLC, each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Griffin Portfolio II Whole Loan.

Substantially all of the equity ownership in the borrowers is indirectly held by Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation. Griffin Capital Essential Asset REIT II, Inc. is the nonrecourse carveout guarantor for the Griffin Portfolio II Whole Loan and is a real estate investment trust that invests in office and industrial properties net leased on long term leases to corporate tenants. As of March 31, 2018, Griffin Capital Essential Asset REIT II, Inc. had a real estate portfolio consisting of 27 office, industrial, distribution and data center properties, totaling approximately 7.3 million square feet that was 100.0% leased.

Should Griffin Capital Essential Asset REIT II, Inc. fail to maintain a minimum net worth of $250,000,000 during the loan term, the Griffin Portfolio II Whole Loan documents permit the borrowers to substitute a replacement guarantor with a net worth of at least $175,000,000 that is acceptable to the lender based on receipt of searches, satisfaction of underwriting criteria and evaluation of the replacement guarantor’s experience.

The Borrower Sponsor. The borrower sponsor is Griffin Capital Company, LLC, formerly known as Griffin Capital Corporation. Griffin Capital Company, LLC is an alternative investment asset manager with approximately $10.5 billion in assets under management as of March 31, 2018.

Escrows. The borrowers deposited at loan origination $1,900,229 for leasing commissions related to the Southern Company Services Headquarters property and are required to deposit monthly any additional amount due for free rent, tenant improvements or leasing commissions under any lease at the Griffin Portfolio II Properties for any 12-month succeeding period following the applicable payment date.

The borrowers deposited at loan origination $90,000 to a tax reserve and are generally required to deposit monthly (i) 1/12th of the estimated annual property taxes (currently estimated to be $45,000) and (ii) 1/12th of the estimated annual insurance premiums (unless the Griffin Portfolio II Properties are covered by an acceptable blanket policy). However, provided that neither an event of default nor a Debt Yield Sweep Period (as defined below) is continuing, monthly deposits for property taxes and insurance premiums will be waived to the extent such property taxes or insurance premiums are directly paid by a tenant pursuant to its lease and such tenant is not subject to bankruptcy proceedings or in default under its lease.

During a Debt Yield Sweep Period (as defined below), the borrowers are required to deposit monthly to a replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and (ii) 1/12th of $0.20 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $723,557). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the borrowers are required to deposit monthly into the replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and (ii) 1/12th of $0.20 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $361,779). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the borrowers are required to resume monthly deposits to the replacement reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

During a Debt Yield Sweep Period (as defined below), the borrowers are required to deposit monthly to a tenant improvement and leasing commissions reserve (i) 1/12th of $0.50 per annum PSF of industrial space and (ii) 1/12th of $1.00 per annum PSF of office

A-3-22

GRIFFIN PORTFOLIO II

space, capped at two years’ worth of such deposits (currently estimated to be $3,617,786). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the borrowers are required to deposit monthly into the tenant improvement and leasing commissions reserve (i) 1/12th of $0.50 per annum PSF of industrial space and (ii) 1/12th of $1.00 per annum PSF of office space, capped at one year’s worth of such deposits (currently estimated to be $1,808,893). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

A “Debt Yield Sweep Period” will commence upon the debt yield being less than 7.5% in a calendar quarter, and end upon the debt yield being equal to or greater than 7.5% in a calendar quarter.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio II Whole Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Griffin Portfolio II Whole Loan documents. During the continuation of a Cash Sweep Period, all excess cash flow will be required to be held as additional security for the Griffin Portfolio II Whole Loan until the discontinuance of the Cash Sweep Period; provided that if a Cash Sweep Period is cured by either a Southern Company Services Cash Trap Cap Cure (as defined below) or a 3M Cash Trap Cap Cure (as defined below), the lender is required to continue to hold the excess cash and will not disburse such excess cash to the borrowers until the Southern Company Services Cure Conditions (as defined below) or the 3M Cure Conditions (as defined below) are satisfied.

A “Cash Sweep Period” means any of (a) a Debt Yield Sweep Period, (b) a 3M Sweep Period (as defined below), (c) a Southern Company Services Sweep Period (as defined below), or (d) any period of time during which an event of default is continuing.

A “3M Sweep Period” means the period (A) commencing on the first to occur of (i) 3M Company being in monetary default under its lease beyond notice and cure periods, (ii) 3M Company terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the 3M Company lease (including rejection in any insolvency proceeding) and/or the 3M Company lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of 3M Company or its assets and (v) 3M Company failing to extend or renew its lease on or prior to October 31, 2025, and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the 3M Cure Conditions (as defined below) or (2) in the event the 3M Sweep Period exists solely pursuant to clauses (ii) or (v) above, at least 85% of the 3M Distribution Facility property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a 3M Sweep Period will be deemed to have been cured at such time as $6.00 PSF for the 3M Distribution Facility property is on deposit in the excess cash reserve (a “3M Cash Trap Cap Cure”).

“3M Cure Conditions” means, as applicable, (i) 3M Company has cured all defaults under its lease, (ii) 3M Company has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) if triggered by clause (v) of the definition of 3M Sweep Period, 3M Company has renewed or extended its lease, (iv) 3M Company is no longer insolvent or subject to any bankruptcy proceedings and 3M Company has affirmed its lease pursuant to final, non-appealable order of a court and (v) 3M Company is paying full, unabated rent (or if rent is abated, the borrowers have deposited such amount of abated rent in a reserve with the lender).

A “Southern Company Services Sweep Period” means the period (A) commencing on the first to occur of (i) Southern Company Services, Inc. being in monetary default under its lease beyond notice and cure periods, (ii) Southern Company Services, Inc. terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the Southern Company Services, Inc. lease (including rejection in any insolvency proceeding) and/or the Southern Company Services, Inc. lease failing to otherwise be in full force and effect, or (iv) any bankruptcy or similar insolvency of Southern Company Services, Inc. or its assets and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the Southern Company Services Cure Conditions (as defined below) or (2) in the event the Southern Company Services Sweep Period exists solely pursuant to clause (ii) above, at least 85% of the Southern Company Services Headquarters property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy of the space and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a Southern Company Services Sweep Period will be deemed to have been cured at such time as $35.00 PSF for the Southern Company Services Headquarters property is on deposit in the excess cash reserve (a “Southern Company Services Cash Trap Cap Cure”).

“Southern Company Services Cure Conditions” means, as applicable, (i) Southern Company Services, Inc. has cured all defaults under its lease, (ii) Southern Company Services, Inc. has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) Southern Company Services, Inc. is no longer insolvent or subject to any bankruptcy proceedings and Southern Company Services, Inc. has affirmed its lease pursuant to final, non-appealable order of a court and (iv) Southern Company Services, Inc. is paying full, unabated rent (or if rent is abated, the borrowers have deposited such amount of abated rent in a reserve with the lender.)

Property Management. The Griffin Portfolio II Properties are currently managed by Griffin Capital Essential Asset Property Management II, LLC, an affiliate of the borrowers.

A-3-23

GRIFFIN PORTFOLIO II

Assumption. After October 27, 2018, the borrowers have the right to transfer the Griffin Portfolio II Properties in their entirety, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience and net worth and liquidity; (iii) if required by the lender, a REMIC opinion and new non-consolidation opinion are provided; and (iv) if required by the lender, rating agency confirmation from Fitch, DBRS and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK 2018-BNK13 Certificates.

Partial Release. After May 31, 2020, the borrowers may obtain the release of one or more individual properties in connection with an arms-length sale provided that among other conditions (i) no event of default is continuing, (ii) the lender receives payment of a release price equal to 110% of the allocated loan amount for the release property plus payment of any applicable yield maintenance premium, (iii) the debt yield after the individual property release is not less than the greater of (a) 7.9% and (b) the debt yield immediately prior to such release, and (iv) satisfaction of customary REMIC requirements.

Notwithstanding the foregoing, if a tenant has vacated its premises, cancelled or terminated its lease, given notice of its intent to cancel or terminate its lease, or an event of default has occurred with respect to an individual property such that a material adverse effect would result, such individual property may be released without the requirement of an arms-length sale provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable individual property and (ii) the aggregate allocated loan amounts for all released properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000.

Real Estate Substitution. Following the earlier of (a) the date of the securitization of the last of the Griffin Portfolio II pari passu companion loans and (b) the second anniversary of the note date or as otherwise consented to by the lender in its reasonable discretion, the borrowers may substitute one or more individual properties with one or more replacement properties that is a similar Class A office or industrial property provided no event of default is continuing and provided further that among other conditions, (i) the replaced property has less than two years remaining on the term of the lease encumbering the property or the substitution of the property is during a Cash Sweep Period, (ii) the aggregated allocated loan amounts for all replaced properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000, (iii) the replacement property has net operating income equal to or greater than the net operating income of the replaced property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining property will not have the right to lease space at the replaced property and (ix) satisfaction of customary REMIC requirements.

Subordinate and Mezzanine Indebtedness. Not permitted.

Right of First Refusal / Offer. Amazon.com.dedc LLC has an ongoing right of first offer to purchase the Amazon.com Sortable Fulfillment Center property if the borrowers offer or receive an offer for its sale during the lease term. Amazon.com.dedc LLC also has an ongoing right of first refusal to purchase the Amazon.com Sortable Fulfillment Center property if a proposed purchaser is a tenant competitor. 3M Company has an ongoing right of first offer to purchase the 3M Distribution Facility property if the borrowers offer or receive an offer for its sale during the lease term. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Griffin Portfolio II Properties and business interruption insurance for 24 months with a 12 month extended period of indemnity, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute is not in effect, the borrowers will not be required to pay annual premiums in excess of two times the premium for a separate property insurance policy and business interruption insurance policy insuring only the Griffin Portfolio II Properties on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-24

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A-3-25

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A-3-26

PFIZER BUILDING

A-3-27

PFIZER BUILDING

235 EAST 42ND STREET

33
3,707 SF
32
11,075 SF
31
11,147 SF
30
11,122 SF
29
11,176 SF
28
11,020 SF
27
11,103 SF
26
11,119 SF
25
11,169 SF
24
11,138 SF
23
11,048 SF
22
11,052 SF
21
11,699 SF
20
11,856 SF
19
12,838 SF
18
14,737 SF
17
14,781 SF
16
25,457 SF
15
25,486 SF
14
25,308 SF
13
27,554 SF
12
27,501 SF
11
43,341 SF
10
43,114 SF
9
43,091 SF
8
34,960 SF
7
38,242 SF
6
46,904 SF
5
46,736 SF
4
46,573 SF
3
46,615 SF
2
47,155 SF
Mezzanine
3,469 SF
1
29,339 SF
Basement
30,991 SF
Pfizer

A-3-28

PFIZER BUILDING

Pfizer Building
235 East 42nd Street
New York, NY 10017
MANHATTAN
CENTRAL PARK
The Pond
Central Park South
West Side
East Side
Theatre District
Midtown
Garment District
Chelsea
Chelsea Park
High Line
Lincoln Tunnel
495
Fordham Univ. Lincoln Center Campus
Fordham Univ. School of Law
John Jay College-Criminal Justice
Mt. Sinai Hospital West
Time Warner Ctr./ Shops at Columbus Ctr.
COLUMBUS CIRCLE
Museum of Arts & Design
Alvin Ailey American Dance Theater
Carnegie Hall
CitiSpire Center
The Ritz-Carlton New York
Plaza Hotel
Grand Army Plaza
9 West 57th
Barneys New York
Apple Store, FAO Schwarz, GM Building
Louis Vuitton
Fuller Building
The Peninsula New York
St. Regis New York
Museum of Modern Art
Lever House
399 Park
Citigroup Center
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
UBS
AXA Center
75 Rockefeller Plaza
345 Park
Mutual of Omaha Building
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Gershwin Theatre
One Worldwide Plaza
Barclays
Exxon Building
ROCKEFELLER CENTER
Saks Fifth Ave.
ITT-American Building
McGraw-Hill
GE Building
1 Rockefeller Plaza
Tower 49
Palmolive Building
Morgan Stanley Global HQ
News Corp. Building
JPMorgan Chase Tower
245 Park Avenue
485 Lexington
Lyceum Theatre
Imperial Theatre
TIMES SQUARE
Shubert Theatre
Viacom Intl.
Minskoff Theatre
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Grand Central Terminal (Metro North)
Condé Nast Bldg. (4 Times Sq.)
Bank of America Tower
SUNY College of Optometry
Chrysler Building
Port Authority Bus Terminal
Bryant Park
New York Public Library
New York Times Building
Lefcourt Manhattan Bldg.
HSBC Bank Tower
Manhattan Center
Macy's
HERALD SQUARE
One Penn Plaza
Herald Square
General Post Office
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Fashion Institute of Technology
The Museum at FIT
CUE Art Foundation
METRO NORTH
Broadway
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
W. 60th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
59TH ST/ COLUMBUS CIRCLE
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
57TH ST
53RD ST/ 7TH AVE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
51ST ST/ LEXINGTON
50TH ST
50TH ST/ BROADWAY
49TH ST
ROCKEFELLER CTR.
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
34TH ST/ PENN STA.
HERALD SQUARE
PENN STATION
28TH ST/ 7TH AVE
Upper West Side
Upper East Side
Astoria
QUEENS
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

A-3-29

No. 3 – Pfizer Building

Loan Information	Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Office
Specific Property Type:	CBD
Original Principal Balance(1):	$65,000,000	Location:	New York, NY
Cut-off Date Balance(1):	$65,000,000	Size:	823,623 SF
% of Initial Pool Balance:	6.88%	Cut-off Date Balance Per SF(1):	$151.77
Loan Purpose:	Acquisition	Year Built/Renovated:	1960/2004
Borrower Name:	42nd & Second Holding Co. LLC	Title Vesting:	Leasehold
Borrower Sponsor:	David Werner	Property Manager:	Self-managed
Mortgage Rate:	3.5850%	4th Most Recent Occupancy (As of)(5):	100.0% (12/31/2014)
Note Date:	July 11, 2018	3rd Most Recent Occupancy (As of)(5):	100.0% (12/31/2015)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(5):	100.0% (12/31/2016)
Maturity Date:	August 8, 2024	Most Recent Occupancy (As of)(5):	100.0% (12/31/2017)
IO Period:	0 months	Current Occupancy (As of):	100.0% (8/1/2018)
Loan Term (Original):	72 months
Seasoning:	0 months
Amortization Term (Original)(2):	75 months	Underwriting and Financial Information:
Loan Amortization Type(2):	Self-Amortizing	4th Most Recent NOI(5):	NAP
Interest Accrual Method:	Actual/360	3rd Most Recent NOI(5):	NAP
Call Protection(3):	L(24),D(43),O(5)	2nd Most Recent NOI(5):	NAP
Lockbox Type:	Hard/Upfront Cash Management	Most Recent NOI(5):	NAP
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
U/W Revenues:	$32,944,920
U/W Expenses:	$9,900,000
U/W NOI:	$23,044,920
Escrows and Reserves(4):	U/W NCF:	$23,044,920
U/W NOI DSCR(1):	1.00x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.00x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	18.4%
Insurance	$4,700	Springing	NAP	U/W NCF Debt Yield(1):	18.4%
Ground Rent Reserve	$0	$816,667	NAP	As-Is Appraised Value(6):	$210,000,000
As-Is Appraisal Valuation Date:	March 26, 2018
Cut-off Date LTV Ratio(1)(6):	59.5%
LTV Ratio at Maturity or ARD(1)(6):	2.1%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Pfizer Building Whole Loan (as defined below).

(2)	The Pfizer Building Whole Loan amortizes based on a specific amortization schedule, which is set forth in Annex A-4 of the Preliminary Prospectus.

(3)	The lockout period will be at least 24 payments, beginning with and including the first payment date of September 8, 2018. Defeasance of the Pfizer Building Mortgage Loan (as defined below) is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) January 11, 2022. The assumed lockout period of 24 payments is based on the expected BANK 2018-BNK13 Trust closing date in August 2018.

(4)	See “Escrows” section.

(5)	On the day prior to origination of the Pfizer Building Whole Loan, Pfizer Inc. transferred the ground leasehold interest in the Pfizer Building Property to the Pfizer Building Borrower (as defined below) and entered into a lease of the Pfizer Building expiring July 9, 2024. Prior to such date, the Pfizer Building Property was owned and occupied by Pfizer Inc. Accordingly, historical NOI is not applicable and historical occupancy percentages are based on Pfizer’s physical occupancy of its ground leasehold interest. Pfizer Inc. plans to vacate the Pfizer Building Property at the end of its lease term.

(6)	In addition, the appraiser concluded to a prospective market value assuming an extended ground lease of $415,000,000 as of June 23, 2018, equating to a Cut-off Date LTV Ratio of 30.1% and LTV Ratio at Maturity or ARD of 1.0%. The “as is” and “Prospective Market Value-Extended Ground Lease” values both assume that Pfizer vacates the Pfizer Building Property at the expiration of the Pfizer lease and that $100.0 million is invested to redevelop the Pfizer Building Property. No funds have been reserved for redevelopment of the Pfizer Building Property. See “Appraisal” and “Ground Lease” sections below.

The Mortgage Loan. The mortgage loan (the “Pfizer Building Mortgage Loan”) is part of a whole loan (the “Pfizer Building Whole Loan”) evidenced by five pari passu notes secured by a first mortgage encumbering the ground leasehold interest in a Class A office building fully leased to Pfizer Inc. (“Pfizer”) located in New York, New York (the “Pfizer Building Property”). The Pfizer Building Whole Loan was originated on July 11, 2018 by Morgan Stanley Bank, N.A. The Pfizer Building Whole Loan had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 3.5850% per annum. The Pfizer Building Whole Loan had an initial term of 72 months, has a remaining term of 72 months as of the Cut-off Date and requires payment of principal and interest based on a specific amortization schedule provided in Annex A-4 of the Preliminary Prospectus, which provides for amortization of substantially all of the principal of the Pfizer Building Whole Loan by

A-3-30

PFIZER BUILDING

its maturity date, subject to a final payment of $4,332,390 on the maturity date. The Pfizer Building Whole Loan matures on August 8, 2024.

The Pfizer Building Mortgage Loan has an original and Cut-off Date principal balance of $65,000,000 and is evidenced by the controlling Note A-1, which had an original principal balance of $30,000,000, the non-controlling Note A-4, which had an original principal balance of $20,000,000, and the non-controlling Note A-5, which had an original principal balance of $15,000,000. The non-controlling Notes A-2, and A-3, which have an aggregate original principal balance of $60,000,000, are currently held by Morgan Stanley Bank, N.A. or an affiliate and are expected to be contributed to one or more future securitization trusts. The lender provides no assurance that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,000,000	BANK 2018-BNK13	Yes
A-2	$30,000,000	Morgan Stanley Bank, N.A.	No
A-3	$30,000,000	Morgan Stanley Bank, N.A.	No
A-4	$20,000,000	BANK 2018-BNK13	No
A-5	$15,000,000	BANK 2018-BNK13	No
Total	$125,000,000

Following the lockout period, on any date before April 8, 2024, the Pfizer Building Borrower has the right to defease the Pfizer Building Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) January 11, 2022. The Pfizer Building Whole Loan is prepayable without penalty on or after April 8, 2024.

Sources and Uses

Sources			Uses
Original whole loan amount	$125,000,000	43.1%	Purchase Price	$228,000,000	78.6%
Cash Equity	165,098,546	56.9	Ground lease extension	50,000,000	17.2
			Closing costs	12,093,846	4.2
			Reserves	4,700	0.0

Total Sources	$290,098,546	100.0%	Total Uses	$290,098,546	100.0%

The Property. The Pfizer Building Property is a 33-story Class A office building totaling 823,623 square feet in New York, New York. The Pfizer Building Property is located in Midtown Manhattan with frontage along East 43rd Street, East 42nd Street and Second Avenue. The Pfizer Building Property is 100.0% leased to Pfizer, and has served as the global headquarters of Pfizer since it was built in 1960. The Pfizer Building Property features 16 passenger elevators and floor plates ranging from 34,960 to 47,155 square feet on the 2nd through 11th floor, 11,699 to 27,554 square feet on the 12th through 21st floor, and 11,020 to 11,176 square feet on the 22nd to 32nd floor, with a 3,707 square foot 33rd floor penthouse. Additionally, there is 30,991 square feet of lower level basement space that houses mechanical systems and is used as storage space for Pfizer. The Pfizer lease expires July 9, 2024. Pfizer plans to vacate the Pfizer Building Property and move to an office building at Hudson Yards, as to which Pfizer has already signed a lease, at the end of the term of the Pfizer lease.

Pfizer (NYSE: PFE; rated A+/A1/AA by Fitch/Moody’s/S&P) is a large biopharmaceutical company which develops and manufactures healthcare products. Pfizer’s products include medicines and vaccines, as well as consumer healthcare products. For the year ending December 31, 2017, Pfizer reported $52.5 billion in total revenue. This resulted in a reported $16.5 billion of net cash flow from operations over the same period.

The Pfizer Building Property is located within close proximity to Grand Central Terminal, which provides access to transportation, including subway service along the nearby 4, 5, 6, 7 and S lines and Metro-North Railroad. Penn Station and the Port Authority Terminal are also accessible via the subway, connecting the Pfizer Building Property to major rail lines in the tristate area, including the Long Island Rail Road and the New Jersey Transit.

Prior to the origination of the Pfizer Building Mortgage Loan, Pfizer owned and occupied two adjacent buildings: the Pfizer Building Property, located at 235 East 42nd Street, in which it owned the ground leasehold interest, and an adjacent property located at 219 East 42nd Street (the “219 Building”), in which it owned the fee interest. In conjunction with its planned move to Hudson Yards, Pfizer sought to sell the Pfizer Building Property and the 219 Building and to enter into a single short-term lease of both buildings. Accordingly, on the day prior to the origination date of the Pfizer Building Whole Loan, Pfizer sold the Pfizer Building Property and the 219 Building to a joint venture, 219/235 East LLC (the “JV”), owned 99% by the Pfizer Building Borrower and 1% by ARE-NY Region No. 1, LLC (“219 Fee Owner”), an entity affiliated with Alexandria Real Estate Equities. Simultaneously therewith, the JV entered into a single lease to Pfizer (the “Pfizer Lease”) of both the Pfizer Building Property and the 219 Building. Immediately prior to the origination of the Pfizer Building Mortgage Loan, the following transactions were entered into:

●	The JV entered into leases with itself, as both landlord and tenant, of (i) the Pfizer Building Property (the “235 Lease”) and (ii) the 219 Building (the “219 Lease”, and together with the 235 Lease, the “JV Leases”). The Pfizer Lease has priority over the JV Leases.

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PFIZER BUILDING

●	The JV simultaneously conveyed (i) the ground leasehold interest in the Pfizer Building Property and the landlord’s interest under the 235 Lease to the Pfizer Building Borrower, and (ii) fee title in the 219 Building and the landlord’s interest in the 219 Lease to the 219 Fee Owner. The JV retained the landlord’s interest under the Pfizer Lease, but granted a present assignment to (x) the Pfizer Building Borrower of the landlord’s interest in the Pfizer Lease with respect to the Pfizer Building Property effective as of the origination date of the Pfizer Building Mortgage Loan with respect to the period following the expiration or earlier termination of the 235 Lease (the “Pfizer Lease 235 Building Residual Interest”), pursuant to which the Pfizer Building Borrower assumed the obligations of the landlord under the Pfizer Lease with respect to the Pfizer Building Property effective as of the date on which the 235 Lease expires or is earlier terminated as more particularly set forth in the limited liability operating agreement of the JV (the “Pfizer Building JV Agreement”) and (y) 219 Fee Owner of the landlord’s interest in the Pfizer Lease with respect to the 219 Building with respect to the period following the expiration or earlier termination of the 219 Lease (the “Pfizer Lease 219 Building Residual Interest”), pursuant to which 219 Fee Owner assumed the obligations of the landlord under the Pfizer Lease with respect to the 219 Building effective as of the date on which the 219 Lease expires or is earlier terminated as more particularly set forth in the Pfizer Building JV Agreement. The provisions of the assignment of the Pfizer Lease 235 Residual Interest and the assignment of the Pfizer Lease 219 Residual Interest provide that the Pfizer Building Borrower and the 219 Fee Owner, as applicable, accept the assignments of such interests in the Pfizer Lease subject to the requirement that they assume the obligations in respect of the Pfizer Building Mortgaged Property or the 219 Building, as applicable, pursuant to the terms, covenants and conditions set forth in the Pfizer Building JV Agreement as applicable to them in respect of the assigned interests in the Pfizer Lease, mutatis mutandis.

●	The 235 Lease provides for payment by the JV of rent in an amount certain which is equal to 70.181% (the “235 Percentage”) of the rent under the Pfizer Lease and the 219 Lease provides for payment by the JV of rent in an amount certain which is equal to the remaining 29.819% (the “219 Percentage”) of the rent under the Pfizer Lease. Such percentages are equal to the relative square feet of the Pfizer Building Property and the 219 Building.

●	The Pfizer Building JV Agreement provides generally that the Pfizer Building Borrower will control the day to day operations of the JV; however the Pfizer Building Borrower has the right to make all decisions relating solely to the Pfizer Building Property and the 219 Fee Owner has the right to make all decisions relating solely to the 219 Building. The Pfizer Building JV Agreement provides that neither the Pfizer Lease nor the 235 Lease may be amended, modified or terminated without the lender’s prior written consent, and that the lender is a third party beneficiary of such provision.

Further, on the origination date, the Pfizer Building Borrower granted the mortgage lender a mortgage on the ground leasehold interest comprising the Pfizer Building Property, an assignment of leases and rents of the landlord’s interest in the 235 Lease and the Pfizer Lease 235 Building Residual Interest, and a pledge of its 99% equity interest in the JV.

The following table presents certain information relating to the tenancy at the Pfizer Building Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Pfizer(2)	A+/A1/AA	823,623	100.0%	$40.00	$32,944,920	100.0%	7/9/2024(3)
Total Major Tenant		823,623	100.0%	$40.00	$32,944,920	100.0%

Vacant Space		0	0.0%

Collateral Total		823,623	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The JV leases the Pfizer Building Property to Pfizer, and the Pfizer Building Borrower owns the landlord’s interest under the 235 Lease, as described above.

(3)	Pfizer has one, one-year lease renewal option; however, Pfizer has indicated its intent to vacate the premises upon expiration of its current lease term.

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PFIZER BUILDING

The following table presents certain information relating to the lease rollover schedule at the Pfizer Building Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	823,623	100.0%	823,623	100.0%	$32,944,920	100.0%	$40.00
2025	0	0	0.0%	823,623	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	823,623	100.0%	$0	0.0%	$0.00
2027	0	0	0.0%	823,623	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	823,623	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	823,623	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	823,623	100.0%	$0	0.0%	$0.00
Total	1	823,623	100.0%			$32,944,920	100.0%	$40.00

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Pfizer Building Property:

Historical Occupancy(1)

12/31/2014	12/31/2015	12/31/2016	12/1/2017	8/1/2018
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Prior to the origination of the Pfizer Building Mortgage Loan, Pfizer both owned and occupied the Pfizer Building Property.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Pfizer Building Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$32,944,920	100.0%	$40.00
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	0	0.0	0.00
Less Vacancy & Credit Loss	0	0.0	0.00
Effective Gross Income	$32,944,920	100.0%	$40.00

Insurance	100,000	0.3	0.12
Ground Rent(2)	9,800,000	29.7	11.90
Total Operating Expenses	$9,900,000	30.1%	$12.02

Net Operating Income	$23,044,920	69.9%	$27.98
TI/LC	0	0.0	0.00
Capital Expenditures	0	0.0	0.00
Net Cash Flow	$23,044,920	69.9%	$27.98

NOI DSCR(3)	1.00x
NCF DSCR(3)	1.00x
NOI DY(3)	18.4%
NCF DY(3)	18.4%

(1)	Prior to the day preceding the loan origination date, the Pfizer Building Property was owned and occupied by Pfizer. Accordingly, historical NOI is not applicable.

(2)	The ground rent increases to $11,050,000 on May 1, 2022. The scheduled monthly debt service payment reduces to $1,816,243 in April 2022 and thereafter in an amount which generally offsets such ground rent increase.

(3)	Debt service coverage ratios and debt yields are based on the Pfizer Building Whole Loan.

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PFIZER BUILDING

Appraisal. As of the appraisal valuation date of March 26, 2018 the Pfizer Building Property had an “as-is” appraised value of $210,000,000. The appraiser also concluded to a “Prospective Market Value-Extended Ground Lease” appraised value of $415,000,000. This prospective market value assumes that the second $50.0 million ground lease extension option payment will be made in year three of the extended ground lease (by July 11, 2021), and the ground lease will be extended to December 31, 2117. The Pfizer Building Borrower is not obligated to exercise its option to extend the ground lease and the foregoing payment has not been reserved for. The Pfizer Building Borrower made an initial option payment of $50.0 million on the loan origination date. The “as is” and “Prospective Market Value-Extended Ground Lease” values both assume that Pfizer vacates the Pfizer Building Property at the expiration of the Pfizer Lease and that $100.0 million is invested to redevelop the Pfizer Building Property. No funds have been reserved for redevelopment of the Pfizer Building Property. See “Ground Lease” section below.

Environmental Matters. According to the Phase I environmental report dated March 30, 2018, there was no evidence of any recognized environmental conditions at the Pfizer Building Property.

Market Overview and Competition. The Pfizer Building Property has frontage along East 43rd Street, East 42nd Street and Second Avenue in the Grand Central office submarket of Midtown Manhattan. According to the appraisal, the Pfizer Building Property is located within a heavily trafficked office market, within close proximity to several public attractions such as Grand Central Terminal, Bryant Park and the United Nations Headquarters, as well as retail corridors such as Madison and Fifth Avenues. The Pfizer Building Property is surrounded by New York landmarks, restaurants, hotels, retail shops and tourist attractions. FDR Drive and the Queens Midtown Tunnel are also accessible from the Pfizer Building Property.

The 112.5 million square foot Grand Central office submarket is Manhattan’s largest, according to a third-party industry report, and as of the fourth quarter of 2017 had a vacancy rate of 9.3% and an average asking rent of $75.49 per square foot, second-highest among Manhattan submarkets. As of the fourth quarter of 2017, the Grand Central office submarket contained approximately 72.3 million SF of Class A office space with a vacancy rate of 8.4% and average asking rents of $86.26 per square foot.

The estimated 2017 population within a quarter-, half- and one-mile radius of the Pfizer Building Property is 19,836, 51,150 and 149,661, respectively, according to the appraisal. The estimated 2017 average household income within a quarter-, half- and one-mile radius of the Pfizer Building Property is $119,968, $114,015 and $111,820, respectively.

Office buildings under construction in the Grand Central office submarket include the 1,800,000 square foot One Vanderbilt, with a 2021 completion date forecast and the 670,000 square foot 425 Park Avenue, with a 2019 completion date forecast.

The following table presents certain information relating to comparable leases to the Pfizer Building Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
292 Madison Avenue New York, NY	1923	26	205,000	CFA Institute	Sep. 2017 / 170 Mos.	11,113	$72.50	Mod. Gross
285 Madison Avenue New York, NY	1926	26	510,232	Misys International Banking System	Aug. 2017 / 144 Mos.	34,767	$83.00	Mod. Gross
605 Third Avenue New York, NY	1964	43	1,043,055	Meridiam Infrastructure	Jul. 2017 / 131 Mos.	11,823	$77.50	Mod. Gross
100 Park Avenue New York, NY	1950/2007	36	887,818	ABN AMRO Holdings USA	Apr. 2017 / 124 Mos.	54,037	$79.00	Mod. Gross
140 East 45th Street New York, NY	1983/2013	44	700,000	Mesirow Financial Holdings	Jan. 2017 / 120 Mos.	7,576	$74.00	Mod. Gross
450 Lexington Avenue New York, NY	1992	40	950,048	PSP Investments USA LLC	Dec. 2016 / 124 Mos.	13,720	$122.00	Mod. Gross
605 Third Avenue New York, NY	1964	43	1,043,055	Consulate General of Finland	Nov 2016 / 194 Mos.	19,110	$77.00	Mod. Gross
390 Madison Avenue New York, NY	1953/2018	32	862,154	Hogan Lovells US LLP	Nov 2016 / 195 Mos.	206,720	$82.00	Mod. Gross
600 Lexington Avenue New York, NY	1983/2013	36	303,515	MKP Capital Management	Oct. 2016 / 120 Mos.	25,995	$80.00	Mod. Gross
1 Dag Hammarskjold Plaza New York, NY	1972/2007	50	782,928	Memorial Hospital for Cancer & Allied Diseases	Apr. 2016 / 118 Mos.	46,194	$69.00	Mod. Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Pfizer Building Whole Loan is 42nd & Second Holding Co. LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Pfizer Building Borrower”). Legal counsel to the Pfizer Building Borrower delivered a non-consolidation opinion in connection with the origination of the Pfizer Building Whole Loan. David Werner is the guarantor of certain nonrecourse carveouts under the Pfizer Building Whole Loan.

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PFIZER BUILDING

The State of Wisconsin Investment Board (“SWIB”) has a 75.0% indirect equity interest in the Pfizer Building Borrower. David Werner has a 9.3% indirect equity interest in the Pfizer Building Borrower. SWIB, created in 1951, is responsible for managing the assets of the Wisconsin Retirement System, the State Investment Fund and other state trust funds.

The Borrower Sponsor. The borrower sponsor is David Werner, of David Werner Real Estate Investments. David Werner Real Estate Investments is a privately-owned commercial real estate owner, operator and investor. David Werner has over 30 years of experience working in commercial real estate and is currently a principal owner of more than 15,000,000 SF of commercial real estate properties.

Escrows. The Pfizer Building Borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes; provided that the Pfizer Building Borrower will not be required to make such deposits so long as (i) the Pfizer Lease (or other lease approved by the lender) expressly obligates the related tenant thereunder to directly pay taxes to the applicable governmental authority (which the Pfizer Lease satisfies as of the loan origination date), (ii) the Pfizer Lease or such other lease remains in full force and effect, (iii) no monetary or material non-monetary event of default is continuing under the Pfizer Building Whole Loan, (iv) (A) Pfizer is not then in default in the payment of taxes then due and payable under the Pfizer Lease, the 235 Lease and the Pfizer Building Ground Lease (as defined below) beyond any applicable grace periods or (B) such other tenant is not then in default in the payment of taxes then due and payable in accordance with the terms of the applicable lease (or to the extent applicable, the Pfizer Lease, the 235 Lease and the Pfizer Building Ground Lease) beyond any applicable grace periods and in either case pays such taxes prior to interest or penalties being incurred, and (v) the Pfizer Building Borrower delivers to the lender evidence of payment of such taxes prior to delinquency. The Pfizer Building Borrower is required to deposit monthly 1/12th of the estimated annual insurance premiums, provided that the Pfizer Building Borrower will not be required to make such deposits so long as (i) there is no continuing event of default under the Pfizer Building Whole Loan, and (ii) the Pfizer Building Property is covered by a blanket policy reasonably approved by the lender or being maintained by Pfizer pursuant to and in accordance with the Pfizer Lease, in each case with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The Pfizer Building Borrower is required to deposit on August 8, 2018 and monthly thereafter, an amount equal to the ground rent payable under the Pfizer Building Ground Lease for the immediately succeeding month.

Lockbox and Cash Management. The Pfizer Building Mortgage Loan provides for a hard lockbox and upfront cash management. Pursuant to a lockbox agreement among the JV, the Pfizer Building Borrower, the 219 Fee Owner and the lockbox bank, the lockbox account is for the benefit of (i) the lender, with respect to the 235 Percentage of funds therein and Pfizer Building Subaccount (as defined below) and (ii) the 219 Fee Owner, with respect to the 219 Percentage of funds therein and 219 Building Subaccount (as defined below). The lockbox agreement provides that the 235 Percentage of the funds in the lockbox account will be allocated to a subaccount relating to the Pfizer Building Property (the “Pfizer Building Subaccount”) and the 219 Percentage of such funds will be allocated to a subaccount relating to the 219 Building (the “219 Building Subaccount”). The Pfizer Building Borrower is required to direct, or cause the JV to direct, Pfizer and all other tenants (if any) of the Pfizer Building Property to pay rents (including rents related to the 219 Building) directly into the lockbox account, and the Pfizer Building Borrower is required to deposit any rents received by it, notwithstanding such direction, within two business days of receipt. All funds in the Pfizer Building Subaccount are required to be swept to a lender-controlled cash management account and applied to the payment of, among other things, monthly escrows, debt service, operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, and to pay any remainder (i) if no Cash Sweep Event Period (as defined below) is continuing, into the insurance reserve, and (ii) if a Cash Sweep Event Period is continuing, into an excess cash flow account to be held as additional security for the Pfizer Building Whole Loan during the continuance of such Cash Sweep Event Period. Notwithstanding the foregoing, upon an event of default, the lender will have the right to apply funds in the cash management account to amounts due under the Pfizer Building Whole Loan in its sole discretion.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of an event of default under the Pfizer Building Whole Loan and ending upon the cure (if applicable) of such event of default.

Property Management. The Pfizer Building Property is managed by an affiliate of the Pfizer Building Borrower.

Assumption. The Pfizer Building Borrower has a two-time right to transfer the Pfizer Building Property provided that certain conditions are satisfied, including (i) no event of default under the Pfizer Building Whole Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee satisfies the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience (unless the existing guarantor agrees to reaffirm its non-recourse carveout guaranty and environmental indemnity, notwithstanding the assumption), financial strength and general business standing; (iii) a replacement guarantor reasonably acceptable to the lender assumes the obligations of the Pfizer Building guarantor under the non-recourse carveout guaranty and environmental indemnity; and (iv) rating agency confirmation from each rating agency rating the Series 2018-BNK13 Certificates that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK13 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Pfizer Building Property consists of a ground leasehold interest pursuant to a ground lease (the “Pfizer Building Ground Lease”) between Seaver Realty LLC, a New York limited liability company, as successor-in-interest to Seaver Realty Company, together with its successors and/or assigns, as ground lessor (the “Pfizer Building Ground Lessor”) and the Pfizer Building Borrower, as assignee of the original ground lessee, as ground lessee. The Pfizer Building Ground Lease expires December 31, 2057. Annual rent under the Pfizer Building Ground Lease is $9,800,000 through April 30, 2022, $11,050,000 from May 1, 2022 through

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PFIZER BUILDING

April 30, 2027, $12,300,000 from May 1, 2027 through April 30, 2032 and $13,550,000 from May 1, 2032 through April 30, 2037. The Pfizer Building Ground Lease requires that either (i) on or prior to June 30, 2036, the Pfizer Building Ground Lessor and the ground lessee must agree on the net rent payable from May 1, 2037 through April 30, 2049 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building Land Value (as defined below) but not less than the rent for the lease year ending April 30, 2037. The Pfizer Building Ground Lease further requires that either (i) on or prior to June 30, 2048, the Pfizer Building Ground Lessor and the ground lessee must agree on the net rent payable from May 1, 2049 through December 31, 2057 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building Land Value but not less than the rent for the lease year ending April 30, 2049.

The “Pfizer Building Land Value” means the fair market value of the land (which is deemed to be 37,650 square feet and zoned to permit erection of a building with floor area equal to the greater of (x) the maximum as-of-right floor area ratio then allowable under applicable building and zoning laws and (y) an assumed floor area ratio of 15 (such assumed floor area ratio, the “FAR Floor”), at its highest and best use (but excluding any residential condominium use) considered as vacant and unimproved land and free and clear of all encumbrances, including the Pfizer Building Ground Lease, as of the date of the determination of such value; provided, however, that from and after January 1, 2058, the FAR Floor is deemed to be 16.4). In the event of any dispute regarding the Pfizer Building Land Value between the Pfizer Building Ground Lessor and the ground lessee, such value is required to be determined by arbitration procedures set forth in the Pfizer Building Ground Lease.

The Pfizer Building Borrower has an option (the “Pfizer Ground Lease Extension Option”) to extend the term of the Pfizer Building Ground Lease through December 31, 2117, which option must be exercised by July 11, 2021. On or prior to the closing of the Pfizer Building Whole Loan, $50,000,000 was paid to the Pfizer Building Ground Lessor in consideration of the granting of the Pfizer Ground Lease Extension Option. The Pfizer Ground Lease Extension Option is exercisable upon payment of a second option payment of $50,000,000 plus a supplemental payment (the “Supplemental Payment”) equal to accrued interest on such $50,000,000 amount from the date of the option agreement to the date of exercise of the Pfizer Ground Lease Extension Option at a rate of 2.5% per annum. If the Pfizer Ground Lease Extension Option is exercised, the combined $100,000,000 option payment will be deemed to be additional prepaid rent over the extension term. In addition, if transfer and/or occupancy taxes are actually due and payable in connection with the exercise of the Pfizer Ground Lease Extension Option, the Supplemental Payment will be decreased (but not below zero) either (i) dollar for dollar in the case of any occupancy tax that may be due from and payable by the Pfizer Building Borrower, as ground lessee, in connection with the exercise of the Pfizer Ground Lease Extension Option or (ii) by 50% of any transfer tax that may be due from and payable by the Pfizer Building Borrower, as ground lessee in connection with the exercise of the Pfizer Ground Lease Extension Option. The Pfizer Building Whole Loan documents do not obligate the Pfizer Building Borrower to exercise the Pfizer Ground Lease Extension Option. In the event the Pfizer Ground Lease Extension Option is exercised, the rent payable thereunder is initially determined based on a formula similar to that for the period from May 1, 2049 through December 31, 2057 (the “Land Value Formula”) for the period from January 1, 2058 through December 31, 2062 and is also determined pursuant to the Land Value Formula for, the period from January 1, 2083 through December 31, 2087 and the period from January 1, 2108 through December 31, 2112 (each a “Land Value Reset Period”), and increases by 10% for each four year period after a Land Value Reset Period and prior to the next land Value Reset Period.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Pfizer Building Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Pfizer Building Property, as well as 24 months of business interruption insurance; provided that so long as TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA. The Pfizer Building Borrower may rely on insurance (including self-insurance) provided by Pfizer in accordance with the Pfizer Lease for terrorism coverage, as to which the Pfizer Lease does not require business interruption coverage.

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SHOWCASE II

The picture below is an artist’s rendering of the Showcase II Property as it is generally proposed to be completed, and is not an actual photograph or depiction of the current construction status of the related improvements. Furthermore, such rendering may differ in material aspects from the final design or the final, as-built condition of the completed improvements.

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SHOWCASE II

PARK MGM
SHOWCASE IV
SHOWCASE III
SHOWCASE I
SHOWCASE II
(Subject)
MGM GRAND
NEW YORK NEW YORK
South Las Vegas Blvd.
Park Avenue
Rue de Monte Carlo
East Tropicana Ave.
West Tropicana Ave.

RIO ALL SUITES
VDARA
ARIA
THE COSMOPOLITAN
THE MIRAGE
TRUMP
TREASURE ISLAND
THE VENETIAN
ENCORE
WYNN
STRATOSPHERE
SLS LAS VEGAS
WESTGATE
RENAISSANCE
THE LINQ
FLAMINGO
BALLY'S
PARIS
PLANET HOLLYWOOD
LAS VEGAS CONVENTION CENTER
ELLIS ISLAND
SIGNATURE AT MGM GRAND
PARKING STRUCTURE
15
PARK MGM
NEW YORK - NEW YORK
MGM GRAND
MGM
SHOWCASE

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SHOWCASE II

Showcase II
3791 South Las Vegas Boulevard
Las Vegas, NV 89109
Las Vegas Strip
LAS VEGAS
Somerset Shopping Center
Las Vegas Convention Center
Desert Inn Rd.
TRUMP INTERNATIONAL HOTEL LV
Industrial Rd.
Las Vegas Blvd.
Fashion Show
ENCORE LAS VEGAS
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
LV CONV. CENTER
LAS VEGAS MONORAIL
MARDI GRAS HOTEL & CASINO
TREASURE ISLAND
The Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
Madam Tussauds LV
Twain Ave.
THE MIRAGE
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/THE LINQ
The Forum Shops at Caesars
THE LINQ
O'Shea's Casino
HOLIDAY INN CLUB LAS VEGAS
Paradise Rd.
The Colosseum
RIO HOTEL AND CASINO
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/CAESAR'S PALACE
The Meridian Luxury Condos
WESTIN
THE CROMWELL
Flamingo Rd.
PALMS CASINO RESORT
Valley View Blvd.
Via Bellagio
Grand Bazaar Shops
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
BALLY'S/PARIS LAS VEGAS
BALLAGIO
PARIS LAS VEGAS
15
Miracle Mile Shops
MONORAIL
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
The Shops at Crystals
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
PARK MGM LAS VEGAS
Park Theater
Hard Rock Cafe LV
Industrial Rd.
Frank Sinatra Dr.
Rue de Monte Carlo
The Park
MGM Shops
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
Koval Ln.
EXCALIBUR-LUXOR-MANDALAY BAY TRAM
Tropicana Ave.
David Copperfield Theatre
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
THE NEW TROPICANA
Las Vegas Freeway
Las Vegas Blvd. South
Reno Ave.
Titanic
LUXOR HOTEL & CASINO
Las Vegas Village
Giles St.
Mandalay Place
Hacienda Ave.
Mandalay Bay Theatre
MANDALAY BAY
McCarran International Airport
Proposed Las Vegas Raiders Stadium (Open 2020)
Mandalay Bay Event Center
North Conv. Center
FOUR SEASONS LAS VEGAS
Shark Reef Aquarium at Mandalay Bay
South Convention Center
Russell Rd.
Welcome to Las Vegas Sign
NORTH LAS VEGAS
SPRING MTS.
Summerlin
Downtown
Winchester
Sunrise Manor
MUDDY MTS.
CLARK COUNTY
Enterprise
HENDERSON

A-3-41

No. 4 – Showcase II

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$50,000,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	5.30%			Size:	41,407 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$3,091.26
Borrower Names:	SG Island Plaza LLC; Nakash Showcase II, LLC; Nakash Holding Island Plaza LLC; EG Island Plaza LLC; JG Island Plaza LLC			Year Built/Renovated:	2001/2018
Borrower Sponsors:	Nakash Properties LLC; Nakash Holding LLC; Eli Gindi; Jeffrey Gindi			Title Vesting:	Fee
Mortgage Rate:	4.8963%			Property Manager:	Self-managed
Note Date:	April 24, 2018			4th Most Recent Occupancy (As of):	100.0% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Maturity Date:	May 11, 2028			2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	76.8% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2018)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(5):	NAV
Additional Debt(2):	Yes			Most Recent NOI(5):	NAV
Additional Debt Type(2):	Pari Passu; Mezzanine
				U/W Revenues:	$11,287,376
				U/W Expenses:	$890,855
				U/W NOI:	$10,396,521
Escrows and Reserves(3):				U/W NCF:	$10,302,429
				U/W NOI DSCR(1):	1.64x
				U/W NCF DSCR(1):	1.62x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	8.1%
Taxes	$26,118	$8,706	NAP	U/W NCF Debt Yield(1):	8.0%
Insurance	$41,517	$6,920	NAP	As-Stabilized Appraised Value(6):	$237,000,000
Replacement Reserve	$0	$6,909	NAP	As-Stabilized Appraisal Valuation Date(6):	April 1, 2019
Rent Concession Reserve	$1,116,622	$0	NAP	Cut-off Date LTV Ratio(1)(6):	54.0%
Existing TI/LC Reserve	$8,563,335	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	54.0%

(1)	The Showcase II Mortgage Loan (as defined below) is part of the Showcase II Whole Loan (as defined below), which comprises three pari passu notes with an aggregate original principal balance of $128,000,000. All statistical information related to the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the Showcase II Whole Loan.

(2)	The equity interest in the Showcase II Borrower (as defined below) has been pledged to secure mezzanine indebtedness with an original principal balance of $37,000,000. As of the Cut-off Date, the U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio based on the Showcase II Total Debt (as defined below) are 6.3%, 1.15x and 69.6%, respectively. See “Subordinate and Mezzanine Indebtedness”.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	The Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the appraiser’s “Prospective Market Value Upon Stabilization” as of April 1, 2019, which assumes that tenants with executed leases have opened for business and that contractual tenant improvement and leasing commission (“TI/LC”) obligations and landlord work expenditures have been fulfilled. The Showcase II Borrower deposited upfront reserves totaling $8,563,335 for such contractual TI/LC and landlord work obligations and $1,116,622 for gap rent for tenants with rent abatement periods through September 2018 (see “Escrows” section). The appraiser concluded to an “as-is” Appraised Value of $215,000,000 (as of February 27, 2018), which would result in a Cut-off Date LTV Ratio of 59.5% based on the Showcase II Whole Loan and a Cut-off Date LTV Ratio of 76.7% based on the Showcase II Total Debt.

The Mortgage Loan. The mortgage loan (the “Showcase II Mortgage Loan”) is part of a whole loan (the “Showcase II Whole Loan”) evidenced by three pari passu notes secured by a first mortgage encumbering the fee interest in an anchored retail shopping center located in Las Vegas, Nevada (the “Showcase II Property”). The Showcase II Whole Loan was originated on April 24, 2018 by Wells Fargo Bank, National Association. The Showcase II Whole Loan had an original principal balance of $128,000,000, has an outstanding principal balance as of the Cut-off Date of $128,000,000 and accrues interest at an interest rate of 4.8963% per annum. The Showcase II Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest-only through the loan term. The Showcase II Whole Loan matures on May 11, 2028.

A-3-42

SHOWCASE II

The controlling Note A-1, which will be contributed to the BANK 2018-BNK13 securitization trust, had an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $50,000,000. The non-controlling Notes A-2 and A-3, which had an aggregate original principal balance of $78,000,000, are currently held by Wells Fargo Bank, National Association and are expected to be contributed to future securitization trusts. The mortgage loans evidenced by Notes A-2 and A-3 are collectively referred to herein as the “Showcase II Companion Loans”. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$50,000,000	BANK 2018-BNK13	Yes
A-2	$33,000,000	Wells Fargo Bank, National Association	No
A-3	$45,000,000	Wells Fargo Bank, National Association	No
Total	$128,000,000

Following the lockout period, on any date before February 11, 2028, the borrower has the right to defease the Showcase II Whole Loan in whole, but not in part. In addition, the Showcase II Whole Loan is prepayable without penalty on or after February 11, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 11, 2022.

Sources and Uses

Sources			Uses
Original whole loan amount	$128,000,000	77.6%	Loan payoff(1)	$76,289,680	46.2%
Mezzanine debt(2)	$37,000,000	22.4	Upfront reserves	9,747,592	5.9
			Closing costs	2,435,150	1.5
			Return of equity	76,527,578	46.4
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

(1)	Loan payoff includes an existing senior loan ($61,158,880) and existing mezzanine loan ($15,130,800).

(2)	See “Subordinate and Mezzanine Indebtedness” section.

The Property. The Showcase II Property consists of 41,407 square feet of specialty retail space within the larger Showcase retail development in Las Vegas, Nevada. The Showcase II Property is situated on 0.7 acres of land and comprises a two-story retail center featuring direct frontage, exposure and tenant access from the Las Vegas Strip (“The Strip”). The building is currently being renovated and is expected to feature a 32-foot front façade height to maximize signage and exposure from The Strip. The overall Showcase retail development, which is owned by affiliates of the Showcase II Borrower, comprises four phases totaling approximately 350,917 square feet of specialty and entertainment retail space (of which approximately 309,510 square feet does not serve as collateral for the Showcase II Whole Loan) with tenants and attractions including World of Coca-Cola, M&M’s World and Hard Rock Café. As of July 1, 2018, the Showcase II Property was 100.0% leased to six tenants.

Following the borrower sponsor’s acquisition of the Showcase II Property in December 2015, the borrower sponsor has been renovating and redeveloping the existing improvements and has spent over $44.9 million on tenant buyouts, tenant allowances and capital and legal expenditures. Prior to a recent reconfiguration, the Showcase II Property was fully occupied by two tenants with Grand Canyon Shops occupying 52.8% of the net rentable area (22,190 square feet) and Adidas occupying the remaining 47.2% of net rentable area (19,835 square feet). In 2016, the borrower sponsor negotiated a mutual release and discharge and terminated Grand Canyon Shops’ lease in exchange for a $20.8 million termination payment and also negotiated a downsizing of the Adidas space to 10,350 square feet. The Showcase II Property now comprises five retail suites and a sidewalk kiosk.

The Showcase II Property does not contain on-site parking; however, parking is available within both the adjacent parking garage at the non-collateral portion of the Showcase development and the MGM Grand garage (located approximately 0.5 miles east of the Showcase II Property). Per the zoning report, parking requirements are satisfied via these neighboring garages.

Major Tenants. The largest tenant at the Showcase II Property by underwritten rent is T-Mobile (S&P: BBB+; 29.2% of underwritten base rent). T-Mobile recently announced a proposed $26 billion dollar acquisition of Sprint, which was under review by the Federal Communications Commission as of July 3, 2018. The Showcase II Property location is T-Mobile’s first two-story store and the company’s fifth signature-style store (after New York, Chicago, Miami and Santa Monica). The store has a nightclub theme and features a virtual reality headset demo area, a photo booth, a bar serving non-alcoholic beverages, a concierge desk with tickets to events at the nearby T-Mobile Arena and access to 25 portable phone chargers for in-store use. T-Mobile opened for business at the Showcase II Property in January 2018.

The second largest tenant by underwritten rent is American Eagle (23.6% of underwritten base rent), which is expected to operate a flagship store at the Showcase II Property. American Eagle has taken possession of its space, commenced paying rent and is expected to open by November 2018.

The third largest tenant by underwritten rent is Adidas (21.9% of underwritten base rent). The Adidas store at the Showcase II Property was recently updated into a new design inspired by high school and college stadiums. The store features a test area that uses Run Genie, a tablet based software that helps employees recommend shoes based on how a customer runs. Adidas has been a tenant at the Showcase II Property since 2004.

A-3-43

SHOWCASE II

The fourth largest tenant is Aerie (American Eagle’s lingerie brand; 13.7% of underwritten base rent), and the fifth largest tenant is US Polo (8.2% of underwritten base rent), both of which have taken possession of their spaces but have not yet opened for business. The anticipated rent commencement date for both US Polo and Aerie is October 2, 2018 with estimated opening dates for US Polo in October 2018 and for Aerie by November 2018. All outstanding tenant improvement costs and gap rent through September 30, 2018 were reserved upon origination of the Showcase II Whole Loan (see “Escrows” section).

The following table presents certain information relating to the tenancy at the Showcase II Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
T-Mobile	BBB+/Baa1/BBB+	10,249	24.8%	$311.25	$3,190,000	29.2%	1/31/2028(3)
American Eagle(4)	NR/NR/NR	10,960	26.5%	$234.95	$2,575,000	23.6%	1/31/2028(5)
Adidas	NR/NR/NR	10,350	25.0%	$231.59	$2,397,000	21.9%	9/30/2027(6)
Aerie(4)(7)	NR/NR/NR	5,669	13.7%	$264.60(7)	$1,500,000(7)	13.7%	5/31/2028(8)
US Polo(9)(10)	NR/NR/NR	3,923	9.5%	$229.42(9)	$900,000(9)	8.2%	5/31/2028(11)
Total Major Tenants		41,151	99.4%	$256.66	$10,562,000	96.7%

Non-Major Tenant(12)		256	0.6%	$1421.19	$363,825	3.3%

Vacant Space		0	0.0%

Collateral Total		41,407	100.0%	$263.86	$10,925,825	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2019 totaling $212,000.

(3)	T-Mobile has three, five-year renewal options, with 12 months’ notice, at rental rates as specified in the lease.

(4)	American Eagle and Aerie are affiliated with Schottenstein, which holds a 25.0% equity interest in the Showcase II Borrower (see “The Borrowers and Borrower Sponsors” section).

(5)	American Eagle has taken possession of its space, commenced paying rent and is expected to open for business by November 2018. American Eagle has one, five-year renewal option, with 12 months’ notice, at rental rates as specified in the lease.

(6)	Adidas has two, five-year renewal options, with six months’ notice, at rental rates as specified in the lease.

(7)	Aerie has taken possession of its space and is anticipated to begin paying rent on October 2, 2018 and open for business by November 2018. At origination of the Showcase II Whole Loan, a gap rent reserve was required to cover rental payments through the anticipated rent commencement date (see “Escrows” section).

(8)	Aerie has one, five-year renewal option, with 12 months’ notice, at rental rates as specified in the lease.

(9)	US Polo has taken possession of its space and is anticipated to begin paying rent on October 2, 2018 and open for business in October 2018. At origination of the Showcase II Whole Loan, a gap rent reserve was required to cover rental payments through the anticipated rent commencement date.

(10)	US Polo is affiliated with Nakash Properties LLC and Nakash Holding LLC, which serve as borrower sponsors for the Showcase II Whole Loan.

(11)	US Polo has one, five-year renewal option, with 12 months’ notice, at rental rates as specified in the lease.

(12)	The Non-Major Tenant is Vegas.com, a kiosk tenant with a March 31, 2019 lease expiration. Vegas.com has one remaining, three-year renewal option, with six months’ notice, at a rental rate 5.0% greater than its current fixed minimum rent.

The following table presents certain information relating to the lease rollover schedule at the Showcase II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	256	0.6%	256	0.6%	$363,825	3.3%	$1,421.19
2020	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2021	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2022	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2023	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2024	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2025	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2026	0	0	0.0%	256	0.6%	$0	0.0%	$0.00
2027	1	10,350	25.0%	10,606	25.6%	$2,397,000	21.9%	$231.59
2028	4	30,801	74.4%	41,407	100.0%	$8,165,000	74.7%	$265.09
Thereafter	0	0	0.0%	41,407	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	41,407	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	41,407	100.0%			$10,925,825	100.0%	$263.86

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

A-3-44

SHOWCASE II

The following table presents historical occupancy percentages at the Showcase II Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(2)	7/1/2018(3)
100.0%	100.0%	100.0%	76.8%	100.0%

(1)	Information obtained from a third-party market research provider.

(2)	Occupancy as of December 31, 2017 includes T-Mobile, American Eagle, Adidas and the kiosk tenant. Aerie and US Polo each had a lease commencement date in June 2018.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Showcase II Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,925,825	96.8%	$263.86
Total Recoveries	710,645	6.3	17.16
Less Vacancy & Credit Loss	(349,094)(2)	(3.2)	(8.43)
Effective Gross Income	$11,287,376	100.0%	$272.60

Total Operating Expenses	$890,855	7.9%	$21.51
Net Operating Income	$10,396,521	92.1%	$251.08
Replacement Reserves	11,180	0.1	0.27
TI/LC	82,912	0.7	2.00
Net Cash Flow	$10,302,429	91.3%	$248.81

NOI DSCR(3)	1.64x
NCF DSCR(3)	1.62x
NOI Debt Yield(3)	8.1%
NCF Debt Yield(3)	8.0%

(1)	Historical operating statements are not applicable as the Showcase II Property has undergone significant recent renovations and reconfiguration (see “The Property” section).

(2)	The underwritten economic vacancy is 3.2%. The Showcase II Property was 100.0% leased as of July 1, 2018.

(3)	The debt service coverage ratios and debt yields are based on the Showcase II Whole Loan.

Appraisal. The appraiser concluded to a “Prospective Market Value Upon Stabilization” for the Showcase II Property of $237,000,000 as of April 1, 2019, which assumes that leased tenants have opened for business and contractual TI/LC obligations and landlord work expenditures have been fulfilled. The Showcase II Borrower deposited upfront reserves totaling $8,563,335 for such contractual TI/LC and landlord work obligations and $1,116,622 for gap rent for tenants with rent abatement periods through September 2018 (see “Escrows” section). The appraiser concluded to an “as-is” Appraised Value of $215,000,000 as of February 27, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated February 28, 2018, there was no evidence of any recognized environmental conditions at the Showcase II Property.

Market Overview and Competition. The Showcase II Property is located in Las Vegas, Nevada, approximately 0.1 miles north of the intersection of Las Vegas Boulevard and Tropicana Avenue, which is the site of four major resorts and casinos including the MGM Grand, New York-New York Hotel and Casino (“New York-New York”), Excalibur Hotel and Casino (“Excalibur”) and Tropicana Las Vegas (“Tropicana”), totaling over 12,500 combined rooms. The MGM Grand is the largest single hotel in the U.S. and the third-largest hotel complex in the world with 5,124 rooms. According to the appraisal, Monte Carlo Resort and Casino, located approximately 0.3 miles northwest of the Showcase II Property, is being transformed from a historically mid-level hotel fronting The Strip into a renovated development. Monte Carlo owner MGM Resorts International is partnering with New York hotelier Sydell Group for the ongoing approximately $450 million renovation project. Average foot traffic and traffic count along South Las Vegas Boulevard adjacent to the Showcase II Property is approximately 50,000 pedestrians and 55,000 vehicles, respectively. The Showcase II Property is located approximately 1.4 miles east of Interstate 15 and approximately 1.9 miles northwest of McCarran International Airport.

The Showcase II Property is situated 0.2 miles southeast of The Park, a plaza and outdoor retail and dining area that features multiple restaurants and bars as well as a live music venue that features events every Tuesday and Wednesday evening. Immediately adjacent to The Park is the Park Theater at Park MGM, which features 5,200 seats, a 140-foot wide stage, nine projectors and seven bars and terraces with views of The Strip and The Park. The Park Theater can accommodate configurations for concerts, award shows, combat sports, conventions and basketball. The Park connects The Strip to T-Mobile Arena, located approximately 0.5 miles west of the Showcase II Property. Built in April 2016, T-Mobile Arena is home to the National Hockey

A-3-45

SHOWCASE II

League’s (NHL) Vegas Golden Knights and is expected to host 100 to 150 events per year, including concerts, award shows, college basketball games, boxing and major MMA events.

According to the Las Vegas Convention & Visitors Authority, Las Vegas achieved a record 42.9 million visitors in 2016, with average per-trip visitor shopping expenses of $157. Additionally, between 2012 and 2016, the Las Vegas metro area’s annual job growth averaged 3.3%. According to a third-party market research report, the estimated 2017 population within a three- and five-mile radius of the Showcase II Property was approximately 132,125, and 367,283, respectively; while the 2017 estimated average household income within the same radii was $48,706, and $58,830, respectively.

According to a third-party market research report, the Showcase II Property is situated within the Central East Las Vegas Retail submarket. As of year-end 2017, the submarket reported a total inventory of 15.8 million square feet with a 10.6% vacancy rate. Submarket vacancy has decreased from 13.6% in 2011 and has averaged 11.8% over the last six years. The appraiser identified four primary competitive properties for the Showcase II Property totaling approximately 3.8 million square feet, which reported an average occupancy rate of approximately 91.5%. The appraiser concluded to market rents for the Showcase II Property of $250.00 per square foot, net, for retail tenants and $1,400.00 per square foot gross for the kiosk tenant.

The following table presents certain information relating to comparable leases for the Showcase II Property:

Comparable Leases(1)

Tenant Name	Tenant Description	Size (SF)	Tenant Opening Date	Base Rent (PSF)	Reimbursements (PSF)	Gross-Equivalent Rent (PSF)
Confidential	Specialty food tenant	698	Jun-17	$250.00	$23.75	$273.75
Confidential	Specialty food tenant	4,046	Dec-16	$104.85	$24.75	$129.60
Confidential	Cosmetics retail tenant	768	Aug-16	$250.00	$65.96	$315.96
Confidential	Luxury menswear retailer	2,500	Dec-15	$200.00	$95.42	$295.42
Confidential	Specialty chocolates	492	Dec-15	$356.00	$60.00	$416.00
Confidential	Specialty retail tenant	1,400	Nov-15	$250.00	$23.75	$273.75
Confidential	Upscale shoes	1,442	Sep-15	$225.00	$95.00	$320.00
Confidential	Specialty footwear retailer	3,017	Sep-15	$130.00	$62.69	$192.69
Confidential	Specialty retail/accessories	3,733	Sep-15	$218.47	$45.00	$263.47
Confidential	Specialty food tenant	11,797	Sep-15	$103.81	$25.75	$129.56
Confidential	Upscale watches and accessories	1,276	Jan-15	$475.00	$95.00	$570.00
Confidential	Specialty jewelry	731	Jan-15	$307.07	$62.69	$369.76
Confidential	Specialty food tenant	1,158	Sep-14	$377.47	$48.27	$425.74
Confidential	Upscale fashion and accessory retailer	5,251	May-14	$300.00	$95.00	$395.00
Confidential	Restaurant/Bar space	786	May-14	$301.39	$95.00	$396.39
Confidential	Specialty travel	938	May-14	$243.00	$23.06	$266.06
Confidential	Specialty food tenant	774	Apr-14	$255.00	$23.75	$278.75
Confidential	Specialty upscale retailer	715	Nov-13	$300.00	$66.86	$366.86
Confidential	Upscale watches and accessories	4,500	Jul-13	$300.00	$95.00	$395.00
Confidential	Specialty food and coffee	1,184	May-13	$422.30	$86.00	$508.30
Confidential	Specialty retail tenant	1,421	Jan-12	$288.75	$23.75	$312.50
Confidential	Luxury watch retailer	789	Mar-11	$450.00	$85.00	$535.00
Confidential	Women’s apparel and accessories	5,418	Feb-10	$235.00	$95.00	$330.00
Weighted Average				$252.94	$60.10	$313.05

(1)	Information obtained from the appraisal.

A-3-46

SHOWCASE II

The table below presents certain information relating to four comparable retail properties to the Showcase II Property identified by the appraiser:

Competitive Set(1)

	Showcase II (Subject)	Showcase	Miracle Mile Shops	Fashion Show Mall	Town Square Las Vegas
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	--	Adjacent	0.5 miles	1.7 miles	2.5 miles
Property Type	Retail/Anchored	Specialty Retail	Fashion/Specialty Center	Super-Regional Center	Lifestyle Center
Year Built/Renovated	2001/2018	1997/2013	2000/2008	1981/2015	2007/2015
Anchors	Adidas, American Eagle, T-Mobile, Aerie, US Polo	Coca-Cola, Ross Dress For Less, Hard Rock Café, “M&M’s”	--	Neiman Marcus, Dillard’s, Macy’s, Saks, Forever 21, Nordstrom, Dick’s Sporting Goods	Saks Off Fifth Avenue, Container Store, H&M, Cinema, Old Navy, Whole Foods
Total GLA	41,407 SF	347,281 SF	503,000 SF	1,875,400 SF	1,123,000 SF
Total Occupancy	100.0%	96.0%	90.0%	95.0%	85.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrowers and Borrower Sponsors. The borrowers comprise five tenants-in-common: Nakash Showcase II, LLC; Nakash Holding Island Plaza, LLC; SG Island Plaza, LLC; EG Island Plaza LLC; JG Island Plaza LLC (collectively, the “Showcase II Borrower”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Showcase II Borrower delivered a non-consolidation opinion in connection with the origination of the Showcase II Whole Loan. The nonrecourse carve-out guarantors of the Showcase II Whole Loan are Nakash Properties LLC, Nakash Holding LLC, Eli Gindi and Jeffrey Gindi.

Schottenstein Realty LLC (“Schottenstein”) holds a 25.0% equity interest in the Showcase II Borrower. Schottenstein is a vertically-integrated owner, operator, acquirer and redeveloper of high quality, power/big box, community and neighborhood shopping centers in major population areas throughout the U.S. Schottenstein owns an interest in a portfolio of more than 156 properties in 27 states in excess of 21 million square feet of gross leasable area.

The borrower sponsors are Nakash Properties LLC, Nakash Holding LLC (“Nakash Holdings”), Eli Gindi and Jeffrey Gindi. Nakash Holdings is the private investment office of the Nakash family, which manages a multi-billion dollar portfolio of investments including aviation, retail, agriculture, transportation, manufacturing and real estate located throughout the world. Eli and Jeffrey Gindi are part of the founding family of the Century 21 department stores and are the managing members in a variety of retail, multifamily and hospitality assets located throughout the United States. Eli and Jeffrey Gindi are also the co-founders and principals of Gindi Capital, a family holding company that invests in commercial real estate.

Affiliates of the Showcase II Borrower acquired phases I, II and III of the Showcase retail development in separate transactions in 2014 and 2015, as well as phase IV (the former Smith & Wollensky building) in 2017 for a total purchase price of approximately $426.9 million (phases I, III and IV do not serve as collateral for the Showcase II Whole Loan).

Escrows. The loan documents provide for upfront reserves of $26,118 for real estate taxes, $41,517 for insurance premiums, $1,116,622 for gap rent related to Aerie ($695,518) and US Polo ($421,105) and $8,563,335 for existing TI/LCs related to American Eagle ($3,500,000), Adidas ($1,018,043), Aerie ($2,654,072) and US Polo ($1,391,220). The loan documents provide for ongoing monthly escrows in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $8,706), one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $6,920) and $6,909 for capital expenditures.

Lockbox and Cash Management. The Showcase II Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the Showcase II Borrower direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Showcase II Whole Loan;

(ii)	the net cash flow debt service coverage ratio for the Showcase II Total Debt (see “Subordinate and Mezzanine Indebtedness” section) falling below 1.10x at the end of any calendar quarter; or

(iii)	the occurrence of a Major Tenant Cash Trap Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt service coverage ratio for the Showcase II Total Debt being equal to or greater than 1.10x for two consecutive calendar quarters; or

A-3-47

SHOWCASE II

●	with regard to clause (iii), a Major Tenant Cash Trap Event Period Cure (as defined below).

A “Major Tenant Cash Trap Event Period” will commence upon the earlier of the following:

(i)	any Major Tenant (as defined below) failing to extend or renew its lease (A) on or prior to the extension or renewal date set forth in its lease or (B) 12 months prior to lease expiration;

(ii)	any Major Tenant (A) terminating or cancelling its lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) or (B) failing to otherwise have its lease be in full force and effect; or

(iii)	any Major Tenant becoming insolvent or filing for bankruptcy;

A “Major Tenant Cash Trap Event Period Cure” will occur upon the following:

●	with regard to clause (i), (x) such Major Tenant having renewed or extended its lease in accordance with the loan documents and delivered an estoppel in form and substance acceptable to lender, or (y) a Qualified Re-Leasing Event (as defined below);

●	with regard to clause (ii), such Major Tenant, as applicable, having revoked or rescinded all termination or cancellation notices with respect to its lease and having re-affirmed the applicable lease as being in full force and effect; or

●	with regard to clause (iii), such Major Tenant, as applicable, being no longer insolvent or subject to any bankruptcy or insolvency proceedings and its lease having been affirmed pursuant to a final and non-appealable order of a court of competent jurisdiction.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants acceptable to the lender executing leases covering all of the space currently occupied by any Major Tenant in accordance with the loan documents, as applicable, and delivering an estoppel certificate confirming such replacement tenants having accepted its premises, taken possession thereof and paying full unabated rent. After giving effect to the rents paid under such leases, the net cash flow debt service coverage ratio for the Showcase II Total Debt is required to be equal to or greater than 1.10x for two consecutive calendar quarters.

“Major Tenant” will mean (i) any tenant that accounts for 20.0% or more of the total rental income for the Showcase II Property, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire the fee interest in all or any portion of the Showcase II Property, or (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) or (ii) above.

Property Management. The Showcase II Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right, commencing 12 months after loan origination, to transfer the Showcase II Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) to the extent there is a tenant-in-common interest after such transfer (x) the transfer must not create more than five tenant-in-common owners of the Showcase II Property and (y) each tenant-in-common owner must be at least 51% owned and controlled by sponsorship approved by lender; and (iv) if required by the lender, rating agency confirmation from DBRS, Fitch and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series BANK 2018-BNK13 Certificates and similar confirmations from each rating agency rating any securities backed by the Showcase II Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Wells Fargo Bank, National Association, funded and placed with Nonghyup Bank, as the Trustee of Vestas Qualified Investors Private Real Estate Fund Investment Trust No. 35, a $37,000,000 mezzanine loan (the “Showcase II Mezzanine Loan”) to five tenants-in-common: Nakash Showcase II Mezz LLC; Nakash Holding Island Plaza Mezz LLC; SG Island Plaza Mezz LLC; EG Island Plaza Mezz LLC; and JG Island Plaza Mezz LLC, each a Delaware limited liability company (collectively, the Showcase II Whole Loan and the Showcase II Mezzanine Loan are referred to herein as the “Showcase II Total Debt”). The Showcase II Mezzanine Loan is secured by 100.0% of the direct equity interest in the Showcase II Borrower. The Showcase II Mezzanine Loan accrues interest at a rate of 7.0000% per annum and requires payments of interest-only through the maturity date of May 11, 2028 (co-terminus with the Showcase II Whole Loan).

Ground Lease. None.

Terrorism Insurance. The Showcase II Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Showcase II Las Vegas Retail Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

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EXCHANGERIGHT NET LEASED PORTFOLIO #22

Pick'n Save

Pick n Save - Sun Prairie WI

Walgreens

Walgreens - Bedford TX

BioLife

BioLife Plasma Services L.P. - Glendale AZ

DOLLAR GENERAL

Dollar General - Girard OH

3

Fresenius Medical Care - Vineland NJ

TRACTOR SUPPLY Co

Tractor Supply - Egg Harbor NJ

First Midwest Bank

First Midwest Bank - Melrose Park IL

CVS - Novi MI

FAMILY DOLLAR

Family Dollar - Bridge City LA

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EXCHANGERIGHT NET LEASED PORTFOLIO #22

Lake Huron
ONTARIO
MICHIGAN
Lake Michigan
MILWAUKEE
Madison
Sun Prairie
GRAND RAPIDS
Flint
Sarnia
LONDON
DETROIT
WINDSOR
Lake Erie
CHICAGO
Rockford
Melrose Park
TOLEDO
CLEVELAND
Girard
INDIANA
FORT WAYNE
West Lafayette
OHIO
COLUMBUS
INDIANAPOLIS
DAYTON
Franklin
CINCINNATI
ILLINOIS
LOUISVILLE
LEXINGTON
KENTUCKY
WEST VIRGINIA

PENNSYLVANIA
PHILADELPHIA
CAMDEN
WILMINGTON
NEW JERSEY
Vineland
Atlantic City
Egg Harbor Twp.
DELAWARE
Dover
Delaware Bay
Atlantic Ocean
Cape May

Peoria
Glendale
Scottsdale
PHOENIX
Avondale
Mesa
Tempe
Gilbert
Chandler

ExchangeRight Net Leased Portfolio #22

1	Pick n Save - Sun Prairie WI	Sun Prairie, WI	11	Dollar General - Girard OH	Girard, OH
2	BioLife Plasma Services L.P. - Glendale AZ	Glendale, AZ	12	Dollar General - Franklin OH	Franklin, OH
3	Walgreens - West Lafayette IN	West Lafayette, IN	13	Family Dollar - Bridge City LA	Bridge City, LA
4	CVS - Novi MI	Novi, MI	14	Dollar General - Baton Rouge LA	Baton Rouge, LA
5	Tractor Supply - Egg Harbor NJ	Egg Harbor Township, NJ	15	Fresenius Medical Care - Vineland NJ	Vineland, NJ
6	Walgreens - Bedford TX	Bedford, TX			
7	Tractor Supply - Oxford MI	Oxford, MI			
8	First Midwest Bank - Melrose Park IL	Melrose Park, IL			
9	Walgreens - Waterford MI	Waterford Township, MI			
10	Dollar General - DeLand FL	DeLand, FL			

Lewisville
Flower Mound
Carrollton
PLANO
Grapevine
Addison
DALLAS
IRVING
Bedford
Euless
FORT WORTH
ARLINGTON
GRAND PRAIRIE

NASHVILLE
Knoxville
MEMPHIS
TENNESSEE
CHARLOTTE
ATLANTA
MISSISSIPPI
ALABAMA
Jackson
Montgomery
GEORGIA
Savannah
Baton Rouge
NEW ORLEANS
Bridge City
JACKSONVILLE
FLORIDA
Gulf of Mexico
DeLand
ORLANDO
TAMPA
ST. PETERSBURG

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No. 5 – ExchangeRight Net Leased Portfolio #22

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Portfolio
				Property Type(3):	Various
Original Principal Balance:	$43,521,600			Specific Property Type(3):	Various
Cut-off Date Balance:	$43,521,600			Location(3):	Various
% of Initial Pool Balance:	4.61%			Size:	229,251 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$189.84
Borrower Name(1):	ExchangeRight Net Leased Portfolio 22 DST			Year Built/Renovated(3):	Various/NAP
Borrower Sponsor:	ExchangeRight Real Estate, LLC			Title Vesting:	Fee
Mortgage Rate:	4.3200%			Property Manager:	NLP Management, LLC (borrower-related)
Note Date:	June 7, 2018			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAV
Maturity Date:	July 1, 2028			2nd Most Recent Occupancy(4):	NAV
IO Period:	120 months			Most Recent Occupancy(4):	NAV
				Current Occupancy (As of):	100.0% (8/1/2018)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(4):	NAV
Additional Debt:	None			Most Recent NOI(4):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$4,304,538
				U/W Expenses:	$107,613
				U/W NOI:	$4,196,925
Escrows and Reserves(2):				U/W NCF:	$4,037,623
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	2.20x
Taxes	$111,991	$16,668	NAP	U/W NCF DSCR:	2.12x
Insurance	$607	$202	NAP	U/W NOI Debt Yield :	9.6%
Deferred Maintenance	$45,521	$0	NAP	U/W NCF Debt Yield:	9.3%
Replacement Reserve	$96,665	$0	NAP	As-Is Appraised Value:	$73,580,000
TI/LC Reserve	$500,000	Springing	NAP	As-Is Appraisal Valuation Date:	Various
Condominium Assessments Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.1%
BioLife Rollover Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	59.1%

(1)	See “The Borrower” section.
(2)	See “Escrows” section.
(3)	See “The Properties” section.
(4)	Historical occupancy and NOI are unavailable as the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between May and June 2018.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Mortgage Loan”) is evidenced by a single promissory note secured by the fee interests in fifteen cross-collateralized, triple-net leased, single-tenant retail and medical office properties located across ten states (the “ExchangeRight Properties”). The ExchangeRight Mortgage Loan had an original principal balance of $43,521,600, has an outstanding principal balance as of the Cut-off Date of $43,521,600 and accrues interest at an interest rate of 4.3200% per annum. The ExchangeRight Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the maturity date of July 1, 2028.

Following the REMIC lockout period, the borrower has the right to defease the ExchangeRight Mortgage Loan in whole, but not in part. In addition, the ExchangeRight Mortgage Loan is prepayable without penalty on or after April 1, 2028.

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EXCHANGERIGHT NET LEASED PORTFOLIO #22

Sources and Uses

Sources			Uses
Original loan amount	$43,521,600	59.0%	Purchase price(1)	$72,387,683	98.1%
Borrower equity	30,245,087	41.0	Closing costs	1,379,004	1.9
			Reserves	754,784	1.0
Total Sources	$73,766,687	100.0%	Total Uses	$73,766,687	100.0%

(1)	The borrower sponsor purchased the ExchangeRight Properties in separate transactions between May 14, 2018 and June 7, 2018 for an aggregate purchase price of $72,387,683.

The Properties. The ExchangeRight Properties are comprised of thirteen single-tenant retail and two medical office properties totaling 229,251 square feet and located across ten states. The ExchangeRight Properties are located in Wisconsin (one property, 26.0% of NRA), Michigan (three properties, 21.3% of NRA), New Jersey (two properties, 13.2% of NRA), Ohio (two properties, 8.6% of NRA) and Louisiana (two properties, 6.9% of NRA), with the five remaining properties located in Arizona, Indiana, Texas, Florida and Illinois. Built between 1998 and 2018, with eight of the fifteen properties built within the last two years, the ExchangeRight Properties range in size from 3,000 square feet to 59,500 square feet. As of August 1, 2018, the ExchangeRight Properties were 100.0% occupied.

The ExchangeRight Properties are leased to nationally recognized tenants in diverse retail segments including Kroger (d/b/a) Pick n Save, BioLife Plasma Services, LP, Walgreens, CVS Pharmacy, Tractor Supply, First Midwest Bank, Dollar General, Family Dollar and Fresenius Medical Care. Eight of the nine tenants are investment grade-rated (occupying thirteen of the fifteen properties, 82.1% of NRA and 86.0% of underwritten base rent). The ExchangeRight Properties have a weighted average remaining lease term of approximately 11.9 years. Leases representing 57.1% of the net rentable area and 59.0% of the underwritten base rent expire after the ExchangeRight Mortgage Loan maturity date.

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EXCHANGERIGHT NET LEASED PORTFOLIO #22

The following table presents certain information relating to the ExchangeRight Properties:

Tenant Name City/State	Year Built/ Renovated	NRSF	% of Portfolio NRSF	Lease Expiration Date	Appraised Value(3)	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent
Pick n Save(1) Sun Prairie, WI	2007 / NAP	59,500	26.0%	12/31/2027	$12,300,000	16.7%	$766,360	$12.88	16.9%
BioLife Plasma Services, LP(2) Glendale, AZ	2018 / NAP	15,230	6.6%	4/30/2033	$11,500,000	15.6%	$682,648	$44.82	15.0%
Walgreens(3) West Lafayette, IN	2001 / NAP	14,175	6.2%	12/31/2031	$7,660,000	10.4%	$480,000	$33.86	10.6%
CVS Pharmacy(4) Novi, MI	2005 / NAP	13,013	5.7%	1/31/2028	$6,730,000	9.1%	$421,881	$32.42	9.3%
Tractor Supply(5) Egg Harbor Township, NJ	2017 / NAP	19,097	8.3%	10/31/2032	$5,900,000	8.0%	$355,968	$18.64	7.8%
Walgreens(6) Bedford, TX	2002 / NAP	13,650	6.0%	12/1/2028	$4,880,000	6.6%	$293,000	$21.47	6.5%
Tractor Supply(7) Oxford, MI	2017 / NAP	21,930	9.6%	2/28/2032	$4,500,000	6.1%	$279,300	$12.74	6.2%
First Midwest Bank(8) Melrose Park, IL	2007 / NAP	3,000	1.3%	10/31/2027	$4,460,000	6.1%	$273,456	$91.15	6.0%
Walgreens(9) Waterford Township, MI	1998 / NAP	13,905	6.1%	2/29/2028	$4,380,000	6.0%	$275,319	$19.80	6.1%
Dollar General(10) DeLand, FL	2011 / NAP	9,026	3.9%	8/31/2027	$1,950,000	2.7%	$121,670	$13.48	2.7%
Dollar General(11) Girard, OH	2017 / NAP	10,566	4.6%	3/31/2033	$1,800,000	2.4%	$115,803	$10.96	2.6%
Dollar General(12) Franklin, OH	2017 / NAP	9,100	4.0%	4/30/2032	$1,560,000	2.1%	$101,192	$11.12	2.2%
Family Dollar (13) Bridge City, LA	2018 / NAP	8,320	3.6%	7/31/2033	$1,340,000	1.8%	$87,000	$10.46	1.9%
Dollar General(14) Baton Rouge, LA	2017 / NAP	7,489	3.3%	9/30/2032	$1,220,000	1.7%	$80,357	$10.73	1.8%
Fresenius Medical Care(15)(16)(17) Vineland, NJ	2016 / NAP	11,250	4.9%	5/31/2031	$3,400,000	4.6%	$202,500	$18.00	4.5%
Total/Weighted Average	2010 / NAP	229,251	100.0%		$73,580,000	100.0%	$4,536,454	$19.79	100.0%

(1)	Pick n Save has a rent increase to $13.08 per square foot effective January 2023. Pick n Save has four five-year renewal options upon six months’ notice at fixed rents. Pick n Save has a right of first refusal to purchase its leased property.
(2)	BioLife Plasma Services, LP has three five-year renewal options upon 180 days’ notice at a 5% increase in rent. BioLife Plasma Services, LP has an ongoing termination right with 30 days’ notice and payment of the present value (discounted at 8.25%) of all remaining lease payments through lease maturity. BioLife Plasma Services, LP also has a re-letting restriction for the two-year period after the expiration or earlier termination of its lease whereby the landlord may not sell or lease the related property to any operator of a plasmapheresis center or other competing business to BioLife Plasma Services, LP. Should BioLife Plasma Services, LP terminate its lease, the ExchangeRight Mortgage Loan Documents require the termination fee to be deposited to a BioLife rollover reserve. See “Escrows” section.
(3)	Walgreens has a termination right on January 2022 and January 2027 with 6 months’ notice. Walgreens has a right of first refusal to purchase its leased property.
(4)	CVS Pharmacy has a rent increase to $32.99 per square foot effective April 2020. CVS Pharmacy has four five-year renewal options upon 180 days’ notice at fixed rents.
(5)	Tractor Supply has a rent increase to $19.57 per square foot effective May 2022. Tractor Supply has four five-year renewal options upon 90 days’ notice at fixed rents. Tractor Supply has a right of first refusal to purchase its leased property.
(6)	Walgreens has a termination right on February 28, 2028 with 6 months’ notice. Walgreens has a right of first refusal to purchase its leased property.
(7)	Tractor Supply has a rent increase to $13.37 per square foot effective July 2021. Tractor Supply has four five-year renewal options upon 90 days’ notice at fixed rents. Tractor Supply has a right of first refusal to purchase its leased property.
(8)	First Midwest Bank has an annual consumer price index increase (no less than 2.0% and no greater than 5.0%) in rent. First Midwest Bank has four five-year renewal options upon 12 months’ notice at market rent.
(9)	Walgreens has one ten-year renewal option. Walgreens has a termination right on February 28, 2023 and on February 29, 2028 with 6 months’ notice. Walgreens has a right of first refusal to purchase its leased property.
(10)	Dollar General has four five-year renewal options upon 180 days’ notice at fixed rents.
(11)	Dollar General has four five-year renewal options upon 180 days’ notice at fixed rents.
(12)	Dollar General has three five-year renewal options upon 180 days’ notice at fixed rents.
(13)	Family Dollar has a rent increase to $10.96 per square foot effective April 2028. Family Dollar has six five-year renewal options upon 180 days’ notice at fixed rents. Family Dollar has a right of first refusal to purchase its leased property.
(14)	Dollar General has three five-year renewal options upon 180 days’ notice at fixed rents.
(15)	The Fresenius Medical Care – Vineland NJ property is comprised of a 25% non-controlling interest in a four-unit condominium. The lender has been assigned all rights, easements, rights of way, reservations and powers of the borrower under the condominium documents.
(16)	Fresenius Medical Care has sublet 1,492 square feet to a complimentary user, Nephrology and Hypertension Associates of New Jersey, LLC through May 7, 2020 at a base monthly rental rate of $18.00 per square foot plus $7.69 per square foot for tenant improvements. The sublease includes two five-year renewal options at fair market value.
(17)	Fresenius Medical Care has a rent increase to $19.81 per square foot effective June 2021. Fresenius Medical Care has three five-year renewal options upon 210 days’ notice at fair market rent.

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EXCHANGERIGHT NET LEASED PORTFOLIO #22

The following table presents certain information relating to the tenancy at the ExchangeRight Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	No. of Properties	NRSF	% of Total NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Pick n Save	BBB/Baa1/BBB	1	59,500	26.0%	$12.88	$766,360	16.9%
Walgreens	BBB/Baa2/BBB	3	41,730	18.2%	$25.12	$1,048,319	23.1%
Tractor Supply	NR/NR/NR	2	41,027	17.9%	$15.48	$635,268	14.0%
Dollar General	NR/Baa2/BBB	4	36,181	15.8%	$11.58	$419,022	9.2%
BioLife Plasma Services, LP	NR/Baa3/NR	1	15,230	6.6%	$44.82	$682,648	15.0%
CVS Pharmacy	NR/Baa1/BBB	1	13,013	5.7%	$32.42	$421,881	9.3%
Fresenius Medical Care	BBB-/Baa3/BBB-	1	11,250	4.9%	$18.00	$202,500	4.5%
Family Dollar	NR/Baa3/NR	1	8,320	3.6%	$10.46	$87,000	1.9%
First Midwest Bank	NR/Baa2/BBB-	1	3,000	1.3%	$91.15	$273,456	6.0%
Occupied Collateral Subtotal/Wtd. Avg.		15	229,251	100.0%	$19.79	$4,536,454	100.0%

Vacant Space			0	0.0%
Total			229,251	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	3	71,526	31.2%	71,526	31.2%	$1,161,486	25.6%	$16.24
2028	3	40,568	17.7%	112,094	48.9%	$990,200	21.8%	$24.41
Thereafter	9	117,157	51.1%	229,251	100.0%	$2,384,768	52.6%	$20.36
Vacant	0	0	0.0%	229,251	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	229,251	100.0%			$4,536,454	100.0%	$19.79

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	8/1/2018
NAV	NAV	NAV	NAV	100.0%

(1)	The ExchangeRight Properties were acquired by the borrower sponsor between May and June 2018. Accordingly, historical occupancy is not available.

A-3-55

EXCHANGERIGHT NET LEASED PORTFOLIO #22

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$4,531,093	105.3%	$19.76
Less Vacancy(3)	(226,555)	(5.3)	(0.99)
Effective Gross Income	$4,304,538	100.0%	$18.78

Total Operating Expenses(4)	$107,613	2.5%	$0.47

Net Operating Income	$4,196,925	97.5%	$18.31
TI/LC	144,846	3.4	0.63
Replacement Reserves	14,456	0.3	0.06
Net Cash Flow	$4,037,623	93.8%	$17.61

NOI DSCR	2.20x
NCF DSCR	2.12x
NOI DY	9.6%
NCF DY	9.3%

(1)	The ExchangeRight Properties were acquired by the borrower sponsor between May and June 2018. Accordingly, historical operating statements are not available.
(2)	U/W Base Rent is inclusive of $22,500 related to the Fresenius Medical Care June 2019 rent step.
(3)	U/W Vacancy is 5.0%. The ExchangeRight Properties are currently 100.0% occupied.
(4)	Total Operating Expenses consist of a 2.5% property management fee.

Appraisal. The ExchangeRight Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $73,580,000. The appraisals are dated from March 9, 2018 to May 17, 2018.

Environmental Matters. According to the Phase I environmental assessments dated January 31, 2018 to May 22, 2018 there was no evidence of any recognized environmental conditions at the ExchangeRight Properties except for the Walgreens - West Lafayette IN property, which according to a Phase II environmental assessment dated May 14, 2018, had low level impacts to soil vapor likely associated with the former on-site commercial dry cleaning operations, that were not considered likely to present a vapor intrusion concern. The Phase II environmental assessment concluded that no additional investigation or action appears warranted.

The Borrower. The borrower is ExchangeRight Net Leased Portfolio 22 DST, a Delaware statutory trust (the “ExchangeRight Borrower”) with one trustee which is an independent director. At loan origination, the ExchangeRight Properties were conveyed and assumed from ExchangeRight Net Leased Portfolio 22, LLC to and by the ExchangeRight Borrower.

The ExchangeRight Borrower has master leased the ExchangeRight Properties to a master tenant owned by ExchangeRight Real Estate, LLC, which is owned by the ExchangeRight Mortgage Loan guarantors. The master tenant has one independent director. The master lease obligates the master tenant to operate the ExchangeRight Properties and make decisions on behalf of the ExchangeRight Borrower and to make all repairs other than capital expenses (however replacement reserves under the ExchangeRight Mortgage Loan may be made available to the master tenant.) The master tenant’s interest in all tenant rents are assigned to the ExchangeRight Borrower, which in turn assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Mortgage Loan and the lender has the ability to cause the ExchangeRight Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Mortgage Loan and gives rise to recourse liability to the guarantors for losses unless such default is solely for the purpose of paying rent under the master lease if the ExchangeRight Properties do not generate sufficient gross income from operations.

The lender has the ability to cause the ExchangeRight Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s determination of imminent default, (ii) the lender’s determination that the ExchangeRight Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any individual property, (iii) 90 days prior to the ExchangeRight Mortgage Loan maturity date if an executed commitment from an institutional lender to refinance the ExchangeRight Mortgage Loan is not delivered to the lender.

Anytime after December 7, 2018, the ExchangeRight Borrower has the right to a “Qualified Transfer” of all of its ownerships interests to an Approved Transferee (as defined below) and to replace the guarantors with an affiliate of the Approved Transferee acceptable to the lender provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee owns at least 51% of the beneficial ownership interests in the ExchangeRight Borrower and master tenant, (iii) the delivery of a REMIC opinion, an insolvency opinion and other opinions required by the lender and (iv) the receipt of rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the BANK 2018-BNK13 Certificates. Should the ExchangeRight Borrower fail to make such Qualified Transfer by July 1, 2025 (36 months prior to the ExchangeRight Mortgage Loan maturity date), a Cash Sweep Period will be triggered (see “Lockbox and Cash Management” section.)

A-3-56

EXCHANGERIGHT NET LEASED PORTFOLIO #22

“Approved Transferee” means (A) an eligible institution wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or plead guilty or no contest to a felony, (ii) has never been indicted or convicted of, or plead guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary bankruptcy proceeding and (iv) has no material outstanding judgments against it, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five properties with a minimum of 750,000 square feet and (4) has total assets of at least $100,000,000.

Legal counsel to the ExchangeRight Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Mortgage Loan.

David Fisher, Joshua Ungerecht and Warren Thomas, the owners of ExchangeRight Real Estate, LLC, are the guarantors of certain nonrecourse carveouts under the ExchangeRight Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than $1.2 billion of assets and more than 11 million square feet under management. ExchangeRight Real Estate, LLC has more than 425 investment-grade retail and Class B/B+ multifamily properties located across 30 states.

Escrows. The ExchangeRight Mortgage Loan documents provide for upfront reserves in the amount of (i) $111,991 for real estate taxes, (ii) $607 for flood insurance premiums, (iii) $45,521 for deferred maintenance, (iv) $96,665 for replacement reserves, and (v) $500,000 for tenant improvements and leasing commissions.

Upon an event of default, and when the debt service coverage ratio is less than 1.45x based on the trailing twelve-month period, the borrower is required to deposit monthly $27,701 plus any termination fees received for tenant improvements and leasing commissions, which reserved amounts will be released to the borrower, provided no event of default is continuing, when the debt service coverage ratio equals or exceeds 1.45x based on the trailing twelve-month period.

Upon any of (i) an event of default, (ii) an event of default under a tenant lease, (iii) a tenant no longer being liable for paying property taxes directly to the taxing authority, or (iv) the borrower failing to provide evidence that such property taxes have been paid in full on or prior to when due, the borrower will be required to make monthly deposits for real estate taxes in an amount equal to 1/12th of the estimated annual amount due, initially $16,668.

The ExchangeRight Mortgage Loan documents require monthly deposits for property and liability insurance premiums in an amount equal to 1/12th of the estimated annual amount due, unless waived (as currently) due to a blanket policy being in place. The ExchangeRight Mortgage Loan documents require monthly deposits for flood insurance premiums, initially $202.

Upon the Fresenius Medical Care lease guarantor no longer being investment grade-rated, the borrower is required to immediately deposit $7,819 for condominium reserves, or some other lender-estimated amount such that the balance of the condominium reserves is at all times equal to at least the aggregate amount of condominium assessments due with respect to the Fresenius Medical Care – Vineland NJ property for the following six-month period.

Upon BioLife Plasma Services, LP exercising a termination option, the borrower is required to immediately deposit the termination fee received (equal to the present value, discounted at 8.25%, of all remaining lease payments through lease maturity of April 30, 2033) less one month of BioLife Plasma Services, LP rent to the BioLife rollover reserve, which reserve will be released monthly, provided no event of default is continuing, to the borrower to replace the revenue lost as a result of the BioLife Plasma Services, LP termination, unless a Cash Sweep Period (as defined below) is continuing, in which case such funds will be transferred to the lockbox account and disbursed in accordance with the ExchangeRight Mortgage Loan documents.

Lockbox and Cash Management. The ExchangeRight Mortgage Loan is structured with a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept on each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Mortgage Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Mortgage Loan until the discontinuance of the Cash Sweep Period. Notwithstanding the foregoing, if a Cash Sweep Period occurs twice during the ExchangeRight Mortgage Loan term, the Cash Sweep Period will continue for the remainder of the ExchangeRight Mortgage Loan term and the borrower will not be entitled to any disbursement of excess cash.

A “Cash Sweep Period” will exist (A) when the debt service coverage ratio is less than 1.50x for one quarter based on the preceding twelve months, ending when the debt service coverage ratio is equal to or greater than 1.55x for two consecutive calendar quarters based on the preceding twelve months or (B) beginning July 1, 2025 (36 months prior to the loan maturity date), ending on a Qualified Transfer Trigger Event Cure (as defined below).

A “Qualified Transfer Trigger Event Cure” means the occurrence of a Qualified Transfer (see “The Borrower” section above); provided, however, for purposes of this definition, the Approved Transferee additionally (i) at all times maintains a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000, (ii) executes and delivers to the lender a full recourse guaranty for the entire outstanding principal balance of the ExchangeRight Mortgage Loan, (iii) owns 100% of the legal and beneficial ownership interests in the borrower, and (iv) is not a Delaware statutory trust.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the borrower.

A-3-57

EXCHANGERIGHT NET LEASED PORTFOLIO #22

Assumption. After December 7, 2018, the borrower has the right to transfer the ExchangeRight Properties in their entirety provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) a REMIC opinion, an insolvency opinion and other opinions required by the lender have been provided and (iii) rating agency confirmation from Fitch, DBRS and S&P that such assumption will not result in a downgrade , withdrawal or qualification of the respective ratings assigned to the BANK 2018-BNK13 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Right of First Refusal / Offer. Seven tenants: Pick n Save, Walgreens (at the Walgreens - West Lafayette IN property), Tractor Supply (at the Tractor Supply - Egg Harbor NJ property), Walgreens (at the Walgreens – Bedford TX property), Tractor Supply (at the Tractor Supply – Oxford MI property), Walgreens (at the Walgreens - Waterford MI property) and Family Dollar, have rights of first refusal to purchase their leased properties. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The ExchangeRight Mortgage Loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight Properties. The ExchangeRight Mortgage Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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A-3-59

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A-3-60

THE GALLERIA

A-3-61

THE GALLERIA

A-3-62

THE GALLERIA

Lake Pontchartrain
Pontchartrain Causeway
The Galleria
1 Galleria Boulevard
Metairie, LA 70001
METAIRIE
JEFFERSON PARISH
ORLEANS PARISH
NEW ORLEANS
Linear Park
Folse Dr
Esplanade Ave
Louis Armstrong New Orleans Intl. Airport 4 miles
Clearview Pkwy
East Jefferson General Hospital
Lakeway Center
Executive Tower
Lakeside Shopping Center
Veterans Memorial Blvd
Clearview Mall
Cleary Ave
Lafreniere Park
Tulane Lakeside Hospital
W. Napoleon Ave
Transcontinental Dr
W. Metairie Ave
New Orleans Saints Headquarters
New Orleans Baby Cakes Baseball Stadium
AMTRAK
Louisiana Tech. Coll.-Jefferson
Airline Dr
Earhart Expwy
Causeway Blvd
Bonnabel Blvd
Live Oak St
Veterans Blvd
Lake Ave
Metairie Country Club
New Orleans Country Club
Breakwater Park
New Canal Lighthouse
West End
Canal Blvd
Lakeview
North Course at City Park
LaBorde Lookout
City Park
Ted Gormley Stadium
Delgado Community College
New Orleans Museum of Art
Fairgrounds Racetrack
Lakeshore Dr
Southern University at New Orleans
Research & Technology Park
University of New Orleans
Elysian Fields Ave
Robert E. Lee Blvd
Gentilly
Filmore Ave
Mirabeau Ave
Dillard University
Esplanade Ave
Broad Ave
Orleans Ave
Canal St
STREETCAR
Treme-Lafitte
Tulane-Gravier
Tulane Ave
University Medical Ctr.
LSU Medical Center
Xavier University of Louisiana
Carrollton Ave
Claiborne Ave
CBD
French Market
FRENCH QUARTER
Champion Square
Audubon Aquarium
Riverwalk Marketplace
Mercedes-Benz Superdome
Smoothie King Center
New Orleans E. N. Morial Conv. Ctr.
Central City
Lower Garden District
St. Charles Ave
Garden District
Magazine St
Tchoupitoulas St
Broadmoor
Yulman Stadium
Nashville Ave
Tulane University
Loyola University
Ochsner Baptist Medical Ctr.
Freret St
Napoleon Ave
Uptown/ Carrollton
Audubon
Audubon Park Golf Course
Audubon Zoo
Children's Hospital New Orleans
West Riverside
Willow St
Leake Ave
Mississippi River
Gretna
Harvey
Jefferson
Jefferson Hwy
Citrus Blvd
Elmwood Shopping Center
Central Ave
Ochsner Medical Center
River Ridge
Elmwood
ELMWOOD INDUSTRIAL PARK
Hickory Ave
Colonial Club Dr
Jefferson Hwy
Riverside Rd
HUEY P. LONG BRIDGE
River Rd
Bridge City
Bridge City Ave
Harahan
Colonial Golf and Country Club
Waggaman
Westwego
10
610
61
90
3139
48
18
Lake Pontchartrain
NEW ORLEANS
Kenner
Metairie
River Ridge
Jefferson
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Marrero
Harvey
Gretna
Terrytown
Belle Chasse
Estelle
Woodmere
Gentilly
Bywater
Arabi
Chalmette
CBD
Algiers
Carrollton
Uptown
Audubon
JEFFERSON PARISH
ORLEANS PARISH
ST. BERNARD PARISH
PLAQUEMINES PARISH
ST CHARLES PARISH
Jean Lafitte National Historic Park
Lake Cataouatche
Mississippi River
Little Woods

A-3-63

No. 6 – The Galleria

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$42,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$42,000,000			Location:	Metairie, LA
% of Initial Pool Balance:	4.45%			Size:	470,540 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$89.26
Borrower Name:	Galleria Operating Co. LLC			Year Built/Renovated:	1986/NAP
Borrower Sponsor:	Jeffrey Feil			Title Vesting:	Fee
Mortgage Rate:	4.2500%			Property Manager:	Broadwall Management Corp. (borrower-related)
Note Date:	May 30, 2018
Anticipated Repayment Date:	NAP			4th Most Recent Occupancy (As of):	97.8% (12/31/2014)
Maturity Date:	June 1, 2028			3rd Most Recent Occupancy (As of):	95.0% (12/31/2015)
IO Period:	120 months			2nd Most Recent Occupancy (As of):	95.8% (12/31/2016)
Loan Term (Original):	120 months			Most Recent Occupancy (As of)(2):	84.9% (12/31/2017)
Seasoning:	2 months			Current Occupancy (As of):	84.0% (6/1/2018)
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(89),O(5)			4th Most Recent NOI (As of):	$5,966,923 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			3rd Most Recent NOI (As of):	$5,844,782 (12/31/2016)
Additional Debt:	None			2nd Most Recent NOI (As of):	$5,379,430 (12/31/2017)
Additional Debt Type:	NAP			Most Recent NOI (As of) (2):	$5,258,829 (5/31/2018 TTM)

				U/W Revenues:	$10,090,164
				U/W Expenses:	$4,972,101
Escrows and Reserves(1):				U/W NOI:	$5,118,063
				U/W NCF:	$4,485,781
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	2.83x
Taxes	$494,746	$70,678	NAP	U/W NCF DSCR:	2.48x
Insurance	$1,013	$84	NAP	U/W NOI Debt Yield:	12.2%
Replacement Reserve	$0	$12,548	NAP	U/W NCF Debt Yield:	10.7%
TI/LC Reserve	$1,000,000	$39,212	$2,000,000	As-Is Appraised Value(3):	$67,570,000
Landlord Obligation Reserve	$941,054	$0	NAP	As-Is Appraisal Valuation Date(3):	April 24, 2018
				Cut-off Date LTV Ratio(3):	62.2%
				LTV Ratio at Maturity or ARD(3):	62.2%

(1)	See “Escrows” section.

(2)	The decrease in December 31, 2017 occupancy and NOI is reflective of the University of Phoenix tenant vacating 34,194 square feet in April 2017.

(3)	The appraiser concluded to an “As Is” appraised value of $67,570,000 with a valuation date of April 24, 2018. The appraiser also concluded to an “As Stabilized” appraised value of $73,580,000 with a valuation date of May 1, 2020, which assumes 34,325 square feet of additional leasing at The Galleria Property, achieving a stabilized occupancy rate of 92.0%. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity assuming the “As Stabilized” appraised value is 57.1% and 57.1%, respectively.

The Mortgage Loan. The mortgage loan (“The Galleria Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in a 470,540 square foot, 21-story, Class A, office building located in Metairie, Louisiana (“The Galleria Property”). The Galleria Mortgage Loan had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $42,000,000 and accrues interest at an interest rate of 4.2500% per annum. The Galleria Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only through the maturity date of June 1, 2028.

Following the REMIC lockout period, the borrower has the right to defease The Galleria Mortgage Loan in whole, but not in part. In addition, The Galleria Mortgage Loan is prepayable without penalty on or after February 1, 2028.

A-3-64

THE GALLERIA

Sources and Uses

Sources			Uses
Original loan amount	$42,000,000	100.0%	Loan payoff	$33,672,192	80.2%
			Return of equity	5,676,234	13.5
			Reserves	2,436,814	5.8
			Closing costs	214,760	0.5
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%

The Property. The Galleria Property is a sixteen-story, Class A, office building totaling 470,540 square feet above a five-story 1,964-space above-ground parking garage located in Metairie, Louisiana. Built in 1986 on 4.3-acres, The Galleria Property is situated on a dual corner site fronting the southeastern corner of Galleria Boulevard and South I-10 Service Road East as well as the northeastern corner of Galleria Boulevard and 34th Street. The Galleria Property includes 13,583 square feet of ground floor retail space, a 4,937 square foot gym and 24-hour manned security for its tenants. The borrower sponsor acquired The Galleria Property in 2005 for a purchase price of $56,500,000 and from 2014 through 2017, has invested a total of $8,308,920 in property improvements, tenant improvements and leasing commissions.

As of June 1, 2018, The Galleria Property was occupied by 48 different tenants with 22 tenants (representing 55.7% of net rentable area and 67.4% of underwritten base rent) having been in occupancy at The Galleria Property since 2008 or earlier. Major tenants at The Galleria Property include Humana Health Benefit, a health care delivery and plan administration company (47,590 square feet, 10.1% of NRA, 12.8% of underwritten base rent), LAMMICO, the largest medical malpractice insurance company in Louisiana and headquartered at The Galleria Property, (42,176 square feet, 9.0% of NRA, 10.1% of underwritten base rent), GSA – ATFE (Bureau of Alcohol, Tobacco, Firearms & Explosives) (39,642 square feet, 8.4% of NRA, 11.8% of underwritten base rent), Tribune Television New Orleans (d/b/a WGNO ABC26/ WNOL WB38) a television and radio broadcaster headquartered at The Galleria Property and a subsidiary of Tribune Television Company (30,937 square feet, 6.6% of NRA, 7.1% of underwritten base rent), and Postlethwaite & Netterville, a Top 100 U.S. accounting firm, (23,085 square feet, 4.9% of NRA, 5.7% of underwritten base rent), with no other tenant representing more than 4.5% of net rentable area or 5.4% of underwritten base rent.

The following table presents certain information relating to the major tenants at The Galleria Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Start Date	Lease Expiration Date	Renewal Options

Major Tenant
Humana Health Benefit	BBB+/Baa3/BBB+	47,590	10.1%	$24.50	$1,165,955	12.8%	6/1/1998	12/31/2019	1x5 Yrs
LAMMICO(2)	NR/NR/NR	42,176	9.0%	$21.75	$917,328	10.1%	4/12/2003	6/30/2029	1x5 Yrs
GSA – ATFE(3)	AAA/Aaa/AA+	39,642	8.4%	$27.05	$1,072,514	11.8%	12/27/2006	12/26/2031	NAP
Tribune Television of New Orleans(4)	NR/B1/BB-	30,937	6.6%	$21.06	$651,598	7.1%	8/1/2007	7/31/2027	2x10 Yrs
Postlethwaite & Netterville	NR/NR/NR	23,085	4.9%	$22.50	$519,413	5.7%	6/4/2010	7/31/2028	1x5 Yrs
Subtotal/Wtd. Avg.		183,430	39.0%	$23.59	$4,326,808	47.4%

Other Tenants		200,299	42.6%	$23.93	$4,793,552	52.6%
Non-Leased Space(5)		11,682	2.5%	$0.00	$0	0.0%
Vacant Space		75,129	16.0%

Total		470,540	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	LAMMICO has a termination right on June 30, 2026 upon 9 months’ prior notice and payment of a termination fee equal to $720,408.

(3)	GSA-ATFE has a termination right at any time after December 26, 2026 upon 120 days’ prior notice.

(4)	Tribune Television of New Orleans’ rent will increase to $21.48 per SF effective August 1, 2022

(5)	Non-Leased Space includes 4,937 square feet for the building gym, 3,886 square feet for a hurricane bunker, 1,771 square feet for the property management office and 1,088 square feet for a chapel, for which no rent is collected.

A-3-65

THE GALLERIA

The following table presents certain information relating to the lease rollover schedule at The Galleria Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	4	5,742	1.2%	5,742	1.2%	$142,683	1.6%	$24.85
2018	5	8,719	1.9%	14,461	3.1%	$204,991	2.2%	$23.51
2019	15	93,853	19.9%	108,314	23.0%	$2,203,122	24.2%	$23.47
2020	7	30,856	6.6%	139,170	29.6%	$762,271	8.4%	$24.70
2021	6	29,593	6.3%	168,763	35.9%	$652,507	7.2%	$22.05
2022	3	23,585	5.0%	192,348	40.9%	$544,441	6.0%	$23.08
2023	1	20,984	4.5%	213,332	45.3%	$487,878	5.3%	$23.25
2024	1	2,967	0.6%	216,299	46.0%	$71,208	0.8%	$24.00
2025	0	0	0.0%	216,299	46.0%	$0	0.0%	$0.00
2026	0	0	0.0%	216,299	46.0%	$0	0.0%	$0.00
2027	2	45,340	9.6%	261,639	55.6%	$1,004,472	11.0%	$22.15
2028	1	23,085	4.9%	284,724	60.5%	$519,413	5.7%	$22.50
Thereafter	3	99,005	21.0%	383,729	81.6%	$2,527,373	27.7%	$25.53
Non-Leased Space(3)	0	11,682	2.5%	395,411	84.0%	$0	0.0%	$0.00
Vacant	0	75,129	16.0%	470,540	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	48	470,540	100.0%			$9,120,360	100.0%	$23.77

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have multiple leases which have been consolidated for purposes of this Lease Expiration Schedule.

(3)	Non-Leased Space includes 4,937 square feet for the building gym, 3,886 square feet for a hurricane bunker, 1,771 square feet for the property management office and 1,088 square feet for a chapel, for which no rent is collected.

(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes Non-Leased Space and Vacant space.

The following table presents historical occupancy percentages at The Galleria Property:

Historical Occupancy

12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017(1)	6/1/2018(2)
96.9%	97.8%	95.0%	95.8%	84.9%	84.0%

(1)	The decrease in December 31, 2017 occupancy is reflective of the University of Phoenix tenant vacating 34,194 square feet in April 2017.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at The Galleria Property:

Cash Flow Analysis

	2015	2016	2017	5/31/2018 TTM	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,485,913	$9,423,041	$9,085,120	$9,014,490	$10,824,654(1)	107.3%	$23.00
Total Reimbursables	816,138	569,210	328,448	285,201	256,180	2.5	0.54
Parking Income	640,443	722,903	775,449	772,339	749,760	7.4	1.59
Other Income(2)	32,874	20,661	15,580	24,186	4,770	0.0	0.01
Less Vacancy & Credit Loss	0	0	0	0	(1,745,200)(3)	(17.3)	(3.71)
Effective Gross Income	$10,975,368	$10,735,815	$10,204,597	$10,096,216	$10,090,164	100.0%	$21.44

Total Operating Expenses	$5,008,445	$4,891,033	$4,825,167	$4,837,387	$4,972,101	49.3%	$10.57

Net Operating Income	$5,966,923	$5,844,782	$5,379,430	$5,258,829	$5,118,063	50.7%	$10.88
TI/LC	0	0	0	0	481,709	4.8	1.02
Capital Expenditures	0	0	0	0	150,573	1.5	0.32
Net Cash Flow	$5,966,923	$5,844,782	$5,379,430	$5,258,829	$4,485,781	44.5%	$9.53

NOI DSCR	3.30x	3.23x	2.97x	2.91x	2.83x
NCF DSCR	3.30x	3.23x	2.97x	2.91x	2.48x
NOI DY	14.2%	13.9%	12.8%	12.5%	12.2%
NCF DY	14.2%	13.9%	12.8%	12.5%	10.7%

(1)	U/W Base Rent includes grossed up vacant space and rent bumps through 7/1/2019 equal to $127,690.
(2)	Other Income includes forfeited deposits, antennae and signage income, late charges, after-hour utility charges and other miscellaneous income.
(3)	U/W Vacancy includes month-to-month tenants marked as vacant. The Galleria Property was 84.0% leased as of June 1, 2018 and has averaged 94.1% from 2013 through 2017.

A-3-66

THE GALLERIA

Appraisal. The appraiser concluded to an “As Is” appraised value of $67,570,000 with a valuation date of April 24, 2018. The appraiser also concluded to an “As Stabilized” appraised value of $73,580,000 with a valuation date of May 1, 2020, which assumes 34,325 square feet of additional leasing at The Galleria Property, achieving a stabilized occupancy rate of 92.0%. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity assuming the “As Stabilized” appraised value is 57.1% and 57.1%, respectively.

Environmental Matters. According to the Phase I Environmental Assessment dated April 25, 2018, there are no recognized environmental conditions at The Galleria Property.

Market Overview and Competition. The Galleria Property is located in Metairie, Louisiana, approximately five miles northwest of the New Orleans central business district. Primary access to The Galleria Property is provided by Interstate Highway 10, an eight-lane highway connecting to the City of New Orleans to the east and southeast and to the Louis Armstrong (New Orleans) International Airport to the west. Additional access is provided by Veterans Memorial Boulevard which, according to the appraisal, is considered a primary retail and commercial corridor for the New Orleans metropolitan area, anchored by the one million square foot Lakeside Shopping Center Mall located less than one mile north of The Galleria Property, and by Clearview Parkway and Causeway Boulevard.

Metairie is home to the NFL franchise New Orleans Saints offices and practice fields. Major employers in Metairie include East Jefferson General Hospital (3,000 employees), Audubon Engineering Company (950 employees) and Favrot & Shane AIA Architects (361 employees). The 2017 year-end unemployment rate for New Orleans-Metairie was 3.7%.

According to the appraiser, the estimated 2017 population within a one-, three- and five-mile radius was 18,805, 130,985 and 297,803, respectively, and the estimated 2017 average household income within the same radii was $79,767, $80,985, and $77,949, respectively.

The Galleria Property is located in the Airport/Metairie/Kenner office submarket of the New Orleans/Metairie/Kenner office market, which had a year-end 2017 vacancy rate of 6.5% and quoted rental rates of $19.34 per square foot. Within the Airport/Metairie/Kenner submarket The Galleria Property is further designated as part of East Metairie by a third party providing local statistics. East Metairie contains five Class A office properties and 28 non-Class A office properties and had a 2017 vacancy rate of 10.8% with average rental rates of $21.55 per square foot.

The following table presents certain information relating to comparable office properties to The Galleria Property:

Comparable Properties(1)

Property Name/Location	Occupancy	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Annual Base Rent PSF (FSG)
The Galleria 1 Galleria Boulevard Metairie, LA	84%(2)	1986/NAP	470,540(2)	N/A	$23.77(2)
Heritage Plaza(3) 111 Veterans Boulevard Metairie, LA	95%	1983/2007	353,003	2.1 miles	$22.00-$23.00
Lakeway I, II and III(3) 3900 North Causeway Metairie, LA	95%	1983/NAV	1,221,870	2.2 miles	$24.00-$25.00
Causeway Plaza I, II & III(3) 3300 West Esplanade Metairie, LA	91%	1983/NAV	335,425	2.3 miles	$20.00
Executive Tower 3500 N. Causeway Boulevard Metairie, LA	82%	1972/NAV	184,609	2.0 miles	$18.50

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	The Galleria borrower sponsor also owns the fee interest in Heritage Plaza and the fee and leasehold interests in Lakeway I, II and III and Causeway Plaza I, II & III.

The Borrower. The borrower is Galleria Operating Co. LLC, a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Galleria Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor of certain nonrecourse carveouts is Jeffrey Feil. Jeffrey Feil is the CEO of The Feil Organization. The Feil Organization is an investment, development and management firm with a portfolio of over 26 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, hundreds of net leased properties and thousands of acres of undeveloped land across the United States.

The Galleria Mortgage Loan documents permit the guarantor to be replaced during The Galleria Mortgage Loan term by Feil Properties L.L.C., a New York limited liability company, provided that it maintains a net worth of not less than $27,000,000 and liquidity of not less than $3,000,000.

A-3-67

THE GALLERIA

Escrows. The Galleria Mortgage Loan documents provide for upfront escrows in the amount of (i) $494,746 for real estate taxes, (ii) $1,013 for flood insurance premiums, (iii) $1,000,000 for tenant improvements and leasing commissions and (iv) $941,054 for outstanding landlord obligations relating to four tenants.

The Galleria Mortgage Loan documents require monthly escrows of (i) 1/12th of the estimated annual property taxes (currently $70,678), (ii) 1/12th of the estimated annual flood insurance premiums (currently $84) and 1/12th of the estimated annual all-risk insurance premiums due (unless the latter is waived due to a blanket policy being in place), (iii) $12,548 for replacement reserves, and (iv) $39,212 for tenant improvements and leasing commissions (until the tenant improvement and leasing commissions reserve has reached $2,000,000).

Lockbox and Cash Management. The Galleria Mortgage Loan requires a hard lockbox with springing cash management. Upon a Cash Sweep Period (as defined below), funds in the lockbox account are required to be transferred daily to the lender-controlled cash management account to be disbursed according to The Galleria Mortgage Loan documents. Also during the continuance of a Cash Sweep Period, all excess cash will be collected and held as additional security for The Galleria Mortgage loan.

A “Cash Sweep Period” will exist upon either (a) a Critical Tenant Trigger Period (as defined below) or (b) the debt service coverage ratio being less than 1.50x until either (x) the debt service coverage ratio equals or exceeds 1.60x for two consecutive calendar quarters or (y) the lender receives an amount that if applied to the reduction of the principal amount of The Galleria Mortgage Loan, would cause the debt service coverage ratio to be equal to or greater than 1.50x.

A “Critical Tenant Trigger Period” will commence upon:

(i) any Critical Tenant (as defined below) vacating or giving notice of its intent to vacate its leased space,

(ii) any Critical Tenant’s lease being terminated,

(iii) the date that is six months prior to the final expiration of any Critical Tenant’s lease,

(iv) the date that any Critical Tenant fails to exercise its option to renew or extend its lease as required under its lease,

(v) any Critical Tenant defaulting in rent, or

(vi) any Critical Tenant, or any guarantor of the Critical Tenant’s lease, becoming the subject of any bankruptcy proceeding.

A “Critical Tenant Trigger Period” will end upon:

(i) if triggered solely by (i) above, the date that (1) the Critical Tenant is conducting its normal business operations in its leased space and has irrevocably revoked such notice to vacate or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred,

(ii) if triggered solely by any of (ii), (iii) or (iv) above, the date that (1) the Critical Tenant has renewed its lease for all of its leased space and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or deposited into the tenant improvements and leasing commissions reserve, or (2) a Critical Tenant Space Re-tenanting Event has occurred,

(iii) if triggered solely by (v) above, upon a cure of the applicable event of default, and

(iv) if triggered solely by (vi) above, the date that the Critical Tenant’s lease, or the guaranty of the lease, is assumed without alteration of any material terms thereto (as ordered by the bankruptcy court) or the assets of Critical Tenant, or any guarantor of the lease, are no longer subject to bankruptcy.

A “Critical Tenant” is any tenant including Humana Health Benefit, LAMMICO and GSA-ATFE, and any replacement tenant thereof.

A “Critical Tenant Space Re-tenanting Event” means, with respect to a lease with any Critical Tenant, the date upon which all of the following conditions have been satisfied: (i) the entire leased space is leased to one or more replacement tenants on terms and conditions acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses have been paid in full or deposited into the tenant improvements and leasing commissions reserve, and (iii) the replacement tenant(s) are conducting normal business operations at the related space.

Property Management. The Galleria Property is managed by Broadwall Management Corp., an affiliate of the borrower.

Assumption. Beginning six months after the loan origination date, the borrower has the right to transfer The Galleria Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee satisfies the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) a REMIC opinion, a non-consolidation opinion and other opinions required by the lender are provided; and (iv) if required by the lender, rating agency confirmation from DBRS, Fitch, and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK13 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Galleria Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of The Galleria Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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A-3-69

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A-3-70

BROADWAY PLAZA

PANDA EXPRESS
SUBWAY
CHASE
PANDA EXPRESS

COSTCO WHOLESALE

Walmart
Vision Center

HAPPINESS NAILS
GameStop

Walmart
COSTCO
GameStop
petco
CHASE
SUBWAY

A-3-71

BROADWAY PLAZA

A-3-72

BROADWAY PLAZA

Broadway Plaza
1130, 1150, 1100, 1120, 1142, 1170, 1190 Broadway Street
and 644 Naples Street
Chula Vista, CA 91911
SAN DIEGO
Downtown
Barrio Logan
San Diego Intl. Airport 6 miles
Shelltown
National City
Paradise Hills
Chula Vista
Coronado
San Diego Bay
Coronado Naval Amphibious Base
Silver Strand State Beach
San Diego Naval Communication Station
Imperial Beach
Egger Highlands
Otay Mesa West
Otay Mesa
San Ysidro
Pacific Ocean
Naval Outlying Landing Field Imperial Beach
Tijuana River Valley Estuarine Research Reserve
Tijuana River County Open Space Preserve
Tijuana River Valley Reg. Park
Border Field State Park
Sweetwater Marsh Natl. Wildlife Refuge
San Diego Bay National Wildlife Refuge
Chula Vista Bayfront Park
San Diego Country Club
Otay Valley Regional Park
Palomar Trolley Center
Chula Vista Center
Scripps-Mercy Hospital-Chula Vista
Sharp Chula Vista Medical Ctr.
Paradise Valley Hospital
Westfield Plaza Bonita
Terra Nova Plaza
Southwestern College
Southland Plaza Shopping Center
Palm Ridge Shopping Center
Aquatica San Diego Waterpark
Mattress Firm Amphitheatre
Plaza Major Shopping Ctr.
Las Americas Premium Outlets
Outlets on the Border
SAN DIEGO TROLLEY BLUE LINE
San Diego Fwy
Jacob Dekema Fwy
South Bay Fwy
Otay Mesa Fwy
Sweetwater River
SAN DIEGO COUNTY
U.S.
MEXICO
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
Solana Beach
Poway
Ramona
Del Mar
Santee
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
San Ysidro
TIJUANA
UNITED STATES
MEXICO
Pacific Ocean

A-3-73

No. 7 – Broadway Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$40,950,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$40,950,000			Location:	Chula Vista, CA
% of Initial Pool Balance:	4.34%			Size:	356,335 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$114.92
Borrower Name:	PPW Broadway, LLC			Year Built/Renovated:	2005/NAP
Borrower Sponsors:	Jeffrey Essakow; Yehudi Gaffen			Title Vesting:	Fee
Mortgage Rate:	4.6720%			Property Manager:	Self-managed
Note Date:	June 21, 2018			4th Most Recent Occupancy (As of):	100.0% (12/31/2014)
Anticipated Repayment Date:	July 1, 2028			3rd Most Recent Occupancy (As of):	98.2% (12/31/2015)
Maturity Date:	November 1, 2029			2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
IO Period(1):	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2017)
Loan Term (Original)(1):	120 months			Current Occupancy (As of):	100.0% (4/15/2018)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,062,875 (12/31/2015)
Call Protection(1):	L(25),D(90),O(5)			3rd Most Recent NOI (As of):	$2,984,959 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$3,169,714 (12/31/2017)
Additional Debt:	None			Most Recent NOI (As of):	$3,149,930 (TTM 4/30/2018)
Additional Debt Type:	NAP

Escrows and Reserves(2):				U/W Revenues:	$4,627,369
				U/W Expenses:	$1,363,716
Type:	Initial	Monthly	Cap (If Any)	U/W NOI:	$3,263,654
Taxes	$74,639	$12,440	NAP	U/W NCF:	$3,178,032
Insurance	$0	Springing	NAP	U/W NOI DSCR:	1.68x
Replacement Reserve	$0	$402	$4,819	U/W NCF DSCR:	1.64x
TI/LC Reserve	$0	Springing	$391,968	U/W NOI Debt Yield:	8.0%
				U/W NCF Debt Yield:	7.8%
				As-Is Appraised Value:	$58,500,000
				As-Is Appraisal Valuation Date:	May 14, 2018
				Cut-off Date LTV Ratio:	70.0%
				LTV Ratio at Maturity or ARD:	70.0%

(1)	Based on term to Anticipated Repayment Date.

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Broadway Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail center located in Chula Vista, California (the “Broadway Plaza Property”). The Broadway Plaza Mortgage Loan was originated on June 21, 2018 by Morgan Stanley Bank, N.A. The Broadway Plaza Mortgage Loan had an original principal balance of $40,950,000, has an outstanding principal balance as of the Cut-off Date of $40,950,000 and accrues interest at an interest rate (the “Initial Interest Rate”) of 4.6720% per annum until its anticipated repayment date (the “ARD”). The Broadway Plaza Mortgage Loan had an initial term to the ARD of 120 months, has a remaining term to the ARD of 119 months as of the Cut-off Date and requires interest-only payments through the ARD. The ARD is July 1, 2028 and the final maturity date is November 1, 2029. In the event the Broadway Plaza Mortgage Loan is not repaid in full on or before the ARD, the interest rate on the Broadway Plaza Mortgage Loan will increase to a rate per annum (the “Revised Rate”) equal to the greater of (i) the Initial Interest Rate plus 2.75% and (ii) the sum of (a) the 10-year U.S. swap rate as of the ARD, (b) 1.82% and (c) 2.75%. Following the ARD, interest-only payments at the Initial Interest Rate will be continue to be due and payable, and interest accrued at the excess of the Revised Rate over the Initial Interest Rate will be deferred until the principal of the Broadway Plaza Mortgage Loan is repaid in full. The ARD automatically triggers a Cash Sweep Event Period (see “Lockbox and Cash Management” below) whereby all excess cash flow will be used to pay down the principal balance of the Broadway Plaza Mortgage Loan.

A-3-74

BROADWAY PLAZA

Following the lockout period, the Broadway Plaza Borrower has the right to defease the Broadway Plaza Mortgage Loan in whole, but not in part, on any date before March 1, 2028. The Broadway Plaza Mortgage Loan is prepayable without penalty on or after March 1, 2028.

The Property. The Broadway Plaza Property is a 356,335-square foot anchored retail center located in Chula Vista, California, approximately 12 miles south of downtown San Diego and five miles north of the Mexico border. Comprised of seven buildings situated on a 31.3-acre site, the Broadway Plaza Property was 100.0% occupied by 14 tenants, as of April 15, 2018. The Broadway Plaza Property has been 100.0% occupied as of December 31st every year since 2014, except for 2015 when it was 98.2% occupied. The Broadway Plaza Property is anchored by Costco (43.4% of the net rentable area and 28.0% of underwritten base rent), and Walmart (43.1% of the net rentable area and 22.5% of underwritten base rent); both of which are on ground leases and have been tenants at the Broadway Plaza Property since it was built in 2005. The Broadway Plaza Property includes 1,713 surface parking spaces (4.81 spaces per 1,000 square feet).

The tenants at the Broadway Plaza Property have a weighted average remaining lease term of 8.4 years. Excluding Costco and Walmart, 48.5% of NRA has been in occupancy for a minimum of 10 years. Over the past 24 months, there have been five lease renewals at the Broadway Plaza Property, ranging in size from 1,132 to 14,850 square feet, with underwritten rents ranging from $20.90 to $53.15 per square foot. There were no tenant improvements or free rent offered on these five renewals and each tenant renewed at a higher rent.

Sources and Uses

Sources			Uses
Original loan amount	$40,950,000	69.1%	Purchase Price	$58,500,000	98.7%
Sponsor’s new cash contribution	18,307,507	30.9	Closing Costs	682,868	1.2
			Reserves	74,639	0.1
Total Sources	$59,257,507	100.0%	Total Uses	$59,257,507	100.0%

The following table presents certain information relating to the tenancy at Broadway Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ S&P/ DBRS)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Anchor Tenants
Costco	A+/A+/AH	154,569	43.4%	$6.34	$980,100	28.0%	10/31/2029(2)
Walmart	AA/AA/AA	153,578	43.1%	$5.12	$786,620	22.5%	10/15/2025(3)
Total Anchor Tenants		308,147	86.5%	$5.73	$1,766,720	50.5%

Major Tenants
Navcare	NR/NR/NR	14,580	4.1%	$20.90	$304,722	8.7%	1/22/2020
Petco	NR/NR/NR	13,200	3.7%	$32.67	$431,244	12.3%	4/30/2020(4)
JP Morgan Chase Bank	AA-/A-/AAL	4,584	1.3%	$53.15	$243,640	7.0%	8/31/2023(5)
Total Major Tenants		32,364	9.1%	$30.27	$979,606	28.0%

Non-Major Tenants		15,824	4.4%	$47.47	$751,105	21.5%
Occupied Collateral Total		356,335	100.0%	$9.82	$3,497,431	100.0%

Vacant Space		0	0.0%
Collateral Total		356,335	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Costco leases the land on which its store is located pursuant to a ground lease and owns its improvements. Costco has five, ten-year renewal options.

(3)	Walmart leases the land on which its store is located pursuant to a ground lease and owns its improvements. Walmart has 12, five-year renewal options.

(4)	Petco has one, five-year renewal option.

(5)	JP Morgan Chase Bank has one, five-year renewal option.

A-3-75

BROADWAY PLAZA

The following table presents certain information relating to the lease rollover schedule at Broadway Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	1,132	0.3%	1,132	0.3%	$51,827	1.5%	$45.78
2020	3	29,640	8.3%	30,772	8.6%	$823,880	23.6%	$27.80
2021	1	1,320	0.4%	32,092	9.0%	$64,931	1.9%	$49.19
2022	2	2,350	0.7%	34,442	9.7%	$103,233	3.0%	$43.93
2023	1	4,584	1.3%	39,026	11.0%	$243,640	7.0%	$53.15
2024	1	2,600	0.7%	41,626	11.7%	$168,090	4.8%	$64.65
2025	1	153,578	43.1%	195,204	54.8%	$786,620	22.5%	$5.12
2026	3	6,562	1.8%	201,766	56.6%	$275,110	7.9%	$41.92
2027	0	0	0.0%	201,766	56.6%	$0	0.0%	$0.00
2028	0	0	0.0%	201,766	56.6%	$0	0.0%	$0.00
Thereafter	1	154,569	43.4%	356,335	100.0%	$980,100	28.0%	$6.34
Vacant	0	0	0.0%	356,335	100.0%	$0	0.0%	$0.00
Total/Weighted Average	14	356,335	100.0%			$3,497,431		$9.82

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at Broadway Plaza Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	4/15/2018(2)
100.0%	98.2%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Broadway Plaza Property:

Cash Flow Analysis

	2015	2016	2017	TTM 4/30/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,300,735	$3,341,368	$3,453,309	$3,454,133	$3,497,431(1)	75.6%	$9.82
Total Reimbursables	774,163	706,620	785,291	780,521	1,084,951	23.4	3.04
Other Income	4,935	9,023	12,301	13,086	146,561(2)	3.2	0.41
Less Vacancy & Credit Loss	0	0	0	0	(101,574)(3)	(2.2)	(0.29)
Effective Gross Income	$4,079,833	$4,057,011	$4,250,901	$4,247,740	$4,627,369	100.0%	$12.99

Total Operating Expenses	$1,016,958	$1,072,052	$1,081,187	$1,097,810	$1,363,716	29.5%	$3.83

Net Operating Income	$3,062,875	$2,984,959	$3,169,714	$3,149,930	$3,263,654	70.5%	$9.16
Replacement Reserves	0	0	0	0	7,228	0.2	0.02
TI/LC	0	0	0	0	78,394	1.7	0.22
Net Cash Flow	$3,062,875	$2,984,959	$3,169,714	$3,149,930	$3,178,032	68.7%	$8.92

NOI DSCR	1.58x	1.54x	1.63x	1.62x	1.68x
NCF DSCR	1.58x	1.54x	1.63x	1.62x	1.64x
NOI DY	7.5%	7.3%	7.7%	7.7%	8.0%
NCF DY	7.5%	7.3%	7.7%	7.7%	7.8%

(1)	Base rent has been underwritten based on the April 15, 2018 rent roll and includes contractual rent steps through June 2019 totaling $30,092.

(2)	Underwritten Other Income includes straight-lined rent for Costco through the final maturity date totaling $137,052.

(3)	The underwritten economic vacancy is 2.5%. The Broadway Plaza Property was 100.0% physically occupied as of April 15, 2018.

Appraisal. As of the appraisal valuation date of May 14, 2018, the Broadway Plaza Property had an “as-is” appraised value of $58,500,000.

Environmental Matters. According to the Phase I environmental report dated May 22, 2018, there was no evidence of any recognized environmental conditions at the Broadway Plaza Property.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a scenario expected loss for the entire Broadway Plaza Property of 7.0%.

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BROADWAY PLAZA

Market Overview and Competition. The Broadway Plaza Property is situated directly adjacent to Interstate 15, on the southwest corner of Broadway and Naples Street, in Chula Vista, California. Interstate 15 provides the Broadway Plaza Property with direct access to downtown San Diego (12 miles) and the Mexico border (five miles). According to the appraisal, Broadway and Naples streets are major arterials in the trade area and the corner of Broadway and Naples Street averages traffic counts of 29,300 vehicles per day.

The Broadway Plaza Property is located in the Chula Vista retail submarket of the San Diego retail market. According to a third party market report, as of the first quarter of 2018, the vacancy rate in the Chula Vista retail submarket was approximately 3.0%, with average non-anchor asking rents of $28.25 per square foot. According to a third party market report, as of the first quarter of 2018, the vacancy rate in the San Diego retail submarket was approximately 3.7%, with average non-anchor asking rents of $28.62 per square foot. The appraiser concluded to market rents for Broadway Plaza Property of $12.00 per square foot for the anchor space, $24.00 to $33.00 per square foot for junior anchor space, $66.00 per square foot for fast food space and, $45.00 to $48.00 per square foot for inline shop space, all on a triple net basis.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius is 24,242, 201,237 and 371,797, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius is $47,667, $61,426 and $69,846, respectively.

The following table presents certain information relating to comparable retail property sales for the Broadway Plaza Property:

Comparable Sales(1)

Property Name/Location	Sale Date	Year Built / Renovated	SF	Total Occupancy	Sale Price (millions)	Sales Price PSF
Broadway Plaza Property Chula Vista, CA	June 2018	2005 / NAP	356,335(2)	100.0%(2)	$58.5	$164.17
The Terraces Rancho Palos Verdes, CA	Mar. 2017	1959 / 2016	172,922	89.0%	$54.1	$312.86
Riverside Plaza Riverside, CA	Apr. 2017	1957 / 2004	409,075	95.0%	$165.8	$405.18
Gateway Marketplace Chula Vista, CA	Jul. 2017	1997 / 2016	127,861	99.0%	$42.0	$328.48
Chino Spectrum Towne Center Chino, CA	Jul. 2017	2002 / NAP	459,969	96.0%	$144.0	$313.06
Oxnard Vineyards Oxnard, CA	Sep. 2017	1986 / 2013	102,139	100.0%	$24.5	$239.87
Gateway Towne Center Compton, CA	Mar. 2018	2007 / NAP	281,000	100.0%	$86.0	$306.05

(1)	Information obtained from the appraisal.

(2)	As of the April 15, 2018 underwritten rent roll.

The following table presents certain information relating to comparable properties to Broadway Plaza Property:

Comparable Leases(1)

Property Name/Location	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
7655 Clairemont Mesa Boulevard San Diego, CA	Zion Market	Nov. 2012 / 11.0 Yrs	94,500	$12.00	NNN
Rio Vista Shopping Center San Diego, CA	Living Spaces	Dec. 2012 / 10.0 Yrs	113,395	$18.00	NNN
5500 Grossmont Center Drive La Mesa, CA	Walmart	Jul. 2013 / 10.0 Yrs	143,564	$12.00	NNN
8879 Villa La Jolla Drive San Diego, CA	Nordstrom Rack	Oct 2015 / 10.0 Yrs	32,000	$32.52	NNN
910 Eastlake Parkway Chula Vista, CA	Crunch Fitness	Mar. 2016 / 10.0 Yrs	12,500	$30.00	NNN
2644 El Cajon Boulevard San Diego, CA	Starbucks	Jul. 2016 / 10.0 Yrs	1,825	$82.19	NNN
The Marketplace at Windingwalk Chula Vista, CA	Los Panchos	Nov. 2016 / 10.0 Yrs	1,786	$48.00	NNN
Palomar Trolley Center Chula Vista, CA	AT&T	May. 2016 / 10.0 Yrs	2,400	$42.00	NNN
Bonita Point Plaza Chula Vista, CA	Sleep Number	Jan. 2016 / 5.0 Yrs	2,500	$45.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is PPW Broadway, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Broadway Plaza Borrower”). Legal counsel to the Broadway Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Broadway Plaza Mortgage Loan. Jeffrey Essakow and Yehudi Gaffen are the guarantors of certain nonrecourse carveouts under the Broadway Plaza Mortgage Loan. The Broadway Plaza Borrower is indirectly owned by PrimeWest Broadway Plaza Trust (50%), and Protea Broadway Investment Group (50%).

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BROADWAY PLAZA

The Borrower Sponsors. The borrower sponsors are Jeffrey Essakow and Yehudi Gaffen. Jeffrey Essakow and Yehudi Gaffen co-founded Protea Holdings, a San Diego based property investment, development and management group with over 30 years of experience in retail, office and residential markets. Collectively, the guarantors have an approximate 3.0% equity interest in the Broadway Plaza Borrower.

Escrows. The loan documents provide for an upfront reserve at closing in the amount of $74,639 for real estate taxes. The Broadway Plaza Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes (currently $12,440) and 1/12th of the estimated annual insurance premiums (unless there is no continuing event of default under the loan documents and the Broadway Plaza Property is covered by a blanket policy reasonably approved by the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums), (ii) $402 to a replacement reserve, subject to a cap of $4,819 (provided during a Debt Yield Trigger Period (as defined below), the Broadway Plaza Borrower will be required to make additional monthly deposits to the replacement reserve until the amount then on deposit therein equals a cap of $9,638), and (iii) solely if a Debt Yield Trigger Period or an event of default is continuing, $16,332 to a tenant improvement and leasing commissions reserve, subject to a cap of $391,968.

A “Debt Yield Trigger Period” means the period commencing upon the debt yield falling below 7.5% for the immediately preceding six consecutive calendar months based on the trailing six month period and ending when the debt yield equals at least 7.7% for the immediately preceding six consecutive calendar months based on the trailing six month period. Upon the termination of a Debt Yield Trigger Period, provided no event of default is continuing, all funds in the replacement reserve in excess of $4,819, and all funds in the tenant improvement and leasing commissions reserve, are required to be released to the Broadway Plaza Borrower.

Lockbox and Cash Management. The Broadway Plaza Mortgage Loan provides for a hard lockbox and springing cash management. The Broadway Plaza Borrower is required to direct all tenants to pay rents directly into the lockbox account, and the Broadway Plaza Borrower and property manager are required to deposit any rents received by them, notwithstanding such direction, within one business day of receipt. If no Cash Sweep Event Period (as defined below) is continuing, funds in the lockbox account are required to be released to the Broadway Plaza Borrower. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Broadway Plaza Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to such cash management account and applied to the payment of, among other things, monthly escrows, debt service, operating expenses set forth in the lender-approved annual budget, extraordinary expenses approved by the lender, and to pay any remainder into an excess cash flow account to be (i) prior to the ARD, held as additional security for the Broadway Plaza Mortgage Loan during the continuance of such Cash Sweep Event Period and (ii) on and after the ARD applied to repay principal of the Broadway Plaza Mortgage Loan until repaid in full and then applied to pay interest accrued at the excess of the Revised Rate over the Initial Interest Rate.

A “Cash Sweep Event Period” means the period:

i.	commencing upon the occurrence of an event of default under the Broadway Plaza Mortgage Loan and ending if no event of default exists; or

ii.	commencing upon the debt service coverage ratio of the Broadway Plaza Mortgage Loan (assuming a 30-year amortization schedule), based on the trailing six months operating statements and rent rolls, falling below 1.15x for six consecutive calendar months and ending upon the debt service coverage ratio (assuming a 30-year amortization schedule) being at least 1.15x for the immediately preceding six calendar months; or

iii.	commencing upon a Major Tenant (as defined below) making a bankruptcy filing or being the subject of a bankruptcy filing and ending upon either of (a) the Major Tenant’s lease being affirmed in bankruptcy and the Broadway Plaza Borrower delivering to the lender a reasonably acceptable estoppel from the Major Tenant stating that it is in occupancy of the entirety of its space, open for business and paying full unabated contractual rent (an “Acceptable Estoppel”), and (b) the leasing of the entirety of the space previously occupied by the Major Tenant to one or more replacement tenants under replacement leases, in each case acceptable to the lender in its sole discretion, and the Broadway Plaza Borrower delivering to the lender an Acceptable Estoppel from each of such replacement tenant(s) (a “Replacement Tenant Cure”); or

iv.	commencing upon the earlier of (a) the date any Major Tenant gives notice to vacate or exercises any termination option under such Major Tenant’s lease, and (b) the date which is six months prior to the expiration of any Major Tenant’s lease unless such Major Tenant has renewed or extended such Major Tenant’s lease on terms and conditions acceptable to the lender and ending upon either (a) the Major Tenant renewing its lease on terms and conditions acceptable to the lender and the Broadway Plaza Borrower delivering to the lender an Acceptable Estoppel from the Major Tenant or (b) a Replacement Tenant Cure; or

v.	commencing upon a Major Tenant vacating or “going dark” in its space or terminating (or giving written notice of its intention to terminate) its lease and ending upon either (a) the Major Tenant occupying the entirety of its space and the Broadway Plaza Borrower delivering to the lender an Acceptable Estoppel from the Major Tenant or (b) a Replacement Tenant Cure; or

vi.	commencing upon the ARD and continuing thereafter.

“Major Tenant” means each of (i) Costco, (ii) Walmart, and (iii) any tenant which occupies all or a portion of the space leased by either of the foregoing pursuant to a replacement lease.

Property Management. The Broadway Plaza Property is managed by an affiliate of the Broadway Plaza Borrower.

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BROADWAY PLAZA

Assumption. The Broadway Plaza Borrower has the two-time right to transfer the Broadway Plaza Property provided that certain conditions are satisfied, including (i) no event of default under the Broadway Plaza Mortgage Loan documents has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Broadway Plaza Property, then a replacement management agreement with a manager approved by the lender must be executed acceptable to the lender; (iii) the lender reasonably determines that the proposed transferee satisfies the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iv) a replacement guarantor acceptable to the lender assumes the obligations of the Broadway Plaza guarantor under the non-recourse carveout guaranty and environmental indemnity; and (v) if requested by the lender, rating agency confirmation from each rating agency rating the BANK 2018-BNK13 certificates that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK 2018-BNK13 certificates.

Partial Release. Not permitted.

Master Lease. The Broadway Plaza Borrower is permitted to master lease to an affiliate the parcel on which 14,580 square feet currently leased to NavCare is located, in which event the lender is required to subordinate the lien of the mortgage to such master lease, provided that certain conditions are satisfied, including but not limited to (i) the master tenant being responsible for the expansion and/or modification of the improvements located on such parcel, and all insurance, maintenance, utility, repair and other similar obligations with respect to such improvements, (ii) the non-recourse carveout guarantor providing a completion guaranty with respect to such expansion and/or modification, (iii) the master lease having a term at least five years beyond the maturity date of the Broadway Plaza Mortgage Loan and market rental rates (but not less than the rent payable under the NavCare lease or any replacement lease), and being guaranteed by the non-recourse carveout guarantor, (iv) satisfaction of REMIC requirements, and (v) if required by the lender, rating agency confirmation. The master tenant will be permitted to obtain financing secured by its leasehold interest.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Broadway Plaza Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Broadway Plaza Property, as well as twelve months of business interruption insurance; provided that so long as TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA.

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PLAZA Frontenac

A-3-80

PLAZA Frontenac

A-3-81

PLAZA Frontenac

A-3-82

PLAZA Frontenac

Plaza Frontenac
1701 South Lindbergh Boulevard
Frontenac, MO 63131
Lambert-St. Louis International Airport
Lambert Main Terminal
Lambert East Terminal
Plaza at DePaul
SSM Health DePaul Hospital
Ferguson
Berkeley
Kinloch
Bridgeton
St. Ann Golf Course
The Crossings at Northwest
Woodson Terrace
Cool Valley
St. Ann
Maryland Heights
St. John
Breckenridge Rd
St. Charles Rock Rd
Hanley Rd
Florissant Rd
North Hanley
UM-St. Louis North
Bellerive
Bel-Ridge
University of Missouri St. Louis
Bel-Nor
Normandy Golf Course
METROLINK
Midland Blvd
Overland
Page Ave
Lindbergh Blvd
Ashby Rd
Brown Rd.
Vinita Park
Greendale
Rock Road
Schuetz Rd
Pagedale
Craig Rd
Chesterfield
Heritage Place
Four Seasons Country Club
Olive Blvd
Monsanto Company
Olivette
University City
Heman Park
Ferguson Ave
ST. LOUIS COUNTY
Creve Coeur
Bellerive Country Club
St. Luke's Hospital
Ladue Rd
Clayton School Stadium
Delmar Blvd
Ladue Crossing Shopping Ctr.
U City-Big Bend
Forsyth
METRO LINK
Washington University
Clayton
Wydown Blvd
Saint Louis Country Club
Ladue
Clayton Rd
Mercy Hospital
Westwood Country Club
Conway Rd
Spoede Rd
Warson Rd
Maryville University
Missouri Baptist University
Log Cabin Golf Club
Fontbonne College
Concordia Seminary
St. Louis Galleria
Richmond Hts.
Richmond Heights
Missouri Baptist Medical Ctr.
St. Louis County Library
Town and Country
Town and Country Crossing
Weidman Rd
Frontenac
Brentwood
Brentwood Square
The Promenade at Brentwood
SSM St. Mary's Health Center
Downtown St. Louis 7 miles
Queeny Park
Old Warson Country Club
McKnight Rd
Ballas Rd
Bopp Rd
Ballwin
Des Peres
Olympic Oaks Village
Geyer Rd
Maplewood
Sunnen
Brentwood Plaza
Manchester Meadows
Manchester Highlands Shopping Center
Des Peres Square
West County Center
Manchester Rd
Glendale
Newport Ave
Big Bend Blvd
ST. LOUIS
Sutton Place Shopping Center
St. Luke's Des Peres Hospital
Lindeman Rd
Woodlawn Ave
Berry Rd
Webster Groves
Shrewsbury
Adams Ave
Kirkwood
Edgar Rd
Laclede Station Rd
MacKenzie Pointe Shopping Center
Manchester
Greenbriar Hills Country Club
National Museum of Transportation
Saint Louis Community College - Meramec
Big Bend Rd
Kirkwood Commons
Mackenzie Rd
Watson Plaza
Greentree Park
Valley Park
Simpson Park
Watson Rd
Crestwood
Affton
Unger Park
Grant's Farm
FENTON LOGISTICS PARK
Meramec River
North Buder Park
Sunset Hills Plaza
Eddie and Park Rd
Sunset Hills
Fenton
FENTON INDUSTRIAL PARK
Tapawingo National Golf Course
Concord
MISSOURI
ILLINOIS
Grafton
Godfrey
Alton
Wentzville
O'Fallon
St. Charles
Florissant
Spanish Lake
Edwardsville
Lake St. Louis
St. Peters
Dardenne Prairie
Weldon Spring
Overland
University City
Jennings
Granite City
Chesterfield
Creve Coeur
Clayton
East St. Louis
Town and Country
Frontenac
ST. LOUIS
Ballwin
Wildwood
Kirkwood
Crestwood
Cahokia
Fenton
Mehlville
Belleville
Gray Summit
Concord
Oakville
Columbia
House Springs
Arnold
Cedar Hill
Barnhart
Waterloo

A-3-83

No. 8 – Plaza Frontenac

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$40,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$40,000,000			Location:	Frontenac, MO
% of Initial Pool Balance:	4.24%			Size(5):	351,006 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$284.90
Borrower Name:	Plaza Frontenac Acquisition, LLC			Year Built/Renovated:	1974/1994
Borrower Sponsors:	General Growth Properties; Canada Pension Plan Investment Board			Title Vesting:	Fee
Mortgage Rate:	4.4330%			Property Manager:	Self-managed
Note Date:	July 2, 2018			4th Most Recent Occupancy (As of):	98.6% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	98.0% (12/31/2015)
Maturity Date:	August 1, 2028			2nd Most Recent Occupancy (As of):	98.5% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	95.7% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	96.5% (3/1/2018)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$8,860,498 (12/31/2014)
Call Protection(2)(3):	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$9,496,000 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$9,783,836 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$9,885,268 (12/31/2017)
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4):				U/W Revenues:	$14,299,486
				U/W Expenses:	$4,277,252
Type:	Initial	Monthly	Cap (If Any)	U/W NOI:	$10,022,234
Taxes	$0	Springing	NAP	U/W NCF:	$9,391,583
Insurance	$0	Springing	NAP	U/W NOI DSCR(1):	2.23x
Replacement Reserve	$0	Springing	NAP	U/W NCF DSCR(1):	2.09x
TI/LC Reserve	$0	Springing	NAP	U/W NOI Debt Yield(1):	10.0%
				U/W NCF Debt Yield(1):	9.4%
				As-Is Appraised Value:	$210,000,000
				As-Is Appraisal Valuation Date:	May 20, 2018
				Cut-off Date LTV Ratio(1):	47.6%
				LTV Ratio at Maturity or ARD(1):	47.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Plaza Frontenac Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of September 1, 2018. Defeasance of the Plaza Frontenac Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the last securitization involving any portion of the loan or (ii) 36 months after the loan origination date. The assumed lockout period of 24 payments is based on the expected BANK 2018-BNK13 Trust closing date in August 2018.

(3)	The Plaza Frontenac Whole Loan may also be prepaid in part in the amount of $6,500,000, together with, if prior to the open period, a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, in connection with a release of the Saks parcel. See “Partial Release” section.

(4)	See “Escrows” section.

(5)	The Plaza Frontenac Property (as defined below) is part of a larger retail center which also includes a 135,044 square foot non-collateral parcel owned by Neiman Marcus.

The Mortgage Loan. The mortgage loan (the “Plaza Frontenac Mortgage Loan”) is part of a whole loan (the “Plaza Frontenac Whole Loan”) evidenced by two pari passu promissory notes, secured by the fee interest in a 351,006 square foot anchored retail center in Frontenac, Missouri (the “Plaza Frontenac Property”). The Plaza Frontenac Whole Loan was originated on July 2, 2018 by Morgan Stanley Bank, N.A. The Plaza Frontenac Whole Loan had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.4330% per annum. The Plaza Frontenac Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only through the term of the Plaza Frontenac Whole Loan. The Plaza Frontenac Whole Loan matures on August 1, 2028.

The Plaza Frontenac Mortgage Loan, evidenced by Note A-2, will be contributed to the BANK 2018-BNK13 securitization trust, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents a pari passu non-controlling interest in the Plaza Frontenac Whole Loan. The controlling Note A-1 in the original principal balance of $60,000,000 is currently held by Morgan Stanley Bank, N.A. or an affiliate and is expected to be contributed to one or more future

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PLAZA FRONTENAC

securitization trusts. The lender provides no assurance that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Loans” and ”Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$60,000,000	Morgan Stanley Bank, N.A.	Yes
A-2	$40,000,000	BANK 2018–BNK13	No
Total	$100,000,000

Following the lockout period, the Plaza Frontenac Borrower has the right to defease the Plaza Frontenac Whole Loan in whole, or at any time may prepay the Plaza Frontenac Whole Loan in part as described below under “Partial Release”. In addition, the Plaza Frontenac Whole Loan is prepayable without penalty on or after May 1, 2028.

The Property. The Plaza Frontenac Property is a 351,006 square feet anchored retail center comprised of six buildings located in Frontenac, Missouri. Built in 1974, the Plaza Frontenac Property sits on 26.1 acres and is part of a larger shopping center that is comprised of approximately 485,000 square feet of retail space, including the separately owned Neiman Marcus (135,044 square feet) that sits on 7.5 acres and is not part of the collateral. Neiman Marcus is not party to an operating covenant. Another anchor tenant, Saks Fifth Avenue, was constructed on a ground-leased parcel and contains 125,669 square feet (35.8% of the net rentable area and 0.4% of underwritten base rent). The Plaza Frontenac Property contains a total of 2,409 parking spaces (4.97 spaces per 1,000 square feet of NRA, including Neiman Marcus). As of March 1, 2018, the Plaza Frontenac Property was 96.5% leased by a mix of 55 national and local retail tenants. No tenant accounts for more than 7.7% of underwritten rent and apart from Saks Fifth Avenue, no tenant accounts for more than 4.1% of NRA. Comparable inline sales, represented by 34 tenants with at least one full year of sales, were $725 per square foot as of the April 2018 TTM period, while four pad site tenants with at least 12 months of operations reported sales of $719 per square foot. The Plaza Frontenac Property’s in-line tenants that reported sales reported $71.6 million ($598 per square feet), $77.5 million ($647 per square feet) and $86.8 million ($725 per square feet) in sales for 2015, 2016 and 2017, respectively. The Plaza Frontenac Property is currently 96.5% occupied across all collateral tenants. Historically, overall occupancy at the Plaza Frontenac Property has averaged 97.7% since 2014.

The tenants at the Plaza Frontenac Property have a weighted average remaining lease term of 4.9 years and 67.0% of NRA has been in occupancy for a minimum of five years. Over the past 24 months, there have been five lease renewals at the Plaza Frontenac Property, ranging in size from 12,692 to 2,400 square feet, with new yearly rental rates ranging from $40.00 to $74.16 per square foot. Each tenant, except for one, renewed at a higher rent. Since December 2014, there have been eight new leases signed at the Plaza Frontenac Property, ranging in size from 10,055 to 654 square feet, with yearly rates ranging from $30.36 to $148.50 per square foot.

Sources and Uses

Sources			Uses
Original whole loan amount	$100,000,000	100.0%	Loan Payoff	$52,133,931	52.1%
			Return of Equity	47,081,971	47.1
			Closing Costs	784,098	0.8
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

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PLAZA FRONTENAC

The following table presents certain information relating to the tenancy at Plaza Frontenac Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	4/30/2018 TTM Sales PSF	4/30/2018 TTM Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
Saks Fifth Avenue	NR/NR/NR	125,669	35.8%	$0.28	$35,187	0.4%	$209	2.5%	11/30/2023
Total Anchor Tenant		125,669	35.8%	$0.28	$35,187	0.4%

Major Tenants
Plaza Frontenac Cinema	NR/NR/NR	14,307	4.1%	$23.00	$329,061	3.5%	$166	25.4%	5/7/2023
Pottery Barn	NR/NR/NR	12,962	3.7%	$54.11	$701,374	7.4%	$504	11.9%	1/31/2029
Pottery Barn Kids/PB Teen	NR/NR/NR	12,000	3.4%	$14.18	$170,160	1.8%	$206	11.7%	11/30/2021
Mitchell Gold+Bob William	NR/NR/NR	10,055	2.9%	$34.33	$345,188	3.6%	$168	23.2%	11/30/2024
Major Tenants Total		49,324	14.1%	$31.34	$1,545,783	16.3%

In-line Tenants
Stonewater Spa	NR/NR/NR	9,141	2.6%	$38.26	$349,735	3.7%	$283	15.5%	7/31/2023
Talbots	NR/NR/B-	9,140	2.6%	$79.91	$730,377	7.7%	$384	26.4%	3/31/2024
Williams Sonoma	NR/NR/NR	8,670	2.5%	$43.67	$378,619	4.0%	$375	13.3%	1/31/2029
Tiffany & Co.	BBB+/ Baa2/ BBB+	4,750	1.4%	$93.14	$442,415	4.7%	$1,228	9.3%	9/30/2022
Louis Vuitton	NR/NR/A+	4,000	1.1%	$104.89	$419,560	4.4%	$2,724	4.9%	7/31/2024
Athleta	NR/NR/NR	3,756	1.1%	$84.43	$317,116	3.3%	$1,547	8.6%	5/31/2023
In-line Tenants Total		39,457	11.2%	$66.85	$2,637,822	27.8%

Other Tenants		124,341	35.4%	$42.30	$5,259,560	55.5%
Occupied Total		338,791	96.5%	$27.98	$9,478,352	100.0%

Vacant Space		12,215	3.5%
Collateral Total		351,006	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes contractual rent steps equal to $296,073 through June 30, 2019.

(3)	Occupancy Cost is based on the total UW rent as of the March 1, 2018 rent roll and underwritten reimbursements divided by most recently reported sales.

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The following table presents certain information relating to the lease rollover schedule at Plaza Frontenac Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	8	30,913	8.8%	30,913	8.8%	$897,100	9.5%	$29.02
2019	8	18,545	5.3%	49,458	14.1%	$479,049	5.1%	$25.83
2020	4	6,795	1.9%	56,253	16.0%	$355,927	3.8%	$52.38
2021	5	28,213	8.0%	84,466	24.1%	$698,607	7.4%	$24.76
2022	8	19,809	5.6%	104,275	29.7%	$1,195,259	12.6%	$60.34
2023	5	154,186	43.9%	258,461	73.6%	$1,111,893	11.7%	$7.21
2024	7	34,234	9.8%	292,695	83.4%	$2,224,384	23.5%	$64.98
2025	2	6,601	1.9%	299,296	85.3%	$253,902	2.7%	$38.46
2026	3	4,194	1.2%	303,490	86.5%	$409,724	4.3%	$97.69
2027	3	7,927	2.3%	311,417	88.7%	$528,302	5.6%	$66.65
2028	1	5,742	1.6%	317,159	90.4%	$244,212	2.6%	$42.53
Thereafter	2	21,632	6.2%	338,791	96.5%	$1,079,993	11.4%	$49.93
Vacant	0	12,215	3.5%	351,006	100.0%	$0	0.0%	$0.00
Total/Weighted Average	56	351,006	100.0%			$9,478,352	100.0%	$27.98

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at Plaza Frontenac Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	3/1/2018(2)
98.6%	98.0%	98.5%	95.7%	96.5%

(1)	Information obtained from the Plaza Frontenac Borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at Plaza Frontenac Property:

Cash Flow Analysis

	2014	2015	2016	2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,228,539	$8,955,305	$9,254,390	$9,286,610	$9,478,352(1)	66.3%	$27.00
Overage Rent/Percent in Lieu(2)	378,419	320,202	259,092	485,173	691,837	4.8	1.97
Specialty Leasing/Other	417,929	315,454	336,495	327,190	327,190	2.3	0.93
Reimbursements	4,194,855	4,155,651	4,109,736	4,014,103	3,797,107	26.6	10.82
Other Income(3)	9,568	8,689	5,458	5,000	5,000	0.0	0.01
Effective Gross Income	$13,229,309	$13,755,300	$13,965,170	$14,118,075	$14,299,486	100.0%	$40.74

Total Operating Expenses	$4,368,811	$4,259,300	$4,181,335	$4,232,807	$4,277,252	29.9%	$12.19

Net Operating Income	$8,860,498	$9,496,000	$9,783,836	$9,885,268	$10,022,234	70.1%	$28.55
Replacement Reserves	0	0	0	0	52,651	0.4	0.15
TI/LC	0	0	0	0	578,000	4.0	1.65
Net Cash Flow	$8,860,498	$9,496,000	$9,783,836	$9,885,268	$9,391,583	65.7%	$26.76

NOI DSCR(4)	1.97x	2.11x	2.18x	2.20x	2.23x
NCF DSCR(4)	1.97x	2.11x	2.18x	2.20x	2.09x
NOI DY(4)	8.9%	9.5%	9.8%	9.9%	10.0%
NCF DY(4)	8.9%	9.5%	9.8%	9.9%	9.4%

(1)	Base rent is underwritten to current physical vacancy of 3.5% as of March 1, 2018.

(2)	Overage Rent/Percent in Lieu is comprised of $446,065 of overage rent and $245,772 of percentage in lieu.

(3)	Other Income includes gift card revenue and non-tenant revenue.

(4)	Debt service coverage ratios and debt yields are based on the Plaza Frontenac Whole Loan.

Appraisal. As of the appraisal valuation date of May 20, 2018, the Plaza Frontenac Property had an “as-is” appraised value of $210,000,000.

Environmental Matters. According to the Phase I environmental report dated May 30, 2018, there was no evidence of any recognized environmental conditions at the Plaza Frontenac Property.

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Market Overview and Comparable Properties. The Plaza Frontenac Property is located south of Interstate 64 at the corner of Lindbergh Boulevard and Clayton Road in Frontenac, St. Louis County, Missouri. Lambert St. Louis International Airport is a medium-hub airport owned and operated by the city of St. Louis. Airport traffic has continued to improve, with 14.7 million travelers in 2017, a level not seen since 2007. In addition, the Plaza Frontenac Property is located near four interstate highways and home to six Class I railroads.

The Plaza Frontenac Property is located in the St. Louis metropolitan area. According to a third-party report, the second quarter of 2018’s overall retail vacancy rate for the St. Louis retail market was approximately 5.0%, while the market rental rate was approximately $15.11 per square foot. According to a third-party report, there were 707,036 square feet of retail under construction during the second quarter of 2018 in the St. Louis metropolitan area. The Plaza Frontenac Property is located in the Mid County retail submarket, which contains approximately 10.0% of the St. Louis metropolitan area square feet inventory. The Mid County retail submarket had a vacancy rate of 3.2% and a market rental rate of $24.73 per square foot. As of the second quarter of 2018, the Mid County retail submarket had approximately 171,007 square feet under construction.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius is 2,647, 51,096 and 200,140, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius is $234,521, $173,378 and $127,681, respectively.

The following table presents certain information relating to competitive properties to Plaza Frontenac Property:

Competitive Properties(1)

Property Name/Location	Year Built/Year Renovated	Total GLA (SF)	Anchor Tenants	Occupancy
St. Louis Galleria(2) 1155 St. Louis Galleria Blvd. Richmond Heights, MO	1986/2006	1,182,625	Nordstrom Dillard’s Macy’s	99.4%
West County Center 80 West County Center Des Peres, MO	1969/2002	1,211,996	Macy’s Nordstrom JCPenney	98.0%
Chesterfield Mall 30 Chesterfield Mall Dr. Chesterfield, MO	1976/2006	1,283,503	Dillard’s Macy’s Sears	92.1%
South County Center 85 So. County Center Way St. Louis, MO	1963/2002	884,714	Dillard’s Macy’s JCPenney Sears	96.1%

(1)	Information obtained from the appraisal.

(2)	St. Louis Galleria is also owned by the Plaza Frontenac Property guarantor.

The Borrower. The borrower is Plaza Frontenac Acquisition, LLC (the “Plaza Frontenac Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza Frontenac Whole Loan. GGP-CPP Venture, LP is the guarantor of certain nonrecourse carveouts under the Plaza Frontenac Whole Loan. The guarantor is the indirect owner of two properties, the Plaza Frontenac Property and the St. Louis Galleria Mall.

The Borrower Sponsors. The borrower sponsors are General Growth Properties (“GGP”) and Canada Pension Plan Investment Board (“CPPIB”). GGP is an S&P 500 real estate company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP manages 125 properties making up approximately 121 million square feet of space across 40 states. CPPIB is a professional investment organization with a commercial, investment-only mandate, as outlined in the CPPIB Act. CPPIB has a 45% interest in the Plaza Frontenac Property and GGP has a 55% interest. GGP previously filed for bankruptcy in 2009 and emerged from bankruptcy in 2010. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. GGP has entered into a merger agreement with Brookfield Property Partners, L.P. (“BPY”). Currently, BPY is the beneficial owner of approximately 34% of the outstanding equity interests in GGP, and BPY is a controlled affiliate of Brookfield Asset Management Inc. (“BAM”), a global alternative asset manager that is traded on the New York and Toronto Stock Exchanges. There is no assurance that the merger will occur.

Escrows. During the continuance of a Cash Management Period (as defined below), the Plaza Frontenac Borrower is required to deposit monthly into escrow 1/12 of the annual estimated real estate tax payments and 1/12 of the annual estimated insurance premiums (unless an acceptable blanket insurance policy is in place and evidence is delivered to lender of the timely payment of insurance premiums). During the continuance of a Cash Management Period, the Plaza Frontenac Borrower is required to deposit monthly $7,294 into a capital expenditure reserve; provided that such deposit is not required at any time the amount on deposit in such reserve equals or exceeds $87,527. During the continuance of a Cash Management Period, the Plaza Frontenac Borrower is required to deposit monthly $29,176 into a tenant improvements and leasing commissions reserve; provided that such deposit is not required at any time the amount on deposit in such reserve equals or exceeds $350,110. If a Cash Management Period is no longer continuing, all funds in the tax and insurance escrows, capital expenditure reserve and tenant improvements and leasing commissions reserve are required to be released to the Plaza Frontenac Borrower.

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A “Cash Management Period” means a period (i) commencing upon an event of default under the Plaza Frontenac Whole Loan and ending if such event of default is thereafter cured or waived or (ii) commencing upon a determination that the net operating income debt yield is less than 7.75% and ending upon the net operating income debt yield being equal to or in excess of 7.75% for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Plaza Frontenac Whole Loan. The Plaza Frontenac Borrower is required to notify and advise each tenant, other than tenants under leases or licenses having a maximum term of one year (“Seasonal Leases”), to send rent payments directly to the lockbox account. In addition, the Plaza Frontenac Borrower is required to deposit into the lockbox account all rents or other revenue received by it from the Plaza Frontenac Property within two business days after receipt. The Plaza Frontenac Whole Loan has springing cash management (i.e., cash management is required only after the initial occurrence and during the continuance of a Cash Management Period). Provided a Cash Management Period is not continuing, funds in the lockbox account are required to be transferred to an account designated by the Plaza Frontenac Borrower. Upon the first occurrence of a Cash Management Period, the Plaza Frontenac Borrower is required to establish a lender-controlled cash management account. During the continuance of a Cash Management Period, funds in the lockbox account are required to be transferred on each second business day to such lender-controlled cash management account and applied on each monthly payment date (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service on the Plaza Frontenac Whole Loan, (iii) if no event of default is continuing with respect to the Plaza Frontenac Whole Loan as to which the lender has taken an Enforcement Action (as defined below) to pay (1) the greater of (x) operating expenses and capital expenditures set forth in the approved annual budget or (y) the actual amount of such expenses for the related calendar month (but not in excess of 110% of the budgeted amount unless reasonably approved by the lender), and (2) extraordinary expenses approved by the lender, (iv) to fund the required deposits to the capital expenditures reserve and tenant improvements and leasing commissions reserve, as described above under “Escrows”, and (v) to pay any remainder (1) if no Cash Sweep Period (as defined below) is continuing, to the operating account of the Plaza Frontenac Borrower, and (2) otherwise, into an excess cash flow account to be held by the lender as additional security for the Plaza Frontenac Whole Loan during the continuance of the Cash Sweep Period (provided that amounts in such account may be used on subsequent monthly payment dates to make the payments set forth in clauses (i) through (iv) above). An “Enforcement Action” means any initiation by the lender of foreclosure proceedings or proceedings for the appointment of a receiver (or the initiation by the lender of any judicial action in respect of the promissory notes as a predicate to any such proceedings).

Notwithstanding the preceding requirements, Non-Core Income is not required to be deposited into the lockbox account. “Non-Core Income” means (i) certain de minimis amounts of rents received directly by the Plaza Frontenac Borrower from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but does not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Plaza Frontenac Property.

A “Cash Sweep Period” means a period (i) commencing upon an event of default under the Plaza Frontenac Whole Loan and ending if such event of default is thereafter cured or waived or (ii) commencing upon a determination that the net operating income debt yield is less than 7.00% and ending upon the net operating income debt yield being equal to or in excess of 7.00% for two consecutive calendar quarters.

Property Management. The Plaza Frontenac Property is managed by an affiliate of the Plaza Frontenac Borrower.

Assumption. The Plaza Frontenac Borrower has an unlimited right to transfer the Plaza Frontenac Property provided that certain conditions are satisfied, including (i) no event of default under the Plaza Frontenac Whole Loan documents is continuing; (ii) the proposed transferee is controlled by a “permitted owner,” as defined in the Plaza Frontenac Whole Loan documents; (iii) a guarantor reasonably acceptable to the lender assumes the obligations of the Plaza Frontenac guarantor under the non-recourse carveout guaranty and any indemnity agreement given by the Plaza Frontenac guarantor in connection with the Plaza Frontenac Mortgage Loan; (iv) the transferee is a special purpose entity and its organizational documents are reasonably acceptable (as confirmed in writing) to each rating agency rating the Series 2018-BNK13 Certificates and (v) after the transfer, the Plaza Frontenac Property is managed by a qualifying manager, as defined below.

A “permitted owner” includes a qualified equityholder (as defined in the Plaza Frontenac Whole Loan documents, and which includes entities that meet certain net worth and/or assets tests and entities controlled and 50% owned by the foregoing entities), (ii) an affiliate of a qualified equityholder that is controlled and 50% owned by such qualified equityholder, (iii) any other person or entity reasonably approved by the lender, (iv) any person or entity as to which rating agency confirmation is delivered, (v) any of GGP, BAM, Brookfield Property Partners L.P., BPY, and/or one or more entities who succeeds, whether by merger, acquisition, or other legal means of succession, to all or substantially all of the business or assets of GGP Inc., BPY, or BAM, or any affiliate of any of the foregoing entities that is controlled and 50% owned by such entity, and (vi) a qualified institutional lender (as defined in the Plaza Frontenac Whole Loan documents, and which includes entities that meet certain net worth and/or assets tests and entities controlling, controlled by or under common control with the foregoing entities) or an affiliate thereof that controls and 50% owns such qualified institutional lender. A “qualifying manager” includes the current property manager, affiliates of GGP, BAM and BPY or their successors, General Growth Services, Inc. or any affiliate wholly owned by it, GGP Real Estate Holding I, Inc. or any affiliate wholly owned by it, or a reputable and experienced management organization that manages at least five shopping centers in the United States having an aggregate square footage of at least 1,500,000 square feet.

Mezzanine Loan and Preferred Equity. Not permitted.

Partial Release. The Plaza Frontenac Borrower has the right to obtain the release of the parcel (or substantially all of such parcel) leased to the Saks Fifth Avenue anchor (the “Saks Parcel”) upon transfer of such parcel to a Pre-Approved Saks Parcel Transferee (as defined below) or another non-borrower-affiliated transferee reasonably approved by the lender, upon prepayment of a release price equal to $6,500,000, together with, prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid

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and a yield maintenance premium. The right to obtain such release is subject to certain conditions, including but not limited to: (i) at the time of the release, the improvements on the Saks Parcel are not then occupied and open for business with the public (unless (1) the proposed release is in conjunction with a sale to Saks Inc. or an affiliate, (2) the Saks lease is within six months of expiring pursuant to its terms, and (3) Saks Inc. has communicated to the borrower that the fee simple acquisition of the Saks Parcel is a condition to its continuing operation at the Plaza Frontenac Property); (ii) the transferee enters into a reciprocal easement agreement (“REA”) with the borrower on terms reasonably acceptable to the lender, including a prohibition on the owner of the Saks Parcel leasing or offering to lease any space at the Saks Parcel to tenants leasing space at the remaining Mortgaged Property and a requirement that substantially all of the Saks Parcel be operated by no more than a single user for a period of ten years after release, (iii) compliance with separate legal parcel and tax lots requirements, (iv) the Saks Parcel is not necessary for zoning, parking, other legal requirements, access, driveways or utilities (or if it is necessary, an REA is entered into which allows the use of the Saks Parcel for the necessary purpose), (v) if the release is expected to materially adversely affect lender’s rights under the title insurance policy (other than as to the Saks Parcel), updated title endorsements, (vi) compliance with leases, REAs, and similar agreements affecting the Mortgaged Property, and the release does not trigger any co-tenancy not already arising from vacancy of the Saks Parcel or other extrinsic circumstance, and (vii) compliance with REMIC related conditions. Saks Fifth Avenue represents approximately 35.8% of the NRA and 0.4% of the underwritten annual rent at the Plaza Frontenac Property and has a lease expiration on November 30, 2023.

“Pre-Approved Saks Parcel Transferee” means a national department store of one of the following classifications: (i) luxury, (ii) upscale, or (iii) middle-market, but in no event including any discount store or off-price retailer.

The Plaza Frontenac Borrower may also obtain the release of (x) one or more vacant, non-income producing and unimproved parcels, and (y) previously acquired Plaza Frontenac Expansion Parcels (as defined below), in connection with a transfer to a third party and the development of the Mortgaged Property, without prepayment or defeasance, upon satisfaction of the following conditions, among others: (i) the borrower delivers to the lender (a) evidence that (1) the release parcel is not necessary to the use or operation of, and may be readily separated without material diminution in value of, the Mortgaged Property, (2) compliance with separate legal parcel and tax lot requirements and other legal requirements, (3) the release parcel is not necessary for zoning, parking, other legal requirements, access, driveways or utilities (or if necessary, an REA is entered into which allows the use of the release parcel for the necessary purpose), (b) if the release would reasonably be expected to materially adversely affect lender’s rights under its title insurance policy as to the remaining property, updated title endorsements, and (c) any required approvals of third parties holding interests in the Plaza Frontenac Property, (ii) such release is in compliance with leases and other agreements affecting the Plaza Frontenac Property, (iii) except in the case of release of a previously acquired Expansion Parcel or if the rating agencies waive review or fail to respond within 30 days of a request, rating agency confirmation is obtained, and (iv) compliance with REMIC related conditions.

Addition of Property. The Plaza Frontenac Borrower also has the right to acquire one or more parcels of land, together with the improvements thereon, that constitute an integral part of, adjoin to, or are proximately located near, the related shopping center (each a “Plaza Frontenac Expansion Parcel”); provided that the following conditions, among others, are satisfied: (i) the Plaza Frontenac Borrower acquires fee simple or leasehold title to the Plaza Frontenac Expansion Parcel, (ii) the Plaza Frontenac Borrower delivers (a) an officer’s certificate regarding certain property-related representations as to the Plaza Frontenac Expansion Parcel (subject to title exceptions), (b) a mortgage, assignment of leases and UCC-1 financing statements (“Substitute Loan Documents”) with respect to the Plaza Frontenac Expansion Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, subject to permitted encumbrances and standard exceptions, (c) evidence of authority to complete the acquisition and an enforceability opinion as to the Substitute Loan Documents (unless they amend existing loan documents), (d) an environmental report, and if the report shows any hazardous substance, the cost of remediation of which is reasonably likely to exceed $6,300,000 for such individual Plaza Frontenac Expansion Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated remediation cost or an Additional Indemnity (as defined below), (e) if the Plaza Frontenac Expansion Parcel is improved, a property condition report indicating that it is in good condition and free of damage, or if any repairs are recommended which are estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated repair cost or an Additional Indemnity, (f) evidence that the Plaza Frontenac Expansion Parcel constitutes or will constitute a separate tax lot or part of a tax lot that is part of the existing property, and (iii) compliance with REMIC related conditions.

An “Additional Indemnity” means an indemnity for the specified costs from the non-recourse carveout guarantor, an affiliate thereof, or a qualified transferee (as defined in the loan documents), each of which satisfies certain requirements in the loan documents.

Substitution of Property. The Plaza Frontenac Borrower may also obtain the release of one or more portions of the Plaza Frontenac Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”), provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non-income producing and unimproved, (ii) the conditions set forth in clauses (i) through (iii) of the first sentence under “Addition of Property” above are satisfied with respect to the Substitute Parcel (provided that the separate tax parcel condition will also apply to the Exchange Parcel), (iii) the Exchange Parcel is conveyed to a person other than the Plaza Frontenac Borrower, (iv) the Substitute Parcel is at or adjacent to the related shopping center and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from an appraiser, (v) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases and (vi) rating agency confirmation is obtained.

Ground Lease. None.

Terrorism Insurance. The Plaza Frontenac Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by the lender (but in no event more than an amount equal to the sum of 100% of the full replacement cost and 18 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection),

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the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance with the foregoing, so long as such statute or other program covers both domestic and foreign acts of terrorism. If TRIPRA or such other program is not in effect, the Plaza Frontenac Borrower is not required to pay insurance premiums with respect to terrorism insurance in excess of the Terrorism Cap (defined below).

“Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Plaza Frontenac Borrower for the property and business income insurance policies required under the Plaza Frontenac Whole Loan documents (excluding the earthquake and terrorism components of such insurance premiums) on a stand-alone basis. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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TOWN CENTER AVENTURA

FOR EYES

PNC BANK

PHARMACY

Saks Fifth Avenue
OFF 5TH
18701

AVENTURA
Publix.
Saks Fifth Avenue
OFF 5TH
BISCAYNE BLVD

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TOWN CENTER AVENTURA

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TOWN CENTER AVENTURA

Town Center Aventura
18701-18995 Biscayne Boulevard,
2711 Northeast 187th Street
Aventura, FL 33180
Ft. Lauderdale/ Hollywood Intl. Airport 7 miles
Hollywood
BROWARD COUNTY
Memorial Regional Hospital
Hollywood Hills Plaza
West Lake Park
Eco Grande Golf Course
Hollywood Country Club
Hollywood Blvd
HOLLYWOOD
Orange Brook Golf Course
Washington St
Pembroke Rd
Federal Hwy
The Big Easy Casino
Diplomat Country Club
Ocean Dr
TRI RAIL
S 26th Ave
Hallandale Beach
Hallandale Beach Blvd
Hallandale Shopping Center
Biscayne Blvd
Gulfstream Park Race Track
Miramar
NE 215th St
Ives Estates Park
Aventura Medical Center
Aventura Commons
Promenade Shops
Turnberry Isle Golf Course
Aventura Mall
NE 26th Ave
Hard Rock Stadium
NW 199th St
Florida's Turnpike
Miami Gardens
Williams Island Country Club
Presidential Country Club
Aventura
NE 185th St
Rolling Oaks Park
NW 183rd St
Greynolds Park
Dumfoundling Bay
Collins Ave
Atlantic Ocean
North Miami Beach
Maule Lake
Intracoastal Mall
Palmetto Expwy
NE 167th St
Mall at 163rd Street
Senator Gwen Margolis Amphitheatre
NE 6th Ave
Oak Grove Park
Southern Mem. Park
Oleta River State Park
Haulover Park Marina
NW 151st St
Golden Glades
MIAMI-DADE COUNTY
W. Dixie Hwy
Biscayne Commons
Florida International University-Biscayne Bay Campus
NW 143rd St
North Miami
NW 135th St
NW 131st St
127th Street Shopping Center
Johnson & Wales Univ.
Bay Harbor Islands
Bal Harbour
NW 125th St
NE 125th St
Museum of Contemporary Art
Broad Causeway
Bal Harbour Shops
NW 17th Ave
NW 7th Ave
N Miami Ave
NE 2nd Ave
NW 119th St
NW 111th St
Barry University
Indian Creek Golf Course
Surfside
Pinewood
Miami Shores
NE 6th Ave
Indian Creek
Biscayne Bay
NW 103rd St
North Shore Open Space Park
West Little River
North Shore Medical Center
Miami Intl. Airport 8 miles
MIAMI
Biscayne Point
North Beach
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Hollywood
Miramar
Miami Gardens
North Miami Beach
Medley
North Miami
Hialeah
Miami Beach
MIAMI-DADE COUNTY
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
South Miami
The Hammocks
Kendall
Pinecrest
Richmond Hts.
Palmetto Bay
Biscayne Bay
South Miami Heights
Cutler Bay
Goulds
Princeton
Naranja
Leisure City
Homestead
BISCAYNE NATIONAL PARK

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No. 9 – Town Center Aventura

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$40,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$40,000,000			Location:	Aventura, FL
% of Initial Pool Balance:	4.24%			Size:	186,138 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$429.79
Borrower Name:	Aventura Fashion Island, L.P.			Year Built/Renovated:	1979/2013
Borrower Sponsor:	Jacquelyn Soffer			Title Vesting:	Fee
Mortgage Rate:	4.8900%			Property Manager:	Self-managed
Note Date:	July 2, 2018			4th Most Recent Occupancy (As of):	98.1% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.6% (12/31/2015)
Maturity Date:	July 11, 2028			2nd Most Recent Occupancy (As of:	94.6% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	97.9% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.8% (5/16/2018)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,220,611 (12/31/2015)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of)(3):	$5,394,064 (12/31/2016)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(3):	$6,113,549 (12/31/2017)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$6,087,656 (TTM 5/31/2018)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$8,337,806
				U/W Expenses:	$1,872,202
				U/W NOI:	$6,465,604
				U/W NCF:	$6,331,486
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.63x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.60x
Taxes	$451,415	$56,427	NAP	U/W NOI Debt Yield(1):	8.1%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	7.9%
Replacement Reserve	$0	$3,102	$74,456	As-Is Appraised Value:	$133,400,000
TI/LC Reserve	$600,000	$15,512	$372,000	As-Is Appraisal Valuation Date:	May 11, 2018
Tenant Specific TI/LC Reserve	$309,507	$0	NAP	Cut-off Date LTV Ratio(1):	60.0%
Rent Concession Reserve	$129,259	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Town Center Aventura Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section. The increase in in NOI from 2016 to 2017 is partly due to four new tenants taking occupancy between December 2016 and October 2017, which account for 4.8% of net rentable area and 10.9% of underwritten base rent.

The Mortgage Loan. The mortgage loan (the “Town Center Aventura Mortgage Loan”) is part of a whole loan (the “Town Center Aventura Whole Loan”) evidenced by two pari passu promissory notes, secured by the fee interest in a 186,138 square foot anchored retail center in Aventura, Florida (the “Town Center Aventura Property”). The Town Center Aventura Whole Loan was originated on July 2, 2018 by Wells Fargo Bank, National Association. The Town Center Aventura Whole Loan had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and accrues interest at an interest rate of 4.8900% per annum. The Town Center Aventura Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the loan term. The Town Center Aventura Whole Loan matures on July 11, 2028.

The Town Center Aventura Mortgage Loan, evidenced by the controlling Note A-1, will be contributed to the BANK 2018-BNK13 securitization trust, had an original principal balance of $40,000,000 and has an outstanding principal balance as of the Cut-off Date of $40,000,000. The non-controlling Note A-2 had an original principal balance of $40,000,000, is currently held by Wells Fargo Bank National Association and is expected to be contributed to a future securitization trust. The mortgage loan evidenced by Note A-2 is referred to herein as the “Town Center Aventura Companion Loan”. The lender provides no assurances that the non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

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Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	BANK 2018-BNK13	Yes
A-2	$40,000,000	Wells Fargo Bank, National Association	No
Total	$80,000,000

Following the lockout period, the borrower has the right to defease the Town Center Aventura Whole Loan in whole, but not in part, on any date prior to January 11, 2028. In addition, the Town Center Aventura Whole Loan is prepayable without penalty on or after January 11, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 11, 2021. The assumed lockout period of 25 payments is based on the closing date of this transaction in August 2018.

Sources and Uses

Sources			Uses
Original whole loan amount	$80,000,000	87.7%	Loan payoff (senior loan)	$60,949,379	66.8%
Borrower sponsor’s new cash contribution	11,264,808	12.3	Loan payoff (mezzanine loan)	28,511,470	31.2
			Upfront reserves	1,490,181	1.6
			Closing costs	313,778	0.3
Total Sources	$91,264,808	100.0%	Total Uses	$91,264,808	100.0%

The Property. The Town Center Aventura Property is a 10-building grocery anchored retail center totaling 186,138 square feet of rentable area and located in Aventura, Florida. The Town Center Aventura Property is situated on Biscayne Boulevard, approximately 0.5 miles south of Aventura Mall. Situated on a 19.9-acre parcel, the Town Center Aventura Property was built in 1979 and most recently renovated in 2013. The 2013 renovations totaled approximately $11.0 million and included the creation of a second entrance to the Saks Fifth Avenue Off 5th (“Saks Off 5th”) tenant space as well as landscaping projects (including construction of a gazebo), painting and sealing the parking lot. The Town Center Aventura Property contains approximately 1,025 surface parking spaces, equating to a parking ratio of 5.5 spaces per 1,000 square feet of rentable area. As of May 16, 2018, the Town Center Aventura Property was 93.8% occupied by 35 national and local retail and restaurant tenants and has averaged 94.6% occupancy since 2006.

The Town Center Aventura Property is anchored by Publix Supermarket (“Publix”; 6.2% of underwritten base rent) and Saks Off 5th (13.5% of underwritten base rent). Publix has been a tenant at the Town Center Aventura Property since 1993 and executed a 5-year lease renewal in February 2018. Publix has a current base rental rate of $8.00 per square foot (approximately 46.7% below the appraiser’s concluded market rent of $15.00 per square foot for the Publix space) and has two, 5-year extension options remaining, also with fixed base rental rates of $8.00 per square foot. Publix reported sales of approximately $1,265 per square foot for the trailing 12-month period ending December 2017 (1.7% occupancy cost), which represents an increase of approximately 18.4% over 2016 sales and 26.7% over 2015. Saks Off 5th has been a tenant at the Town Center Aventura Property since 2013 and reported sales of approximately $366 per square foot for the trailing 12-month period ending December 2017 (7.4% occupancy cost), which represents an increase of approximately 2.9% over 2016 sales. Additional tenants at the Town Center Aventura Property include PNC Bank, Casual Male Big & Tall, Bonefish Grill, Purepoint Financial, Buffalo Wild Wings and Party City.

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The following table presents certain information relating to the tenancy at the Town Center Aventura Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Saks Off 5th	NR/B3/B	34,627	18.6%	$24.02	$831,908	13.5%	$366	7.4%	8/31/2023(4)
Publix	NR/NR/NR	47,813	25.7%	$8.00	$382,504	6.2%	$1,265	1.7%	11/30/2023(5)
Total Anchor Tenants		82,440	44.3%	$14.73	$1,214,412	19.6%

Major Tenants
PNC Bank	A+/A3/A-	4,171	2.2%	$120.24	$501,511	8.1%	NAV	NAV	4/30/2032(6)
Casual Male Big & Tall	NR/NR/NR	6,500	3.5%	$67.53	$438,948	7.1%	$247	31.3%	2/28/2019
Bonefish Grill	NR/Ba2/BB	6,454	3.5%	$59.92	$386,724	6.3%	$529	14.0%	1/31/2025(7)
Purepoint Financial	NR/NR/NR	2,850	1.5%	$132.61	$377,946	6.1%	NAV	NAV	12/31/2021
Buffalo Wild Wings	NR/Ba2/NR	5,592	3.0%	$61.76	$345,362	5.6%	$394	16.5%	12/31/2023(8)
Party City	NR/B2/B-	10,206	5.5%	$33.00	$336,798	5.4%	$260	17.5%	1/31/2023(9)
Major Tenants Total		35,773	19.2%	$66.73	$2,387,288	38.6%

Non-Major Tenants		56,459	30.3%	$45.69	$2,579,826	41.7%

Occupied Collateral Total		174,672	93.8%	$35.39	$6,181,526	100.0%

Vacant Space		11,466	6.2%

Collateral Total		186,138	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and U/W Base Rent include contractual rent steps totaling $195,883 through June 2019.

(3)	Sales PSF and Occupancy Cost shown are as of the trailing 12-month period ending December 31, 2017.

(4)	Saks Off 5th has two, five-year lease extension options with 12 months’ notice at $26.43 per square foot for the first extension option.

(5)	Publix has two, five-year lease extension options with 6 months’ notice at a fixed rental rate of $8.00 per square foot.

(6)	PNC Bank has two, five-year lease extension options with 9 months’ notice.

(7)	Bonefish Grill has two, five-year lease extension options with 6 months’ notice.

(8)	Buffalo Wild Wings has two, five-year lease extension options with 6 months’ notice.

(9)	Party City has two, five-year lease extension options with 6 months’ notice.

The following table presents certain information relating to the historical sales and occupancy costs at the Town Center Aventura Property:

Historical Tenant Sales (PSF)

	2015	2016	2017	2017 Occupancy Cost
Anchor Tenants
Saks Off 5th	$365	$360	$366	7.4%
Publix	$998	$1,069	$1,265	1.7%

Comparable In-Line Tenants(1)
In-Line Sales PSF	$398	$421	$411
Occupancy Cost(2)	17.0%	15.7%	16.4%

(1)	Comparable in-line sales are based on 22 tenants totalling 70,606 square feet (68.1% of total in-line net rentable area) that have been in occupancy since 2015.
(2)	Occupancy Costs shown are based on underwritten base rent and reimbursements.

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The following table presents certain information relating to the lease rollover schedule at the Town Center Aventura Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	1,431	0.8%	1,431	0.8%	$75,333	1.2%	$52.64
2019	8	18,165	9.8%	19,596	10.5%	$934,028	15.1%	$51.42
2020	4	11,929	6.4%	31,525	16.9%	$402,356	6.5%	$33.73
2021	5	10,153	5.5%	41,678	22.4%	$757,663	12.3%	$74.62
2022	3	5,669	3.0%	47,347	25.4%	$230,199	3.7%	$40.61
2023	5	99,329	53.4%	146,676	78.8%	$1,953,486	31.6%	$19.67
2024	1	2,006	1.1%	148,682	79.9%	$104,648	1.7%	$52.17
2025	3	10,949	5.9%	159,631	85.8%	$719,224	11.6%	$65.69
2026	1	871	0.5%	160,502	86.2%	$52,671	0.9%	$60.47
2027	2	4,746	2.5%	165,248	88.8%	$224,529	3.6%	$47.31
2028	1	5,253	2.8%	170,501	91.6%	$225,879	3.7%	$43.00
Thereafter	1	4,171	2.2%	174,672	93.8%	$501,511	8.1%	$120.24
Vacant	0	11,466	6.2%	186,138	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	35	186,138	100.0%			$6,181,526	100.0%	$35.39

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Town Center Aventura Property:

Historical Occupancy(1)

12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	12/31/2017(2)	5/16/2018(3)
98.1%	96.6%	94.6%	97.9%	93.8%

(1)	The Town Center Aventura Property has averaged 94.6% occupancy since 2006.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Town Center Aventura Property:

Cash Flow Analysis

	2015	2016(1)	2017(1)	TTM 5/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,368,555	$5,283,200	$5,959,089	$5,836,776	$6,181,526(2)	74.1%	$33.21
Grossed Up Vacant Space	0	0	0	0	698,477	8.4	3.75
Percentage Rent	230,959	205,809	243,742	241,094	377,178	4.5	2.03
Total Recoveries	1,536,960	1,626,163	1,696,443	1,810,436	1,752,194	21.0	9.41
Other Income(3)	7,444	26,208	26,908	39,085	26,908	0.3	0.14
Less Vacancy & Credit Loss	0	0	0	0	(698,477)(4)	(8.4)(4)	(3.75)
Effective Gross Income	$7,143,919	$7,141,380	$7,926,182	$7,927,391	$8,337,806	100.0%	$44.79

Total Operating Expenses	1,923,308	1,747,316	1,812,633	1,839,735	1,872,202	22.5	10.06
Net Operating Income	$5,220,611	$5,394,064	$6,113,549	$6,087,656	$6,465,604	77.5%	$34.74

Capital Expenditures	0	0	0	0	37,228	0.4	0.20
TI/LC	0	0	0	0	96,890	1.2	0.52
Net Cash Flow	$5,220,611	$5,394,064	$6,113,549	$6,087,656	$6,331,486	75.9%	$34.02

NOI DSCR(5)	1.32x	1.36x	1.54x	1.53x	1.63x
NCF DSCR(5)	1.32x	1.36x	1.54x	1.53x	1.60x
NOI DY(5)	6.5%	6.7%	7.6%	7.6%	8.1%
NCF DY(5)	6.5%	6.7%	7.6%	7.6%	7.9%

(1)	The increase in Base Rent and Net Operating Income from 2016 to 2017 is partly due to four new tenants taking occupancy between December 2016 and October 2017, totaling $674,963 in underwritten base rent: Purepoint Financial, Red Bike, Great Expressions, and Milk Gone Nuts.

(2)	U/W Base Rent includes contractual rent steps totaling $195,883 through June 2019.

(3)	Other Income includes late charges and other miscellaneous non-rental income.

(4)	The underwritten economic vacancy is 10.2%. The Town Center Aventura Property was 93.8% physically occupied as of May 16, 2018.

(5)	Debt service coverage ratios and debt yields are based on the Town Center Aventura Whole Loan.

Appraisal. As of the appraisal valuation date of May 11, 2018, the Town Center Aventura Property had an “as-is” appraised value of $133,400,000. The appraisal also concluded to a land value of $90,300,000.

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Environmental Matters. According to the Phase I environmental report dated October 6, 2017, there was no evidence of any recognized environmental conditions at the Town Center Aventura Property.

Market Overview and Competition. The Town Center Aventura Property is located in Aventura, Florida, along Biscayne Boulevard, approximately 13.7 miles north of the Miami central business district, 17.2 miles northeast of the Miami International Airport, and 0.5 miles south of Aventura Mall. Aventura Mall, which is owned by Simon Property Group and Turnberry (see “Borrower Sponsor” section), contains approximately 2.0 million square feet of rentable area, is anchored by Bloomingdales, Macy’s, Nordstrom, JCPenney, and Sears, and is one of the highest grossing shopping centers in the United States. Biscayne Boulevard is a primary commercial corridor with a daily traffic count of approximately 74,000 vehicles, and the immediate surrounding area serves as a regional shopping destination.

According to the appraisal, the Town Center Aventura Property is located in an affluent suburban neighborhood that is characterized by luxury high-rise condominiums and estate homes. According to the appraisal, the neighborhood benefits from its close proximity to major business districts, employments centers and regional transportation links. Access to the surrounding area is provided via Interstate Highway 95, Biscayne Boulevard (US Highway No. 1), the William Lehman Causeway (State Road 856/NE 192nd Street) and Ocean Boulevard (State Road AIA/Collins Avenue). Interstate Highway 95 is the major north/south expressway providing direct access to the southeastern and northeastern areas of Miami-Dade County, as well as Broward County to the north. According to the appraisal, the estimated 2017 population within a three- and five-mile radius of the Town Center Aventura Property was 181,453 and 414,798, respectively; while the estimated average household income within the same radii was $74,098 and $68,108, respectively.

According to a third-party market report, the Town Center Aventura Property is situated within the Aventura submarket of the Miami-Dade County retail market. As of the first quarter of 2018, the submarket reported a total inventory of approximately 6.6 million square feet of retail space with a 1.1% vacancy rate. The appraiser identified five primary competitive properties within 2.7 miles of the Town Center Aventura Property totaling approximately 587,423 square feet, which reported an average occupancy rate of approximately 93.8%. The appraiser concluded to the following market rent estimates for the Town Center Aventura Property: $15.00 per square foot for the Publix space; $21.85 per square foot for non-Publix anchor space; $26.00 per square foot for junior anchor space; $47.00 per square foot for Saks/courtyard retail; $40.00 per square foot for in-line; $69.00 per square foot for Biscayne retail; $102.00 per square foot for bank branch space; and $48.50 per square foot for restaurant space, all on a triple net basis. The appraiser concluded that current in-place rents at the Town Center Aventura Property are, on average, approximately 6.7% below market rent.

The table below presents certain information relating to comparable properties to the Town Center Aventura Property identified by the appraiser:

Competitive Set(1)

	Town Center Aventura (Subject)	Promenade Shoppes	Aventura Shopping Center	Aventura Square	Biscayne Harbor Shops	The Arena Shops
Location	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL	North Miami Beach, FL
Distance from Subject	--	1.4 miles	1.2 miles	0.3 miles	0.5 miles	2.7 miles
Property Type	Anchored	Anchored	Anchored	Anchored	Unanchored	Anchored
Year Built/Renovated	1979/2013	1988/1993	2017/NAP	1998/NAP	1981/NAP	1993/2006
Anchors	Saks Fifth Avenue Off 5th, Publix	Nordstrom Rack, Marshall’s/Home Goods, Winn Dixie, Michael’s	Publix, CVS	Bed Bath & Beyond, DSW, Jewelry Exchange, Old Navy	NAP	Total Wine & More
Total GLA	186,138 SF	291,281 SF	95,190 SF	113,450 SF	49,252 SF	38,250 SF
Quoted Rental Rate	$35.39 PSF(2)	$45.00 - $60.00 PSF	$60.00 - $70.00 PSF	$75.00 - $121.00 PSF	$60.00 - $70.00 PSF	$40.00 - $50.00 PSF
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN
Total Occupancy	93.8%(3)	99.0%	99.0%	74.0%(4)	97.0%	100.0%

(1)	Information obtained from the appraisal.

(2)	Represents the average U/W Base Rent PSF.

(3)	Information obtained from the underwritten rent roll.

(4)	According to the appraisal, the Aventura Square property has one vacant 29,800 square foot box and is otherwise fully occupied. The vacant box was previously occupied by Toys R Us and Babies R Us until 2018.

The Borrower. The borrower is Aventura Fashion Island, L.P.; a Florida limited partnership and single-purpose entity required to have at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Town Center Aventura Whole Loan. Jacquelyn Soffer is the guarantor of certain nonrecourse carveouts under the Town Center Aventura Whole Loan.

The Borrower Sponsor. The borrower sponsor is Jacquelyn Soffer, the chairman and chief executive officer of Turnberry, a real estate development and hospitality group founded more than 50 years ago in South Florida. Turnberry specializes in large-scale lifestyle developments within the hospitality, retail, residential, and commercial sectors. Ms. Soffer helped transform Aventura Mall (approximately 0.7 miles from the Town Center Aventura Property) from a classic regional shopping mall into a lifestyle destination with retailers including Louis Vuitton, Givenchy, Cartier, Gucci and Fendi, among others. In addition to her day-to-day responsibilities for Turnberry, Ms. Soffer serves as an Independent Director on the Board of Washington Prime Group, a retail real estate investment

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trust with a portfolio of approximately 120 enclosed regional malls and open-air lifestyle community centers. Ms. Soffer is also a member of the Dean’s Leadership Council at the Harvard University Graduate School of Design; a member of the University of Miami Board of Trustees; and the Board of Trustees for the Institute of Contemporary Art, Miami. Ms. Soffer has been involved in various litigation and foreclosures. Ms. Soffer was involved in various litigation matters involving claims resulting from the Fontainebleau Las Vegas project filing for Chapter 11 bankruptcy protection in mid-2009, as well as other matters. The majority of lawsuits related to the Fontainebleau Las Vegas project were settled in 2013, with a global settlement reached in 2014 and fully documented and dismissed in 2015. In addition, Ms. Soffer was involved the foreclosure of a shopping center in 2011. See “Description of the Mortgage Pool─Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The Town Center Aventura Whole Loan documents require upfront reserves of $451,415 for real estate taxes, $600,000 for general tenant improvements and leasing commissions (“TI/LCs”), $309,507 for tenant specific TI/LCs related to MidiCi ($115,566), Great Expressions ($87,200), Purepoint Financial ($56,741), and Milk Gone Nuts ($50,000) and $129,259 for outstanding rent concessions related to Verizon. The Town Center Aventura Whole Loan documents also provide for ongoing monthly reserves of $56,427 for real estate taxes, $3,102 for replacement reserves (subject to a cap of $74,456) and $15,512 for general TI/LCs (subject to a cap of $372,000).

The Town Center Aventura Whole Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Town Center Aventura Property’s insurance coverage is included in a blanket policy and such policy in in full force and effect; (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals at least 15 days prior to the expiration date of such policy.

Lockbox and Cash Management. The Town Center Aventura Whole Loan requires a hard lockbox with upfront cash management, and that the borrower directs the tenants to pay their rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. All proceeds in the lockbox account are required to be swept each business day into a lender-controlled cash management account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be held by the lender as additional collateral for the Town Center Aventura Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Town Center Aventura Whole Loan;

(ii)	the occurrence of a Major Tenant Event Period (as defined below); or

(iii)	the debt service coverage ratio falling below 1.25x at the end of any calendar quarter; provided, however, that the borrower has the option to deposit with lender a letter of credit or cash collateral in an amount, which, if applied to the outstanding principal balance of the Town Center Aventura Whole Loan, would satisfy the foregoing ratio.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), a Major Tenant Cure Event (as defined below); or

●	with regard to clause (iii), the debt service coverage ratio being equal to 1.30x or greater for two consecutive calendar quarters.

A “Major Tenant Event Period” will commence upon the earlier of the following (the term “Major Tenant” includes Publix, Saks Off 5th, and any replacement tenant that leases all, or substantially all, of the spaces currently occupied by Publix or Saks Off 5th):

(i)	Any Major Tenant goes dark, vacates, fails to occupy its space, or gives notice of its intent to cancel or terminate its lease;

(ii)	Any Major Tenant becomes insolvent or files for bankruptcy; or

(iii)	the earlier of (a) six months prior to the scheduled expiration date of any Major Tenant lease or (b) the date on which notice of renewal is required to be provided pursuant to the tenant lease (based on current leases, Publix and Saks Off 5th have renewal notice periods of six months and 12 months, respectively).

A “Major Tenant Cure Event” will occur upon the following:

●	with regard to clause (i), (a) a Major Tenant Re-Leasing Event (as defined below), (b) the applicable Major Tenant has resumed its normal business operations in its space and is open during customary hours for two consecutive calendar quarters, or (c) the borrower having deposited with lender the Major Tenant Event Period Cure Deposit (as defined below);

●	with regard to clause (ii), (a) a Major Tenant Re-Leasing Event, (b) the bankruptcy or insolvency proceedings having terminated and the lease having been affirmed or assigned in a manner satisfactory to the lender, or (c) the borrower having deposited with lender the Major Tenant Event Period Cure Deposit;

●	with regard to clause (iii), (a) a Major Tenant Re-Leasing Event, (b) lender receives satisfactory evidence the applicable Major Tenant has renewed its lease pursuant to terms and conditions satisfactory to lender, or (c) the borrower having deposited with lender the Major Tenant Event Period Cure Deposit.

A “Major Tenant Re-Leasing Event” will occur upon the lender receiving satisfactory evidence that (a) the applicable Major Tenant space has been leased to one or more replacement tenants reasonably acceptable to lender, (b) such replacement tenant has taken occupancy, is open for business and is paying rent, and (c) that all tenant improvement costs and leasing commissions provided in each such replacement tenant lease have been paid or have been reserved.

The “Major Tenant Event Period Cure Deposit” is an amount equal to $800,000 (in the form of cash or a letter of credit) with respect to each affected Major Tenant lease.

A-3-101

TOWN CENTER AVENTURA

Property Management. The Town Center Aventura Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Town Center Aventura Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK13 Certificates and similar confirmations from each rating agency rating any securities backed by the Town Center Aventura Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Town Center Aventura Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The Town Center Aventura Whole Loan documents require windstorm and flood insurance covering the full replacement cost of the Town Center Aventura Property during the loan term. At the time of loan closing, Town Center Aventura Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

A-3-102

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A-3-103

FLORIDA HOTEL & CONFERENCE CENTER

A-3-104

FLORIDA HOTEL & CONFERENCE CENTER

Florida Hotel & Conference Center
1500 Sand Lake Road
Orlando, FL 32809
ORLANDO
Downtown
Orlando Executive Airport
Colonial Plaza Mall
Robinson St
East-West Expwy
Camping World Stadium
Amway Center
Bob Carr Theater
Bank of America Ctr
SunTrust Ctr.
CHURCH ST.
LYNX CENTRAL
Orange Tech. Coll. - Orlando Campus
Dr. Phillips Ctr. for the Performing Arts
ORLANDO HEALTH
Orlando Regional Medical Ctr.
Sodo Shopping Center
Market at Southside
SUNRAIL
Clear Lake
Curry Ford Rd
Michigan St
Lake Margaret Dr
Pershing Ave
Conway
Conway Plaza
Conway Rd
Bumby Ave
Lake Holden
Holden Ave
Rio Grande Ave
Orange Blossom Trail
Orange Ave
Lake Jessamine
Little Lake Conway
Hoffner Ave
Lake Conway
Oak Ridge Rd
Lancaster Rd
Pine Castle
Judge Rd
Crescent Park
SAND LAKE RD
Sand Lake Rd
Skyview Plaza
Terrace at the Florida Mall
Florida Mall
Martin Anderson Beachline Expwy
ORANGE COUNTY
Florida Southern College
Orlando International Airport
Tradeport Dr
Landstreet Rd
4th St
Taft-Vineland Rd
Conroy Rd
Millenia Blvd
The Mall at Millenia
Sky Lake
John Young Pkwy
Texas Ave
Orlando Intl. Premium Outlets
Vineland Rd
Universal Orlando Resort
Turkey Lake Rd
Orlando Outlet Marketplace
Artegon Marketplace
International Festival
Wet 'n Wild
Florida's Turnpike
Orange Technical College - Mid Florida Campus
Chancellor Dr
Bayhill Plaza
Doctor Phillips
Sand Lake Corners South
Sherwin Williams
USA Today
CVS Caremark Distribution Center
ICON Orlando
Lockheed Martin
Pointe Orlando
Universal Blvd
Destination Pkwy
Rosen College of Hospitality Management
Rosen Shingle Creek
Lake Cay Commons
Orange County Convention & Civic Center
LMG Headquarters
Williamsburg
Sea World Orlando & Discovery Cove
Central Florida Pkwy
Orangewood Blvd
Westwood Blvd
Walt Disney World Complex 6 miles
International Drive
Whisper Lakes Blvd
Southchase Village
Wetherbee Rd
Meadow Woods
Central Florida GreeneWay
Hunters Creek Promenade
TOLL
4
17
92
441
408
423
462
527
528
15
417
Mount Dora
Sanford
Apopka
Lake Apopka
Winter Springs
Casselberry
Oviedo
Altamonte Springs
Maitland
Winter Park
Ocoee
Winter Garden
ORLANDO
Celebration
Kissimmee
St. Cloud

A-3-105

No. 10 – Florida Hotel & Conference Center

Loan Information	Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Original Principal Balance:	$40,000,000	Specific Property Type:	Full Service
Cut-off Date Balance:	$40,000,000	Location:	Orlando, FL
% of Initial Pool Balance:	4.24%	Size:	511 Rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room:	$78,278
Borrower Name:	Tantallon Orlando, LLC	Year Built/Renovated:	1986/2017
Borrower Sponsor:	Tariq M. Shaikh	Title Vesting:	Fee
Mortgage Rate:	5.6000%	Property Manager:	Self-managed
Note Date:	June 1, 2018	4th Most Recent Occupancy (As of):	71.5% (12/31/2014)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	76.8% (12/31/2015)
Maturity Date:	June 1, 2023	2nd Most Recent Occupancy (As of):	72.4% (12/31/2016)
IO Period:	60 months	Most Recent Occupancy (As of):	78.7% (12/31/2017)
Loan Term (Original):	60 months	Current Occupancy (As of):	79.8% (4/30/2018)
Seasoning:	2 months
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of):	$6,353,666 (12/31/2015)
Call Protection:	L(26),D(29),O(5)	3rd Most Recent NOI (As of):	$5,827,117 (12/31/2016)
Lockbox Type(1):	Soft/Upfront Cash Management	2nd Most Recent NOI (As of):	$6,016,159 (12/31/2017)
Additional Debt:	None	Most Recent NOI (As of):	$6,265,399 (TTM 4/30/2018)
Additional Debt Type:	NAP

U/W Revenues:	$24,121,341
Escrows and Reserves(2):	U/W Expenses:	$17,651,046
U/W NOI:	$6,470,294
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$5,505,440
Taxes	$402,000	$50,250	NAP	U/W NOI DSCR:	2.85x
Insurance	$0	Springing	NAP	U/W NCF DSCR:	2.42x
Replacement Reserve	$5,500,000	(3)	NAP	U/W NOI Debt Yield:	16.2%
U/W NCF Debt Yield:	13.8%
As-Is Appraised Value:	$65,300,000
As-Is Appraisal Valuation Date:	April 12, 2018
Cut-off Date LTV Ratio:	61.3%
LTV Ratio at Maturity or ARD:	61.3%

(1)	See “Lockbox and Cash Management” below.

(2)	See “Escrows” below.

(3)	Monthly Replacement Reserves are required to be equal to 4.0% of operating income.

The Mortgage Loan. The mortgage loan (the “Florida Hotel & Conference Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a fee interest in a 511-room full service hotel located in Orlando, Florida (the “Florida Hotel & Conference Center Property”). The Florida Hotel & Conference Center Mortgage Loan was originated on June 1, 2018 by Morgan Stanley Bank, N.A. The Florida Hotel & Conference Center Mortgage Loan had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and accrues interest at an interest rate of 5.6000% per annum. The Florida Hotel & Conference Center Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires payments of interest-only through the term of the Florida Hotel & Conference Center Mortgage Loan. The Florida Hotel & Conference Center Mortgage Loan matures on June 1, 2023.

Following the lockout period, the Florida Hotel & Conference Center Borrower has the right to defease the Florida Hotel & Conference Center Mortgage Loan in whole, but not in part, on any date before February 1, 2023. The Florida Hotel & Conference Center Mortgage Loan is prepayable without penalty on or after February 1, 2023.

A-3-106

FLORIDA HOTEL & CONFERENCE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$40,000,000	99.8%	Loan Payoff	$33,827,502	84.4%
Sponsor’s new cash contribution	61,400	0.2	Reserves	5,902,000	14.7
			Closing costs	331,898	0.8
Total Sources	$40,061,400	100.0%	Total Uses	$40,061,400	100.0%

The Property. The Florida Hotel & Conference Center Property is an 11-story, full service hotel located in Orlando, Florida. Built in 1986 and most recently renovated in 2017, the Florida Hotel & Conference Center Property is situated on a 10.8-acre site and contains 511 rooms, including 407 double/double guestrooms, 98 king guestrooms, three junior suites, two presidential suites and one, one-bedroom suite. Amenities at the Florida Hotel & Conference Center Property include an outdoor swimming pool and whirlpool, a fitness center, a business center, a gift shop, room service, an airport/local shuttle, 50,234 square feet of meeting space and 455 surface parking spaces. Additionally, the Florida Hotel & Conference Center Property features a 98-seat restaurant, 78-seat bar and a Starbucks. The Florida Hotel & Conference Center Property is directly attached to The Florida Mall, a 1.7 million square foot super regional mall that is owned by Simon Property Group and attracts more than more than 20 million visitors annually.

Upgrades since 2014 total approximately $8.7 million ($17,025 per room) and focused on guestroom and corridor renovation. The Florida Hotel & Conference Center Borrower has $5.85 million of planned renovations, of which $5.50 million has been reserved for. Approximately $2.5 million is allocated to guest room renovation, $400,000 to guest floor corridors and $2.0 million to roof replacement, with the remaining $600,000 of the reserve allocated to contingencies related to the foregoing. The Florida Hotel & Conference Center Borrower is not obligated to make such renovations, but will not receive funds from the foregoing reserve unless it does so.

According to the appraisal, the 2017 market mix of the Florida Hotel & Conference Center Property was 32% commercial, 34% meeting and group, and 34% transient. The Florida Hotel & Conference Center Property was acquired in 2004. In 2016, the Florida Hotel & Conference Center Borrower entered into a distribution agreement with Best Western International, Inc. (“BWI”) pursuant to which reservations for the Florida Hotel & Conference Center Property may be made through BWI’s reservations system, BWI agrees to use reasonable efforts to market the hotel as a Best Western Premier Collection hotel and the hotel benefits from certain BWI rewards programs and is allowed to use certain BWI trademarks during the term of the agreement. The distribution agreement is dated April 1, 2016 and has a term of four years that automatically renews for successive four-year terms unless either party provides notice of non-renewal at least 60 days prior to the end of the then-current term. In addition, either party may cancel the distribution agreement without cause upon one year’s notice to the other party and with cause upon 15 days’ notice to the other party. The distribution agreement is not assignable and does not inure to the benefit of the lender if it takes title to the Florida Hotel & Conference Center Property.

A-3-107

FLORIDA HOTEL & CONFERENCE CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Florida Hotel & Conference Center Property:

Cash Flow Analysis

	2015(1)	2016(1)	2017(1)	TTM 4/30/2018(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	76.80%	72.40%	78.70%	79.80%	79.80%
ADR	$107.57	$108.28	$108.90	$109.74	$109.74
RevPAR	$82.61	$78.39	$85.70	$87.57	$87.57

Room Revenue	$15,399,767	$14,623,155	$15,980,319	$16,334,729	$16,333,589	67.7%	$31,964
F&B Revenue	7,269,806	7,220,735	6,904,204	7,208,214	7,208,214	29.9	14,106
Other Revenue(2)	676,391	548,452	590,598	579,538	579,538	2.4	1,134
Total Revenue	$23,345,964	$22,392,342	$23,475,121	$24,122,481	$24,121,341	100.0%	$47,204

Total Department Expenses	9,489,927	9,451,052	9,915,251	10,169,121	10,168,640	42.2	19,899
Gross Operating Profit	$13,856,037	$12,941,290	$13,559,870	$13,953,360	$13,952,700	57.8%	$27,305

Total Undistributed Expenses	5,279,215	5,077,660	5,357,184	5,500,766	5,500,766	22.8	10,765
Profit Before Fixed Charges	$8,576,822	$7,863,630	$8,202,686	$8,452,594	$8,451,934	35.0%	$16,540

Total Fixed Charges	2,223,156	2,036,513	2,186,527	2,187,195	1,981,640	8.2	3,878

Net Operating Income	$6,353,666	$5,827,117	$6,016,159	$6,265,399	$6,470,294	26.8%	$12,662
FF&E	1,076,432	895,651	1,058,171	964,899	964,854	4.0	1,888
Net Cash Flow	$5,277,234	$4,931,466	$4,957,988	$5,300,500	$5,505,440	22.8%	$10,774

NOI DSCR	2.80x	2.57x	2.65x	2.76x	2.85x
NCF DSCR	2.32x	2.17x	2.18x	2.33x	2.42x
NOI DY	15.9%	14.6%	15.0%	15.7%	16.2%
NCF DY	13.2%	12.3%	12.4%	13.3%	13.8%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Florida Hotel & Conference Center Borrower. Variances between the underwriting and the Subject and Market Historical Occupancy, ADR and RevPAR table with respect to Occupancy, ADR and RevPAR at the Florida Hotel & Conference Center Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Other revenues consist of departmental revenue and miscellaneous income.

Appraisal. As of the appraisal valuation date of April 12, 2018, the Florida Hotel & Conference Center Property had an “as-is” appraised value of $65,300,000.

Environmental Matters. According to the Phase I environmental site assessment dated April 19, 2018, there was no evidence of any recognized environmental conditions at the Florida Hotel & Conference Center Property.

Market Overview and Competition. The Florida Hotel & Conference Center Property is centrally located around the Orlando International Airport, Disney World, Universal Studios and SeaWorld Orlando. Orlando’s popularity as a year-round tourism destination contributes to the area’s overall economy. The Florida Hotel & Conference Center Property’s surrounding neighborhood is characterized by restaurants, office buildings and retail shopping centers along the primary thoroughfares. The Florida Hotel & Conference Center Property is directly attached to The Florida Mall, a 1.7 million square foot super regional mall that is owned by Simon Property Group and attracts more than 20 million visitors annually. The Florida Mall is rated A+ by an industry research report and features more than 250 retail, dining and entertainment options including Macy’s, Apple, H&M, ZARA, the Crayola Experience attraction, the M&M’s World store, Carlo’s Bakery and a dining pavilion, with more than 1,400 indoor and outdoor seating options at 23 restaurants and eateries. Major employers in the area include the Walt Disney World Resort (74,000 employees), Universal Orlando (21,000), Adventist Health Systems/Florida Hospital (20,413), Publix (19,783), and Orlando International Airport (18,000).

According to the appraisal, the Florida Hotel & Conference Center Property competes directly with four hotels totaling 1,877 rooms. While a variety of new hotel projects are planned, underway or proposed in the greater Orlando market, none are expected to compete directly with the Florida Hotel & Conference Center Property, according to the appraisal.

According to a third-party research provider, the estimated 2018 population within a one-, three-, and five-mile radius of the Florida Hotel & Conference Center Property was 6,572, 69,627, and 191,147, respectively; and the average household income within the same radii was $52,888, $54,113 and $61,750, respectively.

A-3-108

FLORIDA HOTEL & CONFERENCE CENTER

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Florida Hotel & Conference Center(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016	81.66%	$116.36	$95.02	73.53%	$123.16	$90.55	90.03%	105.84%	95.29%
12/31/2017	80.91%	$125.31	$101.38	76.29%	$124.76	$95.18	94.29%	99.56%	93.88%
3/31/2018	88.15%	$132.79	$117.06	82.36%	$126.28	$104.01	93.43%	95.10%	88.85%
(1)	Information obtained from a third party hospitality research report dated April 17, 2018. The competitive set includes: Doubletree @ The Entrance To Universal Orlando, Marriott Orlando Airport Lakeside, Wyndham Orlando Resort International Drive, Econo Lodge Inn & Suites Near Florida Mall, Renaissance Orlando Airport Hotel, Days Inn & Suites Orlando Airport, Crowne Plaza Orlando Universal Resort Area, Hampton Inn & Suites Orlando Airport @ Gateway Village and Wyndham Garden Hotel Lake Buena Vista Disney Springs Resort Area.

(2)	Variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Florida Hotel & Conference Center Property are attributable to variances in reporting methodologies and/or timing differences.

The Borrower. The borrower is Tantallon Orlando, LLC (the “Florida Hotel & Conference Center Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Florida Hotel & Conference Center Borrower delivered a non-consolidation opinion in connection with the origination of the Florida Hotel & Conference Center Mortgage Loan. Tariq M. Shaikh is the guarantor of certain nonrecourse carveouts under the Florida Hotel & Conference Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Tariq M. Shaikh. Tariq M. Shaikh is the president of Edinburgh Management, LLC. Edinburgh Management, LLC is a privately-held hospitality investment, development, and management company that was founded in 2003 and is headquartered in Houston, Texas. Edinburgh Management, LLC owns and manages nearly 1,000 hotel rooms and 95,000 square feet of meeting space, and its senior management team has over 35 years of hospitality experience in markets across the United States.

Escrows. The Florida Hotel & Conference Center Borrower deposited at loan origination $5,500,000 for budgeted capital improvements (including $2,500,000 for guest room renovations, $400,000 for corridor repairs, $2,000,000 for roof repairs and $600,000 for contingencies related to any of the foregoing) and $402,000 for real estate taxes and is required to deposit monthly 1/12th the estimated annual real estate taxes. Additionally, the Florida Hotel & Conference Center Borrower is required to deposit monthly 1/12th of the estimated annual insurance premiums, unless (i) there is no event of default under the loan documents; and (ii) insurance requirements are being satisfied by a blanket policy reasonably approved by the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The Florida Hotel & Conference Center Borrower is required to cause the property manager to deposit from hotel revenues collected by it into a separate lockbox account for furniture, fixtures and equipment reserves (the “FF&E Lockbox”), on each monthly payment date, an amount equal to 4.0% of gross operating income (the “FF&E Deposit”). The property manager has access to such account and may use the funds in such account until (i) the property management agreement has terminated, (ii) the property manager is in default under the property management agreement, or (iii) an event of default has occurred under the Florida Hotel & Conference Center Mortgage Loan. In the event of the occurrence of any of the foregoing events, the lender has the right to terminate the property manager’s access to the FF&E Lockbox, and the Florida Hotel & Conference Center Borrower will be required to make the monthly FF&E Deposit into a reserve maintained by the lender.

Lockbox and Cash Management. The Florida Hotel & Conference Center Mortgage Loan provides for a soft lockbox and upfront cash management. For so long as the current property management agreement is in effect, the property manager is required to collect hotel revenues and deposit them into a hotel operating account maintained by the property manager, and is required to deposit monthly into a lockbox account all sums in the hotel operating account that are payable to the Florida Hotel & Conference Center Borrower under the property management agreement. Such sums are equal to hotel revenues deposited by the property manager into the hotel operating account, net of operating expenses, bad debt reserves, working capital reserves, management fees and the amount required to be deposited by the property manager into the FF&E Lockbox as described under “Escrows” above. If the property management agreement is no longer in effect, the Florida Hotel & Conference Center Borrower and property manager will be required (i) to cause all credit card receipts to be deposited directly into the lockbox account, and (ii) to deposit into the lockbox account any hotel revenues received by them within one business day of receipt. Funds in the lockbox account are required to be transferred weekly into a lender-controlled cash management account and applied to pay monthly escrows, as described above under “Escrows”, debt service, and if the property management agreement is no longer in effect and a Cash Sweep Event Period (as defined below) is continuing, operating expenses set forth in the annual budget (which is required to be approved by the lender), and extraordinary expenses approved by the lender, to pay the Florida Hotel & Conference Center Borrower an amount equal to operating expenses payable by it which are not paid by the property manager pursuant to the property management agreement, and to pay all excess cash (i) if a Cash Sweep Event Period is continuing, to an excess cash reserve to be held as additional security for the Florida Hotel & Conference Center Mortgage Loan for so long as a Cash Sweep Event Period exists, and (ii) otherwise, to the Florida Hotel & Conference Center Borrower.

A “Cash Sweep Event Period” means a period:

i.	commencing upon the occurrence of an event of default under the Florida Hotel & Conference Center Mortgage Loan agreement and ending upon the cure (if applicable) of such event of default; or

ii.	commencing upon the debt service coverage ratio (calculated based on the trailing twelve-month period and assuming a 30-year amortization schedule) being less than 1.25x for two consecutive calendar quarters and ending upon the date that the debt service coverage ratio (calculated in the same manner) is at least 1.85x for two consecutive calendar quarters; or

iii.	commencing upon the date the property management agreement is terminated or cancelled and ending upon the date a replacement property management agreement acceptable to the lender is in full force and effect.

A-3-109

FLORIDA HOTEL & CONFERENCE CENTER

Property Management. The Florida Hotel & Conference Center Property is currently managed by an affiliate of the Florida Hotel & Conference Center Borrower.

Assumption. The Florida Hotel & Conference Center Borrower has the right to transfer the Florida Hotel & Conference Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee satisfies the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) a replacement guarantor acceptable to the lender assumes the obligations of the Florida Hotel & Conference Center guarantor under the non-recourse carveout guaranty and environmental indemnity; and (iv) if required by the lender, the lender receives confirmation from each rating agency assigned to rate the Series 2018-BNK13 Certificates that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2018-BNK13 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Florida Hotel & Conference Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Florida Hotel & Conference Center Borrower provide coverage for acts of terrorism in an amount equal to the full replacement cost of the Florida Hotel & Conference Center Property and 12 months of business interruption insurance, provided that so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender will be required to accept insurance which covers against “covered acts” as defined by TRIPRA or such other program.

Ground Lease. None.

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A-3-111

No. 11 – Ditson Building

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$37,500,000			Specific Property Type:	CBD
Cut-off Date Balance:	$37,500,000			Location:	New York, NY
% of Initial Pool Balance:	3.97%			Size:	58,850 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$637.21
Borrower Name:	10East34th, LLC			Year Built/Renovated:	1907/2016
Borrower Sponsors:	Elena Gilman; Simeon Derenshteyn			Title Vesting:	Fee
Mortgage Rate:	5.4300%			Property Manager:	ABS Partners Real Estate LLC
Note Date:	July 6, 2018			4th Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	NAV
Maturity Date:	August 1, 2028			2nd Most Recent Occupancy (As of):	90.1% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	90.1% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (4/1/2018)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(3):	NAV
Call Protection:	L(24),D(91),O(5)			3rd Most Recent NOI (As of):	$312,754 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$1,638,129 (12/31/2017)
Additional Debt:	None			Most Recent NOI (As of)(4):	$1,752,720 (TTM 3/31/2018)
Additional Debt Type:	NAP			U/W Revenues:	$3,982,585
				U/W Expenses:	$1,073,285
Escrows and Reserves:				U/W NOI(4):	$2,909,301
				U/W NCF:	$2,718,188
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.41x
Taxes	$85,160	$42,580	NAP	U/W NCF DSCR:	1.32x
Insurance	$26,250	$3,750	NAP	U/W NOI Debt Yield:	7.8%
Deferred Maintenance	$75,000	$0	NAP	U/W NCF Debt Yield:	7.2%
TI/LC Reserve(1)	$0	$9,800	$235,200	As-Is Appraised Value:	$62,000,000
Replacement Reserve	$0	$980	NAP	As-Is Appraisal Valuation Date:	April 20, 2018
Outstanding TI/LC Obligations(2)	$1,576,871	$0	NAP	Cut-off Date LTV Ratio:	60.5%
Rent Concession	$241,369	$0	NAP	LTV Ratio at Maturity or ARD:	60.5%
TTC Pre-Paid Rent	$794,153	$0	NAP

(1)	Monthly TI/LC Reserves payments are not required at any time the amount on deposit in such reserve equals or exceeds $235,200.
(2)	The Outstanding TI/LC obligation of $1,576,871 includes (i) $1,253,126 for tenant improvements to the VR Worldwide, Inc. space, (ii) $127,650 for tenant improvements to the TTC (as defined below) 4th floor space, (iii) $127,650 for tenant improvements to the TTC 10th floor space and (iv) $68,445 for brokerage commissions in connection with the TTC 10th floor space.
(3)	Historical occupancy and financial information are not available prior to 2016 as the borrower acquired the Ditson Building Property in February 2016.
(4)	The increase in U/W NOI compared to historical NOI is attributable to rent being included for two tenants, TTC on the 10th and 4th floor and VR Worldwide, Inc., who are not yet in occupancy of their space (or a portion of it) and have rent abatement periods for all or a portion of their space.

The mortgage loan (the “Ditson Building Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a Class B office building located in New York, New York (the “Ditson Building Property”). The Ditson Building Mortgage Loan was originated on July 6, 2018 by Morgan Stanley Bank, N.A. The Ditson Building Mortgage Loan had an original principal balance of $37,500,000, has an outstanding principal balance as of the Cut-off Date of $37,500,000 and accrues interest at an interest rate of 5.4300% per annum. The Ditson Building Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments throughout the loan term. The Ditson Building Mortgage Loan matures on August 1, 2028.

Following the lockout period, the borrower has the right to defease the Ditson Building Mortgage Loan in whole, but not in part, on any date before April 1, 2028. The Ditson Building Mortgage Loan is prepayable without penalty on or after April 1, 2028.

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Sources and Uses

Sources			Uses
Original loan amount	$37,500,000	100.0%	Loan payoff	$33,518,896	89.4%
			Reserves	2,798,803	7.5
			Return of Equity	751,141	2.0
			Closing costs	431,160	1.1
Total Sources	$37,500,000	100.0%	Total Uses	$37,500,000	100.0%

The Ditson Building Property is a 10-story, Class B office building totaling 58,850 square feet located in New York, New York. Situated on a 0.12-acre parcel, the Ditson Building Property was constructed in 1907 and renovated in 2016. The Ditson Building Property is 100% leased to four tenants and includes 5,604 square feet of ground floor retail space and 3,296 square feet of basement space. The borrower acquired the Ditson Building Property in February 2016. At the time the borrower acquired the Ditson Building Property it was approximately 78.8% leased. Shortly after the acquisition, the occupancy at the Ditson Building Property decreased to approximately 60.0%. Since acquiring the Ditson Building Property in 2016, the borrower has executed new leases and tenant expansions totaling 47,750 square feet (81.1% of NRA). Additionally, the borrower has spent approximately $2 million on capital expenditures focused on capital improvements, elevator repairs and exterior upgrades since 2016.

The largest tenant, TTC USA Consulting (“TTC”) (33,300 square feet, 56.6% of net rentable area) operates its space as a Turkish Trade Center location at the Ditson Building Property, where it provides showroom space to Turkish companies to enable them to have a physical presence in New York City. TTC is not always in physical occupancy. The space is used for tradeshows that are held four times each year. TTC originally signed a lease for five floors (27,750 square feet) in September of 2016 and expanded their space to an additional floor (5,550 square feet) in April of 2018. TTC is not yet in occupancy of the 4th and 10th floors. TTC is expected to take possession of the 10th floor in August 2018 and to commence a build out afterwards. TTC has three months of free rent commencing August 2018 (which has been reserved for). In addition, TTC is not yet in occupancy of the 4th floor space. Rent commenced in March 2018 and the tenant is expected to complete its buildout and take physical occupancy in August 2018. The second largest tenant, Research Foundation of the City of New York (11,100 square feet, 18.9% of net rentable area), has been a tenant at the Ditson Building Property since 2013 and was established as a not-for-profit educational corporation chartered by the State of New York in 1963, the function of which is to assist the City University of New York to apply for and monitor government and other research grants. Research Foundation of the City of New York originally signed a lease for the fifth floor in 2013 (5,550 square feet) and expanded their space to the sixth floor (an additional 5,550 square feet) in 2017. The third largest tenant, VR Worldwide, Inc. (8,900 square feet, 15.1% of net rentable area) includes 5,604 square feet of ground floor retail space and 3,296 square feet of basement retail space, and is expected to operate its space as a virtual reality center. VR Worldwide, Inc. recently executed a lease for the ground floor space and took possession of the space in April 2018. The tenant is expected to be in physical occupancy and open for business no later than October 2018 and will receive 196 days of free rent, which has been reserved for. Rent payments are expected to commence in October 2018. VR Worldwide, Inc. signed its lease at the Ditson Building Property in April of 2018. The fourth largest tenant, Digital Enlightenment (5,550 square feet, 9.4% of net rentable area), has been a tenant at the Ditson Building Property since 2014.

The Ditson Building Property is located along the south side of East 34th Street between Madison and Fifth Avenues in the Herald Square neighborhood of Manhattan within the 34th Street Business Improvement District. The Ditson Building Property is located one block east of Macy’s flagship department store, two blocks east of Penn Station and less than one block from the Empire State Building. This immediate area is predominantly developed with retail, office, hotel and residential properties. Multi-level retail space is also located along West 34th Street, Broadway, Sixth and Seventh Avenues. According to the appraisal, the hourly peak pedestrian flow along the subject’s corner averages nearly 10,000 in the morning, 5,000 in the afternoon, and 12,500 in the evening and the Ditson Building Property is situated near the 34th Street subway station located at Sixth Avenue which has seven subway lines and the PATH train, along with 14 intersecting city bus routes. Herald Square attracts 100 million people a year and attendance at Madison Square Garden events tops five million annually. In addition, Penn Station is the country’s busiest commuter hub with over 550,000 people commuting through it daily.

The Ditson Building Property is located in the Murray Hill submarket of the Midtown market of Manhattan according to the appraisal. According to the appraisal, as of the first quarter of 2018, the Midtown market is comprised of approximately 280,400,000 square feet of office space with an availability rate of 12.0%, average asking rent of $80.51 per square foot and approximately 10,200,000 square feet currently under construction. The Murray Hill submarket is comprised of approximately 7.8 million square feet of office space with an availability rate of 8.6%, asking rent of $56.56 per square foot and no office space currently under construction. Asking rents have grown annually at an average of 3.7% over the past eight years.

According to a third-party research provider, the estimated 2017 population within a quarter-, half-, and one-mile radius of the Ditson Building Property was 13,882, 47,044, and 193,841, respectively; and the median household income within the same radii was $109,195, $108,118 and $104,933, respectively.

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The following table presents certain information relating to the tenants at the Ditson Building Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
TTC USA Consulting(2)	NR/NR/NR	33,300	56.6%	$64.88	$2,160,529	52.5%	12/1/2021
Research Foundation of the City of NY	NR/NR/NR	11,100	18.9%	$59.42	$659,611	16.0%	9/1/2026
VR Worldwide, Inc.(3)	NR/NR/NR	8,900	15.1%	$111.19	$989,612	24.0%	3/1/2028
Digital Enlightenment	NR/NR/NR	5,550	9.4%	$55.73	$309,307	7.5%	6/1/2019
Total Major Tenants		58,850	100.0%	$69.99	$4,119,059	100.0%

Vacant Space		0	0.0%

Collateral Total		58,850	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	TTC has one, five-year renewal option, with nine months’ notice. TTC leases the 3rd, 4th, 8th, 9th and 10th floors, and is not yet in occupancy of the 4th and 10th floors. The 10th floor was leased to The New York Foundation, which recently vacated at lease expiration in June 2018. TTC is expected to take possession in August 2018 and to commence build out afterwards. TTC has three months of free rent commencing August 2018. In addition, TTC is not yet in occupancy of the 4th floor space. The tenant has taken possession of such space and is completing its buildout. Rent for the 4th floor commenced in March 2018 and the tenant is expected to complete its buildout and take physical occupancy in August 2018.
(3)	VR Worldwide, Inc. includes 5,604 square feet of ground floor space and 3,296 square feet of basement space. VR Worldwide, Inc. recently executed a lease for the ground floor space and took possession of the space in April 2018. The tenant is expected to be in physical occupancy and open for business no later than October 2018 and will receive 196 days of free rent, which has been reserved for. Rent payments are expected to commence in October 2018.

The following table presents certain information relating to the lease rollover schedule at the Ditson Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	5,550	9.4%	5,550	9.4%	$309,307	7.5%	$55.73
2020	0	0	0.0%	5,550	9.4%	$0	0.0%	$0.00
2021	1	33,300	56.6%	38,850	66.0%	$2,160,529	52.5%	$64.88
2022	0	0	0.0%	38,850	66.0%	$0	0.0%	$0.00
2023	0	0	0.0%	38,850	66.0%	$0	0.0%	$0.00
2024	0	0	0.0%	38,850	66.0%	$0	0.0%	$0.00
2025	0	0	0.0%	38,850	66.0%	$0	0.0%	$0.00
2026	1	11,100	18.9%	49,950	84.9%	$659,611	16.0%	$59.42
2027	0	0	0.0%	49,950	84.9%	$0	0.0%	$0.00
2028	1	8,900	15.1%	58,850	100.0%	$989,612	24.0%	$111.19
Thereafter	0	0	0.0%	58,850	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	58,850	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	58,850	100.0%			$4,119,059	100.0%	$69.99

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Ditson Building Property:

Historical Occupancy(1)

12/31/2016	12/31/2017	4/1/2018
90.1%	90.1%	100.0%

(1)	Information obtained from the underwritten rent roll.

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DITSON BUILDING

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Ditson Building Property:

Cash Flow Analysis

	2016	2017	TTM 3/31/2018	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$1,122,203	$2,461,621	$2,750,525	$ 4,119,059(1)	103.4%	$69.99
Total Reimbursable	25,875	75,098	74,315	73,136	1.8	1.24
Other Income(3)	0	295	458	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(209,610)(4)	(5.3)	(3.56)
Effective Gross Income	$1,148,078	$2,537,015	$2,825,297	$3,982,585	100.0%	$67.67

Total Operating Expenses	$835,324	$898,885	$1,072,577	$1,073,285	26.9%	$18.24
Net Operating Income(2)	$312,754	$1,638,129	$1,752,720	$2,909,301	73.1%	$49.44
TI/LC	0	0	0	179,493	4.5	3.05
Capital Expenditures	0	0	0	11,620	0.3	0.20
Net Cash Flow	$312,754	$1,638,129	$1,752,720	$2,718,188	68.3%	$46.19

NOI DSCR	0.15x	0.79x	0.85x	1.41x
NCF DSCR	0.15x	0.79x	0.85x	1.32x
NOI DY	0.8%	4.4%	4.7%	7.8%
NCF DY	0.8%	4.4%	4.7%	7.2%

(1)	U/W Base Rent includes rent steps totaling $137,621 through April 1, 2019 and rent for two tenants, TTC on the 10th and 4th floor and VR Worldwide, Inc., who are not yet in occupancy of their space (or a portion of it) and have rent abatement periods for all or a portion of their space.
(2)	The increase in Base Rent and Net Operating Income from TTM 3/31/2018 to U/W is due to a significant increase in leasing activity, including the leases to the tenants identified in footnote (1).
(3)	Other Income is comprised of primarily of administrative fees.
(4)	The underwritten economic vacancy is 5.0%. As of April 1, 2018 the Ditson Building Property was 100.0% occupied.

The following table presents certain information relating to comparable office property sales for the Ditson Building Property:

Comparable Sales(1)

Property Name/Location	Sale Date	Year Built	SF	Total Occupancy	Sale Price (millions)	Sales Price PSF
Ditson Building Property Midtown, NY	Feb. 2016	1907	58,850(2)	100.0%(2)	$51.7	$878.50
305 East 46th Street Eastside, NY	April 2018	1928/2008	180,565	100.0%	$118.5	$656.27
9 East 40th Street Grand Central, NY	Feb. 2018	1913	98,029	74.0%	$70.3	$716.62
30-32 Howard Street SoHo, NY	Jan. 2018	1910/2007	42,031	31.0%	$46.0	$1,094.43
218 West 18th Street Chelsea, NY	Oct. 2017	1912	167,670	100.0%	$178.0	$1,061.61
333 West 34th Street Penn Station, NY	Oct. 2017	1954	346,728	100.0%	$255.0	$735.45
670 Broadway NoHo, NY	Sept. 2016	1893/2015	76,160	78.0%	$112.0	$1,470.59
61 West 23rd Street Chelsea, NY	Sept. 2016	1920	52,751	97.0%	$65.0	$1,232.20

(1)	Information obtained from the appraisal.
(2)	As of the April 1, 2018 underwritten rent roll.

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DITSON BUILDING

The following tables present certain information relating to comparable leases for the Ditson Building Property:

Comparable Office Leases(1)

Property Name/Location	Year Built	Total Office GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
15 West 34th Street Penn Station, New York	1907	56,000	Fashion Accessory Bazaar, LLC	January 2018 / 180 mos.	19,662	$77.65	Gross
111 West 33rd Street Penn Station, New York	1954	743,283	Owner IQ, Inc.	December 2017 / 88 mos.	7,018	$63.00	Gross
1370 Broadway Times Square South, New York	1922	274,500	SI Holdings LLC	November 2017 / 129 mos.	12,292	$56.50	Gross
330 West 34th Street Penn Station, New York	1925	688,881	HomeAdvisor.com	May 2017 / 128 mos.	43,000	$62.00	Gross
330 West 34th Street Penn Station, New York	1925	688,881	ContextMedia Health, LLC	January 2017 / 88 mos.	55,758	$73.00	Gross
14 East 38th Street Murray Hill, New York	1923	79,994	Vista Imaging Group, LLC	January 2017 / 119 mos.	4,500	$80.00	Gross
41-45 West 34th Street Penn Station, New York	1907	149,500	CREATE Architecture Planning & Design	April 2017 / 120 mos.	11,500	$68.00	Gross
7 Penn Plaza Penn Station, New York	1921	368,000	comScore, Inc	January 2017 / 132 mos.	39,005	$60.00	Gross
8 West 38th Street Times Square South, New York	1913	112,120	Grubhub	May 2016 / 97 mos.	11,750	$55.00	Gross

(1)	Information obtained from the appraisal.

Partial Release. The Ditson Building borrower has the right to obtain the release of all transferable air development rights appurtenant to the Ditson Building Property, without prepayment or defeasance, provided that certain conditions relating to zoning, title and payment of lender’s expenses (up to a cap of $3,000) are satisfied.

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No. 12 – Fair Oaks Mall

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$33,750,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$33,644,821			Location:	Fairfax, VA
% of Initial Pool Balance:	3.56%			Size:	779,949 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$223.67
Borrower Name:	Fairfax Company of Virginia L.L.C.			Year Built/Renovated:	1980 / 2014
Borrower Sponsors:	The Taubman Realty Group Limited Partnership; Morton Olshan			Title Vesting:	Fee
Mortgage Rate:	4.2580%			Property Manager:	The Taubman Company LLC (borrower-related)
Note Date:	April 27, 2018			4th Most Recent Occupancy (As of)(5):	89.8% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5):	90.3% (12/31/2015)
Maturity Date:	May 10, 2023			2nd Most Recent Occupancy (As of)(5):	92.3% (12/31/2016)
IO Period:	0 months			Most Recent Occupancy (As of)(5):	90.7% (12/31/2017)
Loan Term (Original):	60 months			Current Occupancy (As of)(5)(6):	91.6% (2/1/2018)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$34,145,183 (12/31/2014)
Call Protection(2):	L(27),D(29),O(4)			3rd Most Recent NOI (As of):	$34,350,362 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$34,902,573 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$32,296,326 (12/31/2017)
Additional Debt Type(1):	Pari Passu / Subordinate Secured Debt

Escrows and Reserves:				U/W Revenues:	$45,095,362
				U/W Expenses:	$15,187,457
Type:	Initial	Monthly	Cap (If Any)	U/W NOI:	$29,907,905
Taxes	$0	Springing(3)	NAP	U/W NCF:	$28,398,064
Insurance	$0	Springing(3)	NAP	U/W NOI DSCR(1):	3.05x
Replacement Reserve	$0	Springing(3)	$434,772	U/W NCF DSCR(1):	2.89x
TI/LC Reserve	$3,954,170	Springing(3)	$4,094,748	U/W NOI Debt Yield(1):	17.1%
Gap Rent Reserve	$1,183,388	$0	NAP	U/W NCF Debt Yield(1):	16.3%
Macy’s Deposit	$0	Springing(4)	NAP	As-Is Appraised Value:	$545,600,000
				As-Is Appraisal Valuation Date:	February 3, 2018
				Cut-off Date LTV Ratio(1):	32.0%
				LTV Ratio at Maturity or ARD(1):	29.7%

(1)	The Fair Oaks Mall Mortgage Loan (as defined below) is part of the Fair Oaks Mall Whole Loan (as defined below), which is comprised of five pari passu senior promissory notes with an aggregate original principal balance of $175,000,000 (collectively, the “Fair Oaks Mall Senior Loan”) and two pari passu subordinate promissory notes with an aggregate original principal balance of $85,000,000 (collectively, the “Fair Oaks Mall B Notes”). The Cut-off Date Balance per SF, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Fair Oaks Mall Senior Loan. The Cut-off Date Balance per SF, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Fair Oaks Mall Whole Loan are $332, 1.72x, 1.64x, 11.5%, 11.0%, 47.5% and 44.2%, respectively.

(2)	Defeasance of the Fair Oaks Mall Whole Loan is permitted any time after the earlier of (i) April 27, 2022, or (ii) two years from the closing date of the securitization that includes the last pari passu senior note of the Fair Oaks Mall Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in August 2018.

(3)	During a cash management period, the borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $12,077 for replacement reserves until a cap of $434,772 is reached and (iv) $113,743 for tenant improvements until a cap of $4,094,748 is reached.

(4)	The Fair Oaks Mall Whole Loan documents permit the borrower to terminate the lease with the collateral Macy’s subject to certain conditions including (i) the lender’s consent, (ii) the lender’s receipt of a binding letter(s) or intent with replacement tenant(s) for at least 35.0% of the space and annual rents not less than $550,000 and (iii) the lender’s receipt of a deposit or letter of credit in the amount of (a) the product of $91,667 times the number of months remaining from the date of the termination of the Macy’s lease through February 1, 2026, for the purpose of simulating payments of the Macy’s rent during such period (the “Macy’s Deposit”) plus (b) $10,000,000 for tenant improvement and leasing commissions with respect to the space.

(5)	Current Occupancy, Most Recent Occupancy, 2nd Most Recent Occupancy, 3rd Most Recent Occupancy and 4th Most Recent Occupancy including temporary tenants was 96.9%, 95.6%, 96.7%, 96.2% and 92.8%, respectively.

(6)	Current Occupancy includes eleven tenants (3.1% of NRA) with executed leases but who are not yet in occupancy. The lender reserved 100.0% of the rent associated with each tenant from the loan origination date through each lease’s scheduled commencement date.

The mortgage loan (the “Fair Oaks Mall Mortgage Loan”) is part of a whole loan (the “Fair Oaks Mall Whole Loan”) that is evidenced by five pari passu senior notes and two pari passu subordinate notes secured by a 779,949 square foot portion of a 1,531,650 square foot super regional mall located in Fairfax, Virginia (the “Fair Oaks Mall Property”). The Fair Oaks Mall Whole Loan was

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FAIR OAKS MALL

originated on April 27, 2018 by Bank of America, National Association and Barclays Bank PLC. The Fair Oaks Mall Whole Loan had an original aggregate principal balance of $260,000,000, has an outstanding aggregate principal balance as of the Cut-off Date of $259,189,735 and accrues interest at a rate of 5.31788461538462% per annum. The Fair Oaks Mall Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires payments of principal and interest through its maturity date of May 10, 2023.

Note A-1-2, which will be contributed to the BANK 2018-BNK13 securitization trust, had an original principal balance of $33,750,000, has an outstanding principal balance of $33,644,821 as of the Cut-off Date and represents a non-controlling interest in the Fair Oaks Mall Whole Loan. The controlling Note A-1-1, which had an original principal balance of $80,000,000, was contributed to the BANK 2018-BNK12 securitization trust. The non-controlling Notes A-2-1, A-2-2 and A-2-3 in the original aggregate principal balance of $61,250,000, are currently being held by Barclays Bank PLC and are expected to be contributed to one or more future securitization trusts. Notes B-1 and B-2 in the aggregate principal balance of $85,000,000, are currently being held by Annaly CRE LLC.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest(1)
A-1-1	$80,000,000	BANK 2018-BNK12	Yes
A-1-2	$33,750,000	BANK 2018-BNK13	No
A-2-1	$20,000,000	Barclays Bank PLC	No
A-2-2	$20,625,000	Barclays Bank PLC	No
A-2-3	$20,625,000	Barclays Bank PLC	No
B-1	$55,250,000	Annaly CRE LLC	No
B-2	$29,750,000	Annaly CRE LLC	No
Total	$260,000,000

(1)	The holder of the Fair Oaks Mall B Notes (Notes B-1 and B-2) will have certain control rights with respect to the Fair Oaks Mall Whole Loan and the right to appoint the special servicer with respect to the Fair Oaks Whole Loan; provided that after a control appraisal period exists with respect to the Fair Oaks Mall B Notes, then the directing certificateholder for the BANK 2018-BNK12 securitization trust will have such rights.

Defeasance of the Fair Oaks Mall Whole Loan is permitted any time after the earlier of (i) April 27, 2022, or (ii) two years from the closing date of the securitization that includes the last pari passu senior note of the Fair Oaks Mall Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in August 2018. In addition, the Fair Oaks Mall Loan is prepayable without penalty on or after February 10, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$260,000,000	97.7%	Loan Payoff	$259,397,855	97.5%
Borrower equity	6,133,376	2.3	Upfront Reserves	5,137,558	1.9
			Closing Costs	1,597,963	0.6
Total Sources	$266,133,376	100.0%	Total Uses	$266,133,376	100.0%

The Fair Oaks Mall Property consists of a 779,949 square foot portion of the two-story 1,531,650 square foot Fair Oaks Mall, located in Fairfax, Virginia. The Fair Oaks Mall is anchored by Macy’s and non-collateral anchors Macy’s (with Furniture Gallery), Sears, JC Penney and Lord & Taylor. The five anchor tenants generate approximately $130.8 million in annual sales. Other large retailers include XXI Forever, H&M, Express and Victoria’s Secret, with no other tenant occupying more than 1.4% of NRA or representing more than 2.4% of underwritten base rent. The Fair Oaks Mall Property features over 160 specialty in-line stores including Abercrombie & Fitch, Altar’d State, Ann Taylor, Apple, Banana Republic, Coach, Gap, J. Crew, J. Jill, L’Occitane en Provence, M.A.C, Michael Kors, Pandora, PINK by Victoria’s Secret, Pottery Barn, Sephora, Swarovski, Vera Bradley and Williams-Sonoma. Additionally, the Fair Oaks Mall Property includes dining options such as Brio Tuscan Grille, The Cheesecake Factory, Kona Grill, On The Border Mexican Grill and Cantina and Texas de Brazil. The Fair Oaks Mall Property regularly hosts family centered events including Lunar New Year, Mall-O-Ween for Halloween, Santa’s Academy and Summer of Science, and features a number of children’s retailers including Gap Kids/Baby Gap, Hanna Andersson, Hollister, Janie and Jack and Pottery Barn Kids. Included in the collateral are 7,724 parking spaces (approximately 4.97 spaces per 1,000 square feet).

The Fair Oaks Mall Property was built in 1980 by the borrower sponsors, expanded in 1986, and between 2013 and 2014 underwent a $23.8 million renovation which included new mall entrances, exterior signage and landscaping, all new interior lighting, signage, landscaping and paint, all new seating areas and flooring (including technology tables, cafe and lounge seating), a new play area, a new customer service desk and added/upgraded Wi-Fi throughout the mall.

The Fair Oaks Mall Property was 91.6% leased as of February 1, 2018 to 148 permanent retail and restaurant tenants, and 96.9% leased including temporary tenants. Year-end historical occupancy at the Fair Oaks Mall Property averaged 91.3% between 2013 and 2017 (95.5% including temporary tenants). Total inline sales at the Fair Oaks Mall Property for the year ending December 31, 2017 were approximately $164.9 million with an average of $529 PSF ($404 PSF excluding Apple), resulting in an occupancy cost of 16.5% (21.4% excluding Apple).

The Fair Oaks Mall Property is located at the intersection of Lee Jackson Memorial Highway (Route 50) (110,000 average daily traffic count), and Interstate 66, a main commuter route providing linkage to Fairfax County Parkway, Chain Bridge Road, the Capital

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Beltway and downtown Washington, D.C. Access to the Fair Oaks Mall Property is available from two direct ramps from Interstate 66 and US 50 as well as two additional entrances along US 50 and one along Fair Oaks Parkway.

The Fair Oaks Mall Property is located in Fairfax, Fairfax County, Virginia, approximately 14 miles west of the Washington, D.C. central business district. Fairfax County is the third highest ranked county in the United States based on average household income and is a top 30 county based on median household value. Fairfax County had a 3.0% unemployment rate as of March 2017 and is the location for 49 corporate headquarters including eight Fortune 500 companies: Freddie Mac, General Dynamics, Northrop Grumman, CSC, Hilton Worldwide, Capital One, NVR and Booz Allen Hamilton. Within a five-mile radius of the Fair Oaks Mall Property, there is an estimated 16 million square feet of office space, which is greater than 90% leased.

According to the appraisal, the estimated 2017 population within a three-, five- and ten-mile radius of the Fair Oaks Mall Property was 109,867, 257,286 and 850,767, respectively. The estimated 2017 average household income within a three-, five- and ten-mile radius was $164,748, $158,616 and $156,511, respectively. The appraiser considers the five-mile radius to be the Fair Oaks Mall Property’s primary trade area. From 2000 to 2017, the trade area experienced compound annual growth in population of 1.2% and in average household income of 2.6%. The trade area had 2017 average retail sales per household of $81,952, as compared to the national average retail sales per household of $59,289. The Fair Oaks Mall Property is a part of the Suburban Fairfax County submarket of the Suburban Virginia retail market. The Suburban Fairfax County submarket contains approximately 12.8 million square feet of retail space which as of the first quarter of 2018 had a vacancy rate of 4.7% and asking rents of $34.58 PSF. There is no proposed new competitive supply noted by the appraisal.

The following table presents certain information relating to the tenancy at the Fair Oaks Mall Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	12/31/2017 TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost

Major Tenants
Macy’s(3)	BBB/Baa3/BBB-	215,000	27.6%	$4.10	$881,733	3.6%	$25,700,000	$120	4.3%	2/1/2026
XXI Forever	NR/NR/NR	51,317	6.6%	$25.81	$1,324,402	5.5%	$4,563,152	$89	48.9%	1/31/2022
H&M(4)	NR/NR/NR	20,265	2.6%	$29.94	$606,773	2.5%	$4,681,675	$234	10.1%	1/31/2029
Express	NR/NR/NR	12,278	1.6%	$36.61	$449,452	1.9%	$2,515,806	$205	41.5%	1/31/2024
Victoria’s Secret	BB+/Ba1/BB+	12,170	1.6%	$65.00	$791,050	3.3%	$6,337,380	$521	19.6%	1/31/2026
The Cheesecake Factory	NR/NR/NR	10,982	1.4%	$46.00	$505,172	2.1%	$9,909,884	$902	7.7%	1/31/2027
Talbots(5)	NR/B2/B-	10,589	1.4%	$50.00	$529,450	2.2%	$2,794,392	$264	34.0%	1/31/2018
Texas de Brazil(6)	NR/NR/NR	10,043	1.3%	$58.81	$590,592	2.4%	$5,409,804	$539	19.4%	1/31/2019
Total Major Tenants		342,644	43.9%	$16.57	$5,678,623	23.4%

Other Tenants		371,910	47.7%	$49.91	$18,560,255	76.6%	$164,892,000(7)	$529(7)	16.5%(7)

Occupied Collateral Total		714,554	91.6%	$33.92	$24,238,878	100.0%

Temporary Tenants		40,931	5.2%
Vacant Space		24,464	3.1%

Collateral Total		779,949	100.0%

Non-Collateral Tenants
Macy’s (with Furniture Gallery)	BBB/Baa3/BBB-	229,064					NAV	NAV	NAV	NAV
Sears	CC/Ca/CCC-	209,547					NAV	NAV	NAV	NAV
JC Penney	B+/B1/B+	190,090					NAV	NAV	NAV	NAV
Lord & Taylor	NR/B3/B	123,000					NAV	NAV	NAV	NAV

(1)	Information is based on the underwritten rent roll dated February 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Macy’s Sales $, Sales PSF and Occ. Cost are for the 2016 period as reported by the borrower sponsor. Macy’s has seven ten-year extension options.

(4)	H&M has a termination option if it fails to achieve gross sales of at least $6,000,000 for the period March 28, 2021 to March 29, 2022, effective as of March 29, 2023. H&M has five, two year renewal options upon 270 days prior written notice.

(5)	Talbots is currently in renewal discussions with the borrower regarding a six-year renewal lease.

(6)	Texas de Brazil executed a ten-year renewal on July 9, 2018. The total rent charges are projected to be $599,296.99.

(7)	Sales $, Sales PSF and Occ. Cost % represent total comparable in-line sales including Apple.

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The following table presents certain information relating to the lease rollover schedule at the Fair Oaks Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
2018 / MTM	5	19,920	2.6%	19,920	2.6%	$1,190,571	4.9%	$59.77
2019	23	79,830	10.2%	99,750	12.8%	$3,901,594	16.1%	$48.87
2020	14	33,124	4.2%	132,874	17.0%	$1,307,271	5.4%	$39.47
2021	16	39,396	5.1%	172,270	22.1%	$2,103,741	8.7%	$53.40
2022	22	103,015	13.2%	275,285	35.3%	$4,260,618	17.6%	$41.36
2023	18	56,565	7.3%	331,850	42.5%	$3,136,650	12.9%	$55.45
2024	9	33,355	4.3%	365,205	46.8%	$1,523,464	6.3%	$45.67
2025	8	23,497	3.0%	388,702	49.8%	$1,198,695	4.9%	$51.01
2026	9	249,217	32.0%	637,919	81.8%	$2,900,681	12.0%	$11.64
2027	11	30,529	3.9%	668,448	85.7%	$1,547,715	6.4%	$50.70
2028	6	10,211	1.3%	678,659	87.0%	$243,037	1.0%	$23.80
Thereafter	7	35,895	4.6%	714,554	91.6%	$924,841	3.8%	$25.77
Vacant	0	65,395	8.4%	779,949	100.0%	$0	0.0%	$0.00
Total/Weighted Average	148	779,949	100.0%			$24,238,878	100.0%	$33.92

(1)	Information obtained from the underwritten rent roll dated February 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical in-line sales at the Fair Oaks Mall Property:

Historical In-line Tenant Sales Summary(1)

Year	Sales PSF w/ Apple	Occupancy Cost w/ Apple	Sales PSF w/o Apple	Occupancy Cost w/o Apple
2015	$528	16.9%	$433	20.5%
2016	$518	16.7%	$417	20.7%
2017(2)	$529	16.5%	$404	21.4%

(1)	Information as provided by the borrower sponsor and only includes tenants reporting comparable sales.

(2)	Sales information for Verizon Wireless is excluded from the 2017 figures, as the tenant signed a renewal and is no longer required to report sales. The indicative 2017 Sales PSF w/Apple and Sales PSF w/o Apple using the most recent reported sales figure for Verizon Wireless are $545 and $421, respectively.

The following table presents historical anchor sales at the Fair Oaks Mall Property:

Historical Anchor Tenant Sales Summary(1)

Year	Macy’s Sales $ mil / Sales PSF	Macy’s (with Furniture Gallery)(2) Sales $ mil / Sales PSF	Sears(2) Sales $ mil / Sales PSF	JC Penney(2) Sales $ mil / Sales PSF	Lord & Taylor(2) Sales $ mil / Sales PSF
2014	$28.9 / $134	$45.0 / $196	$34.2 / $155	$18.0 / $94	$19.0 / $154
2015	$26.2 / $122	$45.0 / $196	$32.0 / $145	$19.0 / $99	$19.0 / $154
2016	$25.7 / $120	$44.1 / $193	$24.0 / $115 (3)	$19.0 / $100	$18.0 / $146

(1)	Information is estimated and as provided by the borrower sponsor.

(2)	Anchors are non-collateral tenants.

(3)	Reduced 2016 sales are a result of Sears store operations being consolidated to the first floor space in anticipation of its owner, Seritage Growth Properties, leasing the recaptured second floor space to Dave & Buster’s and a restaurant concept, Season 52.

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FAIR OAKS MALL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fair Oaks Mall Property:

Cash Flow Analysis

	2014	2015	2016	2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$24,516,411	$23,635,712	$23,991,476	$22,835,334	$21,638,878	48.0%	$27.74
Vacant Space	0	0	0	0	5,431,849	12.0	6.96
Percentage Rent	421,000	444,000	338,000	326,000	334,234	0.7	0.43
Total Recoveries	17,947,302	18,542,644	19,579,844	17,953,404	17,429,362	38.7	22.35
Specialty Leasing	2,179,737	2,383,555	2,523,588	2,051,140	2,051,140	4.5	2.63
Other Income(2)	4,123,343	4,134,048	4,491,452	4,443,609	4,187,578	9.3	5.37
Less Vacancy(3)	(612,764)	(405)	(543,309)	(300,621)	(5,977,679)	(13.3)	(7.66)
Effective Gross Income	$48,575,029	$49,139,554	$50,381,051	$47,308,867	$45,095,362	100.0%	$57.82

Total Operating Expenses	$14,429,846	$14,789,192	$15,478,478	$15,012,540	$15,187,457	33.7%	$19.47

Net Operating Income	$34,145,183	$34,350,362	$34,902,573	$32,296,326	$29,907,905	66.3%	$38.35
Capital Expenditures	0	0	0	0	144,930	0.3	$0.19
TI/LC	0	0	0	0	1,364,911	3.0	$1.75
Net Cash Flow	$34,145,183	$34,350,362	$34,902,573	$32,296,326	$28,398,064	63.0%	$36.41

NOI DSCR(4)	3.48x	3.50x	3.55x	3.29x	3.05x
NCF DSCR(4)	3.48x	3.50x	3.55x	3.29x	2.89x
NOI DY(4)	19.6%	19.7%	20.0%	18.5%	17.1%
NCF DY(4)	19.6%	19.7%	20.0%	18.5%	16.3%

(1)	U/W Base Rent includes contractual rent steps through March 2019 totaling $309,021. U/W Base rent also includes a rent adjustment to 20% of sales for the tenants XXI Forever, Talbots and Texas de Brazil, and for tenants under 10,000 square feet that have lease expirations prior to December 31, 2020 unless such tenant has recently executed a new or renewed lease.

(2)	Other Income includes income from electric recovery, central plant recovery, recovery of tenant services and miscellaneous other income.

(3)	U/W Vacancy includes any tenants that are bankrupt totaling $545,830.

(4)	Debt service coverage ratios and debt yields are based on the Fair Oaks Mall Senior Loan.

The following table presents certain information relating to comparable properties to the Fair Oaks Mall Property:

Comparable Properties(1)

Property, Location	Property Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF(3)	Anchor Tenants	Distance to Subject (mi.)
Fair Oaks Mall Property Fairfax, VA	Super Regional Mall	1980/2014	1,531,650	91.6%(2)	$529	Macy’s, JC Penney (non-collateral), Lord & Taylor (non-collateral), Macy’s (with Furniture Gallery) (non-collateral), Sears (non-collateral)	NAP
Primary Competition
Tysons Corner McLean, VA	Super Regional Mall	1968/2005	1,985,179	97%	$825	Bloomingdales, Lord & Taylor, Macy’s Nordstrom, Cinema	10.5
Tysons Galleria McLean, VA	Super Regional Mall	1988/2000	812,615	96%	$875	Macy’s, Neiman Marcus, Saks Fifth Avenue	11.3
The Fashion Centre at Pentagon City Arlington, VA	Super Regional Mall	1989/2002	990,074	98%	$900	Macy’s, Nordstrom	18.4
Secondary Competition
Dulles Town Center Sterling, VA	Super Regional Mall	1999/2003	1,436,703	90%	$400	Dick’s Sporting Goods, JC Penney, Lord & Taylor, Macy’s, Sears	18.7
Westfield - Montgomery Bethesda, MD	Super Regional Mall	1968/2001	1,275,111	96%	$560	Macy’s, Macy’s Home, Nordstrom, Sears, Cinema	19.1
Manassas Mall Manassas, VA	Super Regional Mall	1972/2000	900,877	80%	$385	At Home, Autobahn Speedway, Macy’s, Sears, Walmart	13.1
Springfield Town Center Springfield, VA	Super Regional Mall	1973/2014	1,300,000	88%	$500	Macy’s, Target, JC Penney, Dick’s Sporting Goods, Nordstrom Rack, Saks Off 5th, Cinema	10.9

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Occupancy as of February 1, 2018 includes eleven tenants (3.1% of NRA) with executed leases but who are not yet in occupancy at the Fair Oaks Mall Property.

(3)	Comparable inline sales shown as of December 31, 2017.

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Release of Property. The borrower is permitted to release one or more non-income producing outparcels or ring road outparcels to a third party provided among other conditions: (i) such release does not result in a material adverse effect to the remaining property, (ii) before such release or immediately after, no event of default has occurred and is continuing, (iii) the lender’s determination of the loan to value after taking into account the contemplated release does not exceed 125% which can be satisfied through the borrower’s prepayment of the Fair Oaks Mall Whole Loan (together with any yield maintenance premium), (iv) such release does not cause the BANK 2018-BNK13 securitization trust to lose its REMIC status, and (v) with respect to the release of a ring road outparcel, the borrower will deposit the entire net sales proceeds resulting from the outparcel sale to the tenant improvement reserve held by the lender. Notwithstanding the foregoing, if the release is of a non-income producing outparcel, it will be permitted only in connection with the expansion or other development of the Fair Oaks Mall Property or in connection with the demolition and redevelopment of non-collateral anchor space.

Solely in connection with the acquisition and redevelopment of non-collateral anchor space, the release of a non-income producing outparcel is permitted to a borrower affiliate, provided the borrower has agreed to comply with the anti-poaching conditions prohibiting it from (x) soliciting any then-existing tenant to lease or otherwise occupy space in any such redeveloped anchor space or (y) terminating or reducing the term of any then-existing lease in order to solicit any tenant to occupy space in any such redeveloped anchor space.

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No. 13 – Anderson Towne Center

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$25,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$24,921,433			Location:	Cincinnati, OH
% of Initial Pool Balance:	2.64%			Size:	347,622 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$121.63
Borrower:	Anderson Investors OH, LLC			Year Built/Renovated:	1967/2017
Borrower Sponsor:	Victory Real Estate Investments, LLC			Title Vesting:	Fee
Mortgage Rate:	5.2800%			Property Manager:	Victory Commercial Real Estate, Inc.
Note Date:	April 26, 2018			4th Most Recent Occupancy (As of)(3):	98.4% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	64.6% (12/31/2015)
Maturity Date:	May 1, 2028			2nd Most Recent Occupancy (As of)(3):	78.1% (12/31/2016)
IO Period:	0 months			Most Recent Occupancy (As of)(3):	92.1% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	95.5% (4/19/2018)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$1,966,724 (12/31/2014)
Call Protection:	L(23),GRTR 1% or YM(93),O(4)			3rd Most Recent NOI (As of)(3):	$1,511,809 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(3):	$1,198,082 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(3):	$2,921,701 (12/31/2017)
Additional Debt Type(1):	Pari Passu

Escrows and Reserves:				U/W Revenues:	$5,958,446
				U/W Expenses:	$1,987,433
Type:	Initial	Monthly	Cap (If Any)	U/W NOI:	$3,971,012
Taxes	$0	$94,956	NAP	U/W NCF:	$3,623,390
Insurance(2)	$0	Springing	NAP	U/W NOI DSCR(1):	1.41x
Replacement Reserve	$0	$4,345	NAP	U/W NCF DSCR(1):	1.28x
Deferred Maintenance	$49,882	$0	NAP	U/W NOI Debt Yield(1):	9.4%
TI/LC Reserve	$0	$17,959	$1,000,000	U/W NCF Debt Yield(1):	8.6%
Existing TI/LC Reserve Funds	$980,000	$0	NAP	As-Is Appraised Value:	$60,600,000
Outstanding Free Rent	$73,649	$0	NAP	As-Is Appraisal Valuation Date:	March 8, 2018
				Cut-off Date LTV Ratio(1):	69.8%
				LTV Ratio at Maturity(1):	58.1%

(1)	The Anderson Towne Center Mortgage Loan (as defined below) is part of the Anderson Towne Center Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $42,415,000. The Cut-off Date Balance Per SF, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity Date numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Anderson Towne Center Whole Loan.

(2)	Ongoing monthly escrows for insurance premiums are not required as long as (i) there is no event of default under the Anderson Towne Center Whole Loan documents; and (ii) insurance requirements are being satisfied by a blanket policy reasonably approved by the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

(3)	The increase in occupancy in Most Recent Occupancy and Current Occupancy compared to historical occupancy, and the increase in 2017 and U/W NOI compared to historical NOI is attributable to the lease up associated with the recent redevelopment at the Anderson Towne Center Property that occurred between 2015 and 2017.

The mortgage loan (the “Anderson Towne Center Mortgage Loan”) is part of a whole loan (the “Anderson Towne Center Whole Loan”) evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering the borrower’s fee interest in a 347,622 square foot anchored retail center located in Cincinnati, Ohio (the “Anderson Towne Center Property”). The Anderson Towne Center Whole Loan was originated on April 26, 2018 by Morgan Stanley Bank, N.A. The Anderson Towne Center Whole Loan had an original principal balance of $42,415,000, has an outstanding balance as of the Cut-off Date of $42,281,704 and accrues interest at an interest rate of 5.2800% per annum. The Anderson Towne Center Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Anderson Towne Center Whole Loan matures on May 1, 2028.

Note A-1, which will be contributed to the BANK 2018-BNK13 securitization trust, has an original principal balance of $25,000,000, has an outstanding principal balance of $24,921,433 as of the Cut-off Date and represents the controlling interest in the Anderson

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Towne Center Whole Loan. The non-controlling Note A-2, which had an original principal balance of $17,415,000, is currently being held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitizations.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$25,000,000	BANK 2018 – BNK13	Yes
A-2	$17,415,000	Morgan Stanley Bank, N.A.	No
Total	$42,415,000

Sources and Uses

Sources			Uses
Original whole loan amount	$42,415,000	100.0%	Loan Payoff	$37,631,860	88.7%
			Return of Equity	$2,921,969	6.9
			Reserves	$1,103,531	2.6
			Closing Costs	$757,639	1.8

Total Sources	$42,415,000	100.0%	Total Uses	$42,415,000	100.0%

The Anderson Towne Center Property is a 347,622 square feet open-air retail anchored center comprised of 13 buildings located in Cincinnati, Ohio. The Anderson Towne Center Property sits on 29.0 acres and is comprised of 347,622 SF of retail space (95.9% occupied by 45 tenants as of April 19, 2018). Originally built as an enclosed mall in 1967, the Anderson Towne Center Property was redeveloped into an open-air shopping center in 2005 and further redeveloped between 2015 and 2017. The first phase of the redevelopment was completed in 2006 at a cost of approximately $14.8 million and the second phase of the redevelopment was completed in 2017 at a cost of approximately $22.7 million. In 2015, the sponsor demolished a portion of a property formerly leased to Kmart (which vacated in 2015) and redeveloped it into the space now occupied by Crunch Fitness, Skyzone and Carmike Cinema (a subsidiary of AMC Theatres).

As of April 19, 2018, the Anderson Towne Center Property was 95.5% leased by a mix of mostly national and regional tenants, including Macy’s, Carmike Cinema (AMC Theatres), Crunch Fitness, Skyzone, CVS, Bar Louie, Carrabba’s, PNC Bank and Starbucks. As of August 1, 2018, the weighted average remaining lease term at the Anderson Towne Center Property was 8.21 years. With the exception of 2027, when 14.2% of net rentable area rolls (spread across four leases), no more than 7.3% of net rentable area rolls in any given year of the Anderson Towne Center Whole Loan term. The Anderson Towne Center Property contains a total of 1,435 parking spaces (4.13 spaces per 1,000 square feet of NRA). The Anderson Towne Center Property is shadow anchored by a 105,114 square foot Kroger grocery store.

The largest tenant, Macy’s (114,478 square feet, 32.9% of net rentable area, 6.6% of underwritten rent) has been a tenant, through its predecessors, at the Anderson Towne Center Property since it was built in 1967. Macy’s exercised a 10 year renewal in January of 2018 and has four, 10-year renewal options remaining at its current rent ($2.70 per square foot). The appraiser concluded to a market rent of $6.00 per square foot for the Macy’s space.

The second largest tenant, Carmike Cinema (48,907 square feet, 14.1% of net rentable area, 21.5% of underwritten rent), is a nine-screen “dine-in” theatre with a full service bar area, recliner seating and a reserved seating program that opened at the Anderson Towne Center Property in 2017. Carmike Cinema was acquired by AMC in 2016, making AMC the largest cinema chain in the United States. Carmike Cinema has a lease expiration of December 29, 2031 and has three five-year renewal options.

The third largest tenant, Crunch Fitness (25,000 square feet, 7.2% of net rentable area, 7.8% of underwritten rent), is a fitness club that was founded in 1989 and has 177 locations across the United States. Crunch Fitness offers a variety of membership options, group fitness classes, personal training and tanning at the Anderson Towne Center Property. Crunch Fitness took occupancy in 2017, after the second phase of redevelopment at the Anderson Towne Center Property and has a lease expiration of April 30, 2027 and two five-year renewal options.

The Anderson Towne Center Property is located on the signalized northeast corner of Beechmont Avenue and Five Mile Road, approximately 10 miles southeast of the Cincinnati, Ohio central business district. According to the appraisal, Beechmont Avenue, in the vicinity of the Anderson Towne Center Property, averages traffic counts between 29,000 and 30,000 vehicles per day while Five Mile Road averages between 25,000 and 30,000 vehicles per day. According to the appraisal, interstate 275 averages traffic counts between 62,000 and 63,000 vehicles per day approximately one mile south of the Anderson Towne Center Property.

The Anderson Towne Center Property is located in the Downtown/SE Hamilton submarket of Cincinnati, Ohio. According to a third party industry report, as of the fourth quarter of 2017, the overall retail vacancy rate for neighborhood and community shopping centers in the Cincinnati retail market was approximately 11.8%, while the market rental rate was approximately $15.77 per square foot. According to a third party industry report, as of the fourth quarter of 2017, the overall retail vacancy rate for neighborhood and community shopping centers in the Downtown/SE Hamilton submarket was approximately 9.8%, while the market rental rate was approximately $23.32 per square foot.

The estimated 2017 population within a one-, three- and five-mile radius of the Anderson Towne Center Property was 9,850, 58,374 and 96,893, respectively, according to the appraisal. The estimated 2017 average household income within a one-, three- and five-mile radius of the Anderson Towne Center Property was $95,623, $103,557 and $100,004, respectively.

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ANDERSON TOWNE CENTER

The following table presents certain information relating to the tenancy at Anderson Towne Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	12/31/2017 TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost(5)

Major Tenants
Carmike Cinema	B/B2/B+	48,907	14.1%	$20.60	$1,007,484	21.5%	NAV	NAV	NAV	12/29/2031
Crunch Fitness	NR/NR/NR	25,000	7.2	$14.50	362,500	7.8	NAV	NAV	NAV	4/30/2027
Macy’s	BBB/Baa3/BBB-	114,478	32.9	$2.70	309,091	6.6	$12,158,578	$106	3.6%	1/31/2029
Skyzone	NR/NR/NR	20,055	5.8	$14.20	284,781	6.1	NAV	NAV	NAV	7/31/2027
CVS	NR/Baa1/BBB	10,858	3.1	$2.76	30,000	0.6	NAV	NAV	NAV	1/31/2026
Total Major Tenants		219,298	63.1%	$9.09	$1,993,856	42.6%

Non-Major Tenants		112,824	32.5%	$23.78	$2,682,979	57.4%

Occupied Collateral Total		332,122	95.5%	$14.08	$4,676,835	100.0%

Vacant Space		15,500	4.5%

Collateral Total		347,622	100.0%

(1)	Information is based on the underwritten rent roll as of April 19, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

(4)	Annual U/W Base Rent includes contractual rent steps equal to $13,582 through April 1, 2019.

(5)	Occ. Cost % is based on the underwritten rent as of the April 19, 2018 rent roll and underwritten reimbursements divided by most recently reported sales.

The following table presents certain information relating to the lease rollover schedule at Anderson Towne Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	7	15,396	4.4%	15,396	4.4%	$295,783	6.3%	$19.21
2020	3	11,361	3.3%	26,757	7.7%	$264,879	5.7%	$23.31
2021	9	23,112	6.6%	49,869	14.3%	$454,129	9.7%	$19.65
2022	5	16,594	4.8%	66,463	19.1%	$378,763	8.1%	$22.83
2023	4	6,650	1.9%	73,113	21.0%	$170,538	3.6%	$25.64
2024	3	11,850	3.4%	84,963	24.4%	$252,645	5.4%	$21.32
2025	0	0	0.0%	84,963	24.4%	$0	0.0%	$0.00
2026	5	25,209	7.3%	110,172	31.7%	$464,583	9.9%	$18.43
2027	4	49,365	14.2%	159,537	45.9%	$813,391	17.4%	$16.48
2028	3	9,200	2.6%	168,737	48.5%	$265,550	5.7%	$28.86
Thereafter	2	163,385	47.0%	332,122	95.5%	$1,316,575	28.2%	$8.06
Vacant	0	15,500	4.5%	347,622	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	45	347,622	100.0%			$4,676,835	100.0%	$14.08

(1)	Information is based on the underwritten rent roll as of April 19, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual U/W Base Rent PSF Rolling excludes vacant space.

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ANDERSON TOWNE CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at Anderson Towne Center Property:

Cash Flow Analysis(1)

	2015	2016	2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$2,165,274	$1,985,091	$3,779,043	$5,022,503	84.3%	$14.45
Total Recoveries	463,756	310,419	961,298	1,281,611	21.5	3.69
Other Income(2)	1,145	6,470	3,205	0	0.0	0.00
Less Vacancy & Credit Loss	0	(16,427)	0	(345,668)	(5.8)	(0.99)
Effective Gross Income	$2,630,175	$2,285,552	$4,743,546	$5,958,446	100.0%	$17.14

Total Operating Expenses	$1,118,366	$1,087,470	$1,821,845	$1,987,433	33.4%	$5.72

Net Operating Income	$1,511,809	$1,198,082	$2,921,701	$3,971,012	66.6%	$11.42
Capital Expenditures	0	0	0	52,143	0.9	0.15
TI/LC	0	0	0	295,479	5.0	0.85
Net Cash Flow	$1,511,809	$1,198,082	$2,921,701	$3,623,390	60.8%	$10.42

NOI DSCR(3)	0.54x	0.42x	1.04x	1.41x
NCF DSCR(3)	0.54x	0.42x	1.04x	1.28x
NOI DY(3)	3.6%	2.8%	6.9%	9.4%
NCF DY(3)	3.6%	2.8%	6.9%	8.6%

(1)	U/W Base Rent is based on the rent roll dated April 19, 2018 and includes rent steps through April 1, 2019 totaling $13,582. The increase in 2017 and U/W Base Rent and Net Operating Income over historical Base Rent and Net Operating Income is attributable to the lease up associated with the recent redevelopment at the Anderson Towne Center Property that occurred between 2015 and 2017.
(2)	Other Income is comprised of late fees, returned check fees, merchants association fees and miscellaneous income.

(3)	The debt service coverage ratios and debt yields are based on the Anderson Towne Center Whole Loan.

The following table presents certain information relating to comparable properties to Anderson Towne Center Property:

Comparable Leases(1)

Property Name City, State	Year Built	Size (SF)	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Reimbursements
Liberty Towne Center Liberty Township, OH	2015	637,000	Cobb Theaters	77,133	Oct. 15	15.0	$25.50	Net
Parkway Center East Grove City, OH	2007	181,332	AMC Theaters 14	55,332	Feb. 12	10.0	$23.13	Net
Market at Polaris Columbus, OH	2001	208,457	Big Sandy Superstore	50,000	Feb. 16	10.0	$8.50	Net
Hobby Lobby Cincinnati, OH	2015	55,000	Hobby Lobby	55,000	Jan. 16	15.0	$9.00	Net
Kenwood Square Cincinnati, OH	1966	463,120	Michaels	27,667	Mar. 18	10.0	$14.00	Net
King’s Mall Cincinnati, OH	1986	61,864	Altitude Trampoline Park	30,386	Mar. 18	10.0	$11.00	Net
7635 Beechmont Avenue Cincinnati, OH	2004	11,200	First Watch	3,938	Jun. 17	5.0	$24.00	Net
Eastgate Crossing Cincinnati, OH	1991	171,628	Bentley’s Pet Stuff	2,426	Jun. 17	5.0	$21.00	Net
Cherry Grove Cincinnati, OH	1983	195,513	Rose & Remington	4,180	Aug. 16	7.0	$18.00	Net
32 East Cincinnati, OH	1990	3,210	Hand & Stone Message and Facial Spa	3,210	Aug. 17	10.0	$33.00	Net
(1)	Source: Appraisal.

Partial Release. The borrower has the right to obtain the release of the 1.577-acre parcel on which Macy’s is located, upon prepayment of a release price equal to $4,700,000, together with, if prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The right to obtain such release is subject to certain conditions, including without limitation (i) the debt yield of the Anderson Towne Center Whole Loan following the release must be equal to the greater of the debt yield preceding the release and 8.2%, (ii) compliance with the terms of existing leases and operating agreements, zoning, separate tax lot and legal requirements, (iii) the owner of the remaining portion of the Anderson Towne Center Property will continue to be able to use the release parcel to the extent necessary for the uses of such remaining Anderson Towne Center Property, including without limitation, access, driveways, parking utilities and drainage, (iv) satisfaction of REMIC related conditions, (v) if required by the lender, the borrower delivers a rating agency confirmation and (vi) payment of the lender’s expenses. The Anderson Towne Center Whole Loan documents require that the parcel be transferred to an affiliate of the borrower and continue to be held by a borrower affiliate until the Anderson Towne Center Whole Loan is repaid.

A-3-127

No. 14 – 181 Fremont Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$22,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$22,000,000			Location:	San Francisco, CA
% of Initial Pool Balance:	2.33%			Size:	436,332 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$572.96
Borrower Name:	181 Fremont Office LLC			Year Built/Renovated:	2018/NAP
Borrower Sponsor:	Joseph K. Paul			Title Vesting:	Fee
Mortgage Rate:	3.7086%			Property Manager:	Self-managed
Note Date:	March 29, 2018			4th Most Recent Occupancy(5):	NAP
Anticipated Repayment Date:	April 6, 2028			3rd Most Recent Occupancy(5):	NAP
Maturity Date:	April 6, 2031			2nd Most Recent Occupancy(5):	NAP
IO Period:	120 months			Most Recent Occupancy(5):	NAP
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2018)
Seasoning:	4 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAP
Call Protection(2):	L(23),GRTR 1% or YM(5),GRTR 1%			3rd Most Recent NOI(5):	NAP
	or YM or D(85),O(7)			2nd Most Recent NOI(5):	NAP
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI(5):	NAP
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$43,664,053
				U/W Expenses:	$14,094,390
				U/W NOI:	$29,569,663
				U/W NCF:	$29,482,397
Escrows and Reserves(4):				U/W NOI DSCR(1):	3.15x
				U/W NCF DSCR(1):	3.14x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	11.8%
Taxes	$0	$509,418	NAP	U/W NCF Debt Yield(1):	11.8%
Insurance	$0	Springing	NAP	As-Stabilized Appraised Value(6):	$632,000,000
Replacement Reserves	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(6):	March 1, 2021
Rent Concessions Reserve	$68,379,092	$0	NAP	Cut-off Date LTV Ratio(1):	39.6%
TI/LC Reserve	$42,717,266	$0	NAP	LTV Ratio at ARD(1):	39.6%

(1)	See “The Mortgage Loan” section. All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 181 Fremont Street Whole Loan (as defined below). Collectively, the 181 Fremont Street Whole Loan and the 181 Fremont Street Mezzanine Loans are referred to herein as the “181 Fremont Street Total Debt” (see “Subordinate and Mezzanine Indebtedness” section). The Cut-off Date LTV Ratio, LTV Ratio at ARD, U/W NCF DSCR and U/W NOI Debt Yield based on the 181 Fremont Street Total Debt are 75.2%, 75.2%, 1.38x and 6.2%, respectively.

(2)	Defeasance of the 181 Fremont Street Mortgage Loan (as defined below) is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) March 29, 2021. The assumed lockout period applicable to defeasance of 28 payments is based on the expected BANK 2018-BNK13 securitization trust closing date in August 2018.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	Historical occupancy, operating and financial information is unavailable as the 181 Fremont Street Property (as defined below) was built in 2018.

(6)	See “Appraisal” section. The Appraised Value, Cut-off Date LTV Ratio and ARD LTV Ratio are based on the appraiser’s Market Value at Stabilization, which is a prospective value that assumes the contractual tenant improvement and leasing commission (“TI/LC”) obligations have been fulfilled, there is no outstanding free rent, and the 181 Fremont Street Property achieves stabilization as of March 1, 2021. The 181 Fremont Street Borrower (as defined below) deposited upfront reserves totaling $42,717,266 for such contractual TI/LC obligations and $68,379,092 for such free rent obligations (see “Escrows” section). The appraiser concluded to an as-is Appraised Value of $461,000,000 (as of February 28, 2018) that is inclusive of deductions for free rent and TI/LC obligations, which would result in a Cut-off Date LTV Ratio and ARD LTV Ratio of 54.2%. The appraiser also concluded to a Hypothetical Market Value (Go Dark Value) of $522,000,000 as of February 28, 2018, which assumes the completion of all tenant improvement work associated with the Facebook lease.

The Mortgage Loan. The mortgage loan (the “181 Fremont Street Mortgage Loan”) is part of a whole loan (the “181 Fremont Street Whole Loan”) evidenced by seven pari passu notes secured by a first mortgage encumbering the fee simple interest in the Class A office condominium portion of 181 Fremont Street in San Francisco, California (the “181 Fremont Street Property”). The 181 Fremont Street Whole Loan was co-originated on March 29, 2018 by Barclays Bank PLC (“Barclays”) and Deutsche Bank AG, acting through its New York Branch (“DBNY”). The 181 Fremont Street Mortgage Loan, evidenced by Note A-3, was purchased by Wells Fargo Bank, National Association (“Wells Fargo”) from DBNY.

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181 FREMONT STREET

The 181 Fremont Street Whole Loan had an original principal balance of $250,000,000, has an outstanding principal balance as of the Cut-off Date of $250,000,000 and accrues interest at an interest rate of 3.7086% per annum (the “Initial Interest Rate”) through the anticipated repayment date (the “ARD”). The ARD is April 6, 2028 and the final maturity date is April 6, 2031. In the event that the 181 Fremont Street Whole Loan is not repaid in full on or prior to the ARD, the 181 Fremont Street Whole Loan will accrue interest at a per annum rate equal to the greater of (a) the Initial Interest Rate plus 1.5000%, (b) the swap rate as determined in the 181 Fremont Street Whole Loan documents on the ARD plus 2.4146% or (c) when applicable, the default rate as defined in the 181 Fremont Street Whole Loan documents (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the 181 Fremont Street Property after the payment of reserves, interest calculated at the Initial Interest Rate, debt service on the 181 Fremont Street Mezzanine Loans and operating expenses will be applied (i) first to repay the principal balance of the 181 Fremont Street Whole Loan and (ii) second to the payment of Accrued Interest. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Note A-3, which will be contributed to the BANK 2018-BNK13 Trust, had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and represents a non-controlling interest in the 181 Fremont Street Whole Loan. The controlling Note A-1 and the non-controlling Note A-4 had an aggregate original principal balance of $80,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000, and were contributed to the Benchmark 2018-B4 Trust. The non-controlling Note A-2 had an original principal balance of $58,000,000, has an outstanding principal balance as of the Cut-off Date of $58,000,000 and was contributed to the BANK 2018-BNK12 Trust. The non-controlling Note A-6-1 had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and was contributed to the WFCM 2018-C44 Trust. The non-controlling Note A-6-2 had an original principal balance of $20,000,000, has an outstanding principal balance as of the Cut-off Date of $20,000,000 and was contributed to the WFCM 2018-C45 Trust. The non-controlling Note A-5 had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by DBNY and is expected to be contributed to one or more future securitizations. The mortgage loans evidenced by Notes A-1, A-2, A-4, A-5, A-6-1, and A-6-2 are collectively referred to herein as the “181 Fremont Street Companion Loans”. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$50,000,000	BMARK 2018-B4	Yes
A-2	$58,000,000	BANK 2018-BNK12	No
A-3	$22,000,000	BANK 2018-BNK13	No
A-4	$30,000,000	BMARK 2018-B4	No
A-5	$40,000,000	Deutsche Bank AG, New York Branch	No
A-6-1	$30,000,000	WFCM 2018-C44	No
A-6-2	$20,000,000	WFCM 2018-C45	No
Total	$250,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) March 29, 2021, on any date before October 6, 2027, the borrower has the right to defease the 181 Fremont Street Whole Loan in whole, but not in part. On April 6, 2020 and on any business day thereafter, the borrower has the right to prepay the 181 Fremont Street Whole Loan in whole, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The 181 Fremont Street Whole Loan is prepayable without penalty on or after October 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$250,000,000	52.6%	Loan payoff	$362,943,921	76.3%
Mezzanine loans	225,000,000	47.3	Reserves	111,096,358	23.4
Borrower sponsors’ new cash contribution	695,692	0.1	Closing costs	1,655,413	0.3

Total Sources	$475,695,692	100.0%	Total Uses	$475,695,692	100.0%

The Property. The 181 Fremont Street Property comprises the office condominium portion of a 57-story Class A, LEED Platinum tower constructed in 2018 and located in downtown San Francisco, California (see “Condominium” section below). The 181 Fremont Street tower consists of 654,698 square feet of total gross building area, with 436,332 square feet allocated to office space on the first 38 stories (collateral for the 181 Fremont Street Whole Loan) and 120,457 square feet of space allocated to 67 luxury market rate residential units on floors 39 to 57 (non-collateral). The 181 Fremont Street tower is over 800 feet tall and offers unobstructed views of the San Francisco Bay and the waterfront. As of August 1, 2018, the 181 Fremont Street Property was 100.0% leased to Facebook, Inc. (“Facebook”) on a triple-net basis through February 2031, with two, five-year extension options and no early termination options.

The 181 Fremont Street Property is located in the South Financial District, three blocks from the San Francisco Bay and within two blocks of Market Street. According to the appraisal, the San Francisco Financial District is the most concentrated employment center

A-3-129

181 FREMONT STREET

in northern California with an employment base that supports a wide variety of commercial use. The 181 Fremont Street Property offers direct access to the new Transbay Transit Center and its elevated 5.4 acre park via a 7th floor skybridge. The new public transportation hub is expected to connect eight Bay Area counties through 11 transit systems, expected to open by 2019. The first phase of the project includes the five-story structure, active bus terminal, elevated park and over 100,000 square feet of retail space including dining, shopping and entertainment.

As of the origination date, Facebook has taken possession of the 181 Fremont Street Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Facebook lease were deposited into escrow by the borrower on the origination date (See “Escrows” section). According to the borrower sponsor, Facebook is expected to occupy the 181 Fremont Street Property in three phases with floors five through 13 being occupied in February 2019, floors 14 through 25 being occupied in March 2020 and floors 26 through 38 being occupied in March 2021. Floors two and three are partially open to the first floor and also consist of residential storage and security offices. The fourth floor features bicycle storage, showers, storage and laundry areas.

Facebook is a technology company whose platforms allow users to communicate with family, friends and coworkers. Facebook currently shuttles thousands of employees to its Silicon Valley headquarters and is now adding a San Francisco footprint, as other technology companies have done, including Google and Apple. The 181 Fremont Street Property will be Facebook’s first outpost in San Francisco, housing between 2,000 and 3,000 employees by 2021 to support its growth. One of Facebook’s fast-growing divisions, Instagram, will be one of the groups to move a team into the 181 Fremont Street Property. Daily and monthly active users across Facebook’s platforms were up approximately 14.0% in 2017 year-over-year. As of December 2017, there were 2.1 billion active users on Facebook each month, as of January 2018 there were 1.5 billion active users on WhatsApp (owned by Facebook) each month, and as of September 2017 there were 800 million active users on Instagram each month. Facebook reported 2017 revenue of approximately $40.7 billion, up approximately 47.1% over 2016, which is primarily attributable to approximately $39.9 billion of advertising revenue. Additionally, Facebook reported net income of approximately $15.9 billion in 2017, up approximately 56.0% from 2016.

The following table presents certain information relating to the tenancy at the 181 Fremont Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)(2)	Annual U/W Base Rent(1)(2)	% of Total Annual U/W Base Rent(1)(2)	Lease Expiration Date

Major Tenant
Facebook, Inc.	NR/NR/NR	436,332	100.0%	$72.22	$31,511,897	100.0%	2/28/2031(3)
Total Major Tenant		436,332	100.0%	$72.22	$31,511,897	100.0%

Vacant Space		0	0.0%

Collateral Total		436,332	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include $4,546,579 of straight-line rent through the maturity date of the Facebook lease.

(2)	Facebook has rent abatements through 2021, all of which were deposited into escrow on the origination date.

(3)	Facebook has two, five-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the 181 Fremont Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulativ Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	436,332	100.0%	436,332	100.0%	$31,511,897	100.0%	$72.22
Vacant	0	0	0.0%	436,332	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	436,332	100.0%			$31,511,897	100.0%	$72.22

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent, % of Annual U/W Base Rent and Annual U/W Base Rent PSF include $4,546,579 of straight-line rent through the maturity date of the Facebook lease.

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181 FREMONT STREET

The following table presents historical occupancy percentages at the 181 Fremont Street Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	8/1/2018(2)
NAP	NAP	NAP	NAP	100.0%

(1)	Historical Occupancy prior to 8/1/2018 is not applicable as the 181 Fremont Street Property was built in 2018.

(2)	Information obtained from the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 181 Fremont Street Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$31,511,897	72.2%	$72.22
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	13,502,591	30.9	30.95
Less Vacancy & Credit Loss(3)	(1,350,435)	(3.1)	(3.09)
Effective Gross Income	$43,664,053	100.0%	$100.07

Total Operating Expenses	$14,094,390	32.3%	$32.30

Net Operating Income	$29,569,663	67.7%	$67.77
TI/LC	0	0.0	0.00
Capital Expenditures	87,266	0.2	0.20
Net Cash Flow	$29,482,397	67.5%	$67.57

NOI DSCR(4)	3.15x
NCF DSCR(4)	3.14x
NOI DY(4)	11.8%
NCF DY(4)	11.8%
(1)	Historical Cash Flows are not available as the 181 Fremont Street Property was built in 2018.

(2)	U/W Base Rent includes $4,546,579 of straight-line rent through the maturity date of the Facebook lease.

(3)	The underwritten economic vacancy is 3.0%. The 181 Fremont Street Property was 100.0% leased as of August 1, 2018.

(4)	Debt service coverage ratios and debt yields are based on the 181 Fremont Street Whole Loan.

Appraisal. The appraiser concluded to an appraised value of $632,000,000 with a valuation date of March 1, 2021 which assumes the 181 Fremont Street Property is complete and/or achieves stabilization. Facebook is expected to be in full occupancy of their leased space by March 2021. As of the appraisal valuation date of February 28, 2018 the 181 Fremont Street Property had an “as-is” appraised value of $461,000,000 and is inclusive of deductions for free rent, tenant improvement and leasing commission (“TI/LC”) obligations. The borrower deposited upfront reserves totaling $111,096,358 for such contractual TI/LC obligations and free rent (see “Escrows” section). The appraiser also concluded to a “hypothetical go dark” appraised value of $522,000,000, equating to a Cut-off Date LTV Ratio and LTV Ratio at ARD of 47.9%.

Environmental Matters. According to a Phase I environmental site assessment dated March 7, 2018, there was no evidence of any recognized environmental conditions at the 181 Fremont Street Property.

Market Overview and Competition. The 181 Fremont Street Property is located in the South Financial District of downtown San Francisco, California, three blocks from the San Francisco Bay and within two blocks of Market Street. According to the appraisal, the area immediately surrounding the 181 Fremont Street Property is approximately 98% built up, predominantly consisting of mid- and high-rise office and residential buildings, with few redevelopment sites available for re-use. Immediately north of the 181 Fremont Street Property is the Transbay Terminal, which is currently under construction and expected to open by 2019. Once complete, the Transbay Terminal is expected to be the bus and rail transportation hub of the Bay Area and has been proposed to be the termination point for the high-speed rail system planned between San Francisco and Los Angeles.

According to the appraisal, the 181 Fremont Street Property is located within the South Financial District office submarket. The South Financial District office submarket had fourth quarter 2017 inventory of approximately 15,384,000 square feet with a 7.6% vacancy rate and average asking rents of $72.94 PSF, as compared to the broader San Francisco office market which had a 9.8% vacancy rate and average asking rents of $56.66 PSF for the same period. The estimated 2017 population within a 1.0-, 3.0- and 5.0-mile radius around the 181 Fremont Street Property was 66,410, 369,991 and 636,799, respectively, reflective of a population compound growth rate from 2010 to 2017 of 1.6%, 1.5% and 1.3%, respectively. The estimated 2017 median household income within the same radii was $59,179, $78,089 and $82,936, respectively.

A-3-131

181 FREMONT STREET

The following table presents certain information relating to comparable leases to the 181 Fremont Street Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Salesforce Tower San Francisco, CA	2018	61	1,400,000	Accenture	March 2017 / 61 Months	100,630	$52.00	Net

Two Rincon San Francisco, CA	1989	6	326,001	Google	March 2017 / 132 Months	166,460	$52.00	Net

Foundry Square IV San Francisco, CA	2003	10	247,238	Slack	January 2017 / 120 Months	228,998	$56.50	Net

Charles Schwab Plaza San Francisco, CA	1973	17	417,266	Charles Schwab	December 2016 / 120 Months	359,000	$50.00	Net

First Market Tower San Francisco, CA	1973	39	1,034,329	Merrill Lynch	December 2016 / 72 Months	121,000	$40.00	Net

350 Bush San Francisco, CA	2018	19	386,907	Twitch	November 2017 / 120 Months	178,000	$62.00	Net

350 Bush San Francisco, CA	2018	19	386,907	Confidential	May 2018 / 136 Months	145,217	$67.00	Net

350 Bush San Francisco, CA	2018	19	386,907	Confidential	October 2018 / 128 Months	52,880	$69.00	Net

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the 181 Fremont Street Whole Loan is 181 Fremont Office LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 181 Fremont Street Whole Loan. Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain nonrecourse carveouts under the 181 Fremont Street Whole Loan (the “181 Fremont Street Guarantor”). The 181 Fremont Street Guarantor is wholly owned by the Jay Paul Revocable Living Trust, of which Jay Paul is trustee and grantor. The 181 Fremont Street Guarantor will be required to maintain a minimum net worth, excluding its interest in the 181 Fremont Street Property, of $475,000,000 and liquidity of at least $15,000,000.

The Borrower Sponsor. The borrower sponsor is Joseph K. Paul, the founder of the Jay Paul Company, a privately held, opportunity-driven real estate firm based in San Francisco, California. Founded in 1975, the Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million square feet of institutional quality space with an additional 6.0 million square feet of space in their development pipeline. The Jay Paul Company has built projects for Google, Apple, Amazon, Motorola, Microsoft, Northrop Grumman, HP, Ariba, Synopsys, Rambus, Nokia and Dreamworks, among others.

Escrows. The 181 Fremont Street Whole Loan documents provide for upfront reserves in the amount of $68,379,092 for outstanding rent concessions due under the Facebook lease and $42,717,266 for outstanding tenant improvements and leasing commissions relating to the Facebook space.

The 181 Fremont Street Whole Loan documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $509,418). The 181 Fremont Street Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the borrower provides the lender with evidence that the 181 Fremont Street Property is insured via an acceptable blanket insurance policy or insured under the condominium association policy, and in either case, such policy is in full force and effect. During the continuance of a Trigger Period (as defined below), the 181 Fremont Street Whole Loan documents require monthly reserve deposits for capital expenditures equal to $7,272 and the monthly amount due for common charges due to the condominium association.

Lockbox and Cash Management. The 181 Fremont Street Whole Loan is structured with a hard lockbox and an upfront cash management. The borrower was required at origination to deliver letters to all tenants at the 181 Fremont Street Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, debt service on the 181 Fremont Street Mezzanine Loans (as defined below) and, during a Lease Sweep Period (as defined below), to the payment of an amount equal to $636,318 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the debt service reserve account until the aggregate funds transferred to the Lease Sweep Reserve Account and the debt service reserve account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 181 Fremont Street Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the 181 Fremont Street Whole Loan.

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181 FREMONT STREET

A “Trigger Period” will commence upon the earlier of the following:

(i)	the ARD;

(ii)	an event of default under the 181 Fremont Street Whole Loan;

(iii)	as of the last day of any calendar quarter during the term of the 181 Fremont Street Whole Loan (a) the 181 Fremont Street Property not being fully leased to either Facebook or an investment grade tenant pursuant to a lease that is substantially on the same or better terms as the Facebook lease and (b) the debt service coverage ratio falling below 2.84x based on the 181 Fremont Street Whole Loan or 1.25x based on the 181 Fremont Street Total Debt (a “Low Debt Service Period”);

(iv)	the commencement of a Lease Sweep Period; or

(v)	an event of default under the 181 Fremont Street Mezzanine Loans.

A Trigger Period will end:

(a)	with regard to clause (i) above, upon the 181 Fremont Street Whole Loan being repaid in full,

(b)	with regard to clause (ii) and (v) above, upon the cure of such event of default;

(c)	with regard to clause (iii) above, upon the date that the debt service coverage ratio is at least 2.84x based on the 181 Fremont Street Whole Loan and 1.25x based on the 181 Fremont Street Total Debt for two consecutive calendar quarters; and

(d)	with regard to clause (iv) above, upon the ending of such Lease Sweep Period.

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Trigger”):

(i)	the date on which, with respect to any Lease Sweep Lease (as defined below), (a) a Lease Sweep Tenant Party (as defined below) cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (b) a Lease Sweep Tenant Party delivers to the borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (i) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions, as specified in the 181 Fremont Street Whole Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(ii)	the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable square foot basis (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (a) is Facebook, (b) is an Investment Grade Entity or (c) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party will not be deemed to have “gone dark” for purposes of this clause (ii) and no Lease Sweep Period will commence pursuant to this clause (ii);

(iii)	an event of default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(iv)	a Lease Sweep Tenant Party being subject to an insolvency proceeding; or

(v)	the date on which Facebook becomes rated by at least two of Fitch, Moody’s and S&P and thereafter is no longer rated as an Investment Grade Entity (a “Facebook Downgrade Event”).

A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (iv) above) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to the applicable Lease Sweep and Debt Service Reserve Cap (as defined below).

A Lease Sweep Period will end on the earliest of the applicable of the following to occur:

(a)	with regard to clauses (i) above, the date on which, with respect to each applicable Lease Sweep Space, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the 181 Fremont Street Whole Loan documents, are satisfied;

(b)	with regard to clauses (ii) and (v) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the 181 Fremont Street Whole Loan documents, are satisfied or (2) for a Dark Period Event or a Facebook Downgrade Event, Facebook is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease;

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181 FREMONT STREET

(c)	with regard to clause (iii) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(d)	with regard to clause (iv) above, the Lease Sweep Tenant Party insolvency proceeding having terminated and the applicable Lease Sweep Lease having been affirmed, assumed or assigned in a manner satisfactory to the lender; and

(e)	with regard to clauses (i), (ii), (iii), and (v) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the debt service reserve account equals the applicable Lease Sweep and Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Trigger, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period will be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clauses (iii) and/or (v) above, $15,271,620 ($35.00 per square foot) or (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) and/or (ii) above, $35.00 per square foot of the Dark Space or Terminated Space.

The “Lease Sweep and Debt Service Reserve Cap” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (iii) above, $15,271,620 ($35.00 per square foot), (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) above, $35.00 per square foot of the Terminated Space, (c) with respect to a Lease Sweep Period continuing pursuant to clause (ii) above, whether or not a Lease Sweep Period pursuant to clauses (i) and/or (iii) above is concurrently continuing, $50.00 per square foot of Dark Space or (d) with respect to clause (v) above, whether or not a Lease Sweep Period pursuant to clauses (i), (ii) and/or (iii) above is concurrently continuing, $21,816,600 ($50.00 per square foot).

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Lease” is the Facebook lease or any replacement lease or leases which cover at least 75.0% of the rentable square feet demised under the Facebook lease (the “Requisite Lease Sweep Space”).

A “Lease Sweep Tenant Party” means any tenant under a Lease Sweep Lease or its direct or indirect parent company.

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 20,000 square feet of space (or, if a full floor of space is less than 20,000 square feet, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

Property Management. The 181 Fremont Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at any time following the securitization of the 181 Fremont Street Whole Loan and prior to the ARD, the right to transfer the 181 Fremont Street Property (no more than twice through the term of the 181 Fremont Street Whole Loan), provided that certain conditions are satisfied, including: (i) no event of default under the 181 Fremont Street Whole Loan documents or mezzanine loan documents has occurred and is continuing, (ii) the borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the 181 Fremont Street Whole Loan documents and (iv) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the Series BANK 2018-BNK13 certificates and similar confirmations from each rating agency rating any securities backed by any of the 181 Fremont Street Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays and DBNY funded $225,000,000 of mezzanine debt (the “181 Fremont Street Mezzanine Loans”). The 181 Fremont Street Mezzanine Loans consist of a $175,000,000 senior mezzanine loan and a $50,000,000 junior mezzanine loan. The senior mezzanine loan has a 4.8800% coupon and the junior mezzanine loan has a 6.5000% coupon. The 181 Fremont Street Mezzanine Loans are interest-only for the full term of the loans and are coterminous with the 181 Fremont Street Whole Loan. Including the 181 Fremont Street Mezzanine Loans, the cumulative cut-off date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 75.2%, 1.38x and 6.2%, respectively. The mortgage lenders and the mezzanine lenders have entered into an intercreditor agreement. The 181 Fremont Street Mezzanine Loans have been or are expected to be sold to institutional investors. The rights of the lender of the 181 Fremont Street Mezzanine Loans are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

Ground Lease. None.

Condominium. The 181 Fremont Street Property is subject to a condominium regime. The 181 Fremont Street Property consists of a two-parcel condominium; with the commercial parcel owned by the borrower as collateral for the 181 Fremont Street Whole Loan. The commercial parcel consists of the five basement levels, floors 1 through 38, the bridge connecting 181 Fremont to the Transbay Terminal Rooftop Park and the roof of the 181 Fremont Street tower. The residential parcel, inclusive of the 67 luxury market rate residential units on floors 39 to 57, is not owned by the borrower and is not collateral for the 181 Fremont Street Whole Loan. The owner of the commercial parcel will have 140 votes out of 200 votes in the condominium association and the owner of the residential parcel will have 60 votes out of the 200 votes in the condominium association. See “Description of the Mortgage Pool — Mortgage Pool Characteristics — Condominium and Other Shared Interests” in the Prospectus.

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181 FREMONT STREET

Terrorism Insurance. The 181 Fremont Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 181 Fremont Street Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

Earthquake Insurance. The loan documents require earthquake insurance. The property is located in Seismic Zone 4. The seismic report indicated scenario expected loss for the property is 12%.

A-3-135

No. 15 – Shoppes at Chino Hills

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$22,000,000			Specific Property Type:	Lifestyle Center
Cut-off Date Balance(1):	$22,000,000			Location:	Chino Hills, CA
% of Initial Pool Balance:	2.33%			Size:	378,676 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$290.49
Borrower:	Chino Dunhill LLC			Year Built/Renovated:	2008/NAP
Borrower Sponsors(2):	Dunhill Partners, Inc.			Title Vesting:	Fee
Mortgage Rate:	5.1750%			Property Manager:	DPM Pacific, Inc.
Note Date:	May 9, 2018			4th Most Recent Occupancy (As of):	94.0% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(As of):	92.5% (12/31/2015)
Maturity Date:	June 1, 2028			2nd Most Recent Occupancy(As of):	94.5% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy(As of):	92.5% (12/31/2017)
Loan Term (Original):	120 months			Current Occupancy (As of):	94.6% (4/1/2018)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	NAV
Call Protection(3):	L(26),D(89),O(5)			3rd Most Recent NOI (As of) (6):	$7,456,373 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$7,677,471 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$8,220,704 (12/31/2017)
Additional Debt Type(1):	Pari Passu

Escrows and Reserves:				U/W Revenues:	$13,847,197
				U/W Expenses:	$4,492,149
Type:	Initial	Monthly	Cap (If Any)	U/W NOI:	$9,355,048
Taxes	$458,924	$152,975	NAP	U/W NCF:	$8,943,800
Insurance(4)	$0	Springing	NAP	U/W NOI DSCR(1):	1.62x
Replacement Reserve	$0	$5,840	NAP	U/W NCF DSCR(1):	1.55x
Deferred Maintenance	$11,250	$0	NAP	U/W NOI Debt Yield(1):	8.5%
TI/LC Reserve(5)	$2,000,000	$31,557	$2,000,000	U/W NCF Debt Yield(1):	8.1%
Outstanding TI/LC Reserve	$1,139,828	$0	NAP	As-Is Appraised Value:	$176,000,000
Rent Concession Reserve	$234,643	$0	NAP	As-Is Appraisal Valuation Date:	April 14, 2018
				Cut-off Date LTV Ratio(1):	62.5%
				LTV Ratio at Maturity or ARD(1):	62.5%

(1)	The Shoppes at Chino Hills Mortgage Loan (as defined below) is part of the Shoppes at Chino Hills Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate principal balance of $110,000,000. The Cut-off Date Balance PSF, U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Shoppes at Chino Hills Whole Loan.

(2)	The non-recourse carveout guarantor is William L. Hutchinson, the president and founder of Dunhill Partners, Inc. Mr. Hutchinson indirectly owns approximately 2.1% of the borrower.

(3)	Defeasance of the Shoppes at Chino Hills Whole Loan is permitted at any time after the earlier of (i) January 1, 2022, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Shoppes at Chino Hills Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in August 2018.

(4)	Ongoing monthly escrows for insurance premiums are not required as long as (i) there is no event of default under the Shoppes at Chino Hills Mortgage Loan documents; (ii) insurance requirements are being satisfied by a blanket policy reasonably approved by the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

(5)	Ongoing monthly TI/LC reserves are not required so long as the TI/LC reserve balance is above $2,000,000 (inclusive of the initial deposit). Upon the TI/LC reserve balance falling below $2,000,000, the borrower must make a monthly deposit into the TI/LC account of $31,557.

(6)	Financial information for 2015 is not available due to the sponsor’s midyear acquisition of the Shoppes at Chino Hills Property (as defined below).

The mortgage loan (the “Shoppes at Chino Hills Mortgage Loan”) is part of a whole loan (the “Shoppes at Chino Hills Whole Loan”) evidenced by four pari passu promissory notes (Note A-1, Note A-2, Note A-3 and Note A-4) secured by a first mortgage encumbering the borrower’s fee interest in a 378,676 square foot lifestyle center located in Chino Hills, California (the “Shoppes at Chino Hills Property”). The Shoppes at Chino Hills Whole Loan was originated on May 9, 2018 by Morgan Stanley Bank, N.A. The Shoppes at Chino Hills Whole Loan had an original principal balance of $110,000,000, has an outstanding balance as of the Cut-off Date of $110,000,000 and accrues interest at an interest rate of 5.1750% per annum. The Shoppes at Chino Hills Whole Loan had an initial term of term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through maturity. The Shoppes at Chino Hills Whole Loan matures on June 1, 2028.

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SHOPPES AT CHINO HILLS

Note A-2, which will be contributed to the BANK 2018-BNK13 securitization trust, has an original principal balance of $22,000,000, has an outstanding principal balance of $22,000,000 as of the Cut-off Date and represents the non-controlling interest in the Shoppes at Chino Hills Whole Loan. The controlling Note A-1, which had an original principal balance of $40,000,000, was contributed to the MSC 2018-H3 securitization trust. The non-controlling Notes A-3 and A-4 are currently being held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitizations.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	MSC 2018-H3	Yes
A-2	$22,000,000	BANK 2018-BNK13	No
A-3	$35,000,000	Morgan Stanley Bank, N.A.	No
A-4	$13,000,000	Morgan Stanley Bank, N.A.	No
Total	$110,000,000

Sources and Uses

Sources			Uses
Original whole loan amount	$110,000,000	99.6%	Loan Payoff	$105,263,000	95.3%
Borrower Equity	476,809	0.4	Reserves	3,844,645	3.5
			Closing Costs	1,369,163	1.2

Total Sources	$110,476,809	100.0%	Total Uses	$110,476,809	100.0%

The Shoppes at Chino Hills Property is a 378,676 SF outdoor lifestyle center comprised of 13 buildings with a second floor office component located in Chino Hills, California. Built in 2008, the Shoppes at Chino Hills Property sits on 25.7 acres and is comprised of 315,519 SF of retail space (93.5% occupied by 75 tenants as of April 1, 2018) and 63,157 SF of second floor office space (100.0% occupied by 10 tenants as of April 1, 2018). The Shoppes at Chino Hills Property contains a total of 1,820 parking spaces (4.81 spaces per 1,000 SF of NRA).

The Shoppes at Chino Hills Property has averaged an occupancy of 92.5% between 2011 and 2017, with the majority of the tenants being national retail and restaurant tenants, including Trader Joe’s, H&M, Barnes & Noble, Forever 21, Old Navy, Victoria’s Secret, Banana Republic, Yard House, P.F. Chang’s, California Pizza Kitchen and Chipotle. 33 tenants (57.3% of NRA) have been tenants since the Shoppes at Chino Hills Property opened in 2008 and 20 tenants (30.2% of NRA) have recently exercised renewal options, averaging a 2.3% increase in rent per extension. Of the Shoppes at Chino Hills Property’s 55 retail tenants that report most recent sales, with “as-of” dates ranging between April 30, 2017 and February 28, 2018, 19 (17.9% of NRA and 27.1% of underwritten base rent) had sales of at least $500 PSF. The Shoppes at Chino Hills Property’s tenants that reported sales reported $81.6 million ($373 PSF), $89.1 million ($390 PSF) and $90.7 million ($372 PSF) in sales for 2015, 2016 and most recent trailing 12 months with “as-of” dates ranging between April 30, 2017 and February 28, 2018, respectively.

The Shoppes at Chino Hills Property is located on the southeast corner of Grand Avenue and Peyton Drive, directly off of California State Highway 71, providing access from Los Angeles, Orange, Riverside, and San Bernardino counties. The city of Chino Hills is a master-planned community that includes a total land area of 26,799 acres. According to the appraisal, one of the primary goals of the city is to maintain a large supply of open space with 48.7% of the land designated for open space. 464 acres are designated for general commercial land and 81 are designated for business parks. Additionally, the Shoppes at Chino Hills Property is part of an approximately 100 acre, specifically planned development that includes a police station, city hall, civic center and community park.

The Shoppes at Chino Hills Property is located in the Inland Empire retail market and West End retail submarket. According to the appraisal, as of the fourth quarter of 2017, the overall retail vacancy rate for the Inland Empire retail market was approximately 8.0%, while the market rental rate was approximately $25.20 PSF. As of the fourth quarter of 2017, the Inland Empire retail market had approximately 421,725 SF of retail space under construction, representing approximately 0.4% of total SF in the Inland Empire retail market. According to the appraisal, as of the fourth quarter of 2017, the overall retail vacancy rate for the West End retail submarket was approximately 7.7%, while the market rental rate was approximately $27.48 PSF. As of the fourth quarter of 2017, the West End retail submarket had approximately 234,135 SF of retail space under construction, representing approximately 0.8% of total SF in the West End retail submarket.

The estimated 2017 population within a three-, five- and ten-mile radius of the Shoppes at Chino Hills Property was 112,768, 323,758 and 1,075,081, respectively, according to the appraisal. The estimated 2017 average household income within a one-, five- and ten-mile radius of the Shoppes at Chino Hills Property was $103,827, $95,643 and $101,707, respectively.

A-3-137

SHOPPES AT CHINO HILLS

The following table presents certain information relating to the tenancy at Shoppes at Chino Hills Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	2/28/2018 TTM Sales(5)			Lease Expiration Date
							$	PSF	Occ Cost(6)

Major Retail Tenants
Barnes & Noble	NR/NR/NR	28,129	7.4%	$18.24	$513,128	4.6%	$4,711,391	$167	10.9%	6/30/2023
Forever 21(7)	NR/NR/NR	21,169	5.6%	$14.82	$313,752	2.8%	$4,183,364	$198	7.5%	12/31/2023
Old Navy	BB+/Baa2/BB+	14,534	3.8%	$16.22	$235,676	2.1%	$5,386,786	$371	7.7%	9/25/2021
Trader Joe’s(8)	NR/NR/NR	12,538	3.3%	$24.20	$303,420	2.7%	NAV	NAV	NAV	7/31/2022
H&M(9)	NR/NR/NR	10,501	2.8%	$19.94	$209,412	1.9%	$2,326,797	$222	9.0%	1/31/2019
Subtotal/Wtd. Avg.		86,871	22.9%	$18.13	$1,575,388	14.3%	$16,608,339	$223	8.7%
Other Retail Tenants		208,107	55.0%	$37.39	$7,782,072	70.5%	$74,084,780	$437	10.4%
Vacant Retail Space		20,541	5.4%	$0.00	$0	0.0%
Retail Subtotal/Wtd. Avg.		315,519	83.3%	$31.72	$9,357,460	84.8%	$90,693,119	$372	10.1%

Major Office Tenants
Jacuzzi Brands	NR/NR/NR	32,458	8.6%	$25.14	$815,994	7.4%				10/31/2019
People’s Care Inc.	NR/NR/NR	8,656	2.3%	$26.74	$231,486	2.1%				2/28/2021
Apollo Insurance Services	NR/NR/NR	6,984	1.8%	$27.24	$190,244	1.7%				6/30/2022
Subtotal/Wtd. Avg.		48,098	12.7%	$25.73	$1,237,724	11.2%
Other Office Tenants		15,059	4.0%	$29.42	$442,997	4.0%
Vacant Office Space		0	0.0%	$0.00	$0	0.0%
Office Subtotal/Wtd. Avg.		63,157	16.7%	$26.61	$1,680,721	15.2%

Total/Wtd. Avg.		378,676	100.0%	$30.82	$11,038,181	100.0%
(1)	Information is based on the underwritten rent roll as of April 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

(4)	Annual U/W Base Rent includes contractual rent steps equal to $305,435 through May 1, 2019, $368,998 of overage rent and $1,015,596 of percent in lieu.

(5)	Reflects most recently reported sales on a trailing twelve month basis as of February 28, 2018. Most recently reported sales date varies by tenant and ranges from April 30, 2017 to February 28, 2018.

(6)	Occ. Cost % is based on the underwritten rent as of the April 1, 2018 rent roll, underwritten reimbursements, overage rent and Percent in Lieu divided by most recently reported sales.

(7)	Forever 21 pays 7.5% of gross sales in lieu of base rent. Forever 21 Annual U/W Base rent is based on most recently reported annual sales.

(8)	Trader Joe’s is not required to report sales.

(9)	H&M pays 9.0% of gross sales in lieu of base rent. H&M Annual U/W Base rent is based on most recently reported annual sales.

A-3-138

SHOPPES AT CHINO HILLS

The following table presents certain information relating to the lease rollover schedule at Shoppes at Chino Hills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,634	0.4%	1,634	0.4%	$36,694	0.3%	$22.46
2018	3	5,101	1.3%	6,735	1.8%	$136,086	1.2%	$26.68
2019	8	69,117	18.3%	75,852	20.0%	$1,683,159	15.2%	$24.35
2020	10	22,180	5.9%	98,032	25.9%	$669,016	6.1%	$30.16
2021	15	52,191	13.8%	150,223	39.7%	$1,356,740	12.3%	$26.00
2022	12	36,416	9.6%	186,639	49.3%	$1,081,322	9.8%	$29.69
2023	25	122,257	32.3%	308,896	81.6%	$4,066,176	36.8%	$33.26
2024	2	7,822	2.1%	316,718	83.6%	$245,632	2.2%	$31.40
2025	2	3,975	1.0%	320,693	84.7%	$114,807	1.0%	$28.88
2026	1	1,064	0.3%	321,757	85.0%	$44,688	0.4%	$42.00
2027	1	5,500	1.5%	327,257	86.4%	$156,877	1.4%	$28.52
2028	3	16,478	4.4%	343,735	90.8%	$667,596	6.0%	$40.51
Thereafter	3	14,400	3.8%	358,135	94.6%	$779,388	7.1%	$54.12
Vacant	0	20,541	5.4%	378,676	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	86	378,676	100.0%			$11,038,181	100.0%	$30.82

(1)	Information is based on the underwritten rent roll as of April 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual U/W Base Rent PSF Rolling excludes vacant space.

The following table presents historical sales at Shoppes at Chino Hills Property:

Historical Sales Summary(1)

	2015 Sales		2016 Sales		2/28/2018 TTM Sales(2)
Tenant	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)
Total/Wtd. Avg.	$81,571,472	$373	$89,058,949	$390	$90,693,119	$372

(1)	Information is based on the underwritten rent roll as of April 1, 2018.

(2)	Reflects most recently reported sales on a trailing twelve-months basis as of February 28, 2018. Most recently reported sales date varies by tenant and ranges from April 30, 2017 to February 28, 2018.

A-3-139

SHOPPES AT CHINO HILLS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at Shoppes at Chino Hills Property:

Cash Flow Analysis(1)

	2014	2016	2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$8,284,022	$8,870,750	$9,101,930	$9,653,586	69.7%	$25.49
Total Recoveries	1,605,058	2,390,775	2,486,019	2,514,277	18.2	6.64
Percentage Rent(3)	977,916	967,021	884,265	1,384,595	10.0	3.66
Other Income(4)	262,121	335,741	296,166	294,740	2.1	0.78
Free Rent	(9,113)	(1,727)	(7,045)	0	0.0	0.00
Effective Gross Income	$11,120,004	$12,562,560	$12,761,335	$13,847,197	100.0%	$36.57

Total Operating Expenses	$3,663,631	$4,885,089	$4,540,632	$4,492,149	32.4%	$11.86

Net Operating Income	$7,456,373	$7,677,471	$8,220,704	$9,355,048	67.6%	$24.70
Capital Expenditures	0	0	0	63,117	0.5	0.17
TI/LC	0	0	0	348,131	2.5	0.92
Net Cash Flow	$7,456,373	$7,677,471	$8,220,704	$8,943,800	64.6%	$23.62

NOI DSCR(5)	1.29x	1.33x	1.42x	1.62x
NCF DSCR(5)	1.29x	1.33x	1.42x	1.55x
NOI DY(5)	6.8%	7.0%	7.5%	8.5%
NCF DY(5)	6.8%	7.0%	7.5%	8.1%
(1)	Financial information for 2015 is not available due to the sponsor’s mid-year acquisition of the Shoppes at Chino Hills Property.

(2)	U/W Base Rent is based on the rent roll dated April 1, 2018 and includes rent steps through May 1, 2019 totaling $305,435. The increase in UW Base Rent over 2017 is attributable to rent steps, new lease signings and 20 tenants (30.2% of the NRA) recently exercising renewal options for an average of a 2.3% increase in rent per extension.

(3)	U/W Percentage Rent is comprised of $368,998 of Overage Rent and $1,015,596 of Percent in Lieu.

(4)	Other Income is comprised of parking, storage, signage, marketing, and lease buyout revenue.

(5)	The debt service coverage ratios and debt yields are based on the Shoppes at Chino Hills Whole Loan.

The following table presents certain information relating to comparable properties to Shoppes at Chino Hills Property:

Comparable Leases(1)

Property Name City, State	Year Built	Size (SF)	Total Occupancy	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Reimbursements
Chino Spectrum Town Center Chino, CA	2002	740,646	97%	SalonCentric Ichi Poki Salad Bar DSW Shoes	1,708 1,890 17,756	Mar - 17 Apr - 16 Nov - 15	5.0 5.0 10.0	$21.96 $41.40 $14.52	NNN NNN NNN
Crossroads Entertainment Center Chino Hills, CA	2006	90,879	100%	Albertos Mexican Food	2,151	Jan - 16	0.0	$32.64	NNN
Crossroads Marketplace At Chino Hills Chino Hills, CA	1998	663,538	55%	Inline Retail Tenant Inline Retail Tenant Inline Restaurant Tenant Inline Restaurant Tenant	1,500 1,700 1,400 1,500	Jul - 16 Jul - 16 Apr - 16 Jan - 16	5.0 6.7 5.0 5.0	$36.00 $43.56 $40.80 $41.04	NNN NNN NNN NNN
The Commons At Chino Hills Chino Hills, CA	2008	432,000	97%	Wayback Burgers Orange Theory Fitness Tastea Dog Haus	1,456 3,500 1,200 2,250	Jan - 17 Jun - 16 Feb - 16 Aug - 15	10.0 5.5 5.0 5.0	$51.84 $33.00 $30.00 $36.00	NNN NNN NNN NNN
Laband Village Shopping Center Chino Hills, CA	2002	73,352	92%	Whiz Kids Montessori School Hayden Yi Hair Story One	4,240 972 1,233	Jun - 17 Mar - 17 Feb - 17	5.0 5.0 5.0	$26.88 $28.68 $25.44	NNN NNN NNN
Chino Promenade Chino, CA	1991	136,017	81%	Hibachi China Buffet Ice Cream Shop	6,373 1,188	Jun - 16 Apr - 16	5.0 5.0	$23.40 $22.20	NNN NNN

(1)	Source: Appraisal.

A-3-140

BANK 2018-BNK13	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

BofA Merrill Lynch

Leland Bunch	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 296-8567

Brandon Atkins	Tel. (212) 761-4846

A-3-141

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ANNEX A-4

PFIZER BUILDING MORTGAGE LOAN AMORTIZATION SCHEDULE

Payment Date	Principal Balance ($)	Payment Date	Principal Balance ($)
8/8/2018	65,000,000.00	7/8/2023	14,185,636.95
9/8/2018	64,202,047.22	8/8/2023	13,284,982.66
10/8/2018	63,395,237.63	9/8/2023	12,381,547.97
11/8/2018	62,592,330.81	10/8/2023	11,474,091.31
12/8/2018	61,780,712.20	11/8/2023	10,565,066.26
1/8/2019	60,972,821.21	12/8/2023	9,652,182.86
2/8/2019	60,162,436.19	1/8/2024	8,737,533.42
3/8/2019	59,331,575.92	2/8/2024	7,820,060.38
4/8/2019	58,516,124.24	3/8/2024	6,898,197.53
5/8/2019	57,692,327.96	4/8/2024	5,975,046.30
6/8/2019	56,871,815.78	5/8/2024	5,048,450.22
7/8/2019	56,043,107.13	6/8/2024	4,119,588.67
8/8/2019	55,217,503.67	7/8/2024	3,187,449.41
9/8/2019	54,389,351.51	8/8/2024	0.00
10/8/2019	53,553,226.49
11/8/2019	52,719,936.57
12/8/2019	51,878,824.18
1/8/2020	51,040,365.23
2/8/2020	50,199,317.89
3/8/2020	49,345,676.14
4/8/2020	48,499,397.15
5/8/2020	47,645,675.90
6/8/2020	46,794,148.87
7/8/2020	45,935,333.19
8/8/2020	45,078,526.20
9/8/2020	44,219,074.16
10/8/2020	43,352,565.45
11/8/2020	42,487,785.23
12/8/2020	41,616,104.29
1/8/2021	40,745,963.47
2/8/2021	39,873,136.45
3/8/2021	38,985,702.85
4/8/2021	38,107,441.76
5/8/2021	37,222,674.55
6/8/2021	36,338,970.84
7/8/2021	35,448,920.32
8/8/2021	34,559,740.89
9/8/2021	33,667,816.49
10/8/2021	32,769,785.89
11/8/2021	31,872,335.75
12/8/2021	30,968,941.16
1/8/2022	30,065,931.66
2/8/2022	29,160,134.49
3/8/2022	28,242,829.47
4/8/2022	27,385,570.90
5/8/2022	26,522,938.76
6/8/2022	25,660,370.75
7/8/2022	24,792,584.58
8/8/2022	23,924,674.82
9/8/2022	23,054,085.75
10/8/2022	22,178,513.30
11/8/2022	21,302,533.68
12/8/2022	20,421,728.47
1/8/2023	19,540,325.51
2/8/2023	18,656,201.59
3/8/2023	17,763,774.77
4/8/2023	16,874,166.49
5/8/2023	15,980,131.53
6/8/2023	15,085,016.99

A-4-1

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ANNEX A-5

FAIR OAKS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

Payment Date	Principal Balance ($)
8/10/2018	33,644,821.31
9/10/2018	33,611,100.36
10/10/2018	33,572,259.99
11/10/2018	33,538,206.75
12/10/2018	33,499,043.35
1/10/2019	33,464,654.83
2/10/2019	33,430,108.84
3/10/2019	33,380,589.87
4/10/2019	33,345,658.92
5/10/2019	33,305,642.23
6/10/2019	33,270,368.07
7/10/2019	33,230,017.72
8/10/2019	33,194,397.26
9/10/2019	33,158,613.68
10/10/2019	33,117,768.08
11/10/2019	33,081,633.60
12/10/2019	33,040,446.85
1/10/2020	33,003,958.29
2/10/2020	32,967,302.64
3/10/2020	32,920,739.33
4/10/2020	32,883,702.60
5/10/2020	32,841,638.71
6/10/2020	32,804,239.75
7/10/2020	32,761,823.72
8/10/2020	32,724,059.26
9/10/2020	32,686,121.87
10/10/2020	32,643,182.39
11/10/2020	32,604,874.64
12/10/2020	32,561,575.11
1/10/2021	32,522,893.65
2/10/2021	32,484,035.07
3/10/2021	32,430,603.01
4/10/2021	32,391,321.79
5/10/2021	32,347,075.88
6/10/2021	32,307,412.18
7/10/2021	32,262,794.42
8/10/2021	32,222,744.76
9/10/2021	32,182,511.71
10/10/2021	32,137,340.44
11/10/2021	32,096,716.30
12/10/2021	32,051,164.82
1/10/2022	32,010,146.05
2/10/2022	31,968,939.45
3/10/2022	31,913,376.88
4/10/2022	31,871,727.14
5/10/2022	31,825,178.61
6/10/2022	31,783,124.99
7/10/2022	31,736,183.81
8/10/2022	31,693,722.65
9/10/2022	31,651,067.05
10/10/2022	31,603,540.65
11/10/2022	31,560,472.08
12/10/2022	31,512,544.20
1/10/2023	31,469,058.93
2/10/2023	31,425,374.53
3/10/2023	31,367,563.71
4/10/2023	31,323,414.53
5/10/2023	0.00

A-5-1

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

 B-1

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	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Master & Special Servicer	Special Servicer	Operating Advisor / Asset Representations Reviewer
Wells Fargo Commercial Mortgage Securities, Inc. Three Wells Fargo, MAC D1050-084 401 South Tryon Street, 8th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com	Wells Fargo Bank, National Association Three Wells Fargo, MAC D1050-084 401 S. Tryon Street, 8th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com	National Cooperative Bank, N.A. 2011 Crystal Drive Suite 800 Arlington, VA 22202 Contact: Kathleen Luzik Phone Number: (703) 302-1902	Torchlight Loan Services, LLC 475 Fifth Avenue New York, NY 10017 Contact: jbaron@torchlightinvestors.com Phone Number: (212) 488-3653	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A. and	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		National Cooperative Bank, N.A.
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Deferred Interest	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
ARD Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Default Interest and Late Payment Charges	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance	0.00
Net Prepayment Interest Excess	0.00		LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2018-BNK13 Commercial Mortgage Pass-Through Certificates Series 2018-BNK13	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Supplemental Reporting

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT[1]

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2018 (the “Pooling and Servicing Agreement”).

Transaction: BANK 2018-BNK13,

Commercial Mortgage Pass-Through Certificates, Series 2018-BNK13

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: [Torchlight Loan Services, LLC][National Cooperative Bank, N.A.]

Directing Certificateholder: [Torchlight Investors, LLC] or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	[●] non-Specially Serviced Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the Pooling and Servicing Agreement.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

 D-1-1

is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or Prepayment Premium/Yield Maintenance Charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its Affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the

 D-1-2

Mortgage Loan Seller, or its Affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are

 D-1-3

senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.  Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to

 D-1-4

the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject

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to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the “Insurance Rating Requirements” (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (a) the maximum amount available

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under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so,

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authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are

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integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any Prepayment Premium and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, Yield Maintenance Charge or Prepayment Premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction,

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(a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease

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which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage

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Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto)

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and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its

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successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

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38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute (“MAI”), and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related

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Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.
None.	None.	Showcase II	None.
181 Fremont Street

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.
None.	Hyatt Place – Downtown Boise ID	Empire Towers V	None.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS(1)

Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.
None.	Stafford Court Apartments; Maple Terrace Apartments; and Canby Gardens Apartments	None.	None.
Camberwell Apartments; Southwest Villas Jacksonville; and Palatka Oaks Apartments

(1) All of the Mortgage Loans identified under the name of a particular mortgage loan seller have affiliated borrowers.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7 and 8	Broadway Plaza (Loan No. 7)	The tenant Costco, which ground leases its premises, has a right of first refusal to purchase either its leased premises or the entirety of the Mortgaged Property, if the landlord receives a bona fide offer to purchase such leased premises, or the Mortgaged Property, as applicable. The tenant entered into a subordination, non-disturbance and attornment agreement which provided that a foreclosure or deed in lieu of foreclosure would not be deemed to be an offer that gives rise to such right. However, such right would apply to any transfer subsequent to a foreclosure or deed in lieu of foreclosure.
7 and 8	Broadway Plaza (Loan No. 7)	The Mortgage Loan documents permit the parcel currently leased by the United States of America d/b/a Navcare to be master leased (the “Master Lease”) to an affiliate of the Mortgagor (the “Master Tenant”), provided that certain conditions are satisfied, and the lender is required to subordinate the lien of the Mortgage to such Master Lease upon satisfaction of such conditions. In addition, the Master Lease may permit the Master Tenant to procure financing secured by the Master Lease.
7 and 8	Anderson Towne Center (Loan No. 13)	The tenant CVS, which ground leases its premises, has a right of first refusal to purchase its leased premises, if the landlord receives a bona fide offer to purchase all or any portion of the leased premises as an outparcel separate and apart from the adjacent parcel. In addition, the CVS lease is an exception to the title insurance policy, which is not limited to the rights of tenants as tenants only.
12	Plaza Frontenac (Loan No. 8)	With respect to any additional parcels or substitute parcels acquired by the Mortgagor, the Mortgagor is not required to provide an escrow for any repair recommended by the related property condition report unless the cost of such repair is reasonably likely to exceed $6,300,000 with respect to such additional parcel or substitute parcel.
14	Pfizer Building (Loan No. 3)	Approximately 2,680 square feet of the improvements at the Mortgaged Property are subject to a condemnation in connection with the development of the Second Avenue Subway.
18	All MSMCH Mortgage Loans (Loan Nos. 3, 7, 8, 10, 11, 13, 15, 17, 27 and 34)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance

D-2-1

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

18	Pfizer Building (Loan No. 3)

The Mortgage Loan documents provide that, to the extent that the tenant, Pfizer Inc. (“Pfizer”) insures the related Mortgaged Property pursuant to Pfizer’s lease (the “Pfizer Lease”) (including a self-insurance program to the extent permitted under the Pfizer Lease), the mortgage lender is required to accept such insurance provided by Pfizer in place of the property insurance, business interruption insurance, builder’s risk insurance and terrorism insurance (the “Covered Insurance”) otherwise required under the Mortgage Loan documents for so long as (1) no default beyond any applicable notice and cure period has occurred and is continuing under the Pfizer Lease, (2) the Pfizer Lease is in full force and effect and its terms unchanged, (3) Pfizer’s credit rating is not less than (i) “A-” by S&P and (ii) “A3” by Moody’s, to the extent Moody’s actually rates Pfizer and actually rates any securitization of any portion of the Pfizer Building Mortgage Loan, (4) mortgage lender is named as a loss payee and mortgagee under the property insurance policies maintained by Pfizer pursuant to the Pfizer Lease, and (5) the Mortgagor has provided to the mortgage lender satisfactory evidence that Pfizer maintains the insurance required in the Pfizer Lease as is in effect at loan origination. The Pfizer Lease permits self-insurance with respect to the Covered Insurance, except as to commercial property insurance.

The Pfizer Lease requires business interruption insurance with “all risk” coverage in an amount that is not less than the amount equal to the fixed rent, fixed operating expenses and other fixed charges provided for in the Pfizer Lease including the cost of obtaining the insurance by Pfizer, for not less than 24 months.

The Pfizer Lease provides, with respect to all required insurance, that such insurance is not required to be carried if not generally available in the commercial market. Whether insurance is commercially available is to be determined by the Mortgagor and Pfizer jointly. In particular, terrorism insurance is temporarily waived if not obtainable in the market, and business interruption insurance for terrorism is not required.

In addition, pursuant to the Mortgage Loan documents, as long as the Pfizer Lease is in effect, the terms of the Pfizer Lease control with respect to casualty insurance proceeds. The Pfizer Lease requires insurance proceeds to be paid to Pfizer, and does not permit or require the mortgage lender to hold and disburse insurance proceeds.

D-2-2

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
27	Discovery Centre (Loan No. 27)	Tenants representing approximately 25.9% of underwritten annual rent lack certificates of occupancy. Obtaining such certificates is the responsibility of the tenant. Potential penalties include fines to the tenants and/or removal of the tenants. The Mortgagor has covenanted to cause each such tenant to obtain a new, valid certificate of occupancy.
28	Pfizer Building (Loan No. 3)

The Mortgage Loan provide for full recourse for transfers of the Mortgaged Property or controlling equity interests in the Mortgagor. only if such transfers constitute (A) any voluntary transfer or conveyance (i) by Mortgagor of its interest in the Mortgaged Property, certain other collateral, or the Mortgagor’s 99% limited liability company interest (the “Pledged JV Interests”) in 219/235 East LLC (the “JV Entity”), (ii) by the JV Entity of its interest in the Pfizer Lease, the 219 Lease (as defined below) and/or the 235 Lease (as defined below) (collectively, the “JV Estate”), and/or (iii) of any direct and/or indirect controlling interest in the Mortgagor and/or the JV Entity, and/or (B)(i) the granting by Mortgagor of a mortgage or other voluntary lien against Mortgagor’s interest in the Mortgaged Property, certain other collateral, or the Pledged JV Interests and/or (ii) the granting by the JV Entity of a mortgage or other voluntary lien against the JV Entity’s interest in the JV Estate, in each case, in violation of the covenants contained in the Mortgage Loan documents. The “235 Lease” means that certain lease between Mortgagor (as successor in interest to JV Entity), as landlord, and JV Entity, as tenant, affecting the Mortgaged Property, and the “219 Lease” means that certain lease between ARE-NY Region No. 1, LLC (as successor in interest to JV Entity), as landlord, and JV Entity, as tenant, affecting the 219 Building, in each case, as more fully defined in the Mortgage Loan documents. “219 Building” refers to a parcel of real property adjacent to the Mortgaged Property and described on Schedule I to the loan agreement for the Mortgage Loan, together with the improvements thereon. The Mortgage Loan provides for loss recourse for certain other transfers.

The Mortgage Loan documents provide for loss recourse for fraud or intentional material misrepresentation only in connection with (a) that certain application letter between David Werner and the lender dated March 7, 2018 (together with any exhibit and/or questionnaires delivered in connection therewith), (b) the closing process for the Mortgage Loan or (c) any representation, certification, information or statement contained in the Mortgage Loan documents or otherwise delivered to the lender during the term of the Mortgage Loan.

28	Plaza Frontenac (Loan No. 8)	The Mortgage Loan documents do not provide for full recourse for transfers in violation of the Mortgage Loan documents. The Mortgage Loan documents provide for loss recourse for transfers in violation of the Mortgage Loan documents.
28	All MSMCH Mortgage Loans (Loan Nos. 3, 7, 8, 10, 11, 13, 15, 17, 27 and 34)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and

D-2-3

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within six months of the date the lender or other indemnified parties commenced efforts to collect such environmental losses, provided that the lender and other indemnified parties may proceed against the indemnitor earlier if they reasonably determine that a failure to assert a claim against the indemnitor will subject the indemnitee to a possibility of such claim being foregone, whether due to any statute of limitations or otherwise).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

29	Plaza Frontenac (Loan No. 8)	The Mortgage Loan allows the release of a release parcel identified in the loan agreement, on which the Saks Fifth Avenue tenant is currently located, upon prepayment of the related Whole Loan in the amount of $6,500,000, provided certain conditions are satisfied, including but not limited to conditions relating to REMIC compliance.
29	Plaza Frontenac (Loan No. 8)

The Mortgagor may obtain the release of one or more portions of the Mortgaged Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”) that is reasonably equivalent in value to the Exchange Parcel as established by a letter of value (but not an entire appraisal) provided by the Mortgagor from the appraiser which prepared the appraisal of the Mortgaged Property in connection with the Whole Loan or an appraiser of comparable experience selected by the Mortgagor, and is at or adjacent to the shopping center of which the Exchange Parcel is a part, provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking, (ii) no event of default exists, (iii) the Mortgagor acquires fee simple or leasehold title to the Substitute Parcel and delivers evidence of the same, (iv) the Mortgagor delivers (1) an officer’s certificate, stating that, to their knowledge, certain property-related representations set forth in the loan documents are true and correct as to the Substitute Parcel (subject (x) to title exceptions, and (y) to certain other exceptions that do not have a material adverse effect), (2) a mortgage, assignment of leases and UCC 1 financing statements (or amendments to the existing such documents) (“Substitute Loan Documents”) with respect to the Substitute Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, free and clear of exceptions other than permitted encumbrances and standard

D-2-4

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

exceptions and exclusions, (3) a survey of the Substitute Parcel reasonably acceptable to the title insurance company that issued the original title insurance, (4) evidence of authority to complete the acquisition and of the due authorization and execution of the Substitute Loan Documents, and an opinion of counsel regarding their enforceability (provided no opinion of counsel is required for Substitute Loan Documents that amend existing loan documents), (5) if the Substitute Parcel is in a flood plain, evidence of flood insurance, (6) unless the Substitute Parcel is covered by the original environmental report, environmental reports (or a supplement to the original environmental report) with respect to the Substitute Parcel, and if the report shows the presence of any hazardous substance or the risk of contamination from any offsite hazardous substance, the cost of remediation of which is reasonably likely to exceed $6,300,000 with respect to such Substitute Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated cost of remediation or an additional indemnity meeting the requirements of the loan documents, (7) if the Substitute Parcel is improved (other than by landscaping, surface parking or utilities), a property condition report with respect to the Substitute Parcel indicating that it is in good condition and free of damage (unless the Mortgagor certifies that it intends to demolish the improvements within a year after acquisition), and if the property condition report recommends any repairs, and the cost of such repairs is estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated cost of repairs or an additional indemnity meeting the requirements of the loan documents, (8) evidence that the Exchange Parcel and the Substitute Parcel each constitutes one or more separate tax lots or that all action has been taken to have the Substitute Parcel and Exchange Parcel so designated (or in the case of the Substitute Parcel, incorporated into a tax lot that is part of the existing property), (d) the Mortgagor pays lender’s reasonable out of pocket costs and expenses as well as all recording and filing fees in connection with the acquisition, and (e) at lender’s request, the Mortgagor provides an opinion of counsel stating that the addition would not constitute a “significant modification” of the Whole Loan or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (v) the Exchange Parcel is conveyed to a person other than the Mortgagor, (vi) the Substitute Parcel is at or adjacent to the shopping center of which the Exchange Parcel is a part and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which prepared the appraisal delivered in connection with origination or an appraiser of comparable experience, (vii) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases and related estoppels, (viii) rating agency confirmation is obtained, (ix) the loan-to-value ratio after the substitution (to be determined by the lender based on a commercially reasonable valuation method) shall be less than or equal to 125%; provided that a prepayment may be made in order to meet such loan-to-value ratio and (x) delivery to the lender of restrictive covenants to be recorded against the Exchange Parcel to protect tenants’ exclusive use rights.

In addition, the Mortgagor may obtain the release of (x) one or more parcels (which may include “air rights” parcels) or out

D-2-5

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

lots, provided that such parcels are vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are not required for the use of the remaining property (or, if required for such use, will continue to serve the remaining property in place or be readily relocatable) or surface parking, and (y) parcels that were not owned as of the loan origination date and were subsequently acquired by the Mortgagor in accordance with the loan documents as an addition to the collateral (and not in substitution of other collateral) (“Expansion Parcels”), in each case in connection with a transfer thereof to a person other than a person owned or controlled by the Mortgagor, in connection with the expansion or other development of the Mortgaged Property, without prepayment or defeasance, provided that the following conditions, among others, are satisfied: (i) no event of default exists, (ii) the Mortgagor delivers to the lender (a) evidence that would be satisfactory to a prudent lender acting reasonably that (1) the release parcel is not necessary to the use or operation of, and may be readily separated without a material diminution in the value of, the Mortgaged Property, (2) the release parcel has been legally subdivided from the remaining property, (3) after giving effect to the release, each of the release parcel and the remaining property conforms in all material respects with applicable legal requirements and constitutes one or more separate tax lots, or all action has been taken to have the release parcel so designated (other than recordation of the deed to the transferee), and (4) after giving effect to such release, each of the release parcel and the remaining property conforms to and complies in all material respects with applicable legal requirements, and the release parcel is not necessary for the remaining property to comply with any zoning, building, land use or parking or other legal requirements, or, to the extent that the release parcel is necessary for any such purpose, a reciprocal easement or other agreement has been recorded that would allow the owner of the remaining property to continue to use the release parcel to the extent necessary for such purpose, (b) if the release would reasonably be expected to materially adversely affect lender’s rights under its title insurance policy as to any portion of the remaining property, a title endorsement confirming no change in the priority of the mortgage on the remaining property or in the amount of the insurance or coverage, (c) any required approvals of third parties holding interests in the Mortgaged Property, (d) restrictive covenants to be recorded against the release parcel to protect tenants’ exclusive use rights, (e) an officer’s certificate stating that the release will not result in a default or breach under any material lease, reciprocal easement agreement or other material agreement, (f) any other information, approvals and documents which would be required by a prudent lender, acting reasonably, (iii) such release is in compliance with leases and other agreements affecting the Mortgaged Property, (iv) certain conditions relating to access are satisfied, (v) except in the case of release of a previously acquired Expansion Parcel, rating agency confirmation is obtained, (vi) the Mortgagor pays lender’s reasonable out of pocket costs and expenses, (vii) at lender’s request, the Mortgagor provides an opinion of counsel stating that the release would not constitute a “significant modification” of the Whole Loan or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, and (viii) the loan-to-value ratio after the release (to be determined by the

D-2-6

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lender based on a commercially reasonable valuation method) is less than or equal to 125%; provided that a prepayment may be made in order to meet such loan-to-value ratio.
29	Broadway Plaza (Loan No. 7)	The Mortgage Loan documents permit the parcel currently leased by the United States of America d/b/a Navcare to be master leased to the Master Tenant, provided that certain conditions are satisfied, and the lender is required to subordinate the lien of the Mortgage to such Master Lease upon satisfaction of such conditions. In addition, the Master Lease may permit the Master Tenant to procure financing secured by the Master Lease.
29	Ditson Building (Loan No. 11)	The Mortgagor has the right to obtain the release of all transferable air development rights appurtenant to the Mortgaged Property, without prepayment or defeasance, provided that certain conditions relating to zoning, title and payment of lender’s expenses (up to a cap of $3,000) are satisfied. Such development rights were not given any value in the appraisal or underwriting of the Mortgaged Property.
29	Anderson Towne Center (Loan No. 13)	The Mortgage Loan allows the release of a release parcel identified in the loan agreement, on which the Macy’s tenant is currently located, upon prepayment of the related Whole Loan in the amount of $4,700,000, provided certain conditions are satisfied, including but not limited to conditions relating to REMIC compliance.
31	Plaza Frontenac (Loan No. 8)	The Mortgagor shall not be obligated to expend more than two times the amount of the annual insurance premium that is payable at such time with respect to property and business interruption insurance policies required under the loan documents (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the Mortgaged Property based on market rates (the “Terrorism Insurance Cap”) in any policy year on the insurance premiums for terrorism insurance, and if the cost of the required terrorism insurance exceeds the Terrorism Insurance Cap, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Insurance Cap.
31	Regal Cinemas Lincolnshire (Loan No. 17)	If TRIPRA or a similar statute is in effect, the Mortgagor is only required to carry terrorism cost in an amount equal to the lesser of (i) the amount of the debt and (ii) the full replacement cost of the Mortgaged Property plus 12 months of business interruption insurance coverage. If TRIPRA or a similar statute is no longer in effect, (i) the Mortgagor is only required to carry terrorism insurance in an amount equal to the lesser of (A) the outstanding principal balance of the Mortgage Loan (provided such policy contains a waiver of co-insurance) and (B) the full replacement cost of the Mortgaged Property plus 12 months of business interruption insurance coverage, and (ii) the Mortgagor is not required to spend an amount for terrorism insurance which is in excess of 50% of the annual amount of the total insurance premium that is payable as of the date of the Mortgage.

D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	All MSMCH Mortgage Loans (Loan Nos. 3, 7, 8, 10, 11, 13, 15, 17, 27 and 34)	The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.
32	Broadway Plaza (Loan No. 7)	The Mortgage Loan documents permit the parcel currently leased by the United States of America d/b/a Navcare to be master leased to the Master Tenant, provided that certain conditions are satisfied, and the lender is required to subordinate the lien of the Mortgage to such Master Lease upon satisfaction of such conditions. In addition, the Master Lease may permit the Master Tenant to procure financing secured by the Master Lease.
33	Pfizer Building (Loan No. 3)	In addition to the Mortgaged Property, the Mortgagor owns 99% of the limited liability company interests in the JV Entity, and is a party to the operating agreement of the JV Entity. The JV Entity is a party to the Pfizer Lease, which, in addition to the Mortgaged Property, covers the 219 Building, which does not secure the Mortgage Loan. In addition, the Mortgagor has received a present assignment of the JV Entity’s landlord’s interest under the Pfizer Lease with respect to the Mortgaged Property with respect to the period following the expiration or earlier termination of the Pfizer Lease.
36	Pfizer Building (Loan No. 3)

(g) The ground lease does not provide that a notice of termination is not effective against the mortgagee unless such notice is given to the mortgagee.

(h) The ground lease provides that the ground lessor agrees to accept performance and cure by the lender, but no additional time to cure is granted to the lender in excess of the time the ground lessee is granted under the ground lease.

(i) The ground lease provides that, subject to an assignment in favor of the mortgage lender, the ground lessee assigns to the ground lessor all rents due or to become due from any existing or future subtenant, which assignment is effective upon the occurrence of an event of default under the ground lease, with the proceeds to be applied to payment of rent under the ground lease. The ground lease further provides that with respect to any sublease that has an unexpired term of three years or more or annual rent in excess of $15,000, the ground lessor’s consent must be obtained to reduce rent, shorten the term or otherwise adversely affect the right of the landlord thereunder or permit cancellation or surrender of such sublease. Such provisions would apply to any lease of the Mortgaged Property, including without limitation the Pfizer Lease and the 235 Lease.

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(j) and (k). Under the ground lease, any condemnation award is required to be applied first to the lessor’s interest in the land, considered as if vacant and unencumbered, and assuming the greater of the maximum as-of-right allowable floor area ratio and a floor area ratio of 15. The Mortgagor has the right to enter into an extension of the ground lease which would retain the provision that requires a condemnation award to be paid first to the ground lessor, but would change the amount payable to the ground lessor to be the present value of the rent remaining through what would have been the end of the term for the portion taken plus the present value of the residual interest in the building.
43	Plaza Frontenac (Loan No. 8)	With respect to any additional parcels or substitute parcels acquired by the Mortgagor, the Mortgagor is not required to provide an escrow for remediation of any hazardous substance or for the risk of contamination from any offsite hazardous substance, unless the cost of remediation is reasonably likely to exceed $6,300,000 with respect to such additional parcel or substitute parcel.

D-2-9

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Griffin Portfolio II (Loan No. 2)	With respect to the Amazon.com Sortable Fulfillment Center Mortgaged Property, the sole tenant, Amazon Fulfillment Center, has a right of first offer and, if a proposed purchaser is a competitor of the tenant, a right of first refusal to acquire the property in the event the related borrower determines to offer all or any portion of the property to the market for sale or receives a bona fide, unsolicited offer from an unrelated third party to purchase the property. The right of first offer and right of first refusal are not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.
8	Griffin Portfolio II (Loan No. 2)	With respect to the 3M Distribution Facility Mortgaged Property, the sole tenant, 3M Company, has a right of first offer to acquire the property in the event the related borrower commences efforts to sell the property or receives an unsolicited offer to purchase the property that the borrower desires to accept. The right of first offer is not extinguished by foreclosure; however, such right does not apply to foreclosure or deed-in-lieu thereof.
8	ExchangeRight Net Leased Portfolio #22 (Loan No. 5)	The related single tenant with respect to the following related Mortgaged Properties each has a right of first refusal (“ROFR”) to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: Pick n Save - Sun Prairie WI; Walgreens - West Lafayette IN; Tractor Supply - Egg Harbor NJ; Walgreens - Bedford TX; Tractor Supply - Oxford MI; Walgreens - Waterford MI; and Family Dollar - Bridge City LA. The subordination and standstill agreements for all except Pick n Save - Sun Prairie WI provide that the related tenant waives its ROFR with respect to successor landlord through a foreclosure, deed-in-lieu or other enforcement action under the related Mortgage. The Pick n Save - Sun Prairie WI ROFR is not waived with respect to foreclosure, deed-in-lieu or other enforcement action under the Mortgage, however, the related tenant is limited to ten (10) days after receiving notice to exercise its ROFR.
8	ExchangeRight Net Leased Portfolio #22 (Loan No. 5)	The lease related to the BioLife Plasma Services Mortgaged property contains a restriction on re-letting such Mortgaged Property, which provides that for the two-year period after the expiration or earlier termination of the lease, the related landlord may not sell or lease such Mortgaged Property, or any part thereof, to any person or entity operating a plasmapheresis center or conducting any other business which competes with the business of BioLife Plasma Services. The related Mortgage Loan documents contain a BioLife rollover reserve which applies in the event that BioLife Plasma Services exercises its termination option.
8	Hyatt Place – Downtown Boise ID (Loan No. 18)	The franchisor, Marriott International, Inc., has a right of first offer (the “ROFO”) to acquire the related Mortgaged Property if there is transfer of the hotel or a controlling direct or indirect interest in the related borrower. The ROFO is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer is to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee. In the

D-2-10

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
related franchisor comfort letter, the franchisor agreed to subordinate its right of first refusal to the lender’s mortgage lien for so long as the lender is not a competitor or an affiliate of a competitor.
8	Courtyard - Myrtle Beach SC (Loan No. 22)	The franchisor, Marriott International, Inc., has a right of first refusal (the “ROFR”) to acquire the related Mortgaged Property if there is transfer of the hotel or a controlling direct or indirect interest in the related borrower to a competitor (generally, any person that owns or has an interest in a brand that is comprised of at least twenty (20) full service hotels or fifty (50) limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer is to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee. In the related franchisor comfort letter, the franchisor agreed to subordinate its right of first refusal to the lender’s mortgage lien for so long as the lender is not a competitor or an affiliate of a competitor.
18	All Bank of America Mortgage Loans (Loan Nos. 2, 5, 6, 12, 18, 22, 23, 24, 25, 30, 32, 33, 41, 43, 45, 46, 49 and 55)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18	Griffin Portfolio II (Loan No. 2)	The related borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at each Mortgaged Property providing the insurance required under its lease, so long as such insurance coverage meets the requirements set forth in the Mortgage Loan documents.
18	ExchangeRight Net Leased Portfolio #22 (Loan No. 5)	The related Mortgage Loan documents provide that a tenant may provide all or a portion of the property damage insurance coverages required pursuant to the Mortgage Loan, or such insurance coverages acceptable to the lender in its sole and absolute discretion.
18	ExchangeRight Net Leased Portfolio #22 (Loan No. 5)	With respect to the Fresenius Medical Care - Vineland NJ Mortgaged Property, the related condominium association maintains insurance at such Mortgaged Property pursuant to a master insurance policy and holds and disburses casualty and condemnation proceeds. However, the related Mortgagee is required to maintain insurance coverage in accordance with the Mortgage Loan documents.
18	Garage M (Loan No. 24)	The related condominium association maintains insurance at such Mortgaged Property and holds and disburses casualty and condemnation proceeds. However, the related Mortgagee is required to maintain insurance coverage in accordance with the Mortgage Loan documents. The condominium owners have not agreed that the related Mortgage Loan documents override the condominium documents, however, the related condominium documents also require the Mortgagor to arrange for the prompt repair or restoration of the portions of the Mortgaged

D-2-11

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Property affected by a casualty.
18	Griffin Portfolio II (Loan No. 2)	With respect to multi-layered policies, the Mortgage Loan documents permit coverage with more than one insurance company as follows, (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the insurance policies in the first layer of coverage, then at least 60% of the insured amount is required to be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB”.
18	Fair Oaks Mall (Loan No. 12)	With respect to multi-layered policies, the Mortgage Loan documents permit coverage with more than one insurance company as follows, (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by any rating agency that rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the insurance policies in the first layer of coverage, then at least 60% of the insured amount is required to be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by any rating agency that rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB”.
18	Griffin Portfolio II (Loan No. 2)	The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of twenty-four (24) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.

D-2-12

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	ExchangeRight Net Leased Portfolio #22 (Loan No. 5) The Galleria (Loan No. 6)	The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of eighteen (18) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.
18

Hyatt Place - Downtown Boise ID
(Loan No. 18)

Courtyard - Myrtle Beach SC
(Loan No. 22)

Royal View Estates
(Loan No. 23)

Garage M
(Loan No. 24)

Tacoma Mall Office Building
(Loan No. 25)

Alvarado Sunset Apartments
(Loan No. 30)

Hampton Inn - Brenham TX
(Loan No. 32)

Stafford Court Apartments
(Loan No. 33)

Darien Pointe Plaza
(Loan No. 41)

Camberwell Apartments
(Loan No. 43)

Maple Terrace Apartments.
(Loan No. 45)

Southwest Villas Jacksonville
(Loan No. 46)

Canby Gardens Apartments
(Loan No. 49)

Palatka Oaks Apartments
(Loan No. 55)

The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of twelve (12) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.

D-2-13

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Griffin Portfolio II (Loan No. 2)	The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the allocated loan amount of the applicable individual property rather than 5% of the outstanding principal amount.
18	Fair Oaks Mall (Loan No. 12)	The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the original principal amount rather than 5% of the outstanding principal amount.
18	ExchangeRight Net Leased Portfolio #22 (Loan No. 5)	The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the allocated loan amount of the applicable individual property rather than 5% of the outstanding principal amount.
18	Garage M (Loan No. 24)	The threshold for lender having the right to hold and disburse insurance proceeds is 10% of the outstanding principal balance of the related Mortgage Loan.
19	Camberwell Apartments (Loan No. 43)	One of the related buildings is served from a water line that runs partially through a parcel of land adjacent to the related Mortgaged Property for which the ownership could not be determined. Therefore a nonrecourse carveout was included in the related Mortgage Loan agreement with respect to an interruption of the water supply to such Mortgaged Property and such water supply is not restored within thirty (30) days from the date of interruption.
27	Griffin Portfolio II (Loan No. 2)	The related borrower only has temporary certificates of occupancy for floors 3, 4, 5, 6, 7, 8 and 9 of the South Building and floors 5 and 6 of the North Building of the Southern Company Services Headquarters property. Additionally, the borrower does not have any certificates of occupancy for floors 1 and 2 of the South Building and floors 1, 2, 3, 4, 7, 8 and 9 of the North Building of the Southern Company Services Headquarters property which are not yet occupied and therefor do not yet have any certificates of occupancy.
28	All Bank of America Mortgage Loans (Loan Nos. 2, 5, 6, 12, 18, 22, 23, 24, 25, 30, 32, 33, 41, 43, 45, 46, 49 and 55)	The related loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
28	Griffin Portfolio II (Loan No. 2)	In the event that the guarantor fails to continue to satisfy the net worth requirement under the recourse carve-out guaranty, the borrower is permitted to replace the guarantor for liabilities under the recourse carve-out guaranty and environmental indemnity agreement with a replacement guarantor meeting the eligibility requirements set forth in the Mortgage Loan agreement, subject to certain conditions, including delivery by the borrower of a rating agency confirmation.

D-2-14

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Garage M (Loan No. 24)	There is no guarantor other than the related borrower with respect to such Mortgage Loan.
29	ExchangeRight Net Leased Portfolio #22 (Loan No. 5)	With respect to the Fresenius Medical Care - Vineland NJ Mortgaged Property, the related condominium association has the right to hold and disburse condemnation awards with respect to such Mortgaged Property and may, at its discretion, use awards for restoration, however, the related borrower is still required to prepay the related Mortgage Loan in accordance with the REMIC Provisions.
29	Garage M (Loan No. 24)	The use of proceeds relating to a condemnation of the Mortgaged Property is governed by the related condominium documents. Under such condominium documents, the Mortgagor may settle any condemnation claim it has with respect to a condemnation of the Mortgaged Property, provided that the award for any other condominium unit or the condominium board is not reduced as a result. However, the related borrower is still required to prepay the related Mortgage Loan in accordance with the REMIC Provisions.
31

Griffin Portfolio II
(Loan No. 2)

Hyatt Place - Downtown Boise ID (Loan No. 18)

Royal View Estates
(Loan No. 23)

Tacoma Mall Office Building
(Loan No. 25)

Alvarado Sunset Apartments
(Loan No. 30)

Stafford Court Apartments
(Loan No. 33)

Maple Terrace Apartments.
(Loan No. 45)

Canby Gardens Apartments
(Loan No. 49)

If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
31	Fair Oaks Mall (Loan No. 12)	If at any time the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar subsequent statute is not in effect, then in no such event will the related Mortgagee be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premiums that are payable at such time in respect of the Mortgaged Property casualty and business interruption/rental loss insurance required under the related Mortgage Loan agreement (without giving effect to the cost of terrorism and earthquake components of such property casualty and business

D-2-15

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related Mortgagee is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
31	Garage M (Loan No. 24)	If at any time the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar subsequent statute is not in effect, then in no such event will the related Mortgagee be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premiums that are payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan agreement (without giving effect to the cost of terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related Mortgagee is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
33

Griffin Portfolio II
(Loan No. 2)

The Galleria
(Loan No. 6)

Courtyard - Myrtle Beach SC
(Loan No. 22)

Garage M
(Loan No. 24)

Hampton Inn - Brenham TX
(Loan No. 32)

Camberwell Apartments
(Loan No. 43)

Southwest Villas Jacksonville
(Loan No. 46)

Palatka Oaks Apartments
(Loan No. 55)

Mortgagor is a recycled Single-Purpose Entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.
33	Fair Oaks Mall (Loan No. 12) Hyatt Place - Downtown Boise ID (Loan No. 18) Darien Pointe Plaza (Loan No. 41)	Mortgagor is a recycled Single-Purpose Entity that previously owned parcels of land other than the Mortgaged Property. The related Mortgagor provided Phase I environmental reports with respect to the previously owned parcels of land and made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties, and the environmental indemnification agreement includes indemnification for environmental liabilities arising from the previously owned property.

D-2-16

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
42	Stafford Court Apartments (Loan No. 33) Maple Terrace Apartments (Loan No. 45) Canby Gardens Apartments (Loan No. 49)	The Mortgagor in each Mortgage Loan listed in the exception has common ownership with the Mortgagor in the other Mortgage Loan listed.
42	Camberwell Apartments (Loan No. 43) Southwest Villas Jacksonville (Loan No. 46) Palatka Oaks Apartments (Loan No. 55)	The Mortgagor in each Mortgage Loan listed in the exception has common ownership with the Mortgagor in the other Mortgage Loan listed.

D-2-17

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	1745 Broadway (Loan No. 1)	The mortgaged property is comprised of the borrower’s leasehold interest in all of the office units (having a 92.5% interest in the common elements) in a mixed use condominium regime. The office units include portions of two below-grade levels (the “Subcellar” and “Cellar”, respectively), portions of the ground floor, a mezzanine level, floors 2-26 and two mezzanine levels above floor 26. Portions of the Subcellar, the Cellar and the ground floor contain retail units that are not including in the collateral. Floors 27 to 50 contain residential units that are not part of the condominium regime and are not included in the collateral. The condominium regime is controlled by a board of managers and the borrower has the power to appoint 2 of the 3 managers. The loan documents provide for losses recourse to the borrower and guarantors if the borrower fails to pay condominium charges or other amounts due and payable by the borrower under the condominium documents or if the condominium is terminated, cancelled or otherwise ceases to exist, in each case without lender’s consent.
8	181 Fremont Street (Loan No. 14)	(i) Fractional Condominium. The mortgaged property is comprised of certain commercial units (having 140 out of 200 votes and a 71.29% of shared costs) in a mixed use condominium regime. The commercial units include five basement levels, floors 1-38 (retail and office space) of a 57-story building, the bridge connecting the mortgaged property to the Transbay Terminal Rooftop Park, the roof of the building and related parking garage. Floors 39 to 57 contain residential units that are not included in the collateral. In addition to its majority voting rights interest, the borrower has the power to appoint three of the five members of the related board of directors. The loan documents provide for springing full recourse to the borrower and guarantors if the borrower amends, cancels, terminates or otherwise modifies (or waiver of any material term) the condominium documents without lender’s prior written consent as required under the loan documents. (ii) Facebook Right of First Refusal. At any time during the lease term in which Facebook is either directly leasing the entirety of the mortgaged property or directly leasing the entirety of the mortgaged property other than the 7th floor retail space, single tenant (Facebook) has a right of first refusal (ROFR) to purchase the mortgaged property if the landlord receives a solicited or unsolicited offer to purchase the mortgaged property from a Facebook Competitor. Pursuant to the tenant’s lease, a Facebook Competitor is currently defined as (i) Alphabet Inc., (ii) Apple Inc. and (iii) Microsoft Inc. This list of Facebook Competitors may be updated once each calendar year; provided that (a) the list of Facebook Competitors may only provide up to three (3) entities at any time and (b) those entities must be in a similar industry which offers a similar product or service as the sole tenant. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to a foreclosure or transfer in lieu of foreclosure with respect to the loan. (iii) Facebook Right of First Offer. At any time during the lease term in which Facebook is either directly leasing the entirety of the mortgaged property or directly leasing the entirety of the mortgaged property other than the 7th floor retail space, single tenant (Facebook) has a right of first offer (ROFO) to purchase the mortgaged property if either (x) the landlord received an unsolicited offer from a

D-2-18

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
third party or (y) the landlord decides to market the mortgaged property for sale to third parties. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to a foreclosure or transfer in lieu of foreclosure with respect to the loan.
8	Parts Authority and Laurel Self Storage (Loan No. 39)	Parts Authority has Right of First Offer (ROFO) to purchase the property if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
12	Town Center Aventura (Loan No. 9)	The Property Condition Report is dated October 6, 2017, more than 6 months prior to the loan origination date (July 2, 2018)
18	1745 Broadway (Loan No. 1)	(i) Property Insurance Deductible. The Mortgaged Property is security for eight senior pari passu loans aggregating $319,000,000. The Mortgage Loan documents provide for a property insurance deductible up to $500,000. The in-place deductible is $25,000. (ii) Control over Disbursement of Casualty Proceeds if Commercial and Residential Condominium Regimes Impacted. The Mortgaged Property is comprised of a commercial condominium regime in a mixed use building that also includes a residential condominium regime. With respect to a casualty that predominantly affects either the commercial property or the residential property, then the owner of the affected property shall be obligated to rebuild at its sole cost and expense,. With respect to a casualty affects both the commercial property and the residential property, then the obligation to rebuild shall be a joint obligation of both owners, and all insurance proceeds in excess of $500,000 shall be held by a depositary (the depositary shall be appointed by the owners subject to reasonable consent of the recognized mortgagees and fee owner and any dispute regarding the appointment of the depositary will be subject to arbitration. The loan documents provide that the borrower shall promptly make a request to the parties to the related reciprocal easement agreement to cause lender to be named as the depositary (including submission of any dispute regarding such appointment to arbitration).
18	Town Center Aventura (Loan No. 9)	(i) Permitted Property Insurance Deductible up to $100,000. The loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $50,000. The loan documents provide for recourse liability to the borrower and guarantor for losses for the failure of the property insurance to have a deductible of no greater than $25,000 (except with respect to windstorm and earthquake). (ii) Permitted Excess Flood Insurance Deductible or SIR up to $500,000. The in-place excess flood insurance deductible for 100 year zone areas is $500,000 and for all other areas is $100,000. (iii) Leased Fee. PNC Bank outparcel is a leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

D-2-19

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	181 Fremont Street (Loan No. 14)	The Mortgaged Property is security for seven senior pari passu loans aggregating $250,000,000. The Mortgage Loan documents provide for a property insurance deductible up to $100,000.
18	CoolSprings Galleria (Loan No. 19)	(i) Property Insurance Deductible. The Mortgaged Property is security for four senior pari passu loans aggregating $155,000,000. The Mortgage Loan documents permit that the property insurance provide for no deductible in excess of $100,000. (ii) Leased Fees. The Connor’s Steak & Seafood and Kona Grill outparcels are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.
27	181 Fremont Street (Loan No. 14)	Facebook (single tenant) has taken possession of the mortgaged property and is currently renovating the entirety of mortgaged property in three phases with anticipated completion/occupancy for each phase being as follows: (i) Phase I (floors 5-13) – February 2019; (ii) Phase II (floors 14-25) – March 2020; and (iii) Phase III (floors 26-38) – March 2021. The tenant is responsible for obtaining final certificates of occupancy for its leased space. Facebook has a full rent abatement for the first 11 months of the lease term through January 2019, with partial rent abatements continuing through February 2021. A rent concession reserve in the amount of $68,379,092 and an outstanding TI/LC reserve in the amount of $42,717,266 was deposited with lender at loan origination. The Mortgage Loan’s LTV is presented on an as-stabilized basis, which assumes that contractual tenant improvement and leasing commission obligations have been fulfilled and there is no outstanding free rent. A rent concession and gap rent reserve in the amount of $ $15,974,928 and an outstanding TI/LC reserve in the amount of $26,466,135 were deposited with lender at loan origination. The loan documents include a borrower covenant to obtain (or cause to be obtained) the required certificates of occupancy. Further, the lease provides that it is the tenant’s sole responsibility to obtain the certificates of occupancy with respect to its leased premises.
28	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 4, 9, 14, 16, 19, 21, 28, 31, 35, 36, 39, 44 and 56)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary

D-2-20

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
prior approval therefor.
28	1745 Broadway (Loan No. 1)	The Mortgaged Property is security for eight senior pari passu notes aggregating $319,000,000. Wells Fargo is contributing Notes A-5 ($50,000,000) and A-6 ($34,000,000) to the BANK 2018-BNK 13 Trust. The SPE Borrower-only is required on non-recourse losses carve-out events (including misappropriation of rents and proceeds, fraud, breaches of environmental covenants or commission of material physical intentionally committed waste at property) and springing recourse events (including voluntary or non-collusive involuntary bankruptcy filings or breaches of permitted transfer provisions in loan documents). The loan documents provide for hard/ springing cash management, with an in-place deposit account control agreement. The Mortgage Loan’s LTV at loan origination was 50.5%.
31	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 4, 9, 14, 16, 19, 21, 28, 31, 35, 36, 39, 44 and 56)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
43	32nd Street Retail (Loan No. 35) Rancho Lone Mountain Storage – NV (Loan No. 44)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $4,210,000 group lender environmental collateral protection and liability-type environmental insurance policy with $4,210,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

D-2-21

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	68 Laight Street Owners Corp. (Loan No. 61) 236 East 28th Street Owners Corp. (Loan No. 62)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Harrison Gardens Owners, Inc. (Loan No. 38) 415 Gramatan Avenue Corporation (Loan No. 40) Chapel Owners Corp. (Loan No. 51)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	2-4 Windsor Terrace Owners, Inc. (Loan No. 37) Crestwood Apartments, Inc. (Loan No. 53)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	530 Riverdale Owners Corp. (Loan No. 47) 595 McLean Owners, Inc. (Loan No. 52)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9

140 E. 83rd Tenants Corp.
(Loan No. 48)

Ridgecrest Owners Corp.
(Loan No. 54)

251 Seaman Owners Corp.
(Loan No. 58)

439 East 88 Owners Corp.
(Loan No. 59)

College Gardens Cooperative, Inc.
(Loan No. 60)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Greenwich and Perry Street Housing Corporation (Loan No. 42)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-22

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 20, 26, 29, 37, 38, 40, 42, 47, 48, 50, 51, 52, 53, 54, 57, 58, 59, 60, 61 and 62).	The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
28	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 20, 26, 29, 37, 38, 40, 42, 47, 48, 50, 51, 52, 53, 54, 57, 58, 59, 60, 61 and 62).	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 20, 26, 29, 37, 38, 40, 42, 47, 48, 50, 51, 52, 53, 54, 57, 58, 59, 60, 61 and 62).	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
31	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 20, 26, 29, 37, 38, 40, 42, 47, 48, 50, 51, 52, 53, 54, 57, 58, 59, 60, 61 and 62).	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 20, 26, 29, 37, 38, 40, 42, 47, 48, 50, 51, 52, 53, 54, 57, 58, 59, 60, 61 and 62).	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.

D-2-23

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 20, 26, 29, 37, 38, 40, 42, 47, 48, 50, 51, 52, 53, 54, 57, 58, 59, 60, 61 and 62).	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
45

Bon Aire Residents, Inc.
(Loan No. 26)

2-4 Windsor Terrace Owners, Inc.
(Loan No. 37)

Harrison Gardens Owners, Inc.
(Loan No. 38)

Greenwich and Perry Street Housing Corporation
(Loan No. 42)

530 Riverdale Owners Corp.
(Loan No. 47)

Chapel Owners Corp.
(Loan No. 51)

595 McLean Owners, Inc.
(Loan No. 52)

Ridgecrest Owners Corp.
(Loan No. 54)

College Gardens Cooperative, Inc.
(Loan No. 60)

The appraisals for the referenced Mortgaged Properties are not signed by an appraiser that is a Member of the Appraisal Institute.
47	68 Laight Street Owners Corp. (Loan No. 61) 236 East 28th Street Owners Corp. (Loan No. 62)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-24

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
47	Harrison Gardens Owners, Inc. (Loan No. 38) 415 Gramatan Avenue Corporation (Loan No. 40) Chapel Owners Corp. (Loan No. 51)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	2-4 Windsor Terrace Owners, Inc. (Loan No. 37) Crestwood Apartments, Inc. (Loan No. 53)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	530 Riverdale Owners Corp. (Loan No. 47) 595 McLean Owners, Inc. (Loan No. 52)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47

140 E. 83rd Tenants Corp.
(Loan No. 48)

Ridgecrest Owners Corp.
(Loan No. 54)

251 Seaman Owners Corp.
(Loan No. 58)

439 East 88 Owners Corp.
(Loan No. 59)

College Gardens Cooperative, Inc.
(Loan No. 60)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Greenwich and Perry Street Housing Corporation (Loan No. 42)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-25

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2018	35,858,000.00
October 2018	35,858,000.00
November 2018	35,858,000.00
December 2018	35,858,000.00
January 2019	35,858,000.00
February 2019	35,858,000.00
March 2019	35,858,000.00
April 2019	35,858,000.00
May 2019	35,858,000.00
June 2019	35,858,000.00
July 2019	35,858,000.00
August 2019	35,858,000.00
September 2019	35,858,000.00
October 2019	35,858,000.00
November 2019	35,858,000.00
December 2019	35,858,000.00
January 2020	35,858,000.00
February 2020	35,858,000.00
March 2020	35,858,000.00
April 2020	35,858,000.00
May 2020	35,858,000.00
June 2020	35,858,000.00
July 2020	35,858,000.00
August 2020	35,858,000.00
September 2020	35,858,000.00
October 2020	35,858,000.00
November 2020	35,858,000.00
December 2020	35,858,000.00
January 2021	35,858,000.00
February 2021	35,858,000.00
March 2021	35,858,000.00
April 2021	35,858,000.00
May 2021	35,858,000.00
June 2021	35,858,000.00
July 2021	35,858,000.00
August 2021	35,858,000.00
September 2021	35,858,000.00
October 2021	35,858,000.00
November 2021	35,858,000.00
December 2021	35,858,000.00
January 2022	35,858,000.00
February 2022	35,858,000.00
March 2022	35,858,000.00
April 2022	35,858,000.00
May 2022	35,858,000.00
June 2022	35,858,000.00
July 2022	35,858,000.00
August 2022	35,858,000.00
September 2022	35,858,000.00
October 2022	35,858,000.00
November 2022	35,858,000.00
December 2022	35,858,000.00
January 2023	35,858,000.00
February 2023	35,858,000.00
March 2023	35,858,000.00
April 2023	35,858,000.00
May 2023	35,858,000.00
June 2023	35,858,000.00
July 2023	35,857,267.97
Distribution Date	Class A-SB Planned Principal Balance ($)
August 2023	34,657,361.63
September 2023	33,453,391.51
October 2023	32,217,745.05
November 2023	31,005,490.26
December 2023	29,761,792.58
January 2024	28,541,196.37
February 2024	27,316,464.59
March 2024	26,033,700.14
April 2024	24,800,428.99
May 2024	23,536,307.19
June 2024	22,294,550.64
July 2024	21,022,182.51
August 2024	17,631,681.77
September 2024	17,267,760.13
October 2024	16,876,460.86
November 2024	16,509,415.87
December 2024	16,115,075.20
January 2025	15,744,881.23
February 2025	15,373,157.10
March 2025	14,922,986.91
April 2025	14,547,859.47
May 2025	14,145,648.69
June 2025	13,767,305.89
July 2025	13,361,964.10
August 2025	12,980,379.52
September 2025	12,597,217.39
October 2025	12,187,182.60
November 2025	11,800,739.13
December 2025	11,387,509.09
January 2026	10,997,757.34
February 2026	10,606,394.05
March 2026	10,138,294.46
April 2026	9,743,371.56
May 2026	9,321,884.86
June 2026	8,923,584.01
July 2026	8,498,807.99
August 2026	8,097,101.46
September 2026	7,693,733.63
October 2026	7,264,023.46
November 2026	6,857,208.33
December 2026	6,424,141.31
January 2027	6,013,850.56
February 2027	5,601,862.80
March 2027	5,114,934.34
April 2027	4,699,222.77
May 2027	4,256,516.70
June 2027	3,850,240.19
July 2027	3,418,911.27
August 2027	3,009,168.06
September 2027	2,597,729.82
October 2027	2,161,374.17
November 2027	1,746,426.82
December 2027	1,306,653.89
January 2028	888,168.58
February 2028	467,951.86
March 2028	98.25
April 2028 and thereafter	0.00

E-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	25
Risk Factors	65
Description of the Mortgage Pool	168
Transaction Parties	265
Credit Risk Retention	336
Description of the Certificates	340
Description of the Mortgage Loan Purchase Agreements	383
Pooling and Servicing Agreement	393
Certain Legal Aspects of Mortgage Loans	522
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	541
Pending Legal Proceedings Involving Transaction Parties	544
Use of Proceeds	544
Yield and Maturity Considerations	544
Material Federal Income Tax Considerations	558
Certain State and Local Tax Considerations	572
Method of Distribution (Underwriter)	573
Incorporation of Certain Information by Reference	576
Where You Can Find More Information	577
Financial Information	577
Certain ERISA Considerations	577
Legal Investment	582
Legal Matters	583
Ratings	583
Index of Defined Terms	587

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$801,676,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK 2018-BNK13
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2018-BNK13

Class A-1	$63,326,000
Class A-2	$73,996,000
Class A-3	$9,903,000
Class A-SB	$35,858,000
Class A-4	$180,000,000	-
	$200,000,000
Class A-5	$244,803,000	-
	$264,803,000
Class X-A	$627,886,000
Class X-B	$173,790,000
Class A-S	$86,334,000
Class B	$49,334,000
Class C	$38,122,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner
BofA Merrill Lynch
Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.
Co-Manager

Drexel Hamilton
Co-Manager

July             , 2018